Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

AUDDIA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROPOSED MERGER

YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Auddia Inc.,

You are cordially invited to attend a special meeting of the stockholders of Auddia Inc. (also referred to as “Auddia,” “we” or “us”) to be held virtually on September 23, 2026, at  11:30 a.m. Eastern Time, at www.virtualshareholdermeeting.com/AUUD2026SM. Only stockholders who held shares of Auddia’s common stock at the close of business on August 3, 2026, the record date for the special meeting, will be entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

At the special meeting, we will ask you to vote on a proposal to approve and adopt the Agreement and Plan of Merger that we entered into on February 17, 2026 with McCarthy Finney, Inc., a Delaware corporation (“Holdco,” or “McCarthy Finney”), Thramann Holdings, LLC., a Colorado limited liability company (“Thramann Holdings”), Thramann Merger Sub LLC, a Colorado limited liability company and wholly owned subsidiary of Holdco (“Thramann Merger Sub”) and Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Auddia Merger Sub”) (as amended from time to time, the “Merger Agreement”). The Merger Agreement provides (i) Thramann Merger Sub will merge with and into Thramann Holdings (the “Thramann Merger”), with Thramann Holdings surviving the Thramann Merger as a direct wholly owned subsidiary of Holdco, and (ii) Auddia Merger Sub will merge with and into Auddia (the “Auddia Merger” and, together with the Thramann Merger, the “Mergers” or “Business Combination”), with Auddia surviving the Auddia Merger as a direct wholly owned subsidiary of Holdco.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Auddia Merger (the “Auddia Merger Effective Time”), (i) each share of common stock of Auddia, par value $0.001 per share (“Auddia Common Stock”), issued and outstanding immediately prior to the Auddia Merger Effective Time other than Dissenting Shares (as defined below) will be canceled and converted into the right to receive one share of common stock of Holdco, par value $0.001 per share (“Holdco Common Stock”) (the “Common Merger Consideration”), and (ii) each share of Auddia’s Series C Preferred Stock, par value $0.001 per share, (collectively, the “Auddia Preferred Stock”) issued and outstanding immediately prior to the Auddia Merger Effective Time, shall be converted into the right to receive one fully paid and nonassessable share of Series C preferred stock, par value $0.001 per share, of Holdco (“Holdco Series C Preferred Stock”) (the “Preferred Merger Consideration”). For more information, see the section of the accompanying proxy statement/prospectus entitled “The Transactions – Merger Consideration and Adjustment”.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Thramann Merger (the “Thramann Merger Effective Time”), each issued and outstanding membership interest of Thramann Holdings (“Thramann Membership Interest”) (other than any Excluded Shares (as defined below)) will be converted into and become exchangeable for the right to receive (i) a number of shares of Holdco Special Preferred Stock (as defined below) as determined based on a ratio calculated in accordance with the Merger Agreement and as further described below (the “Thramann Preferred Stock Consideration”) and (ii) an aggregate principal amount of Holdco Notes (as defined below) equal to $3.5 million, as determined based on a ratio calculated in accordance with the Merger Agreement and as further described below (the “Thramann Notes Consideration”, and, together with the Thramann Preferred Stock Consideration, the “Thramann Merger Consideration,” and, together with the Auddia Merger Consideration, as applicable, the “Holdco Merger Consideration”).

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Immediately after the Business Combination, Auddia securityholders as of immediately prior to the Business Combination are expected to own approximately 20% of the economic interests of Holdco and Jeffrey Thramann, sole member of Thramann Holdings and President, Chief Executive Officer and Chairperson of the Board of Auddia, will control 80% of the voting power of Holdco equity, including for the election of directors of Holdco. After the completion of the Business Combination, Mr. Thramann will own approximately 100% of the outstanding shares of Holdco’s Special Preferred Stock, par value $0.001 per share which votes together as a single class with Holdco Common Stock. As a result, Holdco will be a “controlled company” within the meaning of the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and may elect not to comply with certain corporate governance standards. While Holdco does not presently intend to rely on these exemptions, Holdco may opt to utilize these exemptions in the future as long as it remains a controlled company.

Holdco intends to apply to have Holdco Common Stock listed on the Nasdaq Capital Market under the symbol “MCFN.”

At the special meeting, Auddia’s stockholders will be asked to consider and vote upon the following proposals:

Proposal No. 1 - The Business Combination Proposal - to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the Thramann Merger and the Auddia Merger resulting in each of Thramann Holdings and Auddia surviving as a direct, wholly-owned subsidiary of Holdco, and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus;

Proposal No. 2 - The Holdco Organizational Document Advisory Proposal - to consider and vote upon, on a non-binding advisory basis, the following proposals to approve the material differences between the Auddia Charter and the Holdco Charter, attached hereto as Exhibit 3.2 and Annex B to this proxy statement/prospectus, respectively, to be in effect upon consummation of the Business Combination:

(A)	Officer Exculpation – approve the limitation of liability of certain officers of Holdco as permitted by recent amendments to Delaware law.

Proposal No. 3 - The Equity Incentive Plan Proposal - to consider and vote on a proposal to approve and adopt the 2026 Equity Incentive Plan established to be effective after the Closing;

Proposal No. 4 - Auditor Ratification Proposal - to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

Proposal No. 5 - The Adjournment Proposal - to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the special meeting.

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As described in the accompanying proxy statement/prospectus, certain executive officers and directors of Auddia who in the aggregate owned approximately 0.1% of the outstanding shares of Auddia as of August 3, 2026, and other shareholders of Auddia, are parties to stockholder support agreements with Auddia whereby such stockholders have agreed to vote in (i) favor of adopting the Merger Agreement and approving the Business Combination and other contemplated transactions, (ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Business Combination, and (iii) against any proposal or offer (whether written or oral) from any person (other than the other party or any of its Representatives) contemplating or otherwise relating to any transaction or series of related transactions (other than any pre-closing financing) involving (x) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a party is a constituent entity, (ii) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a party or any of its subsidiaries or (iii) in which a party or any of its subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such party or any of its subsidiaries; or (y) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a party and its Subsidiaries taken as a whole or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the consummation of the Business Combination and the transactions contemplated in the Merger Agreement, subject to the terms of the support agreements.

A special committee of the board of directors of Auddia consisting of only independent and disinterested directors (the “Auddia Special Committee”) and the Auddia board of directors (the “Auddia Board”) considered the terms of the Merger Agreement and the transactions contemplated thereby. The Auddia Board, upon the unanimous recommendation of the Auddia Special Committee, has determined that it is advisable to consummate the Business Combination. The Auddia Board has approved the proposals described in the accompanying proxy statement/prospectus and unanimously recommends that its stockholders vote “FOR” the proposals described in the accompanying proxy statement/prospectus.

The Auddia Special Committee obtained a fairness opinion from Houlihan Capital, LLC (“Houlihan”), dated February 17, 2026, which provided that, as of that date and based on and subject to the procedures followed, assumptions made, qualifications and limitations and other matters considered by Houlihan, as set forth in its written opinion, the Holdco Merger Consideration to be received by Auddia’s stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to Auddia’s stockholders. The written opinion of Houlihan is attached as Annex C to this proxy statement/prospectus, and you are encouraged to read it carefully.

The Business Combination cannot be completed unless Auddia’s stockholders approve and adopt the Merger Agreement and approve the Business Combination and the condition precedent proposals. Adoption and approval of the Merger Agreement and the Business Combination requires the affirmative vote of the holders of a majority of the shares of Auddia Common Stock outstanding on the record date for the special meeting.

More information about Auddia, the Merger Agreement and transactions contemplated thereby and the foregoing proposals is contained in the accompanying proxy statement/prospectus. Auddia urges you to read the accompanying proxy statement/prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 35 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

Auddia is excited about the opportunities the Business Combination brings to Auddia’s stockholders and thanks you for your consideration and continued support.

Sincerely,

Jeffrey Thramann
President and Chief Executive Officer
Auddia Inc.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated August 10, 2026, and is first being mailed to Auddia’s stockholders on or about August 14, 2026.

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AUDDIA INC.

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Auddia Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”), will be held on September 23, 2026, at 11:30 a.m. Eastern Time, unless postponed or adjourned to a later date. The Special Meeting will be held via the Internet by virtual audio web conference at www.virtualshareholdermeeting.com/AUUD2026SM. You will be able to attend and participate in the Special Meeting virtually where you will be able to listen to the meeting live, submit questions and vote.

The Special Meeting will be held for the following purposes:

Proposal No. 1 – The Business Combination Proposal - to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the Thramann Merger and the Auddia Merger resulting in each of Thramann Holdings and Auddia surviving as a direct, wholly-owned subsidiary of Holdco, and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus;

Proposal No. 2 – The Holdco Organizational Document Advisory Proposal - to consider and vote upon, on a non-binding advisory basis, the following proposal to approve the material difference between the Auddia Charter and the Holdco Charter, attached hereto as Exhibit 3.2 and Annex B to this proxy statement/prospectus, respectively, to be in effect upon consummation of the Business Combination:

(A)	Officer Exculpation - approve the limitation of liability of certain officers of Holdco as permitted by recent amendments to Delaware law.

Proposal No. 3 – The Equity Incentive Plan Proposal - to consider and vote on a proposal to approve and adopt the 2026 Equity Incentive Plan established to be effective after the Closing;

Proposal No. 4 – Auditor Ratification Proposal - to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

Proposal No. 5 – The Adjournment Proposal - to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Special Meeting.

Record Date: Auddia’s board of directors has fixed August 3, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of Auddia common stock, par value $0.001 per share (“Auddia Common Stock”) at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, Auddia had 5,803,182 shares of common stock outstanding and entitled to vote.

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Your vote is important. The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the proposal, assuming a quorum is present, is required for approval of Proposal Nos. 2, 3 and 4.

The affirmative vote of holders of a majority of the shares of Auddia Common Stock outstanding on the record date is required for approval of Proposal No. 1. Approval of Proposal No. 1 is a condition to the completion of the Business Combination. Therefore, the Business Combination cannot be consummated without the approval of Proposal No. 1.

AUDDIA’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS FAIR TO, IN THE BEST INTERESTS OF, AND ADVISABLE TO AUDDIA AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. AUDDIA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AUDDIA’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on September 23, 2026 at 11:30 a.m., Eastern Time via the Internet by virtual audio web conference at www.virtualshareholdermeeting.com/AUUD2026SM.

The proxy statement/prospectus and annual report to stockholders in connection with the Special Meeting are available at https://investors.auddiainc.com/filings.

By Order of Auddia’s Board of Directors,

Jeffrey Thramann

President, Chief Executive Officer and Director

Boulder, Colorado

August 10, 2026

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Auddia Inc. that is not included in or delivered with this document. You may obtain this information without charge through the SEC website (www.sec.gov) or upon your written or oral request by contacting the Secretary of Auddia Inc., 1680 38th Street, Suite 130, Boulder, Colorado 80301, Attention: Corporate Secretary or by calling (303) 219-9771.

To ensure timely delivery of these documents, any request should be made no later than September 16, 2026, which is five business days prior to the date of the Special Meeting, in order to receive them before the Special Meeting.

For additional details about where you can find information about Auddia, please see the section titled “Where You Can Find More Information” beginning on page 281 of this proxy statement/prospectus.

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frequently used terms

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires:

•	“Acceptable Confidentiality Agreement” means a confidentiality agreement to which Thramann Holdings or Auddia is a party, that is executed, delivered and effective after the date of the Merger Agreement containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives referred to therein) that receive non-public information of or with respect to Thramann Holdings or Auddia to keep such information confidential (subject to customary exceptions); provided, that such confidentiality agreement need not contain a standstill restriction.
•	“Acquisition Inquiry” means, with respect to a party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Thramann Holdings, on the one hand, or Auddia, on the other hand, to the other party) that would reasonably be expected to lead to an Acquisition Proposal, other than pursuant to the Pre-Closing Financing.
•	“Acquisition Proposal” means, with respect to either party hereto, any proposal or offer (whether written or oral) from any Person (other than the other party or any of its Representatives) contemplating or otherwise relating to an Acquisition Transaction (other than in connection with the Pre-Closing Financing).
•	“Acquisition Transaction” means any transaction or series of related transactions (other than any Pre-Closing Financing) involving:
o	(i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a party is a constituent entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a party or any of its Subsidiaries or (iii) in which a party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such party or any of its Subsidiaries; or
o	any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a party and its Subsidiaries taken as a whole.
•	“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
•	“Auddia Capital Stock” means the Auddia Common Stock and the Auddia Preferred Stock.
•	“Auddia Common Stock” means common stock, par value $0.001 per share, of Auddia.
•	“Auddia Equity Plans” means each of Auddia’s 2013 Equity Incentive Plan and 2020 Equity Incentive Plan in each case, as amended from time to time.
•	“Auddia OTM Options” means Auddia Options with an exercise price greater than the Auddia Closing Market Price.
•	“Auddia Options” means options to purchase shares of Auddia Common Stock issued pursuant to an Auddia Equity Plan.
•	“Auddia Preferred Stock” means the preferred stock of Auddia designated as Series C Preferred Stock having the rights, preferences, powers, and privileges set forth in the Series C Certificate of Designations.
•	“Auddia Triggering Event” shall be deemed to have occurred if: (i) Auddia shall have failed to include in the Proxy Statement the Auddia’s Board Recommendation (as defined below), (ii) the Auddia Board or any committee thereof shall have made a Auddia Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (iii) Auddia shall have entered into any letter of intent or similar document or any agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement).
•	“Business Combination” means the Auddia Merger together with the Thramann Merger, as described in the Merger Agreement, with Auddia surviving the Auddia Merger as a direct wholly owned subsidiary of Holdco.
•	“Contemplated Transactions” means the Business Combination and the other transactions contemplated by the Merger Agreement, including any Pre-Closing Financing and the Nasdaq Reverse Stock Split (to the extent applicable and deemed necessary by Auddia and Thramann Holdings).
•	“Dissenting Shares” means a holder who is entitled to demand and has properly demanded appraisal for such shares of Auddia Common Stock or Thramann Membership Interests in accordance with Section 262 of the DGCL or Section 206 of the CCAA, as applicable, and, as of the applicable Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL or CCAA.

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•	“Exchange Agent” means a bank or trust company mutually agreed upon by Thramann Holdings and Auddia.
•	“Holdco Notes” means the Senior Notes of Holdco to be issued in an aggregate principal amount equal to the Holdco Notes Consideration.
•	“Holdco Notes Consideration” means Holdco Notes having an aggregate principal amount of $3,500,000.
•	“Holdco Special Preferred Stock” means the Series A Convertible Preferred Stock of McCarthy Finney, Inc., par value $0.001 per share, to be issued pursuant to the Special Preferred Certificate of Designations.
•	“Merger Agreement” means the Agreement and Plan of Merger entered into on February 17, 2026, by and among Auddia Inc., McCarthy Finney, Inc., a Delaware corporation (“Holdco,” or “McCarthy Finney”), Thramann Holdings, LLC., a Colorado limited liability company (“Thramann Holdings”), Thramann Merger Sub LLC, a Colorado limited liability company and wholly owned subsidiary of Holdco (“Thramann Merger Sub”) and Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Auddia Merger Sub”), as such agreement may be amended, restated, amended and restated or otherwise modified from time to time.
•	“Pre-Closing Financing” means any sale or issuance of equity securities of Auddia and/or Holdco (including shares of Auddia Common Stock or Holdco Common Stock or shares of preferred stock, warrants, options or other equity-linked securities of Auddia or Holdco, as applicable) consummated prior to the Closing, whether pursuant to an at-the-market offering program, a registered direct offering, a public offering, a private placement, or otherwise, in each case conducted in compliance with applicable Law and the rules of Nasdaq (or any other applicable securities exchange).
•	“Special Meeting” means the special meeting of the stockholders of Auddia, Inc.
•	“Special Preferred Certificate of Designations” means the certificate of designations in respect of the Holdco Special Preferred Stock to be filed with the Delaware Secretary of State prior to the Auddia Merger Effective Time.
•	“Transaction Expenses” means the aggregate amount (without duplication) of all costs, fees and expenses incurred by Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub, or for which Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub is or may become liable, in connection with the Contemplated Transactions and the negotiation, preparation and execution of the Merger Agreement or any other agreement, document, instrument, filing, certificate, schedule, exhibit, letter or other document prepared or executed in connection with the Contemplated Transactions, including any fees and expenses of legal counsel and accountants, the maximum amount of fees and expenses payable to financial advisors, investment bankers, brokers, consultants, Tax advisors, transfer agents, proxy solicitor and other advisors of Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub.

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QUESTIONS AND ANSWERS

The following section provides answers to frequently asked questions about the Special Meeting, the Business Combination and the proposals to be voted on at the Special Meeting. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.

Q: Why am I receiving this proxy statement/prospectus?

A: On February 17, 2026, the parties entered into the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. The Merger Agreement contains the terms and conditions of the proposed Mergers. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth therein, (i) Thramann Merger Sub will merge with and into Thramann Holdings, with Thramann Holdings surviving the merger as a wholly owned subsidiary of Holdco (the “Thramann Merger”) and (ii) Auddia Merger Sub will merge with and into Auddia (“Auddia Merger” and together with the Thramann Merger, the “Mergers”), with Auddia surviving the merger as a wholly owned subsidiary of Holdco. This entire transaction is referred to in this proxy statement/prospectus as the “Mergers” or “Business Combination.”

The Auddia Board is soliciting your proxy to vote at the Special Meeting because you owned shares of Auddia Common Stock at the close of business on August 3, 2026, the “Record Date” for the Special Meeting, and are therefore entitled to vote at the Special Meeting. This proxy statement/prospectus, along with a proxy card or a voting instruction card, is being mailed to stockholders on or about August 14, 2026. Auddia has made these materials available to you on the Internet, and Auddia has delivered printed proxy materials to you or sent them to you by e-mail. This proxy statement summarizes the information that you need to know to cast your vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares of Auddia Common Stock.

Auddia’s stockholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the Merger Agreement, among other proposals. The Business Combination cannot be completed unless Auddia’s stockholders approve the Business Combination Proposal set forth in this proxy statement/prospectus. Information about the Special Meeting, the Business Combination and the other business to be considered by stockholders at the Special Meeting is contained in this proxy statement/prospectus.

Upon the completion of the Business Combination, Auddia will become a direct, wholly owned subsidiary of Holdco.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at Auddia’s Special Meeting. You should read this proxy statement/prospectus and its annexes and the other documents referred to herein carefully and in their entirety.

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO SUBMIT YOUR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE SPECIAL MEETING.

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Q: What will Auddia’s securityholders receive in the Business Combination?

A: Subject to the terms and conditions of the Merger Agreement, at the effective time of the Auddia Merger (the “Auddia Merger Effective Time”), (i) each share of Auddia Common Stock, issued and outstanding immediately prior to the Auddi Merger Effective Time other than Dissenting Shares will be canceled and converted into the right to receive one share of Holdco Common Stock, and (ii) each share of Auddia Preferred Stock issued and outstanding immediately prior to the Auddia Merger Effective Time, shall be converted into the right to receive one fully paid and nonassessable share of Holdco Series C Preferred Stock. For more information, see the section of the accompanying proxy statement/prospectus titled “The Transactions – Merger Consideration and Adjustment”.

For a more complete description of the treatment of Auddia securities in the Business Combination, please see the sections titled “Market Price and Dividend Information” and “The Merger Agreement - Merger Consideration and Exchange Ratio” beginning on pages 103 and 136, respectively, of this proxy statement/prospectus.

Q: What will happen to my Auddia Options, Auddia Warrants and other Auddia equity awards in the Business Combination?

A: At the Auddia Merger Effective Time, each outstanding Auddia Option, whether vested or unvested, will automatically be converted into an option to purchase Holdco Common Stock on substantially the same terms and conditions (including vesting and exercise price), covering the same number of shares as the underlying Auddia Common Stock immediately prior to the Business Combination. In addition, each outstanding restricted stock unit award granted under the Auddia Equity Plans will be converted into a corresponding restricted stock unit award of Holdco, on substantially the same terms and conditions (including any continuing vesting requirements), with respect to the same number of shares of Holdco Common Stock.

Each other right to acquire or receive shares of Auddia Common Stock or benefits measured by the value of Auddia Common Stock (including any Auddia Warrants and, collectively with other such awards, the Auddia Awards (other than Auddia Options and restricted stock unit awards)) will be converted into the right to acquire or receive an equivalent number of shares of Holdco Common Stock and will otherwise remain subject to the same terms and conditions applicable immediately prior to the Auddia Merger Effective Time. Similarly, any awards or plans providing for cash payments measured by reference to Auddia Common Stock will be adjusted to refer to Holdco Common Stock following the Business Combination.

For a more complete description of the treatment of Auddia equity awards in the Business Combination, please see the section titled “The Merger Agreement — Auddia Options and RSUs” beginning on page 150 of this proxy statement/prospectus.

Q: What will happen to Auddia’s Common Stock Purchase Agreement with White Lion Capital in connection with the Business Combination?

A: The Common Stock Purchase Agreement, dated as of November 14, 2022, by and between Auddia and White Lion Capital LLC (the “Common Stock Purchase Agreement”), will remain in effect through the closing of the Business Combination. As of July 24, 2026, approximately $46.3 million remained available under the agreement. The Common Stock Purchase Agreement is expected to remain outstanding until closing, after which the combined company intends to enter into a new equity line of credit facility.

Q: What will Jeffrey Thramann receive in the Business Combination?

A: Upon consummation of the Thramann Merger, Mr. Jeffrey Thramann, as the sole member of Thramann Holdings, LLC, will receive merger consideration in exchange for his membership interest consisting of (i) a number of shares of Holdco Special Preferred Stock determined based on the Thramann Preferred Stock Exchange Ratio and (ii) an aggregate principal amount of Holdco Notes determined based on the Thramann Notes Exchange Ratio, with the total Holdco Notes issued in the transaction equal to $3,500,000, after which his existing membership interest will be cancelled and will represent only the right to receive such consideration under the Merger Agreement.

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Under the Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio formulas in the Merger Agreement, Jeff Thramann, sole holder of Thramann Membership Interests, will hold approximately 80.0% economic interest and voting power in Holdco and holders of Auddia Common Stock and Preferred Stock as of immediately prior to the Auddia Merger will hold an approximately 20.0% economic interest and voting power in Holdco. The 80.0% economic interest attributable to holders of Thramann Membership Interests includes $3.5 million in non-convertible Holdco Notes (which are exchangeable for Holdco Special Preferred Stock). Under certain circumstances, as described below, the ownership percentages may be adjusted upward or downward based on the level of Auddia’s Net Cash at closing. If Auddia’s Net Cash exceeds $20.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco upon consummation of the Mergers will be increased by 0.50% for each $1.0 million by which Auddia’s Net Cash exceeds $20.0 million. If Auddia’s Net Cash is between $12.0 million and $20.0 million, no adjustment will be made to the ownership percentages in Holdco upon consummation of the Mergers. If Auddia’s Net Cash is below $12.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco upon consummation of the Mergers will be decreased by 0.50% for each $1.0 million by which Net Cash is below $12.0 million. Accordingly, the ultimate ownership, voting power and economic interest of Mr. Thramann in Holdco will depend on Auddia's Net Cash at closing and any waiver of the applicable closing conditions.

For a more complete description of the Thramann Merger Consideration and the applicable exchange ratios, please see the section titled “The Merger Agreement — Merger Consideration and Exchange Ratio” beginning on page 147 of this proxy statement/prospectus.

Q: What are the terms of the Holdco Special Preferred Stock and $3.5 million convertible Holdco Note that Mr. Jeffrey Thramann will receive, including the voting rights and amount of Holdco Common Stock each security will eventually convert into?

A: Mr. Jeffrey Thramann will receive Holdco Special Preferred Stock and $3.5 million in Holdco Notes as part of the merger consideration. The Holdco Special Preferred Stock ranks senior to Holdco’s Common Stock with respect to dividends and liquidation and has a stated value of $1,000 per share, with dividends payable only if and when declared by the Holdco board. In a liquidation, holders are entitled to receive the greater of $20.5 million or the amount they would receive on an as-converted basis before any payments are made to holders of Holdco Common Stock.

The Holdco Special Preferred Stock generally votes together with the holders of Holdco Common Stock as a single class, with each share entitled to a number of votes equal to the number of shares of Holdco Common Stock into which it is then convertible, and also includes board designation rights based on specified voting power thresholds. The Holdco Special Preferred Stock is convertible at the option of the holder into Holdco Common Stock based on a conversion rate calculated by dividing the applicable conversion amount (including the stated value and any accrued or other amounts) by a conversion price initially equal to the Nasdaq minimum price at closing (subject to adjustment). Based on current assumptions, the Holdco Special Preferred Stock is expected to convert into approximately 21,725,677 shares of Holdco Common Stock in the aggregate (or $2.36 shares per preferred share, as applicable), subject to adjustment.

The Holdco Notes will be issued in an aggregate principal amount of $3.5 million, will bear interest at 8.0% per annum (increasing to 18.0% upon a default after maturity), and will mature in two years. The notes are unsecured and are not directly convertible into Holdco Common Stock. However, they may be exchanged into Holdco Special Preferred Stock, in which case such exchanged preferred stock would be convertible into Holdco Common Stock in accordance with the same conversion mechanics described above and would therefore be expected to result in up to 1,483,051 shares of Holdco Common Stock in the aggregate, subject to the applicable conversion price and adjustments.

The holder of a Holdco Note has no voting rights solely as a holder of the Holdco Note, except as required by law and as expressly provided in the Holdco Note. Accordingly, prior to any exchange of a Holdco Note into Holdco Series A Preferred Stock, Mr. Thramann will not have any voting rights with respect to the Holdco Common Stock underlying the Holdco Series A Preferred Stock.

For a more complete description of the Holdco Special Preferred Stock and the Holdco Notes, please see the section titled “The Merger Agreement - Merger Consideration and Exchange Ratio” beginning on page 147, of this proxy statement/prospectus.

Q: Why is Auddia proposing the Auddia Merger?

A: The Auddia Board and the sole member of Thramann (the "Thramann Member") believe that the Mergers will benefit the Auddia stockholders and Thramann Member, respectively, by creating a combined company that will be able to leverage the combined company’s business model and growth potential as a publicly listed company, and, where applicable, its cash resources. For a more complete description of the reasons for the Business Combination, please see the sections titled “The Transactions – Auddia’s Reasons for the Business Combination” beginning on page 121 of this proxy statement/prospectus.

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Q: What will happen to Auddia if, for any reason, the Business Combination does not close?

A: Auddia will continue executing on its B2B pivot to see if that achieves product market fit (PMF) and achieves its projections. For more information about the risks related to not consummating the Business Combination, please see the section titled “Risk Factors – Risks Related to the Business Combination” on page 35 of this proxy statement/prospectus.

Q: What proposals are to be voted on at the Special Meeting?

A: At the Special Meeting, the holders of Auddia Common Stock will also be asked to vote on the following proposals:

•	To approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Merger Agreement which, among other things, provides for the Thramann Merger and the Auddia Merger resulting in each of Thramann Holdings and Auddia surviving as a direct, wholly-owned subsidiary of Holdco, and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement/prospectus (the “Business Combination Proposal” or “Proposal No. 1”);
•	To approve, on a non-binding advisory basis, the following proposals to approve the material differences between the Auddia Charter and the Holdco Charter, respectively, to be in effect upon consummation of the Business Combination (the “Holdco Organizational Document Advisory Proposal” or “Proposal No. 2”);
•	To approve and adopt the 2026 Equity Incentive Plan established to be effective after the Closing (the “Equity Incentive Plan Proposal” or “Proposal No. 3”);
•	To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal” or “Proposal No. 4”);
•	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 5”); and
•	To transact such other business as may properly come before the stockholders at the Special Meeting or any adjournment or postponement thereof.

The approvals of Proposal Nos. 2, 3 and 4 are not conditions to the closing of the Business Combination. Proposal No. 1 is conditioned on the consummation of the Business Combination.

Auddia does not expect any other matter to be brought before the Special Meeting.

Q: What constitutes a quorum at the Special Meeting?

A: A quorum is needed to hold a valid stockholder meeting. A quorum will be present if the holders of at least one-third of the voting power of the outstanding shares of stock entitled to vote are present at the Auddia Special Meeting in person, by remote communication, if applicable, or by proxy duly authorized. For purposes of establishing a quorum, abstentions and broker non-votes, if any, are counted as present or represented. If a quorum is not present, Auddia expects to adjourn the Special Meeting until Auddia obtains a quorum. Shares present virtually during the Special Meeting will be considered shares of Auddia Common Stock present in person at the meeting.

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Q: What stockholder votes are required to approve the proposals at the Special Meeting?

A: The affirmative vote of the holders of a majority of the outstanding shares of Auddia Common Stock entitled to vote thereon is required for approval of Proposal No. 1.

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the proposal, assuming a quorum is present, is required for approval of Proposal Nos. 2, 3 and 4.

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting is required for approval of Proposal No. 5.

If you vote to ABSTAIN on Proposal No. 1, your shares will be included in determining whether approval has been obtained; accordingly, because approval requires the affirmative vote of a majority of the outstanding shares entitled to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” Proposal No. 1.

If you vote to ABSTAIN on Proposal Nos. 2, 3 or 4, your shares will be considered present and entitled to vote on such proposal and, accordingly, abstentions will have the same effect as votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on such proposals and, accordingly, will have no effect on the outcome of Proposal Nos. 2, 3 or 4.

If you vote to ABSTAIN on Proposal No. 5, your shares will be considered present at the meeting and, accordingly, abstentions will have the same effect as votes “AGAINST” Proposal No. 5. Broker non-votes will also be considered shares present at the meeting and, accordingly, will have the same effect as votes “AGAINST” Proposal No. 5.

Q: Will the common stock of Holdco trade on an exchange?

A: Shares of Auddia Common Stock are currently listed on the Nasdaq Capital Market under the symbol “AUUD.” Holdco intends to file an initial listing application for Holdco’s common stock with Nasdaq. After completion of the Business Combination, it is expected that Holdco’s common stock will trade on the Nasdaq Capital Market under the symbol “MCFN.” It is a condition to the consummation of the Business Combination that Holdco will receive confirmation from Nasdaq that Holdco has been approved for listing on Nasdaq, but there can be no assurance such listing condition will be met or that Holdco will obtain such confirmation from Nasdaq. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the condition is waived in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The Nasdaq condition set forth in the Merger Agreement is not expected to be waived by Auddia, Thramann Holdings, Thramann Merger Sub or Auddia Merger Sub; however, if such condition is waived, Auddia will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of stockholders prior to proceeding with the Business Combination. Accordingly, you are advised that Auddia stockholders will not have certainty regarding the listing of Holdco’s shares at the time you are asked to vote at the Special Meeting. For more information, please see the section entitled “Risk Factors - Risks Related to the Business Combination - Auddia and Thramann Holdings may mutually agree to waive the condition to the Business Combination requiring approval for listing on Nasdaq, and if such condition is waived, Holdco’s stock may not be listed on Nasdaq following completion of the Business Combination” on page 36 of this proxy statement/prospectus.

On August 6, 2026, the last trading day before the date of this proxy statement/prospectus, the closing sale price of Auddia Common Stock was $0.95 per share.

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Q: What will the business of Holdco be if the Business Combination is consummated?

A: Holdco will be a holding company and incubator focused on developing LT350, Voyex and Influence Healthcare as well as to start and/or launch other companies and be actively involved in their creation and early-stage operations. For additional information, please see the section titled “Thramann Holdings Business” beginning on page 203 of this proxy statement/prospectus.

Q: Who will be the directors of Holdco following the Business Combination?

A: Immediately following the Business Combination, Holdco’s board of directors will be composed of 4 members. Effective as of the Auddia Merger Effective Time and Thramann Merger Effective Time, Nick Balletta, Emmanuel L. de Boucaud and Joshua Sroge will be appointed to the board of directors of Holdco and concurrently therewith, all of Auddia’s other current directors will resign from their positions as directors of Auddia’s board of directors. Jeffrey Thramann is expected to be appointed as Executive Chairman of the board of directors of Holdco. For additional information, please see the section titled “Management Following the Business Combination” beginning on page 258 of this proxy statement/prospectus.

Q: As an Auddia stockholder, how does Auddia’s board of directors recommend that I vote?

A: The Auddia Board, in consultation with financial and legal advisors and management, evaluated the terms of the Merger Agreement and the related transactions contemplated thereby and: (i) determined that the transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Auddia and its stockholders; (ii) approved and declared advisable the Merger Agreement and the related transactions; and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the holders of Auddia Common Stock vote:

•	“FOR” the Business Combination Proposal; and

•	“FOR” the Holdco Organizational Document Advisory Proposal.

Auddia’s board of directors also unanimously recommends that Auddia’s stockholders vote:

•	“FOR” the Equity Incentive Plan Proposal; and

•	“FOR” the Adjournment Proposal.

Q: What risks should I consider in deciding whether to vote in favor of the Business Combination?

A: You should carefully review the section titled “Risk Factors” beginning on page 35 of this proxy statement/prospectus and the documents incorporated by reference herein, which set forth certain risks and uncertainties related to the Business Combination, risks and uncertainties to which Holdco’s business will be subject, and risks and uncertainties to which Auddia is subject.

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Q: Do persons involved in the Business Combination have interests that may conflict with those as an Auddia stockholder generally?

A: In considering the recommendation of the Auddia Board to approve the Merger Agreement, Auddia stockholders should be aware that certain Auddia executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of Auddia stockholders generally.

As of February 17, 2026, the date of the Merger Agreement, Auddia’s directors and executive officers beneficially owned approximately 0.2% of the outstanding shares of Auddia common stock. In addition, following the completion of the Business Combination, Auddia’s current directors and executive officers are expected to continue serving as directors and officers of Holdco. Further, the Merger Agreement provides for the continued indemnification of Auddia’s current directors and officers and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “Interests of Directors and Executive Officers of Auddia in the Merger” beginning on page 135 of this proxy statement/prospectus.

Q: When do you expect the Business Combination to be consummated?

A: The Business Combination is anticipated to close on September 30, 2026, but the exact timing cannot be predicted. For more information, please see the section titled “The Merger Agreement - Conditions to the Completion of the Business Combination” beginning on page 150 of this proxy statement/prospectus.

Q: What do I need to do now?

A: Auddia urges you to read this proxy statement/prospectus carefully, including the annexes and the documents incorporated by reference herein, and to consider how the Business Combination affects you.

Q: How do I register to attend the Special Meeting virtually on the Internet?

A: If you are a registered stockholder (i.e., you hold your shares through Auddia’s transfer agent, VStock Transfer, LLC), you do not need to register to attend the Special Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Special Meeting virtually on the Internet. To register to attend the Special Meeting online you must submit proof of your proxy power (legal proxy) reflecting your Auddia holdings along with your name and email address to VStock Transfer, LLC. Requests for registration must be labeled as “Legal Proxy” and be received no later than 9:30 a.m. Eastern Time, on September 11, 2026. You will receive confirmation of your registration by email after Auddia receives your registration materials.

Requests for registration should be directed to Auddia at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to the contact indicated on your email, voting instructions form or proxyvote.com.

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By mail:

VStock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

Q: What if I have trouble accessing the Special Meeting virtually?

A: The virtual meeting platform is fully supported across browsers and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Auddia encourages you to access the meeting prior to the start time.

Q: Why is the Special Meeting a virtual, online meeting?

A: Auddia believes that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. Auddia’s virtual meeting will be governed by Auddia’s Rules of Conduct and Procedures, which will be posted on the virtual meeting platform in advance of the Special Meeting and will be available for review before and during the Special Meeting. Auddia has designed the virtual Special Meeting to provide the same rights and opportunities to stockholders to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person at a physical location.

Q: How do I vote?

A: If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Special Meeting or online during the Special Meeting.

If you choose to vote by proxy prior to the Special Meeting, you may do so by telephone, via the Internet or by mail as follows:

•	Via the Internet (before the Meeting). You may vote at www.vstocktransfer.com/proxy, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on September 22, 2026.

•	By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received prior to September 23, 2026.

•

During the Special Meeting. If you are a stockholder of record as of the record date, you may vote in person by attending the Special Meeting in person. Submitting a proxy prior to the Special Meeting will not prevent stockholders from attending the Special Meeting, revoking their earlier-submitted proxy, and voting in person at the Special Meeting.

If your shares are held in “street name,” you may vote your shares online while virtually attending the Special Meeting by following the instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration. If you vote by proxy prior to the Special Meeting and choose to attend the Special Meeting online, there is no need to vote again during the Special Meeting unless you wish to change your vote. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Special Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Special Meeting.

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If your shares are held in “street name,” your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, Auddia urges you to carefully review and follow the voting instruction form and any other materials that you receive from that organization.

Even if you plan to attend the Special Meeting online, Auddia urges you to vote your shares by proxy in advance of the Special Meeting so that if you should become unable to attend the Special Meeting your shares will be voted as directed by you.

Q: What vote is required to approve each Proposal?

A: Assuming a quorum is present at the Special Meeting the following votes will be required to approve each Proposal:

The Business Combination Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Auddia Common Stock entitled to vote thereon. As a result, abstentions and “broker non-votes” (see below), if any, will have the effect of a vote against the Business Combination Proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

The Holdco Organizational Document Advisory Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the proposal at the Special Meeting. As a result, abstentions will have the effect of votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on this proposal and, accordingly, will have no effect on the outcome of this proposal.

The Equity Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the proposal at the Special Meeting. As a result, abstentions will have the effect of votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on this proposal and, accordingly, will have no effect on the outcome of this proposal.

The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the proposal at the Special Meeting. As a result, abstentions will have the effect of votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on this proposal and, accordingly, will have no effect on the outcome of this proposal.

The Adjournment Proposal, if presented, requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting. As a result, abstentions and broker non-votes, if any, will be considered shares present and will have the effect of votes “AGAINST” the Adjournment Proposal.

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Q: What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?

A: Registered Stockholder: Shares Registered in Your Name

If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by returning your proxy by mail prior to the Special Meeting, or attend and vote online at the virtual Special Meeting.

The shares represented by each signed and returned proxy will be voted at the Special Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Auddia board of directors. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Fiduciary, Custodian or Other Nominee

If you are the beneficial owner and do not direct your bank, broker, fiduciary, custodian or other nominee how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine” or “discretionary.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” or “non-discretionary” proposals, resulting in a “broker non-vote” with respect to such proposal.

Auddia encourages you to timely provide voting instructions to your banks, brokers, fiduciaries, custodians or other nominees. This ensures that your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your bank, broker, fiduciary, custodian or other nominee about how to submit your voting instructions to them.

Q: Who counts the votes?

A: VStock Transfer, LLC has been engaged as Auddia’s independent agent to tabulate stockholder votes, which Auddia refers to as the inspector of election. If you are a stockholder of record, your executed proxy card is returned directly to the inspector of election for tabulation. If you hold your shares through a broker, your broker returns one proxy card to the inspector or election on behalf of all its clients.

Q: How can I find out the voting results?

A: Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Q: Can I revoke my proxy and can I change my vote?

A: If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Special Meeting:

•	by submitting a new proxy with a later date before the applicable deadline, either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How do I vote?” section above, in each case, prior to the Special Meeting;

•	by voting online at the Special Meeting using the procedures described in the “How do I vote?” section above; or

•	by filing a written revocation with Auddia’s Corporate Secretary prior to the Special Meeting.

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If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Special Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How do I vote?” section above. Your virtual attendance at the Special Meeting, without voting online during the Special Meeting, will not revoke your proxy.

Q: Are Auddia stockholders entitled to appraisal rights?

A: Holders of shares of Auddia Common Stock are not entitled to statutory appraisal rights under Delaware law by reason of the Business Combination because Auddia Common Stock is currently listed on Nasdaq and holders of Auddia Common Stock will not be entitled in the Business Combination to receive anything except Holdco Common Stock, which will be listed on Nasdaq.

However, under Section 262, if the Auddia Merger is completed, holders of record and beneficial owners of Auddia Preferred Stock who (i) deliver a written demand for appraisal of such person’s shares of Auddia Preferred Stock to us prior to the vote on the approval of the Merger Agreement, (ii) do not vote, in person or by proxy, in favor of the Proposal No. 1 to approve the Merger Agreement, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the Auddia Merger, and (iv) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of Auddia Preferred Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Holdco Merger Consideration, for the “fair value” of their shares of Auddia Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Auddia Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Auddia Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid in the Auddia Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below under the heading “The Transactions - Dissenters’ or Appraisal Rights” in this proxy statement/prospectus.

Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the Holdco Merger Consideration. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Auddia Preferred Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel. See the description under the heading “The Transactions - Dissenters’ or Appraisal Rights” in this proxy statement/prospectus for additional information and the text of Section 262 of the DGCL, which you are encouraged to read carefully and in their entirety.

Q: Who is soliciting proxies and paying for this proxy solicitation?

A: The parties will share equally the cost of printing and filing of this proxy statement/prospectus and the proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Auddia Common Stock for the forwarding of solicitation materials to the beneficial owners of Auddia Common Stock. Auddia will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. Auddia has retained Campaign Management LLC to assist in soliciting proxies using the means referred to above. Auddia will pay the fees of Campaign Management LLC, which Auddia expects to be approximately $12,100, plus reimbursement for certain out-of-pocket expenses. Campaign Management may be reached at 1-844-400-3680 or via email at info@campaign-mgmt.com. In addition to solicitation by mail, the directors, officers, employees, and agents of Auddia, as well as Campaign Management LLC, may solicit proxies from Auddia’s stockholders by personal interview, telephone, email, fax or otherwise without additional compensation.

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Q: What are the material U.S. federal income tax considerations of the Business Combination to U.S. Holders of Auddia Common Stock?

A: The exchange of Auddia Common Stock for shares of Holdco Common Stock pursuant to the Mergers, is intended to qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus, no gain or loss is expected to be recognized on the exchange of Auddia Common Stock for shares of Holdco Common Stock pursuant to the Mergers.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus for a general discussion of material U.S. federal income tax considerations relating to the Mergers. You are strongly urged to consult your tax advisors as to the specific tax consequences to you.

Q: Who can help answer my questions?

A: If you are an Auddia stockholder and would like additional copies of this proxy statement/prospectus without charge or if you have questions about the Business Combination or the other Proposals, including the procedures for voting your shares, you should contact Auddia’s proxy solicitor at the following address, telephone number or email address.

Campaign Management LLC

1-844-400-3680

info@campaign-mgmt.com

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PROSPECTUS SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the proposals being considered at the Special Meeting, you should read this entire proxy statement/prospectus carefully, including the Merger Agreement and the other annexes to which you are referred in this proxy statement/ prospectus, and the documents incorporated by reference therein. For more information, please see the section titled “Where You Can Find More Information” beginning on page 281 of this proxy statement/prospectus.

The Companies

Auddia Inc.

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

Auddia (the “Auddia”) is an AI technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of its faidr app, an industry-first audio platform, which utilizes proprietary AI technology to personalize and customize both radio and podcast listening experiences-and the Discovr Radio platform, a web-based portal that allows artists and record labels to promote songs on radio streams, through an integration with faidr.

faidr historically allowed users to listen to AM/FM radio stations without unwanted commercial breaks. The app replaces these ad breaks in real time with songs supplied by Discovr Radio, giving artists exposure on mainstream airwaves. The faidr app represents the first-time consumers can combine the local content uniquely provided by AM/FM radio with commercial-free and personalized listening many consumers demand from digital-media consumption and preference-based new music discovery. In addition to commercial-free AM/FM, faidr includes podcasts - also with ads removed or easily skipped by listeners - as well as exclusive content, which includes new artist discovery, curated music stations, and exclusive music podcasts with its Forward+ ad skipping technology on iOS.

The combination of AM/FM streaming and new-music distribution, with Auddia’s unique, AI technology-driven differentiators, addresses large (radio streamers) and rapidly growing (independent and emerging artists) audiences and customer bases.

Auddia has developed its AI platform on top of Google’s TensorFlow open-source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and DJ conversation. Not only does the technology learn the differences between the various types of audio segments, but it also identifies the beginning and end of each piece of content.

The faidr app with its advanced features allows users to skip any content heard on the station and request audio content on-demand. We believe the faidr app represents a significant differentiated audio streaming product, the first to give audio streamers a more personalized middle ground between passive content like broadcast radio and fully on-demand content like Spotify. No other audio streaming app available today, including category leaders like TuneIn, iHeart, and Audacy, can compete with faidr’s full product offerings.

Auddia launched an MVP version of faidr through several consumer trials in 2021 to measure consumer interest and engagement with the App. The full app launched on February 15, 2022, and included all major U.S. radio stations in the US. In February 2023, we added faidrRadio, our exclusive content offerings, to the app. Podcasts were added to the app for the iOS version before the end of Q1 2023 and added to the Android app in May of 2023.

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Auddia initially launched faidr with a B2C subscription model in February of 2022 and transitioned to a B2B subscription model in Q1 of 2026. In the B2C model, consumers were expected to pay a monthly subscription fee to access the premium faidr listening experience, which consisted of automatic AI-facilitated ad removal and replacement as well as the ability to skip content on the AM/FM station streams. The Company was not able to generate enough subscription revenue to require reporting of that revenue. Under the B2B subscription model, consumers are able to access the premium features of faidr for free. In the B2B subscription model, the subscribers are artists and labels subscribing to the Discovr Radio platform to get guaranteed placement of their songs into the streams of AM/FM stations.

In August 2025, Auddia announced a new B2B business model with a strategic shift to AI driven music discovery. Auddia is targeting artists and labels for SaaS subscription access to ad-free AM/FM streaming listeners on the faidr app, while faidr users will enjoy free access to AI driven ad-free AM/FM streams on all music stations. Consumer subscriptions to faidr will no longer be required to enjoy faidr’s ad-free and content personalization listening experience.

New music platforms like Bandcamp and SoundCloud are integral tools for artists to connect with new fans and even monetize their content, but those platforms only cater to a subset of the total addressable market for an artist. Auddia believes the largest group of potential fans for most artists remains on commercial radio, listening to music passively and not searching for new artists even though Auddia’s surveys and research indicate radio listeners are interested in hearing new music when listening to their favorite radio stations. Auddia’s new Discovr Radio platform delivers the experience of passively listening to commercial AM/FM radio streams while being exposed to new music instead of radio ads.

Unlike other new music discovery platforms, which allow artists to upload songs in the hopes that new listeners will find them among the other songs available, Discovr Radio delivers guaranteed plays to artists, leveraging AI to place their songs into radio feeds as part of a custom programming experience and as unique content during what would typically be an ad break. This gives artists opportunities to be heard by the many millions of streaming radio listeners worldwide.

The new Discovr Radio platform consists of a new AI Placement Engine and Artist Portal. The AI Placement Engine aims to put the right new song in front of the right listener, on the right station, adjacent to the right artist, to optimize music discovery and the connection between artists and fans. The Artist Portal gives artists performance analytics on number of total plays, likes and dislikes, demographic data, and facilitate the connection of artists to their new fans. In addition to streaming songs on live radio streams, the Discovr Radio offering will eventually allow artists and labels to launch campaigns on streaming apps to promote new songs, albums, and tours.

Auddia is evolving its business model from direct-to-consumer to business-to-business, shifting its focus from individual radio-streaming subscribers to the faidr app to artists and labels as subscribers to the Discovr Radio platform. Through a modest monthly subscription, artist and label customers gain guaranteed radio plays-offering a new channel for music promotion. Consumers are no longer able to subscribe to faidr as the premium experience on the app is now free.

The faidr mobile App is available today through the iOS and Android App stores and the MVP version of the Discovr Radio platform was released on January 20, 2026. The MVP is expected to be supported by a pilot program of participating customers.

Since the release of Discovr Radio, participating artists are seeing an average of 116 plays over radio per week. In addition to plays and likes, faidr users have been engaging with artists through visits to artists pages and clicking on outbound links. As of May 12, 2026, artist pages are seeing an average 44% clickthrough rate, meaning more than a third of all artist-page visits results in a user clicking to listen to the artist’s full library elsewhere, or following them on socials, or buying the artist’s merch, tickets, or music.

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In April 2026, Auddia completed a registered public offering pursuant to a Securities Purchase Agreement with certain institutional investors, consisting of shares of common stock, pre-funded warrants and accompanying common stock purchase warrants. The offering generated gross proceeds of approximately $12.0 million (approximately $10.9 million in net proceeds, after fees and expenses) and was conducted under an effective registration statement on Form S-1. The pre-funded warrants are immediately exercisable at a nominal exercise price and are subject to customary beneficial ownership limitations. The accompanying common warrants are also immediately exercisable at an exercise price equal to the offering price, contain customary anti-dilution adjustments and beneficial ownership limitations, and expire upon the earlier of five years from issuance or the consummation of the Business Combination.

Auddia Merger Sub, Inc.

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

Auddia Merger Sub is a direct, wholly owned subsidiary of Holdco and was formed solely for the purpose of carrying out the Auddia Merger.

Thramann Holdings, LLC.

8580 Strawberry Lane

Niwot, CO 80503-7171

Thramann Holdings is a single member Colorado LLC formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeff Thramann held in each of Lanx, ProNerve, and U.S. Radiosurgery, three private companies founded by Mr. Thramann.

Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated.

Thramann Holdings is maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025 Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three single member Colorado LLCs founded and wholly owned by Jeff Thramann. The entities contributed to Thramann Holdings were LT350, Influence Healthcare, and Voyex. The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia.

Thramann Merger Sub LLC

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

Thramann Merger Sub is a direct, wholly owned subsidiary of Holdco and was formed solely for the purpose of carrying out the Thramann Merger.

McCarthy Finney, Inc.

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

McCarthy Finney, Inc. was formed solely for the purpose of carrying out the Business Combination.

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The Business Combination (see page 106)

Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, at the closing of the Business Combination, (i) Thramann Merger Sub will merge with and into Thramann Holdings, with Thramann Holdings surviving the Thramann Merger as a direct wholly owned subsidiary of Holdco, and (ii) immediately following the Thramann Merger, Auddia Merger Sub will merge with and into Auddia, with Auddia surviving the Auddia Merger as a direct wholly owned subsidiary of Holdco.

Pre-Closing Structure Chart

The following diagram illustrates the organizational structure of Auddia, Thramann Holdings and Holdco immediately prior to the consummation of the Business Combination.

Auddia Stockholders
Auddia Inc.
Jeffrey Thramann
Thramann Holdings LLC
LT 350
Influence Healthcare
Voyex
McCarthy Finney, Inc.
Auddia Merger Sub, Inc.
Thramann Merger Sub LLC

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Post-Closing Structure Chart

The following diagram illustrates the organizational structure immediately following the consummation of the Business Combination.

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Auddia’s Reasons for the Business Combination (see page 121)

During the course of its evaluation of the Merger Agreement and Contemplated Transactions, the Auddia Special Committee held numerous meetings, consulted with Auddia’s management, consulted with and received the advice of Auddia’s consultants and advisors, outside legal counsel and financial advisor, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and Contemplated Transactions, the Auddia Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, including:

•	the financial condition and prospects of Auddia, the risks associated with continuing to operate Auddia on a stand-alone basis based on its historical performance, including the risk of failing to maintain compliance with Nasdaq listing requirements, and the Auddia Board’s evaluation of strategic alternatives, including the decision in August 2025 to pivot to a new B2B business model with a strategic focus on AI-driven music discovery and to pursue the Business Combination;

•	the Auddia Board’s, together with the Auddia Special Committee’s, conclusion that the Business Combination would provide Auddia’s existing stockholders a significant opportunity to participate in the potential growth of the combined company following the Business Combination, which will focus on leveraging AI and web3 technologies across the various subsidiaries of Holdco;

•	the Auddia Board’s, together with the Auddia Special Committee’s, belief, after thorough review of strategic alternatives and discussions with Auddia’s management, outside legal counsel and financial advisor, that the Business Combination is more favorable to Auddia’s stockholders than the potential value that might have resulted from other strategic alternatives available to Auddia, including a liquidation and dissolution of Auddia and the distribution of any available cash or a cash asset sale;

•	the Auddia Board’s, together with the Auddia Special Committee’s, belief, after a thorough review of strategic alternatives, such as attempting to further advance the development of B2B business model, entering into a licensing, sale or other strategic agreement related to certain assets sufficient to fund operations, combining with other potential strategic transaction candidates, and discussions with Auddia’s management, financial advisors and legal counsel, that the Business Combination is more favorable to Auddia stockholders than the potential value that might have resulted from other strategic alternatives available to Auddia;

•	the Auddia Board, together with the Auddia Special Committee’s, belief that, as a result of arm’s length negotiations with Thramann Holdings, the terms of the Merger Agreement include the most favorable terms to Auddia in the aggregate to which Thramann Holdings was willing to agree;

•	the Auddia Special Committee’s positive view, based on the due diligence conducted by Auddia’s management and advisors, of the potential significant market opportunity of, Thramann Holdings’ verticals such as media, AI infrastructure, energy, healthcare and travel, which will be the focus of the combined company;

•	the Auddia Board’s, together with the Auddia Special Committee’s, consideration of the expected cash balances of the combined company as of the closing of the Business Combination resulting from the approximately $12 million of net cash expected to be contributed to the combined entity by Auddia upon completion of the Business Combination together with the cash Thramann Holdings currently holds; and

•	the Auddia Board’s, together with the Auddia Special Committee’s, view, following a review with Auddia’s management and advisors of Thramann Holdings’ current business model and plans, of the likelihood that the combined company would possess sufficient cash resources at the closing of the Business Combination for a period of at least 8 months, or have access to sufficient resources, to fund continued development of Thramann Holdings' business operations through its subsidiaries.

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In the course of its deliberations, the Auddia Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•	the potential termination fee of $600,000 payable by Auddia to Thramann Holdings, together with reimbursement of Thramann Holdings' reasonable out-of-pocket expenses up to a maximum of $200,000, upon the occurrence of certain events and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative acquisition that may be more advantageous to Auddia’s stockholders;

•	the substantial expenses which have been and will continue to be incurred by Auddia in connection with the Business Combination;

•	the prohibition on Auddia to solicit alternative acquisition proposals during the pendency of the Business Combination;

•	the possible volatility of the trading price of Auddia common stock resulting from the announcement, pendency or completion of the Business Combination;

•	the risk that the Business Combination might not be consummated in a timely manner or at all and the potential effect of the public announcement of the Business Combination or the failure to complete the Business Combination on the reputation of Auddia and its relationships with investors, customers, suppliers, business partners and other third parties;

•	the risk that the Business Combination might not be consummated given the condition to the closing of the Business Combination requiring Auddia to maintain its existing listing on Nasdaq and obtain approval of Holdco on Nasdaq, the likelihood that the parties would not waive such condition given that the structure of the Business Combination was intended to provide the stockholders of the combined company with greater liquidity by owning publicly-traded stock;

•	the restrictions on the conduct of the Company’s business prior to the consummation of the Business Combination, which may delay or prevent the Company from undertaking certain significant financing transactions and business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

•	the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Business Combination and the Contemplated Transactions;

•	the various other risks associated with the combined company and the proposed transaction, including those described in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” beginning on pages 35 and 113, respectively, of this proxy statement/prospectus.

The foregoing information and factors considered by the Auddia Board are not intended to be exhaustive but are believed to be a summary of material factors considered by the Auddia Board. The Auddia Board conducted an overall analysis of these factors and other factors, including thorough discussions with, and questioning of, Auddia management and outside legal counsel, and considered the factors overall to be favorable to, and to support, its determination. For additional information, please see the section titled “The Transactions - Auddia’s Reasons for the Business Combination” beginning on page 121 of this proxy statement/prospectus.

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Thramann Holdings’ Reasons for the Business Combination (see page 125)

Increasing Shareholder Value

Thramann Holdings is entering into the business combination because Thramann Holdings believes there is a significant opportunity to drive shareholder value through the business combination. By merging with Auddia and forming Holdco as a public holding company, Thramann Holdings expects to leverage the combined assets, technologies, and business models of both organizations to immediately unlock new value for shareholders.

Access to Public Markets

The business combination will result in Thramann Holdings gaining access to public capital markets. This access can facilitate future fundraising, support expansion plans in conjunction with key milestones, and provide liquidity options for investors to attract a larger and broader base of both institutional and retail investors.

Synergy and Diversification

Thramann Holdings brings a portfolio of early-stage, AI native companies into the merger that are well aligned with Auddia’s focus on AI. Holdco is being structured as a holding company with operations focused on leveraging AI and web3 technologies across its subsidiaries, which will initially consist of Auddia and the three entities within Thramann Holdings. This structure is expected to create synergies across executive leadership, finance, technology, marketing, and operations. The diversified portfolio under the public holding company structure can help mitigate risks and capitalize on multiple cross company opportunities while delivering efficiencies to include cost savings, improved capital allocations, and the ability to share best practices across companies, specifically as they relate to the utilization of AI and web3 technologies, For example, as each of Auddia, Voyex, and Influence Healthcare scale, they are expected to benefit significantly from access to discounted AI training and inference services through LT350’s network of distributed AI data centers.

Potential for Market Leadership and Enhanced Growth Prospects

Holdco is positioned to deliver innovative AI and web3 capabilities to its subsidiary operating companies across a wide range of rapidly growing market segments. Current subsidiaries cover verticals such as media, AI infrastructure, energy, healthcare, and travel. A common theme across each subsidiary is innovation. The holding company structure is expected to not only support existing portfolio companies but to institutionalize the process of leveraging innovation to incubate new opportunities both within existing subsidiaries and through the incubation of new opportunities. The founder of Thramann Holdings believes the most cost effective equity on the cap table is founding equity. Whereas this equity is mostly reserved for founding management teams today, the public holding company structure is architected to make this high value founding equity available to any investor. It is believed that access to founding equity in combination with public market liquidity will be viewed as an attractive opportunity for investors and is expected to result in the public company enhancing its growth prospects beyond its initial portfolio of subsidiaries.

Stronger Governance

As a subsidiary of a public company, Thramann Holdings will benefit from the board and expanded executive team of the public company resulting in significantly strengthened governance and strategic oversight from the combined entity.

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Interests of Auddia’s Directors and Executive Officers in the Business Combination (see page 135)

Jeffrey Thramann serves as the Executive Chairman and Chief Executive Officer of Auddia, is the Executive Chairman and Chief Executive Officer of Thramann Holdings and will serve as Holdco’s Executive Chairman and Chief Executive Officer.

John Mahoney serves as the Chief Financial Officer of Auddia and will serve as Holdco’s Chief Financial Officer.

These interests are discussed in more detail in the section titled “The Transactions - Interests of Auddia’s Directors and Executive Officers in the Business Combination” beginning on page 135 of this proxy statement/prospectus. The Auddia board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Business Combination, and to recommend, that Auddia’s stockholders approve the proposals to be presented for consideration at the Special Meeting as contemplated by this proxy statement/prospectus.

Interests of Thramann Holdings’ Directors and Executive Officers in the Business Combination (see page 135)

Jeffrey Thramann serves as the Manager of Thramann Holdings, LLC and will serve as Executive Chairman and Chief Executive Officer of Holdco following the Business Combination.

Opinion of Auddia’s Financial Advisor (see page 126)

A special committee of the board of directors of Auddia consisting of only independent and disinterested directors (the “Auddia Special Committee”) retained Houlihan Capital, LLC. (“Houlihan”) to render an opinion to the Auddia Special Committee as to the fairness of the Business Combination, from a financial point of view, to the unaffiliated stockholders of Auddia in connection with the Business Combination and the other transactions contemplated by the Merger Agreement. On February 17, 2026, at the request of the Auddia Special Committee, Houlihan rendered its oral opinion, subsequently confirmed in writing, to the Auddia Special Committee, that the Business Combination was fair, from a financial point of view, to the unaffiliated stockholders as of such date and based upon the various assumptions, qualifications and limitations set forth therein (the “Houlihan Opinion”).

The full text of the Houlihan Opinion, dated February 17, 2026, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. Auddia encourages its stockholders to read the Houlihan Opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Houlihan. The summary of the Houlihan Opinion set forth herein is qualified by reference to the full text of the Houlihan Opinion. The Houlihan Opinion is intended for the benefit and use by the Auddia Special Committee in its consideration of the financial terms of the Business Combination. The Houlihan Opinion does not constitute a recommendation to the Auddia Special Committee or Auddia’s board of directors of whether to approve the Business Combination or to any Auddia stockholder or other person as to how to vote or act with respect to the proposed merger or any other matter.

The full text of the written opinion of Houlihan should be read carefully in its entirety for a description of the assumptions made and limitations upon the review undertaken by Houlihan in preparing its opinion.

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Overview of the Merger Agreement and Agreements Related to the Merger Agreement

Merger Consideration (see page 138)

At the Auddia Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of Auddia Common Stock, issued and outstanding immediately prior to the Auddia Merger Effective Time other than Dissenting Shares will be canceled and converted into the right to receive one share of Holdco Common Stock, and (ii) each share of Auddia’s Preferred Stock issued and outstanding immediately prior to the Auddia Merger Effective Time, shall be converted into the right to receive one fully paid and nonassessable share of Holdco Series C Preferred Stock.

Conditions to the Completion of the Business Combination (see page 150)

To complete the Business Combination, Auddia’s stockholders must approve Proposal No. 1. Additionally, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived.

No Solicitation; Company’s Ability to Change Recommendation (see page 153)

Under the Merger Agreement, from the date of the Merger Agreement until the earlier of the Auddia Merger Effective Time and the valid termination of the Merger Agreement in accordance with its terms, neither Auddia nor any of its subsidiaries nor any of their respective officers or directors will, and Auddia will instruct and will cause its and its subsidiaries’ respective representatives and employees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any nonpublic information regarding such party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 9.2 and Section 9.3 of the Merger Agreement), (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction, (vi) take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry or (vii) publicly propose to do any of the above.

However, subject to Auddia’s compliance with its obligations described in the preceding paragraph, prior to obtaining the Auddia Stockholder Approval (as defined in the Merger Agreement), Auddia may furnish nonpublic information regarding Auddia and its subsidiaries to, and enter into discussions or negotiations with, any person in response to a bona fide written Acquisition Proposal by such person which the Special Committee or Auddia Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal was not obtained or made as a direct or indirect result of any breach of the Merger Agreement, (B) the Special Committee or Auddia Board concludes in good faith, after consulting with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Auddia Board’s fiduciary duties under applicable Law, (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or enter into discussions with, such Person, Auddia provides Thramann Holdings written notice of the identity of such Person and of Auddia intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) Auddia receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, Auddia furnishes such nonpublic information to Thramann Holdings (to the extent such information has not been previously furnished by Auddia to Thramann Holdings).

Furthermore, subject to Auddia’s compliance with certain obligations to notify Thramann Holdings and consider in good faith any revisions or adjustments to the terms and conditions of the Merger Agreement, at any time prior to the Thramann Merger Effective Time, the Auddia Board may make an Auddia Board Adverse Recommendation Change (as defined in the Merger Agreement) following receipt of a bona fide, unsolicited written proposal (which is not withdrawn) if the Auddia Board or the Special Committee determines in good faith, after consultation with Auddia’s financial advisors and outside legal counsel, that such proposal is, or is reasonably likely to result in, a Superior Proposal (as defined in the Merger Agreement), but only if the Auddia Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under the DGCL.

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Termination of the Merger Agreement (see page 159)

Either Auddia or Thramann Holdings may terminate the Merger Agreement under certain circumstances, which would prevent the Business Combination from being consummated.

Termination Fee (see page 161)

If the Merger Agreement is terminated under certain circumstances, Auddia could be required to pay Thramann Holdings a termination fee of $600,000 and reimburse Thramann Holdings for reasonable out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $200,000.

Support Agreements (see page 162)

Certain executive officers and directors of Auddia who in the aggregate owned approximately 0.1% of the outstanding shares of Auddia as of July 24, 2026, and other shareholders of Auddia, are parties to stockholder support agreements with Auddia whereby such stockholders have agreed to vote (i) in favor of the approval of the transactions contemplated in the Merger Agreement, (ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Business Combination, and (iii) against any proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the consummation of the Business Combination and the transactions contemplated in the Merger Agreement, subject to the terms of the support agreements.

Lock-Up Agreements (see page 162)

Concurrently and in connection with the execution of the Merger Agreement, Jeff Thramann, as the sole member of Thramann Holdings, entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which, Jeff Thramann has agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco’s common stock or any securities convertible into or exercisable or exchangeable for common stock, currently or thereafter owned, until 180 days following the closing of the Business Combination.

Management Following the Business Combination

The following table sets forth the name, age as of July 24, 2026 and position of each of the individuals who are expected to serve as executive officers and directors of Holdco following completion of the Business Combination:

Name	Age	Title
Executive Officers
Jeffrey Thramann, M.D.	61	Executive Chairman and Chief Executive Officer
John Mahoney	61	Chief Financial Officer
Non-Employee Directors
Nick Balletta	62	Director
Emmanuel L. de Boucaud	60	Director
Joshua Sroge	58	Director

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Risk Factors (see page 35)

Auddia and Thramann Holdings are subject to various risks associated with their businesses and their industries. In addition, the Business Combination, including the possibility that the Business Combination may not be completed, poses a number of risks to each company and its respective securityholders, including the following risks:

Risks Related to the Business Combination

•	The Business Combination and the resulting change in control from the Business Combination must be approved by Auddia stockholders. Failure to obtain stockholder approval would prevent the closing of the Business Combination.
•	Failure to complete the Business Combination may result in Auddia paying a termination fee to Thramann Holdings, and could harm the common stock price and future business and operations of Auddia.
•	If the conditions to the Business Combinations are not satisfied or waived, the Business Combination may not occur.
•	Auddia and Thramann Holdings may mutually agree to waive the condition to the Business Combination requiring approval for listing on Nasdaq, and if such condition is waived, Holdco’s stock may not be listed on Nasdaq following completion of the Business Combination.
•	Auddia and Thramann Holdings may mutually agree to complete the Business Combination even though a material adverse effect may result from the announcement of the Business Combination, industry-wide changes or other causes.
•	If Auddia and Thramann Holdings complete the Business Combination, the Holdco will need to raise additional capital by issuing equity securities or additional debt, which may cause significant dilution to Holdco’s stockholders or restrict Holdco’s operations.
•	Auddia stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.
•	If the Business Combination is not completed, Auddia’s stock price may decline significantly.
•	Auddia stockholders will generally have a reduced ownership and voting interest in, and will exercise less influence over the management of, Holdco following the completion of the Business Combination as compared to their current ownership and voting interests in Auddia.
•	During the pendency of the Business Combination, Auddia may not be able to enter into a business combination with another party on more favorable terms because of restrictions in the Merger Agreement, which could adversely affect its business prospects.
•	Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the transactions contemplated by the Merger Agreement.
•	Because the lack of a public market for Holdco’s capital stock makes it difficult to evaluate the fair market value of Holdco’s capital stock, the value of the common stock to be issued to Auddia’s stockholders may be more or less than the fair market value of Auddia’s capital stock.
•	Lawsuits may be filed against Auddia or any of the members of its boards of directors arising out of the Business Combination, which may delay or prevent the closing of the Business Combination.
•	Auddia and Thramann Holdings will incur significant transaction and merger-related costs in connection with the Business Combination, which may be in excess of those currently anticipated by Auddia and Thramann Holdings.
•	The opinion of Houlihan will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Business Combination.
•	The Business Combination may divert the attention of key personnel and resources at Auddia and Thramann Holdings, which could disrupt operations and adversely affect performance.
•	Holders of Auddia Common Stock will not be entitled to appraisal rights in the Business Combination.

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Risks Related to Auddia

As used in this section, references to “Company”, “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

•	Auddia’s auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.
•	We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.
•	We will need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations.
•	Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies and product candidates.
•	We have generated historical revenue from our mobile app platform for radio stations, but future revenue growth is dependent on new software services.
•	Our limited operating history of our current business plan may make it difficult for investors to evaluate the success of our business to date and to assess our future viability.
•	We have identified material weaknesses in our internal control over financial reporting in the past. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and securities prices.
•	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our business.
•	Our subscription revenue margins for the Discovr Radio platform and our freedom to operate our faidr radio platform rely on continuity of the established music licensing framework.
•	Our faidr platform will rely on the established “personal use exemption” which allows individuals to record content for time-shifting purposes.
•	If we are unable to obtain and maintain patent protection for our products and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and product candidates similar or identical to ours, and our ability to successfully commercialize our products and product candidates may be adversely affected.
•	Real or perceived errors, failures or bugs in our platform or products could materially and adversely affect our operating results and growth prospects.
•	Our recently announced growth strategy includes seeking acquisitions of other companies or assets in our industry sector. We may not be successful in identifying, making and integrating business or asset acquisitions, if any, in the future.
•	Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.
•	If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.
•	Any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business.
•	Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.
•	Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand, our business and operating results may be harmed. Moreover, our brand and reputation could be harmed if we were to experience significant negative publicity.
•	Enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and may affect the prices we may set.

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•	We may be subject to litigation, disputes or regulatory inquiries for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively affect our business.
•	Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as power disruptions, computer viruses, cyberattack, data security breaches or terrorism.
•	Any failure to protect our intellectual property rights could impair our business.
•	If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.
•	Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
•	A significant portion of our total outstanding shares are eligible for sale into the public market. Substantial sales of our shares into the public market could cause the market price of our common stock to drop significantly, even if our business is performing well.
•	The issuance of common stock pursuant to our equity line facility or our ATM facility may cause substantial dilution to our existing shareholders, and the sale of such shares in connection with our equity line or ATM facilities could cause the price of our common stock to decline.
•	The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for investors in our securities.
•	If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.
•	We may not be able to continue our current listing of our common stock on the Nasdaq Capital Market. A delisting of our common stock from Nasdaq could limit the liquidity of our stock, increase its volatility and hinder our ability to raise capital.
•	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.
•	We continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.
•	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.
•	Provisions in our corporate charter and our bylaws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.
•	Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
•	Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for such disputes with us or our directors, officers or employees.

Risks Related to Thramann Holdings

•	Thramann Holdings is a holding company and incubator. Its operations focus on creating companies and providing them with resources, operations and purpose and Thramann Holdings significantly relies upon its multiple independent operating subsidiaries to provide it with the funds necessary to meet its financial obligations. Liabilities of any one or more of Thramann Holdings’ subsidiaries could be imposed upon it or its other subsidiaries.

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Risks Related to LT350

As used in this section, references to “Company”,“we,” “us,” and “our” refer to LT350.

•	We are an early stage, pre-revenue, pre-operational company that still needs to design, engineer, test, manufacture, and operate our proposed solar parking lot canopy with integrated cartridges.
•	We expect the cost of acquiring and developing digital infrastructure equipment to continue to be affected by ongoing challenges to the global supply chain.
•	We plan to operate our AI data centers in parking lots, which is different from a traditional data center warehouse and may be exposed to risks relating to the climate, vandalism, collisions and remote maintenance.
•	We expect to have a limited number of suppliers for significant components of the equipment we use to build and operate our platform and provide our solutions and services. Any disruption in the availability of these components could delay our ability to expand or increase the capacity of our infrastructure or replace defective equipment.
•	We may be harmed by increased costs to procure power, prolonged power outages, shortages or capacity constraints as well as insufficient access to power.
•	If our data center providers fail to meet the requirements of our business, or if the data center facilities experience damage, interruption, or a security breach, our ability to provide access to our infrastructure and maintain the performance of our network could be negatively impacted.
•	Delivering performant AI infrastructure is immensely challenging.
•	If we fail to efficiently enhance our platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our platform may become less competitive.
•	The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Our ability to keep up with evolving AI technology requirements and regulatory frameworks could have a material adverse effect on our business, operating results, financial condition, and future prospects.
•	We plan to make substantial investments in our technology and infrastructure and unsuccessful investments could materially adversely affect our business, operating results, financial condition, and future prospects.
•	Our business is subject to a wide range of laws and regulations, and our failure to comply with those laws and regulations could harm our business.
•	We may be adversely affected by volatility in the solar power and battery energy storage market and industry conditions; in particular, the demand for our solar power and battery energy storage products and services may not grow as expected or may decline.

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Risks Related to Influence Healthcare

As used in this section, references to “Company”, “we,” “us,” and “our” refer to Influence Healthcare.

•	Influence Healthcare is an early stage, pre-revenue, pre-operational company in the process of entering into agreements with partners, contractors and customers to implement our business plan.
•	Failure to accurately predict our exposure under performance-based contracts could result in a reduction in profitability.
•	We may incur significant upfront costs in developing our VBE partner relationships, and if we are unable to develop or grow these partner relationships over time, we are unlikely to recover these costs, and our operating results may suffer.
•	If we do not continue to attract new partners and successfully capture new opportunities with new or existing partners, we may not achieve our financial projections, and our results of operations would be harmed.
•	Risks associated with VBC arrangements may negatively impact our business, operations, and financial condition.
•	If we are unable to offer new and innovative products and services or our products and services fail to keep pace with advances in industry standards, technology and our partners’ needs, our partners may terminate or fail to renew their relationships with us and our revenue and results of operations may suffer.
•	The market for value-based health care in the United States is rapidly evolving. Our future financial performance will depend in part on growth in this market and on our ability to adapt to emerging demands of this market. It is difficult to predict with any precision the future growth rate and size of our target markets.
•	Consolidation in the health care industry could have a material adverse effect on our business, financial condition and results of operations.
•	If federal or state healthcare programs or commercial payers reduce reimbursement rates we receive or alter payment terms, if we are unable to retain and negotiate favorable contracts with private third-party payers, if insured individuals move to health plans with greater coverage exclusions or restrictions or narrower networks, or if our volume of uninsured or underinsured patients increases, we may not be able to generate the revenues we expect.
•	Our offerings could be subject to audits by CMS and other governmental payers and whistleblower claims under the False Claims Act.
•	The health care regulatory and political framework is uncertain and evolving.

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Risks Related to Voyex

As used in this section, references to “Company”, “we,” “us,” and “our” refer to Voyex.

•	Voyex is an early stage, pre-revenue, pre-operational company that still needs to design, engineer, test, and operate our FlightFix and Airspeed programs.
•	We operate in a competitive global environment and our failure to compete effectively could reduce our ability to gain market share and harm our financial performance.
•	We require and will depend on partnerships with airports, forward base operations (FBOs), and charter jet providers to offer our full suite of differentiated products, and failure to secure these partnerships could harm our businesses.
•	We rely on information technology to operate our business and remain competitive, and any failure to adapt to technological developments or industry trends could harm our business.
•	Missing, delayed or incomplete information from third party partners may result in financial loss, reputational harm, regulatory action and legal liability.
•	Our products and services rely on AI that may produce inaccurate, incomplete or misleading outputs which could result in financial loss, reputational harm, regulatory action and legal liability.
•	Our business could be negatively affected by changes in search engine algorithms and dynamics or other traffic-generating arrangements.
•	We rely on information technology to operate our businesses and maintain our competitiveness, and if we fail to adequately maintain or improve our information technology systems, or to adapt them to technological developments and industry trends, our business and operations could be adversely affected.
•	System interruption, security breaches and unplanned outages in our information systems may harm our businesses.
•	We process, store and use customer, supplier and employee personal, financial and other data, which subjects us to risks stemming from possible failure to comply with governmental regulation and other legal obligations, as well as litigation and reputational risks associated with the failure to protect such data from unauthorized use, theft or destruction.

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Risks Related to Holdco

•	Following the Business Combination, Holdco may be unable to integrate successfully the businesses of Auddia and Thramann Holdings and realize the anticipated benefits of the Business Combination.
•	If any of the events described in “Risks Related to Auddia” or “Risks Related to Thramann Holdings” occur, those events could cause potential benefits of the Business Combination not to be realized.
•	The market price of Holdco’s common stock is expected to be volatile, and the market price of the common stock may drop following the Business Combination.
•	Holdco may incur losses for the foreseeable future and may never achieve profitability.
•	If Holdco fails to attract and retain management and other key personnel, it may be unable to continue to successfully implement its business plan.
•	Holdco will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.
•	Holdco will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.
•	The unaudited pro forma condensed combined financial information for Auddia and Thramann Holdings included in this proxy statement/prospectus are preliminary, and Holdco’s actual financial position and operations after the Business Combination may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.
•	Auddia does not anticipate that Holdco will pay any cash dividends in the foreseeable future.
•	Future sales of shares by existing stockholders could cause Holdco’s stock price to decline.
•	After completion of the Business Combination, Holdco’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to Holdco’s stockholders for approval.
•	If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Holdco, its business or its market, its stock price and trading volume could decline.
•	Holdco will have broad discretion in the use of the cash and cash equivalents of Holdco and the proceeds from the anticipated Concurrent Financing and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

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Risks Related to Being a Controlled Company

•	Following the Business Combination, Holdco will be a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. The stockholders of Holdco may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.

These risks and other risks are discussed in greater detail under the section titled “Risk Factors” beginning on page 35 of this proxy statement/prospectus. Auddia encourages you to read and consider all of these risks carefully.

Regulatory Approvals (see page 142)

Each of Auddia and Thramann Holdings will use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of the Merger Agreement, all applications, notices, reports and other documents reasonably required to be filed by such party with or otherwise submitted by such party to any governmental authority with respect to the transactions contemplated by the Merger Agreement, if any, and to submit promptly any additional information requested by any such governmental authority.

Nasdaq Stock Market Listing (see page 142)

Shares of Auddia Common Stock are currently listed on the Nasdaq Capital Market under the symbol “AUUD.” Holdco intends to file an initial listing application for Holdco Common Stock with Nasdaq. If such application is accepted, Holdco anticipates that the common stock of Holdco will be listed on Nasdaq following the closing of the Business Combination under the trading symbol “MCFN.” It is a condition to the consummation of the Business Combination that Holdco obtains approval of the listing of the Holdco on Nasdaq, but there can be no assurance such listing condition will be met or that Auddia will obtain such approval from Nasdaq. If such listing condition is not met or if such approval is not obtained, the Business Combination will not be consummated unless the condition is waived. The Nasdaq condition set forth in the Merger Agreement is not expected to be waived by the applicable parties. However, in the event that the shares of Holdco Common Stock to be issued in the Business Combination are not approved for listing on Nasdaq, it is possible that Auddia and Thramann Holdings may mutually agree to waive the applicable condition and nonetheless proceed with completing the Business Combination. If such condition is waived, Auddia will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of stockholders prior to proceeding with the Business Combination. If Auddia proceeds with the Business Combination in these circumstances, the Holdco’s stock may not be listed on Nasdaq.

Anticipated Accounting Treatment (see page 143)

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because Thramann Holdings has been determined to be the accounting acquirer under FASB’s ASC 805, Business Combinations. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company, and Auddia assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of Holdco will represent a continuation of the financial statements of Thramann Holdings with the Business Combination being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Business Combination will be presented as those of Thramann Holdings in future reports of Holdco. This determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	Pre-business combination shareholders of Thramann Holdings will own a relatively larger portion in Holdco compared to the ownership to be held by the pre-business combination stockholders of Auddia; and
•	The historical financial statements of Thramann Holdings will become the historical financial statements of McCarthy Finney. After the merger, the ongoing operations of both Thramann Holdings and Auddia will be reflected together in McCarthy Finney’s consolidated financial statements. Auddia’s assets, liabilities, and operating activities will continue as part of the combined company from the closing date forward. This presentation aligns with the pro forma financial information included in this filing and reflects the continuation of both companies’ operations within the combined entity.”

Under the reverse recapitalization model, the Business Combination will be treated as Thramann Holdings issuing equity for the net assets of Auddia. See the “Unaudited Pro Forma Condensed Combined Financial Information” on page F-32 of this proxy statement/prospectus for additional information.

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Appraisal Rights and Dissenters’ Rights (see page 143)

Holders of shares of Auddia Common Stock are not entitled to statutory appraisal rights under Delaware law by reason of the Business Combination because Auddia Common Stock is currently listed on Nasdaq and holders of Auddia Common Stock will not be entitled in the Business Combination to receive anything except Holdco Common Stock, which will be listed on Nasdaq.

However, under Section 262, if the Auddia Merger is completed, holders of record and beneficial owners of Auddia Preferred Stock who (i) deliver a written demand for appraisal of such person’s shares of Auddia Preferred Stock to us prior to the vote on the approval of the Merger Agreement, (ii) do not vote, in person or by proxy, in favor of the Proposal No. 1 to approve the Merger Agreement, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the Auddia Merger, and (iv) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of Auddia Preferred Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Holdco Merger Consideration, for the “fair value” of their shares of Auddia Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Auddia Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Auddia Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid in the Auddia Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below under the heading “The Transactions - Dissenters’ or Appraisal Rights” in this proxy statement/prospectus.

Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the Holdco Merger Consideration. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Auddia Preferred Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel. See the description under the heading “The Transactions - Dissenters’ or Appraisal Rights” in this proxy statement/prospectus for additional information and the text of Section 262 of the DGCL, which you are encouraged to read carefully and in their entirety.

Comparison of Rights of Holders of Capital Stock (see page 276)

Auddia and Holdco are each incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the Business Combination is completed, Thramann Holdings common stockholders will become Holdco common stockholders, and their rights will be governed by the DGCL, the by-laws of Holdco and the certificate of incorporation of Holdco. The rights of holders of Auddia Capital Stock contained in Auddia’s certificate of incorporation and by-laws differ from the rights of holders of Thramann Holdings membership interests under Thramann Holdings’ certificate of formation and Thramann Holdings’ operating agreement, as more fully described under the section titled “Comparison of Stockholder Rights” beginning on page 276 of this proxy statement/prospectus.

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RISK FACTORS

Holdco will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained or incorporated by reference in this proxy statement/prospectus, you should carefully consider the material risks described below before deciding how to vote your shares of Auddia Common Stock. You should also read and consider the other information in this proxy statement/prospectus and additional information about Auddia set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended by Amendment No. 1 to Form 10-K, which are filed with the SEC, as updated by its Quarterly Reports on Form 10-Q. Please see the section titled “Where You Can Find More Information” beginning on page 281 of this proxy statement/prospectus for further information.

Risks Related to the Business Combination

The Business Combination and the resulting change in control from Business Combination must be approved by Auddia stockholders. Failure to obtain stockholder approval would prevent the closing of the Business Combination.

Before the Business Combination can be completed, Auddia stockholders must approve, among other things, the exchange of Auddia capital stock for Holdco capital stock pursuant to the Merger Agreement and the resulting change in control from the Business Combination. Failure to obtain the required stockholder approval may result in a material delay in, or the abandonment of, the Business Combination. Any delay in completing the Business Combination may materially adversely affect the timing and benefits that are expected to be achieved from the Business Combination.

Failure to complete the Business Combination may result in Auddia paying a termination fee to Thramann Holdings, and could harm the common stock price and future business and operations of Auddia.

If the Business Combination is not completed, Auddia is subject to the following risks:

•	if the Merger Agreement is terminated under specified circumstances, Auddia could be required to pay Thramann Holdings a termination fee of $600,000, and reimbursement of up to $200,000 for Thramann Holdings’ reasonable out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby;
•	the price of Auddia Common Stock may decline and could fluctuate significantly; and
•	substantial costs related to the Business Combination may be incurred by either party, such as financial advisor, legal and accounting fees, a majority of which must be paid even if the Business Combination is not completed.

If the Merger Agreement is terminated and the board of directors of Auddia determines to seek another business combination, there can be no assurance that Auddia will be able to find another third party to transact a business combination with, yielding comparable or greater benefits.

If the conditions to the Business Combination are not satisfied or waived, the Business Combination may not occur.

Even if Proposal No. 1 as described in this proxy statement/prospectus is approved by the Auddia stockholders, specified conditions must be satisfied or, to the extent permitted by applicable law, waived to complete the Business Combination. These conditions are set forth in the Merger Agreement and each material condition to the completion of the Business Combination is described in the section titled “The Merger Agreement - Conditions to the Completion of the Business Combination” beginning on page 150 of this proxy statement/prospectus. Auddia cannot assure you that all of the conditions to the consummation of the Business Combination will be satisfied or waived. If the conditions are not satisfied or waived, the Business Combination may not occur or the closing may be delayed.

It is a condition of the consummation of the Business Combination that Holdco’s stock is approved for listing on Nasdaq. There can be no assurance such listing condition will be met and, at the time you are asked to vote on the Business Combination, you will have no assurance that the common stock of Holdco will be listed on Nasdaq following the completion of the Business Combination.

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Auddia and Thramann Holdings may mutually agree to waive the condition to the Business Combination requiring approval for listing on Nasdaq, and if such condition is waived, Holdco’s stock may not be listed on Nasdaq following completion of the Business Combination.

Pursuant to the Merger Agreement, Auddia and Thramann Holdings agreed to reasonably cooperate to seek approval of the listing of Holdco on Nasdaq in connection with the contemplated transactions. Additionally, under the Merger Agreement, each of Auddia’s and Thramann Holdings’ obligation to complete the Business Combination is subject to the satisfaction or waiver by each of the parties of various conditions, including that the shares of Holdco Common Stock to be issued in the Business Combination have been approved for listing on Nasdaq as of the closing of the Business Combination. In the event that the shares of Holdco Common Stock to be issued in the Business Combination are not approved for listing on Nasdaq, it is possible that Auddia and Thramann Holdings may mutually agree to waive the applicable condition and nonetheless proceed with completing the Business Combination. If such condition is waived, Auddia will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of stockholders prior to proceeding with the Business Combination. If Auddia proceeds with the Business Combination in these circumstances, Holdco’s stock may not be listed on Nasdaq.

If Holdco’s stock is not listed on Nasdaq following completion of the Business Combination, trading of the shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. In such event, it is likely that there would be significantly less liquidity in the trading of the common stock of Holdco; decreases in institutional and other investor demand for the shares, coverage by securities analysts, market making activity and information available concerning trading prices and volume; and fewer broker dealers willing to execute trades in the common stock of Holdco. Also, it may be difficult for Holdco to raise additional capital if Holdco’s common stock is not listed on a major exchange. The occurrence of any of these events could result in a further decline in the market price of the common stock of Holdco and could have a material adverse effect on Holdco.

Auddia and Thramann Holdings may mutually agree to complete the Business Combination even though a material adverse effect may result from the announcement of the Business Combination, industry-wide changes or other causes.

In general, neither Auddia nor Thramann Holdings is obligated to complete the Business Combination if there is a material adverse effect affecting the other party between February 17, 2026, the date of the Merger Agreement, and the closing of the Business Combination. However, certain types of events and/or causes are excluded from the concept of a “material adverse effect.” Such exclusions include, but are not limited to, changes or conditions generally affecting the industries in which the parties operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general. Therefore, if any of these events were to occur and adversely affect Auddia or Thramann Holdings, the other party would still be obligated to consummate the closing notwithstanding such material adverse effects. If any such adverse effects occur and Auddia and Thramann Holdings consummates the closing, the stock price of Holdco may suffer. This, in turn, may reduce the value of the Business Combination to the stockholders of Auddia. For a more complete discussion of what constitutes a “material adverse effect” on Auddia or Thramann Holdings, please see the section titled “The Merger Agreement - Representations and Warranties” beginning on page 153 of this proxy statement/prospectus.

If Auddia and Thramann Holdings complete the Business Combination, Holdco will need to raise additional capital by issuing equity securities or additional debt, which may cause significant dilution to Holdco’s stockholders or restrict Holdco’s operations.

Additional financing may not be available to Holdco when it is needed or may not be available on favorable terms. To the extent that Holdco raises additional capital by issuing equity securities, such financing will cause additional dilution to all securityholders of Holdco, including Auddia’s pre-Merger securityholders. It is also possible that the terms of any new equity securities may have preferences over Holdco’s common stock and Series C Preferred Stock. Any debt financing Holdco enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of Holdco’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if Holdco raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to Holdco.

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Auddia stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If Holdco is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, Auddia stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Holdco is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

If the Business Combination is not completed, Auddia’s stock price may decline significantly.

The market price of Auddia Common Stock is subject to significant fluctuations. Market prices for securities of technology companies have historically been particularly volatile. In addition, the market price of Auddia Common Stock will likely be volatile based on whether stockholders and other anticipated investors believe that Auddia can complete the Business Combination or otherwise raise additional capital to support Auddia’s operations if the Business Combination is not consummated and another strategic transaction cannot be identified, negotiated and consummated in a timely manner, if at all. The volatility of the market price of Auddia Common Stock is exacerbated by low trading volume. Additional factors that may cause the market price of Auddia Common Stock to fluctuate include:

•	the entry into, or termination of, key agreements;
•	announcements by competitors, significant contracts, commercial relationships or capital commitments;
•	the loss of key employees;
•	future sales of its common stock;
•	general and industry-specific economic conditions;
•	the failure to meet industry analyst expectations; and
•	period-to-period fluctuations in financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Auddia Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies.

Auddia’s stockholders will generally have a reduced ownership and voting interest in, and will exercise less influence over the management of, Holdco following the completion of the Business Combination as compared to their current ownership and voting interests in Auddia.

After the completion of the Business Combination, the current stockholders of Auddia will generally own a smaller percentage of Holdco than their ownership of their respective companies prior to the Business Combination. Immediately after the Business Combination, Auddia securityholders as of immediately prior to the Business Combination are expected to own approximately 20% of the economic interests of Holdco, subject to certain assumptions, including, but not limited to, Auddia’s Net Cash (as defined in the Merger Agreement) as of the close of business on the Closing Date (as defined in the Merger Agreement) being equal to or greater than $12 million. After the closing of the Business Combination, Holdco will be a Controlled Company. For more information, please see the section entitled “Risk Factors -  Risks Related to the Controlled Company.”

During the pendency of the Business Combination, Auddia may not be able to enter into a business combination with another party on more favorable terms because of restrictions in the Merger Agreement, which could adversely affect its respective business prospects.

Covenants in the Merger Agreement impede the ability of Auddia to make acquisitions during the pendency of the Business Combination, subject to specified exceptions. As a result, if the Business Combination is not completed, Auddia may be at a disadvantage to its competitors during that period. In addition, while the Merger Agreement is in effect, Auddia is generally prohibited from soliciting, initiating or knowingly encouraging, inducing or facilitating the communication, making, submission or announcement of any acquisition proposal or acquisition inquiry or taking any action that could reasonably be expected to lead to certain transactions involving a third party, including a merger, sale of assets or other business combination, subject to specified exceptions. Any such transactions could be favorable to Auddia’s stockholders, but Auddia may be unable to pursue them. For more information, please see the section titled “The Merger Agreement - No Solicitation” beginning on page 153 of this proxy statement/prospectus.

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Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the transactions contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit Auddia from soliciting competing proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances as described in further detail in the sections titled “The Merger Agreement - No Solicitation” beginning on page 153 of this proxy statement/prospectus. In addition, if Auddia terminates the Merger Agreement under specified circumstances, Auddia could be required to pay Thramann Holdings a termination fee of $600,000. In certain circumstances, Auddia may also be required to pay Thramann Holdings a reimbursement of up to $200,000 for Thramann Holdings’ reasonable out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. This termination fee may discourage third parties from submitting competing proposals to Auddia or its stockholders, and may cause the Auddia board of directors to be less inclined to recommend a competing proposal.

Because the lack of a public market for Holdco’s capital stock makes it difficult to evaluate the fair market value of Holdco’s capital stock, the value of the common stock to be issued to Auddia’s stockholders may be more or less than the fair market value of Holdco’s capital stock.

There has been no public market for the capital stock of Holdco prior to the Business Combination. The lack of a public market makes it difficult to determine the fair market value of Holdco’s capital stock. It is possible that the value of the Holdco common stock to be issued to Auddia’s stockholders will be more or less than the fair market value of Auddia’s capital stock.

Lawsuits may be filed against Auddia, or any of the members of its board of directors arising out of the Business Combination, which may delay or prevent the closing of the Business Combination.

Putative stockholder complaints, including stockholder class action complaints, and other complaints may be filed against Auddia or the Auddia board of directors, and others in connection with the transactions contemplated by the Merger Agreement. The outcome of litigation is uncertain, and Auddia may not be successful in defending against any such future claims. Lawsuits that may be filed against Auddia or the Auddia board of directors could delay or prevent the Business Combination, divert the attention of Auddia’s management and employees from their day-to-day business and otherwise adversely affect Auddia financially.

Auddia and Thramann Holdings will incur significant transaction and merger-related costs in connection with the Business Combination, which may be in excess of those currently anticipated by Auddia or Thramann Holdings.

Each of Auddia and Thramann Holdings has incurred and expects to continue to incur a number of non-recurring costs associated with negotiating and completing the Business Combination, combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the merger and include, among others, fees paid to financial, legal and accounting advisors, proxy solicitation costs and filing fees.

Auddia and Thramann Holdings will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Auddia and Thramann Holdings will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Business Combination and the integration of the two companies’ businesses. Although Auddia and Thramann Holdings each expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Auddia and Thramann Holdings to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of Holdco following the completion of the Business Combination.

Many of these costs will be borne by Auddia and Thramann Holdings even if the merger is not completed.

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The opinion of Houlihan will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Business Combination.

The Auddia Special Committee has received an opinion from Houlihan in connection with the signing of the Merger Agreement, but has not obtained an updated opinion from Houlihan as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Auddia or Thramann Holdings, general market and economic conditions and other factors that may or may not be beyond the control of Auddia or Thramann Holdings, and on which Houlihan opinion is based, may significantly alter the value of Auddia or Thramann Holdings or the prices of the shares of Auddia Common Stock or Thramann Holdings membership interests at the time the Business Combination is completed. The opinion does not speak as of the time the Business Combination will be completed or as of any date other than the date of such opinion. Because Auddia does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration, from a financial point of view at the time the merger is completed. The Auddia Special Committee and Auddia Board’s recommendation is that Auddia stockholders vote “FOR” approval of the Business Combination Proposal.

For a description of the opinion that the Auddia Special Committee received from its financial advisor, see the section entitled “The Transactions - Opinion of Auddia’s Financial Advisor.” A copy of the opinion of Houlihan, the Auddia Special Committee’s financial advisor, is attached as Annex C to this proxy statement/prospectus and is incorporated by reference herein in its entirety.

The financial projections provided by Auddia’s and Thramann Holdings’ management are highly speculative, particularly given the absence of historical revenues, and were relied upon, in part, in connection with the fairness opinion.

The financial projections reviewed by the Auddia Special Committee and the Auddia Board in connection with the Business Combination, and by Houlihan in rendering its opinion, are inherently subject to significant uncertainty. As of December 31, 2025, neither Auddia nor Thramann Holdings or its subsidiaries, including LT350, Influence Healthcare and Voyex, had generated any revenues. Accordingly, the projections are not based on a history of revenue-generating operations and instead reflect numerous assumptions regarding future market opportunities, the development and commercialization of products and services, and the ability of the combined company to execute its business strategy.

The projections contemplate substantial long-term growth, including projected revenues of approximately $8.8 billion by 2035, despite the absence of historical revenues. As a result, these projections are highly speculative and may not be indicative of actual future performance. Many of the assumptions underlying the projections are beyond the control of Auddia and Thramann Holdings and may not prove to be accurate. If the projections are not realized, the combined company’s actual financial results could differ materially and adversely from those reflected in the projections, and Auddia stockholders may not realize the anticipated benefits of the Business Combination.

In addition, the Auddia Special Committee considered these projections in assessing the Business Combination, and Houlihan relied on them, in part, in rendering its opinion that the merger consideration was fair from a financial point of view. To the extent these projections prove inaccurate or are not achieved, the value of the combined company could be significantly lower than anticipated.

For a summary of the Management Projections, see “The Transactions—Certain Unaudited Prospective Financial Information,” and for a description of the opinion received by the Auddia Special Committee from its financial advisor, see “The Transactions—Opinion of Auddia’s Financial Advisor.”

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The Business Combination may divert the attention of key personnel and resources at Auddia and Thramann Holdings, which could disrupt operations and adversely affect performance.

Auddia and Thramann Holdings have expended, and expect to continue to expend, significant time and resources in connection with the Business Combination. For Auddia, this includes the attention of its management team, which may be diverted from day-to-day operations, strategic initiatives, and performance improvement efforts. Although Thramann Holdings does not have employees and operates primarily through its member, executive officers and external advisors, the Business Combination has required and will continue to require substantial involvement from its member and advisors. This diversion of attention and resources could disrupt operations and may adversely affect the business, financial condition and results of operations of each company, particularly if the Business Combination is not completed.

Holders of Auddia Common Stock will not be entitled to appraisal rights in the Business Combination.

Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under Section 262 of the DGCL, holders of Auddia Common Stock are not entitled to appraisal rights in connection with the Business Combination or the issuance of Holdco Common Stock in connection with the Merger. For more information, see the section titled “Appraisal Rights and Dissenters’ Rights” beginning on page 143 of this proxy statement/prospectus.

Risks Related to Auddia

As used in this section, references to “Company”, “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

Risks related to our financial position and need for additional capital

Our auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our past working capital deficiency, stockholders’ deficit and recurring losses from operations raised substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2025 with respect to this uncertainty. Our existing cash was $3.2 million at December 31, 2025. We secured approximately $7.1 million in additional financing in 2025 and $12.9 million year-to-date through July 24, 2026, which will only be sufficient to fund our current operating plans into the second quarter of 2027. The Company has based these estimates, however, on assumptions that may prove to be wrong. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

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We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant net losses. We expect to continue to incur net losses in the near term. For the three months ended March 31, 2026 and 2025, our net losses were $2,281,553 and 1,752,565, respectively. Our net losses were $7,693,197 and $8,722,039 for the years ended December 31, 2025 and 2024, respectively. For the three months ended March 31, 2026, our cash used in operations was $2,275,114. At March 31, 2026, we had cash and cash equivalents on hand of $1,413,387. To date, we have devoted efforts towards securing financing, building, and evolving our technology platform, marketing our mobile app product for radio stations as well as initiating our marketing efforts for our music player. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as, we:

•	incur costs related to the national launch of our Discovr Radio platform and faidr App user acquisition as we continue obtaining market acceptance;
•	recruit and retain artists and labels on Discovr Radio and retain faidr listeners;
•	continue to develop and improve our technology;
•	effectively addressing any competing technological and market developments;
•	add operational, business development & marketing personnel; and
•	incur legal expenses related to avoiding and defending against intellectual property infringement, misappropriation and other claims.

To become profitable, we must develop and eventually commercialize the faidr product, with significant market potential. This will require us to be successful in a range of challenging activities, and our expenses will increase substantially as we acquire and retain users. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, develop new products, expand our business or continue our operations. A decline in the value of our Company also could cause stockholders to lose all or part of their investment.

We will need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, we continue to incur additional costs associated with operating as a public company. Our existing cash was $1.4 million at March 31, 2026. As of June 10, 2026, we raised approximately $12.0 million through a public offering completed subsequent to March 31, 2026. We believe our existing cash and these proceeds will be sufficient to fund our current operating plans into the second quarter of 2027. The Company has based these estimates, however, on assumptions that may prove to be wrong. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies and product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financing, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, or our other product candidates, or grant licenses on terms unfavorable to us.

We have generated historical revenue from our mobile app platform for radio stations, but future revenue growth is dependent on new software services.

Our ability to generate revenue from product sales and achieve profitability depends on our ability to successfully complete the development and commercialization of future software products. Our ability to generate meaningful revenue from product sales depends heavily on our success in:

•	obtaining market acceptance;
•	effectively addressing any competing technological and market developments;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter and performing our obligations under such arrangements;
•	maintaining, protecting, enforcing, and expanding our portfolio of intellectual property rights, including patents, trademarks, trade secrets and know-how;
•	avoiding and defending against intellectual property infringement, misappropriation and other claims;
•	implementing additional internal systems and infrastructure, as needed; and
•	attracting, hiring and retaining qualified personnel.

Our limited operating history of our current business plan may make it difficult for investors to evaluate the success of our business to date and to assess our future viability.

We are an early-stage company founded in 2012, with a limited operating history that has recently changed its business plan to develop and sell our new and potential products. There can be no assurance that any of our future products and services will be successfully developed, protected from competition by others, or marketed successfully. Accordingly, there can be no assurance that we will ever have positive net earnings.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our business.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our management does not expect that our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our company will have been detected.

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Risks related to the development of our products

Our subscription revenue margins for the Discovr Radio platform and our freedom to operate our faidr radio platform rely on continuity of the established music licensing framework.

Present music licensing costs and general rights to play music are determined by an established statutory rate framework which could change in the future. Changes in licensing costs and general rights to play music content could impact our direct costs for content or even prohibit access to content that is fundamental to the platform. Changes could adversely impact our cost to operate the platform and/or our rights to deliver content to end users.

Our faidr platform will rely on the established “personal use exemption” which allows individuals to record content for time-shifting purposes.

The faidr platform will allow consumers to access broadcast audio content “live,” in real-time with a slight delay, and also enables consumers to buffer audio content on the user’s device for delayed playback, that can take advantage of the App’s intelligent listening capabilities. We believe that the limited buffering provided for within the faidr App is lawful and falls within the United States Supreme Court’s ruling allowing consumers the right to time shift programming for later consumption. The faidr App only permits buffering on the user’s mobile device in a manner that does not permit librarying of content by the consumer and no right to offload content from the faidr App to another device, other than through the exploitation of the “analog hole” (e.g., allowing another device to record audio while it is playing through the faidr App). While we believe that the functionality of the faidr App is protected under current law, there is a risk that one or more aspects of the faidr App may be found to violate the rights of third parties. If it is determined that we are not permitted to give consumers the right to buffer content locally and also control their listener experience by receiving alternative programming to what is included in an AM/FM station’s transmission, certain features of the faidr App may have to be disabled or discontinued, the costs to Auddia for access to content could increase significantly, and result in an increase in the consumer price of the App, thus making the faidr App less desirable in the marketplace.

If we are unable to obtain and maintain patent protection for our products and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and product candidates similar or identical to ours, and our ability to successfully commercialize our products and product candidates may be adversely affected.

Our commercial success will depend, in part, on our ability to obtain and maintain patent protection in the United States and other countries with respect to our products and product candidates. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our products and product candidates that are important to our business.

We cannot be certain that additional patents will be issued or granted with respect to applications that are currently pending or that we may apply for in the future with respect to one or more of our products and product candidates, or that issued or granted patents will not later be found to be invalid and/or unenforceable.

The patent prosecution process is expensive and time-consuming. We may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, collaboration partners, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

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Real or perceived errors, failures or bugs in our platform or products could materially and adversely affect our operating results and growth prospects.

The software underlying our platform and products is highly technical and complex. Our software has previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in open source software utilized in building and operating our products or may result from errors in the deployment or configuration of open source software. Some errors in our software may only be discovered after the software has been deployed or may never be generally known. Any errors, bugs or vulnerabilities discovered in our software after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches, and thereby result in damage to our reputation, adverse effects upon customers and users, loss of customers and relationships with third parties, including social media networks, loss of revenue or liability for damages. In some instances, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time.

Risks related to our business operations

Our recently announced growth strategy includes seeking acquisitions of other companies or assets in our industry sector. We may not be successful in identifying, making and integrating business or asset acquisitions, if any, in the future.

As announced in April 2023, we anticipate that a component of our growth strategy may be to make strategically focused acquisitions of businesses or assets. Pursuit of this strategy may be restricted by the on-going volatility and uncertainty within the capital markets which may significantly limit the availability of funds for such acquisitions. Our ability to use shares of our common stock in an acquisition transaction may be adversely affected by the volatility in the price of our common stock and by the potential requirement of shareholder approval under applicable Nasdaq listing rules.

In addition to restricted funding availability, the success of our recently announced strategy will depend on our ability to identify suitable acquisition candidates and to negotiate acceptable financial and other terms. There is no assurance that we will be able to do so. The success of an acquisition also depends on our ability to perform adequate due diligence before the acquisition and on our ability to integrate the acquisition after it is completed. While we intend to commit significant resources to ensure that we conduct comprehensive due diligence, there can be no assurance that all potential risks and liabilities will be identified in connection with an acquisition. Similarly, while we expect to commit substantial resources, including management time and effort, to integrating acquired businesses into ours, there is no assurance that we will be successful in integrating these businesses. If we fail in performing adequate due diligence or in successfully integrating acquired businesses, our future operations would be negatively impacted.

Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.

We are highly dependent on members of our executive team; the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with certain of our executive officers, any of them could leave our employment at any time. We currently do not have “key person” insurance on any of our employees. The loss of the services of one or more of our current employees might impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining other qualified employees, consultants and advisors for our business, including scientific and technical personnel, will also be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous technology companies for individuals with similar skill sets. The inability to recruit, or loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our product development and commercialization objectives.

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If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial and other systems and resources to manage our operations, continue our technology development activities and, in the longer term, scale a commercial infrastructure to support our product roll out and end user projections. Future growth would impose significant added responsibilities on members of management. It is likely that our management, finance, sales, marketing and engineering systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and future product commercialization requires that we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain sufficient numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our product development and growth goals.

Any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business.

Our operations rely on information technology systems for the use, storage and transmission of sensitive and confidential information with respect to our customers, our customers’ consumers or other social media audiences, the third-party technology platforms of other parties and our employees. A malicious cybersecurity-related attack, intrusion or disruption by either an internal or external source or other breach of the systems on which our platform and products operate, and on which our employees conduct business, could lead to unauthorized access to, use of, loss of or unauthorized disclosure of sensitive and confidential information, disruption of our services, and resulting regulatory enforcement actions, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair sales and harm our business. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of products and services have been and are expected to continue to be targeted. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing, employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Despite efforts to create security barriers to such threats, it is not feasible, as a practical matter, for us to entirely mitigate these risks. If our security measures are compromised as a result of third-party action, employee, customer, or user error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation would be damaged, our data, information or intellectual property, or those of our customers, may be destroyed, stolen or otherwise compromised, our business may be harmed and we could incur significant liability. We have not always been able in the past and may be unable in the future to anticipate or prevent techniques used to obtain unauthorized access to or compromise of our systems because they change frequently and are generally not detected until after an incident has occurred. We also cannot be certain that we will be able to prevent vulnerabilities in our software or address vulnerabilities that we may become aware of in the future. Further, as we rely on third-party cloud infrastructure, we depend in part on third party security measures to protect against unauthorized access, cyberattacks and the mishandling of data and information. Any cybersecurity event, including any vulnerability in our software, cyberattack, intrusion or disruption, could result in significant increases in costs, including costs for remediating the effects of such an event, lost revenue due to network downtime, and a decrease in customer and user trust, increases in insurance premiums due to cybersecurity incidents, increased costs to address cybersecurity issues and attempts to prevent future incidents, and harm to our business and our reputation because of any such incident.

There can be no assurance that any limitation of liability provisions in our technical and/or subscription agreements would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim related to a cybersecurity incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, would harm our business.

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Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of personal data. In addition, some of our customers require us to notify them of data security breaches. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures, negatively affect our ability to attract new customers, encourage consumers to restrict the sharing of their personal data with our customers or the social media networks, cause existing Discovr Radio customers to elect not to renew their subscriptions or subject us to third-party lawsuits, regulatory fines or other action or liability, which could harm our business.

Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.

We receive, store and otherwise process personal information and other data from and about our customers and our employees. We also receive personal information and other data about our customers’ consumers or other social media audiences. There are numerous federal, state, local and international laws and regulations regarding privacy, data protection, information security and the storing, sharing, use, processing, transfer, disclosure, retention and protection of personal information and other content, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries and states, or conflict with other rules. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security. However, the regulatory framework for privacy, data protection and information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. The United States, the European Union (“EU”), and other countries in which we currently or may operate are increasingly adopting or revising privacy, copyright, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. New and changing laws, regulations, and industry standards concerning privacy, data protection and information security may also impact the social media platforms and data providers we utilize, and thereby indirectly impact our business. In the United States, this includes increased privacy-related regulations and enforcement activity at both the federal level and state levels that impose requirements on the personal information we collect in the course of our business activities. In the EU, this includes the General Data Protection Regulation (“GDPR”), which came into effect in May 2018. While we have taken measures to comply with applicable requirements contained in the GDPR, we may need to continue to make adjustments as more clarification and guidance on the requirements of the GDPR and how to comply with such requirements becomes available. Further, following a referendum in June 2016 in which voters in the United Kingdom approved an exit from the EU, the United Kingdom government has initiated a process to leave the EU, known as Brexit. Brexit has created uncertainty with regard to the regulation of data protection in the United Kingdom. In particular, although the United Kingdom enacted a Data Protection Act in May 2018 that is designed to be consistent with the GDPR, uncertainty remains regarding how data transfers to and from the United Kingdom will be regulated. Additionally, although we have self-certified under the U.S.-EU and U.S.-Swiss Privacy Shield Frameworks with regard to our transfer of certain personal data from the EU and Switzerland to the United States, some regulatory uncertainty remains surrounding the future of data transfers from the EU and Switzerland to the United States, and we are monitoring regulatory developments in this area. California also recently enacted legislation, the California Consumer Privacy Act of 2018, (the “CCPA”), that will afford consumers expanded privacy protections and control over the collection, use and sharing of their personal information when it goes into effect on January 1, 2020. The CCPA was recently amended, and it is possible that it will be amended again before it goes into effect. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. For example, the CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation.

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With laws and regulations such as the GDPR in the EU and the CCPA in the United States imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. For example, the increased consumer control over the sharing of their personal information afforded by CCPA may affect our customers’ ability to share such personal information with us or may require us to delete or remove consumer information from our records or data sets, which may create considerable costs for our organization. In addition, any failure or perceived failure by us to comply with our privacy policies, our privacy-, data protection- or information security-related obligations to customers, users or other third parties or any of our other legal obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties including social media networks and other data providers, or cause our users to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if the third parties we work with, such as vendors or developers, violate applicable laws or regulations or our policies, such violations may also put our customers’ and their users’ and consumers’ or other social media audiences’ content at risk and could in turn have an adverse effect on our business. Any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of such content, or regarding the manner in which the express or implied consent of such persons for the collection, use, retention or disclosure of such content is obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process user data or develop new services and features. All of these implications could adversely affect our revenue, results of operations, business and financial condition.

We may also face different obligations in foreign jurisdictions when providing access to AM/FM radio station simulcasts through the faidr App. In the United States, we will generally not be liable for monetary damages for copyright infringement arising from a radio station’s transmissions made accessible through the faidr App even if the owner of the station has failed to obtain all necessary licenses to simulcast music over the Internet. In the UK and the EU, the laws differ from those in the United States for companies that operate directory services and we may either have to disable access to stations that have failed to obtain the necessary licenses for accessibility through the faidr App in different jurisdictions or obtain licenses to cover the communications to the public made by such stations and accessed through the faidr App. The costs for such licenses could be excessive and negatively impact our business, operations and financial condition.

Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand, our business and operating results may be harmed. Moreover, our brand and reputation could be harmed if we were to experience significant negative publicity.

We believe that developing, maintaining and enhancing our brand is critical to achieving widespread acceptance of our platform and products, attracting new customers, retaining existing customers, persuading existing customers to adopt additional products and use-cases, and hiring and retaining our employees. We believe that the importance of our brand will increase as competition in our market further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, including thought leadership, our ability to provide a high-quality, reliable and cost-effective platform, the perceived value of our platform and products and our ability to provide quality customer success and support experience. Brand promotion activities require us to make substantial expenditures. To date, we have made significant investments in the promotion of our brand. The promotion of our brand, however, may not generate customer awareness or increase revenue, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

We operate in a public-facing industry in which every aspect of our business is impacted by social media. Negative publicity, whether or not justified, can spread rapidly through social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot predict how negative publicity may affect our reputation and business. We and our employees also use social media to communicate externally. There is risk that the use of social media by us or our employees to communicate about our business may give rise to liability or result in public exposure of personal information of our employees or customers, each of which could affect our revenue, business, results of operations and financial condition.

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Enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and may affect the prices we may set.

Our business and financial prospects could be affected by changes in laws, regulations, and policies in the United States and abroad. We operate in a highly regulated industry and new laws or judicial decisions, or new interpretations of existing laws or decisions, including those related to copyright, and the amount of payment for content rights could negatively impact our business, operations and financial condition.

We may be subject to litigation, disputes or regulatory inquiries for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively affect our business.

From time to time, we may be involved in litigation, disputes or regulatory inquiries that arise in the ordinary course of business. These may include claims, lawsuits and proceedings involving labor, and employment, wage and hour, commercial, alleged securities law violations or other investor claims, claims for trademark or copyright infringement and other matters. We expect that the number and significance of these potential disputes may increase as our business expands, our company grows larger and more users listen to streaming audio through our faidr App. While our agreements with customers limit our liability for damages arising from our platform, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued or protect us from claims against third parties with whom we do not have agreements. Radio station owners may object to our providing access to their simulcast streams through the faidr App in a manner that gives the consumer the ability to control whether the consumer listens to audio advertisements included in the station’s transmissions. The copyright owners of musical works and sound recordings may object to our providing users with the ability to buffer audio content for time shifting purposes. Although we carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, adversely affect our reputation and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our revenue, business, brand, results of operations and financial condition.

Risks related to our intellectual property

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as power disruptions, computer viruses, cyberattack, data security breaches or terrorism.

A significant natural disaster, such as an earthquake, fire or a flood, occurring where a business partner is located could adversely affect our business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect our network service providers or Internet service providers, this could adversely affect the ability of our customers to use our products and platform. In addition, natural disasters and acts of terrorism could cause disruptions in our or our customers’ businesses, national economies, or the world economy. We also rely on our network and third-party infrastructure and enterprise applications and internal technology systems for our engineering, sales and marketing and operations activities. If a major disruption is caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, results of operations and financial condition.

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Any failure to protect our intellectual property rights could impair our business.

Our success and ability to compete depend in part upon our intellectual property. We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. However, the steps we take to protect our intellectual property rights may be inadequate. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We have applied for patent protection in the United States relating to certain existing and proposed systems, methods and processes. We cannot assure that any of our patent applications will result in an issued patent. Any patent(s) we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Further, we cannot assure you that competitors will not infringe our patent(s), or that we will have adequate resources to enforce our patent(s).

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we have entered into confidentiality agreements with most of our employees and consultants. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business, financial condition and results of operations could be harmed.

We rely on our trademarks, service marks, trade names, and brand names to distinguish our products and services from the products and services of our competitors and have registered or applied to register many of these trademarks in the United States and other jurisdictions. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks, or use and register confusingly similar trademarks in these or other jurisdictions. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources advertising and marketing new brands. Further, we cannot assure you that third parties will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in any of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner is precluded from seeking statutory damages or attorney’s fees in any United States enforcement action and is limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.

In order to protect our intellectual property, we may be required to spend significant resources to monitor and protect our rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and adversely affect our business.

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If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

We face the risk of claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or otherwise violating their intellectual property rights, and we may be found to be infringing upon or otherwise violating such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology or conflict with our trademark rights. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could:

•	be expensive and time consuming to defend;
•	cause us to cease making, licensing or using our platform or products that incorporate the challenged intellectual property;
•	require us to modify, redesign, reengineer or rebrand our platform or products, if feasible;
•	divert management’s attention and resources; and/or
•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our platform or products, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our platform or products, or refund subscription fees associated with the Discovr Radio offering, which could further exhaust our resources. Such disputes could also disrupt our platform or products, adversely affecting our customer satisfaction and ability to attract customers.

Our use of “open source” software could negatively affect our ability to offer and sell access to our platform and products and subject us to possible litigation.

We use open source software in our platform and products and expect to continue to use open source software in the future. There are uncertainties regarding the proper interpretation of and compliance with open source licenses, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to use such open source software, and consequently to provide or distribute our platform and products. Although use of open source software has historically been free, recently several open source providers have begun to charge license fees for use of their software. If our current open source providers were to begin to charge for these licenses or increase their license fees significantly, this would increase our research and development costs and have a negative impact on our results of operations and financial condition.

Additionally, we may from time-to-time face claims from third parties claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of source code for the open source software, derivative works or our proprietary source code that was developed using or that is distributed with such open source software. These claims could also result in litigation and could require us to make our proprietary software source code freely available or require us to devote additional research and development resources to change our platform or incur additional costs and expenses, any of which could result in reputational harm and would have a negative effect on our business and operating results. In addition, if the license terms for the open source software we utilize change, we may be forced to reengineer our platform or incur additional costs to comply with the changed license terms or to replace the affected open source software. Further, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software or indemnification for third party infringement claims. Although we have implemented policies to regulate the use and incorporation of open source software into our platform and products, we cannot be certain that we have not incorporated open source software in our platform and products in a manner that is inconsistent with such policies.

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In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;
•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;
•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or
•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our platform, products or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. Large indemnity payments or damage claims from contractual breach could harm our business, operating results and financial condition.

From time to time, customers may require us to indemnify or otherwise be liable to them for breach of confidentiality or failure to implement adequate security measures with respect to their data stored, transmitted or processed by our employees, platform or products. Although we normally contractually limit our liability with respect to such obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our platform or products, and harm our revenue, business and operating results.

Risks related to ownership of our common stock

A significant portion of our total outstanding shares are eligible for sale into the public market. Substantial sales of our shares into the public market could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We have 5,803,182 shares of common stock issued and outstanding as of June 10, 2026. Substantially all of these shares, unless held by our affiliates, may be resold in the public market immediately without restriction. Shares held by our affiliates may be resold into the public market subject to compliance with the requirements of the SEC’s Rule 144.

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The issuance of common stock pursuant to our equity line and At-the-Market facilities may cause substantial dilution to our existing shareholders, and the sale of such shares acquired by our equity line provider could cause the price of our common stock to decline.

We have an equity line facility with White Lion. During 2025, the Company has sold 129,221 shares to White Lion for total proceeds of approximately $3.7 million.

On November 25, 2024, we entered into a new equity line and a related registration rights agreement with White Lion. Pursuant to the new Common Stock Purchase Agreement, we have the right, but not the obligation to require White Lion to purchase, from time to time until December 31, 2025, up to $10,000,000 in aggregate gross purchase price of newly issued shares of our common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. On July 30, 2025, we amended the equity line Common Stock Purchase Agreement from $10,000,000 to $50,000,000 and extended the commitment period to December 31, 2027.

We also have an At-the-Market (“ATM”) facility with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). Under the ATM facility, we may sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time, through an “at the market offering” (the “ATM Offering”).

During the three months ended March 31, 2026, the Company sold 98,043 shares under the Sales Agreement for proceeds of $0.9 million and currently has $0.0 million of unsold availability under the ATM facility.

During the year ended December 31, 2025, we issued 130,878 shares for aggregate proceeds of approximately $2.7 million pursuant to our ATM facility.

The sale of a substantial number of shares through our equity line and ATM facilities, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. The number of shares of our common stock issued by us through our equity line or ATM facilities and sold into the public markets depends on a variety of factors, including market liquidity of our common stock. The issuance of shares through our equity line and ATM facilities may cause the trading price of our common stock to decline.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for investors in our securities.

Our common stock price and Series A Warrant price are likely to be volatile. The stock market in general and the market for technology companies has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above your investment price. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive products or technologies;
•	regulatory or legal developments in the United States,
•	the recruitment or departure of key personnel;
•	the level of expenses related to any of our product candidates, and our commercialization efforts;
•	actual or anticipated changes in our development timelines;
•	our ability to raise additional capital;
•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates;
•	significant lawsuits, including patent or stockholder litigation;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	general economic, industry and market conditions; and
•	the other factors described in this “Risk Factors” section.

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If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

We may not be able to continue our current listing of our common stock on the Nasdaq Capital Market. A delisting of our common stock from Nasdaq could limit the liquidity of our stock, increase its volatility and hinder our ability to raise capital.

We may not be able to satisfy the requirements for the continued listing of our common stock on Nasdaq.

During 2022, 2023 and 2024, the Company received notices from Nasdaq indicating that the Company was not in compliance with (i) Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Stock Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or (ii) Nasdaq Listing Rule 5550(a)(2) which requires companies listed on The Nasdaq Stock Market to maintain a minimum of a $1.00 bid price for continued listing.

On May 24, 2024, we received a letter from Nasdaq indicating that we had regained compliance with the equity requirement in Listing rule 5550(b)(1) (the “Equity Rule”.) We will be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter in accordance with application of Listing Rule 5815(d)(4)(B).

On October 16, 2024, we received a written notice from Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing. The bid price notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market. The bid price notice indicated that we have 180 calendar days (or until April 14, 2025) in which to regain compliance. If at any time during this 180 calendar day period the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide us with a written confirmation of compliance and the matter will be closed.

On April 14, 2025, Nasdaq notified us that we were in compliance with the $1.00 minimum bid price requirement.

If our common stock is delisted by Nasdaq, our common stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of shareholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

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Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company” (“EGC”), as defined in the JOBS Act. We will remain an EGC until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Annual Report;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	an exemption from the requirement to seek nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of reduced reporting burdens in this Annual Report. In particular, we have not included all of the executive compensation information that would be required if we were not an EGC. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, and particularly after we are no longer an EGC, we will incur significant legal, accounting and other expenses that we did not incur as a private company.

In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

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Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company and are an accelerated or large accelerated filer.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. In addition, we have identified material weaknesses in our internal control over financial reporting and may identify further such material weaknesses, either of which we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If unable to comply with the requirements of Section 404 to address and remediate in a timely manner material weaknesses identified in our internal control over financial reporting, or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the Nasdaq Capital Market on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including, once we are no longer an EGC, an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Provisions in our corporate charter and our bylaws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

We are a Delaware corporation. The anti-takeover provisions of the Delaware General Corporation Law (the “DGCL”) may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders.

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Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions:

•	allow the authorized number of our directors to be changed only by resolution of our board of directors;
•	limit the manner in which stockholders can remove directors from the board;
•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors;
•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;
•	limit who may call stockholder meetings; and
•	authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for such disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of Auddia, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Auddia to Auddia or Auddia’s stockholders, any action asserting a claim against Auddia arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against Auddia governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless Auddia consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), as amended. Despite the fact that the certificate of incorporation provides for these exclusive forum provisions to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act , creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of Auddia’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive Federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

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The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Risks Related to Thramann Holdings

As used in this section, references to “Company”, “Thramann Holdings,” “we,” “us,” and “our” refer to Thramann Holdings.

We are a holding company and incubator and our operations focus on creating companies and providing them with resources, operations and purpose and we significantly rely upon our multiple independent operating subsidiaries to provide us with the funds necessary to meet our financial obligations. Liabilities of any one or more of our subsidiaries could be imposed upon us or our other subsidiaries.

We are a holding company and incubator with limited direct operating assets, employees and revenue. While we create and develop business and provide them with resources and purpose, each of our businesses is operated through a separate, wholly owned, independent subsidiary, which has its own local management, employees and assets. Aside from assets we hold at the holding company level, our principal assets are the equity interests we directly or indirectly hold in our multiple operating subsidiaries. As a result, we are dependent upon distributions from our subsidiaries to generate the funds necessary to meet our financial obligations and pay dividends. Our subsidiaries are legally distinct from us and have no obligation to make funds available to us. The ability of our subsidiaries to make distributions to us will depend substantially on their respective operating results and will be subject to restrictions under, among other things, the laws of their jurisdiction of organization, which may limit the amount of funds available for distribution to investors or stockholders, agreements of those subsidiaries, the terms of our financing arrangements and the terms of any future financing arrangements of our subsidiaries. If the cash distributions we receive from our subsidiaries are insufficient for us to fund our financial obligations, we may be required to raise cash through the incurrence of debt, the issuance of equity or the sale of assets to fund. However, there is no assurance that we would be able to raise cash by these means. If the ability of any of our subsidiaries to pay dividends or make distributions or payments to us is materially restricted by regulatory or legal requirements, bankruptcy or insolvency, or our need to maintain our financial strength ratings, or is limited due to operating results or other factors, it could adversely affect our ability to meet our financial obligations and to pay dividends or make distributions to our stockholders.

Additionally, there is significant risk in being an incubator. We are subject to numerous risks and uncertainties, such as intellectual property issues, employment law compliance, funding sustainability, resource mismanagement and project execution. These endeavors may prove to be more time consuming and cost intensive than we anticipate and management’s attention may be diverted. We may not be successful in launching these new businesses in a timely manner or at all and they may prove to be more cost intensive than anticipated. We may have to devote more resources than we expect which may affect our results of operations.

Risks related to LT350

As used in this section, references to “Company”, “LT350,” “we,” “us,” and “our” refer to LT350.

We are an early stage, pre-revenue, pre-operational company that still needs to design, engineer, test, manufacture, and operate our proposed solar parking lot canopy with integrated cartridges.

Although we believe we have vetted many of the expected design, engineering, manufacturing, construction, testing, and operational issues that will be involved in bringing our infrastructure platform solution to market, neither our canopies, cartridges, or required firmware have been designed, built, tested, or operated. Although we are not developing new technologies, we are assembling existing technologies in a new form factor. We cannot be aware of all the issues we will encounter throughout the design, engineering, testing, manufacturing, construction, and operational phases of bringing our solution to market. As such, we are not able to guarantee our solution can be developed or deployed as we expect. If we are not able to bring our canopy and cartridge platform infrastructure to market, our ability to execute on our strategic plan will be damaged.

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We expect the cost of acquiring and developing digital infrastructure equipment to continue to be affected by ongoing challenges to the global supply chain.

Ongoing challenges to the global supply chain, coupled with increased demand for computer chips and semiconductors and resulting shortages, may result in production cost increases affecting our operations and other digital infrastructure equipment for our data centers, and their manufacturers may pass on increased production costs to purchasers like us. Therefore, we may incur higher than usual costs to obtain digital infrastructure equipment, which could adversely affect our financial condition and results of operations.

We plan to operate our AI data centers in parking lots, which is different from a traditional data center warehouse and may be exposed to risks relating to the climate, vandalism, collisions and remote maintenance.

We plan to operate our AI data centers in parking lots, which is different from a traditional data center warehouse. As a result, we will be exposed to additional risks from notable weather events such as floods, hurricanes, tornados, fires, lightning storms, etc. Our ability to maintain an adequate operational environment for our servers, security for our servers against theft, vandalism, collisions and remote maintenance of our servers may prove to be difficult and cost intensive and may require us to spend additional funds on services and protections. We may not foresee all of the risk associated with developing and operating our AI data centers in parking lots and may not have adequate insurance coverage. There can be no guarantee that any or all costs or losses incurred will be partially or fully recouped from such insurance or that applicable insurance in the future will be available on economically reasonable terms or at all. These events may cause delays in our ability to get our AI data centers to become operational, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results.

In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, cyberattack, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results. Climate change could result in an increase in the frequency or severity of such natural disasters. Moreover, any of our office locations or data centers may be vulnerable to the adverse effects of climate change. These events can, in turn, have impacts on inflation risk, food security, water security, and on our employees’ health and well-being. Additionally, all the aforementioned risks will be further increased if we do not implement an effective disaster recovery plan or our partners’ disaster recovery plans prove to be inadequate.

Our ability to generate revenue will depend on a number of factors, including but not limited to our ability to:

•	operate our cloud infrastructure, including due to supply chain limitations and data center or power availability;
•	compete with other companies in our industry, including those with greater financial, technical, marketing, sales, and other resources;
•	continue to develop new solutions and services and new functionality for our platform and successfully further optimize our existing infrastructure, solutions, and services;
•	attract initial customers, retain customers and increase sales to existing customers, as well as attract new customers and grow our customer base;
•	successfully expand our business domestically and internationally;
•	generate sufficient cash flow from operations and raise additional capital, including through indebtedness, to support continued investments in our platform to maintain our technological leadership and the security of our platform;
•	strategically build our direct sales force to increase our sales capacity;
•	introduce and sell our solutions and services to new markets and verticals;
•	recruit, hire, train, and manage additional qualified personnel for our research and development activities;
•	maintain our existing, and enter into new, more cost-efficient, financing structures; and
•	successfully identify and acquire or invest in businesses, products, or technologies that we believe could complement or expand our platform.

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In addition to the factors discussed above, our revenue growth may also be impacted by industry-specific factors, particularly the continued development of AI, including advancements in AI technology that may lead to further compute efficiencies, the broader adoption, use, and commercialization of AI and any impacts of the developing AI regulatory environment.

As many of these factors are beyond our control, it is difficult for us to accurately forecast our future operating results. If the assumptions that we use to plan our business are incorrect or change in reaction to changes in our market, we may be unable to maintain consistent revenue or revenue growth, the value of our stock could be volatile, and it may be difficult to achieve and, if achieved, maintain profitability. In addition, changes in the macroeconomic environment, including actual or perceived global banking and finance related issues, labor shortages, supply chain disruptions, volatile interest rates and inflation, spending environments, geopolitical instability, warfare and uncertainty, including the effects of the conflicts in the Middle East and Ukraine and tensions between China and Taiwan, weak economic conditions in certain regions, or a reduction in AI spending regardless of macroeconomic conditions may impact our growth.

We expect to have a limited number of suppliers for significant components of the equipment we use to build and operate our platform and provide our solutions and services. Any disruption in the availability of these components could delay our ability to expand or increase the capacity of our infrastructure or replace defective equipment.

We do not manufacture the components we use to build the technology infrastructure underlying our platform. We expect to have a limited number of suppliers that we use to procure and configure significant components of the technology infrastructure that we use to operate our platform and provide our solutions and services to our customers.

Utilizing a limited number of suppliers of the components for our technology infrastructure exposes us to risks, including:

•	asymmetry between component availability and contractual performance obligations, including where specified components are required;
•	shifts in market-leading technologies away from those offered by our current suppliers that could impact our ability to offer our customers the solutions and services that they are seeking;
•	reduced control over production costs and constraints based on the then current availability, terms, and pricing of these components, including any delays in our supply chain;
•	limited ability to control aspects of the quality, performance, quantity, and cost of our infrastructure or of its components;
•	the potential for binding price or purchase commitments with our suppliers at higher than market rates;
•	reliance on our suppliers to keep up with technological advancements at the same pace as our business and customer demands, including their ability to continue to deliver next generation components that are substantially better than the prior generation;
•	consolidation among suppliers in our industry, which may harm our ability to negotiate and obtain favorable terms from our suppliers and the third-party suppliers that our suppliers rely on;
•	labor and political unrest at facilities we do not operate or own;
•	geopolitical disputes disrupting our or any of our suppliers’ supply chains;
•	business, legal compliance, litigation, and financial concerns affecting our suppliers or their ability to manufacture and ship components in the quantities, quality, and manner we require;
•	impacts on our supply chain from adverse public health developments, including outbreaks of contagious diseases or pandemics; and
•	disruptions due to floods, earthquakes, storms, and other natural disasters, particularly in countries with limited infrastructure and disaster recovery resources, or regional conflicts.

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Our technology infrastructure components suppliers are expected to fulfill our supply requirements on the basis of individual purchase orders, which we expect to often place on a just-in-time basis. We currently have no long-term contracts or arrangements with suppliers and do not expect to be able to negotiate contracts that guarantee capacity or the continuation of any particular payment terms. Accordingly, we expect our suppliers will not be obligated to fulfill our supply requirements, and the prices we are charged for their products and, if applicable, services could be increased on short notice. Further, because we expect to submit purchase orders to our suppliers on a just-in-time basis, any delay from our suppliers may result in our inability to provide our infrastructure and platform to our customers on a timely basis and fulfill our contractual requirements under our customer contracts. If we are required to change suppliers, our ability to meet our obligations to our customers, including scheduled compute access, could be adversely affected and our solutions may not be as performant, which could cause the loss of sales from existing or potential customers, delayed revenue, or an increase in our costs, which could adversely affect our margins. Any production or shipping interruptions for any reason, such as a natural disaster, epidemics, pandemics, capacity shortages, quality problems, or strike or other labor disruption at one of our supplier locations or at shipping ports or locations, could adversely affect sales of our solution and services offerings.

In addition, we are continually working to expand and enhance our infrastructure features, technology, and network and other technologies to accommodate substantial increases in the computing power required by more compute-intensive workloads on our platform, the amount of data we host, and our overall number of total customers. We may be unable to project accurately the rate or timing of these increases or to allocate resources successfully to address such increases and may underestimate the data center capacity needed to address such increases. Our limited number of suppliers, in turn, may not be able to quickly respond to our needs, which would have a negative impact on customer experience and contractual performance. In the future, we may be required to allocate additional resources, including spending substantial amounts, to build, purchase, or lease or license data centers and equipment and upgrade our technology and network infrastructure in order to handle increased customer usage, and our suppliers may not be able to satisfy such requirements. In addition, our network or our suppliers’ networks might be unable to achieve or maintain data transmission capacity high enough to effectively deliver our services. We may also face constraints on our ability to deliver our platform, solutions, and services if there is limited power supply. Our failure, or our suppliers’ failure, to achieve or maintain high data transmission capacity and sufficient electrical services would impact our ability to meet customer needs and could significantly reduce consumer demand for our services. Such reduced demand and resulting loss of compute, cost increases, or failure to upgrade our equipment or adapt to new technologies would harm our business, operating results, financial condition, and future prospects.

Moreover, our future suppliers themselves will rely on a complex network of third-party suppliers for semiconductor manufacturing, hardware components, and other critical inputs, which introduces additional risks to our supply chain. For example, NVIDIA relies on suppliers such as Taiwan Semiconductor Manufacturing Company for semiconductor fabrication and other manufacturers for compute and networking components. Any disruption in the operations of these upstream suppliers, whether due to equipment failures, geopolitical factors such as the potential for military conflict between China and Taiwan, or supply chain constraints, could affect our suppliers’ ability to supply the significant components of the equipment we use to operate our platform and provide our solutions and services to our customers, which would, in turn, affect the availability of our solutions and services, as well as lead times.

In addition, to the extent any of our suppliers’ businesses are impacted by business, legal compliance, litigation, and financial concerns, including regulatory scrutiny and export controls, our business, operating results, financial condition, and future prospects may be adversely affected. For example, increasing use of tariffs, economic sanctions and export controls has impacted and may in the future impact the availability and cost of GPUs and other components of our platform. The current U.S. presidential administration has discussed imposing broad-based tariffs on imported goods, which, if implemented on components of our infrastructure and other products we use, could increase our costs. Further, the former U.S. presidential administration had released new export controls targeting semiconductor manufacturing equipment and other items related to advanced integrated circuits. It is possible that these and additional restrictions could impede the supply chain in this industry. Additional export restrictions imposed on components of our technologies by the U.S. government may also provoke responses from foreign governments that negatively impact our supply chain, increase the costs for affected imported goods, or limit our ability to obtain additional hardware components, which would also substantially reduce our ability to provide or develop our platform, solutions, and services.

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In the event of a supplier unavailability, component shortage, or supply interruption, we may not be able to secure alternate sources in a timely manner. Securing alternate sources of supply for these components or services may be time-consuming, difficult, and costly and we may not be able to source these components or services on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these components or services, or the inability to obtain these components or services from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet the demand of our customers, which in turn would have an adverse effect on our business, operating results, financial condition, and future prospects.

We may be harmed by increased costs to procure power, prolonged power outages, shortages or capacity constraints as well as insufficient access to power.

Any power outages, shortages, capacity constraints or significant increases in the cost of power may have an adverse effect on our business and our results of operations.

We expect to rely on third parties, third party infrastructure, governments, and global supplies to provide a sufficient amount of power to maintain our data center operations to meet the needs of our customers. Any limitation on the delivered energy supply could limit our ability to operate our data centers. These limitations could have a negative impact on our ability to grow our business, which could negatively affect our financial performance and results of operations. Each new data center requires access to significant quantities of electricity. Limitations on generation, transmission and distribution may limit our ability to obtain sufficient power capacity for potential expansion sites or existing markets. Utility companies may impose onerous operating conditions to any approval or provision of power or we may experience significant delays and substantial increased costs to provide the level of electrical service required by our current or future data center designs.

Our data center facilities will be affected by problems accessing electricity sources, such as planned or unplanned power outages and limitations on transmission or distribution of power. Unplanned power outages, including, but not limited to those relating to large storms, earthquakes, fires, tsunamis, cyberattacks, physical attacks on utility infrastructure, war, and any failures of electrical power grids more generally, and planned power outages by public utilities, such as Pacific Gas and Electric Company’s practice of planned outages in California to minimize fire risks, could harm our customers and our business. Further, our data center facilities are expected to be located in leased parking lots where, depending upon the lease requirements and number of tenants involved, we may or may not control some or all of the infrastructure, including generators and fuel tanks. As a result, in the event of a power outage, we could be dependent upon the landlord, as well as the utility company, to restore the power. Even if we attempt to limit our exposure to system downtime by using backup generators, which are in turn supported by onsite fuel storage and through contracts with fuel suppliers, these measures may not always prevent downtime or solve for long-term or large-scale outages. Any outage or supply disruption could adversely affect our customer experience, as well as our business, operating results, financial condition, and future prospects.

The global energy market is currently experiencing inflation and volatility pressures. Various macroeconomic and geopolitical factors are contributing to the instability and global power shortage, including the war in Ukraine and conflicts in the Middle East, severe weather events, governmental regulations, government relations, and inflation. We expect the cost for power to continue to be volatile and unpredictable and subject to inflationary pressures, which could materially affect our financial forecasting, business, operating results, financial condition, and future prospects.

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If our data center providers fail to meet the requirements of our business, or if the data center facilities experience damage, interruption, or a security breach, our ability to provide access to our infrastructure and maintain the performance of our network could be negatively impacted.

We may lease space in or otherwise license use of third-party data centers located in the United States or internationally. Our business may be reliant on these data center facilities. Given that we will lease or license use of this data center space, we do not control the operation of these third-party facilities. Consequently, we could be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of our direct control. Our data center facilities and network infrastructure are vulnerable to damage or interruption from a variety of sources including earthquakes, floods, fires, power loss, system failures, computer and other cybersecurity vulnerabilities, physical or electronic break-ins, human error, malfeasance or interference, including by employees, former employees, or contractors, as well terrorist acts and other catastrophic events. We and the data center facilities we may lease space in or license use of may experience disruptions, outages, and other performance problems due to a variety of factors, including availability or sufficiency of power, infrastructure changes, and capacity constraints, occasionally due to an overwhelming number of customers accessing our infrastructure simultaneously. Our third-party data centers and network infrastructure may also be subject to cybersecurity attacks, including supply chain attacks, due to the actions of outside parties or human error, malfeasance, insider threats, system errors or vulnerabilities, insufficient cybersecurity controls, a combination of these, or otherwise, which may cause service outages and otherwise impact our ability to provide our solutions and services. While we review the security measures of our third-party data centers, we cannot ensure that these measures will be sufficient to prevent a cybersecurity attack or to protect the continued operation of our platform in the event of a cybersecurity attack, and any impact to our solutions and services may also impact our business, operating results, financial condition, and future prospects. Data center facilities housing our network infrastructure may also be subject to local administrative actions, changes to legal or permitting requirements, labor disputes, litigation to stop, limit, or delay operations, and other legal challenges, including local government agencies seeking to gain access to customer accounts for law enforcement or other reasons. In addition, while we expect to enter into various agreements for the lease of data center space, equipment, maintenance, and other services, those third parties could fail to deliver on their contractual obligations under those agreements, including agreements to provide us with certain data, equipment, and utilities information required to run our business. Furthermore, we may require the data centers we lease to have certain highly specific attributes in order to effectively run our business. For example, our state-of-the art data centers may also require networking equipment, high-speed interconnects, enhanced access to power, and liquid cooling infrastructure. In some cases, these third-party data centers are required to undergo extensive retrofitting and improvement efforts, including to incorporate novel developments in our industry, which are time consuming, expensive, and less efficient than if we were to lease from spaces already designed for our operations, and which may not ultimately be successful in meeting all of our requirements. If third parties fail to successfully deliver on such performance requirements, our ability to maintain the performance of our network would be negatively impacted.

Other factors, many of which are beyond our control, that can affect the delivery, performance, and availability of our platform include:

•	the development, maintenance, and functioning of the infrastructure of the internet as a whole;
•	the performance and availability of third-party telecommunications services with the necessary speed, data capacity, and security for providing reliable internet access and services;
•	the success or failure of our redundancy systems;
•	the success or failure of our disaster recovery and business continuity plans;
•	decisions by the owners and operators of the data center facilities where our infrastructure is installed or by global telecommunications service provider partners who provide us with network bandwidth to terminate our contracts, discontinue services to us, shut down operations or facilities, increase prices, change service levels, limit bandwidth, declare bankruptcy, breach their contracts with us, or prioritize the traffic of other parties;
•	our ability to enter into data center agreements and leases according to our business needs and on terms and with counterparties acceptable to us; and
•	changing sentiment by government regulators relating to data center development, including in response to public concerns regarding environmental impact and development, which may result in restrictive government regulation or otherwise impact the future construction of additional data centers.

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In addition, many of the leases we may enter into for third-party data centers have multi-year terms and fixed capacity. If we do not accurately anticipate the data center capacity required by our customers, including if they use less or more of our infrastructure than expected, we would incur additional costs due to leasing more capacity than is used and paid for by our customers or, alternatively, in seeking additional data center capacity to fulfill unexpected demand on terms that may not be economically reasonable or acceptable to us, if we are able to lease additional capacity at all. We may also need to seek additional data center capacity in the event any leases with third parties are terminated or not renewed, which we may be unable to do on reasonable terms or at all.

The occurrence of any of these factors, or our inability to efficiently and cost-effectively fix such errors or other problems that may be identified, could damage our reputation, negatively impact our relationship with our customers, or otherwise materially harm our business, operating results, financial condition, and future prospects.

In the future, we may develop our own data centers outside of parking lots, rather than relying on third parties and, because of our limited experience in this area, we could experience unforeseen difficulties. For example, any potential expansion of our data center infrastructure would be complex, and unanticipated delays in the completion of those projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our platform. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully utilize the underlying equipment, that could further degrade our platform or increase our costs.

Delivering performant AI infrastructure is immensely challenging.

The highly specialized infrastructure that is required to unlock the potential of AI is immensely challenging to build and operate, especially at scale and when introducing a new data center form factor. The scale of the required infrastructure is staggering, with tens of thousands of GPUs, thousands of miles of high-speed networking cables, and hundreds of thousands of interconnects coming together to create “superclusters” for training and serving AI models, as well as hundreds of MW of power and petabytes of total storage. Depending on the configuration of the data center, a single 32,000-GPU cluster may require the deployment of approximately 600 miles of fiber cables and around 80,000 fiber connections. Acquiring the necessary high-performance components requires managing a complex global supply chain, and the data centers themselves need to be specifically designed for high-performance compute. We may not be successful in managing a global supply chain, developing this AI infrastructure or it may take longer than anticipated to accomplish. Any delay in managing this process or developing this infrastructure could increase our costs and affect our operations.

If we fail to efficiently enhance our platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our platform may become less competitive.

The market in which we compete is relatively new and subject to rapid technological change, evolving industry standards and regulatory changes, as well as changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to, predict, adapt, and respond effectively to these changes on a timely basis. If we are unable to develop and sell new solutions and services that satisfy and are adopted by new and existing customers and provide enhancements, new features, and capabilities to our infrastructure that keep pace with rapid technological and industry change, our business, operating results, financial condition, and future prospects could be adversely affected. Further, prospective or existing customers may influence our product roadmap by requiring features optimal for their particular use case. If we are unable to adapt to meet customers’ requirements, they may use competitive offerings or internal solutions that eliminate reliance on third-party providers, and our business, operating results, financial condition, and future prospects could be adversely affected. Moreover, prioritizing development of such features may require significant engineering resources and may not be compatible with the requirements of other customers, which could impact overall adoption of our platform. If new technologies emerge that limit or eliminate reliance on AI cloud platform providers like us, or that enable our competitors to deliver competitive services at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact our ability to compete. If our solutions do not allow us or our customers to comply with the latest regulatory requirements, sales of our platform, solutions, and services to existing customers may decrease and new customers will be less likely to adopt our platform.

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Our future growth is dependent upon our ability to continue to meet the needs of new customers and the expanding needs of retained customers as their use of our platform, solutions, and services grows. As sales of our platform grow, we will need to devote additional resources to expanding, improving, and maintaining our infrastructure and integrating with third-party applications. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support, to serve our growing customer base, and to improve our IT and financial infrastructure, operating and administrative systems, and our ability to effectively manage headcount, capital and processes, including by reducing costs and inefficiencies. Any failure of, or delay in, these efforts could result in impaired system performance and reduced customer satisfaction, which would negatively impact our revenue growth and our reputation. We may not be successful in developing or implementing these technologies. In addition, it takes a significant amount of time to plan, develop, and test improvements to our technologies and infrastructure, and we may not be able to accurately forecast demand or predict the results we will realize from such improvements. In some circumstances, we may also determine to scale our technology through the acquisition of complementary businesses and technologies rather than through internal development, which may divert management’s time and resources. To the extent that we do not effectively scale our operations to meet the needs of our growing customer base and to maintain performance as our customers expand their use of our services, we will not be able to grow as quickly as we anticipate, our customers may reduce or terminate use of our platform and we will be unable to compete as effectively and our business, operating results, financial condition, and future prospects will be adversely affected.

We continually work to upgrade and enhance our platform, solutions, and services in response to customer demand and to keep up with technological changes. Part of this process entails cycling out outdated components of our infrastructure and replacing them with the latest technology available. This requires us to make certain estimates with respect to the useful life of the components of our infrastructure and to maximize the value of the components of our infrastructure, including our GPUs, to the fullest extent possible. We cannot guarantee that our estimates will be accurate or that our attempts at maximizing value will be successful. Any changes to the significant assumptions underlying our estimates or to the estimates of our components’ useful lives, or any inability to redeploy components of our existing infrastructure to extend past their contracted life could significantly affect our business, operating results, financial condition, and future prospects.

Our platform must also integrate with a variety of network, hardware, storage, and software technologies, and we need to continuously modify and enhance the capabilities of our platform to adapt to changes and innovation in these technologies. If our customers widely adopt new technologies, we may need to redesign parts of our platform to work with those new technologies. These development efforts may require significant engineering, marketing, and sales resources, all of which would affect our business, operating results, financial condition, and future prospects. Any failure of our infrastructure’s capabilities to operate effectively with future technologies and software platforms could reduce the demand for our platform. If we are unable to respond to these changes in a cost-effective manner, our platform may become less marketable and less competitive or obsolete, and our business may be harmed.

In addition, we must also continue to effectively manage our capital expenditures by maintaining and expanding our data center capacity, servers and equipment, grow in geographies where we currently have limited or no presence, and ensure that the performance, features, and reliability of our services and our customer service remain competitive in a rapidly changing technological environment. If we fail to manage our growth, the quality of our platform may suffer, which could negatively affect our brand and reputation and harm our ability to retain and attract customers and employees.

The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Our ability to keep up with evolving AI technology requirements and regulatory frameworks could have a material adverse effect on our business, operating results, financial condition, and future prospects.

As part of our growth strategy, we seek to attract and acquire customers requiring high-performance computing, such as AI, machine learning, and automated decision-making technologies, including proprietary AI algorithms and models (collectively, “AI Technologies”).

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AI has been developing at a rapid pace, and continues to evolve and change. As demand continues for AI services, AI providers, including our customers, are expected to seek increased compute capacity to enable advancements in their AI models and service the demands of end users. We cannot predict whether additional computing power will continue to be required to develop larger, more powerful AI models, or if the practical limits of AI technology will plateau in the future regardless of available compute capacity. Further, there have been recent advancements in AI technology, including open-source AI models, that may lead to compute and other efficiencies that may impact the demand for AI services, including our platform, solutions, and services, which may adversely impact our revenue and profitability. In the event that existing scaling laws do not continue to apply as they have in the past, demand by our customers for compute resources, including our solutions and services, may not continue to increase over time, or may decrease if overall demand for AI is impacted by a lack of further technological development. If we are unable to keep up with the changing AI landscape or in developing services to meet our customers’ evolving AI needs, or if the AI landscape does not develop to the extent we or our customers expect, our business, operating results, financial condition, and future prospects may be adversely impacted.

Additionally, we may incur significant costs and experience significant delays in developing new solutions and services or enhancing our current platform to adapt to the changing AI landscape, and may not achieve a return on investment or capitalize on the opportunities presented by demand for AI solutions. Moreover, while AI adoption is likely to continue and may accelerate, the long-term trajectory of this technological trend is uncertain. Further, market acceptance, understanding, and valuation of solutions and services that incorporate AI Technologies are uncertain and the perceived value of AI Technologies used and/or provided by our customers could be inaccurate. If AI is not broadly adopted by enterprises to the extent we expect, or if new use cases do not arise, then our opportunity may be smaller than we expect. Further, if the consumer perception and perceived value of AI Technologies is inaccurate this could have a material adverse effect on our customers, which in turn could have a material adverse effect on our business, operating results, financial condition, and future prospects.

Concerns relating to the responsible use by our customers of new and evolving technologies, such as AI, which are supported by our platform, may result in collateral reputational harm to us. AI may pose emerging ethical issues and if our platform enables customer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm, or legal liability.

Furthermore, the rapid pace of innovation in the field of AI has led to developing and evolving regulatory frameworks globally, which are expected to become increasingly complex as AI continues to evolve. Regulators and lawmakers around the world have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Regulations related to AI Technologies have been introduced in the United States at the federal level and are also enacted and advancing at the state level. Additional regulations may impact our customers’ ability to develop, use and commercialize AI Technologies, which would impact demand for our platform, solutions, and services and may affect our business, operating results, financial condition, and future prospects.

AI and related industries, including cloud services, are under increasing scrutiny from regulators due to their concerns about market concentration, anti-competitive practices, and the pace of partnerships and acquisitions involving generative AI startups. As the industry continues to grow, transactions and business conduct will likely continue to draw scrutiny from regulators. Our customers may become subject to further AI regulations, including any restrictions on the total consumption of compute technology, which could cause a delay or impediment to the commercialization of AI technology and could lead to a decrease in demand for our customers’ AI infrastructure, and may adversely affect our business, operating results, financial condition, and future prospects.

We will depend on significant customers for our data centers.

Many factors, including global economic conditions, may cause our data center customers to experience a downturn in their businesses or otherwise experience a lack of liquidity, which may weaken their financial condition and impact our estimates as to the probability of collectability of payments, and ultimately result in their failure to make timely rental and other payments or their default under their agreements with us. Further, the development of new technologies, the adoption of new industry standards or other factors could render our data center customers’ products and services obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood that they default under their leases, become insolvent or file for bankruptcy. If a customer defaults or fails to make timely rent or other payments, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment, which could adversely affect our financial condition and results of operations.

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If a customer becomes a debtor in a case under the U.S. Bankruptcy Code, we cannot evict the customer solely because of the bankruptcy. In addition, the bankruptcy court might authorize the customer to reject and terminate its contracts with us. Our claim against the customer for unpaid, future rent and other payments would be subject to a statutory cap that might be substantially less than the remaining amounts actually owed under their agreements with us. In either case, our claim for unpaid rent and other amounts would likely not be paid in full. Our revenue could be materially adversely affected if a significant customer were to become bankrupt or insolvent, suffer a downturn in its businesses, fail to renew its contract or renew on terms less favorable to us than its current terms.

If we are unable to attract customers, retain customers, and/or expand sales of our platform, solutions, and services to such customers, we may not achieve the growth we expect, which would adversely affect our business, operating results, financial condition, and future prospects.

In order to grow our business, we must attract new customers in a cost-effective manner and enable these customers to realize the benefits associated with our platform. We may experience difficulties demonstrating to customers the value of our platform and any new solutions and services that we offer. As we develop and introduce new solutions and services and add new and upgraded components of our platform, we face the risk that customers may not value or be willing to adopt these newer offerings, and may forgo adopting one or more newer generations of our existing offerings. Regardless of the improved features or superior performance of the newer offerings, customers may be unwilling to adopt our platform due to design or pricing constraints, among other reasons. Even if customers choose to adopt our platform or new solutions and services that we develop, they may be slow to do so. Because of the extensive time and resources that we invest in research and development, if we are unable to sell new solutions and services, our revenue may decline and our business, operating results, financial condition, and future prospects could be negatively affected. Historically, we have used an internal sales team that is focused on responding to inbound inquiries, outbound prospecting targeting specific customers, expanding sales of our platform to existing customers, and expanding our revenue in specific markets to drive revenue growth. If our sales team is not successful at growing our customer base, our future growth will be impacted.

In addition, we must persuade potential customers that our platform offers significant advantages over those of our competitors. As our market matures, our solutions and services evolve, and competitors introduce lower cost and/or differentiated solutions or services that are perceived to compete with our platform, our ability to maintain or expand sales of our platform, solutions, and services could be impaired. Even if we do attract new customers, the cost of new customer acquisition, implementation of our platform, and ongoing customer support may prove higher than anticipated, thereby adversely impacting our profitability.

Other factors, many of which are out of our control, may now or in the future impact our ability to retain customers, attract customers, and expand sales of our platform, solutions, and services to such customers in a cost-effective manner, including:

•	potential customers’ commitments to existing solutions or services or greater familiarity or comfort with other solutions or services;
•	our ability to secure sufficient power for our platform and solutions;
•	decreased spending on specialized AI cloud infrastructure or AI or machine learning development generally;
•	deteriorating general economic and geopolitical conditions;
•	future governmental regulation, which could adversely impact growth of the AI sector;
•	negative media, industry, or financial analyst commentary regarding our platform, AI, and the identities and activities of some of our customers;
•	our ability to expand, retain, and motivate our sales, customer success, cloud operations, and marketing personnel;
•	our ability to obtain or maintain industry security certifications for our platform;
•	the perceived risk, commencement, or outcome of litigation; and
•	increased expenses associated with being a public company following this offering.

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Our future financial performance also depends in part on our ability to expand sales of our platform, solutions, and services to retained customers. In order to expand our commercial relationship with our customers, existing customers must decide that the increased cost associated with additional purchases of our platform, solutions, and services is justified by the additional functionality. Our customers’ decision whether to increase their purchase is driven by a number of factors, including customer satisfaction with the security, performance, and reliability of our platform, the functionality of any new solutions and services we may offer, general economic conditions, and customer reaction to our pricing model. If our efforts to expand our relationship with our existing customers are not successful, our business, operating results, financial condition, and future prospects may materially suffer.

Our contracts with data center customers could subject us to significant liability.

In the ordinary course of business, we will aim to enter into agreements with customers pursuant to which we will provide data center space, power, environmental controls, physical security and connectivity products to our customers. These contracts typically contain indemnification and liability provisions, in addition to service level commitments, which could potentially impose a significant cost on us in the event of losses arising out of certain breaches of such agreements, services to be provided by us or our subcontractors or from third-party claims. Data center customers increasingly are looking to pass through their regulatory obligations and other liabilities to their outsourced data center providers and we may not be able to limit our liability or damages in an event of loss suffered by such customers whether as a result of our breach of an agreement or otherwise. If such an event of loss occurred, we could be liable for material monetary damages and could incur significant legal fees in defending against such an action, which could adversely affect our financial condition and results of operations.

We may also develop space specifically for data center customers pursuant to agreements signed prior to beginning or early in the development process. In those cases, if we fail to meet our development obligations under those agreements, these customers may be able to terminate their agreements and we would be required to find a new customer for this space. In addition, in certain circumstances we may lease data center facilities prior to their completion. If we fail to complete the facilities in a timely manner, the customer may be entitled to terminate its agreement, seek damages or penalties against us or pursue other remedies and we may be required to find a new customer for the space. If we are not able to complete a data center in a timely manner, if development costs are higher than we currently estimate, our financial condition, results of operations and cash flow could be materially adversely affected.

Additionally, a customer’s decision to lease space and power in our data center typically involves a significant commitment of resources and due diligence on the part of our customers regarding the adequacy of our facilities. As a result, we may expend significant time and resources in pursuing a particular transaction that may not result in revenue. Economic conditions, including market downturns and the implementation of new tariffs and more restrictive trade regulations may impact customers’ ability to plan future business activities, which could cause customers to slow spending or delay decision-making. Our inability to adequately manage the risks associated with these developments may adversely affect our business, financial condition and results of operations.

We plan to make substantial investments in our technology and infrastructure and unsuccessful investments could materially adversely affect our business, operating results, financial condition, and future prospects.

The industry in which we compete is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, short product cycles, and evolving industry standards. In order to remain competitive, we have made, and expect to continue to make, significant investments in our technology and infrastructure. If we fail to further develop our platform or develop new and enhanced solutions, services, and technologies, if we focus on technologies that do not become widely adopted, or if new competitive technologies or industry standards that we do not support become widely accepted, demand for our solutions and services may be reduced. Increased investments in technology and infrastructure or unsuccessful improvement efforts could cause our cost structure to fall out of alignment with demand for our solutions and services, which would have a negative impact on our business, operating results, financial condition, and future prospects.

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Changing environmental regulation and public energy policy may expose our business to new risks.

Our data center operations require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, any data center facility we establish can only be successful if we can obtain sufficient electrical power for that facility on a cost-effective basis, and our establishment of new facilities requires us to find locations where that is the case. If new regulations are imposed, or if existing regulations are modified, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business because the bitcoin mining industry, with its energy demand, may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future in the United States. Any of the foregoing could result in a material adverse effect on our business and financial condition.

The compliance costs of responding to new and changing regulations could adversely affect our operations.

We are subject to various federal, state and local laws and regulations, including those relating to the generation, storage, handling, and disposal of hazardous substances and wastes. Certain of these laws and regulations also impose joint and several liability, without regard to fault, for investigation and cleanup costs on current and former owners and operators of real property and persons who have disposed of or released hazardous substances into the environment. Our operations may involve the use of hazardous substances and materials, such as petroleum fuel for temporary generators, as well as batteries, cleaning solutions, and other materials.

The course of future legislation and regulation in the United States remains difficult to predict, and potential increased costs associated with new legislation or regulation cannot be estimated at this time.

Our business is subject to a wide range of laws and regulations, and our failure to comply with those laws and regulations could harm our business.

Our business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety and environmental laws, including those related to energy usage and energy efficiency requirements, privacy and data protection laws, AI, financial services laws, anti-bribery laws, sanctions, national security, import and export controls, anti-boycott, federal securities laws, and tax laws and regulations.

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For example, governmental authorities have in the past sought to restrict data center development based on environmental considerations and have imposed moratoria on data center development, citing concerns about energy usage, requiring new data centers to meet energy efficiency requirements. We may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements. In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the United States. These laws and regulations are subject to change over time and thus we must continue to monitor and dedicate resources to ensure continued compliance. In particular, the global AI regulatory environment continues to evolve as regulators and lawmakers have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Non-compliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions and jail time for responsible employees and managers. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, financial condition, and future prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results, financial condition, and future prospects.

We may be adversely affected by volatility in the solar power and battery energy storage market and industry conditions; in particular, the demand for our solar power and battery energy storage products and services may not grow as expected or may decline.

Our business is affected by conditions in the solar power and battery energy storage markets and industries. While we expect continued growth in global electricity demand and increasing adoption of solar and battery energy storage technologies, these markets may experience periods of volatility or grow more slowly than anticipated. For example, the solar power sector may from time to time experience undersupply, which can negatively impact our operations and potential profitability. In such instances, since we purchase solar power products and services, we may be adversely affected, thereby increasing our costs to access and use panels and batteries.

Project ownership, operations and development involve risks and uncertainties.

Project ownership, operations and development involve risks and uncertainties, including:

•	delays and cost overruns as a result of a number of factors, many of which are beyond our control, including construction and procurement price inflation, regulatory approval delays, grid connection challenges, supply chain disruptions or component availability, trade restrictions, construction, installation, and performance acceptance testing issues;
•	delays or denials of required regulatory approvals by relevant government authorities;
•	the need to raise significant additional funds, which we may be unable to obtain on commercially reasonable terms or at all;
•	failure to effectively execute our project development pipeline expansion plan;
•	with respect to projects being operated under our ownership, the uncertainty of energy production as a result of a number of factors, many of which are beyond our control, including weather, grid congestion, and curtailment; and
•	diversion of significant management attention and other resources.

Many solar power and battery energy storage projects, including our own, depend on a mix of equity capital, tax equity and project financing to fund development and construction. A higher cost of capital may materially reduce the internal rate of return for these projects. Furthermore, there is no guarantee that tax equity investors will be available or willing to provide funding on acceptable terms, or that the tax incentives and benefits that are needed to make tax equity funding available will remain in place. Moreover, as a result of the effects of inflation in the global economy, certain governmental authorities responsible for administering monetary policy have sustained a higher central bank interest rates, which could increase the costs to obtain debt financing in the future or refinance current indebtedness. In addition, higher bond yields could result in increased return expectations for solar power and battery energy storage projects, which would result in lower valuation for these assets.

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The availability and cost of funding of these projects are determined in part based on the perceived counterparty creditworthiness or sovereign credit risk of the country where a particular project is located. We cannot make assurances that financial institutions will continue to offer funding to solar power and battery energy storage project developers and owners at reasonable costs. An increase in cost of capital and interest rates or a decrease in available funding within the global financial market could make it more difficult to fund solar power and battery energy storage systems. This could hamper our transition to a long-term owner and operator of solar and battery energy storage assets, which may materially and adversely affect our business, results of operations, financial condition and prospects.

Undersupply of polysilicon, solar wafers, cells and modules may cause substantial downward pressure on the prices of our products and reduce our revenues and earnings.

The solar industry has been experiencing significant fluctuations in the supply and pricing of polysilicon, solar wafers, cells and modules. Recently, global silicon production capacity has expanded rapidly, leading to an oversupply and subsequent decline in polysilicon prices, however should this reverse, we may face increase costs and have to pass some of those costs on to the consumer. In addition, we are exposed to inventory risk that may adversely affect our earnings as a result of unfavorable product pricing changes.

Global economic conditions, including inflationary pressures and higher interest rates, may have an adverse impact on our business prospects, results of operations and cash flows.

Our operations are subject to the effects of global economic conditions, including inflation, interest rates, and foreign exchange rates, which consequently may affect demand for electricity and the supply and prices of other energy products, such as oil, natural gas and coal. Economic downturn could result in a decrease in global energy prices and demand for electricity, which could place downward pressure on the price of solar power and battery energy storage systems, and weaken demand.

Inflationary pressures may increase supplier costs, wages, operating costs and financing costs, which could reduce our profitability and cash flows if we are unable to pass along these costs to our customers. Inflation may also adversely affect foreign exchange rates, further affecting our results of operations. In addition, higher interest rates could have a dampening effect on overall economic activity and weaken our customers’ financial condition, reducing demand for our products and services. These factors, alone or in combination, could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Our project construction activities may not complete on time, and our development and construction costs could increase to levels that cause the return on our investment in the projects to be lower than expected.

The development and construction of solar power and battery energy storage projects can take many months or years to complete and may be delayed for reasons beyond our control. There can be no assurance that the projects can be completed on time or within projected costs. Furthermore, we may become constrained in our ability to simultaneously fund our other business operations and invest in other projects. In contrast to producing and selling solar modules and battery energy storage products, developing solar power and battery energy storage projects requires more management attention to negotiate the terms of our engagement and monitor the progress of the projects which may divert management’s attention from other matters.

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The development and construction of solar power and battery energy storage projects involve known and unknown risks, many of which are not under our sole control. For example, we may be required to invest significant upfront investments in cost to access parking lots and interconnection rights, permitting and engineering, and may incur legal and other expenses before we can determine whether a project is feasible. Additionally, in certain cases, we may need to order equipment with lengthy lead time, such as substation transformers. Success in developing a particular project is contingent upon, among other things:

•	securing cost to access rights and related permits, including satisfactory environmental assessments;
•	receiving required land use, construction and operational permits and approvals;
•	receiving rights to interconnect to the electric grid;
•	securing economically feasible cost of interconnection and other deposits (some of which are non-refundable);
•	negotiating tax incentives and property tax abatement, whenever applicable;
•	negotiating satisfactory EPC or balance of plant agreements, and mitigating the solvency or financial conditions of our EPC contractors, suppliers or other third parties that we engage;
•	obtaining equity, tax equity and project financing; and
•	timely and satisfactory execution and performance by the third parties that we engage.

In addition, successful completion of a particular project may be adversely affected by numerous factors, including:

•	changes in laws, regulations and policies and shifts in trade barriers and remedies, especially tariffs;
•	failure in obtaining and complying with required governmental permits and approvals and the inability to renew or replace permits and approvals that expire or are terminated in a timely manner and on reasonable terms;
•	compliance with domestic content and labor requirements;
•	disputes and potential challenges from local residents, environmental organizations, and others who may not support the project;
•	unforeseen engineering problems, subsurface land conditions, construction delays, cost over-runs, labor strikes, equipment and materials supply shortages or disruptions;
•	shortage of skilled and licensed labor on the part of our contractors;
•	failure to enter into offtake contracts or capacity and ancillary services contracts, on terms favorable to us, or at all;
•	additional complexities when conducting project development or construction activities in foreign jurisdictions, including compliance with local laws and customs; and
•	force majeure events, including adverse weather conditions, pandemics, supply chain disruptions, hostilities and other events beyond our control.

Any of these factors could lead to construction delays and construction costs in excess of our expectations. These circumstances could prevent our solar power and battery energy storage projects from commencing operations on time or achieving our anticipated return on our investments. In addition, failure to meet agreed-upon system level capacity, energy output guarantees, warranties or other contract terms, could lead to contract terminations, grid interferences or project related damages. Depending on the specified terms of the EPC agreements, the offtake, capacity and ancillary service contracts or other agreements related to the project, we may be subject to significant damages, penalties, and other obligations, including obligations to repair, replace or supplement materials for the project. If a third-party EPC contractor is terminated or resigns, we may be forced to take on additional risks, such as cost inflation and construction responsibilities that would otherwise be covered by the contractor. There is no assurance that disputes with third-party EPC contractors will not arise in the future. Any of these events could materially and adversely affect our business, results of operations and financial conditions.

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We face a number of risks involving offtake contracts, including failure or delay in entering into contracts, defaults by counterparties and contingent contractual terms such as price adjustment, termination, buy-out, acceleration and other clauses.

In our solar power and battery energy storage project development business, we expect to enter into a wide range of offtake contracts, including but not limited to PPAs, VPPAs, and other contracts for capacity and ancillary services. There is a limited, but growing, pool of potential buyers for electricity generated and services provided by our solar power and battery energy storage projects since the transmission and distribution of electricity is often regulated or highly concentrated in many jurisdictions. The willingness of buyers to enter into contracts with independent power producers such as us depends on a number of factors beyond pricing and supply reliability. Failure to enter into offtake contracts on favorable terms, or at all, could negatively impact our revenue and our decisions regarding the development of future projects. Delays in entering into offtake contracts, or an inability to renew or replace expiring contracts with comparable terms and conditions, may adversely affect our ability to finance project construction and realize cash flows from our projects, and the affected site may temporarily or permanently cease operations, or face exposure to more uncertain merchant electricity pricing, which could materially and adversely affect our financial condition, results of operations and cash flows.

We are exposed to the creditworthiness of the purchasers of power under these contracts, and there is no guarantee that our counterparties will be able or willing to fulfill their related contractual obligations. If they refuse to accept delivery of the power or services delivered thereunder or they otherwise terminate them prior to their expiration, our results of operations and cash flows could be materially and adversely affected. Further, to the extent any of our power purchasers are, or are controlled by, governmental entities, our facilities may be subject to legislative or other political action that may impair their contractual performance or contain contractual remedies that do not provide adequate compensation in the event of a counterparty default.

Reciprocal tariffs under the International Emergency Economic Powers Act on imports into the United States could adversely affect us.

We are closely monitoring potential changes in international trade policy, as it remains unclear what actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the U.S., tax policy related to international commerce, or other trade matters. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, such changes could have an adverse effect on our business, financial condition and results of operations.

We need a significant amount of cash to fund project development and construction.

Our project development business is capital intensive, and we anticipate that our capital requirements will continue to increase. To develop new products, support growth, improve production cost efficiencies, and maintain product quality, we need to invest in facilities, equipment, product and process technology. In addition, significant cash resources are required to obtain the mechanism that connects the cartridges to the canopies.

If we are unable to generate sufficient cash flows, obtain adequate funding, or find alternative sources of capital on commercially acceptable terms, our ability to expand our project development business would be significantly impaired. This could have a material and adverse effect on our business prospects, financial condition, liquidity and results of operations.

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Supply chain disruptions, cost increases or performance issues could adversely affect our business and relationship with customers, particularly given our dependence on a limited number of key suppliers.

We rely on third-party suppliers for key materials, components and equipment, including solar panels, battery cells, inverters, trackers, mounting hardware, steel girders, electrical conduits, switches and buses, transformers, and grid interconnection equipment. Given our dependence on a limited number of suppliers, we are vulnerable to supply chain disruptions. If suppliers fail to meet our quantity, quality or cost requirements, we may face increased costs, production delays, or non-compliance with customer agreements, potentially leading to project cancellations, contractual liabilities, and revenue shortfalls.

Supply chain risks are further exacerbated by inflationary pressures, rising input costs, and production delays, which could impact our ability to pursue profitable deployments. Although we may build buffer inventories, there is no assurance that these buffer inventories will fully mitigate disruptions. In addition, a significant portion of our suppliers’ manufacturing and supply chain may be based in China, and may be subject to government-mandated facility closure as a consequence of energy shortage or other causes. Supply interruptions may also result from accidents, natural disasters or other unforeseen events beyond our control.

If we are unable to secure alternative suppliers on commercially reasonable terms, or if increased costs cannot be passed on to our customers, our market position, customer relationships and results of operations could be materially and adversely affected.

Several of our key raw materials and components may be single-sourced or sourced from a limited number of suppliers, and their failure to perform could cause project development delays.

Our failure to obtain components that meet our quality, quantity, and cost requirements in a timely manner could interrupt or impair our ability to deploy projects. Several of our key raw materials and components may either be single-sourced or sourced from a limited number of suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and adversely impact our operations. In addition, some of our suppliers may be smaller companies that may be unable to supply our increasing demand for components as we expand or seek to expand our business. We may be unable to identify new suppliers or qualify their products for use in our product in a timely manner and on commercially reasonable terms. A constraint on product availability may result in our inability to meet our deployment plans and/or our obligations under our customer contracts, which would have an adverse impact on our business. Additionally, reductions in our deployment plans may put pressure on suppliers, resulting in increased material and component costs.

Uncertainty in the development, deployment and use of AI in our products and services, as well as our business more broadly, could adversely affect our business and reputation.

We use systems and tools that incorporate AI-based technologies, including generative AI, for customers and our workforce. As with many new and emerging technologies, AI presents numerous risks and challenges that could adversely affect our business. The development, adoption, integration, and use of generative AI technology remains in early stages, and ineffective or inadequate AI governance, development, use, or deployment practices by us or third parties could result in unintended consequences. For example, AI algorithms that we use may be flawed or may be (or may be perceived to be) based on datasets that are biased or insufficient. In addition, any latency, disruption, or failure in our AI systems or infrastructure could result in delays or errors in our offerings. Inadequate governance, testing, or quality assurance processes could result in flawed deployments, producing erroneous or harmful outputs, which could damage our reputation and lead to legal liabilities. Thoroughly testing generative AI models is challenging due to their complexity and the unpredictability of their outputs. Developing, testing, and deploying resource-intensive AI systems may require additional investment and increase our costs. There also may be real or perceived social harm, unfairness, or other outcomes that undermine public confidence in the deployment and use of AI. Furthermore, third parties may deploy AI technologies in a manner that reduces customer demand for our products and services. Any of the foregoing may result in decreased demand for our products and services or harm to our business, financial condition, results of operations, or reputation.

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The legal and regulatory landscape surrounding AI technologies is rapidly evolving and uncertain, including in relation to the areas of intellectual property, cybersecurity, and privacy and data protection. For example, there is uncertainty around the validity and enforceability of intellectual property rights related to our development, deployment, and use of AI. Additionally, third parties that license AI technologies to us may impose unfavorable licensing terms or terminate the licenses altogether which would require us to seek licenses from alternative sources to avoid disruptions in feature delivery. Compliance with new or changing laws, regulations, or industry standards relating to AI may impose significant operational costs and may limit our ability to develop, deploy, or use AI technologies. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or brand and reputational harm.

Our inability to protect our intellectual property rights or defend against patent infringement or other intellectual property claims, could undermine our competitive position, adversely affect our business and impose significant costs.

We retain intellectual property rights to some of the technologies that we develop in solar power and battery energy storage products. As of the date of this proxy statement, we held an aggregate of 13 patents, had 1 patent allowed by the USPTO and had 2 patent applications pending in the United States and Europe. While we take measures to protect our intellectual property, these rights afford only limited protection and may not prevent third-party infringement.

Additionally, our success depends on our ability to develop and use our technology and know-how without infringing third-party intellectual property rights. Patent and intellectual property disputes are inherently uncertain and often involve complex legal, scientific, and factual issues. Defending such claims can be costly, time-consuming and may divert management and technical resources. Furthermore, we use third-party equipment in our production lines, sometimes without sufficient supplier guarantees that our use of such equipment does not infringe third-party intellectual property rights. This creates a potential source of litigation or infringement claims. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, require us to seek licenses, pay ongoing royalties, redesign products or comply with injunctions prohibiting the manufacture, sale or use of our technologies. Protracted litigation could deter customers from purchasing our products until disputes are resolved. While we have resolved claims and disputes in the past without material impact on our financial position, we cannot guarantee that future disputes will not have a material adverse effect on our business and results of operations.

Corporate sustainability may impose additional costs and create new compliance challenges.

Public ESG and sustainability reporting has become more broadly expected by investors, shareholders, customers and other stakeholders. Investors and customers may consider a company’s sustainability performance as a reputational or other factor in making an investment or purchase decision. Our failure to meet established ESG standards or achieve acceptable ratings could lead to reputational damage, increased costs, and potential disadvantage relative to our competitors.

Risks related to Influence Healthcare

As used in this section, references to “Company”, “Influence Healthcare,” “we,” “us,” and “our” refer to Influence Healthcare.

Influence Healthcare is an early stage, pre-revenue, pre-operational company in the process of entering into agreements with partners, contractors and customers to implement our business plan.

We cannot be aware of all the issues we will encounter throughout the negotiation, building and implementation of our facilities and partnerships or in the operational phases of forming and operating our value based care (“VBC”) arrangements. As such, we are not able to guarantee our solutions can be developed or deployed as we expect. If we are not able to create, lease or otherwise acquire facilities or contract with partners, our ability to execute on our strategic plan will be damaged.

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Failure to accurately predict our exposure under performance-based contracts could result in a reduction in profitability.

We deploy our value based care surgical services solution through bundled payment arrangements for specific surgical procedures. We are paid revenue from the profit split for each VBC case managed to specified value metrics and from FFS cases brought to vertically integrated hospitals and ASCs. We assume economic responsibility for costs up to the full payment made to us to perform a specific surgical service. If we are not able to deliver contracted surgical services at a cost that is less than the payment we receive for the surgical service, we will not be able to generate a profit or share any profit with our contracted surgeons. This will adversely impact our business model.

Since we are not an insurance provider and data is not yet widely available to adequately predict complications across individual surgical cases, we will use terms in our payer contracts to limit losses for surgical cases that have excess costs, particularly for those cases that are outliers due to unforeseen and unpredictable complications. Although we believe payers are receptive to appropriate carveouts in order to pursue the opportunity to deliver value based care to a broader spectrum of surgical services, there are no guarantees that adequate carve outs can be negotiated.

If adequate carveouts cannot be negotiated, we will be unable to enter into payer contracts at an acceptable risk which will limit our ability to generate core revenue.

We may incur significant upfront costs in developing our VBE partner relationships, and if we are unable to develop or grow these partner relationships over time, we are unlikely to recover these costs, and our operating results may suffer.

We may devote significant resources to establish relationships with our VBE partners. Some of our partners undertake a significant and prolonged evaluation process, often to determine whether our solutions meet their unique needs, which has in the past resulted in extended periods of time to establish a partner relationship. Our efforts involve educating our partners about the benefits of our business model and moving them to contract with us to manage and perform services for the VBC surgical cases the Company is contracted to perform. Our operating results will depend in substantial part on our ability to deliver a successful experience for our partners that we can leverage to secure additional partners. If we are unable to enter into favorable relationships with new partners it could have a material adverse effect on our business, financial condition and results of operations. As we grow, our customer acquisition costs could outpace our build-up of recurring revenue, and we may be unable to reduce our total operating costs through economies of scale such that we are unable to achieve profitability. For example, some of our partnerships require significant upfront investment including, in the case of new markets, investments in infrastructure to vertically integrate various components of care delivery.

If we do not continue to attract new partners and successfully capture new opportunities with new or existing partners, we may not achieve our financial projections, and our results of operations would be harmed.

In order to grow our business, we must continually attract new surgeons and other ancillary care partners and gain market share for VBC cases within the base of patients covered by VBC contracts with payers. Our ability to do so will depend on our ability to perform well under our initial contracts to build our reputation with payers, surgeons and other ancillary care provider partners, as well as on the success of our sales and marketing efforts. Potential independent surgeon partners may seek out other options such as hospital employment or private equity partnerships. Therefore, we must demonstrate that our model provides an attractive solution for potential partners. If we fail to provide high-quality solutions and convince surgeon partners of the value of our proposition, we may not be able to retain surgeons, develop VBC market share for surgical cases, or attract new surgeons. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of the market for our solution due in part to the rapidly evolving nature of the healthcare industry and the substantial resources available to our existing and potential competitors. If the market for VBC surgical services grows more slowly than we expect, if we fail to successfully convert new growth opportunities or if the number of surgeon partners that join our network fails to develop and grow we expect, our revenue, results of operations, financial condition, business and prospects could be harmed.

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Risks associated with VBC arrangements may negatively impact our business, operations, and financial condition.

A significant portion of our business is expected to be derived from VBC arrangements for healthcare services with commercial payers, self-insured employers, and Medicare Advantage. Our VBC revenues are subject to the risk of delivering a specifically contracted surgical service at a cost that is below the payment amount.

Regulation of risk-sharing arrangements, including certain VBC arrangements, varies significantly by state. If a state in which we currently operate, or in which we seek to expand, views the participation of the Company in risk-sharing arrangements as the assumption of insurance risk, the arrangement may fall within the purview of state insurance or managed care laws and regulations, and we may be required to obtain a state insurance or managed care license or similar registration. These laws and regulations may subject the entity involved to oversight by state regulators, including through periodic reporting or audits, and requirements for financial reserves. Some of these laws may be vague and state regulators may have interpretations that differ from ours. Even if a state regulatory agency does not directly oversee the transfer of risk by a payer to a downstream entity, the state may require the licensed payer to include certain oversight mechanisms in payer contracts, which could increase our administrative costs and have an adverse effect on our business, cash flows or results of operations. If we fail to comply with insurance laws and regulations, including licensure and oversight requirements, we may be required to make changes to our operations and could be subject to civil and/or criminal penalties, denial of future licensure applications and termination of payer contracts. These laws and regulations may affect the operation of, for example, ACOs, direct primary care programs, provider-sponsored organizations, independent practice associations, and provider capitation models.

Success in VBC contracts requires coordination of teams and a combination of data, analytics, software-supported workflow management and automation in addition to direct patient interaction. We are dependent on our surgeons and other providers to effectively manage the quality and cost of care, and we cannot guarantee nor control the quality and efficiency of services from such providers or the attrition of providers, including those with a track record of success in VBC arrangements, or attributed participants. While we believe we are well-positioned to compete in a value-based reimbursement environment and facilitate the transition from FFS models to VBC arrangements, it is unclear whether VBC arrangements will ultimately achieve their aims and whether they will decrease aggregate reimbursement. If we fail to achieve contract performance standards under any applicable VBC program, perform at a level below the outcomes demonstrated by our competitors, or otherwise fail to effectively provide or coordinate the efficient delivery of quality health care services, our reputation in the industry may be negatively impacted, we may receive reduced reimbursement amounts, including the loss of shared savings or other bonuses. In addition, failure to satisfy qualify performance standards may lead to the termination of a physician’s ability to participate in a particular commercial payer product or result in us not being able to participate in a particular VBC arrangement, tiered network or narrow network offering. Reductions in the quality of services furnished by us or our providers could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Furthermore, to the extent that our patients require more care than anticipated or our medical costs and expenses exceed estimates, reimbursement paid under our VBC arrangements may be insufficient to cover costs. This may negatively impact our revenue. Although we seek to mitigate this risk through our contracts with payers and with stop-loss insurance coverage, we may not be successful in negotiating contracts that eliminate this risk. If that is the case, we will be forced to limit the number of payer contracts we can secure, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In addition, there are significant difficulties and risks associated with estimating the amount of revenues that we recognize under our VBC arrangements with payers. These estimates affect the timing and the amounts of revenue recognized and, if our estimates are materially inaccurate, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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If we are unable to offer new and innovative products and services or our products and services fail to keep pace with advances in industry standards, technology and our partners’ needs, our partners may terminate or fail to renew their relationships with us and our revenue and results of operations may suffer.

Our success depends on providing high-quality products and services that health care providers and payers use to improve clinical, financial and operational performance. If we cannot adapt to rapidly evolving industry standards, technology, including AI, and increasingly sophisticated and varied partner and payer needs, our business model could become undesirable or obsolete, which could have a material adverse effect on our business, results of operations, financial condition and cash flows. We must continue to invest significant resources in our personnel and technology, including AI, in a timely and cost-effective manner in order to enhance our products and services and introduce new high-quality products and services that existing partners and potential new partners will want. Our operating results would also suffer if our innovations are not responsive to the needs of our existing partners or potential new partners, are not appropriately timed with market opportunity, are not effectively brought to market or significantly increase our operating costs. If our new or modified product and service innovations are not responsive to partner preferences, emerging industry standards or regulatory changes, are not appropriately timed with market opportunity or are not effectively brought to market, we may lose existing partners or be unable to obtain new partners and our results of operations may suffer. In addition, should any of our partners terminate their relationship with us after implementation has begun, we would not only lose our time, effort and resources invested in that implementation, but we would also have lost the opportunity to leverage those resources to build a relationship with other partners over that same period of time. We may price our services based on expectations of long-term relationships with our partners. When a partner terminates the relationship earlier than we had expected, we lose the resources invested in that relationship as well as the upside benefits we had anticipated.

We will also engage third-party vendors to develop, maintain and enhance the technology we use in our solutions, and our ability to develop and implement new technologies is therefore dependent on our ability to engage suitable vendors. We may also need to license software or technology from third parties in order to maintain, expand or modify our technology-enabled services platform. However, there is no guarantee we will be able to enter into such agreements on acceptable terms or at all. The functionality of our services platforms depends, in part, on our ability to integrate with third-party applications and data management systems that our partners use and from which they obtain data. These third parties may terminate their relationships with us, change the features of their applications and platforms, restrict our access to their applications and platforms or alter the terms governing use of their applications, data management systems and application programming interfaces and access to those applications and platforms in an adverse manner.

If we are not able to maintain and enhance our reputation and brand recognition, our business and results of operations will be harmed.

We believe that maintaining and enhancing our reputation and brand recognition is critical to our relationships with partners and to our ability to attract new partners. The promotion of our brands may require us to make substantial investments and we anticipate that, as our market becomes increasingly competitive, these marketing initiatives may become increasingly difficult and expensive. Our marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our results of operations could be harmed. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our partners, or any adverse publicity or litigation involving or surrounding the Company or one of our VBE partners could make it substantially more difficult for us to attract new partners. Similarly, because we expect partners will often act as references for us with prospective new partners, any existing partner that questions the quality of our work or that of our employees could impair our ability to secure additional new partners. Therefore, negative publicity resulting from any adverse government payer audit could injure our reputation. More broadly, we and our partners may also suffer negative reputational impact as a result of our involvement in utilization management, adverse determinations, prior authorizations, clinical decision support and similar matters. If we do not successfully maintain and enhance our reputation and brand recognition, our business may not grow and we could lose our relationships with partners, which would harm our business, results of operations and financial condition.

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If we fail to effectively manage our growth and cost structure, our business and results of operations could be harmed.

If we do not effectively manage our growth and maintain an efficient cost structure as we launch and expand our services, the quality of our solutions could suffer. We must also build and continuously improve our systems for operational and financial management, including our reporting systems, procedures and controls. These improvements require significant capital expenditures and place increasing demands on our management. We may not be successful in managing or expanding our operations or in maintaining adequate financial and operating systems and controls. For example, as we expand into and across jurisdictions, if we do not comply with local clinical licensure laws in the provision of our services, our results of operations and reputation could be harmed. If we do not successfully manage these processes, including the timely management of providers and processing of claims on behalf of our partners, care could be delayed, we could suffer reputational harm and our business and results of operations could be harmed including as a result of potential penalties under partner contracts.

The market for value-based health care in the United States is rapidly evolving. Our future financial performance will depend in part on growth in this market and on our ability to adapt to emerging demands of this market. It is difficult to predict with any precision the future growth rate and size of our target markets.

The rapidly evolving nature of the markets in which we operate, as well as other factors that are beyond our control, reduce our ability to accurately evaluate our long-term outlook and forecast annual performance. Widespread acceptance of the value-based care model is critical to our future growth and success. A reduction in demand for our solutions caused by lack of acceptance, technological challenges, competing offerings or other factors would result in a lower revenue growth rate or decreased revenue, either of which could negatively impact our business and results of operations. For example, a significant portion of our revenue may be derived from partners in the managed care industry, including risk bearing providers and national and regional managed care payers. Changes in this industry’s business practices could negatively impact our financial results. For example, if potential managed care partners or VBC primary care groups seek to provide VBC surgical services directly to their subscribers instead of contracting with us for such services, we could be adversely affected.

If the estimates and assumptions we use to determine the size of the target markets for our services are inaccurate, our future growth rate may be impacted and our business would be harmed.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Our estimates and forecasts relating to the size and expected growth of the markets for our services may prove to be inaccurate. Even if the markets in which we compete meet our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all.

Our estimates of the market opportunities for our solutions are based on the assumption that the VBC approach we offer will be attractive to potential surgeons and partners. Potential surgeons and partners may pursue different strategic options, or none at all. In addition, our assumptions could be impacted by changes to health care laws and regulations as a result of administration change or otherwise. If our assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

Consolidation in the health care industry could have a material adverse effect on our business, financial condition and results of operations.

Many health care industry participants and payers are consolidating to create larger and more integrated health care delivery systems with greater market power. We expect regulatory and economic conditions to result in additional consolidation in the health care industry in the future. As consolidation accelerates, the economies of scale of our partners’ organizations may grow. If a partner experiences sizable growth following consolidation, it may determine that it no longer needs to rely on us and may reduce its demand for our products and services. In addition, as health care providers consolidate to create larger and more integrated health care delivery systems with greater market power, these providers may try to use their market power to negotiate fee reductions for our solutions. Consolidation may also result in the acquisition or future development by our partners of products and services that compete with our solutions. Finally, if any of our partners were to be acquired or otherwise change ownership, we cannot assure you that the new owner would not seek to renegotiate or terminate their agreements with us. Any of these potential results of consolidation could have a material adverse effect on our business, financial condition and results of operations.

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We face intense competition, which could limit our ability to build and expand market share within our industry, and if we do not maintain or expand our market share our business and operating results will be harmed.

The market for our solutions is fragmented, competitive and characterized by rapidly evolving technology standards, customer needs and the frequent introduction of new products and services. Our competitors range from smaller niche companies to large, well-financed and technologically-sophisticated entities.

Our services solutions compete based on several factors, including delivery of surgical services at a lower cost while maintaining or improving quality. Many of our competitors providing surgical services are more established, benefit from greater brand recognition, have larger client bases and have substantially greater financial, technical and marketing resources. The entrance or expansion of these larger companies in the delivery of surgical services under a VBC model could increase the competitive pressures we face and could limit our ability to deliver our services at the rates we need to generate meaningful margins for each surgical case we perform. If this happens, our revenue could be adversely affected. In addition, if we do not adequately respond to these competitive pressures, it could cause us to be unable to secure payer contracts. Other competitors may develop proprietary technology that differentiates their product and service offerings from ours. Our competitors are constantly developing products and services that may become more efficient or appealing to our partners and potential partners. Additionally, some health care information technology providers have begun to incorporate enhanced analytical tools and functionality into their core product and service offerings used by health care providers, including with the use of AI or machine learning. As a result of these competitive advantages, our competitors and potential competitors may be able to respond more quickly to market forces, take advantage of acquisitions and other opportunities more readily, undertake more extensive marketing campaigns for their brands, products and services, more successfully utilize developing technology, including data analytics, AI and machine learning, and make more attractive offers to our existing partners and potential partners.

We also compete on the basis of price. We are subject to pricing pressures as a result of, among other things, competition within the industry, consolidation of health care industry participants, practices of managed care organizations, government action and financial stress experienced by our partners. If we are not able to secure VBC contracts at sufficient prices to support projected revenue, our business will be less profitable than projected and our results of operations will be adversely affected.

We cannot be certain that we will be able to retain our current partners or expand our partner base in this competitive environment. If we do not retain current partners or expand our partner base, or if we have to renegotiate existing LOIs as we transition them to contracts, our business, financial condition and results of operations will be harmed. Moreover, we expect that competition will continue to increase as a result of consolidation in both the healthcare information technology and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could also adversely affect our ability to compete effectively and could harm our business, financial condition and results of operations.

We may be subject to legal proceedings, including litigation, governmental investigations and claims, and payer audits.

We may become subject to various legal and governmental proceedings. We may face allegations and claims related to various topics, including billing and coding for healthcare services and other reimbursement issues, malpractice, data privacy and security, labor and employment, consumer protection, intellectual property infringement, misappropriation and other issues related to securities issuances or business practices. These matters may include claims for substantial or indeterminate amounts of damages and claims for injunctive relief. If an unfavorable outcome occurs in connection with any current or future legal proceedings or other loss contingencies, we may be subject to significant settlement costs or judgments, penalties, and/or requirements to modify or limit our operations or services, any of which could negatively impact our business, operations, and growth strategy. Managing legal proceedings, even if the outcomes are favorable, can be time- and resource-consuming, be disruptive to normal business operations, divert management’s attention from the business and result in adverse publicity and reputational harm.

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Healthcare companies, in particular, are subject to various reviews, investigations and audits by governmental authorities to verify compliance with applicable laws, regulations, and Medicare and Medicaid program requirements. Both federal and state governmental agencies have heightened civil and criminal enforcement efforts in recent years and expanded collaborative program integrity initiatives. These efforts have led to a number of investigations, prosecutions, convictions and settlements in our industry in general, including under federal civil and criminal false claims laws. Further, under the FCA and some similar state laws, private parties may bring whistleblower lawsuits against companies that allegedly submit false claims for payments to, or improperly retain overpayments from, the government.

Government agencies, including the OIG, CMS and their agents, such as Medicare administrative contractors (“MACs”), may conduct audits of our operations. CMS and state Medicaid agencies contract with recovery audit contractors (“RACs”) and other contractors to conduct post-payment reviews to detect and correct improper payments in the Medicare program, including Medicare Advantage, and the Medicaid programs. Other third-party payers may conduct similar audits. In addition, we may perform internal audits and monitoring. Depending on the nature of the conduct found in audits and investigations and whether the underlying conduct could, for example, be considered systemic, knowing or intentional, their resolution could have a material, adverse effect on our operations and financial position. Further, negative audit findings or determinations that our operations violate applicable laws and regulations may result in repayment obligations or recoupment of previously paid claims, payment suspension or the revocation of billing or payment privileges, corporate integrity agreements, and civil and criminal penalties, including significant fines and damages and other sanctions, such as exclusion from governmental healthcare programs, any of which could have an adverse effect on our business, operations, and financial condition.

Although the Company may maintain third-party professional liability insurance coverage, claims against us could exceed the coverage limits of our insurance policies or particular claims could be excluded from coverage. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any professional liability claim brought against us with or without merit, could result in an increase of professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all. If our costs related to insurance and claims increase, our business and financial condition could be adversely affected.

If federal or state healthcare programs or commercial payers reduce reimbursement rates we receive or alter payment terms, if we are unable to retain and negotiate favorable contracts with private third-party payers, if insured individuals move to health plans with greater coverage exclusions or restrictions or narrower networks, or if our volume of uninsured or underinsured patients increases, we may not be able to generate the revenues we expect.

Our revenues depend significantly on reimbursement by governmental and private third-party payers. Federal and state governments have made, and continue to make, significant changes to the Medicare and Medicaid programs, including reductions in reimbursement levels. For example, CMS makes annual updates to its Medicare Physician Fee Schedule, including modifications to the Quality Payment Program. Reductions in payments under government healthcare programs may also negatively impact payments from private third-party payers because, in some cases, third-party payers rely on all or portions of Medicare payment systems to determine payment rates. In addition, the VBC revenues of the Company may be subject to risks involving annual fluctuations in payment terms for certain VBC arrangements, such as Medicare Advantage payment rates, changes in patient attribution, and changes in plan design and other terms by payers. For example, CMS regularly updates its Medicare Advantage risk adjustment model, the CMS Hierarchical Condition Categories (“HCC”) model, to account for healthcare utilization and cost data, including by recalibrating the model with newer data, updating condition categories or diagnosis codes, and adjusting to coding pattern differences. Changes and variations in the HCC model lead to uncertainty and could significantly affect the payments providers receive, which can adversely impact our business and results of operations.

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Private third-party payers, including managed care plans, may reimburse healthcare providers at a higher rate than Medicare, Medicaid or other government healthcare programs, depending on a variety of factors. Reimbursement rates are set forth by contract when providers are in-network. Typical agreements with commercial payers only secure reimbursement rates for, generally, a period of one to three years. Private third-party payers continue to demand discounted fee structures. The ongoing trend toward consolidation among payers tends to increase their bargaining power over fee structures. Payers may also utilize plan structures such as narrow networks and tiered networks that limit members’ provider choices, impose significantly higher cost sharing obligations when care is obtained from providers in a disfavored tier or otherwise shift greater financial responsibility for care to patients, and such plan structures could be disadvantageous to our business model. Other cost control strategies include restricting coverage through utilization review, requiring prior authorizations and implementing alternative payment models. If any commercial payers reduce their reimbursement rates, elect not to cover some or all of the healthcare services we provide, restrict our ability to add new providers or participate in new products or plans, or restrain the ability of our providers to furnish services to patients through plan structures or cost control strategies, our business may be harmed.

Our future success will depend, in part, on our ability to secure and renew third-party payer contracts on favorable terms. We expect contracts with payers will require us to comply with a number of terms related to the provision of services and billing for services. If we are unable to negotiate adequate reimbursement rates or other favorable contract terms, effectively respond to payer cost controls or comply with the terms of the payer contracts, the payments we receive for services may be reduced and we may be involved in payer disputes and experience payment denials, both prospectively and retroactively. If a payer terminates or elects not to renew its relationship with us, our ability to retain patients associated with that payer is limited and consequently could have a material adverse effect on our business, results of operations, financial condition and cash flows. Payers, including those offering Commercial, Medicare Advantage, Medicaid, TriCare and Affordable Care Act plans have become increasingly aggressive in attempting to minimize the use of out-of-network providers by disregarding the assignment of payment from their enrollees to out-of-network providers (i.e., sending payments directly to members instead of to out-of-network providers), capping out-of-network benefits payable to members, waiving out-of-pocket payment amounts and initiating litigation against out-of-network providers for interference with contractual relationships, insurance fraud and violation of state licensing and consumer protection laws. Many states have laws and regulations that prevent providers from waiving patient out-of-pocket amounts, including out-of-network charges, when such providers submit their full charges to payers. To the extent that we or our providers are not able to enter into contracts on favorable terms with payers, including with respect to in-network or out-of-network designations, our patient volumes may suffer and our revenues may decline.

Our revenues and the relationships we have with payers may also be impacted by price transparency initiatives. For example, HHS requires health insurers to publish online charges negotiated with providers for healthcare services, which could impact our negotiations with payers. In addition, the No Surprises Act places limitations on billing for certain services furnished by providers who are not in-network with the patient’s health plan, among other requirements. Price transparency initiatives may impact the ability of the Company to set and negotiate prices and the relationships between healthcare providers, payers and patients, which may reduce our revenues.

Changes in payer mix could adversely affect the overall reimbursement we receive from payers. Such changes could be driven by an economic downturn that results in more uninsured patients or patients insured by state Medicaid programs, among other factors. If we experience changes in payer mix or reductions in reimbursement, have payer contracts that are not competitive in a given market or are unable to obtain or maintain contracts with certain payers, our revenues could decrease. Our ability to recruit new physicians may also be adversely impacted, which could adversely affect our growth strategy and financial projections.

Third-party payer controls designed to reduce costs and other payer practices to decrease or review utilization, surgical procedure volumes or reimbursement for services rendered may reduce our revenues.

Controls imposed by Medicare, Medicare Advantage, Medicaid, managed Medicaid and private third-party payers designed to reduce the intensity of services and surgical volumes, in some instances referred to as “utilization review,” have affected and are expected to increasingly affect our providers. Utilization review entails the review of the course of treatment of a patient by third-party payers, and may involve prior authorization requirements. The Medicare program also issues national or local coverage determinations that restrict the circumstances under which Medicare pays for certain services. Cost control efforts, including coverage restrictions, have resulted in an increase in reimbursement denials and delays by governmental and commercial payers, which may increase costs and administrative burden for the Company and our providers and decrease the reimbursement we receive. Efforts by payers to impose more stringent cost controls are expected to continue and may have a material, adverse effect on our business, financial condition, and results of operations.

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Our offerings could be subject to audits by CMS and other governmental payers and whistleblower claims under the False Claims Act.

We anticipate contracting with health plans with Medicare Advantage, Medicaid and exchange products, as well as health systems and provider groups participating in payer-delegated risk arrangements. We anticipate that CMS and other governmental payers will continue to review and audit the results of our services, with a focus on identifying possible false claims.

In addition, aspects of our review process and coding procedures could be subject to claims under the False Claims Act or Anti-Kickback Statute. Negative results of any such audit or claim could have a material adverse effect on our business, financial condition, results of operations or prospects and could damage our reputation.

The health care regulatory and political framework is uncertain and evolving.

Health care laws and regulations are rapidly evolving and may change significantly in the future, including as a result of election outcomes, which could adversely affect our financial condition and results of operations. We are subject to regulation by both CMS and state agencies with respect to certain services we provide relating to Medicaid, Medicare, and ACA programs and to our payers. Medicare is a federal program that provides hospital and medical insurance benefits to persons aged 65 and over, as well as certain other individuals. More than half of Medicare beneficiaries are enrolled in private MA plans that offer an alternative to traditional Medicare and are regulated by CMS and financed through Medicare and beneficiary premiums and cost-sharing Medicaid programs are jointly funded by federal and state governments and are administered by states under an approved plan that provides hospital and other health care benefits to qualifying individuals. Roughly three quarters of Medicaid beneficiaries are served by private Medicare MCOs. If we increase our exposure to Medicare and Medicaid businesses through new and existing partners, we will increase our exposure to changes in government policy with respect to and regulation of the Medicaid and Medicare programs in which we and our partners participate.

Because some of our partners may be participants in governmental programs, our services have in the past and may again in the future be subject to periodic surveys and audits by governmental entities or contractors for compliance with Medicare and other standards and requirements. As a result of surveys or audits, we may incur fines and penalties and could be excluded from participating in one or more programs or institute other sanctions against us if we fail to comply with CMS regulations or Medicare and Medicaid contractual requirements.

The regulations and requirements applicable to us and other participants in Medicaid and Medicare programs are complex and subject to change. In particular, prior authorization standards and requirements, including Medicaid and Medicare programs, have come under increased scrutiny at the state and federal level. Many states have proposed, and some have passed, bills which prescribe how providers and services which meet certain approval rates become exempt from prior authorization for a period of time, widely known as “gold carding”. Most recently, the state of Illinois passed a law requiring guidance on gold carding to be adopted; the new law would exempt qualifying providers from prior authorization on all services subject to review for the year in which they qualify. MAOs utilization management practices have been the focus of a 2022 report by the Department of Health and Human Services Office of Inspector General as well as new final rules by (CMS-4201-F and CMS-0057-F). CMS-4201-F, effective calendar year 2024, imposes several requirements on MAOs with respect to their use of prior authorization. CMS-0057-F further imposes stricter medical necessity decision timeframes on federal managed care programs, effective CY 2026, as well as complex technical interface requirements, effective CY 2027, for Medicare, Medicaid, CHIP and QHPs offered on the ACA Federally Facilitated Exchange. These are intended to facilitate increased data sharing between managed care plans, enrollees and providers and streamline the prior authorization process.

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Congress and state and local legislatures and regulators may propose and adopt legislation or policy changes or implementations effecting additional fundamental changes with respect to Medicare, Medicaid, and exchange programs. Such changes in the law, or new interpretations of existing laws, may have a significant impact on our methods and costs of doing business. Additionally, expansion of enforcement activity could adversely affect our business and financial condition. Going forward, we expect CMS, Congress, and state agencies to continue to closely scrutinize each component of the Medicare, Medicaid, and exchange programs, as well as modify the terms and requirements of the programs. Further, since taking office in January 2025, the Trump administration has taken dramatic steps to freeze some federal funding and reduce the size of the federal workforce. It is not possible to predict the outcome of this congressional, executive regulatory activity, either of which could adversely affect us. Similarly, we cannot predict whether pending or future federal or state legislation or court proceedings will change various aspects of these programs, nor can we predict the impact those changes will have on our business operations or financial results, but the effects could be materially adverse.

In addition, CMS, Congress, state legislatures and third-party payers may continue to review and assess alternative health care delivery and payment systems and may in the future propose and adopt legislation or policy changes or implementations effecting additional fundamental changes in the health care delivery system, including with respect to Medicare, Medicaid, and exchange programs.

Additionally, expansion of enforcement activity could adversely affect our business and financial condition. Going forward, we expect CMS and Congress to continue to closely scrutinize each component of the Medicare program as well as modify the terms and requirements of the program. It is not possible to predict the outcome of this congressional or regulatory activity, either of which could adversely affect us. Similarly, we cannot predict whether pending or future federal or state legislation or court proceedings will change various aspects of the health care delivery system, including Medicaid and Medicare programs, nor can we predict the impact those changes will have on our business operations or financial results, but the effects could be materially adverse.

Medicaid and exchange enrollment is impacted, and may fluctuate, based on a variety of factors. These include continuous enrollment requirements instituted during the COVID-19 PHE in 2021 under which Medicaid enrollment grew, and the resumption of Medicaid eligibility redeterminations, or “unwinding,” that began in 2023 at the PHE’s conclusion which reduced enrolled lives for some Medicaid MCOs. State may also take varying approaches to streamlining or discouraging enrollment, and income levels for eligibility may vary (particularly in non-expansion vs. expansion states). The 119th Congress and Trump Administration have been exploring potential changes to Medicaid which could include cuts to federal matching payments, work requirements, or other eligibility and enrollment changes, as well as potential changes to ACA enrollment. It is not possible to predict the outcome of these changes nor the impact they may have on our business operations or financial results, but the effects could be materially adverse.

Additional legislative and regulatory developments which may impact our business directly or indirectly through our partners include:

•	Health IT interoperability efforts beginning with the Health Information Technology for Economic and Clinical Health (HITECH) Act in 2009 and 21st Century Cures Act in 2016, from which we have seen an array of regulations on topics including electronic data exchange and the move to HL7 FHIR application programming interface (API) methods; prohibitions on electronic health records vendor and provider information blocking; the move to electronic or digital all-payer quality measurement; and the move to electronic prior authorization methods.
•	Health care price transparency efforts including No Surprises Act provisions enacted as part of the Consolidated Appropriations Act in 2020, effective as of 2022.
•	Efforts to reduce prescription drug costs including the Inflation Reduction Act of 2022 which created a negotiation program for Medicare Part D and Part B drugs; redesigned the Medicare Part D drug benefit to lower patient cost sharing; and instituted other changes designed to improve patient access. While these policies may or may not have a direct impact on our business, they can change market dynamics such as Medicare Advantage growth vs. standalone Part D plans, national health expenditures and trend factors that play into benchmarks for MA and Medicare accountable care organizations (ACOs), and drug formulary and rebate negotiations.

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An emerging trend is intensified scrutiny by state and federal authorities with respect to the use of AI, particularly any AI systems used in utilization management. At least 40 states introduced or enacted AI legislation in 2024, more than half of which touching upon health care, and we see this trend continuing in 2025. For example, California Governor Newsom signed Senate Bill 1120 into law, which aims to safeguard patients and maintain oversight when payers use AI. A new Colorado law and guidance from the New Jersey Attorney General seek to ensure AI does not introduce discrimination or algorithmic bias. The use of AI has also been the focus of congressional inquiries and federal guidance documents. The Trump administration has rescinded the Biden administration’s EO on AI and replaced it with a new EO that directs Administration leaders to solicit stakeholder input and produce a new AI Action Plan in 2025 designed to promote AI innovation primarily. It may also begin to introduce some regulatory frameworks and guardrails.

We are unable to predict how these changes and other health care reform initiatives from new legislation, regulation, judicial action and/or executive action, including those described above, will ultimately impact the health care industry and what the potential impact may be on our business, financial condition, operating results and prospects.

In addition to these health care laws and regulations, we are subject to various other laws and regulations, including, among others, other aspects of state insurance laws, the Stark Law relating to self-referrals, the whistleblower provisions of the False Claims Act, anti-kickback laws, antitrust laws and the privacy and data protection laws.

Investigating and prosecuting healthcare fraud, waste and abuse continues to be a top priority for state and federal law enforcement entities. The focus of these efforts has been directed at Medicare, Medicaid, Health Insurance Marketplace and commercial products. Compliance with these laws may require substantial resources. In the United States, there are federal and state anti-kickback laws that generally prohibit the payment or receipt of kickbacks, bribes or other remuneration in exchange for the referral of patients or other health-related business. The federal civil False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal health care program. The “qui tam” or “whistleblower” provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery. Our activities relating to the way we sell and market our services, including our reliance on recent SPRINT regulations related to the formation of VBEs to advance VBC, may be subject to scrutiny under these laws. We evaluate our VBC arrangements with surgeons under the applicable aspects of state insurance laws, the Stark Law relating to self-referrals, the whistleblower provisions of the False Claims Act, anti-kickback laws, antitrust laws and the privacy and data protection laws and design structures that are intended to satisfy exceptions in the SPRINT regulations aimed at forming VBEs in support of VBC. These include forming Influence Healthcare as a VBE and incorporating all requirements outlined in the SPRINT regulations into the operating agreement of the Company. We intend to operate the Company in pursuit of VBC purposes and ensure compliance with the operating agreement through compliant governance. Despite these efforts to ensure compliance, we cannot guarantee that we will not identify instances of non-compliance in the future, or the outcome of any regulatory investigation into any non-compliance. If we were to become subject to litigation, liabilities or penalties under these or other laws or as part of a governmental review or audit, our business could be adversely affected.

We are subject to data privacy and protection laws governing the collection, use, disclosure and security of health information, which may impose restrictions on the manner in which we access personal data and subject us to penalties if we are unable to fully comply with such laws.

As described below, we are required to comply with numerous federal and state laws and regulations that regulate health information that we may obtain, process or access in connection with the provision of our services. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on our business.

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HIPAA protects the privacy and security of protected health information and requires covered organizations adopt standards for the exchange of electronic protected health information. Further, the privacy regulations under HIPAA also provide patients with rights related to understanding and controlling how their protected health information is used and disclosed. As a provider of services to entities subject to HIPAA, we are directly subject to certain provisions of the regulations as a “Business Associate.” If we are unable to satisfy privacy and security obligations under HIPAA regulations, we could be found to have breached our contracts with our customers. Moreover, we may be subject to investigation by the U.S. Department of Health and Human Services Office for Civil Rights (“OCR”) or other regulators or government bodies for potential HIPAA noncompliance. Penalties for HIPAA noncompliance include civil and criminal penalties that could have a material adverse effect on us. In addition, OCR performs compliance audits of Business Associates in order to proactively enforce the HIPAA privacy and security standards. OCR has become an increasingly active regulator and has signaled its intention to continue this trend. OCR has the discretion to impose penalties without being required to attempt to resolve violations through informal means; further, OCR may require companies to enter into resolution agreements and corrective action plans which impose ongoing compliance requirements. OCR enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources.

The HITECH Act, enacted as part of the American Recovery and Reinvestment Act of 2009, also known as the “Stimulus Bill,” effective February 22, 2010, set forth health information security breach notification requirements and increased penalties for violation of HIPAA. The HITECH Act requires individual notification for all breaches, media notification of breaches for over 500 individuals and at least annual reporting of all breaches to the Department of Health and Human Services. Failure to comply with the HITECH Act could result in fines and penalties that could have a material adverse effect on us.

Numerous other federal and state laws that may apply to us restrict the use of and protect the privacy and security of personal information, as well as employee personal information. These include state medical privacy laws, state social security number protection laws and federal and state consumer protection laws. These various laws in many cases are not preempted by HIPAA and may be subject to varying interpretations by the courts and government agencies, creating complex compliance issues for us and our partners and potentially exposing us to additional expense, adverse publicity and liability, any of which could adversely affect our business.

Federal and state consumer protection laws are increasingly being applied by the FTC and states’ attorneys general to regulate the collection, use, storage and disclosure of personal information, through websites or otherwise, and to regulate the presentation of website content. The FTC in particular is increasingly scrutinizing the collection, use, and disclosure of health information and any corresponding marketing and advertising efforts, as well as any other uses that attempt to monetize health information.

There is ongoing concern from privacy advocates, regulators and others regarding data protection and privacy issues, and the number of jurisdictions with data protection and privacy laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identified, anonymous or pseudonymized health information are sufficient to adequately protect patient privacy. These discussions may lead to further restrictions on the use or disclosure of such information. There can be no assurance that these initiatives or future initiatives will not adversely affect our ability to access and use data or to develop or market current or future services.

The security measures that we plan to have in place and that our future third-party vendors and subcontractors may have in place to address privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. As the cyber threat landscape continues to evolve, third-party threat actors have become increasingly sophisticated and adept at evading cybersecurity protections, and the frequency and scope of security incidents has increased. Under the HITECH Act, as a business associate, we may also be liable for privacy and security breaches and failures of our subcontractors. Even though we will provide for protections through our agreements with our subcontractors, we have limited control over their actions and practices. A breach of privacy or security of protected health information by a subcontractor may result in an enforcement action, including criminal and civil liability, against us, and/or may qualify as a breach of our client contracts. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business.

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Data loss or corruption due to failures or errors in our systems or service disruptions at our data centers may adversely affect our reputation and relationships with existing partners, which could have a negative impact on our business, financial condition and results of operations.

Because of the large amount of data that we expect to collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. Complex software we anticipate using may contain errors or failures that are not detected until after the software is introduced or updates and new versions are released. We may continually introduce new software and updates and enhancements to our existing software. Despite testing by us or outside contractors, we may discover defects or errors in our software platform. In addition, we may encounter defects or errors in connection with the integration of software to our platform. Any defects or errors could expose us to risk of liability to partners and the government and could cause delays in the introduction of new products and services, result in increased costs and diversion of development resources, require design modifications, decrease market acceptance or partner satisfaction with our products and services or cause harm to our reputation.

Furthermore, our partners might use our software together with products from other companies. As a result, when problems occur, it might be difficult to identify the source of the problem. Even when our software does not cause these problems, the existence of these errors might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts, impact our reputation and lead to significant partner relations problems.

Our business is subject to online security risks, and if we are unable to safeguard the security and privacy of confidential data, we may face significant liabilities and our reputation and business will be harmed.

Our services involve the collection, storage and analysis of confidential information, including intellectual property and personal information of employees, health providers and others, as well as protected health information of our patients and our partners’ patients. Because of the extreme sensitivity of this information, the security and privacy features of our computer, network, and communications systems infrastructure are very important. In certain cases, we will provide such information to third parties, for example, to the service providers who provide hosting services for our technology platform, and we may be unable to control the use of such information or the security and privacy protections employed by such third parties. We may be required to expend significant capital and other resources to protect against security breaches and/or privacy incidents or to alleviate problems caused by security breaches and/or privacy incidents. Despite our planned implementation of security and privacy measures designed to help ensure data security and compliance with applicable laws and rules, our facilities and systems, and those of our third-party vendors, are vulnerable to threats. Furthermore, the increased use of mobile and cloud technologies, including as a result of the shift to work-from-home arrangements as a result of the COVID-19 pandemic, and the conflicts, including between Russia and Ukraine and conflicts in the Middle East, have heightened these cybersecurity and privacy risks, including risks from cyber-attacks such as phishing, spam emails, hacking, social engineering, and malicious software including harmful malware and ransomware. Threat actors regularly attempt to gain access to information and infrastructure through various techniques. These threats include cyber-attacks, the use of harmful malware or ransomware, security breaches, acts of vandalism or theft (including by employees), computer viruses, misplaced or lost data, programming and/or human errors, power outages, protected health information leakage from implementing third-party technology to process and share data, hardware failures or other similar events. Future incidents, including if we are unable to effectively resolve breaches in a timely manner, could result in damage to the market perception of the effectiveness of our security and privacy measures and we could lose sales and partners, which could have a material adverse effect on our business, operations, and financial results. A cyber-attack that bypasses our, or a third-party vendors’, security systems successfully could require us to expend significant resources to remediate any damage, and prevent future occurrences, interrupt our operations, damage our reputation and our relationship with our partners, expose us or other third parties to a risk of loss or misuse of confidential information, reduce demand for our products and services or subject us to significant liability through litigation as well as regulatory action.

Cyber-attacks continue to evolve in sophistication and volume and may remain undetected for an extended period. In addition, techniques used to obtain unauthorized access to information or to sabotage information technology systems change frequently, including as a result of emerging technologies, such as AI and machine learning. Cybersecurity threat actors are increasingly targeting employees, contractors, service providers and third parties through various techniques that involve social engineering and/or misrepresentation. Reports continue to highlight, industry-wide vulnerabilities, such as the Log4j vulnerability reported in December 2021, which could in the future affect our or other parties’ systems. We expect to continue to see the industry experience such vulnerabilities in the future.

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The costs of attempting to protect against cybersecurity risks and the costs of responding to cyber-attacks are significant. This could require us to expend significant resources to continue to modify or enhance our protective measures and to remediate any damage. While we will maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and such insurance may not be available for renewal on acceptable terms or at all, and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

New data security and privacy laws and regulations are being enacted rapidly. The scope and applicability of these laws are inconsistent, uncertain, and subject to evolving court and regulatory interpretation. As such, we may not be able to timely comply with such requirements, and such requirements may not be compatible with our current processes. For example, the FTC began enforcing the Health Breach Notification Rule in 2023, resulting in multi-year consent orders that imposed strict reporting and compliance obligations in addition to fines. Additionally, many states (including California, Utah, Colorado, Virginia, Connecticut, Washington, and several others) have passed laws that regulate how covered businesses collect, use, and disclose personal information. These laws impose data minimization and retention requirements and grant consumers broad rights with respect to their personal information, including opt out and deletion rights. Evaluating and updating our processes in light of changing laws could be time consuming and expensive, and the failure to timely implement required changes could subject us to liability for noncompliance, including potential liability in the form of consumer class action lawsuits in certain states.

We face risks associated with our use of artificial intelligence and machine learning models.

Our business will utilize AI and machine learning technologies to add AI-based applications to our offerings and to drive efficiencies in our business. In addition, some of our third-party vendors may utilize AI and machine learning technologies in providing services to us. As with many technological innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. We may develop and introduce machine learning algorithms, predictive analytics, and other AI technologies to offer new applications. If these AI or machine learning models are incorrectly designed, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws or contracts to which we are a party. In addition, some of our customers may not consent to our desired uses of AI or machine learning, which would undermine the investments we have made in this area and potentially have an adverse impact on our effectiveness.

Additionally, we may make future investments in adopting AI and machine learning technologies across our business, including introducing generative AI capabilities. AI and machine learning technologies are complex and rapidly evolving, and we face significant competition from other companies in our industry as well as an evolving regulatory landscape. Our efforts in developing AI and machine learning technology may not succeed and our competitors may be able to deploy the technology faster. We may further be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants, and others. The speed of technological development may prove disruptive to some of our markets if we are unable to maintain the pace of innovation.

In addition, market acceptance of AI and machine learning technologies is uncertain. These efforts, including the introduction of new products or changes to existing products, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. Changes to existing regulations, their interpretation or implementation or new regulations could impede our use of AI and machine learning technology and also may increase our estimated costs in this area. In addition, market acceptance of AI and machine learning technologies is uncertain, and we may be unsuccessful in our product development efforts, if any. Any of these factors could adversely affect our business, financial condition, and results of operations. To compete effectively we must also be responsive to technological change, potential regulatory developments, and public scrutiny.

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Our use of “open-source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We may use open-source software in connection with our solutions. Companies that incorporate open-source software into their products have, from time to time, faced claims challenging the use of open-source software and/or compliance with open-source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming noncompliance with open-source licensing terms. Some open-source software licenses require users who distribute software containing open-source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open-source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. If we use open source software, we will monitor the use of open-source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open-source agreement. Such use could inadvertently occur, in part because open-source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations and could help our competitors develop products and services that are similar to or better than ours.

Additionally, some open-source software may include generative AI software or other software that incorporates or relies on generative AI. The use of such software may expose us to risks as the intellectual property ownership and license rights, including copyright, of generative AI software and tools has not been fully interpreted by U.S. courts or been fully addressed by federal, state or international regulations. There is a risk that open-source software licenses, including those that incorporate or rely on generative AI, could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services.

We may rely on third-party vendors to host and maintain our technology platform.

We may rely on third-party vendors to host and maintain our technology platforms. Our ability to offer our services and operate our business will therefore be dependent on maintaining our relationships with third-party vendors and entering into new relationships to meet the changing needs of our business. Any deterioration in our relationships with such vendors or our failure to enter into agreements with vendors in the future could harm our business, results of operations and financial condition. Despite precautions taken at our vendors’ facilities, the occurrence of a natural disaster, a decision to close the facilities without adequate notice or other unanticipated problems, including relating to the public health emergencies, could result in lengthy interruptions in our service. These service interruption events could cause our platform to be unavailable to our partners and impair our ability to deliver services and to manage our relationships with new and existing partners, which in turn could materially affect our results of operations.

If our vendors are unable or unwilling to provide the services necessary to support our business, or if our agreements with such vendors are terminated, our operations could be significantly disrupted. Certain vendor agreements may be unilaterally terminated by the licensor for convenience, and if such agreements are terminated, we may not be able to enter into similar relationships in the future on reasonable terms or at all. We may also incur substantial costs, delays and disruptions to our business in transitioning such services to ourselves or other third-party vendors. In addition, third-party vendors may not be able to provide the services required in order to meet the changing needs of our business.

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, as well as weather and other factors, have affected, and could in the future adversely affect our business.

Any future pandemic, epidemic or outbreak of an infectious disease may adversely affect our business if one or all of the geographies we serve is affected by such outbreak, particularly at the onset of any such outbreak before response protocols have been developed. Specifically, if our participants fall ill due to an outbreak, such as during the COVID-19 pandemic, we may experience a high level of unexpected deaths, increased costs, difficulties adhering to the complex government laws and regulations that apply to our business (including difficulties enrolling participants), and other effects, including a loss of revenue, negative publicity, litigation and inquiries from government regulators.

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Future public health crises or pandemics may increase the clinical disease burdens of our members over time, reduce preventative care to manage their existing clinical conditions and cause members to defer other care and elective procedures into future periods resulting in unexpected increased medical expense in such future periods, all of which may materially and adversely impact our business, financial condition, cash flows, and results of operations. The magnitude and duration of any pandemic and its ultimate impact on us are uncertain, but such impacts could be material to our business, financial condition, cash flows, and results of operations.

In addition, our results of operations may be negatively impacted by adverse conditions affecting our centers, including severe weather events such as tornadoes, hurricanes and widespread winter storms, floods, fires, earthquakes, power losses, violence or threats of violence or other factors beyond our control that cause disruption in provision of participant services, displacement of our participants, employees and care teams, or force certain of our centers to close temporarily. Our insurance coverage may not compensate us for losses in certain geographic regions that may occur in the event of an earthquake or other significant natural disaster. Our future operating results may be adversely affected by these and other factors that disrupt the operation of our centers.

Risks Related to Voyex

As used in this section, references to “Company”, “Voyex,” “we,” “us,” and “our” refer to Voyex.

Voyex is an early stage, pre-revenue, pre-operational company that still needs to design, engineer, test, and operate our FlightFix and Airspeed programs.

We cannot be aware of all the issues we will encounter throughout the design, engineering, testing and operational phases of bringing our FlightFix and Airspeed solutions to market. As such, we are not able to guarantee our solutions can be developed or deployed as we expect. If we are not able to bring our programs to market, our ability to execute on our strategic plan will be damaged.

We operate in a competitive global environment and our failure to compete effectively could reduce our ability to gain market share and harm our financial performance.

We compete with different types of companies in the various markets and geographies where we operate, including large and small companies in the travel and leisure space as well as broader service providers. We face competition for consumers and for partnerships with in the travel industry such as online travel agencies (OTAs), travel management companies (TMCs), travel agents, and airlines. More specifically, we compete for partnerships with the following travel categories:

•	General OTAs, such as Expedia, Booking, TripAdvisor, Airbnb, Traveloka, Despegar, Trip.com, and their respective subsidiaries and operating companies;
•	Experiences OTAs, such as GetYourGuide, Klook, and TUI Musement;
•	Hotel metasearch providers, such as trivago, Kayak and Skyscanner;
•	Global and regional travel, experiences, and restaurant brands seeking to promote direct bookings;
•	Artificial intelligence ("AI") driven travel curators, such as Travel Plan AI, Aitinerary, Wonderplan, Roam Around and similar websites;
•	Traditional offline travel agencies; and
•	Global and regional restaurant technology providers for reservation management and related services, such as OpenTable, Resy, and Tock.

If there is a delay in securing partnerships or we are unable to secure partnerships with the aforementioned groups, our business model may not succeed or we may have to increase our marketing efforts to gain new partnerships which may prove costly.

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There has been a proliferation of new channels through which service providers can offer accommodations, experiences and restaurant reservations. Metasearch services may lower the cost for new companies to enter the market by providing a distribution channel without the cost of promoting the new entrant’s brand to drive consumers directly to its website. Some of our target partners offer a variety of online services and, in some cases, are willing to make little or no profit on a transaction, or offer travel services at a loss, in order to gain market share. Many of our potential partners have significantly greater financial, technical, marketing and other resources and have more expertise in developing online commerce and facilitating internet traffic as well as larger client bases. They also have the ability to leverage other aspects of their business to enable them to effectively compete against us to pursue the revenue opportunities we present to them as partners.

In addition, Google and other large, established companies with substantial resources and expertise have launched travel or travel-related search, metasearch and/or reservation booking services and may create additional inroads into online travel to include pursuing the opportunities we are pursuing. Many of the industry participants in the travel space continue to expand their voice and AI capabilities, which may provide them with a competitive advantage in travel more broadly and in our niche more specifically.

We may compete with certain companies that we also do business with, including certain of our travel partners and related parties. The consolidation of our potential travel partners may affect our ability to secure critical partnerships. Competition and consolidation could result in higher customer concentration and the associated increased risks that come from dependencies on relatively few large customers.

We operate in an intensely competitive global environment and we may be unable to compete successfully with our current or future competitors.

We aim to partner with both established and emerging online and traditional providers of travel-related services., including online travel agencies; alternative accommodation providers; wholesalers and tour operators; travel product suppliers (including hotels, airlines and car rental companies); search engines and large online portal websites; travel metasearch services; corporate travel management service providers; mobile platform travel applications; social media websites; eCommerce and group buying websites; B2B businesses and other participants in the travel industry. The goal of these partnerships is to leverage the user base of our partners to distribute our unique travel rebooking services to their customer base at the point where their customers are booking their travel itineraries. If we are unable to form distribution partnerships with key players in the travel space, we may not reach the consumer audience for our offerings that are required to meet our revenue projections.

In addition technological developments in artificial intelligence ("AI") are leading to a broad base of tools capable of generative, predictive, and agentic deliverables that may be increasingly used to create competing offerings, which may make it easier for our potential partners to transition into potential competitors.

The critical partnerships we will be pursuing in the travel space consist of the following:

Commercial airlines. Airlines are making a bigger push into services typically provided by travel partners such as travel agencies, online travel agencies, travel management agencies, search engines, and other booking services. The competition amongst airlines for passengers is intense and margins in the space are thin. We believe airlines will be interested in partnering with us to both improve their customer service to passengers during the stressful period of itinerary changes and to alleviate the significant burden long delays and cancellations place on their customer facing employees. At the same time, airlines could ultimately decide to bring the services we offer in-house, limiting our ability to access airline customers, particularly their frequent flyers, as our customers.

Online travel agencies and alternative accommodations providers. We could face intense competition from OTAs and alternative accommodation providers in many regions, such as Expedia, Booking Holdings (through its Booking.com, Priceline.com and Agoda.com brands), Airbnb, and Trip.com, all of which have favorable offerings for travelers or suppliers, including pricing and supply breadth. Expedia, Airbnb, Booking Holdings and other providers of alternative accommodations provide an alternative to hotel rooms and compete with alternative accommodation properties available through Expedia Group brands, including Vrbo. In addition, our potential partners are increasingly expanding the range of travel services they offer, thereby increasing the chances of introducing products that compete against our offerings. For example, Airbnb is expanding into tours, activities, hotel and flight bookings, and Booking.com is expanding its flight booking services.

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Travel suppliers. Travel suppliers, such as hotels, airlines and rental car companies, may offer products and services on more favorable terms to consumers who transact directly with them. Many of these competitors have been steadily focusing on increasing online demand on their own websites and mobile applications in lieu of third-party distributors through favorable rates and bonus or loyalty points for direct bookings, surcharges for booking outside of the supplier’s own website or preferred booking technologies, suppliers combining to establish a single search platform and other tactics to drive traffic directly to supplier websites. These potential partners could ultimately pivot to providing our services directly.

Search engines and large online portal websites. Google and other search engines have been moving further into travel. There could be a material adverse impact on our business and financial performance to the extent that Google leverages its market position to disintermediate online travel agencies, who may be our partners, through its own offerings or capabilities, refer customers directly to favored partners who we are not partnered with, increase the cost of traffic directed to the websites of our partners, offer the ability to transact on its own website without partnering with us, or developing and promoting its own competing products.

In recent years, search engines have increased their focus on acquiring or launching travel products that provide increasingly comprehensive travel planning content and direct booking capabilities, comparable to OTAs. For example, Google has continued to add features and functionality to its Google Travel, Google Flights, Hotel Ads and alternative accommodations metasearch products. In addition, Google may be able to leverage the data they collect on users to the detriment of our OTA partners. Search engines may also continue to expand their voice and AI capabilities and could introduce rebooking services that compete with our offerings. To the extent these actions have a negative effect on our potential partnerships or ability to attract customers, our business and financial performance could be adversely affected.

Travel metasearch websites. Travel metasearch websites, including Kayak.com (a subsidiary of Booking Holdings), trivago (a majority-owned subsidiary of Expedia Group), TripAdvisor, Skyscanner and Qunar (both are subsidiaries of Trip.com), aggregate travel search results for a specific itinerary across supplier, travel agent and other websites. In addition, some metasearch websites have looked to add various forms of direct or assisted booking functionality to their sites that could be repositioned in direct competition with certain of our products. To the extent metasearch websites limit our participation within their search results, or consumers utilize a metasearch website for travel services and bookings that is not our partner, our traffic-generating objectives could be affected in a negative manner, or we may be required to increase our marketing costs to gain customers, either of which could have an adverse effect on our business and results of operations.

Mobile and other platform travel applications. The demand for and functionality of smartphones, tablet computers and home assistants continue to grow and improve significantly. If we are unable to offer innovative, user-friendly, feature-rich mobile applications and mobile-responsive websites for our travel services, along with effective marketing and advertising, or if our mobile applications and mobile-responsive websites are not used by consumers, we might not build the user base we are expecting and our future growth and results of operations could be adversely affected.

Applications and social media websites. Applications and social media websites, including Facebook, Instagram and TikTok, continue to develop search functionality for data included within their websites and mobile applications, which may in the future develop into alternative research and booking resources for travelers, resulting in additional competition.

eCommerce and group buying websites. Traditional consumer eCommerce platforms, including Amazon and Alibaba, and group buying websites have periodically undertaken efforts to expand their local offerings into the travel market. For example, traditional consumer eCommerce and group buying websites may add hotel offers or other travel services to their sites. To the extent our travelers use these websites, these websites may create additional competition and could negatively affect our businesses.

Other participants in the travel industry. Other participants or existing competitors may begin to offer or expand other services to the travel industry that compete with the services we offer to our travelers, our travel industry affiliates and partners, or potential corporate clients. For example, ride-sharing apps increasingly compete with traditional car rental services and are adding other transportation and experience offerings, and travel services continue to proliferate. To the extent any of these services gain market share over time, it may create additional competition and could negatively affect our businesses.

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In general, increased competition has resulted in, and may continue to result in, reduced margins, as well as loss of travelers, transactions and brand recognition and we cannot assure you that we will be able to compete successfully against any current, emerging and future competitors or on platforms that may emerge, or offer similar products and services to our travelers. Increasing competition from current and emerging partners, the introduction of new technologies and the continued expansion of existing technologies, such as AI, metasearch and other search engine technologies, may force us to make changes to our business models, which could affect our financial performance and liquidity. All of our potential partners and competitors have other significant advantages, such as greater financial resources or name recognition, more favorable corporate structures, or a broader global presence, among others.

We require and will depend on partnerships with airports, forward base operations (FBOs), and charter jet providers to offer our full suite of differentiated products, and failure to secure these partnerships could harm our businesses.

To support our main service offering of tracking travel itineraries and rebooking itineraries that experience significant delays and cancellations, we are dependent on numerous partnerships to offer our services in a differentiated manner and to generate subscription revenues for Voyex’s private jet rebooking service that represent a major component of our projected revenues. Many of the partnerships and operational requirements we depend on to offer our most differentiated services have not been executed upon at scale within the travel industry and we have not yet secured contracts ensuring such partnerships.

More specifically, we require partnerships with airports and FBOs on airport properties to transport customers directly from airport gates to FBOs for alternative flight arrangements. Although existing private companies have successfully negotiated these partnerships in the past and these services are currently in operation today, they are not operational at the scale we need to provide our full suite of proposed products.

If we are not able to secure the required partnerships or operate the required services in a cost effective manner, this would negatively impact our ability to achieve our financial projections.

In addition, to transport travelers from an FBO to an airport gate requires TSA screening which introduces significant but unpredictable development timelines, costs, and ongoing operational expenses. Because the timelines and expenses required to develop these relationships and the costs associated with operating these services is difficult to predict, our projections for putting these capabilities in place at scale may be incorrect, which would negatively impact our financial projections.

We rely on information technology to operate our business and remain competitive, and any failure to adapt to technological developments or industry trends could harm our businesses.

Our future success depends on our ability to develop and continuously improve and upgrade our systems and infrastructure to meet rapidly evolving consumer trends and demands while at the same time maintaining the reliability and integrity of our systems and infrastructure. We may not be able to develop, maintain or replace our systems or introduce new technologies and systems as quickly as we would like or in a cost-effective manner. We may not be successful, or as successful as our competitors, in developing technologies and systems that operate effectively across multiple devices and platforms in a way that is appealing to our consumers.

The markets in which we intend to operate are characterized by rapidly changing technology, evolving industry standards, frequent new service announcements and enhancements, and changing consumer demands and preferences. Our future success will also depend on our ability to adapt to emerging technologies such as tokenization; chatbot; new authentication technologies, such as biometrics, distributed ledger and blockchain technologies; new and emerging payment methods, such as Alipay, Paytm and WeChat Pay; AI; virtual and augmented reality; and cloud technologies. For example, we plan to incorporate AI in certain of our operations. AI-generated content and recommendations may contain errors, biases, or inappropriate content that could damage our brand reputation and user trust. The use of AI presents risks and challenges because in some instances we may make use of third-party foundational models that have been pre-trained on data which may be insufficient, erroneous, stale, contain biased information, or infringe IP rights.

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The emergence of alternative or new devices and the emergence of niche competitors who may be able to optimize products, services or strategies for such platforms will require additional investments in technology. New developments in other areas could also make it easier for competitors to enter our markets due to lower up-front technology costs. Many of our competitors, including large technology companies, are developing or deploying AI-powered travel planning and booking tools that could reduce reliance on traditional travel platforms. We may not be able to keep up with these rapid changes and our ability to integrate and develop new and evolving technologies will require increased financial and personnel investments that could have an adverse impact on our operations unless and until we achieve expected return on these investments. Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services and platform to evolving industry standards and local preferences, and to continually innovate and improve the performance, features, and reliability of our services and online platforms in response to competitive service offerings and the evolving demands of the marketplace.

Missing, delayed or incomplete information from third party partners may result in financial loss, reputational harm, regulatory action and legal liability.

Our services depend on the accuracy, completeness, and timeliness of data received from third-party sources, including commercial airlines, private charter operators, global distribution systems, payment processors, and ground transportation providers. We do not control the quality or reliability of data furnished by these third parties, and errors, omissions, or latency in such data may cause flaws in the products and services we provide. For example, if an airline's systems do not promptly reflect a schedule change, cancellation, or fare update or data from charter operators regarding aircraft availability, departure locations, or terminal logistics is inaccurate, incomplete or delayed, our platform may present users with rebooking options that are no longer available or that are priced incorrectly. We may have limited or no recourse against third-party data providers for losses resulting from such data quality issues, and users may nonetheless hold us responsible for any resulting failures.

Our products and services rely on AI that may produce inaccurate, incomplete or misleading outputs which could result in financial loss, reputational harm, regulatory action and legal liability.

Our platform is built with AI technology at the core predicting travel disruption and the coordination of alternative travel arrangements involving. Because AI is central to virtually every aspect of our product offering, any failure, inaccuracy, or unexpected behavior in our AI systems could have a material adverse effect on our business, results of operations, financial condition, and prospects.

AI systems, including those we are developing, are inherently probabilistic and may generate outputs that are inaccurate, incomplete, misleading, or wholly fabricated — a phenomenon sometimes referred to as “hallucination.” Our AI may, among other things, recommend flights that do not exist, display inaccurate pricing or scheduling information, misidentify available inventory from commercial airlines or charter operators, miscalculate or misapply refund or credit amounts owed to or by users, initiate unauthorized or erroneous payment transactions, or provide incorrect logistical guidance regarding ground transportation to charter terminals or private airstrips. Any such errors could directly result in financial harm to our users, including overcharges, lost refunds, or the purchase of travel arrangements that do not meet the user's needs or that cannot be fulfilled. Users who rely on our AI-generated recommendations and encounter such errors may experience significant disruption to their travel plans, including missed connections, becoming stranded, or unexpected out-of-pocket costs, any of which could give rise to claims against us.

There can be no assurance that our efforts to test, monitor, and improve the accuracy and reliability of our AI systems will be sufficient to prevent the occurrence of material errors or to detect and remediate such errors before they cause harm to users or to our business. AI technologies remain subject to inherent limitations that may not be fully understood or predictable, and the performance of our AI systems may degrade over time or in response to changes in the data environment, third-party systems, or user behavior that we cannot anticipate. If our AI systems produce errors that result in significant user harm, financial losses, regulatory action, or reputational damage, our business, results of operations, financial condition, and prospects could be materially and adversely affected.

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Declines or disruptions in the travel industry could adversely affect our business and financial performance.

Our business and financial performance are affected by the overall health of the worldwide travel industry. Most recently, the COVID-19 pandemic and efforts to contain it severely restricted the level of economic activity around the world, had an unprecedented negative impact on the global travel industry. Factors beyond our control that could materially and adversely affect the travel industry in general and our business in particular include:

•	adverse macroeconomic conditions, such as slow growth or recession, high unemployment, inflation, tighter credit, higher interest rates, heightened bankruptcies or liquidations, significant changes in oil prices, and currency fluctuations;
•	political instability, including increased incidents of actual or threatened terrorism, and geopolitical conflicts (such as the war in Ukraine and conflicts in the Middle East);
•	major public health issues, including pandemics such as the COVID-19 pandemic;
•	fluctuations in hotel supply, occupancy and Average Daily Rates ("ADRs");
•	changes in airline capacity and airline ticket prices;
•	the imposition of taxes or surcharges by regulatory authorities;
•	extreme weather or natural disasters, including hurricanes, fires, floods, and droughts (the impacts and frequency of which could be further exacerbated by climate change) and resultant damage, including property destruction and prolonged loss of utilities;
•	continued air carrier and hotel chain consolidation, travel strikes, trade disputes, labor unrest, or labor shortages;
•	travel-related accidents or grounding of aircraft due to safety concerns; and
•	travel bans, changes to visa and immigration requirements or border control policies.

Because these events or concerns, and the full impact of their effects, are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers. Any associated decrease in demand, depending on its scope and duration, together with any future issues affecting travel safety, could significantly and adversely affect our business, working capital and financial performance over the short and long-term. For example, during 2024, Hurricanes Helene and Milton negatively impacted the financial results for the third and fourth fiscal quarters for many companies in the travel space.

In addition, the disruption of the existing travel plans of a significant number of travelers upon the occurrence of certain of these events, such as severe weather conditions, fires, actual or threatened terrorist activity, war or travel-related health events, could result in significant additional costs and decrease our revenues leading to constrained liquidity.

Our business depends on our relationships with travel suppliers and other B2B partners.

An important component of our business success depends on our ability to develop and expand relationships with travel suppliers (including owners and managers of alternative accommodation properties), GDS partners and B2B partners. A substantial portion of our revenue projections are expected to be derived from compensation negotiated with travel suppliers, in particular airlines, GDS partners for bookings made through their channels, OTAs, TMCs, and legacy travel agencies. No assurances can be given that travel suppliers will elect to participate in our platform, or that our compensation, access to inventory or access to inventory at competitive rates will be secured or subsequently reduced or eliminated in the future, or that travel suppliers will not attempt to implement costly direct connections; charge us for or otherwise restrict access to content; increase credit card fees or fees for other services; fail to provide us with accurate booking information or otherwise take actions that would increase our operating expenses. Likewise, no assurance can be given that potential B2B partners will continue to participate in our platform or that our compensation will not be reduced. Any of these actions, or other similar actions, could reduce our revenue and margins thereby adversely affecting our business and financial performance.

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Our business could be negatively affected by changes in search engine algorithms and dynamics or other traffic-generating arrangements.

We expect to rely heavily on internet search engines, such as Google, through the purchase of travel-related keywords and through organic search, to generate a significant portion of the traffic to our websites and the websites of our affiliates. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the placement or cost of links to our websites and those of our affiliates can be negatively affected. In addition, we believe a significant amount of traffic directed to our websites and those of our affiliates will come through participation in pay-per-click and display advertising campaigns on search engines, including Google, and travel metasearch websites, including Kayak, TripAdvisor and trivago. Pricing and operating dynamics for these traffic sources can change rapidly, both technically and competitively. Moreover, a search or metasearch engine could, for competitive or other purposes, alter its search algorithms or display of results which could cause a website to place lower in search query results or inhibit participation in the search query results. In particular, Google has in the past, and may continue to in the future, change its algorithms or results in a manner that negatively affects the search engine ranking, paid and unpaid, of our websites, the websites of our affiliates and those of our third-party distribution partners, which will adversely impact our business and financial performance. Google has also increasingly added its own travel search functionality and content at the expense of traditional paid listings and organic search results, which may continue to reduce the amount of traffic to our websites or those of our affiliates. If Google or other search or metasearch companies continue to pursue these or similar strategies, which is out of our control, or we do not successfully manage our paid and unpaid search strategies, we could face significant difficulties in driving traffic to our websites and/or increased costs related to replacing unpaid traffic with paid traffic.

We will rely on the value of our brands, and we believe the costs of building, maintaining, and enhancing brand awareness are increasing.

We expect to invest considerable financial and human resources in our brands in order to build, retain, and expand our customer base in existing and emerging markets. We expect that the cost of maintaining and enhancing our brands will continue to increase and decisions we make on investing in brands could be less effective and costlier than expected. Certain online travel companies and metasearch websites have expanded their offline and digital advertising campaigns globally, increasing competition for share of voice, and we expect this activity to continue in the future.

Our efforts to build, preserve, and enhance consumer awareness of our brands may not be successful, may have unintended negative impacts, or, even if successful may not be cost-effective, or as efficient as we are projecting, resulting in less direct traffic and increased customer acquisition costs. If we are unable to build, maintain, or enhance consumer awareness of our brands and generate demand in a cost-effective manner, it could have a material adverse effect on our business and financial performance.

We are subject to payments-related risks.

Payments Regulations. The end-to-end payments process-from accepting traveler payments through to paying suppliers-for a variety of payment methods is subject to various laws, rules, regulations, legal interpretations, and regulatory guidance, including those governing cross-border and domestic money transmission and funds transfers; foreign exchange; payment services; and consumer protection. If we are found to be in violation of applicable payments laws or regulations, we could be subject to civil and criminal penalties, additional restrictive and burdensome requirements, or forced to cease or amend certain services we currently provide.

Moreover, for payment options we may offer to both our customers and suppliers, we may be subject to regulations and compliance requirements including obligations to implement enhanced authentication processes and new standards for payment security and strong customer authentication (“SCA”) that may increasingly make it more difficult and costly to carry out a payment transaction successfully. For example, the lack of industry-wide adoption of SCA may continue to add to the complexity of payment transactions.

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Third-Party Payment Service Providers. We may rely on agreements with third-party service providers to process customer credit and debit card transactions and for the facilitation of customer bookings of travel services from our travel suppliers. Upon the occurrence of specified events, including material adverse changes in our financial condition, these agreements may allow the payment processors to withhold a significant amount of our cash (referred to as a “holdback”), require us to otherwise post security equal to a portion of bookings or re-bookings that have been settled by a provider but where the traveler has not traveled, or suspend their processing services. An imposition of a holdback or suspension of payment processing services by one or more payment processors could materially reduce our liquidity. Further, the software and services provided by payment processors may fail to meet our expectations, contain errors or vulnerabilities, be compromised, or experience outages. Any of these risks could cause us to lose our ability to process payments, and our business and operating results could be adversely affected.

Payment Card Networks. The payment card networks, such as Visa, MasterCard and American Express, may increase the interchange fees and assessments that they charge for each transaction that accesses their networks and may impose special fees or assessments on such transactions. Certain of our payment processors may have the right to pass any increases in interchange fees and assessments on to us, which could significantly increase our costs and thereby adversely affect our financial performance.

In addition, the payment card networks have adopted rules and regulations that apply to all merchants who process and accept payment cards and include payment card association operating rules, the Payment Card Industry Data Security Standards, or the PCI DSS. Moreover, the payment card networks could adopt new operating rules or interpret or reinterpret existing rules that we or our payment processors might find difficult or even impossible to comply with, or costly to implement. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may lose our ability to accept credit and debit card payments from our customers, or facilitate other types of online payments, and be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and our business and operating results could be adversely affected.

We are subject to payments-related fraud risks.

Fraudulent bookings made using payment options including credit and debit cards or fraudulently obtained loyalty points may lead to us providing rebooking services on fraudulent itineraries. We could be held liable for executing rebookings on fraudulent bookings or other bookings for which payment is subsequently disputed by our customers both of which may lead to the reversal of payments received by us for such bookings (referred to as a “charge-back”). In addition, the payment card networks have rules around acceptable charge-back ratios. Accordingly, we may need to calculate and record an allowance for the resulting charge-backs. Our ability to detect and combat fraudulent schemes, which have become increasingly common and sophisticated, may be negatively impacted by the adoption of new payment methods, the emergence and innovation of new technology platforms (such as historically occurred with the introduction of smartphones, tablet computers and in-home assistants), and global expansion, including into markets with a history of elevated fraudulent activity. In addition, we have not broadly adopted certain protective capabilities across our platform, such as mobile application-based multi-factor authentication or third-party identify verification, which approach could result in significantly increased fraudulent activity on our platform in the future.

If we are unable to effectively combat fraudulent bookings entering our system through our websites or mobile applications, the websites or mobile applications of our partners, or if we otherwise experience increased levels of charge backs, we may be subject to significant fines and higher transaction fees or payment card networks may revoke our access to their networks meaning we would be unable to continue to accept card payments, either of which could have a material adverse effect on our results of operations and financial positions.

In addition, we may be subject to fraudulent supplier schemes. For example, when onboarding suppliers to our websites, we may fail to identify falsified or stolen supplier credentials, which may result in fraudulent bookings or unauthorized access to personal or confidential information of users of our websites and mobile applications. A fraudulent supplier scheme could also result in negative publicity, damage to our reputation, and could cause users of our websites and mobile applications to lose confidence in the quality of our services.

The rapid evolution and increased adoption of AI technologies may increase the risk of fraudulent bookings and fraudulent supplier scheme risks. Any of these events could have a significant negative effect on the value of our brands, which could have an adverse impact on our financial performance.

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We will partner with various business partners and rely on third-parties for many systems and services, and therefore could be harmed by their activities.

We expect to develop numerous significant commercial arrangements with business partners, and to rely on third-party service providers for a broad range of key services, including both external, customer-facing services such as customer support and booking fulfillment and internal services related to our operations, technology development and infrastructure. If these partners or service providers fail to meet our requirements or legal or regulatory requirements, it could damage our reputation, make it difficult for us to operate some aspects of our business, or expose us to liability for their actions. Likewise, if one of our third-party service providers were to cease operations, face financial distress or other business disruption, we could suffer increased costs and disruption to our own business operations until an equivalent alternative could be sourced or developed, any of which could also have an adverse impact on our business and financial performance.

Our future international operations involve additional risks and our exposure to these risks will increase as our business expands globally.

We plan to operate in a number of jurisdictions outside of the United States and intend to continue to expand our international presence. Laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses or our failure to adapt our practices, systems, processes and business models effectively to the traveler and supplier preferences (as well as the regulatory and tax landscapes) of each country into which we expand, could limit our growth or prevent our ability to compete effectively in certain markets. For example, to compete in certain international markets we may adopt locally-preferred payment methods, which can increase our costs and instances of fraud. Certain international markets in which we plan to operate have lower margins than more mature markets, which could have a negative impact on our overall margins if the proportion of our overall revenue from these markets were to grow over time. Additionally, some countries have enacted or are considering enacting various regulations, such as data localization laws, that make competition by foreign companies costly or operationally difficult in those markets.

In addition to the risks outlined elsewhere in this section, our international operations will be subject to a number of other risks, including:

•	exposure to local economic or political instability and threatened or actual acts of terrorism;
•	compliance with U.S. and non-U.S. regulatory laws and requirements relating to anti-corruption, antitrust or competition, economic sanctions, data content and privacy, consumer protection, employment and labor laws, health and safety, information reporting and advertising and promotions;
•	weaker enforcement of our contractual and intellectual property rights;
•	lower levels of credit card usage and increased payment and fraud risk;
•	longer payment cycles, and difficulties in collecting accounts receivable;
•	preferences by local populations for local providers;
•	restrictions on, or adverse tax and other consequences related to the repatriation of cash, the withdrawal of non-U.S. investments, cash balances and earnings, as well as restrictions on our ability to invest in our operations in certain countries;
•	changes to trade policy or agreements that limit our ability to offer, or adversely affect demand for, our products and services;
•	our ability to support technologies or marketing channels that may be prevalent in a particular international market and used by local competitors, but are not scalable for an international company offering services in many markets around the world; and
•	uncertainty regarding liability for services and content, including uncertainty as a result of local laws and lack of precedent.

A failure to comply with current laws, rules, and regulations or changes to such laws, rules and regulations and other legal uncertainties may adversely affect our business, financial performance, results of operations or business growth.

Our operations are expected to be subject to complex and changing laws and regulations. Our business and financial performance could be adversely affected by changes in or interpretations of existing laws, rules and regulations or the promulgation of new laws, rules and regulations applicable to us and our businesses, including those relating to travel and alternative accommodation licensing and listing requirements, the provision of travel packages, the internet and online commerce, internet advertising and price display, consumer protection, licensing and regulations relating to the offer of travel insurance and related products, anti-corruption, anti-trust and competition (including our contractual provisions regarding pricing and travel suppliers), economic and trade sanctions, tax, banking, machine learning and AI, data security, the provision of payment services and privacy.

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There are, and will likely continue to be, an increasing number of laws and regulations pertaining to the internet and online commerce that relate to website display and messaging, including prices, liability for information retrieved from or transmitted over the internet, online editorial and user-generated content, user privacy, behavioral targeting and online advertising, taxation, liability for third-party activities and the quality of products and services, and our contractual relationships with travel suppliers who list on our sites. Existing and other new laws and regulations may be costly and time consuming to implement, and may significantly impact the profitability or competitiveness of our business.

The SEC, Department of Justice (“DOJ”) and Office of Foreign Assets Controls (“OFAC”), as well as foreign regulatory authorities, continue to increase the enforcement of economic sanctions and trade regulations, anti-money laundering, and anti-corruption laws, across industries. As regulations continue to evolve and regulatory oversight continues to increase, we cannot guarantee that our programs and policies will be deemed compliant by all applicable regulatory authorities or that we will be able to adapt our policies to new regulations in a timely and cost effective manner. In the event our controls should fail or are found to be out of compliance for other reasons, we could be subject to monetary damages, civil and criminal money penalties, litigation and damage to our reputation and the value of our brands.

Application of existing tax laws, rules, or regulations are subject to interpretation by taxing authorities.

The application of domestic and international income and non-income tax laws, rules and regulations to our products and services is subject to interpretation by the relevant taxing authorities. The taxing authorities have become more aggressive in their interpretation and enforcement of such laws, rules and regulations, resulting in increased audit activity and audit assessments. As such, potential tax liabilities may impact our operations.

We could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities.

Our future tax liabilities may be adversely affected by legislative and other changes to taxing regimes, as well as changes in our business operating structure and the mix of revenue and earnings in countries with differing tax rates. Due to the pace of legislative changes and the projected scale of our business activities, any substantial changes in tax policies or legislative initiatives may materially and adversely affect our business, the taxes we are required to pay, our financial position, and results of operations.

Taxing jurisdictions around the world have focused legislative efforts on tax reform, transparency, base erosion, and have enacted or are considering enacting digital services taxes, which could lead to inconsistent and potentially overlapping international tax regimes. The Organization for Economic Cooperation and Development ("OECD") continues to advance proposals relating to its initiative for modernizing international tax rules, with the goal of having the participant countries implement a modernized and aligned international tax framework.

Many of the current tax laws, rules, and regulations imposing taxes and other obligations were enacted before the growth of the digital economy. Certain jurisdictions have enacted legislation directed at taxing the digital economy and multi-national businesses. If existing tax laws, rules, or regulations change, by amendment or new legislation, the result could increase our tax liabilities and reporting obligations, including requirements to provide information about travel suppliers, customers, and transactions on our technology platform. The outcome of these changes may have an adverse effect on our business or financial performance, including a decrease in demand for our products and services if we pass on such costs to the consumer; an increase in the volume and cost of our tax reporting and compliance obligations; or limit the scope of our business activities if we decide not to conduct business in particular jurisdictions.

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We cannot be sure that our intellectual property and proprietary information is protected from all forms of copying or use by others, including potential competitors.

Our websites and mobile applications rely on content, brands, trademarks, domain names and technology, much of which is proprietary. We establish and protect our intellectual property by relying on a combination of trademark, domain name, copyright, trade secret and patent laws in the U.S. and other jurisdictions, license and confidentiality agreements, and internal policies and procedures. In connection with our license agreements with third parties, we will seek to control access to, and the use and distribution of, our proprietary information and intellectual property. Even with these precautions, however, third parties may copy or otherwise obtain and use our intellectual property or confusingly similar trademarks or domain names without our authorization or to develop similar intellectual property independently. Effective trademark, domain name, copyright, patent and trade secret protection may not be available in every jurisdiction in which our services are available and policing unauthorized use of our intellectual property is difficult and expensive. We cannot be sure that the steps we plan to take will prevent misappropriation or infringement of intellectual property. Any misappropriation or violation of our rights could have a material adverse effect on our business. Furthermore, we may need to go to court or other tribunals to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. These proceedings might result in substantial costs and diversion of resources and management attention.

We currently plan to license from third parties some of the technologies, content, and brands we expect to incorporate into our websites. As we introduce services that incorporate new technologies, content and brands, we may be required to license additional technology, content, and brands. We cannot be sure that such technology, content and brand licenses will be available on commercially reasonable terms, if at all. We also cannot ensure that content obtained from suppliers won’t be subject to intellectual property infringement claims by a third party.

If we fail to comply with any applicable obligations under our license agreements, or another person or entity were deemed to own intellectual property rights infringed, misappropriated or otherwise violated by our activities, we could be responsible for significant damages covering past activities and substantial fees to continue to engage in these types of activities. Our third-party licensors may also have the right to terminate the license, which may cause us to lose valuable rights, and could disrupt our operations. It also is possible that we could be prevented from using technology important to our business for at least some period of time. In such circumstances, there may be no alternative technology for us to use or it might be expensive to obtain. We could also suffer significant reputational damage in these circumstances. Protections offered by those from whom we license technology against these risks may be inadequate to cover any losses in full, and the measures we take to obtain, enforce and defend our intellectual property rights may not be successful in every jurisdiction or prevent infringement, misappropriation or other violation of our intellectual property rights. In certain situations, we may be compelled to engage in intellectual property-related litigation to enforce or defend our intellectual property rights, which may incur significant expenses and may be perceived negatively by customers and our partners.

We rely on information technology to operate our businesses and maintain our competitiveness, and if we fail to adequately maintain or improve our information technology systems, or to adapt them to technological developments and industry trends, our business and operations could be adversely affected.

We depend on the use of sophisticated information technologies and systems in many areas of our business including technology and systems used for website and mobile applications, reservations, customer service, supplier connectivity, marketing, communications, procurement, payments, tax collection and remittance, fraud detection and administration, which we must maintain and continuously improve and upgrade.

Our future success depends on our ability to adapt our services and infrastructure to meet rapidly evolving consumer preferences and industry standards, while continuing to improve the performance, features and reliability of our service in response to competitive service and product offerings. AI, cloud computing, the continued growth of alternative platforms and mobile computing devices, the emergence of niche competitors who may be better able to utilize existing and new technologies to optimize their products, services or strategies will require costly investments. Transitioning to new technologies in the future may be disruptive to resources and the services we provide and may increase our reliance on third party service providers. For example, we expect to incorporate third-party AI technology in certain of our products, services and business operations. Our research, development and deployment of AI technologies is expected to be an ongoing process. AI presents risks, challenges, and unintended consequences that could affect our and our customers’ adoption and use of this technology. AI algorithms and training methodologies may be flawed. Additionally, AI technologies are complex and rapidly evolving, and we face significant competition in the market from other companies regarding the research, development and deployment of such technologies. While we aim to develop and deploy AI responsibly and attempt to identify and mitigate ethical and legal issues presented by its use, we may be unsuccessful in identifying or resolving issues before they arise. AI-related issues, deficiencies and/or failures could (i) give rise to legal and/or regulatory action as a result of new applications of existing data protection, privacy, intellectual property, and other laws, including with respect to proposed legislation regulating AI in jurisdictions in which we operate; (ii) damage our reputation; or (iii) otherwise materially harm our business.

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System interruption, security breaches and unplanned outages in our information systems may harm our businesses.

The risk of a cybersecurity-related attack by criminal organizations, hacktivists, foreign governments, and terrorists, is persistent. Vulnerabilities present within our systems may result in unauthorized access to confidential data including our own proprietary data, that of our partners or the personal data of our customers, including payment data. In addition, given the nature of our operations, consumer personal and payment data may also be accessed inappropriately within partner systems should those partners also experience a breach.

We expect to encounter attempted external attacks in a variety of forms, including ransomware, account takeovers, phishing, disinformation, and denial of service attacks. Additionally, some actors are using AI technology to launch more sophisticated, automated, targeted and coordinated attacks, including phishing and account takeover attacks, that are more difficult to detect. As these continue, there is a risk that successful attacks may cause a significant cybersecurity incident which impacts our critical operations, or those of our partners. Successful attacks have the potential to damage our reputation, increase costs, and result in regulatory scrutiny or fines.

We may experience system interruptions that make some or all of our systems unavailable or prevent us from efficiently fulfilling orders or providing services to third parties. Significant interruptions, outages or delays in our internal systems, or systems of third parties that we may rely upon - including multiple co-location providers for data centers, cloud computing providers for application hosting, and network access providers - and network access, or deterioration in the performance of such systems, would impair our ability to process transactions, decrease our quality of service that we can offer to our customers, damage our reputation and brands, increase our costs and/or cause losses. We also face risks related to our ability to maintain data and hardware security with respect to remote working.

No assurance can be given that our contingency plans will sustain critical aspects of our operations or business processes in all circumstances. Although we have put measures in place to protect certain portions of our facilities and assets, any of these events could cause system interruption, delays and loss of critical data, and could prevent us from providing services to our travelers and/or third parties for a significant period of time.

In addition, we will depend on the availability of cloud services and any incident affecting cloud infrastructure and availability, which have occurred a number of times in the recent past, could adversely affect the availability of our platform and our ability to serve our customers, which could in turn damage our reputation with current and potential customers, expose us to liability, result in substantial costs for remediation, cause us to lose customers, or otherwise harm our business, financial condition, or results of operations. We may also incur significant costs for using alternative hosting sources or taking other actions in preparation for, or in reaction to, events that compromise the cloud services we use.

We process, store and use customer, supplier and employee personal, financial and other data, which subjects us to risks stemming from possible failure to comply with governmental regulation and other legal obligations, as well as litigation and reputational risks associated with the failure to protect such data from unauthorized use, theft or destruction.

There are numerous laws regarding the storing, sharing, use, processing, disclosure and protection of customer, partner and employee personal, financial, and other data, the scope of which is changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy and data protection. It is possible, however, that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or the practices of our businesses.

Any failure or perceived failure by us, or our service providers, to comply with privacy-related legal obligations or any compromise of security that results in the unauthorized use, theft, or destruction of such data, may result in a material loss of revenues from the potential adverse impact to our reputation and brand, our ability to attract and retain customers, and the potential disruption to our business and plans. The risk of a data incident due to cybersecurity-related privacy event remains persistent. In addition, such an event could result in violations of applicable U.S. and international laws, governmental enforcement actions and consumer or securities litigation.

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We are subject to privacy regulations, and compliance with these regulations could impose significant compliance burdens.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet have recently come under increased public scrutiny. Twenty U.S. states have passed comprehensive privacy legislation and several others are considering privacy legislation. In addition, the General Data Protection Regulation, or GDPR, that went into effect in the European Union in May 2018, requires companies to implement and remain compliant with regulations regarding the handling of personal data. Enforcement of GDPR regulations, and fines for non-compliance, continue to increase and a significant number of additional jurisdictions have enacted similar privacy regulations. As additional jurisdictions continue to enact and update privacy regulations and laws, we will experience increased compliance costs and uncertainty as to how such laws will be interpreted. Although we expect to invest significant resources to comply with other privacy laws and regulations globally, the number and variety of regulations combined with our ambitions to develop a multi-product, multi-brand, global business, could nevertheless result in compliance failures. Failure to meet any of the requirements of these laws and regulations could result in significant penalties or legal liability, adverse publicity and/or damage to our reputation, which could negatively affect our business, results of operations and financial condition.

Our processing of personal information and other data subjects us to risks and laws and regulations and could give rise to cyberattacks and other risks, including damage to our reputation and value of our brands.

Respecting user privacy and protecting personal information is essential to maintaining consumer and service provider confidence in our services and brands. We are subject to a variety of laws in the U.S. and abroad regarding privacy and the processing and protection of personal information, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other existing laws. The existence of comprehensive privacy laws in different states around the country would make our compliance obligations more complex and costly and may increase the likelihood that we could become subject to enforcement actions or otherwise incur liability for noncompliance.

All of these rapidly evolving compliance and operational requirements impose significant costs, which are likely to increase over time, such as costs related to organizational changes, implementing additional protection technologies, training employees and engaging consultants and legal advisors. In addition, such requirements may obligate us to modify our data processing practices and policies, utilize management’s time and/or divert resources from other initiatives and projects. Implementing and complying with these laws and regulations may be more costly or take longer than we anticipate or could otherwise affect our operations. Any failure or perceived failure by us to comply with our privacy and information security policies, privacy-related obligations to consumers or other third parties, or privacy-related legal obligations, may result in fines, litigation or governmental enforcement actions that effect our business, brands, market share and financial results.

Climate change may have an adverse impact on our business.

Our businesses may also be negatively impacted by direct and indirect impacts of climate change. Direct impacts may include disruptions to travel and to our operations due to more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires. Indirect impacts may include a significant shift in consumer preferences, which we may not successfully adapt to, or the general harm to our business as a result of a general perception of travel as an environmental harm. These and other climate change related impacts could have a significant adverse impact on our business in both the short, medium and long term.

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Risks Related to Holdco

Following the Business Combination, Holdco may be unable to integrate successfully the businesses of Auddia and Thramann Holdings and realize the anticipated benefits of the Business Combination.

The Business Combination involves the combination of two companies which currently operate as independent companies. Following the Business Combination, Holdco will be required to devote significant management attention and resources to integrating its business practices and operations. Holdco may fail to realize some or all of the anticipated benefits of the Business Combination, including the benefits anticipated in the Financial Forecasts described under “The Transactions - Certain Unaudited Prospective Financial Information,” if the integration process takes longer than expected or is more costly than expected. Potential difficulties Holdco may encounter in the integration process include the following:

•	the inability to successfully combine the businesses of Auddia and Thramann Holdings in a manner that permits Holdco to achieve the anticipated benefits from the Business Combination, which would result in the anticipated benefits of the Business Combination not being realized partly or wholly in the time frame currently anticipated or at all;
•	creation of uniform standards, controls, procedures, policies and information systems; and
•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Business Combination.

If any of the events described in “Risks Related to Auddia” or “Risks Related to Thramann Holdings” occur, those events could cause potential benefits of the Business Combination not to be realized.

Following completion of the Business Combination, Holdco will be susceptible to many of the risks described in the sections herein entitled “Risks Related to Auddia” and “Risks Related to Thramann Holdings.” To the extent any of the events in the risks described in those sections occur, the potential benefits of the Business Combination may not be realized and the results of operations and financial condition of Holdco could be adversely affected in a material way. This could cause the market price of Holdco’s common stock to decline.

The market price of Holdco’s common stock is expected to be volatile, and the market price of the common stock may drop following the Business Combination.

The market price of Holdco’s common stock following the Business Combination could be subject to significant fluctuations. Some of the factors that may cause the market price of Holdco’s common stock to fluctuate include:

•	failure to meet or exceed financial projections Holdco may provide to the public;
•	failure to meet or exceed the financial projections of the investment community;
•	if Holdco does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts;
•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Holdco or its competitors;
•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and Holdco’s ability to obtain patent protection for its technologies;
•	additions or departures of key personnel;
•	significant lawsuits, including patent or stockholder litigation;
•	if securities or industry analysts do not publish research or reports about Holdco’s business, or if they issue adverse or misleading opinions regarding its business and stock;
•	changes in the market valuations of similar companies;
•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;
•	sales of securities by Holdco or its securityholders in the future;
•	if Holdco fails to raise an adequate amount of capital to fund its operations;
•	trading volume of Holdco’s common stock;
•	announcements by competitors of significant contracts, commercial relationships or capital commitments; and
•	period-to-period fluctuations in Holdco’s financial results.

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Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Holdco’s common stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Holdco’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Holdco experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Holdco’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results, financial condition and cash flows.

Holdco may incur losses for the foreseeable future and may never achieve profitability.

Holdco may never become profitable. Even if Holdco does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis.

If Holdco fails to attract and retain management and other key personnel, it may be unable to continue to successfully implement its business plan.

Holdco’s ability to compete in the highly competitive technology industry depends on its ability to attract and retain highly qualified managerial, legal and other personnel. Holdco will be highly dependent on its management and other personnel. The loss of the services of any of these individuals could impede, delay, or prevent the successful implementation of its business plan. If Holdco loses the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and its business could be harmed as a result. Holdco might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel.

Holdco will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

Holdco will require substantial additional funds to implement its business plan. Raising additional capital may be costly or difficult to obtain and could, for example, through the sale of common stock or securities convertible or exchangeable into common stock, significantly dilute Holdco’s stockholders’ ownership interests or inhibit Holdco’s ability to achieve its business objectives. If Holdco raises additional funds through public or private equity offerings, the terms of these securities may include liquidation or other preferences that adversely the rights of its common stockholders. In addition, any debt financing may subject Holdco to fixed payment obligations and covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Holdco raises additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, Holdco may have to relinquish certain valuable intellectual property or other rights to its product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to it. Even if Holdco were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to Holdco or its stockholders.

Holdco will need to raise additional financing in the future to fund the operation of its subsidiaries, which may not be available on favorable terms or at all.

In the future, Holdco may finance its subsidiaries through equity offerings of its subsidiaries, which could reduce its ownership interests in its direct and indirect subsidiaries. Further, if Holdco does financing its subsidiaries through equity offerings of the subsidiaries, it may also in the future offer holders of its subsidiaries an opportunity to exchange their interests in the subsidiaries for an equity interest in Holdco, which could lead to dilution for existing investors.

Holdco will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Holdco will incur significant legal, accounting and other expenses as a public company that Thramann Holdings did not incur as a private company, including costs associated with public company reporting obligations under the Exchange Act. These executive officers and other personnel of Thramann Holdings following the Business Combination will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that Holdco complies with all of these requirements. Any changes Holdco makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for Holdco to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

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Once Holdco is no longer a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Holdco will be subject to additional laws and regulations affecting public companies that will increase Holdco’s costs and the demands on management and could harm Holdco’s operating results and cash flows.

Holdco will be subject to the reporting requirements of the Exchange Act, which requires, among other things, that Holdco file with the SEC, annual, quarterly and current reports with respect to Holdco’s business and financial condition as well as other disclosure and corporate governance requirements. However, as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, Holdco may take advantage of exemptions from disclosure requirements and reduced disclosure obligations regarding executive compensation in this proxy statement/prospectus and in Holdco’s periodic reports and proxy statements. In addition, if Holdco is a smaller reporting company with less than $100.0 million in annual revenue, it would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Once Holdco is no longer a smaller reporting company or otherwise no longer qualifies for these exemptions, Holdco will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If Holdco is not able to comply with the requirements in a timely manner or at all, Holdco’s financial condition or the market price of Holdco’s common stock may be harmed. For example, if Holdco or its independent auditor identifies deficiencies in Holdco’s internal control over financial reporting that are deemed to be material weaknesses Holdco could face additional costs to remedy those deficiencies, the market price of Holdco’s stock could decline or Holdco could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If Holdco fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

Following listing of Holdco’s common stock on Nasdaq, Holdco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that Holdco maintain effective disclosure controls and procedures and internal control over financial reporting. Holdco must perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. As a private company, Thramann Holdings has not been required to document and test its internal controls over financial reporting nor has its management been required to certify the effectiveness of its internal controls and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. Following the Business Combination, Holdco will be required to incur substantial professional fees and internal costs to expand its accounting and finance functions and expend significant management efforts. Holdco may experience difficulty in meeting these reporting requirements in a timely manner.

Holdco may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Holdco’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If Holdco is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if it is unable to maintain proper and effective internal controls, Holdco may not be able to produce timely and accurate financial statements. If that were to happen, the market price of its common stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

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The unaudited pro forma condensed combined financial information for Auddia and Thramann Holdings included in this proxy statement/prospectus are preliminary, and Holdco’s actual financial position and operations after the Business Combination may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma financial information for Auddia and Thramann Holdings included in this proxy statement/prospectus are presented for illustrative purposes only and is not necessarily indicative of Holdco’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the period presented. Holdco’s actual results and financial position after the Business Combination may differ materially and adversely from the unaudited pro forma financial information included in this proxy statement/prospectus. The Exchange Ratio reflected in this proxy statement/prospectus is preliminary. The final Exchange Ratio could differ from the preliminary Exchange Ratio used to prepare the pro forma adjustments. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page F-32 of this proxy statement/prospectus.

Auddia and Thramann Holdings do not anticipate that Holdco will pay any cash dividends in the foreseeable future.

The current expectation is that Holdco will retain its future earnings, if any, to fund the growth of Holdco’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Holdco will be your sole source of gain, if any, for the foreseeable future.

An active trading market for Holdco’s common stock may not develop and its stockholders may not be able to resell their shares of common stock for a profit, if at all.

Prior to the Business Combination, there had been no public market for shares of Holdco’s capital stock. An active trading market for Holdco’s shares of common stock may never develop or be sustained. If an active market for Holdco’s common stock does not develop or is not sustained, it may be difficult for Holdco’s stockholders to sell their shares at an attractive price or at all.

Future sales of shares by existing stockholders could cause Holdco’s stock price to decline.

If existing securityholders of Auddia sell, or indicate an intention to sell, substantial amounts of Holdco’s common stock in the public market after legal restrictions on resale discussed in this proxy statement/prospectus lapse, the trading price of the common stock of Holdco could decline. Based on shares outstanding as of August 3, 2026, and after giving effect to the Thramann Exchange Ratio, Holdco is expected to have approximately 5,803,182 shares of common stock outstanding immediately following the completion of the Business Combination. Of the shares of common stock, approximately 308  shares will become available for sale in the public market beginning 180 days after the closing of the Business Combination as a result of the expiration of lock-up agreements between Auddia on the one hand and certain securityholders of Auddia on the other hand (and without giving effect to any restrictions on resale under securities laws). All other outstanding shares of common stock, other than shares held by affiliates of Holdco, will be freely tradable, without restriction, in the public market.

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After completion of the Business Combination, Holdco’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to Holdco’s stockholders for approval.

Upon the completion of the Business Combination, it is anticipated that Jeff Thramann, as sole holder of Thramann Membership Interests, will hold approximately 80.0% of the economic interest and voting power in Holdco and holders of Auddia Common Stock and Preferred Stock as of immediately prior to the Auddia Merger will hold approximately 20.0% of the economic interest and voting power in Holdco, with the 80.0% economic interest attributable to holders of Thramann Membership Interests inclusive of $3.5 million in non-convertible Holdco Notes (which are exchangeable for Holdco Special Preferred Stock), and including that such ownership percentages may be adjusted upward or downward based on the level of Auddia's Net Cash at closing. Mr. Thramann would be able to control or significantly influence all matters submitted to Holdco’s stockholders for approval, as well as Holdco’s management and affairs. This concentration of voting power could delay or prevent an acquisition of Holdco on terms that other stockholders may desire.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Holdco, its business or its market, its stock price and trading volume could decline.

The trading market for Holdco’s Common Stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect to not provide research coverage of Holdco’s Common Stock after the completion of the Business Combination, and such lack of research coverage may adversely affect the market price of Holdco Common Stock. In the event it does have equity research analyst coverage, Holdco will not have any control over the analysts or the content and opinions included in their reports. The price of Holdco’s Common Stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of Holdco or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Holdco will have broad discretion in the use of the cash and cash equivalents of Holdco and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Holdco will have broad discretion over the use of the cash and cash equivalents of Holdco. You may not agree with Holdco’s decisions, and its use of the proceeds may not yield any return on your investment. Holdco’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Holdco might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence its decisions on how to use Holdco’s cash resources.

Unfavorable global economic conditions could adversely affect Holdco’s business, financial condition, results of operations or cash flows.

Holdco’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn could result in a variety of risks to Holdco’s business, including, weakened demand for Holdco’s product candidates and Holdco’s ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain Holdco’s suppliers, possibly resulting in supply disruption, or cause Holdco’s customers to delay making payments for its services. Any of the foregoing could harm Holdco’s business and Holdco cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact its business.

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Risks Related to Being a Controlled Company

Following the Business Combination, Holdco will be a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. The stockholders of Holdco may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.

After the Business Combination, Jeffrey Thramann will control a majority of the voting power of the outstanding shares of Holdco’s common stock. As a result, Holdco will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50.0% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies:

•	are not required to have a board that is composed of a majority of “independent directors” as defined under the Nasdaq listing rules;
•	are not required to have a compensation committee that is composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; and
•	are not required to have director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors, and to adopt a written charter or a board resolution addressing the nominations process.
•	While it is expected that Holdco does not initially intend to rely on these exemptions, Holdco may opt to utilize these exemptions in the future as long as it remains a controlled company. Accordingly, Holdco’s common stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If Holdco ceases to be a “controlled company” in the future, it will be required to comply with the Nasdaq Listing Rules, which may require replacing a number of its directors and may require development of certain other governance-related policies and practices. These and any other actions necessary to achieve compliance with such rules may increase Holdco’s legal and administrative costs, will make some activities more difficult, time-consuming, and costly and may also place additional strain on Holdco’s personnel, systems and resources.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations to (i) U.S. Holders (as defined below) of Auddia Common Stock as a result of the Mergers and (ii) Non-U.S. Holders of owning and disposing of Holdco Common Stock received in the Mergers. The discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that Auddia shareholders hold their Auddia Common Stock, and will hold their shares of Holdco Common Stock, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Auddia Common Stock or Holdco Common Stock in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to any holders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions;
•	real estate investment trusts and regulated investment companies;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	brokers or dealers in securities;
•	tax-exempt organizations or governmental organizations;
•	insurance companies;
•	dealers or brokers in securities or foreign currency;
•	individual retirement and other deferred accounts;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	“passive foreign investment companies” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons subject to the alternative minimum tax;
•	U.S. Holders who own, or are deemed to own, 5% or more of Holdco’s or the Auddia’s voting stock;
•	persons who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;
•	persons who purchase or sell their shares as part of a wash sale for tax purposes;
•	“qualified foreign pension funds” (or any entity owned directly or indirectly by one or more “qualified foreign pension funds”);
•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein); and
•	persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan.

No rulings will be sought by Holdco or the Auddia from the IRS with respect to the Mergers and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein. The discussion does not address any non-income tax considerations or any non-U.S., state or local tax considerations. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Auddia Common Stock or, after the completion of the Mergers, shares of Holdco Common Stock that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

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A “Non-U.S. Holder” means a beneficial owner of Auddia Common Stock or, after the completion of the Mergers, shares of Holdco Common Stock who is an individual, corporation, estate or trust, in each case, that is not a U.S. Holder.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Auddia Common Stock or, after the completion of the Mergers, shares of Holdco Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Mergers and the ownership and disposition of the shares of Holdco Common Stock.

HOLDERS OF AUDDIA COMMON STOCK OR, AFTER THE COMPLETION OF THE MERGERS, SHARES OF HOLDCO COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS AND THE OWNERSHIP AND DISPOSITION OF SHARES OF HOLDCO COMMON STOCK TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF SUCH MATTERS ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Material U.S. Federal Income Tax Considerations to U.S. Holders of Auddia Common Stock as a result of the Mergers

The following discussion regarding U.S. federal income tax considerations relating to the Mergers assumes that the Mergers will be consummated as described in the Merger Agreement and this proxy statement/prospectus. Neither Holdco nor Auddia (or any of their affiliates) intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Mergers. Consequently, no assurance can be given that the IRS will not challenge the tax treatment described below, or that a court would not sustain such challenge.

Receipt of Shares of Holdco Common Stock in Exchange for Auddia Common Stock

The exchange of Auddia Common Stock for shares of Holdco Common Stock pursuant to the Mergers is intended to qualify as a transaction described in Section 351 of the Code such that, as a result, no gain or loss is expected to be recognized on the exchange of Auddia Common Stock for shares of Holdco Common Stock pursuant to the Mergers. The holding period of shares of Holdco Common Stock received pursuant to the Mergers will include the holding period of the Auddia Common Stock exchanged for such shares of Holdco Common Stock. Lastly, if a U.S. Holder acquired different blocks of Auddia Common Stock at different times and different prices, any gain will be determined separately with respect to each block of Auddia Common Stock. Any gain recognized by a U.S. Holder will generally be treated as U.S. source gain.

U.S. Holders should consult their tax advisors about reporting requirements and information statements that could be applicable to the Mergers and any potential penalties associated with a failure to satisfy such requirements.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Shares of Holdco Common Stock Received in the Transactions

Distributions

If Holdco makes distributions on shares of Holdco Common Stock, such distributions of cash or property on its shares will constitute dividends for U.S. federal income tax purposes to the extent paid from Holdco’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of Holdco Common Stock, but not below zero. Any excess amount will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of shares of Holdco Common Stock. Because Holdco may not know the extent to which any distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below Holdco or the applicable withholding agent may treat the entire distribution as a dividend.

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Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a Non-U.S. Holder of shares of Holdco Common Stock that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. Holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the Non-U.S. Holder holding shares of Holdco Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder provides the appropriate certification, as described above), the Non-U.S. Holder will generally be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of shares of Holdco Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of Holdco Common Stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•	the Non-U.S. Holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	shares Holdco Common Stock constitute U.S. real property interests, or “USRPIs,” by reason of Holdco’s status as a U.S. real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

With respect to the third bullet point above, Holdco does not anticipate becoming a USRPHC. Because the determination of whether Holdco is a USRPHC depends on the fair market value of its USRPIs relative to the fair market value of its other business assets and its non-U.S. real property interests, however, there can be no assurance Holdco will not become a USRPHC in the future. Even if Holdco were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of Holdco Common Stock will not be subject to U.S. federal income tax if shares of Holdco Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of shares of Holdco Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if Holdco were to become a USRPHC.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Backup Withholding

Subject to the discussion below on foreign accounts, a Non-U.S. Holder will not be subject to backup withholding with respect to distributions on shares of Holdco Common Stock made to the Non-U.S. Holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information or claim is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the legislation and administrative guidance commonly known as “FATCA,” on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on shares of Holdco Common Stock unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) paid on shares of Holdco Common Stock. Because Holdco may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, Holdco or the applicable withholding agent may treat the entire distribution as a dividend. Non-U.S. Holders should consult their tax advisors regarding the potential application of these withholding provisions.

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MARKET PRICE AND DIVIDEND INFORMATION

Auddia’s common stock is currently listed on the Nasdaq Capital Market under the symbol “AUUD”.

The closing price of Auddia’s common stock on February 13, 2026, the last day of trading prior to the announcement of the Mergers, as reported on the Nasdaq Capital Market, was $5.179 per share. The closing price of Auddia’s common stock on May 13, 2026 as reported on the Nasdaq Capital Market, was $1.34 per share. Thramann Holdings is a private company and its membership interests are not publicly traded.

Because the lack of a public market for Holdco’s capital stock makes it difficult to evaluate the fair market value of Holdco’s capital stock, the value of the common stock to be issued to Auddia’s stockholders may be more or less than the fair market value of Holdco’s capital stock.

Assuming approval of the Business Combination Proposal (Proposal No. 1) by Auddia’s stockholders at the Special Meeting and successful application for Holdco Common Stock with Nasdaq, the common stock of Holdco will be listed on Nasdaq following the closing of the Business Combination under the trading symbol “MCFN.”

As of August 3, 2026, the record date for the Special Meeting, there were approximately 79 registered holders of record of Auddia’s common stock. This number does not include stockholders for whom shares are held in “nominee” or “street” name. As of August 3, 2026, Thramann Holdings had one member that beneficially owns all of the outstanding membership interests of Thramann Holdings. For detailed information regarding the beneficial ownership of certain Auddia stockholders and Thramann Holdings members, see the sections of this proxy statement/prospectus titled “Principal Stockholders of Auddia” and “Security Ownership of Certain Beneficial Owners and Management of Thramann Holdings”.

Dividends

Auddia has never paid any cash dividends on its common stock. Auddia currently intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of Auddia’s board of directors and will depend on Auddia’s financial condition, operating results, capital requirements, general business conditions and other factors that Auddia’s board of directors may deem relevant.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains “forward-looking statements” (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning, among other things, the following:

•	the structure, timing and completion of the Business Combination;
•	the likelihood of the satisfaction of certain conditions to the completion of the Business Combination;
•	the expected effects, perceived benefits or opportunities of the Business Combination;
•	Holdco’s anticipated listing on Nasdaq after the closing of the Business Combination;
•	expectations regarding the ownership structure of Holdco;
•	the expected executive officers and directors of Holdco;
•	each of Auddia’s and Holdco’s expected cash position at the closing and cash runway of Holdco following the Business Combination;
•	the future operations of Holdco;
•	the nature, strategy and focus of Holdco;
•	the outcome of any legal proceedings that may be instituted against Auddia or any of its respective directors or officers related to the Merger Agreement or the transactions contemplated thereby;
•	the expectations of Holdco’s financial performance; and
•	the potential paths of Auddia if the Business Combination is not consummated.

These forward-looking statements should not be relied upon as predictions of future events as Auddia cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including “could, ” “would,” “predicts,” “projects,” “targets,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these terms and phrases or other variations of these words and phrases or comparable terminology but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The events and circumstances reflected in forward-looking statements may not be achieved or occur and actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•	the risk that the conditions to the closing of the Business Combination are not satisfied;
•	the failure to timely obtain stockholder approval for the Business Combination from Auddia’s stockholders, if at all;
•	uncertainties as to the timing of the consummation of the Business Combination;
•	risks related to Auddia’s ability to manage its operating expenses and its expenses associated with the Business Combination pending the closing of the Business Combination, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of Holdco upon closing and other events and unanticipated spending and costs that could reduce Holdco’s cash resources;
•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement;
•	the risk that the Merger Agreement may be terminated in circumstances that require Auddia to pay a termination fee;
•	unexpected costs, charges or expenses resulting from the Business Combination;
•	competitive responses to the Business Combination;
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Business Combination;
•	the ability of Holdco to recognize the anticipated benefits that may be derived from the Business Combination;
•	competition;
•	legislative, regulatory, political and economic developments beyond the parties’ control;
•	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Business Combination, including with respect to future financial and operating results; and
•	the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of Holdco, harm Holdco’s business and may not be sufficient for insurance coverage to cover all costs and damages.

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The foregoing risks should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere. Auddia can give no assurance that the conditions to the Business Combination will be satisfied. For further discussion of the factors that may cause Auddia or Holdco’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Auddia to complete the Auddia Merger and the effect of the Business Combination on the business of Auddia and Holdco, see the section entitled “Risk Factors” beginning on page 35 of this proxy statement/prospectus.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of operations of Auddia or Holdco could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus are current only as of the date of this proxy statement/prospectus. Auddia does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made, the occurrence of unanticipated events or any new information that becomes available in the future, except as required by law.

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THE TRANSACTIONS

This section and the section titled “The Merger Agreement” beginning on page 147 of this proxy statement/ prospectus describe the material aspects of the Business Combination and the Merger Agreement. While Auddia believes that this description covers the material terms of the Business Combination and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement/ prospectus for a more complete understanding of the Business Combination and the Merger Agreement and the other documents to which you are referred in this proxy statement/prospectus. Please see the section titled “Where You Can Find More Information” beginning on page 281 of this proxy statement/prospectus. As used in this section, references to “Company”, “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

Background of the Transaction

Auddia launched its flagship faidr app in February of 2022 with an offering that leveraged its AI platform to give users the ability to listen to any streaming AM/FM radio station in the U.S. through a premium listening experience that eliminates all ads while allowing users to skip any content on the stream the user desires.

Although the initial reception of faidr surpassed expectations related to whether consumers would respond to the differentiated offering of faidr, it was determined over the remaining quarters of 2022 that to obtain the performance required across key metrics such as time spent listening (“TSL”), customer acquisition costs (“CAC”), and user retention, that Auddia would need to provide more value to consumers than ad free listening and the ability to skip content.

In an effort to improve key performance metrics, Auddia added the ability to listen to podcasts within the faidr app while also introducing exclusive content to include music casts and streaming genre stations. Although these additions drove meaningful improvements in metrics, user retention did not reach the levels required to support a significant investment in marketing to build a sustainable and highly monetizable user base.

Auddia subsequently brought in an outside consultant to audit all aspects of the faidr app with the goal of making recommendations aimed at improving user metrics. The audit resulted in a number of recommendations that in totality were felt to have a high probability of significantly improving retention. Although many of the recommendations represented basic blocking and tackling best practice recommendations, the potential to introduce ad free podcasts tested very well with consumers. Since Auddia was working on a new AI algorithm that incorporated the latest natural language processing (“NLP”) technologies to introduce ad free podcasting, Auddia elected to productize the newest algorithm as the next major addition to the faidr app.

In the first quarter of 2024, Auddia announced the addition of a free one step ad skipping technology to faidr while also offering an AI automated ad removal technology for podcasters. The podcast additions to faidr did not result in users moving their podcast listening from their legacy podcast listening apps. As such, Auddia took the next steps in the audit report recommendations to optimize the user experience. These improvements to faidr in combination with a new app marketing approach began to show solid retention numbers in the third quarter of 2024. Improved user retention was maintained through the remainder of 2024 and into the first quarter of 2025.

With adequate user retention achieved, Auddia moved toward monetizing the user base through its model of charging for the premium AI features that facilitated ad free AM/FM radio and podcast listening. This was Auddia's main focus in the first half of 2025 with initial results reported to the board after the first quarter. The initial data was too early to determine whether Auddia could achieve enough subscription conversions from consumers to the premium faidr listening offering to justify scaling the user base with an increased marketing spend.

Auddia continued its efforts to secure more subscription conversion data from faidr listeners while simultaneously preparing a broad array of contingency plans for presentation to the board. As the subscription conversion data to faidr became clearer it became evident Auddia would not be able to support the user retention metrics required to build a subscription user base to the faidr app if consumers were required to subscribe to access the premium ad free listening experiences of the faidr app.

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As management prepared contingencies for the board of directors, one option presented was to pivot the faidr business model from a direct to consumer (DTC) model that required consumers to pay for premium features to a business to business (B2B) model where artists and labels would subscribe to place their music in front of mainstream AM/FM radio listeners on the stream. At a meeting of the Auddia Board held on May 26, 2025 the pivot to a B2B model was presented along with a number of additional internal opportunities to continue to pursue the effort to monetize faidr. At the meeting, the Auddia Board agreed to execute on the B2B pivot, while calling for an executive committee meeting to be held the following week to review a series of external strategic opportunities that had been presented to Auddia as alternatives over the previous two quarters.

At the time, Auddia was working through these strategic decisions it was also facing a violation of Nasdaq’s listing requirement to maintain the required minimum stockholder equity. As such, Auddia proceeded to explore financing options and other alternatives. The preferred stockholders indicated they did not support the proposed financing and recommended that Auddia consider a business consolidation with LT350, an early stage, pre-revenue, pre-operational private company owned by Auddia’s founder, CEO, and Chairman, Jeffrey Thramann.

On June 3, 2025, Auddia held an Executive Committee session of the Auddia Board, with Mr. Thramann recusing himself, where management was invited to present an overview of the state of Auddia and potential external strategic opportunities available to Auddia, including a potential business combination with one or more AI focused companies founded and owned by Mr. Thramann. It was determined at the Executive Committee meeting that the best opportunity Auddia had to raise immediate capital in order to preserve its Nasdaq listing was to pursue a business combination with one or more of the companies founded and owned by Mr. Thramann.

The Executive Committee, with Mr. Thramann recusing himself, subsequently entered a closed session with corporate counsel and outside counsel from Goodwin Procter LLP and discussed forming a special committee of independent directors to evaluate the merits of a potential transaction involving one or more AI focused companies founded and owned by Mr. Thramann, in view of Mr. Thramann’s interest in such a transaction as the founder and owner of the potential counterparty companies. It was determined that such a special committee should be formed but that the existing independent members of the board of directors did not have the bandwidth or the industry expertise to fully evaluate the merits of a potential business combination. The go forward plan was to find new independent board members with the time, expertise, and willingness to join the Auddia Board and serve in the immediate capacity of a special committee.

On or around July 7, 2025, the Auddia Board appointed Nick Balletta, Emmanuel L. de Boucaud, and Joshua Sroge as independent members of the Auddia Board, and, in connection therewith, the other then-existing independent members of the Auddia Board resigned.

On July 7, 2025, the Auddia Board established a Special Committee of its independent directors (the “Auddia Special Committee”) to consider, review, evaluate and negotiate a potential related-party strategic transaction involving Auddia and Mr. Thramann. At such meeting, the Auddia Board determined that each of Mr. de Boucaud and Mr. Balletta was disinterested with respect to such potential transaction and independent from Mr. Thramann, and appointed Mr. de Boucaud and Mr. Balletta to serve on the Auddia Special Committee.

On July 8, 2025, the Auddia Special Committee held a video conferencing meeting with Sichenzia Ross Ference Carmel LLP (“SRFC”), to discuss SRFC’s representation of the Auddia Special Committee as its counsel in connection with the potential merger transaction and to discuss the Auddia Special Committee’s process in reviewing and negotiating the potential merger transaction.

On July 9, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann, during which Mr. Thramann presented and reviewed with the Auddia Special Committee powerpoint presentations of Auddia previously circulated to the Auddia Board dated April 22, 2025 and May 26, 2025 which discussed, among other things, the current status of Auddia’s business and various future plans and alternatives. Mr. Thramann reviewed the presentations with the Auddia Special Committee and highlighted the history and existing status of Auddia’s business and the various strategies and alternatives undertaken by previous management and the Auddia Board.

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On July 10, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann. Mr. Thramann circulated a strategic review presentation previously presented to the Auddia Board on June 3, 2025 which discussed various strategic alternatives the Board had considered and which discussed the possibility of Auddia acquiring one or all three of the companies owned by Mr. Thramann: LT350; Influence Healthcare; and Voyex. Mr. Thramann also circulated to the Auddia Special Committee various materials outlining the intellectual property owned by LT350, the business model and time schedule for launching the LT350 products, and various financial models for LT350. Mr. Thramann reviewed the various materials and presentations with the Auddia Special Committee.

On July 13, 2025 the Auddia Special Committee met independently to review diligence materials provided by Mr. Thramann pertaining to potential business opportunities of LT350 and specifics of a draft letter of intent with a national account in the retail convenience industry.

On July 15, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann. At the meeting Mr. Thramann reviewed with the Auddia Special Committee more detailed financial information regarding potential business opportunities of LT350.

On July 17, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann. At the meeting, Mr. Thramann circulated a powerpoint presentation to the Auddia Special Committee detailing the proposed mission and business model for Influence Healthcare.

On July 22, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann. At the meeting, Mr. Thramann circulated a powerpoint presentation to the Auddia Special Committee detailing the proposed mission and business model for Voyex and its digital travel platform.

On July 23, 2025, Thramann Holdings, LLC (“Thramann Holdings”), a company owned by Mr. Thramann which owns LT350, Influence Healthcare, and Voyex, delivered a non-binding letter of intent (the “LOI”) to Auddia outlining the terms of a merger proposal (the “Business Combination”) pursuant to which Auddia securityholders as of immediately prior to the Business Combination are expected to own approximately 20% of the economic interests of the post-merger entity, subject to certain assumptions, and Thramann Holdings is expected to hold approximately 80% of the economic interests of such post-merger entity.

On July 25, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC, to review the terms of the LOI. A revised draft of the LOI reflecting the comments of the Auddia Special Committee was sent to Mr. Thramann on July 27, 2025.

On July 28, 2025, the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC and Mr. Thramann to discuss the proposed changes to the LOI.

On July 31, 2025 the Auddia Special Committee held a video conferencing meeting attended by representatives of SRFC to review and recommend additional changes to the most recent draft of the proposed LOI.

On August 4, 2025, the Auddia Special Committee approved the terms of the proposed LOI and recommended that Auddia execute the LOI dated August 4, 2025.

On August 5, 2025, the Board of Directors, with Mr. Thramann recusing himself from the vote, approved Auddia’s entry into the LOI, and Auddia thereafter executed the LOI, which provided that the parties would negotiate a definitive merger agreement that incorporates the provisions of the LOI (the “Merger Agreement”) as well as other terms, conditions, representations, warranties, conditions, covenants, and indemnities typical for transactions of this nature. The Business Combination was conditioned upon Auddia raising at least $10 million in cash on or prior to the closing of the Business Combination, the Auddia Special Committee receiving a favorable fairness opinion and recommending Auddia’s entry into the Business Combination to the Auddia Board, and the Business Combination receiving the approval of stockholders of Auddia as required by the Nasdaq stock, as well as other customary conditions to closing.

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On August 8 through 11, 2025, the Auddia Special Committee held several video conferencing meetings to interview firms to render a fairness opinion with respect to the terms of the Business Combination. Following such meetings, the Auddia Special Committee selected Houlihan Capital, LLC (“Houlihan Capital”) to provide such services.

On August 12, 2025, the Auddia Special Committee approved and Auddia executed an engagement letter with Houlihan Capital pursuant to which Houlihan Capital was engaged to provide a fairness opinion to the Auddia Special Committee in connection with the Business Combination.

On August 18, 2025, the Auddia Special Committee and Houlihan Capital held a video conferencing meeting with Mr. Thramann to review the business plan and financials of Thramann Holdings’ subsidiary companies.

On August 27, 2025, the Auddia Special Committee and its counsel received an initial draft of the proposed merger agreement with respect to the Business Combination.

On September 9, 2025, Kelley Drye and Warren (“KDW”), representing Thramann Holdings, Goodwin Procter LLP (“Goodwin”), representing Auddia, and SRFC, representing the Auddia Special Committee, held a video conferencing meeting to discuss the proposed Business Combination including, without limitation, the terms of the Business Combination, the structure of the transaction, comments to the merger agreement, and the due diligence process.

On or around August 25, 2025, certain financial information relating to the subsidiaries of Thramann Holdings was shared by Auddia’s senior management with Houlihan Capital to support Houlihan Capital’s continued analysis of the fairness of the Business Combination.

On August 28, 2025, the Auddia Board reviewed and approved management’s financial projections for Auddia on a standalone basis for the fiscal years ended December 31, 2026 through December 31, 2034 (the “Management Projections”), for use by Houlihan Capital in connection with its fairness analysis relating to the Business Combination. For a summary of the Management Projections, see "—Certain Unaudited Prospective Financial Information."

On September 9, 2025, the Auddia Special Committee held a video conferencing meeting with Houlihan Capital to review various analyses prepared by Houlihan Capital.

On September 10, 2025 the Auddia Board held its standard quarterly board meeting during which the Auddia Special Committee provided the Auddia Board a general update on the process.

On September 10, 2025, SRFC and Goodwin attorneys held a video conferencing meeting to discuss changes to the merger agreement.

On September 15, 2025, Goodwin circulated a draft of the merger agreement to KDW.

On September 16, 2025, the Auddia Special Committee and Houlihan Capital held a video conferencing meeting at which Houlihan Capital presented its findings and analysis to the Auddia Special Committee (the “Fairness Opinion Presentation”) and confirmed that, based on its analysis, it was prepared to issue its opinion that the proposed Business Combination as set forth in the Letter of Intent dated August 4, 2025 is fair to the unaffiliated stockholders of Auddia from a financial point of view, subject to completion of its due diligence and review of the definitive merger agreement.

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On September 17, 2025, the Auddia Special Committee held a video conferencing meeting to further review the Fairness Opinion Presentation prepared by Houlihan Capital, and, after such review, the Auddia Special Committee unanimously voted to recommend to the Auddia Board that (1) the proposed Business Combination as set forth in the Letter of Intent dated August 4, 2025 is fair to the unaffiliated stockholders of Auddia and (2) the Business Combination be approved, in each case subject to (a) the satisfactory negotiation of a definitive merger agreement and (b) receipt of a final fairness opinion from Houlihan Capital following finalization of a merger agreement.

From September 10, 2025, through December 15, 2025, Goodwin, KDW and SRFC exchanged multiple drafts of the merger agreement, support agreement and lock-up agreement and had numerous discussions to address certain remaining legal aspects of these documents. The negotiation of the final merger agreement did not materially change the terms agreed to and set forth in the LOI. The negotiations and discussions focused on matters related to: (i) finalizing the transaction structure; (ii) finalization of the terms of a closing condition with respect to the minimum amount of net cash Auddia is required to have on hand at closing; and (iii) finalizing drafts of each of the transaction documents set forth above.

On September 29, 2025, the Auddia Special Committee and SRFC held a video conferencing meeting to discuss adjustments to the valuation analyses rendered in connection with Houlihan Capital’s Fairness Opinion.

On October 3, 2025, KDW circulated a revised draft of the merger agreement to Goodwin.

On October 13, 2025, the Auddia Special Committee and SRFC held a video conferencing meeting to receive an update on the progress of the definitive merger agreement negotiations.

On October 25, 2025, the Auddia Special Committee and SRFC held a video conferencing meeting to review merger deal terms pertaining to the calculations of the breakup fee and the thresholds for the capital needed at close.

On October 29, 2025 the Auddia Special Committee and the Auddia Board convened to clarify certain deal structure points.

On November 5, 2025, the Auddia Special Committee met with Houlihan Capital to discuss adjustments to the valuation analyses rendered in connection with Houlihan Capital’s Fairness Opinion with respect to the proposed minimum net cash closing condition. This was followed by an update call on November 6, 2025 between Mr. Thramann and the Auddia Special Committee.

On November 12, 2025 the Auddia Special Committee held a video conferencing meeting regarding the closing net cash calculation methodology proposed by Houlihan Capital.

On November 17, 2025 the Auddia Special Committee held a video conferencing meeting with the Auddia Board and Houlihan Capital to finalize the analysis on closing net cash requirements. The following day, November 18, 2025, the Auddia Special Committee, SRFC and Houlihan Capital held a video conferencing meeting to confirm the adjustments to the valuation analyses rendered in connection with Houlihan Capital’s Fairness Opinion with respect to the proposed minimum net cash closing condition and final edits to the merger agreement.

On November 25, 2025, Goodwin circulated a revised draft of the merger agreement to KDW.

On December 2, 2025, KDW circulated a revised draft of the merger agreement to Goodwin.

On December 10, 2025, Houlihan Capital updated its Fairness Opinion Presentation based upon the terms of the Business Combination as set forth in the then-current draft of the merger agreement and presented its fairness opinion letter to the Auddia Special Committee.

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On December 10, 2025, the Auddia Special Committee held a video conferencing meeting and voted to recommend to the Auddia Board that they approve the Business Combination and the terms of the merger agreement subject to the parties agreeing to the terms of the securities to be issued to Thramann Holdings as part of the merger consideration.

From December 11, 2025 through February 6, 2026, Thramann Holdings and the Auddia Special Committee, and their respective counsel, engaged in multiple discussions and email exchanges regarding the terms of the preferred stock and convertible note to be issued as consideration for the Business Combination.

On January 26, 2026, Goodwin circulated a revised draft of the merger agreement to KDW.

On January 30, 2026, following further discussions with Houlihan Capital and in light of the then-current terms of the Business Combination, which contemplated a new public company acquiring both Auddia and Thramann Holdings, the Auddia Special Committee approved, and Auddia and Houlihan Capital executed, a second engagement letter with Houlihan Capital.

On February 8, 2026, KDW circulated a revised draft of the merger agreement to Goodwin.

On February 11, 2026, Goodwin circulated a revised draft of the merger agreement to KDW.

On February 12, 2026, KDW circulated a revised draft of the merger agreement to Goodwin.

On February 13, 2026, Houlihan Capital updated its Fairness Opinion Presentation to the Auddia Special Committee based upon the terms of the Business Combination as set forth in the then-current draft of the merger agreement and orally delivered its opinion, subsequently confirmed in a written opinion, that the Transaction (as defined in the Fairness Opinion) is fair from a financial point of view to the unaffiliated stockholders of Auddia.

On February 14, 2026, Goodwin circulated a revised draft of the merger agreement to KDW.

On February 15, 2026, Houlihan Capital updated its Fairness Opinion Presentation based upon the terms of the Business Combination as set forth in the then-current draft of the merger agreement and presented its draft fairness opinion letter, subsequently finalized on March 3, 2026, to the Auddia Special Committee.

On February 15, 2026, the Auddia Special Committee held a video conferencing meeting and voted to recommend to the Auddia Board that they approve the Business Combination and the terms of the merger agreement.

On February 16, 2026, KDW circulated a revised draft of the merger agreement to Goodwin.

On February 16, 2026, the Auddia Board held a video conferencing meeting and voted to approve the Business Combination and the terms of the merger agreement, with Mr. Thramann recusing himself from the vote.

On February 17, 2026, the parties entered into the merger agreement and certain officers and directors of Auddia entered into the support agreement and lock-up agreement.

Later on February 17, 2026, before the close of market trading, Auddia and Thramann Holdings issued a joint press release and publicly announced the entry into the Merger Agreement.

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Auddia’s Reasons for the Business Combination

As described above in the section entitled “Background of the Transaction”, during the course of its evaluation of the Merger Agreement and Contemplated Transactions, the Auddia Special Committee held numerous meetings, consulted with Auddia’s management, consulted with and received the advice of Auddia’s consultants and advisors, outside legal counsel and financial advisor, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and Contemplated Transactions, the Auddia Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, including:

•	the financial condition and prospects of Auddia, the risks associated with continuing to operate Auddia on a stand-alone basis based on its historical performance, including the risk of failing to maintain compliance with Nasdaq listing requirements, and the Auddia Board’s evaluation of strategic alternatives, including the decision in August 2025 to pivot to a new B2B business model with a strategic focus on AI-driven music discovery and to pursue the Business Combination;

•

the anticipated dilution to, and resulting loss of voting control by, Auddia’s public stockholders, as well as the Special Committee’s evaluation of such effects relative to alternative strategic transactions and the alternative of continuing Auddia’s standalone operations, including its determination that Auddia was at a critical juncture given its historical operating performance and, despite having explored multiple alternative pivot strategies and numerous potential combinations before proceeding with diligence on the proposed merger, that continuing as a standalone company could have resulted in delisting or a cessation of operations; the Special Committee also considered that alternative transactions reviewed would have resulted in greater dilution and more adverse voting control outcomes, and accordingly determined that, from the standpoint of dilution and post-closing voting control, the proposed transaction represented the most favorable alternative available

•	the Auddia Board’s, together with the Auddia Special Committee’s, conclusion that the Business Combination would provide Auddia’s existing stockholders a significant opportunity to participate in the potential growth of the combined company following the Business Combination, which will focus on leveraging AI and web3 technologies across the various subsidiaries of Holdco;

•

the Special Committee’s review of financial projections for LT350, Influence Healthcare and Voyex, as well as valuation analyses prepared by Houlihan in connection with its fairness opinion, which evaluated Auddia on a standalone basis and the combined company as a whole;

•	the early-stage, pre-revenue nature of LT350, Influence Healthcare and Voyex, including the risks associated with their commercialization, as balanced against the Special Committee’s assessment of their growth potential and the potential synergies of combining such businesses within the post-closing structure; in this regard, the Special Committee concluded that the potential of each of these businesses, individually and combined within a holding company structure, presented a greater future opportunity than Auddia’s existing business

•	the expected capital needs of the combined company, including the likelihood of future equity financings and the resulting pro rata dilution to all stockholders, and the Special Committee’s determination that such dilution was acceptable in light of the anticipated benefits of the transaction;

•	the Auddia Board’s, together with the Auddia Special Committee’s, belief, after thorough review of strategic alternatives and discussions with Auddia’s management, outside legal counsel and financial advisor, that the Business Combination is more favorable to Auddia’s stockholders than the potential value that might have resulted from other strategic alternatives available to Auddia, including a liquidation and dissolution of Auddia and the distribution of any available cash or a cash asset sale;

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•	the Auddia Board’s, together with the Auddia Special Committee’s, belief, after a thorough review of strategic alternatives, such as attempting to further advance the development of B2B business model, entering into a licensing, sale or other strategic agreement related to certain assets sufficient to fund operations, combining with other potential strategic transaction candidates, and discussions with Auddia’s management, financial advisors and legal counsel, that the Business Combination is more favorable to Auddia stockholders than the potential value that might have resulted from other strategic alternatives available to Auddia;

•	the Auddia Board, together with the Auddia Special Committee’s, belief that, as a result of arm’s length negotiations with Thramann Holdings, the terms of the Merger Agreement include the most favorable terms to Auddia in the aggregate to which Thramann Holdings was willing to agree;

•	the Auddia Special Committee’s positive view, based on the due diligence conducted by Auddia’s management and advisors, of the potential significant market opportunity of, Thramann Holdings’ verticals such as media, AI infrastructure, energy, healthcare and travel, which will be the focus of the combined company;

•	the Auddia Board’s, together with the Auddia Special Committee’s, consideration of the expected cash balances of the combined company as of the closing of the Business Combination resulting from the approximately $12 million of net cash expected to be contributed to the combined entity by Auddia upon completion of the Business Combination together with the cash Thramann Holdings currently holds;

•	the anticipated use of Auddia’s cash resources in connection with and following the closing of the transaction, including the Special Committee’s review of the expected deployment of such funds to support the operations and strategic initiatives of the combined company, and its determination that such resources would be allocated across multiple entities in a disciplined manner to advance the combined business and benefit its stockholders;

•	the Auddia Board’s, together with the Auddia Special Committee’s, view, following a review with Auddia’s management and advisors of Thramann Holdings’ current business model and plans, of the likelihood that the combined company would possess sufficient cash resources at the closing of the Business Combination for a period of at least 8 months, or have access to sufficient resources, to fund continued development of Thramann Holdings' business operations through its subsidiaries;

•	the current financial market conditions and historical market prices, volatility and trading information with respect to Auddia common stock;

•	the opinion of Houlihan Capital, LLC (“Houlihan Capital”), rendered orally to the Auddia Board on February 13, 2026 (and subsequently confirmed in writing by delivery of Houlihan Capital’s written opinion, dated March 3, 2026) that, as of such date and based upon and subject to the various assumptions made,

•	and the qualifications and limitations upon the review undertaken by Houlihan Capital in preparing its opinion, the Merger Consideration was fair, from a financial point of view, to the unaffiliated shareholders of Auddia, as more fully described below in the section titled “The Merger - Opinion of Houlihan Capital (Auddia’s Financial Advisor)”, beginning on page 126 of this proxy statement/prospectus.

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The Auddia Board, together with the Auddia Special Committee, also reviewed the terms of the Merger Agreement and related transaction documents, including those described below, and concluded that the terms of the Merger Agreement and related transaction documents, in the aggregate, were reasonable under the circumstances:

•	the calculation of the Thramann Preferred Stock Exchange Ratio and the Thramann Notes Exchange Ratio under the Merger Agreement, pursuant to which Jeff Thramann, as sole holder of Thramann Membership Interests, will hold approximately 80.0% of the economic interest and voting power in Holdco and holders of Auddia Common Stock and Preferred Stock as of immediately prior to the Auddia Merger will hold approximately 20.0% of the economic interest and voting power in Holdco, with the 80.0% economic interest attributable to holders of Thramann Membership Interests inclusive of $3.5 million in non-convertible Holdco Notes (which are exchangeable for Holdco Special Preferred Stock), and including that such ownership percentages may be adjusted upward or downward based on the level of Auddia's Net Cash at closing, such that (i) if Auddia's Net Cash exceeds the Upper Net Cash Target of $20.0 million, the ownership percentage of holders of Auddia's Capital Stock in Holdco will be increased by 0.50% for each $1.0 million by which Auddia's Net Cash exceeds $20.0 million, (ii) if Auddia's Net Cash is between $12.0 million and $20.0 million, no adjustment will be made to the ownership percentages in Holdco, and (iii) if Auddia's Net Cash is below the Lower Target Net Cash of $12.0 million, the ownership percentage of holders of Auddia's Capital Stock in Holdco will be decreased by 0.50% for each $1.0 million by which Net Cash is below $12.0 million;

•	the number and nature of the conditions to Auddia’s and Thramann Holdings’ respective obligations to complete the Business Combination and the likelihood that the Business Combination will be completed on a timely basis, as more fully described below in the caption “The Merger Agreement - Conditions to the Completion of the Business Combination”, beginning on page 150 of this proxy statement/prospectus;

•	the respective rights of, and limitations on, Auddia and Thramann Holdings under the Merger Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances, and the limitations on the board of directors of each party to change its recommendation in favor of the Business Combination, as more fully described below under the caption “The Merger Agreement - No Solicitation”, beginning on page 153 of this proxy statement/prospectus;

•	the potential termination fee of $600,000 payable by Auddia to Thramann Holdings, together with reimbursement of Thramann Holdings' reasonable out-of-pocket expenses up to a maximum of $200,000, which could become payable by Auddia if the Merger Agreement is terminated in certain circumstances, as more fully described below under the caption “The Merger Agreement - Termination and Termination Fee”, beginning on page 159 of this proxy statement/prospectus;

•	the lock-up agreement, pursuant to which Jeffrey Thramann, has, subject to certain exceptions, agreed not to transfer his shares of Holdco during the period of 180 days following the completion of the Business Combination, as more fully described below under the caption “Agreements Related to the Business Combination - Lock-Up Agreements”, beginning on page 162 of this proxy statement/prospectus; and

•	the support agreements, pursuant to which certain Auddia stockholders have agreed, solely in their capacities as stockholders, to vote all of such stockholders' shares of Auddia common stock in favor of the adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated thereby, and against any Acquisition Proposal or any matter that would reasonably be expected to impede or interfere with the consummation of the Mergers, and have granted Auddia an irrevocable proxy to vote their respective shares in accordance with such support agreements, as more fully described in “Agreements Related to the Business Combination - Support Agreements”, beginning on page 162 of this proxy statement/prospectus.

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In the course of its deliberations, the Auddia Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•	the potential termination fee of $600,000 payable by Auddia to Thramann Holdings, together with reimbursement of Thramann Holdings' reasonable out-of-pocket expenses up to a maximum of $200,000, upon the occurrence of certain events and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative acquisition that may be more advantageous to Auddia’s stockholders;

•	the substantial expenses which have been and will continue to be incurred by Auddia in connection with the Business Combination;

•	the prohibition on Auddia to solicit alternative acquisition proposals during the pendency of the Business Combination;

•	the possible volatility of the trading price of Auddia common stock resulting from the announcement, pendency or completion of the Business Combination;

•	the risk that the Business Combination might not be consummated in a timely manner or at all and the potential effect of the public announcement of the Business Combination or the failure to complete the Business Combination on the reputation of Auddia and its relationships with investors, customers, suppliers, business partners and other third parties;

•

the risk that the Business Combination might not be consummated given the condition to the closing of the Business Combination requiring Auddia to maintain its existing listing on Nasdaq and obtain approval of Holdco on Nasdaq, the likelihood that the parties would not waive such condition given that the structure of the Business Combination was intended to provide the stockholders of the combined company with greater liquidity by owning publicly-traded stock;

•	the restrictions on the conduct of the Company’s business prior to the consummation of the Business Combination, which may delay or prevent the Company from undertaking certain significant financing transactions and business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

•	the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Business Combination and the Contemplated Transactions;

•	the various other risks associated with the combined company and the proposed transaction, including those described in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” beginning on pages 28 and 104, respectively, of this proxy statement/prospectus.

In addition, the Auddia Board was aware of and considered the interests of its directors and executive officers that may be different from, or in addition to, the interests of the Auddia stockholders generally when approving the Merger Agreement and Merger, and to recommend that the Auddia stockholders approve the proposals to be presented to the Auddia stockholders for recommendation at the Special Meeting as contemplated by this proxy statement/prospectus. For more information, see section titled “Interests of Auddia Directors and Executive Officers in the Mergers.”

The foregoing information and factors considered by the Auddia Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Auddia Board. In view of the wide variety of factors considered in connection with its evaluation of the Business Combination and the complexity of these matters, the Auddia Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Auddia Board may have given different weight to different factors. The Auddia Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Auddia’s management, outside legal counsel and financial advisor, and considered the factors overall to be favorable to, and to support, its determination.

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Thramann Holdings’ Reasons for the Business Combination

Increasing Shareholder Value

Thramann Holdings is entering into the business combination because Thramann Holdings believes there is a significant opportunity to drive shareholder value through the business combination. By merging with Auddia and forming Holdco as a public holding company, Thramann Holdings expects to leverage the combined assets, technologies, and business models of both organizations to immediately unlock new value for shareholders.

Access to Public Markets

The business combination will result in Thramann Holdings gaining access to public capital markets. This access can facilitate future fundraising, support expansion plans in conjunction with key milestones, and provide liquidity options for investors to attract a larger and broader base of both institutional and retail investors.

Synergy and Diversification

Thramann Holdings brings a portfolio of early-stage, pre-revenue, and pre-operational AI native companies into the merger that are well aligned with Auddia’s focus on AI. Holdco is being structured as a holding company with operations focused on leveraging AI and web3 technologies across its subsidiaries, which will initially consist of Auddia and the three entities within Thramann Holdings. This structure is expected to create synergies across executive leadership, finance, technology, marketing, and operations. The diversified portfolio under the public holding company structure can help mitigate risks and capitalize on multiple cross company opportunities while delivering efficiencies to include cost savings, improved capital allocations, and the ability to share best practices across companies, specifically as they relate to the utilization of AI and web3 technologies, For example, as each of Auddia, Voyex, and Influence Healthcare scale, they are expected to benefit significantly from access to discounted AI training and inference services through LT350’s network of distributed AI data centers.

Potential for Market Leadership and Enhanced Growth Prospects

Holdco is positioned to deliver innovative AI and web3 capabilities to its subsidiary operating companies across a wide range of rapidly growing market segments. Current subsidiaries cover verticals such as media, AI infrastructure, energy, healthcare, and travel. A common theme across each subsidiary is innovation. The holding company structure is expected to not only support existing portfolio companies but to institutionalize the process of leveraging innovation to incubate new opportunities both within existing subsidiaries and through the incubation of new opportunities. The founder of Thramann Holdings believes the most cost effective equity on the cap table is founding equity. Whereas this equity is mostly reserved for founding management teams today, the public holding company structure is architected to make this high value founding equity available to any investor. It is believed that access to founding equity in combination with public market liquidity will be viewed as an attractive opportunity for investors and is expected to result in the public company enhancing its growth prospects beyond its initial portfolio of subsidiaries.

Stronger Governance

As a subsidiary of a public company, Thramann Holdings will benefit from the board and expanded executive team of the public company resulting in significantly strengthened governance and strategic oversight from the combined entity.

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Opinion of Auddia’s Financial Advisor

Fairness Opinion of Houlihan Capital

The Special Committee of the Auddia Board retained Houlihan Capital, LLC ("Houlihan Capital") to act as its independent financial advisor in connection with the proposed business combination (the “Transaction”) and to render an opinion (the “Opinion”), whether or not favorable, as to whether, as of the date of the Opinion, the Transaction is fair from a financial point of view to the unaffiliated shareholders of Auddia. Houlihan Capital is a nationally recognized financial advisory and investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, capital restructurings, and related transactions. Houlihan Capital is a member of the Financial Industry Regulatory Authority ("FINRA").

On February 13, 2026, Houlihan Capital presented its financial analyses and oral opinion to the Special Committee, which oral opinion was subsequently confirmed in writing, concluding that the Transaction is fair, from a financial point of view, to the unaffiliated shareholders of Auddia.

The full text of Houlihan Capital's written Opinion (the "Opinion"), which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Houlihan Capital in connection with rendering the Opinion, is attached to this proxy statement/prospectus as Annex C and is incorporated herein by reference in its entirety. The summary of the Opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Opinion. Holders of Auddia common stock are urged to read the Opinion carefully and in its entirety. The Opinion was addressed to the Special Committee for its use and benefit in connection with its evaluation of the Transaction. The Opinion does not constitute a recommendation to the Special Committee, the Auddia Board, or any shareholder of Auddia as to how to vote on the Transaction or any matter related thereto. The Opinion addresses only the fairness of the Transaction from a financial point of view to the unaffiliated shareholders of Auddia and does not address any other aspect or implication of the Transaction. Houlihan Capital expressed no opinion as to the price at which shares of Auddia or McCarthy Finney common stock may trade at any time.

For purposes of its opinion, Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Transaction. Houlihan Capital also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters and its opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of Houlihan Capital’s Opinion.

Furthermore, Houlihan Capital was not requested to opine as to, and its opinion does not address, the (i) underlying business decision of Auddia, its equityholders, or any other party to proceed with or effect the Transaction, (ii) financial fairness of any aspect of the Transaction not expressly addressed in Houlihan Capital’s Opinion, (iii) terms of the Transaction (except with respect to financial fairness), (iv) fairness of any portion or aspect of the Transaction to the holders of any securities, creditors, or other constituencies of Auddia, or any other party, other than those set forth in Houlihan Capital’s Opinion, (v) relative corporate or other merits of the Transaction as compared to any alternative business strategies that might exist for Auddia, or (vi) tax, accounting or legal consequences of the Transaction to either Auddia, its equityholders or any other party.

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In completing its analysis for purposes of the Opinion, Houlihan Capital’s investigation included, among other things, the following:

•	Held discussions with certain members of Auddia’s senior management (“Management”) regarding the Transaction, the historical performance of Auddia, McCarthy Finney, Thramann Holdings, LT350, Influence Healthcare, and Voyex (the “Involved Companies”) (giving effect to the Transaction), and the future outlook for the Involved Companies;

•	Review of information provided by Auddia including, but not limited to:

o	Auddia’s latest reports on Form 10-Q and 10-K and other relevant public documents as filed with the Securities and Exchange Commission;

o	Management-provided financial projections for Auddia on a standalone basis for the fiscal year(s) ended (“FYE”) December 31, 2026, through December 31, 2034;

o	Management-provided financial projections for McCarthy Finney on a consolidated basis for the fiscal year(s) ended December 31, 2026, through December 31, 2035;

o	An estimated McCarthy Finney cap table pro forma for the Transaction;

o	Auddia’s Discovr Strategy Review presentation, dated August 27th, 2025;

o	A January 26, 2026 draft of the Agreement and Plan of Merger;

o	A January 22, 2026 draft of the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock of McCarthy Finney, Inc.;

o	A January 21, 2026 draft of the Senior Note;

o	Information related to the following companies, including but not limited to:

▪	For LT350,

•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;

•	A Management-provided LT350 third quarter 2025 Investor Presentation;

•	A Pitchbook Emerging Space Brief dedicated to AI Neoclouds, dated November 27, 2024;

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▪	For Influence Healthcare,

•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;

•	A Pitchbook industry research overview titled “The Value-Based Care Enabler Landscape”, published July 11, 2023 (and subsequent update published March 14, 2024);

•	A Health Management Associates (“HMA”) report titled “Analyzing the Expanded Landscape of Value-Based Entities”, published February 2024; and,

▪	For Voyex,

•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;

•	A Management-provided Voyex second quarter 2025 Investor Overview Presentation.

•	Reviewed the industries in which the companies operate, which included a review of (i) certain industry and economic research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses; and

•	Developed indications of value for Auddia and McCarthy Finney using generally accepted valuation methodologies.

Houlihan Capital relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its Opinion. In addition, it did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of any Involved Company, nor, except as stated herein, was it furnished with any such evaluation or appraisal. It further relied upon the assurances and representations from Auddia management that they are unaware of any facts that would make the information provided to Houlihan Capital to be incomplete or misleading in any material respect for the purposes of the Opinion. Houlihan Capital did not assume responsibility for any independent verification of this information, nor did it assume any obligation to verify this information. Nothing came to Houlihan Capital’s attention in the course of the engagement which would lead it to believe that (i) any information provided to it or assumptions made by it are insufficient or inaccurate in any material respect or (ii) it is unreasonable for it to use and rely upon such information or make such assumptions.

Management has further represented that (i) Management directed Houlihan Capital to rely on certain forecasted financial information for Auddia on a standalone basis for fiscal years 2026 through 2034 (the “Auddia Forecast”) in preparation of its Opinion; (ii) Management directed Houlihan Capital to rely on certain forecasted financial information for McCarthy Finney for fiscal years 2026 through 2035 (the “McCarthy Finney Forecast” and together with the Auddia Forecast, the “Forecasts”) in preparation of its Opinion; (iii) the Auddia Forecast represents Management’s good faith assessment of the projected future financial performance of Auddia on a standalone basis; (iv) the McCarthy Finney Forecast represents Management’s good faith assessment of the projected future financial performance of the combined company resulting from the Transaction for the periods indicated therein, and after conducting such due diligence as Management has deemed necessary or appropriate, Management has no reason to believe that Houlihan Capital should not rely upon the McCarthy Finney Forecast; (v) Houlihan Capital had no role whatsoever in the preparation of the Forecasts, nor was Houlihan Capital asked to provide an outside “reasonableness review” of the Forecasts. Further, Auddia did not engage Houlihan Capital to audit or otherwise validate any of the Forecasts’ underlying inputs and assumptions; (vi) Management affirmed that Houlihan Capital summarized and presented the Forecasts accurately in materials provided to the Special Committee; and (vii) Management directed Houlihan Capital to assume that the Company will raise $10.53 million via the issuance of equity in order to satisfy the $12.0 million minimum net cash condition in the Transaction.

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The following is a summary of the material financial and comparative analyses that Houlihan Capital deemed to be appropriate for the Transaction that were reviewed with the Special Committee in connection with delivering Houlihan Capital’s Opinion. The summary of Houlihan Capital’s financial analyses described below is not a complete description of the analyses underlying its Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

Summary of Financial Analyses

In assessing whether the Transaction is fair from a financial point of view to the unaffiliated shareholders of Auddia, Houlihan Capital compared the value relinquished by Auddia shareholders rolling their equity into McCarthy Finney (i.e., the value of their ownership interest in Auddia) to the value to be received by those shareholders (i.e., the value of their interest in McCarthy Finney) in the Transaction. All valuations were performed as of February 11, 2026 (the "Date of Value").

Houlihan Capital noted that its assessment of fairness assumes that Auddia has at least $12.0 million of cash on its balance sheet at the time of closing and that any shortfall is satisfied through a capital raise, envisioned to consist of an equity line of credit and/or an at-the-money share offering.

In performing its analyses, Houlihan Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Houlihan Capital are based upon forecasts of future results furnished to Houlihan Capital by Management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Houlihan Capital does not assume responsibility if future results are materially different from forecasted results.

Valuation of Auddia on a Standalone Basis

Discounted Cash Flow Analysis

Management provided financial projections for Auddia for the fiscal years ended December 31, 2026 through December 31, 2034. Houlihan Capital discounted the projected free cash flows of Auddia to the Date of Value, applying the discount rate concluded for the company and a mid-period convention.

Auddia’s projections anticipate revenue growth of 15.0% in the final year of the forecast. In order to trend this down to a more sustainable level of growth, Houlihan Capital utilized an H-Model, parameterized to 5 years and a 3% terminal growth rate. Next, Houlihan Capital determined a terminal value for the Company at the end of the explicit projection period by capitalizing the estimated terminal cash flow amount under the Gordon Growth formula.

In concluding on a discount rate for Auddia, Houlihan Capital relied on a survey of rates of return sought by private equity, venture capital, and angel investors published by Pepperdine University. Houlihan Capital noted the first quartile, median, and third quartile required rates of return indicated for early-stage venture capital-backed companies and smaller private equity-backed companies. Required rates of return ranged from 20% to 80%. Houlihan Capital concluded that a discount rate of 40% is applicable to Auddia, which falls near the third quartile of seed and early-stage companies in recognition of the Company’s recent strategic pivot, limited revenues, robust forecast, and potential delisting.

Finally, beginning with the Company’s estimated enterprise value, Houlihan Capital added the Company’s most recently available cash and cash equivalents balance and subtracted the Company’s most recently available total interest bearing debt balance, to determine the indicated fair market value of the Company’s equity as of the Date of Value.

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Based on a sensitivity analysis of +/- 2.5% for the discount rate and +/- 1.0% for the terminal growth rate, the Discounted Cash Flow analysis indicated a range of $7.0 million to $11.1 million for the equity value of Auddia on a standalone basis.

Based on the range of equity value determined above, Houlihan Capital then calculated the value attributable to shareholders scheduled to roll their investments into McCarthy Finney as part of the Transaction. The Discounted Cash Flow analysis indicated a range of $5.2 million to $8.3 million for the value of Auddia owned by rolling shareholders on a standalone basis.

Valuation of McCarthy Finney

Discounted Cash Flow Analysis

Management provided projections for McCarthy Finney for the fiscal years ended December 31, 2026, through December 31, 2035. Houlihan Capital discounted the projected free cash flows of McCarthy Finney to the Date of Value, applying the discount rate concluded for the company and a mid-period convention.

McCarthy Finney’s projections anticipate revenue growth of 40.1% in the final year of the forecast. In order to trend this down to a more sustainable level of growth, Houlihan Capital utilized an H-Model, parameterized to 5 years and a 3% terminal growth rate. Next, Houlihan Capital determined a terminal value for McCarthy Finney at the end of the explicit projection period by capitalizing the estimated terminal cash flow amount under the Gordon Growth formula.

In concluding on a discount rate for McCarthy Finney, Houlihan Capital relied on a survey of rates of return sought by private equity, venture capital, and angel investors published by Pepperdine University. Houlihan Capital noted the first quartile, median, and third quartile required rates of return indicated for early-stage venture capital-backed companies and smaller private equity-backed companies. Required rates of return ranged from 20% to 80%. Houlihan Capital concluded that a discount rate of 40% is applicable to McCarthy Finney, which falls near the third quartile of seed and early-stage companies in recognition of the company’s early stage of development, limited revenues, and robust forecast.

Based on a sensitivity analysis of +/- 2.5% for the discount rate and +/- 1.0% for the terminal growth rate, the Discounted Cash Flow analysis indicated a range of $314.6 million to $653.4 million for the equity value of McCarthy Finney pro forma for the Transaction.

To calculate the residual value of the common shares of McCarthy Finney to be issued to the former Auddia shareholders pursuant to the Transaction, Houlihan Capital began with its independently estimated enterprise value of McCarthy Finney and then incorporated McCarthy Finney’s capital structure and the contractual rights of its senior securities. From enterprise value, Houlihan Capital added cash and subtracted outstanding indebtedness to arrive at equity value available to equity holders in the aggregate.

Houlihan Capital then allocated this equity value using a current value framework that assumes senior security holders exercise their rights in a manner that maximizes their economic recovery. Accordingly, the preferred stock was assumed to realize the greater of its liquidation preference or its as-converted value, and the convertible note was treated as either remaining outstanding as debt or converting into preferred stock, depending on which alternative was more advantageous to the holder. For purposes of conservatism in the Opinion, McCarthy Finney’s redemption features were not incorporated, as such features would reduce the value of the convertible note / preferred stock and increase the value available to common stockholders.

The Discounted Cash Flow analysis indicated a range of $11.2 million to $22.8 million for the value of the common shares of McCarthy Finney to be issued to the former Auddia shareholders pursuant to the Transaction, as compared to $5.2 million to $8.3 million for the value of Auddia owned by rolling shareholders on a standalone basis (as determined by Houlihan Capital’s Discounted Cash Flow Analysis of the valuation of Auddia on a standalone basis).

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The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Houlihan Capital, a FINRA member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals, has any ownership or other beneficial interests in any Involved Company and has provided no previous investment banking or consulting services to any Involved Company. Pursuant to its engagement letter dated January 30, 2026, Houlihan Capital has received aggregate fees from Auddia relating to its services in providing the Opinion in the amount of $100,000, none of which is not contingent on the consummation of the proposed Transaction.

In an engagement letter dated January 30, 2026, Auddia has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services.

Certain Unaudited Prospective Financial Information

Auddia does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability and subjectivity of the underlying assumptions, estimates and projections. However, as described in “The Transactions - Background of the Transaction”, in connection with its evaluation of the Business Combination, the Auddia Special Committee and Auddia Board considered (i) certain unaudited, non-public financial projections prepared by Auddia senior management (i.e., Auddia senior management’s view of Auddia’s expected future financial performance on a standalone basis for fiscal years 2026 through 2035), which assumed a valuation date of September 30, 2025 (the “Auddia Management Projections”) and (ii) for illustrative purposes certain unaudited, non-public pro forma financial projections with respect to the combined company as developed by Auddia senior management, based on discussions with and materials provided by Thramann Holdings to Auddia senior management, for fiscal years 2026 through 2035 (the “Combined Company Projections” and together with the Auddia Management Projections, the “Projections”). The Combined Company Projections were a combination of the Auddia Management Projections and certain projections of Thramann Holdings and management estimated net synergies and did not take into account estimated integration costs.

The Projections were provided to and considered by the Auddia Special Committee and Auddia Board in connection with their respective evaluations of the Business Combination. Senior management at Auddia directed Houlihan Capital to use the Projections for purposes of its opinion, as summarized in the section entitled “The Transactions - Opinion of Auddia’s Financial Advisor” of this proxy statement/prospectus. The Projections were the only financial projections relied upon by Houlihan Capital in rendering its opinion. The summaries of the Projections are not being included in this proxy statement/prospectus to influence any Auddia stockholder’s decision whether to vote for the proposals described in this proxy statement/prospectus or for any other related purpose. The summaries of the Projections are being included in this proxy statement/prospectus because the Projections were provided to the Auddia Special Committee and Auddia Board to evaluate strategic alternatives considered by the Auddia Special Committee and Auddia Board, including the Business Combination, and to Houlihan Capital. The Projections may differ from publicized analyst estimates and forecasts and, in each instance, do not take into account any events or circumstances after the date they were prepared.

The Projections, although presented with numerical specificity, is necessarily based on numerous variables, estimates and assumptions that are inherently uncertain, and many of which are beyond Auddia’s and the combined company’s control. The Projections reflect assumptions as to future events made by Auddia senior management that management believed were reasonable at the time the forecasts were prepared, including assumptions with respect to industry performance and competition, general business, economic, competitive, regulatory, market and financial conditions and matters specific to Auddia's and the combined company’s business, all of which are difficult to predict and many of which are beyond Auddia's and the combined company’s control.

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Because the Projections span multiple years, by their nature they will become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on Auddia’s and the combined company’s business and results of operations. Although Auddia believes its assumptions about it and the combined company to be reasonable, all financial projections are inherently uncertain, and Auddia expects that differences will exist between actual and projected results. As a result, there can be no assurance that any of the Projections accurately reflect future trends or accurately estimate the future market for either Auddia’s or the combined company’s products, services or technologies, or any future products, services or technologies they may develop. There also can be no assurance that Auddia or the combined company will successfully develop, commercialize or bring to market any of their current or planned products or services, or that their competitors will not develop or commercialize products or services that are superior to or more successfully marketed and sold than any products or services that either company may offer. The Projections are subject to many risks and uncertainties, and you are urged to review the section titled “Risk Factors” beginning on page 35 of this proxy statement/prospectus for a description of risk factors relating to the Business Combination and the businesses of each of Holdco, Auddia and Thramann Holdings. You should also read the section titled “Cautionary Note Regarding Forward-Looking Statements” of this proxy statement/prospectus for additional information regarding the risks inherent in forward-looking information such as the Projections. In addition, the Combined Company Projections will be affected by Holdco's ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the Combined Company Projections will be realized, and actual results may vary materially from those shown.

The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections were developed solely using the information available to Auddia senior management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. None of Holdco, Auddia, Thramann Holdings, nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any Auddia stockholder regarding: (i) the ultimate performance of Auddia, Thramann Holdings or the combined company compared to the information contained in any of the Projections, (ii) the likelihood that the Projections will be achieved consistent with any of the Projections or at all, (iii) the results of Auddia’s or Thramann Holdings’ ongoing and planned product development and technology initiatives, (iv) the potential timing and success of the deployment or commercial launch of any future product, service or technology of Auddia, Thramann Holdings or the combined company, (v) the effectiveness or marketability of Auddia’s or Thramann Holdings’ products, services or technologies, or (vi) the overall future performance of Auddia, Thramann Holdings or the combined company.

The prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of Auddia’s senior management. Haynie & Company (Auddia’s independent registered public accounting firm) and CliftonLarsonAllen LLP (“CliftonLarsonAllen LLP”) (Thramann Holdings’ public accounting firm) have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Haynie & Company and CLA (CliftonLarsonAllen LLP) do not express an opinion or any other form of assurance with respect thereto. The Haynie & Company report included in this proxy statement/prospectus relates to Auddia’s previously issued financial statements and the Haynie & Company report included in this proxy statement/prospectus relates to Thramann Holdings’ previously issued financial statements. The reports do not extend to the prospective financial information and should not be read to do so.

Certain of the measures included in the Projections, including EBITDA, are financial measures that are not calculated in accordance with U.S. GAAP. Such non-U.S. GAAP financial measures should not be viewed as a substitute for U.S. GAAP financial measures and may be different from non-U.S. GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-U.S. GAAP financial measures because they exclude charges and credits that are required to be included in a U.S. GAAP presentation. Accordingly, non-U.S. GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with U.S. GAAP.

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Financial measures provided to a financial advisor are excluded from the definition of non-U.S. GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-U.S. GAAP financial measures, which would otherwise require a reconciliation of a non-U.S. GAAP financial measure to the most directly comparable U.S. GAAP financial measure. Reconciliations of non-U.S. GAAP financial measures were not relied upon by Houlihan Capital for purposes of its financial analysis as described in the section entitled “The Transactions - Opinion of Auddia’s Financial Advisor” or by the Auddia Special Committee or the Auddia Board in connection with their consideration of the Business Combination. Accordingly, Auddia has not provided a reconciliation of the non-U.S. GAAP financial measures included in the Projections to the relevant U.S. GAAP financial measures.

Auddia undertakes no obligation to update or otherwise revise or reconcile any of the Projections to reflect circumstances existing after the date such Projections were generated or to reflect the occurrence of future events. None of Auddia, or, to the knowledge of Auddia, Thramann Holdings or Holdco, intends to make publicly available any update or other revisions to any of the Projections, except as otherwise required by law.

Combined Company Projections

In August of 2025, Auddia senior management received information regarding Thramann Holdings’ business and its operating subsidiaries from Thramann Holdings. Auddia senior management evaluated this information and applied Auddia senior management’s judgment (as well as the considerations and assumptions described below) to develop its view regarding the financial projections of the combined company for each of the fiscal years ending December 31, 2026 through December 31, 2035.

Auddia senior management assessed the potential market size and revenue potential of Thramann Holdings' and its operating subsidiaries' products, services and technology platforms, effective tax rate, the costs to be incurred in scaling and deploying such products and services, including anticipated operating costs, the timeline to market adoption, forecasted growth trajectory and its risk profile in order to prepare the illustrative pro forma financial forecast for each of the fiscal years ending December 31, 2026 through 2035. Auddia senior management further applied certain assumptions regarding market penetration and adoption rates, which were based on industry benchmarks and publicly available publications for similarly situated technology companies and for which Auddia senior management believed to be reasonable, based on a review of publicly available studies and industry practice, for Thramann Holdings' and its operating subsidiaries' products and services.

Set forth below is a summary of the illustrative pro forma Combined Company Projections, which are select projected financial information for the combined company for fiscal years 2026 through 2035 based on information as prepared by Auddia senior management in connection with Auddia’s evaluation of the Business Combination.

The risk-adjusted illustrative pro forma Combined Company Projections for the applicable periods are summarized below (in thousands):

	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Net Revenue	$713	$40,617	$107,997	$337,504	$783,611	$1,426,295	$2,577,759	$4,103,296	$6,273,662	$8,788,186
Gross Profit	$(379)	$8,398	$51,492	$223,319	$574,406	$1,085,817	$2,017,406	$3,248,942	$5,176,261	$7,432,041
Total Operating Expenses	$17,822	$25,852	$50,620	$110,324	$214,343	$491,475	$740,074	$1,360,967	$2,011,567	$2,766,887
EBITDA(1)	$(18,201)	$(17,455)	$872	$112,995	$360,063	$594,342	$1,277,331	$1,887,975	$3,164,694	$4,665,153
Debt-Free Net Income (NOPAT)	$(19,173)	$(18,486)	$(27,947)	$(52,145)	$50,932	$147,276	$548,646	$909,447	$1,832,260	$3,098,115
Equity Net Cash Flow	$(18,360)	$(20,570)	$(143,262)	$(523,524)	$(201,245)	$(529,258)	$150,950	$80,566	$1,258,750	$2,754,173

(1) EBITDA is a non-GAAP financial measure. Auddia defines EBITDA as net income (loss) before interest expense, income taxes, depreciation, and amortization. Auddia senior management uses EBITDA to evaluate operating performance and to compare results across periods. Auddia believes EBITDA provides useful supplemental information for investors by facilitating period-to-period comparisons of core operating performance.

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EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other measures of financial performance or liquidity prepared in accordance with GAAP. Because EBITDA excludes certain items that are included in GAAP measures, it may not be comparable to similarly titled measures used by other companies.

(2) Enterprise Net Cash Flow (“ENCF”) is a non-GAAP financial measure. Auddia defines ENCF as cash generated from operations before the impact of financing activities, calculated as operating cash flow adjusted for capital expenditures, changes in working capital, and other non-financing cash flows. ENCF excludes interest payments, debt issuance or repayment, dividends, and other equity-related financing activities. Management believes ENCF provides useful supplemental information to investors by presenting the cash flow available to all capital providers and by facilitating period-to-period comparisons of Auddia's operating performance on a capital-structure-neutral basis.ENCF should not be considered in isolation or as a substitute for cash flows from operating activities or any other measure of liquidity or performance prepared in accordance with GAAP. Because ENCF excludes certain cash inflows and outflows that are included in GAAP measures, it may not be comparable to similarly titled measures used by other companies.

Auddia Management Projections

Set forth below is a summary of the Auddia Management Projections prepared by Auddia senior management. The Auddia Management Projections reflect Auddia on a standalone basis without giving effect to, and as if Auddia had not contemplated, the Business Combination, and included among other things, the following assumptions and estimates regarding Auddia’s successful development and commercial launch of its Audio Ecosystem, including faidr, its free radio-streaming application with native AI ad-removal, and Discovr Radio, its new music discovery portal and engine, as to which there can be no assurance: faidr user growth and retention rates; timing of commercial launch and market rollout; pricing and subscription tiers for Discovr customers; market size; market share; faidr listeners and customer subscribers; revenue ramp; duration; relative positioning versus competition; licensing arrangements; content acquisition costs; R&D expenses; utilization of net operating expenses; and other relevant factors related to Auddia’s long-range operating plan.

The risk-adjusted Auddia Management Projections for the applicable periods are summarized below (in thousands):

	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Net Revenue	$558.6	$6,202.7	$14,353.8	$20,902.0	$29,453.7	$33,871.8	$38,952.6	$44,795.5	$51,514.8	$56,666.3
Gross Profit	$245.3	$5,118.0	$12,158.1	$17,819.1	$25,220.5	$29,511.5	$34,461.5	$40,169.6	$46,750.2	$51,425.2
Total Operating Expenses	$7,278.2	$9,134.6	$10,428.1	$11,251.5	$12,517.6	$12,893.1	$13,279.9	$13,678.3	$14,088.7	$14,511.4
EBITDA	$(7,033.0)	$(4,016.6)	$1,730.0	$6,567.7	$12,702.8	$16,618.4	$21,181.6	$26,491.3	$32,661.5	$36,913.8
Debt-Free Net Income (NOPAT)	$(8,002.7)	$(4,986.4)	$735.8	$4,568.4	$9,077.5	$11,947.7	$15,293.6	$19,188.0	$23,714.6	$26,810.9
Enterprise Net Cash Flow	$(7,289.9)	$(4,844.7)	$507.7	$4,116.3	$8,407.9	$11,171.7	$14,400.9	$18,161.0	$22,533.2	$25,538.9

(1) EBITDA is a non-GAAP financial measure. Auddia defines EBITDA as net income (loss) before interest expense, income taxes, depreciation, and amortization. Auddia senior management uses EBITDA to evaluate operating performance and to compare results across periods. Auddia believes EBITDA provides useful supplemental information for investors by facilitating period-to-period comparisons of core operating performance.

EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other measures of financial performance or liquidity prepared in accordance with GAAP. Because EBITDA excludes certain items that are included in GAAP measures, it may not be comparable to similarly titled measures used by other companies.

(2) Enterprise Net Cash Flow (“ENCF”) is a non-GAAP financial measure. Auddia defines ENCF as cash generated from operations before the impact of financing activities, calculated as operating cash flow adjusted for capital expenditures, changes in working capital, and other non-financing cash flows. ENCF excludes interest payments, debt issuance or repayment, dividends, and other equity-related financing activities. Management believes ENCF provides useful supplemental information to investors by presenting the cash flow available to all capital providers and by facilitating period-to-period comparisons of Auddia's operating performance on a capital-structure-neutral basis. ENCF should not be considered in isolation or as a substitute for cash flows from operating activities or any other measure of liquidity or performance prepared in accordance with GAAP. Because ENCF excludes certain cash inflows and outflows that are included in GAAP measures, it may not be comparable to similarly titled measures used by other companies.

In light of the foregoing factors and the uncertainties inherent in the Projections, Auddia stockholders are cautioned not to place undue reliance on the Projections or any other forward-looking information included in this section of the proxy statement/prospectus.

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Interests of Auddia’s Directors and Executive Officers in the Business Combination

In considering the recommendation of the Auddia Board with respect to the matters to be acted upon by Auddia’s stockholders at the Special Meeting, Auddia’s stockholders should be aware that certain members of the Auddia Board and certain executive officers of Auddia have interests in the Business Combination that may be different from, or in addition to, the interests of Auddia’s stockholders. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

Each of the Auddia Board and sole member of Thramann Holdings were aware of certain of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Business Combination, and to recommend, as applicable, that Auddia’s stockholders approve the proposals to be presented for consideration at the Special Meeting as contemplated by this proxy statement/prospectus, and that Thramann Holdings’ sole member signs and returns the written consent as contemplated by this proxy statement/prospectus.

For purpose of this discussion, Auddia’s executive officers are Jeffrey Thramann, Chief Executive Officer and John Mahoney, Chief Financial Officer.

Ownership Interests

As of July 24, 2026, Auddia’s directors and executive officers owned, in the aggregate, less than 1% of the outstanding shares of Auddia common stock, which for purposes of this subsection excludes Auddia’s common stock issuable upon exercise of options held by such individuals.

As of July 24, 2026, certain executive officers and directors of Auddia who in the aggregate owned approximately 0.1% of the outstanding shares of Auddia common stock have each entered into a support agreement in connection with the Business

See the section entitled “Principal Stockholders of Auddia” on page 277 of this proxy statement/prospectus for a description of the beneficial ownership of Auddia’s directors and officers. For a more detailed discussion of the support agreements with certain of Auddia’s executive officers and directors, please see the section entitled “Agreements Related to the Business Combination - Support Agreements and Lock-Up Agreement” beginning on page 162 of this proxy statement/prospectus.

Effect of the Business Combination on Auddia’s Options

As of July 24, 2026, Auddia’s directors and executive officers owned, in the aggregate, unvested options for 6,346 shares of Auddia’s common stock and vested options for 10,150 shares of Auddia’s common stock.

All outstanding and unexercised options granted pursuant to the Clip Interactive, LLC 2013 Equity Incentive Plan, as amended and the Auddia Inc. 2021 Equity Incentive Plan, as amended, whether vested orunvested, that is outstanding immediately prior to the Auddia Merger Effective Time will, as of the Auddia Merger Effective Time, automatically and without any action on the part of the holder thereof, be converted into an option to purchase, on the terms and conditions (including, if applicable, any continuing vesting requirements and per share exercise price) under the applicable plan and award agreement in effect immediately prior to the Auddia Merger Effective Time, a number of shares of Holdco Common Stock equal to the total number of shares of Auddia Common Stock subject to such Auddia option immediately prior to the Auddia Merger Effective Time.

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The following table presents certain information concerning the outstanding options held by Auddia’s current directors and executive officers as of July 24, 2026. All of the options in the table below were out-of-the-money as of July 24, 2026, on which date the closing price per share of Auddia’s common stock was $1.07.

	Number of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options	Number of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options
Executive Officers
Jeffrey Thramann	6,910	$43.59	-0-	$–
John Mahoney	1,152	$64.44	73	$818.13
Non-Employee Directors
Joshua Sroge	696	$–	2,091	$14.94
Emmanuel L. de Boucaud	696	$–	2,091	$14.94
Nick Balleta	696	$–	2,091	$14.94

Management Positions Following the Business Combination

Jeffrey Thramann, Auddia’s President and Chief Executive Officer, is expected to serve as the President and Chief Executive Officer of the Holdco and John Mahoney, Auddia’s Chief Financial Officer (Auddia’s principal financial officer and principal accounting officer) is expected to serve as the Chief Financial Officer (principal financial officer and principal accounting officer) of Holdco. Each executive officer of Holdco will serve at the discretion of Holdco’s board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Director Positions Following the Business Combination

Jeffrey Thramann, a member of the Auddia Board, is expected to remain a member of the board of directors of Holdco. Because Mr. Thramann is expected to serve as the President and Chief Executive Officer of Holdco, Mr. Thramann will not be eligible to receive compensation to be paid to non-employee directors of Holdco. For a description of Auddia’s current non-employee director compensation and the amounts paid to Auddia’s non-employee directors in 2025, see the section entitled “Auddia Director Compensation” beginning on page 175 of this proxy statement/prospectus.

Potential Payments upon Termination or Change in Control

Mr. Thramann is expected to serve as the President and Chief Executive Officer of Holdco.

Under the terms of his employment agreement with Auddia, Mr. Thramann receives compensation for serving as Auddia’s Chief Executive Officer and Executive Chairman. Pursuant to the employment agreement, Mr. Thramann is entitled to an annual base salary of $655,800, subject to annual review and adjustment by Auddia’s board of directors or compensation committee. Mr. Thramann is also eligible to receive an annual bonus of up to 50% of his base salary, as determined in the sole discretion of Auddia’s board of directors or compensation committee. In addition, the employment agreement provides that Mr. Thramann is eligible to participate in Auddia’s standard incentive compensation and employee benefit plans and programs, on the same terms as are generally available to Auddia’s senior executives.

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The employment agreement further provides that, if Auddia terminates Mr. Thramann’s employment without “Cause” or Mr. Thramann terminates his employment for “Good Reason” (as such terms are defined in the employment agreement), Mr. Thramann is entitled to receive (i) continued payment of his base salary for a period of nine months following termination, (ii) reimbursement for the cost of continued health insurance coverage under COBRA for up to nine months and (iii) any earned but unpaid bonus for a prior completed fiscal year. The employment agreement also includes customary non-competition and non-solicitation covenants that apply for a period of twelve months following the termination of Mr. Thramann’s employment with Auddia.

On December 18, 2023, Auddia entered into an employment agreement with Mr. Mahoney, effective November 27, 2023. Pursuant to the employment agreement, Mr. Mahoney is entitled to an initial annual base salary of $275,000 and is eligible to receive an annual incentive bonus, subject to certain conditions, in an amount determined by Auddia’s board of directors. Mr. Mahoney’s target annual bonus, expressed as a percentage of base salary, is 50%. The compensation committee subsequently approved an increase in Mr. Mahoney’s annual base salary from $275,000 to $300,000, effective January 1, 2025. The compensation committee subsequently approved an increase in Mr. Mahoney’s annual base salary from $300,000 to $350,000, effective April 1, 2026.

The employment agreement further provides that, if Auddia terminates Mr. Mahoney’s employment without “Cause” or Mr. Mahoney terminates his employment for “Good Reason” (as such terms are defined in the employment agreement), Mr. Mahoney is entitled to receive (i) continued payment of his base salary for a period of nine months following termination, (ii) reimbursement for the cost of continued health insurance coverage under COBRA for up to nine months and (iii) any earned but unpaid bonus for a prior completed fiscal year. In addition, in the event of a change of control followed by a termination of Mr. Mahoney’s employment without Cause, all outstanding and unvested stock options held by Mr. Mahoney will accelerate and vest in full as of the later of the effective date of the change of control and his last day of service.

For a more detailed description of the employment agreements of Auddia’s NEOs, see the section entitled “Auddia Executive Compensation” beginning on page 171 of this proxy statement/prospectus.

Indemnification and Insurance

For a discussion of the indemnification and insurance provisions related to Auddia’s directors and executive officers under the Business Combination Agreement, see the section entitled “The Merger Agreement - Indemnification of Officers and Directors” beginning on page 156 of this proxy statement/prospectus.

Form of the Business Combination

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, (i) at the Thramann Merger Effective Time, Thramann Merger Sub will merge with and into Thramann Holdings, with Thramann Holdings surviving the Thramann Merger as a direct, wholly owned subsidiary of Holdco, and (ii) at the Auddia Merger Effective Time, Auddia Merger Sub will merge with and into Auddia, with Auddia surviving the Auddia Merger as a direct, wholly owned subsidiary of Holdco.

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Merger Consideration and Adjustment

Merger Consideration

At the Auddia Merger Effective Time, (i) each share of Auddia Common Stock issued and outstanding immediately prior to Auddia Merger Effective Time (other than any Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive one fully paid and nonassessable share of Holdco Common Stock and (ii) each share of the Auddia Preferred Stock issued and outstanding immediately prior to the Auddia Merger Effective Time (other than any Excluded Shares) will be converted into the right to receive one fully paid and nonassessable share of Holdco Series C Preferred Stock. As of the Auddia Merger Effective Time, all of such shares of Auddia Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist. As of the Auddia Merger Effective Time, each holder of a share of Auddia Preferred Stock will be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdco Series C Preferred Stock.

As of July 24, 2026, no shares of Auddia Preferred Stock were outstanding.

At the Thramann Merger Effective Time, each Thramann Membership Interest (as defined in the Merger Agreement) issued and outstanding immediately prior to the Thramann Merger Effective Time will be converted into and become exchangeable for the right to receive, (i) a number of shares of Holdco Special Preferred Stock equal to the Thramann Preferred Stock Exchange Ratio as described in more detail below and (ii) an aggregate principal amount of the Holdco Notes equal to the Thramann Notes Exchange Ratio as described in more detail below.

No fractional shares of Holdco Capital Stock (as defined in the Merger Agreement) shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued. For purposes of calculating the Merger Consideration (as defined in the Merger Agreement) issuable to each holder of Thramann Membership Interests or Auddia Common Stock, as applicable, the number of shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, to be issued shall be rounded down to the nearest whole number (without any consideration payable for such fractional shares).

Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio

Under the Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio formulas in the Merger Agreement, Jeff Thramann, sole holder of Thramann Membership Interests, will hold approximately 80.0% economic interest and voting power in Holdco and holders of Auddia Common Stock and Preferred Stock as of immediately prior to the Auddia Merger will hold an approximately 20.0% economic interest and voting power in Holdco. The 80.0% economic interest attributable to holders of Thramann Membership Interests includes $3.5 million in non-convertible Holdco Notes (which are exchangeable for Holdco Special Preferred Stock). Under certain circumstances, as described below, the ownership percentages may be adjusted upward or downward based on the level of Auddia’s Net Cash at closing. If Auddia’s Net Cash exceeds $20.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco upon consummation of the Mergers will be increased by 0.50% for each $1.0 million by which Auddia’s Net Cash exceeds $20.0 million. If Auddia’s Net Cash is between $12.0 million and $20.0 million, no adjustment will be made to the ownership percentages in Holdco upon consummation of the Mergers. If Auddia’s Net Cash is below $12.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco upon consummation of the Mergers will be decreased by 0.50% for each $1.0 million by which Net Cash is below $12.0 million.

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The “Thramann Exchange Ratio” means, as applicable, the Thramann Preferred Stock Exchange Ratio and/or the Thramann Notes Exchange Ratio. The “Thramann Notes Exchange Ratio” means the ratio (rounded to four decimal places) equal to (A) the Thramann Notes Consideration divided by (B) the Thramann Outstanding Membership Interests. The “Thramann Preferred Stock Exchange Ratio” means the ratio (rounded to four decimal places) equal to (A) the Thramann Preferred Merger Shares divided by (B) the Thramann Outstanding Membership Interests.

For the purposes of calculating the Thramann Exchange Ratio:

•	“Auddia Adjustment Amount” means (i) 0.20 plus (ii) the Auddia Adjustment Factor.

•	“Auddia Adjustment Factor” (which, for the avoidance of doubt may be a positive or negative number or may be equal to zero) means:
	o	If Net Cash is greater than the Upper Net Cash Target, the product of (x) the quotient obtained by dividing (i) the amount by which Net Cash exceeds the Upper Net Cash Target by (ii) 1,000,000 and (y) 0.50%.
	o	If Net Cash is lower than the Upper Net Cash Target but greater than the Lower Target zero; and
	o	If Net Cash is lower than the Lower Target Net Cash, the product of (x) the quotient obtained by dividing (i) the amount by which the Lower Target Net Cash exceeds Net Cash by (ii) negative 1,000,000 and (y) 0.50%.

•	“Auddia Closing Market Price” means the volume-weighted average trading price per share of Auddia Common Stock for the ten (10) consecutive full trading days ending on (and including) the trading day immediately preceding the Closing Date, as reported by Bloomberg L.P. (or, if not available therefrom, another nationally recognized pricing service mutually agreed by the parties), calculated by dividing (i) the aggregate dollar trading value of such security for such ten-trading-day period by (ii) the aggregate number of shares of such security traded during such period
•	“Holdco Notes Consideration” means Holdco Notes having an aggregate principal amount of $3,500,000.
•	“Holdco Outstanding Shares” means the total number of shares of Holdco Capital Stock outstanding immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 of the Merger Agreement in connection with the Auddia Merger), assuming the exercise, conversion or exchange of all options, warrants, conversion rights, exchange rights or any other rights to receive shares of Holdco Capital Stock which exist immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 of the Merger Agreement in connection with the Auddia Merger). For the avoidance of doubt, shares of Holdco Capital Stock underlying Auddia OTM Options and Auddia Warrants shall not be included in the total number of shares of Holdco Capital Stock for purposes of determining Holdco Outstanding Shares.
•	“Lower Target Net Cash” means $12,000,000.
•	“Thramann As-Converted Merger Shares” means (x) the product determined by dividing (i) the number of Holdco Outstanding Shares by (ii) the Auddia Adjustment Amount, minus (y) the number of Holdco Outstanding Shares.
•	“Thramann Outstanding Membership Interests” means the total number of Thramann Membership Interests outstanding immediately prior to the Thramann Merger Effective Time, expressed on a fully diluted and as-converted-to-Thramann Membership Interest basis assuming, without limitation or duplication the rights or commitments to receive Thramann Membership Interests (or securities convertible or exercisable into shares of Thramann Membership Interests), whether conditional or unconditional, that are outstanding as of immediately prior to the Thramann Merger Effective Time.
•	“Thramann Preferred Merger Shares” means the quotient obtained by dividing (x) the Thramann Preferred Share Value (y) $1,000.
•	“Thramann Preferred Share Value” means (x) the product of (i) the Thramann As-Converted Merger Shares multiplied by (ii) the Auddia Closing Market Price minus (y) the aggregate principal amount of the Holdco Notes Consideration.
•	“Upper Net Cash Target” means $20,000,000.

Determination of Auddia’s Net Cash

Pursuant to the terms of the Merger Agreement, Auddia’s “Net Cash” means the sum (without duplication) of Auddia’s unrestricted cash, cash equivalents and short-term marketable securities.

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No less than ten (10) business days prior to the anticipated date for the Closing (i) Auddia will deliver to Thramann Holdings the Auddia Net Cash Schedule (as defined in the Merger Agreement) and the date of delivery of the Auddia Net Cash Schedule, setting forth, in reasonable detail, Auddia’s good faith estimated calculation of its Net Cash as of the close of business on the anticipated date for the Closing, prepared and certified by Auddia’s chief financial officer (or if there is no chief financial officer, the principal financial and accounting officer). Auddia will make available to Thramann Holdings (electronically to the greatest extent possible), as reasonably requested by Thramann Holdings, the work papers and back-up materials (including all relevant invoices and similar evidence of outstanding obligations) used or useful in preparing the Auddia Net Cash Schedule and, if reasonably requested by Thramann Holdings, Auddia’s internal finance personnel, accountants and counsel at reasonable times and upon reasonable notice.

If Thramann Holdings disputes the Auddia Net Cash Schedule, the parties shall attempt in good faith to resolve the disputed items and negotiate an agreed-upon determination of Net Cash. If the parties are unable to negotiate an agreed-upon determination of the disputed items or component thereof within three days after the delivery of the dispute notice, any remaining disagreements will be referred to an independent auditor of recognized national standing mutually agreed upon by Auddia and Thramann Holdings or, if the parties are unable to select an independent auditor within five days, either Auddia or Thramann Holdings may request that the Philadelphia, Pennsylvania Office of the American Arbitration Association make the selection. The determination of the amount of Net Cash made by such auditor shall be final and binding on Auddia and Thramann Holdings.

Auddia’s Net Cash balance is subject to numerous factors, some of which are outside of Auddia’s control. The actual amount of Net Cash will depend significantly on the timing of the closing of the Merger. In addition, the Closing could be delayed if Auddia and Thramann Holdings are not able to agree upon the amount of Auddia’s Net Cash.

Auddia Net Cash and Impact on Holdco Merger Consideration

The Merger Agreement contemplates that Auddia will contribute a minimum of $12,000,000 of Net Cash at the Closing (the “Lower Target Net Cash”). As of July 24, 2026, Auddia had approximately $8.2 million of Net Cash and Thramann Holdings had approximately $0.5 million of Net Cash.

As described above, the Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio are calculated, in part, based on Auddia’s Net Cash at Closing. If Auddia’s Net Cash is between $12,000,000 and $20,000,000, there will be no adjustment to the relative ownership percentages of Holdco as between holders of Thramann Membership Interests and holders of Auddia Capital Stock. If Auddia’s Net Cash exceeds $20,000,000, the ownership percentage of the holders of Auddia Capital Stock in Holdco will be increased by 0.50% for each $1,000,000 by which Net Cash exceeds $20,000,000. Conversely, if Auddia’s Net Cash is below $12,000,000, the ownership percentage of the holders of Auddia Capital Stock in Holdco will be decreased by 0.50% for each $1,000,000 by which Net Cash is below $12,000,000, with a corresponding increase in the ownership percentage attributable to Mr. Jeffrey Thramann.

As a result, if Auddia contributes less than $12,000,000 of Net Cash at Closing, the aggregate value of the Holdco Merger Consideration payable to Mr. Thramann will be adjusted upward, and the relative ownership of Holdco Common Stock and Holdco Special Preferred Stock held by Mr. Thramann will increase, in each case in accordance with the adjustment mechanisms set forth in the Merger Agreement. Such adjustments will be effected through corresponding changes to the Thramann Preferred Stock Exchange Ratio and the Thramann Notes Exchange Ratio, which determine the number of shares of Holdco Special Preferred Stock and the principal amount of Holdco Notes issued to Mr. Thramann at Closing.

Notwithstanding the foregoing, the requirement that Auddia contribute at least $12,000,000 of Net Cash at Closing is subject to waiver by Auddia and Thramann Holdings pursuant to the terms of the Merger Agreement. The parties have not currently exercised any such waiver and presently expect that the Business Combination will be consummated with the targeted relative ownership of approximately 80.0% for Mr. Thramann and 20.0% for the holders of Auddia Capital Stock, although no assurance can be given that such ownership percentages will not be adjusted in accordance with the provisions described above.

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Procedures for Exchanging Auddia Stock Certificates

On or prior to the closing of the Business Combination, Auddia will select an exchange agent mutually agreed upon by Auddia and Thramann Holdings and, immediately prior to the Auddia Merger Effective Time, Holdco will deposit with the exchange agent evidence of book-entry shares representing the applicable Holdco Merger Consideration issuable pursuant to the terms of the Merger Agreement in exchange for shares of Auddia capital stock (excluding shares to be cancelled pursuant to the Merger Agreement and excluding dissenting shares).

As soon as reasonably practicable after the Auddia Merger Effective Time and in any event not later than the third business day following the closing of the Business Combination, Holdco shall cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the Auddia Merger Effective Time represented outstanding shares of Auddia Common Stock (collectively, the “Certificates”) and to each holder of record of uncertificated shares of Auddia common stock represented by book entry (“Book-Entry Shares”) that were converted into the right to receive the Holdco Merger Consideration (together with any dividends or other distributions payable pursuant to the terms of the Merger Agreement), (i) a form of letter of transmittal and (ii) instructions for use in effecting the surrender of any such Certificates and identifying such Book-Entry Shares in exchange for the applicable Holdco Merger Consideration (together with any dividends or other distributions payable pursuant to the terms of the Merger Agreement).

Upon surrender of a Certificate and identification of the Book-Entry Shares, as applicable, to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange for the shares of Auddia common stock formerly represented by such Certificate or Book-Entry Share (excluding shares to be cancelled pursuant to the Merger Agreement and excluding dissenting shares) (i) that number of whole shares of Holdco Common Stock or Holdco Series C Preferred Stock (as defined in the Merger Agreement) (after taking into account all shares of Auddia common stock then held by such holder under all Certificates so surrendered and Book-Entry Shares so identified) to which such holder of Auddia Common Stock shall have become entitled pursuant to the terms of the Merger Agreement (which shall be in uncertificated book-entry form unless a physical certificate is requested), and (ii) any dividends or other distributions payable pursuant to terms of the Merger Agreement, and any Certificate so surrendered, together with any Book-Entry Shares, shall forthwith be cancelled.

HOLDERS OF AUDDIA COMMON STOCK SHOULD NOT SEND IN THEIR AUDDIA STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT WITH INSTRUCTIONS FOR THE SURRENDER OF AUDDIA STOCK CERTIFICATES.

Effective Time of the Business Combination

The Merger Agreement requires the parties to consummate the Business Combination as promptly as practicable (but in no event later than the fifth business day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in the Merger Agreement, other than those conditions that by their nature are to be satisfied at closing, but subject the satisfaction or waiver of each of such conditions), unless another time, date and place is mutually agreed upon by Auddia and Thramann Holdings in writing. The Business Combination will become effective upon the filing of each certificate of merger (together, the “Certificates of Merger”), with the Secretary of State of the State of Delaware or Secretary of State of the State of Colorado, as applicable, or at such later time as is agreed by Auddia and Thramann Holdings and specified in the Certificates of Merger. Neither Auddia nor Thramann Holdings can predict the exact timing of the consummation of the Business Combination.

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Regulatory Approvals

In the United States, Holdco must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Holdco Common Stock to Auddia’s and Thramann Holdings’ respective stockholders in connection with the transactions contemplated by the Merger Agreement and the filing of this proxy statement/prospectus with the SEC. Auddia and Thramann Holdings do not intend to seek any regulatory approval from antitrust authorities to consummate the transactions.

U.S. Federal Income Tax Considerations of the Business Combination

Material U.S. Federal Income Tax Considerations to U.S. Holders of Auddia Common Stock of the Mergers

The exchange of Auddia Common Stock for shares of Holdco Common Stock in the Mergers is intended to qualify as a transaction described in Section 351 of the Code. As a result, subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Considerations” of proxy statement/prospectus, no gain or loss is expected to be recognized on the exchange of Auddia Common Stock for shares of Holdco Common Stock pursuant to the Mergers.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Shares of Holdco Common Stock Received in the Mergers

Distributions to Non-U.S. Holders with respect to shares of Holdco Common Stock will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) to the extent such distributions are dividends for U.S. federal income tax purposes and are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates and, for Non-U.S. Holders that are corporations, may be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty).

Subject to the exceptions and qualifications described in “Material U.S. Federal Income Tax Considerations,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of Holdco Common Stock.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus for a discussion of certain U.S. federal income tax considerations relating to the Mergers. Please consult your tax advisors as to the specific tax consequences to you of the Mergers.

Nasdaq Stock Market Listing

There is currently no public market for Holdco’s Common Stock. Application will be made to list the shares of Holdco Common Stock on The Nasdaq Stock Market, LLC. It is a condition to the Business Combination that the shares of Holdco Common Stock issuable pursuant to the Business Combination be approved for listing on Nasdaq, subject only to official notice of issuance. Shares of Holdco Common Stock are expected to be traded on Nasdaq under the symbol “MCFN” immediately following the completion of the Business Combination.

If the Business Combination is completed, Auddia Common Stock will cease to be listed on Nasdaq and its shares will be deregistered under the Exchange Act. Upon the consummation of the Business Combination, the stockholders of Auddia will become stockholders of Holdco, and their rights as stockholders will be governed by Delaware law and by the Holdco Organizational Documents.

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Anticipated Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because Thramann Holdings has been determined to be the accounting acquirer under FASB’s ASC 805, Business Combinations. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company, and Auddia assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of Holdco will represent a continuation of the financial statements of Thramann Holdings with the Business Combination being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Business Combination will be presented as those of Thramann Holdings in future reports of Holdco. This determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	Pre-business combination shareholders of Thramann Holdings will own a relatively larger portion in Holdco compared to the ownership to be held by the pre-business combination stockholders of Auddia; and
•	The historical financial statements of Thramann Holdings will become the historical financial statements of McCarthy Finney. After the merger, the ongoing operations of both Thramann Holdings and Auddia will be reflected together in McCarthy Finney’s consolidated financial statements. Auddia’s assets, liabilities, and operating activities will continue as part of the combined company from the closing date forward. This presentation aligns with the pro forma financial information included in this filing and reflects the continuation of both companies’ operations within the combined entity.”

Under the reverse recapitalization model, the Business Combination will be treated as Thramann Holdings issuing equity for the net assets of Auddia. Please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page F-36 of this proxy statement/prospectus for additional information.

Appraisal Rights and Dissenters’ Rights

Holders of Auddia Common Stock are not entitled to appraisal rights in connection with the Auddia Merger under Delaware law. The discussion below is not a complete summary regarding Auddia’s stockholders’ appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached as Annex F in this proxy statement/prospectus. Stockholders intending to exercise appraisal rights should carefully review Annex F. Failure to follow precisely any of the statutory procedures set forth in Annex F may result in a termination or waiver of these rights. This summary does not constitute legal or other advice, nor does it constitute a recommendation that holders of Auddia Preferred Stock exercise their appraisal rights under Delaware law.

Under Section 262, where a Merger is adopted by stockholders by written consent in lieu of a meeting of stockholders pursuant to Section 228 of the DGCL, either the constituent corporation before the effective date of such Merger or the surviving corporation, within 10 days after the effective date of such Merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the approval of such Merger, the effective date of such Merger and that appraisal rights are available.

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If the Business Combination is completed, within 10 days after the effective date of the Business Combination, Auddia and Thramann Holdings will notify their respective stockholders that the Business Combination have been approved, the effective date of the Business Combination and that appraisal rights are available to any stockholder who has not approved the Business Combination. Holders of shares of Auddia or Thramann Holdings capital stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to the respective companies within 20 days after the date of mailing of that notice, and that stockholder must not have delivered a written consent approving the Business Combination. A demand for appraisal must reasonably inform Auddia or Thramann Holdings, as applicable, of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of the shares of Auddia or Thramann Holdings capital stock, as applicable, held by such stockholder. Failure to deliver a written consent approving the Business Combination will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal made by Auddia stockholders should be addressed to c/o Auddia Inc., 1680 38th Street, Suite 130, Boulder, CO 80301, and should be executed by, or on behalf of, the record holder of shares of Auddia capital stock. All demands for appraisal made by Thramann Holdings stockholders should be addressed to c/o Thramann Holdings, LLC., 8580 Strawberry Lane Niwot, CO 80503-7171, and should be executed by, or on behalf of, the record holder of shares of Thramann capital stock.

ALL DEMANDS MUST BE RECEIVED BY AUDDIA AND THRAMANN HOLDINGS, AS APPLICABLE, WITHIN 20 DAYS AFTER THE DATE AUDDIA AND THRAMANN HOLDINGS, AS APPLICABLE, MAILS A NOTICE TO ITS STOCKHOLDERS NOTIFYING THEM THAT THE BUSINESS COMBINATION HAVE BEEN APPROVED, THE EFFECTIVE DATE OF THE BUSINESS COMBINATION AND THAT APPRAISAL RIGHTS ARE AVAILABLE TO ANY STOCKHOLDER WHO HAS NOT APPROVED THE BUSINESS COMBINATION.

If you fail to deliver a written demand for appraisal within the time period specified above, you will be entitled to receive the Holdco Merger Consideration for your shares of Auddia or Thramann Holdings capital stock, as applicable, as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Auddia or Thramann Holdings capital stock, as applicable.

To be effective, a demand for appraisal by a holder of shares of Auddia or Thramann Holdings capital stock, as applicable, must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Auddia and Thramann Holdings, as applicable. The beneficial owner must, in these cases, have the registered owner, such as a broker, bank or other custodian, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a custodian for others, may exercise the record owner’s right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time.

If you hold your shares of Auddia or Thramann Holdings capital stock, as applicable, in a brokerage account or in other custodian form and you wish to exercise appraisal rights, you should consult with your bank, broker or other custodian to determine the appropriate procedures for the making of a demand for appraisal by the custodian.

At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, but has neither commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder’s demand and accept the terms of the Business Combination by delivering a written withdrawal to Auddia or Thramann Holdings, as applicable. If, following a demand for appraisal, you have withdrawn your demand for appraisal in accordance with Section 262, you will have the right to receive the Holdco Merger Consideration for your shares of Auddia or Thramann Holdings capital stock, as applicable.

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Within 120 days after the effective date of the Business Combination, any stockholder who has delivered a demand for appraisal in accordance with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of these shares. This written statement will be mailed to the requesting stockholder within 10 days after the stockholder’s written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the Business Combination, either the surviving corporation or any stockholder who has delivered a demand for appraisal in accordance with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of the petition must be made upon the surviving corporation. The surviving corporation has no obligation to file a petition in the Delaware Court of Chancery in the event there are dissenting stockholders, and Auddia, which is expected to be the surviving corporation, has no present intent to file a petition in the Delaware Court of Chancery. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the “fair value” of the shares owned by those stockholders. This value will be exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, but may include a fair rate of interest, if any, upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of the value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by the holders of the certificates representing those shares. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares subject to appraisal as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

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Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Business Combination within 60 days after the effective time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Holdco Merger Consideration for shares of his or her Auddia or Thramann Holdings capital stock, as applicable, pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the court.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the Business Combination and pursue appraisal rights should consult their legal advisors.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Auddia, Thramann Holdings, Thramann Merger Sub, Auddia Merger Sub, or Holdco. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that Auddia, Thramann Holdings, Thramann Merger Sub, Auddia Merger Sub, and Holdco have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such statements prove to be incorrect. In addition, the assertions made in the representations and warranties are qualified by the information in confidential disclosure schedules exchanged by the parties in connection with the signing of the Merger Agreement. While Auddia and Thramann Holdings do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Auddia, Thramann Holdings, Thramann Merger Sub, Auddia Merger Sub, or Holdco, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Auddia, Thramann Holdings, Thramann Merger Sub, Auddia Merger Sub, and Holdco, and are modified by the disclosure schedules.

Structure

Subject to the terms and conditions in the Merger Agreement, (i) at the Auddia Merger Effective Time, Auddia Merger Sub will be merged with and into Auddia with Auddia surviving as a wholly owned subsidiary of Holdco and (ii) at the Thramann Merger Effective Time, Thramann Merger Sub will be merged with and into Thramann Holdings with Thramann Holdings surviving as a wholly owned subsidiary of Holdco. At the Auddia Merger Effective Time, Holdco expects to trade on Nasdaq under the symbol “MCFN.”

Effective Time

The Merger Agreement requires the parties to consummate the Mergers as promptly as practicable (but in no event later than the fifth business day following the satisfaction or waiver of the closing conditions) after all of the conditions to the consummation of the Mergers contained in the Merger Agreement are satisfied or waived. The Mergers will become effective upon (i) the filing of the Auddia Certificate of Merger or at such later date as is agreed by Auddia and Thramann Holdings and specified in the Auddia Certificate of Merger and (i) the filing of the Thramann Certificate of Merger or at such later date as is agreed by Auddia and Thramann Holdings and specified in the Thramann Certificate of Merger. Neither Auddia nor Thramann Holdings can predict the exact timing of the consummation of the Mergers.

Merger Consideration and Exchange Ratio

Merger Consideration

At the Auddia Merger Effective Time, (i) each share of Auddia Common Stock issued and outstanding immediately prior to Auddia Merger Effective Time (other than any Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive one fully paid and nonassessable share of Holdco Common Stock and (ii) each share of the Auddia Preferred Stock issued and outstanding immediately prior to the Auddia Merger Effective Time (other than any Excluded Shares) will be converted into the right to receive one fully paid and nonassessable share of Holdco Series C Preferred Stock. As of the Auddia Merger Effective Time, all of such shares of Auddia Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist. As of the Auddia Merger Effective Time, each holder of a share of Auddia Preferred Stock will be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdco Series C Preferred Stock.

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At the Thramann Merger Effective Time, each Thramann Membership Interest (as defined in the Merger Agreement) issued and outstanding immediately prior to the Thramann Merger Effective Time will be converted into and become exchangeable for the right to receive, (i) a number of shares of Holdco Special Preferred Stock equal to the Thramann Preferred Stock Exchange Ratio as described in more detail below and (ii) an aggregate principal amount of the Holdco Notes equal to the Thramann Notes Exchange Ratio as described in more detail below.

No fractional shares of Holdco Capital Stock (as defined in the Merger Agreement) shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued. For purposes of calculating the Merger Consideration (as defined in the Merger Agreement) issuable to each holder of Thramann Membership Interests or Auddia Common Stock, as applicable, the number of shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, to be issued shall be rounded down to the nearest whole number (without any consideration payable for such fractional shares).

Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio

Under the Thramann Preferred Stock Exchange Ratio and Thramann Notes Exchange Ratio formulas in the Merger Agreement, holders of Thramann Membership Interests will hold an approximately 80.0% economic interest and voting power in Holdco and holders of Auddia Common Stock as of immediately prior to the Auddia Merger will hold an approximately 20.0% economic interest and voting power in Holdco. The 80.0% economic interest attributable to holders of Thramann Membership Interests includes $3.5 million in non-convertible Holdco Notes (which are exchangeable for Holdco Special Preferred Stock). Under certain circumstances, as described below, the ownership percentages may be adjusted upward or downward based on the level of Auddia’s Net Cash at closing. If Auddia’s Net Cash exceeds $20.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco will be increased by 0.50% for each $1.0 million by which Auddia’s Net Cash exceeds $20.0 million. If Auddia’s Net Cash is between $12.0 million and $20.0 million, no adjustment will be made to the ownership percentages in Holdco upon consummation of the Mergers. If Auddia’s Net Cash is below $12.0 million, the ownership percentage of holders of Auddia’s Capital Stock in Holdco upon consummation of the Mergers will be decreased by 0.50% for each $1.0 million by which Net Cash is below $12.0 million.

The “Thramann Exchange Ratio” means, as applicable, the Thramann Preferred Stock Exchange Ratio and/or the Thramann Notes Exchange Ratio. The “Thramann Notes Exchange Ratio” means the ratio (rounded to four decimal places) equal to (A) the Thramann Notes Consideration divided by (B) the Thramann Outstanding Membership Interests. the “Thramann Preferred Stock Exchange Ratio” means the ratio (rounded to four decimal places) equal to (A) the Thramann Preferred Merger Shares divided by (B) the Thramann Outstanding Membership Interests.

For the purposes of calculating the Thramann Exchange Ratio:

•	“Auddia Adjustment Amount” means (i) 0.20 plus (ii) the Auddia Adjustment Factor.
•	“Auddia Adjustment Factor” (which, for the avoidance of doubt may be a positive or negative number or may be equal to zero) means:
	o	If Net Cash is greater than the Upper Net Cash Target, the product of (x) the quotient obtained by dividing (i) the amount by which Net Cash exceeds the Upper Net Cash Target by (ii) 1,000,000 and (y) 0.50%.
	o	If Net Cash is lower than the Upper Net Cash Target but greater than the Lower Target Net Cash, zero; and
	o	If Net Cash is lower than the Lower Target Net Cash, the product of (x) the quotient obtained by dividing (i) the amount by which the Lower Target Net Cash exceeds Net Cash by (ii) negative 1,000,000 and (y) 0.50%.

•	“Auddia Closing Market Price” means the volume-weighted average trading price per share of Auddia Common Stock for the ten (10) consecutive full trading days ending on (and including) the trading day immediately preceding the Closing Date, as reported by Bloomberg L.P. (or, if not available therefrom, another nationally recognized pricing service mutually agreed by the parties), calculated by dividing (i) the aggregate dollar trading value of such security for such ten-trading-day period by (ii) the aggregate number of shares of such security traded during such period
•	“Holdco Notes Consideration” means Holdco Notes having an aggregate principal amount of $3,500,000.

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•	“Holdco Outstanding Shares” means the total number of shares of Holdco Capital Stock outstanding immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 of the Merger Agreement in connection with the Auddia Merger), assuming the exercise, conversion or exchange of all options, warrants, conversion rights, exchange rights or any other rights to receive shares of Holdco Capital Stock which exist immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 of the Merger Agreement in connection with the Auddia Merger). For the avoidance of doubt, shares of Holdco Capital Stock underlying Auddia OTM Options and Auddia Warrants shall not be included in the total number of shares of Holdco Capital Stock for purposes of determining Holdco Outstanding Shares.
•	“Lower Target Net Cash” means $12,000,000.
•	“Thramann As-Converted Merger Shares” means (x) the product determined by dividing (i) the number of Holdco Outstanding Shares by (ii) the Auddia Adjustment Amount, minus (y) the number of Holdco Outstanding Shares.
•	“Thramann Outstanding Membership Interests” means the total number of Thramann Membership Interests outstanding immediately prior to the Thramann Merger Effective Time, expressed on a fully diluted and as-converted-to-Thramann Membership Interest basis assuming, without limitation or duplication the rights or commitments to receive Thramann Membership Interests (or securities convertible or exercisable into shares of Thramann Membership Interests), whether conditional or unconditional, that are outstanding as of immediately prior to the Thramann Merger Effective Time.
•	“Thramann Preferred Merger Shares” means the quotient obtained by dividing (x) the Thramann Preferred Share Value (y) $1,000.
•	“Thramann Preferred Share Value” means (x) the product of (i) the Thramann As-Converted Merger Shares multiplied by (ii) the Auddia Closing Market Price minus (y) the aggregate principal amount of the Holdco Notes Consideration.
•	“Upper Net Cash Target” means $20,000,000.

Determination of Auddia’s Net Cash

Pursuant to the terms of the Merger Agreement, Auddia’s “Net Cash” means the sum (without duplication) of Auddia’s unrestricted cash, cash equivalents and short-term marketable securities.

No less than ten (10) business days prior to the anticipated date for the Closing (i) Auddia will deliver to Thramann Holdings the Auddia Net Cash Schedule (as defined in the Merger Agreement) and the date of delivery of the Auddia Net Cash Schedule, setting forth, in reasonable detail, Auddia’s good faith estimated calculation of its Net Cash as of the close of business on the anticipated date for the Closing, prepared and certified by Auddia’s chief financial officer (or if there is no chief financial officer, the principal financial and accounting officer). Auddia will make available to Thramann Holdings (electronically to the greatest extent possible), as reasonably requested by Thramann Holdings, the work papers and back-up materials (including all relevant invoices and similar evidence of outstanding obligations) used or useful in preparing the Auddia Net Cash Schedule and, if reasonably requested by Thramann Holdings, Auddia’s internal finance personnel, accountants and counsel at reasonable times and upon reasonable notice.

If Thramann Holdings disputes the Auddia Net Cash Schedule, the parties shall attempt in good faith to resolve the disputed items and negotiate an agreed-upon determination of Net Cash. If the parties are unable to negotiate an agreed-upon determination of the disputed items or component thereof within three days after the delivery of the dispute notice, any remaining disagreements will be referred to an independent auditor of recognized national standing mutually agreed upon by Auddia and Thramann Holdings, or, if the parties are unable to select an independent auditor within five days, either Auddia or Thramann Holdings may request that Philadelphia, Pennsylvania Office of the American Arbitration Association make the selection. The determination of the amount of Net Cash made by such auditor shall be final and binding on Auddia and Thramann Holdings.

Auddia’s Net Cash balance is subject to numerous factors, some of which are outside of Auddia’s control. The actual amount of Net Cash will depend significantly on the timing of the Closing. In addition, the closing of the Merger could be delayed if Auddia and Thramann Holdings are not able to agree upon the amount of Auddia’s Net Cash.

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Auddia Options and RSUs

Each Auddia Option granted pursuant to the 2013 Equity Incentive Plan and 2020 Equity Incentive Plan (the “Auddia Plans”), whether vested or unvested, that is outstanding immediately prior to the Auddia Merger Effective Time will, as of the Auddia Merger Effective Time, automatically and without any action on the part of the holder thereof, be converted into an option to purchase, on the terms and conditions (including, if applicable, any continuing vesting requirements and per share exercise price) under the applicable plan and award agreement in effect immediately prior to the Auddia Merger Effective Time, a number of shares of Holdco Common Stock equal to the total number of shares of Auddia Common Stock subject to such Auddia option immediately prior to the Auddia Merger Effective Time.

Each award of restricted stock units with respect to Auddia Common Stock issued pursuant to the Auddia Plans that is outstanding immediately prior to the Auddia Merger Effective Time will, as of the Auddia Merger Effective Time, automatically and without any action on the part of the holder thereof, be converted into a Holdco restricted stock unit on the terms and conditions (including, if applicable, any continuing vesting requirements) under the applicable employee plan and award agreement in effect immediately prior to the Auddia Merger Effective Time, with respect to a number of shares of Holdco Common Stock equal to the number of shares of Auddia Common Stock subject to such Auddia restricted stock unit award immediately prior to the Auddia Merger Effective Time.

2026 Equity Incentive Plan

Prior to the Auddia Merger Effective Time, the Holdco Board will adopt the 2026 Equity Incentive Plan, subject to the closing and effective as of the Auddia Merger Effective Time, and will include provisions in the registration statement for the stockholders of Auddia to approve the 2026 Equity Incentive Plan. Subject to the approval of the 2026 Equity Incentive Plan by the stockholders of Auddia prior to the Auddia Merger Effective Time, Auddia will file with the SEC, promptly after the Auddia Merger Effective Time and at its expense, a registration statement on Form S-8 (or any successor form), if available for use by Auddia, relating to the shares of Holdco Common Stock issuable with respect to the 2026 Equity Incentive Plan.

The form of the 2026 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex G.

Regulatory Approvals

Neither Auddia nor Thramann Holdings is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Mergers. In the United States, Auddia and Thramann Holdings must comply with applicable federal and state securities laws and the Nasdaq rules in connection with the issuance of shares of Holdco Common Stock in the Merger, including the filing with the SEC of this proxy statement/prospectus and the required stockholder approval for the resulting “change of control” of Auddia under the Nasdaq rules.

Conditions to the Completion of the Business Combination

Each party’s obligation to complete the Mergers is subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or prior to the closing, of various conditions, including the following:

•	the registration statement of which this proxy statement/prospectus forms a part will have become effective in accordance with the provisions of the Securities Act and will not be subject to any stop order or proceeding seeking a stop order with respect to the registration statement that has not been withdrawn;
•	there must not have been issued, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions (as defined in the Merger Agreement) will have been issued by any court of competent jurisdiction or other Governmental Entity (as defined in the Merger Agreement) of competent jurisdiction and remain in effect and there will not be any law which has the effect of making the consummation of the Contemplated Transactions illegal;
•	Auddia will have obtained the Auddia Stockholder Approval (as defined in the Merger Agreement);
•	Auddia’s Net Cash as of the Cash Determination Time shall be equal to or greater than $12 million;
•	the Lock-Up Agreements will have continued to be in full force and effect as of immediately following the applicable Effective Time;
•	if the parties determine necessary to effectuate the transactions contemplated by the Merger Agreement (acting reasonably and in good faith), the amendment to Holdco’s certificate of incorporation shall have been duly filed with the Secretary of State of the State of Delaware, containing such amendments as are necessary to consummate the transactions contemplated by the Merger Agreement.
•	Holdco will have obtained approval of the listing of the Holdco Common Stock on Nasdaq.

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In addition, Thramann Holdings’ obligation to complete the Thramann Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Holdco, Auddia, Auddia Merger Sub and Thramann Merger Sub made in the Merger Agreement (other than Auddia Fundamental Representations (as defined in the Merger Agreement)) will have been true and correct in all respects as of the date of the Merger Agreement and will be true and correct on and as of the closing of the Mergers except (a) in each case, individually or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Auddia Material Adverse Effect (as defined in the Merger Agreement) (without giving effect to any references therein to any Auddia Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Auddia Disclosure Letter or Holdco Disclosure Letter (each as defined in the Merger Agreement), as applicable, made or purported to have been made after the date of the Merger Agreement shall be disregarded);
•	the Auddia Fundamental Representations will have been true and correct as of the date of the Merger Agreement and will have been true and correct on and as of the closing of the Mergers with the same force and effect as if made on and as of such date, except, in each case, (x) in respect of Section 6.2 of the Merger Agreement for such inaccuracies which are solely the result of exercise or vesting of awards under an Auddia Plan or Auddia Warrants (each as defined in the Merger Agreement) in each case that were outstanding on the date of the Merger Agreement and (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct subject to the qualifications as set forth in the preceding clause (x), as of such particular date);
•	Holdco, Auddia, Auddia Merger Sub and Thramann Merger Sub will have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the applicable Effective Time;
•	since the date of the Merger Agreement, no event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Auddia and its subsidiaries, taken as a whole, or (B) materially impairs the ability of Auddia to consummate Auddia Merger or any of the other Contemplated Transactions; provided, however, that in the case of clause (A) only, Auddia Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Auddia and its subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law (as defined in the Merger Agreement) or other action by any Governmental Entity in response thereto, (3) changes in law or GAAP, or the interpretation or enforcement thereof, (4) the public announcement or pendency of the Merger Agreement, or (5) any specific action taken (or omitted to be taken) by Auddia at or with the express written consent of Thramann Holdings; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Auddia and its subsidiaries, as compared to other participants in the industries in which Auddia and its subsidiaries operate;
•	Auddia’s Market Capitalization (as defined in the Merger Agreement) as of close of business on the business day immediately preceding the Closing Date must be equal to or greater than $6 million; and
•	Auddia must have delivered a certificate executed by an officer of Auddia certifying that certain conditions set forth in the Merger Agreement have been duly satisfied.

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In addition, the obligation of Auddia to effect Auddia Merger is further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Thramann Holdings made in the Merger Agreement (other than Thramann Fundamental Representations (as defined in the Merger Agreement)) will have been true and correct in all respects as of the date of the Merger Agreement and will have be true and correct on and as of the closing of the Mergers with the same force and effect as if made on and as of the closing of the Mergers except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) (without giving effect to any references therein to any Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Thramann Disclosure Letter (as defined in the Merger Agreement) made or purported to have been made after the date of the Merger Agreement will be disregarded);
•	the Thramann Fundamental Representations will have been true and correct as of the date of the Merger Agreement and will be true and correct on and as of the closing of the Mergers with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct as of such particular date);
•	Thramann Holdings must have performed or complied with in all material respects all of its agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Thramann Merger Effective Time;
•	since the date of the Merger Agreement, no event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Thramann Holdings, taken as a whole, or (B) materially impairs the ability of Thramann Holdings to consummate the Thramann Merger or any of the other Contemplated Transactions; provided, however, that in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Thramann Holdings operates, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in law or GAAP, or the interpretation or enforcement thereof or (4) the public announcement or pendency of the Merger Agreement or (5) any specific action taken (or omitted to be taken) by Thramann Holdings at or with the express written consent of Auddia; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Thramann Holdings as compared to other participants in the industries in which Thramann Holdings and its subsidiaries operates; and
•	Thramann Holdings must have delivered a certificate executed by a duly authorized officer of Thramann Holdings certifying that (i) certain conditions set forth in the Merger Agreement have been duly satisfied, (ii) the information set forth in the Allocation Certificate (as defined in the Merger Agreement) delivered by Thramann Holdings in accordance with the terms of the Merger Agreement is true and accurate in all respects as of the closing of the Mergers, and (iii) the Contribution has been completed.

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Representations and Warranties

The Merger Agreement contains customary representations and warranties of Auddia, Thramann Holdings, Thramann Merger Sub, Auddia Merger Sub and Holdco for a transaction of this type relating to, among other things:

•	corporate organization and power, and similar corporate matters;
•	capitalization;
•	subsidiaries;
•	authority to enter into the Merger Agreement and the related agreements;
•	no conflict, consents and approvals;
•	financial statements;
•	the absence of undisclosed liabilities;
•	the absence of material changes or events;
•	litigation;
•	compliance with laws;
•	health care regulatory matters;
•	employee and labor matters and benefit plans;
•	environmental matters;
•	tax matters;
•	material contracts;
•	insurance;
•	real property and leaseholds;
•	intellectual property;
•	transactions with affiliates;
•	any brokerage or finder’s fee or other fee or commission in connection with the Mergers; and
•	with respect to Auddia, the fairness opinion from Houlihan Capital, LLC.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Mergers, but their accuracy forms the basis of one of the conditions to the obligations of Auddia, Thramann Merger Sub, Auddia Merger Sub, Thramann Holdings and Holdco to complete the Mergers.

No Solicitation

Each party has agreed that (except as it related to any Pre-Closing Financing) (as defined in the Merger Agreement), during the period commencing on the date of the Merger Agreement and ending on the earlier of the consummation of the Mergers or the termination of the Merger Agreement, neither it nor any of its subsidiaries will, nor will it or any of its subsidiaries authorize any of its representatives to, directly or indirectly:

•	solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
•	furnish any nonpublic information regarding such party to any Person (as defined in the Merger Agreement) in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
•	engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;
•	approve, endorse or recommend any Acquisition Proposal;
•	execute or enter into any letter of intent or any agreement contemplating or otherwise relating to any Acquisition Transaction;
•	take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; or
•	publicly propose to do any of the foregoing.

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An “Acquisition Inquiry” means, with respect to a party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Thramann Holdings, on the one hand, or Auddia, on the other hand, to the other party) that would reasonably be expected to lead to an Acquisition Proposal (other than pursuant to the Pre-Closing Financing).

An “Acquisition Proposal” means, with respect to either party hereto, any proposal or offer (whether written or oral) from any person (other than the other party or any of its representatives) contemplating or otherwise relating to an Acquisition Transaction, other than pursuant to the Pre-Closing Financing.

An “Acquisition Transaction” means any transaction or series of related transactions (other than any Pre-Closing Financing) involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a party is a constituent entity, (ii) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20.0% of the outstanding securities of any class of voting securities of a party or any of its subsidiaries or (iii) in which a party or any of its subsidiaries issues securities representing more than 20.0% of the outstanding securities of any class of voting securities of such party or any of its subsidiaries or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20.0% or more of the consolidated book value of the fair market value of the assets of a party and its subsidiaries taken as a whole.

Notwithstanding the foregoing, prior to the approval of the Merger Agreement by Auddia stockholders, Auddia may furnish non-public information regarding Auddia and its subsidiaries to, and enter into discussions or negotiations with, any person in response to a bona fide written Acquisition Proposal by such person which the Auddia Special Committee or Auddia board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (a) such Acquisition Proposal was not obtained or made as a direct or indirect result of any breach of the Merger Agreement, (b) the Auddia Special Committee or Auddia concludes in good faith, after consulting with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with Auddia board of director’s fiduciary duties under applicable law, (c) at least two business days prior to initially furnishing any such nonpublic information to, or entering into discussions with, such person, Auddia gives Thramann Holdings written notice of the identity of such person and of Auddia’s intention to furnish nonpublic information to, or enter into discussions with, such person, (d) Auddia receives from such person an executed acceptable confidentiality agreement and (e) at least two business days prior to furnishing any such nonpublic information to such person, Auddia furnishes such nonpublic information to Thramann Holdings (to the extent such information has not been previously furnished by Auddia to Thramann Holdings).

A “Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that: (i) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Merger Agreement, and (ii) is on terms and conditions that the Auddia Special Committee or the Board (acting on the recommendation of the Auddia Special Committee), determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer to amend the terms of the Merger Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Auddia’s stockholders than the terms of the Contemplated Transactions.

The Merger Agreement also provides that each party will promptly (and in no event later than one business day after such party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof). Each party will also keep the other party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto.

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Board Recommendation Change

Under the Merger Agreement, subject to certain exceptions described below, Auddia agreed that (i) Auddia’s board of directors shall recommend that the holders of Auddia common stock vote to approve the Auddia Stockholder Proposals (as defined in the Merger Agreement) and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in the Merger Agreement, (ii) the proxy statement shall include a statement to the effect that the Auddia Board recommends that Auddia stockholders vote to approve the Auddia Stockholder Proposal (the “Auddia Board Recommendation”) and (iii) the Auddia Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Board shall not publicly propose to withhold, amend, withdraw or modify the Auddia Board Recommendation) in a manner adverse to Thramann Holdings, and no resolution by the Board or any committee thereof to withdraw or modify the Auddia Board Recommendation in a manner adverse to Thramann Holdings or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Auddia Board Adverse Recommendation Change”).

However, notwithstanding the foregoing, at any time prior to the approval of the proposals to be considered at the Special Meeting by the necessary vote of Auddia stockholders, if Auddia receives a bona fide written Superior Offer the Board (acting on the recommendation of the Auddia Special Committee) may make an Auddia Board Adverse Recommendation Change if, but only if:

•	in the case of a Superior Offer:

o	the Auddia Board or Auddia Special Committee determines in good faith, after consulting with outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;
o	Auddia has, and has caused its financial advisors and outside legal counsel to, during the Auddia Notice Period (as defined below), negotiate with Thramann Holdings in good faith to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer (to the extent Thramann Holdings desires to negotiate);
o	if after Thramann Holdings shall have delivered to Auddia an irrevocable written offer to alter the terms or conditions of the Merger Agreement during the Auddia Notice Period, the Board or Auddia Special Committee shall have determined in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Auddia Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law (after taking into account such alterations of the terms and conditions of the Merger Agreement);
o	provided that Thramann Holdings receives written notice from Auddia confirming that the Board has determined to change its recommendation at least five business days in advance of the Auddia Board Adverse Recommendation Change (the “Auddia Notice Period”) and during any Auddia Notice Period, Auddia and Thramann Holdings will negotiate in good faith so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and the Board shall not make a Auddia Board Adverse Recommendation Change prior to the end of such Auddia Notice Period (it being understood that there may be multiple extensions per the terms of the Merger Agreement).

Meeting of Auddia’s Stockholders

Auddia is obligated under the Merger Agreement to call, give notice of and hold the Special Meeting to consider and obtain the Auddia Stockholder Approval and thereby approve the Contemplated Transactions.

The Special Meeting will be held as promptly as practicable after this registration statement, of which this proxy statement/prospectus forms a part, is declared effective under the Securities Act, and in any event no later than forty-five days after the effective date of the registration statement. Auddia has agreed to take reasonable measures to ensure that all proxies solicited in connection with the Special Meeting are solicited in compliance with all applicable law. Auddia’s obligation to call, give notice of and hold the Special Meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Auddia Board Recommendation or any Auddia Board Adverse Recommendation Change.

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Directors and Officers Following the Merger

Auddia and Thramann Holdings will take all necessary action so that immediately after the applicable Effective Time, the board of directors and of Auddia will continue to serve as the members of the board of directors of the combined company.

Indemnification of Officers and Directors

From the applicable Effective Time through the sixth anniversary of the date on which the applicable Effective Time occurs, each of Holdco and each surviving company in the Mergers agreed to indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the applicable Effective Time, a director, officer or manager of Auddia or Thramann Holdings, respectively (referred to as the “D&O Indemnified Parties”), against all demands, claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Auddia or of Thramann Holdings, whether asserted or claimed prior to, at or after the applicable Effective Time, in each case, to the fullest extent permitted under the DGCL or the Colorado Limited liability Company Act (the “CLLCA”). Each D&O Indemnified Party will be entitled to advancement of fees, costs and expenses incurred in the defense of any such demand, claim, action, suit, proceeding or investigation from each of Holdco and each surviving company in the Mergers, jointly and severally, upon receipt by Holdco or a surviving company from the D&O Indemnified Party of a request therefor.

The provisions of Holdco’s certificate of incorporation and by-laws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Holdco that are presently set forth in Holdco’s certificate of incorporation and by-laws will not be amended, modified or repealed for a period of six years from the applicable Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the applicable Effective Time, were officers or directors of Holdco, unless such modification is required by applicable law. The organizational documents of the surviving companies in the Mergers will contain, and Holdco will cause such companies organizational documents to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in Holdco’s certificate of incorporation and by-laws.

From and after the applicable Effective Time, the surviving companies in the Mergers will fulfill and honor in all respects the obligations of Thramann Holdings and Auddia to its D&O Indemnified Parties as of immediately prior to the closing pursuant to any indemnification provisions under Thramann Holdings and Auddia’s organizational documents and pursuant to any indemnification agreements between Thramann Holdings or Auddia and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the applicable Effective Time.

From and after the applicable Effective Time, Holdco will maintain directors’ and officers’ liability insurance policies, with an effective date as of the closing of the Mergers, on commercially reasonable terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Auddia. In addition, Holdco will purchase, prior to the applicable Effective Time, a six-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Auddia’s and Thramann’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the applicable Effective Time with respect to any claim related to any period of time at or prior to the applicable Effective Time with terms, conditions, exclusions, retentions and limits of liability that are no less favorable than the coverage provided under Auddia’s and Thramann Holdings’ existing policies as of the date of the Merger Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Auddia or Thramann Holdings by reason of him or her serving in such capacity that existed or occurred at or prior to the applicable Effective Time (including in connection with the Merger Agreement or the Contemplated Transactions).

The provisions of this section are intended to be in addition to the rights otherwise available to the current and former officers and directors of Auddia and Thramann Holdings by law, charter, statute, by-law or agreement, and will operate for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives. In the event Holdco or any of its respective successors or assigns (i) consolidates with or mergers into any other person and will not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Holdco, as the case may be, will succeed to such indemnification obligation.

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Covenants; Conduct of Business Pending the Merger

Auddia has agreed that, except as expressly contemplated or permitted by the Merger Agreement, as required by applicable law or unless Thramann Holdings otherwise consents in writing (email being sufficient), during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement and the applicable Effective Time (the “Pre-Closing Period”), Auddia will use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in material compliance with all applicable law and the requirements of all Auddia material contracts. Auddia has also agreed that, subject to certain limited exceptions, without the consent of Thramann Holdings (not to be unreasonably withheld, delayed or conditioned), it will not, during the Pre-Closing Period:

•	declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities except with certain exceptions;
•	except with respect to any Pre-Closing Financing, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (a) any capital stock or other security, (b) any option, warrant or right to acquire any capital stock or any other security or (c) any instrument convertible into or exchangeable for any capital stock or other security;
•	except as required to give effect to anything in contemplation of the closing of the Merger, amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;
•	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;
•	lend money to any person, incur or guarantee any indebtedness for borrowed money (except with respect to any Pre-Closing Financing, guarantee any debt securities or others (other than Holdco, Auddia Merger Sub or Thramann Merger Sub) or other than the incurrence or payment of Transaction Expenses, make any capital expenditure or commitment);
•	sell, lease, license or otherwise irrevocably dispose of any of its assets or properties, or grant any lien with respect to such assets or properties;
•	other than as expressly required by applicable law or the terms of any employee plan in effect as of the date of the Merger Agreement: (a) adopt, establish or enter into any employee plan, including, for the avoidance of doubt, any equity award plans, (b) cause or permit any employee plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, (c) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations in place on the date of the Merger Agreement pursuant to any employee plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants, (d) increase the severance or change of control benefits offered to any current or new employees, directors or consultants, or (e) hire or terminate (other than for cause, or absent such a definition of cause, for conduct that Auddia or such subsidiary determines in good faith constitutes material misconduct) any officer, employee or consultant;
•	enter into any transaction outside the ordinary course;
•	acquire any material asset or sell, lease, license or otherwise irrevocably dispose of any of its material assets or properties, or grant any lien with respect to such assets or properties;
•	make, change or revoke any material tax election; file any amended income or other material tax return; settle or compromise any material tax claim; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); enter into any “closing agreement” as described in Section 7121 of the Code (or any similar law) with any Governmental Entity; surrender any material claim for refund; or adopt or change any material accounting method in respect of taxes;
•	waive, settle or compromise any pending or threatened action against Auddia or any of its subsidiaries, other than waivers, settlements or agreements (a) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (b) that do not impose any material restrictions on the operations or businesses of Auddia or its subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by Auddia or any of its subsidiaries;
•	delay or fail to repay when due, any obligation, including accounts payable and accrued expenses;
•	forgive any loans to any person, including its employees, officers, directors or affiliates;

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•	sell, assign, transfer, license, sublicense or otherwise dispose of any intellectual property of Auddia;
•	terminate or modify in any respect, or fail to exercise renewal rights with respect to, any material insurance policy;
•	enter into, amend, terminate, or waive any option or right under, any material contract or contract that would be deemed to be a material contract if entered into on or prior to the date of the Merger Agreement;
•	other than the incurrence or payment of any Transaction Expenses, make any expenditures, incur any liabilities or discharge or satisfy any obligations;
•	enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, exercise any extension or expansion right under or violate or terminate any of the terms of any real property leases of Auddia;
•	other than as expressly required by law or GAAP, take any action to change accounting policies or procedures; or
•	agree, resolve or commit to do any of the foregoing.

Thramann Holdings has agreed that, except as expressly contemplated or permitted by the Merger Agreement or the Thramann Holdings disclosure schedule, as required by applicable law, or unless Auddia otherwise consents in writing (not to be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period, Thramann Holdings will, and will cause its subsidiaries to, use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in material compliance with all applicable law. Thramann Holdings has also agreed that, subject to certain limited exceptions, without the consent of Auddia (not to be unreasonably withheld, conditioned or delayed), it will not, during the Pre-Closing Period:

•	declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Thramann Membership Interests from terminated employees, directors or consultants of Thramann Holdings);
•	sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of any of the foregoing actions: (a) any capital stock or other security, (b) any option, warrant or right to acquire any capital stock or any other security or (c) any instrument convertible into or exchangeable for any capital stock or other security;
•	amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;
•	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;
•	lend money to any person, incur or guarantee any indebtedness for borrowed money, or guarantee any debt securities;
•	sell, lease, license or otherwise irrevocably dispose of any of its assets or properties, or grant any lien with respect to such assets or properties;
•	waive, settle or compromise any pending or threatened action against Thramann Holdings, other than waivers, settlements or agreements (a) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (b) that do not impose any material restrictions on the operations or businesses of Thramann Holdings, taken as a whole, or any equitable relief on, or the admission of wrongdoing by Thramann Holdings;
•	delay or fail to repay when due any material obligation, including accounts payable and accrued expenses, other than in the ordinary course;
•	enter into, amend, terminate, or waive any option or right under any material contract or agreement that would be deemed to be a material contract if entered into on or prior to the date of the Merger Agreement;
•	enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, exercise any extension or expansion right under or violate or terminate any of the terms of any real property leases of Thramann Holdings or any of its subsidiaries;
•	other than as expressly required by law or GAAP, take any action to change accounting policies or procedures;
•	make, change or revoke any material tax election; file any amended income or other material tax return; settle or compromise any material tax claim; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); enter into any “closing agreement” as described in Section 7121 of the Code (or any similar law) with any Governmental Entity; surrender any material claim for refund; or adopt or change any material accounting method in respect of taxes;
•	sell, assign, transfer, license, sublicense or otherwise dispose of any intellectual property of Thramann Holdings; or
•	agree, resolve or commit to do any of the foregoing.

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Other Agreements

Thramann Holdings Audited Financial Statements

As of Closing (as defined in the Merger Agreement), Thramann Holdings will have made available to Auddia (i) audited financial statements for each of its fiscal years required to be included in this registration statement (the “Thramanns Audited Financial Statements”) and (ii) unaudited interim financial statements for each interim period completed prior to the closing of the Mergers that would be required to be included in this registration statement or any periodic report due prior to the closing of the Merger if Thramann Holdings were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Thramann Interim Financial Statements”), which will be prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto and except, in the case of any unaudited financial statements, to normal year-end audit adjustments) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Thramann Holdings as of the dates of and for the periods referred to in the Thramann Audited Financial Statements or the Thramann Interim Financial Statements, as the case may be.

Expenses

Except as set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Contemplated Transactions will be paid by the party incurring such expense, whether or not the Merger is consummated.

Commercially Reasonable Efforts

Each of Auddia and Thramann Holdings has agreed to use commercially reasonable efforts to consummate the Contemplated Transactions. Each party will (i) promptly make all filings and other submissions and give all notices required to be made and given by such party in connection with the Contemplated Transactions, (ii) use commercially reasonable efforts to obtain each consent (if any) required to be obtained by such party in connection with the Contemplated Transactions or for any such agreement to remain in full force and effect, (iii) use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) use commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Merger Agreement described in further detail in the section of this registration statement titled “The Merger Agreement - Conditions to the Completion of the Merger.”

Termination

The Merger Agreement may be terminated prior to the applicable Effective Time:

•	by mutual written consent of Auddia and Thramann Holdings;
•	by either Auddia or Thramann Holdings if the Mergers are not consummated by September 30, 2026 (the “End Date”); provided, however, that the Merger Agreement may not be terminated in accordance with this provision if Auddia’s or Thramann’s action or failure to act has been a principal cause of the failure of the Mergers to occur on or before the End Date;
•	by either Auddia or Thramann Holdings if a court of competent jurisdiction or other governmental authority issues a final and nonappealable order, or takes any other action that permanently restrains, enjoins or otherwise prohibits the Contemplated Transactions; provided, however, that the Merger Agreement may not be terminated pursuant to this provision if Auddia’s, Thramann Holdings’, Holdco’s or either Merger Sub’s breach of the Merger Agreement is a principal cause of such governmental entity issuing any such order or taking such action;

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•	by either Auddia or Thramann Holdings if (i) the Special Meeting (including any adjournments and postponements thereof) is held and completed and Auddia’s stockholders shall have taken a final vote on the Auddia Stockholder Proposal and (ii) the Auddia Stockholder Approval (as defined in the Merger Agreement) shall not have been obtained at the Special Meeting (or any adjournment or postponement thereof); provided, however, that the right to terminate the Merger Agreement under this provision will not be available to a party if such party’s breach of the Merger Agreement is a principal cause of the failure of the Auddia Stockholder Approval to have been obtained at the Special Meeting;
•	by Thramann Holdings (prior to Auddia obtaining the Auddia Stockholder Approval) if any of the following circumstances (each of the following, referred to as an “Auddia Triggering Event”) occurs: (a) if Auddia failed to include in the Proxy Statement the Auddia Board Recommendation, (b) the Board or any committee thereof will have made an Auddia Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (c) Auddia enters into any letter of intent or similar document or any agreement relating to any Acquisition Proposal (other than an acceptable confidentiality agreement);
•	by Thramann Holdings, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement by Auddia, Holdco or either Merger Sub or if any representation or warranty of Auddia, Holdco or either Merger Sub becomes inaccurate, in either case, such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided that Thramann Holdings is not then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Auddia’s, Holdco’s or either Merger Sub’s representations and warranties or breach by Auddia, Holdco or either Merger Sub is curable by Auddia, Holdco or either Merger Sub, then the Merger Agreement will not terminate pursuant to this provision as a result of such particular breach or inaccuracy until the earlier of (a) the expiration of a 30-day period commencing upon delivery of written notice from Thramann Holdings to Auddia, Holdco or either Merger Sub of such breach or inaccuracy and its intention to terminate or (b) Auddia, Holdco or either Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Thramann Holdings to Auddia, Holdco or either Merger Sub of such breach or inaccuracy and its intention to terminate (it being understood that the Merger Agreement will not terminate as a result of such particular breach or inaccuracy if such breach by Auddia, Holdco or either Merger Sub is cured prior to such termination becoming effective);
•	by Auddia, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement by Thramann Holdings or if any representation or warranty of Thramann Holdings becomes inaccurate, in either case, such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided that Auddia is not then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Thramann Holdings’ representations and warranties or breach by Thramann Holdings is curable by Thramann Holdings then the Merger Agreement will not as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Auddia to Thramann Holdings of such breach or inaccuracy and its intention to terminate or (ii) Thramann Holdings ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Thramann Holdings to Auddia of such breach or inaccuracy and its intention to terminate (it being understood that the Merger Agreement will not terminate as a result of such particular breach or inaccuracy if such breach by Thramann Holdings is cured prior to such termination becoming effective);
•	by Auddia (at any time prior to obtaining the Auddia Stockholder Approval) and following compliance with all of the requirements set forth in this provision, concurrently with Auddia’s entering into a definitive agreement for a Superior Offer (a “Permitted Alternative Agreement”) and after having paid to Thramann Holdings the Thramann Termination Fee (as defined below); provided, however, that Auddia shall not enter into any Permitted Alternative Agreement unless: (i) Thramann Holdings has received written notice from Auddia of Auddia’s intention to enter into such Permitted Alternative Agreement at least four business days in advance, (ii) Auddia shall have complied in all material respects with its obligations under the Merger Agreement, and (iii) the Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law.

The party desiring to terminate the Merger Agreement will give the other party written notice of such termination, specifying the provisions of the Merger Agreement pursuant to which such termination is made and the basis therefor described in reasonable detail.

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Termination Fee

Auddia must pay Thramann Holdings a termination fee of $600,000 and reimburse Thramann Holdings for all reasonable out-of-pocket expenses incurred by Thramann Holdings in connection with the Merger agreement and the Contemplated Transactions, up to a maximum of $200,000 (“Thramann Termination Fee”) if the Merger Agreement is terminated:

•	by Auddia or Thramann Holdings for failure to obtain the Auddia Stockholder Approval or by Thramann Holdings for Auddia’s breach of its representations and warranties;
•	at any time after the date of the Merger Agreement and prior to the Special Meeting an Acquisition Proposal with respect to Auddia shall have been publicly announced, disclosed or otherwise communicated to the Board (and shall not have been withdrawn); and
•	within six (6) months after the date of such termination, Auddia enters into a definitive agreement with respect to a Subsequent Transaction (as defined below) with respect to Auddia or consummates a Subsequent Transaction with respect to Auddia.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20.0% in the definition of Acquisition Transaction being treated as references to 50.0% for these purposes).

If the Merger Agreement is terminated (a) by Auddia or Thramann Holdings because the Merger is not consummated by the End Date or because a Auddia Triggering Event has occurred or (b) by Auddia to enter into a definitive agreement for a Superior Offer, then Auddia shall pay to Thramann Holdings, the Thramann Termination Fee.

Amendment

The Merger Agreement may be amended modified or supplemented by the parties, except that after the Merger Agreement has been adopted and approved by a party’s stockholders, no amendment which by law requires further approval by the stockholders of that party will be made without such further stockholder approval.

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AGREEMENTS RELATED TO THE BUSINESS COMBINATION

Support Agreements

In order to induce Thramann Holdings and Holdco to enter into the merger agreement, certain Auddia stockholders are parties to support agreements with Auddia and Thramann Holdings pursuant to which, among other things, each such stockholder, solely in his, her or its capacity as an Auddia stockholder, has agreed to vote all of such stockholder’s shares of Auddia common stock in favor of (i) the adoption of the Merger agreement and approving the Mergers and the other transactions contemplated thereby, (ii) against the approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Mergers and (iii) against any Acquisition Proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the consummation of the Mergers and the transactions contemplated by the Merger Agreement.

These Auddia stockholders have also granted Auddia an irrevocable proxy to vote their respective shares of Auddia common stock in accordance with the support agreements. These Auddia stockholders have also agreed not to solicit any Acquisition Proposals or Acquisition Inquiries, and agreed to waive any appraisal or dissenters’ rights relating to the merger.

As of February 17, 2026, the Auddia stockholders that are party to a support agreement with Auddia and Thramann Holdings owned approximately 0.6% of the outstanding shares of Auddia common stock. These stockholders include executive officers and directors of Auddia.

Under these support agreements, subject to certain exceptions, such stockholders have also agreed not to sell or transfer their shares of Auddia common stock and securities convertible into shares of Auddia common stock held by them, or any voting rights with respect thereto, until the earlier of the termination of the Merger Agreement and the completion of the Mergers, subject to certain exceptions. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the support agreement, each person to which any shares of Auddia common stock or securities convertible into shares of Auddia common stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the support agreement.

The foregoing descriptions of the support agreements do not purport to be complete and are qualified in their entirety by the full text of the form of support agreements, which is attached hereto as Annex D.

Lock-Up Agreement

Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Auddia’s willingness to enter into the Merger Agreement, the sole member of Thramann (the “Thramann Member”) executed and delivered a lock-up agreement pursuant to which the Thramann Member agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco Common Stock or any securities convertible into or exercisable or exchangeable for Holdco Common Stock, currently or thereafter owned, until 180 days after the applicable Effective Time of the Mergers.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is attached hereto as Annex E.

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AUDDIA EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the name, age and position of each of Auddia’s executive officers and directors as of August 3, 2026. There are no family relationships among any of Auddia’s executive officers or directors.

Name	Positions and Offices Held with Auddia	Since	Age
Jeffrey Thramann, M.D.	Executive Chairman, CEO, and Director	2012	61
John Mahoney	Chief Financial Officer	2023	61
Nick Balletta(1)(2)(3)	Director	2025	62
Emmanuel L. de Boucaud(1)(2)(3)	Director	2025	60
Joshua Sroge(1)(2)(3)	Director	2025	58

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance Committee

Jeffrey Thramann, Executive Chairman and CEO. Dr. Thramann founded Auddia in 2012 and oversees strategic initiatives, capitalization and governance at Auddia. Dr. Thramann has been CEO of Auddia since July 2025. This includes day-to-day involvement in working with senior management to establish the strategic vision of Auddia, prioritizing product launches, working with the CFO on the financial plans of Auddia, and assisting in the recruitment and hiring of senior executives and the pursuit of business development activities. It also includes leading efforts to secure capital for Auddia, building the board of directors and leading board meetings. In 2002, Dr. Thramann was the founder and became the chairman of Lanx, LLC. Lanx was an innovative medical device company focused on the spinal implant market and created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in 2013. Concurrent with Lanx, in 2006 Dr. Thramann was also the founder and chairman of ProNerve, LLC. ProNerve was a healthcare services company that provided monitoring of nerve function during high risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012.

Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (Nasdaq; AIQ) in 2011. From 2001 through 2008, Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 50 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in 2001. He is a graduate of Cornell University Medical College in New York City and earned a BS in electrical engineering management at the U. S. Military Academy in West Point, NY. Dr. Thramann currently serves as the Executive Chairman of Aclarion, Inc. (NASDAQ: ACON), a healthcare technology company that is leveraging MR Spectroscopy, biomarkers, and augmented intelligence algorithms to improve the diagnosis and treatment of chronic low back pain.

John E. Mahoney, Chief Financial Officer: Mr. Mahoney joined Auddia as Chief Financial Officer in November 2023. He brings over twenty years of finance and operational experience in the services industry with both publicly traded and privately held companies. From 2019 to 2023, he served as Chief Financial Officer at Quality Biomedical, Inc., a private equity backed and leading service provider in the Home Medical Equipment industry. From 2014 to 2019, Mr. Mahoney served as Principal and Chief Financial Officer at CFO Leadership Services, LLC, a fractional CFO service company. From 2005 to 2014, Mr. Mahoney served Vice President and Chief Financial Officer at TASQ Technology, Inc., a wholly owned subsidiary of First Data Corporation, who merged with Fiserv. a leading global credit card processing services company. Mr. Mahoney is a certified public accountant. He earned his BS in Public Accountancy from Long Island University.

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Nick Balletta, Director. Since September 2023, Mr. Balletta has served as President of Sea Street Technologies, an automated cybersecurity solution company that combines firewall capabilities with AI-powered threat intelligence. In June 2019, Mr. Balletta co-founded InnovoEdge, a SaaS platform for universal multi-cloud orchestration, which was acquired by Megaport Ltd in August 2021. He then served as Executive Vice President of Global Corporate Development at Megaport from August 2021 to September 2023. Mr. Balletta holds an MBA and a Bachelor of Science in Marketing from Rutgers University. Auddia believes Mr. Balletta is qualified to serve on its board because of his experience as a technology founder with public company exit experience and his organizational and strategic experience across both startup and public company environments.

Emmanuel L. de Boucaud, Director. Mr. Boucaud is an investment and technology executive who has served as a Managing Partner at Chisos Capital, a structured finance firm, since August 2019. He has also served as the sole proprietor of IsleSail Partners, a boutique capital advisory business, since 2017. Mr. Boucaud also serves on several boards of directors of privately held companies. Mr. Boucaud holds a bachelor’s degree in Economics from Occidental College. Auddia believes Mr. Boucaud is qualified to serve on its board because of his experiences in technology ventures, capital financing, investment and corporate development.

Joshua Sroge, Director. Mr. Sroge is an investment professional who has served as the principal of Firestone CFO, a strategic finance and accounting services firm, since January 2014. Mr. Sroge has also been a Partner at BXE Capital, a digital asset and cryptocurrency investment firm, since May 2020. Mr. Sroge served as Interim Chief Executive Officer of Banq Inc. during its bankruptcy filing in 2023; the case was subsequently dismissed. Previously, Mr. Sroge served as the Chief Financial Officer of Binance.US from January 2020 to October 2021, where he also served as Interim Chief Executive Officer from August 2021 to October 2021. Mr. Sroge currently serves as a Director of the Hedera Foundation, where he also served as Chief Financial Officer from February 2022 to June 2025. Auddia believes Mr. Sroge is qualified to serve on its board because of his broad executive experience and his expertise in cryptocurrencies and digital assets.

Director Nomination Process

Auddia’s nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by its board of directors, and recommending such persons to be nominated for election as directors, except where Auddia is legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by Auddia’s nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and Auddia’s board. The qualifications, qualities and skills that Auddia’s nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on itss board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the education, expertise and business acumen to assist and support management and make significant contributions to Auddia’s success.
•	Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

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Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to Auddia’s Corporate Secretary at its principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Auddia Inc., 1680 38th Street, Suite 130, Boulder, CO 80301, Attention: Corporate Secretary. Assuming that biographical and background materials have been provided on a timely basis in accordance with Auddia’s bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If Auddia’s board of directors determines to nominate a stockholder-recommended candidate and recommends such candidate’s election, then such candidate’s name will be included on our proxy card for the next annual meeting of stockholders.

Director Independence

Auddia’s common stock was approved for listing on The Nasdaq Capital Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that nominating and corporate governance committee members satisfy independence criteria set forth in Rule 10C- 1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors consider, for each member of a nominating and corporate governance committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a nominating and corporate governance committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with Auddia or any of its subsidiaries or affiliates.

Auddia’s board of directors has determined that all current members of the board of directors, except Jeffrey Thramann, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, Auddia’s board of directors considered the relationships that each director has with it and all other facts and circumstances that its board of directors deemed relevant in determining their independence, including the beneficial ownership of Auddia’s capital stock by each director. In considering the independence of the directors listed above, Auddia’s board of directors considered the association of its directors with the holders of more than 5% of our common stock. There are no family relationships among any of Auddia’s directors or executive officers.

Board Committees

Auddia’s board has three committees, consisting of an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the committees is posted on the corporate governance section of Auddia’s website, https://investors.auddiainc.com/corporate-governance.

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The table below shows current membership for each of the standing committees of Auddia’s board of directors.

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
Joshua Sroge*	Nick Balletta*	Emmanuel L. de Boucaud*
Nick Balletta	Joshua Sroge	Joshua Sroge
Emmanuel L. de Boucaud	Emmanuel L. de Boucaud	Nick Balletta

___________________

* Denotes committee chair.

Audit Committee

Beginning July 9, 2025, Joshua Sroge, Nick Balletta and Emmanuel L. de Boucaud serve on the audit committee, which is chaired by Mr. Sroge. Previously Stephen Deitsch, Timothy Hanlon and Thomas Birch had served on the audit committee, which was chaired by Stephen Deitsch. Auddia’s current board of directors has determined that each current member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Auddia’s current board of directors has designated Joshua Sroge as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the audit committee met four times. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of Auddia’s independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by Auddia’s independent registered public accounting firm;
•	reviewing the overall audit plan with Auddia’s independent registered public accounting firm and members of management responsible for preparing its consolidated financial statements;
•	reviewing and discussing with management and Auddia independent registered public accounting firm Auddia’s annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by Auddia;
•	coordinating the oversight and reviewing the adequacy of Auddia’s internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	overseeing Auddia’s risk management protocols and procedures, including its information security and technology risks and programs, and preparing an annual report to our board of directors on the audit committee’s risk assessment findings and risk management activities;
•	recommending, based upon the audit committee’s review and discussions with management and Auddia’s independent registered public accounting firm, whether Auddia’s audited financial statements shall be included in Auddia’s Annual Report on Form 10-K;
•	monitoring the integrity of Auddia’s financial statements and its compliance with legal and regulatory requirements as they relate to its financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in Auddia’s annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to Auddia by its independent registered public accounting firm must be approved in advance by Auddia’s audit committee.

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Compensation Committee

Beginning July 9, 2025, Joshua Sroge, Nick Balletta and Emmanuel L. de Boucaud serve on the compensation committee, which is chaired by Mr. Balletta. Previously Stephen Deitsch, Timothy Hanlon and Thomas Birch had served on the compensation committee, which was chaired by Timothy Hanlon. Auddia’s current board of directors has determined that each current member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the compensation committee (formerly the “compensation, nomination and corporate governance committee”) met two times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of Auddia’s Chief Executive Officer;
•	evaluating the performance of Auddia’s Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, (i) recommending to the board of directors the cash compensation of Auddia’s Chief Executive Officer and (ii) reviewing and recommending to the board of directors any grants and awards to Auddia’s Chief Executive Officer under equity-based plans;
•	reviewing and approving the compensation of Auddia’s other executive officers;
•	reviewing and establishing Auddia’s overall management compensation philosophy and policy;
•	overseeing and administering Auddia’s compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
•	reviewing and approving Auddia’s policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the board of directors the compensation of Auddia’s directors; and
•	reviewing and discussing annually with management Auddia’s “Compensation Discussion and Analysis,” if and when required, to be included in Auddia’s annual proxy statement;
•	preparing Auddia’s compensation committee report if and when required by the SEC rules to be included in Auddia’s annual proxy statement; and
•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Beginning July 9, 2025, Joshua Sroge, Nick Balletta and Emmanuel L. de Boucaud serve on the nominating and governance committee, which is chaired by Mr. de Boucaud. Previously Stephen Deitsch, Timothy Hanlon and Thomas Birch had served on the nominating and corporate governance committee, which was chaired by Thomas Birch. Auddia’s current board of directors has determined that each current member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2025. The nominating and corporate governance committee’s responsibilities include:

•	reviewing and advising management regarding Auddia’s human capital management strategies, including culture, diversity and inclusion strategies, programs and initiatives;
•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise Auddia;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	reviewing and overseeing the Auddia’s strategy, initiatives, and policies related to diversity and inclusion, and ethics and compliance programs; and
•	overseeing the evaluation of Auddia’s board of directors and management.

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The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and Auddia’s executive officers. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by Auddia’s board of directors.

Auddia believes that the composition and functioning of its nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq Rules and regulations. Auddia intends to comply with future requirements to the extent they become applicable to it.

Auddia’s board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees.

Auddia’s board of directors is responsible for filling vacancies on Auddia’s board of directors and for nominating candidates for election by Auddia’s stockholders each year for directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of Auddia’s board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by Auddia’s stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Minimum Qualifications for Director Nominees.

Auddia’s nominating and corporate governance committee and its board of directors consider a broad range of factors relating to the qualifications of nominees. Auddia’s nominating and corporate governance committee’s and its board of directors’ priority in selecting board members is the identification of persons who will provide a composite mix of backgrounds, experience, knowledge and capabilities that will allow Auddia’s board to promote its strategic objectives and fulfill its responsibilities to its stockholders. Auddia’s nominating and corporate governance committee and its board of directors value diversity and, as such, also consider diversity of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation when selecting members of Auddia’s board.

Board and Committee Meetings Attendance

The full board of directors met eight times during fiscal year 2025. Each incumbent director attended in person or participated via teleconference in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

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Director Attendance at Annual Meeting of Stockholders

While Auddia does not have a formal policy requiring its directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders.

Policy on Trading, Pledging and Hedging of Auddia Stock

Certain transactions in Auddia’s securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Auddia securities. Auddia’s insider trading policy expressly prohibits derivative transactions of its stock by its executive officers and directors, except for transactions involving Auddia’s publicly traded Series A Warrants.

Rule 10b5-1 Sales Plans

Auddia’s policy governing transactions in its securities by directors, officers, and employees permits its officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Clawback Policy

Auddia established a policy regarding the recoupment of certain performance-based compensation payments (“Clawback Policy”), which became effective as of December 1, 2023. This policy is included as Exhibit 97.1 to Auddia’s Annual Report on Form 10-K for the 2025 year. Auddia’s Audit Committee determined that no performance-based compensation (or the vesting of such compensation) within the prior three years was based upon the achievement of financial results, as reported in a Form 10-Q, Form 10-K or other report filed with the Securities and Exchange Commission (“SEC”), and therefore had no obligation, pursuant to the Auddia’s Clawback Policy, to recover erroneously paid or awarded compensation.

Equity Grant Timing

Auddia does not determine the timing or terms of equity awards, including stock options or similar awards whose exercise price is related to the market value of its common stock, in connection with the release of material non-public information that is likely to result in changes to the price of its common stock, such as a significant positive or negative earnings announcement, and Auddia does not time the public release of such information based on stock option or other equity award grant dates. During fiscal year 2025, there were no equity awards granted to any of Auddia’s named executive officers within either four business days before or one business day after the filing of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and any Current Report on Form 8-K that contained any material non-public information.

Code of Business Conduct and Ethics

Auddia has adopted a written Code of Business Conduct and Ethics that applies to its directors, officers and employees, including all of its executive officers. A current copy of the code is posted on the corporate governance section of its website, which is located at https://investors.auddiainc.com/corporate-governance. If Auddia makes any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, it will disclose the nature of such amendment or waiver on its website or in a Current Report on Form 8-K.

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Board Leadership Structure and Board’s Role in Risk Oversight

Auddia’s board does not have an express policy on whether the role of chairman of the board should be combined or separated from the role of the CEO or any other executive officer position. Instead, the board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Auddia and its stockholders based on its evolving needs. Auddia currently has a combined leadership structure where its chairman is also an executive officer of Auddia. Where the chairman and an executive officer role are combined as they are currently, Auddia’s corporate governance guidelines require that it has a lead independent director position to complement the chairman’s role and to serve as the principal liaison between the non-employee directors and the chairman. Mr. Sroge currently serves as Auddia’s lead independent director, providing effective, independent leadership of it’s board through his set of roles and responsibilities.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. Auddia faces a number of risks, including risks relating to its financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks Auddia faces, while its board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, Auddia’s board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of Auddia’s risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management Auddia’s major risk exposures, their potential impact on it, and the steps it takes to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Auddia

Any stockholder or interested party may communicate with Auddia’s board of directors, as a whole, or with individual directors on the board of directors, through an established process for stockholder and other interested party communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may submit a written communication by postal mail to the attention of the chair of Auddia’s board of directors at the following address: Auddia Inc., Attention: Chair of the Board of Directors, c/o Corporate Secretary, 1680 38th Street, Suite 130, Boulder, CO 80301.

For a communication directed to an individual director in his capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director at the following address: Auddia Inc., Attention: [Name of Individual Director], c/o Corporate Secretary, 1680 38th Street, Suite 130, Boulder, CO 80301.

Auddia will forward by U.S. Mail any such communication to each director, and the chair of the board of directors in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the chair of the board of directors, unless there are safety or security concerns that mitigate against further transmission. A copy of any such written communication may also be forwarded to the Auddia’s counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Auddia regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Auddia has also established a toll-free telephone number for the reporting of such activity, which is (800)-916-7037.

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AUDDIA EXECUTIVE COMPENSATION

As used in this section, references to “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during our fiscal year 2025, and our next two most highly compensated executive officers in respect of their service to Auddia for fiscal year 2025. We refer to these individuals as our named executive officers. Our named executive officers for fiscal year 2025 are:

•	Jeffrey Thramann, our Executive Chairman and Chief Executive Officer;
•	Michael Lawless, our former Chief Executive Officer;
•	John Mahoney, our Chief Financial Officer; and
•	Peter Shoebridge, our former Chief Technology Officer

Our executive compensation program is based on a pay for performance philosophy. Compensation for our executives is composed primarily of the following main components: base salary, bonus, and equity incentives in the form of stock options and/or RSUs. Like all full-time employees, our executive officers are eligible to participate in our health and welfare benefit plans. We will continue to evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

2025 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the two most recently completed fiscal years.

					Stock	Option	All Other
Name and			Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year		($)(1)	($)(2)	($)(3)	($)(3)	($)	($)
Jeffrey Thramann	2025		505,570	-0-	-0-	46,139	-0-	551,709
Executive Chairman and Chief Executive Officer	2024		317,100	-0-	-0-	211,000	-0-	528,100

Michael Lawless	2025	(4)	158,017	-0-	-0-	-0-	5,475	163,492
Former Chief Executive Officer	2024		274,833	-0-	-0-	-0-	-0-	274,833

John Mahoney	2025		300,000	-0-	-0-	16,135	-0-	316,135
Chief Financial Officer	2024		275,000	-0-	-0-	-0-	-0-	275,000

Peter Shoebridge	2025	(5)	175,667	-0-	-0-	-0-	204,764	380,431
Former Chief Technology Officer	2024		244,250	-0-	-0-	-0-	-0-	244,250

(1)	In 2025, the compensation committee approved salary increases for Dr. Thramann from $351,300 to $655,800 and Mr. Mahoney from $275,000 to $300,000.
(2)	The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program. Each of Dr. Thramann and Mr. Mahoney is each eligible to receive a bonus based on the achievement of certain business goals set by our Board on an annual basis. The maximum bonus opportunity for each of Messrs. Thramann and Mahoney, expressed as a percentage of their base salary, is 50%. As of the filing date of this Form 10-K, the Company has not approved or paid any annual cash bonuses for the 2025 year.
(3)	Represents the grant date fair value of RSU and stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 6 to our consolidated financial statements included in this Form 10-K.
(4)	Mr. Lawless resigned on July 7, 2025 and was entitled to COBRA benefits included in all other compensation.
(5)	Mr. Shoebridge resigned on August 29, 2025 and was entitled to separation benefits included in all other compensation.

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Outstanding Equity Awards at 2025 Fiscal Year End Table

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

			Option Awards (1)				Stock Awards (1)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Dr. Jeffrey Thramann	12/31/2024	(2)	3,821	–	$66.75	12/31/2034	–	–
	9/10/2025	(3)	3,089	–	$14.94	9/10/2035	–	–

John Mahoney	12/12/2023	(4)	144	–	$818.13	12/12/2033	–	–
	9/10/2025	(5)	1,081	–	$14.94	9/10/2035	–	–

Michael Lawless (6)			–	–	–	–	–	–

Peter Shoebridge (7)			–	–	–	–	–	–

__________

(1)	Each equity award is subject to the terms of our 2021 or 2013 Equity Incentive Plan.
(2)	2024 grant represents option awards that are fully vested upon grant.
(3)	2025 grant represents option awards that are fully vested upon grant.
(4)	2023 option awards represent two grants: The first grant of 85 options vest in four equal installments, 25% on November 27, 2024, 25% on November 27, 2025, 25% on November 2026 and 25% on November 27, 2027. The second grant of 59 options vest 50% on November 27 2025, 25% on November 27, 2026 and 25% on November 27, 2027
(5)	2025 grant represents option awards that are fully vested upon grant.
(6)	Mr. Lawless retired on July 7, 2025 and all equity grants expired.
(7)	Mr. Shoebridge resigned on August 29, 2025 and all equity grants expired.

All options and option exercise prices have been adjusted for the 1-for-7.7 reverse stock split which was effectuated on March 31, 2026.

Employment Arrangement with Dr. Thramann

Commencing after our February 2021 IPO, Dr. Thramann earns an annual salary of $300,000 for his service as our Executive Chairman. The compensation committee approved a salary increase for Dr Thramann from $300,000 to $351,300, with an effective date of July 1, 2024.

On July 9, 2025, the Company announced the appointment of Jeffrey Thramann, M.D., as CEO, effective July 7, 2025. Dr. Thramann will continue to serve in his current role as Executive Chairman of the Board.

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On September 11, 2025, the Company entered into an employment agreement with Mr. Thramann. The employment agreement is effective as of July 1, 2025.

Under the terms of the Employment Agreement, for serving as the Company’s CEO and also Executive Chairman, Mr. Thramann will receive an annual base salary, subject to annual adjustments as determined by the board or compensation committee, equal to $655,800. He will also be eligible for an annual bonus of up to 50% of his base salary as determined at the sole discretion of the board or the compensation committee. In addition, the Employment Agreement provides that the executive will be eligible to participate in the Company’s standard incentive and welfare benefit plans and programs. Under the Employment Agreement, if the Company terminates the executive without cause or the executive terminates for good reason, the executive is entitled to receive (i) nine months of base salary, (ii) nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year. The Employment Agreement includes typical non-competition and non-solicitation provisions that the executive must comply with for a period of twelve months after termination of employment with the Company.

Employment Agreement with Mr. Lawless

On October 13, 2021, we entered into an employment agreement with Mr. Lawless, which supersedes and replaces a prior employment agreement dated February 6, 2012. The employment agreement provides for an initial annual base salary of $260,000 as well as an entitlement to an annual incentive bonus, upon certain conditions, in an amount determined by our board of directors. The target annual bonus for Mr. Lawless, expressed as a percentage of base salary, is 50%.

If Auddia terminates Mr. Lawless’s employment without cause or Mr. Lawless terminates for good reason, he is entitled to receive (i) nine months of base salary, (ii) up to nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year. In addition, in the event of a change of control and a subsequent termination of Mr. Lawless’ employment without cause, Auddia will accelerate the vesting of all of unvested stock options as of the later of the effective date of the change in control and the last day of service.

The compensation committee approved a salary increase for Mr. Lawless from $260,000 to $304,500, with an effective date of July 1, 2024.

On July 7, 2025, Michael Lawless provided notice to the Board of Directors (the “Board”) of Auddia Inc. (the “Company”) of his decision to retire from his position as Chief Executive Officer (“CEO”) of the Company and as a member of the Board, effective immediately. Mr. Lawless’ retirement was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices.

Employment Agreement with Mr. Shoebridge

On October 13, 2021, we entered into an employment agreement with Mr. Shoebridge, which supersedes and replaces a prior employment agreement dated April 1, 2014. The employment agreement provides for an initial annual base salary of $225,000 as well as an entitlement to an annual incentive bonus, upon certain conditions, in an amount determined by our board of directors. The target annual bonus for Mr. Shoebridge, expressed as a percentage of base salary, is 50%.

If Auddia terminates Mr. Shoebridge’s employment without cause or Mr. Shoebridge terminates for good reason, he is entitled to receive (i) nine months of base salary, (ii) up to nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year. In addition, in the event of a change of control and a subsequent termination of Mr. Shoebridge’s employment without cause, Auddia will accelerate the vesting of all of unvested stock options as of the later of the effective date of the change in control and the last day of service.

The compensation committee approved a salary increase for Mr. Shoebridge from $225,000 to $263,500, with an effective date of July 1, 2024.

On August 25, 2025, the Company announced the resignation of Peter Shoebridge, who served as the Company’s Chief Technology Officer. The terms of Mr. Shoebridge’s resignation are described in the Company’s Current Report on Form 8-K filed on August 29, 2025, which is incorporated herein by reference. In connection with his resignation, Mr. Shoebridge became entitled to receive the severance benefits provided under his employment agreement, including salary continuation and other customary separation-related benefits, as further described in the Form 8-K.

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Employment Agreement with Mr. Mahoney

On December 18, 2023, we entered into an employment agreement with Mr. Mahoney. The employment agreement provides for an initial annual base salary of $275,000 as well as an entitlement to an annual incentive bonus, upon certain conditions, in an amount determined by our board of directors. The target annual bonus for Mr. Mahoney, expressed as a percentage of base salary, is 50%.

The compensation committee approved a salary increase for Mr. Mahoney from $275,000 to $300,000, with an effective date of January 1, 2025.

The compensation committee approved a salary increase for Mr. Mahoney from $300,000 to $350,000, with an effective date of April 1, 2026.

In connection with Mr. Mahoney's appointment, the compensation committee of Auddia's board of directors granted Mr. Mahoney (i) an inducement stock option for 11,000 shares (85 shares adjusted for the reverse stock splits on March 28, 2025 and March 31, 2026) of Auddia common stock, which option will vest in four equal annual installments, and (ii) a second inducement stock option for 7,700 shares (59 shares adjusted for the reverse stock splits on March 28, 2025 and March 31, 2026) of Auddia common stock, which option will vest 50% after two years and then two 25% annual installments thereafter. These stock options were agreed to and granted as an inducement material to Mr. Mahoney entering into employment with Auddia in accordance with Nasdaq Listing Rule 5635(c)(4).

The options have an exercise price of $6.25 per share ($818.13 adjusted for the reverse stock splits on March 28, 2025 and March 31, 2026, which was equal to the closing price of Auddia's common stock on the grant date). The options have a 10-year term. The options will become fully vested if Mr. Mahoney is terminated without cause or he terminates for good reason during the 12-month period following a change in control.

If Auddia terminates Mr. Mahoney’s employment without cause or Mr. Mahoney terminates for good reason, he is entitled to receive nine months of base salary, (ii) up to nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year.

Auddia Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	17,453	$59.33	20,700

Equity Compensation Plans Not Approved by Stockholders (2)	187	$1,976.98	–

Total	17,640	$79.66	20,700

(1)	Consists of stock options granted under the Clip Interactive, LLC 2013 Equity Incentive Plan, as amended and the Auddia Inc. 2021 Equity Incentive Plan, as amended. We ceased granting awards under the 2013 Plan upon the implementation of the 2020 Plan described below.
(2)	Consists of stock options granted under Inducement stock option plans.

Auddia’s 2020 Equity Incentive Plan became effective upon the completion of the IPO in February 2021 and serves as the successor equity incentive plan to the 2013 Plan.

The 2020 Plan currently has an aggregate of 37,893 shares of common stock authorized for issuance, after giving effect to the “evergreen” increase of 20,138 shares as of January 1, 2026. There are an additional 80 shares that expired under the 2013 Equity Incentive Plan that have been added as reserve shares, “Returning Shares” under the 2020 Equity Incentive Plan.

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AUDDIA DIRECTOR COMPENSATION

As used in this section, references to “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

Non-Employee Director Compensation Table

Our non-employee directors began serving on our board following our February 2021 IPO. Our Executive Chairman and CEO, Dr. Thramann, does not receive compensation for their services as a director.

Our board of directors approved the following compensation for our non-employee directors in 2024. Our non-employee directors will receive annual cash compensation of (i) $25,000 for service on the board (ii) $20,000 for service as the Audit Committee chair, (iii) $10,000 for Compensation Committee chair, (iv) $10,000 for Nominating and Governance Committee chair, and (v) $500 per hour for Special Committee member services, if applicable. All cash payments will be made quarterly in arrears, and pro-rated for any partial quarters of service.

The following Director Compensation Table summarizes the compensation of each of our non-employee directors for services rendered to us during the year ended December 31, 2025:

	Fees Earned or				All Other
	Paid in Cash		Stock Awards	Option Awards	Compensation	Total
Name	($)		($)(1)	($)	($)(1)	($)
Joshua Sroge	21,522		–	41,623	–	63,144
Emmanuel L. de Boucaud	38,989	(2)	–	41,623	–	80,612
Nick Balletta	38,239	(2)	–	41,623	–	79,862
Stephen Deitsch	23,356		–	–	140	23,496
Timothy J. Hanlon	18,166		–	–	140	18,306
Thomas Birch	18,166		–	–	140	18,306

(1)	Relates to cash payment made to directors for tax liability on RSUs. Includes fees paid for service on our special committee of independent directors.

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THRAMANN HOLDINGS EXECUTIVE COMPENSATION

Executive Compensation

Thramann Holdings was formed on April 26, 2005. There were no named executive officers and it did not pay any compensation to any executive officers for the year ended December 31, 2025. Thramann Holdings may reimburse its officers for any out of pocket expenses that they incur on Thramann Holdings’ behalf. Thramann Holdings has not yet entered into employment agreements with executive officers. If Thramann Holdings does enter into employment agreements with executive officers, they will be assumed by Holdco.

Stock Option and Incentive Plan

Auddia plans to adopt, subject to stockholder approval, the 2026 Equity Incentive Plan, which will become effective as of and contingent on the completion of the Business Combination. For a detailed description of these requirements and the terms of the 2026 Equity Incentive Plan, see “Proposal No. 3- The Equity Incentive Plan Proposal.” Holdco expects to grant to certain directors and executive officers, including the individuals who will be Holdco’s named executive officers, equity awards following the closing of the Business Combination.

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THRAMANN HOLDINGS DIRECTOR COMPENSATION

Non-Employee Director Compensation

We expect that Holdco’s board of directors will adopt a director compensation policy for its non-employee directors in connection with or following the business combination.

Because Thramann Holdings was formed on April 26, 2005, it did not have any directors or pay any compensation to non-employee directors with respect to service on its board of directors, during the year ended December 31, 2025. Thramann Holdings’ sole director is Jeffrey Thramann. Thramann Holdings currently does not provide any compensation to its directors.

Historical information concerning the compensation paid to or earned by directors of Auddia may not be directly relevant to or indicative of the compensation that any such directors will receive (as applicable) as directors of Holdco following the Business Combination, but is available in Auddia’s previous annual definitive proxy statements filed with the SEC. Disclosure of the compensation that Auddia’s non-employee directors received during the year ended December 31, 2025 is included in this proxy statement/prospectus under the heading “Auddia Director Compensation”.

Stock Option and Incentive Plan

Auddia plans to adopt, subject to stockholder approval, the 2026 Equity Incentive Plan, which will become effective as of and contingent on the completion of the Business Combination. For a detailed description of these requirements and the terms of the 2026 Equity Incentive Plan, see “Proposal No. 3- The Equity Incentive Plan Proposal.” Holdco expects to grant to certain directors and executive officers, including the individuals who will be Holdco’s named executive officers, equity awards following the closing of the Business Combination.

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MATTERS BEING SUBMITTED TO A VOTE OF AUDDIA’S STOCKHOLDERS

PROPOSAL NO. 1 - THE BUSINESS COMBINATION PROPOSAL

General

Auddia stockholders are being asked to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Auddia stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement and the transactions contemplated thereby. Please see the sections entitled “The Transactions” in this proxy statement/prospectus for additional information regarding the Business Combination and a summary of certain terms of the Merger Agreement and certain agreements related to the Transactions. You are urged to read carefully the Merger Agreement and agreements related to the Transactions in their entirety before voting on this proposal.

Vote Required

The Business Combination Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Auddia Common Stock entitled to vote thereon for approval. Accordingly, if a valid quorum is established, a stockholder’s failure to vote by proxy or to vote at the Special Meeting with regard to the Business Combination Proposal will have the same effect as a vote “against” such proposal. Abstentions and broker non-votes will count as a vote “against” the Business Combination Proposal.

Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Merger Agreement. If the Business Combination Proposal is not approved, the Business Combination may not be consummated.

Certain of Auddia’s executive officers and directors have agreed to vote any shares of Auddia common stock owned by them in favor of the Business Combination Proposal. Please see the section titled “Agreements Related to the Business Combination - Support Agreements and Lock-Up Agreement” beginning on page 162 of this proxy statement/prospectus for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the Business Combination Proposal.

AUDDIA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL NO. 2 - THE HOLDCO ORGANIZATIONAL DOCUMENT ADVISORY PROPOSAL

Overview

The Holdco Organizational Document Advisory Proposal asks stockholders of Auddia to approve, on a non-binding, advisory basis, the material differences between the Auddia Charter and Holdco Charter, which include the following:

(1)	Officer Exculpation – approve the limitation of liability of certain officers of Holdco as permitted by recent amendments to Delaware law.

Reasons for the Approval of the Holdco Organizational Document Advisory Proposals

The Holdco Organizational Documents were negotiated in connection with the Merger Agreement. The principal purpose of this proposal is to enable Holdco to effect the transactions contemplated by the Business Combination and successfully operate as a combined company after the Closing, as described further below.

Officer Exculpation

The Auddia Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Auddia Board took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended Delaware General Corporation Law (“DGCL”) Section 102(b)(7), the limited number of Holdco’s officers that would be impacted, and the benefits the Auddia Board believes would accrue to the Holdco by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The Auddia Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of Auddia and Holdco and each company’s stockholders to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to Holdco’s officers in addition to Holdco’s directors.

Required Vote

The Holdco Organizational Document Advisory Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the proposal at the Special Meeting. As a result, abstentions will have the effect of votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on this proposal and, accordingly, will have no effect on the outcome of this proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the Holdco Organizational Document Advisory Proposals.

Auddia’s board of directors unanimously recommends that the stockholders vote “FOR” the HOLDCO ORGANIZATIONAL DOCUMENT ADVISORY Proposal, if necessary.

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PROPOSAL NO. 3 - THE EQUITY INCENTIVE PLAN PROPOSAL

General

On August 7, 2026, our board of directors, upon the recommendation of the compensation committee, approved, subject to stockholder approval, the McCarthy Finney, Inc. 2026 Equity Incentive Plan, or the 2026 Plan. The board of directors is asking stockholders to approve the 2026 Plan, subject to stockholder approval and consummation of the Merger.

Reasons to approve the 2026 Plan

The purpose of the 2026 Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of Holdco and its stockholders by providing stock-based compensation and other performance-based compensation and promote the success of the business. The board believes that the future success of Holdco depends, in large part, upon its ability to attract, retain and motivate key personnel and that the granting of equity awards serves as an important factor in retaining key personnel. Without the ability to provide equity compensation, Holdco may be unable to attract and retain key personnel. Equity compensation can play an important role in the success of Holdco by encouraging and enabling employees, independent contractors and directors, upon whose judgment, initiative and efforts Holdco largely depends for the successful conduct of its business, to acquire a proprietary interest in Holdco. Accordingly, the ability to grant stock awards at competitive levels will be a vital element of the Holdco’s compensation program and is, therefore, in the best interest of the combined company and its stockholders. Without stockholder approval of the 2026 Plan, Holdco could be limited in its ability to offer a competitive equity compensation program to attract, retain and motivate the talented and qualified employees necessary for the continued growth and success of the combined company, especially in an industry that increasingly relies on equity compensation as a key component of overall employee compensation.

Approval of the 2026 Plan by Auddia’s and Holdco’s stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation plans and to allow the grant of incentive stock options under the 2026 Plan. If the 2026 Plan is approved by Auddia’s and Holdco’s stockholders, the 2026 Plan will become effective as of the Auddia Merger Effective Time and Auddia will register the necessary shares of its common stock on a Registration Statement on Form S-8.

A total of 4,500,000 shares will be reserved for issuance under the 2026 Plan. Auddia’s board of directors approved the 2026 Plan on August 7, 2026, subject to the approval by Auddia’s stockholders and effective as of the Auddia Merger Effective Time. If the closing of the Merger does not occur or the 2026 Plan is not approved by Auddia’s stockholders, the 2026 Plan will not become effective and no stock awards will be granted thereunder.

General Description of the 2026 Plan

The material terms of the 2026 Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2026 Plan, a copy of which is attached hereto as Annex G.

Administration of the plan

Our board has appointed the compensation committee of Holdco’s board of directors as the committee under the 2026 Plan with the authority to administer the 2026 Plan. We refer to Holdco’s board of directors or compensation committee, as applicable, as the “Administrator”. The Administrator is authorized to grant awards to eligible employees, consultants and non-employee directors.

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Number of authorized shares and award limits

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2026 Plan will be 14% of the total number of shares of outstanding capital stock immediately following the consummation of the Merger (subject to adjustment as described below), plus on January 1, 2027 and each January 1 thereafter, the numbers of shares of common stock reserved and available for issuance under the 2026 Plan shall be cumulatively increased by (i) 5 percent of the number of shares of common stock and pre-funded warrants issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Plan Administrator (the “Annual Increase”). Holdco’s shares of common stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2026 Plan, except that any shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock that we repurchase on the open market with the proceeds of an option exercise price also will not be available for the grant of awards. Awards that may be settled solely in cash will not be deemed to use any shares.

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2026 Plan will automatically increase on January 1st of each year and ending on (and including) January 1, 2036, in an amount equal to 5% of the total number of shares outstanding (including shares issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire our common stock for a nominal exercise price) on December 31st of the preceding calendar year. Notwithstanding the foregoing, the board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence.

The grant date fair value of all awards under the 2026 Plan and all other cash compensation paid by us to any non-employee director during any one calendar year for services as a non-employee director may not exceed $250,000; provided, however, that such amount shall be $500,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to our board of directors.

Eligibility and participation

All of Holdco’s current and prospective employees and consultants, as well as Holdco’s non-employee directors, are eligible to be granted non-qualified stock options, restricted stock, performance-based cash awards and other stock-based awards under the 2026 Plan. Only Holdco and Holdco’s subsidiaries’ employees are eligible to be granted incentive stock options (“ISOs”), under the 2026 Plan. Eligibility for awards under the 2026 Plan is determined by the Administrator in its discretion. In addition, each member of Holdco’s board of directors who is not an employee of the company or any of our affiliates is expected to be eligible to receive awards under the 2026 Plan.

Types of awards

Stock options. The 2026 Plan authorizes the Administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares to employees, consultants, prospective employees, prospective consultants and non-employee directors. The Administrator will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the shares of common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% stockholders), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms as are determined by the Administrator at the time of grant. The maximum term of options under the 2026 Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price, either in cash or by check, bank draft or money order; solely to the extent permitted by law and authorized by the Administrator, through the delivery of irrevocable instructions to a broker, reasonably acceptable to us, to promptly deliver to Holdco an amount equal to the aggregate exercise price; or on such other terms and conditions as may be acceptable to the Administrator (including, without limitation, the relinquishment of options or by payment in full or in part in the form of shares of common stock).

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Restricted stock. The 2026 Plan authorizes the Administrator to grant restricted stock. Recipients of restricted stock enter into an agreement with Holdco subjecting the restricted stock to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m), as discussed below), as determined by the Administrator at the time of grant. Except as otherwise determined by the Administrator, a holder of restricted stock has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying restricted stock, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for the underlying shares, the right to tender such shares. However, the Administrator may in its discretion provide at the time of grant that the right to receive dividends on restricted stock will not be subject to the vesting or lapsing of the restrictions on the restricted stock.

Other stock-based awards. The 2026 Plan authorizes the Administrator to grant awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of common stock, including, but not limited to, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; stock appreciation rights; stock equivalent units; restricted stock units; performance awards entitling participants to receive a number of shares of common stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or awards valued by reference to book value of our shares of common stock. In general, other stock-based awards that are denominated in shares of common stock will include the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying award, but the Administrator may in its discretion provide at the time of grant that the right to receive dividends on a stock-denominated award will not be subject to the vesting or lapsing of the restrictions on the performance award.

Performance-based cash awards. The 2026 Plan authorizes the Administrator to grant cash awards that are payable or otherwise based on the attainment of pre-established performance goals during a performance period. As noted above, following the Reliance Period, performance-based cash awards granted under the 2026 Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will vest based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the Administrator.

Such performance goals may be based upon the attainment of specified levels of company, affiliate, subsidiary, division, other operational unit, business segment or administrative department performance relative to the performance of other companies. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m). Unless the Administrator determines otherwise, to the extent permitted by Section 162(m), the Administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles or changes in applicable law or regulations.

Effect of certain transactions

In the event of a corporate transaction, as defined in the 2026 Plan, unvested awards will not vest. Instead, the Administrator may, in its sole discretion provide that outstanding awards will be: assumed and continued; purchased based on the price per share paid in the corporate transaction (less, in the case of options and stock appreciation rights (“SARs”), the exercise price), as adjusted by the Administrator for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price; and/or in the case of stock options or other stock-based appreciation awards where the corporate transaction price is less than the applicable exercise price, cancelled. However, the Administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time including in connection with a change in control.

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Non-transferability of awards

Except as the Administrator may permit, at the time of grant or thereafter, awards granted under the 2026 Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2026 Plan and the applicable award agreement.

Term

Awards under the 2026 Plan may not be made after the tenth anniversary of the date the Plan is adopted by Holdco’s stockholders, but awards granted prior to such date may extend beyond that date. We may seek stockholder reapproval of the performance goals in the 2026 Plan. If such stockholder approval is obtained, on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the 2026 Plan, awards under the 2026 Plan may be based on such performance goals in order to qualify for the “performance-based compensation” exception under Section 162(m).

Amendment and termination

Subject to the rules referred to in the balance of this paragraph, Holdco’s board of directors or the Administrator (to the extent permitted by law) may at any time amend, in whole or in part, any or all of the provisions of the 2026 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment, suspension or termination may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2026 Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2026 Plan; extend the maximum term of any option; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require stockholder approval in order for the 2026 Plan to continue to comply with Section 162(m) or Section 422 of the Code.

Federal income tax implications of the 2026 Plan

The federal income tax consequences arising with respect to awards granted under the 2026 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. Holdco, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the ISO are held longer than the later of one year from the date of exercise and two years from the date of grant; (iii) for awards granted after the reliance period, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of our Named Executive Officers (other than our Chief Financial Officer), if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plans, and is not intended as tax guidance to participants in the Incentive Plans, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

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New Plan Benefits

No awards have been previously granted under the 2026 Plan and no awards have been granted that are contingent on stockholder approval of the 2026 Plan. The amounts of future grants under the 2026 Plan are not determinable as awards under the 2026 Plan will be granted at the sole discretion of the plan administrator or other delegated persons and neither we nor Holdco can determine at this time either the persons who will receive awards under the 2026 Plan or the amount or types of any such awards.

Interests of Certain Persons in this Proposal

The existence of financial and personal interests of one or more of Holdco’s directors may result in a conflict of interest on the part of such director(s) between what he or she may believe is in the best interests of Holdco and its stockholders and what he or she may believe is best for himself or herself in determining to recommend that stockholders vote for the proposals. In addition, Auddia’s officers have interests in the Merger that may conflict with the interests of Auddia’s stockholders. See the section titled “The Transactions - Interests of Auddia Directors and Executive Officers in the Merger” for a further discussion of these considerations.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be used under Holdco’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	134,292	$7.23)	157,631
Equity compensation plans not approved by security holders(2)	1,428	256.13	–
Total	135,720	$9.85	157,631

(1)	Consists of stock options granted under the Clip Interactive, LLC 2013 Equity Incentive Plan, or the 2013 Plan, and the 2020 Equity Incentive Plan, as amended, or the 2020 Plan. We ceased granting awards under the 2013 Plan upon the implementation of the 2020 Plan.
(2)	Consists of stock options granted under Inducement stock option plans.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the 2026 Equity Incentive Plan, in the form attached as Annex G to the proxy statement/prospectus in respect of the Special Meeting, to be approved and adopted in all respects with effect from the closing of the Business Combination and transactions contemplated by the Merger Agreement.”

If Proposal No. 1 is not approved, the Equity Incentive Plan Proposal will not be presented at the Special Meeting.

Recommendation of the Auddia Board with Respect to the Equity Incentive Plan Proposal

Auddia’s board of directors unanimously recommends that the stockholders vote “FOR” the EQUITY INCENTIVE PLAN Proposal, if necessary.

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PROPOSAL NO. 4 - THE AUDITOR RATIFICATION PROPOSAL

The audit committee of our board of directors has appointed Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Auddia’s stockholders are being asked to ratify this appointment. Haynie & Company has served as Auddia’s independent registered public accounting firm since August 29, 2023.

The audit committee is solely responsible for selecting Auddia’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Haynie & Company as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Haynie & Company to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Haynie & Company. If the selection of Haynie & Company is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Auddia and its stockholders.

A representative of Haynie & Company is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Haynie & Company for the years ended December 31, 2025 and 2024:

	2025	2024
Audit fees (1)	$93,043	$91,000
Tax fees	–	–
All other fees (2)	52,000	139,793
Total fees	$145,043	$230,793

(1)	Audit fees consist of fees for the audits of our 2025 and 2024 annual financial statements and the review of our 2025 and 2024 interim financial statements.
(2)	All other fees are comprised of expenses related to work performed on potential merger and acquisition targets and equity-related financing filings.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

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Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the proposal at the Special Meeting. As a result, abstentions will have the effect of votes “AGAINST” such proposal. Broker non-votes will not be considered shares entitled to vote on this proposal and, accordingly, will have no effect on the outcome of this proposal.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Auddia’s board of directors unanimously recommends that the stockholders vote “FOR” the AUDITOR RATIFICATION Proposal, if necessary.

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PROPOSAL NO. 5 - THE ADJOURNMENT PROPOSAL

If Auddia fails to receive a sufficient number of votes to approve Proposal No. 1, Auddia may propose to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional proxies to approve Proposal No. 1. Auddia currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal No. 1.

If a quorum is not present at the Special Meeting, under Auddia’s by-laws, the chair of the Special Meeting will have the power to adjourn the Special Meeting until a quorum is present or represented.

The Business Combination is not conditioned upon the approval of the Adjournment Proposal.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the Adjournment Proposal.

Auddia’s board of directors unanimously recommends that the stockholders vote “FOR” the Adjournment Proposal, if necessary.

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AUDDIA’S BUSINESS

As used in this section, references to “Company”, “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

Overview

Auddia is an AI technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of its faidr app, an industry-first audio platform, which utilizes proprietary AI technology to personalize and customize both radio and podcast listening experiences and the Discovr Radio platform, a web-based portal that allows artists and record labels to promote songs on radio streams, through an integration with faidr.

faidr historically allowed users to listen to AM/FM radio stations without unwanted commercial breaks. The app replaces these ad breaks in real time with songs supplied by Discovr Radio, giving artists exposure on mainstream airwaves. The faidr app represents the first-time consumers can combine the local content uniquely provided by AM/FM radio with commercial-free and personalized listening many consumers demand from digital-media consumption and preference-based new music discovery. In addition to commercial-free AM/FM, faidr includes podcasts with its Forward+ ad skipping technology on iOS.

The combination of AM/FM streaming and new-music distribution, with Auddia’s unique, AI technology-driven differentiators, addresses large (radio streamers) and rapidly growing (independent and emerging artists) audiences and customer bases.

We have developed our AI platform on top of Google’s TensorFlow open-source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and DJ conversation. Not only does the technology learn the differences between the various types of audio segments, but it also identifies the beginning and end of each piece of content.

The faidr app with its advanced features allows users to skip any content heard on the station and request audio content on-demand. We believe the faidr app represents a significant differentiated audio streaming product, the first to give audio streamers a more personalized middle ground between passive content like broadcast radio and fully on-demand content like Spotify. No other audio streaming app available today, including category leaders like TuneIn, iHeart, and Audacy, can compete with faidr’s full product offerings.

We launched an MVP version of faidr through several consumer trials in 2021 to measure consumer interest and engagement with the App. The full app launched on February 15, 2022, and included all major U.S. radio stations in the US. In February 2023, we added faidrRadio, our exclusive content offerings, to the app. Podcasts were added to the app for the iOS version before the end of Q1 2023 and added to the Android app in May of 2023.

We initially launched faidr with a B2C subscription model in February of 2022 and transitioned to a B2B subscription model in Q1 of 2026. In the B2C model, consumers were expected to pay a monthly subscription fee to access the premium faidr listening experience, which consisted of automatic AI-facilitated ad removal and replacement as well as the ability to skip content on the AM/FM station streams. The Company was not able to generate enough subscription revenue to require reporting of that revenue. Under the B2B subscription model, consumers are able to access the premium features of faidr for free. In the B2B subscription model, the subscribers are artists and labels subscribing to the Discovr Radio platform to get guaranteed placement of their songs into the streams of AM/FM stations.

In August 2025, we announced a new B2B business model with a strategic shift to AI driven music discovery. We are targeting artists and labels for SaaS subscription access to ad-free AM/FM streaming listeners on the faidr app through the Discovr Radio platform, while faidr users will enjoy free access to AI driven ad-free AM/FM streams on all music stations. Consumer subscriptions to the faidr app will no longer be required to enjoy faidr’s ad-free and content personalization listening experience.

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New music platforms like Bandcamp and SoundCloud are integral tools for artists to connect with new fans and even monetize their content, but those platforms only cater to a subset of the total addressable market for an artist. We believe the largest group of potential fans for most artists remains on commercial radio, listening to music passively and not searching for new artists even though our surveys and research indicate radio listeners are interested in hearing new music when listening to their favorite radio stations. Our new Discovr Radio platform delivers the experience of passively listening to commercial AM/FM radio streams while being exposed to new music instead of radio ads.

Unlike other new music discovery platforms, which allow artists to upload songs in the hopes that new listeners will find them among the other songs available, Discovr Radio delivers guaranteed plays to artists, leveraging AI to place their songs into radio feeds as part of a custom programming experience and as unique content during what would typically be an ad break. This gives artists opportunities to be heard by the many millions of streaming radio listeners worldwide.

The new Discovr Radio platform consists of a new AI Placement Engine and Artist Portal. The AI Placement Engine aims to put the right new song in front of the right listener, on the right station, adjacent to the right artist, to optimize music discovery and the connection between artists and fans. The Artist Portal gives artists performance analytics on number of total plays, likes and dislikes, demographic data, and facilitate the connection of artists to their new fans. In addition to streaming songs on live radio streams, the Discovr Radio offering will eventually allow artists and labels to launch campaigns on streaming apps to promote new songs, albums, and tours.

We are evolving our business model from direct-to-consumer to business-to-business, shifting its focus from individual radio-streaming subscribers to artists and labels as subscribers. Through a modest monthly subscription to the Discovr Radio platform, artist and label customers gain guaranteed radio plays—offering a new channel for music promotion.

The faidr mobile App is available today through the iOS and Android App stores and the MVP version of the Discovr Radio platform was released on January 20, 2026. The MVP is expected to be supported by a pilot program of participating customers.

Since the release of Discovr Radio, participating artists are seeing an average of 116 plays over radio per week. In addition to plays and likes, faidr users have been engaging with artists through visits to artists pages and clicking on outbound links. As of February 12, 2026, artist pages are seeing an average 30% clickthrough rate, meaning nearly a third of all artist-page visits results in a user clicking to listen to the artist’s full library elsewhere, or following them on socials, or buying the artist’s merch, tickets, or music.

The PIPE Offering

On June 30, 2025, we entered into the 2025 SPA with the Selling Stockholders for a convertible preferred stock and warrants financing. At the closing, we issued 750 shares of Series C Convertible Preferred Stock at a purchase price of $1,000 per share of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock is convertible into common stock at an initial conversion price of $36.73 per share of common stock. Auddia also issued the Common Warrants exercisable for 40,841 shares of common stock with a five year term.

The Common Warrants are exercisable beginning six months after the date of issuance for $36.73 per share of common stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Common Warrant) and until the fifth anniversary of the original issuance date (the “Expiration Date”). The exercise of the Warrants are subject to beneficial ownership limitations.

In connection with the PIPE Offering, we entered into a Registration Rights Agreement with the Purchasers, dated June 30, 2025 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than the 45th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement.

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Recent Developments

Proposed Business Combination

On August 5, 2025, the Company issued a press release announcing that it had entered into a non-binding letter of intent (“LOI”) for a proposed business combination between the Company and Thramann Holdings, LLC (“Thramann Holdings”). Thramann Holdings is a privately held holding company that controls LT350, Influence Healthcare, and Voyex, three early stage AI-native companies founded by Jeffrey Thramann, Auddia’s founder, CEO and Executive Chairman.

The Company has established a special committee of independent directors to evaluate the related party transaction. The special committee has engaged its own counsel and financial advisor.

Upon closing of the proposed transaction, Auddia would become a wholly owned subsidiary of McCarthy Finney, and each of the three Thramann Holdings entities would also be wholly owned subsidiaries of McCarthy Finney. Jeffrey Thramann would remain as CEO of McCarthy Finney and John Mahoney would remain as CFO. Auddia’s current board members are expected to continue as members of the board of the combined company.

Auddia shareholders at the time of closing are expected to own a 20% economic interest of McCarthy Finney, with an 80% economic interest of the combined company expected to be owned at closing by Jeffrey Thramann. Under certain circumstances, these ownership percentages may be adjusted upward or downward based on the level of Auddia’s cash at closing.

The consideration to be paid to Thramann Holdings in the proposed transaction will consist of (i) shares of McCarthy Finney convertible preferred stock and (ii) $3.5 million aggregate principal amount of McCarthy Finney notes with a two year maturity date.

The closing of the merger will be conditioned on Auddia having at least $12 million cash on hand at closing in order to provide cash runway to fund McCarthy Finney to key future business milestones; provided, however, that such condition may be waived by mutual agreement of the parties. There can be no assurances as to Auddia’s level of cash at closing.

The transaction has been unanimously approved by the board of directors of both companies. In connection with the approval of the merger agreement, Houlihan Capital provided a fairness opinion to Auddia’s special committee and board of directors.

The proposed transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including approvals by the Auddia stockholders, the effectiveness of the S-4 registration statement to be filed with the SEC to register the shares of McCarthy Finney stock to be issued in connection with the merger.

The proposed business combination is subject to a number of known and unknown risk and uncertainties. There can be no assurances that such business combination will be approved by stockholders or will ultimately be consummated.

Mergers and Acquisitions Strategy

We are exploring various merger and acquisition options as part of a broader strategy which aims to scale the business more rapidly; accelerate user adoption and subscriber growth; enter new markets (international); and open new pathways toward raising capital. The overall strategy focuses on three areas: (1) acquiring retained customers of the Discovr Radio platform to generate significant subscription revenue, (2) acquiring retained users of the free faidr app to supply the audience to Discovr Radio customers (3) scaling the free faidr userbase and the Discovr Radio customer base once we’ve achieved product-market fit.

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Nasdaq Deficiency Notices

During 2022, 2023 and 2024, the Company received notices from Nasdaq indicating that the Company was not in compliance with (i) Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Stock Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or (ii) Nasdaq Listing Rule 5550(a)(2) which requires companies listed on The Nasdaq Stock Market to maintain a minimum of a $1.00 bid price for continued listing.

On May 24, 2024, we received a letter from Nasdaq indicating that we had regained compliance with the equity requirement in Listing Rule 5550(b) (1). We will be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter in accordance with application of Listing Rule 5815(d)(4)(B).

On October 16, 2024, we received a written notice from Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing. The bid price notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market. The bid price notice indicated that we have 180 calendar days (or until April 14, 2025) in which to regain compliance. If at any time during this 180 calendar day period the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide us with a written confirmation of compliance and the matter will be closed.

On April 14, 2025, Nasdaq notified us that we were in compliance with the $1.00 minimum bid price requirement.

Reverse Stock Splits

On February 27, 2024, the Company effectuated a 1-for-25 reverse stock split.

On March 28, 2025, the Company effectuated a 1-for-17 reverse stock split.

On March 31, 2026, The Company effectuated a 1-for-7.7 reverse stock split.

The reverse stock splits did not change the authorized number of shares of the Company’s common stock. No fractional shares were issued and any fractional shares resulting from the reverse stock splits were rounded up to the nearest whole share.

The reverse stock splits applied to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable were adjusted proportionately as a result of the reverse stock splits.

The exercise prices of any outstanding warrants or stock options were also proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

History of Auddia

The Company was originally formed in 2012 as Clip Interactive, LLC to provide the broadcast radio industry with digital consumer products (mobile apps and web applications) that increased radio listener engagement and generated new revenue for radio stations from digital ads synchronized to the audio ad. In late 2017 the Company recognized a need to provide the radio industry with a new capability that would allow for a more efficient business model, similar to the consumer subscription models that had emerged for music and video through companies like Apple, Spotify, SiriusXM and Netflix. The Company began to conceptualize what would become Auddia, a commercial-free subscription platform where radio streaming listeners would pay to listen to AM/FM stations to enjoy a premium listening experience.

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Management of the Company commenced evaluating essential aspects of the opportunity such as technical feasibility, consumer viability, basic economics, intellectual property matters and basic legality. The Company’s Executive Chairman, Chief Executive Officer and Chief Technology Officer all have experience in performing similar assessments for consumer facing products in various industries, including elections, gaming, secure document processing, and digital advertising. Further, the Executive Chairman has extensive experience developing strategy and determining business viability of products in the several previous companies that he founded.

Management’s assessment also included metrics from subscription platforms for broadcast audio content, which show that consumers are willing to pay a subscription fee for commercial-free audio content. For example, SiriusXM, Inc. offers a service that demonstrates the viability of a commercial-free broadcast audio product that is purchased by consumers, in their case, for an average $13 (estimated) per month. SiriusXM has 33 million subscribers (end of 2025) at this average price point. SiriusXM does not offer the local content and personalities that local broadcast radio exclusively delivers.

In early 2018 and over the period of next year, management analyzed and assessed the commercial viability of the proposed faidr platform to determine whether a subscription-based commercial free radio service would generate consumer interest. This assessment was based upon: (a) the Company’s experience in having developed, deployed and operated over 580 mobile apps for broadcast radio companies over the last seven years; (b) discussions of the Auddia concept with radio industry leaders, most of whom were our current or previous customers; (c) discussions with radio industry analysts; and (d) research into the state of broadcast and subscription radio industries. As part of the management assessment, in January of 2019, we commenced discussions with a Harris Insights and Analytics, LLC (“Harris”), to assist management in gauging consumer response to our planned service, and in March of 2019 we commissioned Harris to conduct a survey. The results of that survey, when integrated with our internally developed analysis, supported our conclusion of consumer interest and viability of the product. Harris asked consumers to answer a variety of questions exploring their interest in such a service; how much they would be willing to pay; and several other related topics. Our interpretation of the results of the survey also supported our assessment that consumers will continue to listen to local radio channels, and they are willing to pay a monthly subscription fee to avoid commercials.

Based upon management’s analysis, the above discussions, and industry research, the Company concluded that a subscription product for local radio audio content, where commercials are removed, was of great interest to the radio broadcast industry. Further, the Company also concluded that consumers would be interested in subscribing to commercial free local audio content that only local radio produces and broadcasts, and that faidr would have commercial viability.

The Company’s podcast platform was conceptualized during this transition period described above, when management recognized the opportunity to leverage previously developed technology and mobile app capabilities to provide products to podcasters and podcast listeners in the burgeoning podcasting space. Having provided interactive digital content feeds for radio stations for several years, a similar product for podcasting was explored. The Company presented a product concept to podcasters and podcaster “rep firms” and sufficient interest from those explorations warranted the development of a minimally viable mobile app product, branded Vodacast. Eventually, with further support and interest from prospect podcasters and listeners, the product was expanded to include both iOS and Android mobile apps and the development of the podcast Hub, which is the platform’s content management system.

The Company was poised to execute early, small-scale marketing trials in which podcasters would promote the Vodcast mobile app to their listeners via the audio of their podcast episodes. The incentive for podcasters to promote Vodacast came from the monetization features that are inherent on the platform, where podcasters understand that a “download” or unique listening session would generate more revenue for podcasters when it occurs on the Vodcast mobile app. The expectation was that listeners will convert at sufficiently high rates to justify wide scale launch and broad promotion by podcasters. After the launch of the proof-of-concept Vodacast app, and monitoring engagement and retention for close to a year, Auddia was confident the podcast platform achieved differentiation and should be moved into the company’s audio Superapp faidr as the podcast offering.

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We launched an MVP version of faidr through several consumer trials in 2021 to measure consumer interest and engagement with the App. The full app launched on February 15, 2022, and included all major U.S. radio stations in the US. In February 2023, we added faidrRadio, our exclusive content offerings, to the app. Podcasts were added to the app for the iOS version before the end of Q1 2023 as planned and added to the Android app in May of 2023.

In August 2025, the Company announced a new B2B business model with a strategic shift to AI driven music discovery. Auddia began targeting artists and labels for SaaS subscription access to ad-free AM/FM streaming listeners on the faidr app, shifting faidr from a subscription-based app to a completely free experience, leveraging AI driven ad-free AM/FM streams on all music stations.

Discovr Radio, a new-music discovery engine, was developed and launched, targeting artists and record labels as subscription customers. Discovr Radio is a subscription-based music promotion tool that integrates into the free faidr app, playing artist and label customer songs over ad breaks on commercial radio streams. Discovr Radio was launched on January 20, 2026.

Streaming audio landscape and opportunities for emerging artists

Despite the growth of on-demand streaming, AM/FM radio remains a significant driver of audio listening in the United States, particularly within ad-supported audio. Nielsen’s The Record (Q3 2025) reports that Americans spend 3 hours and 53 minutes per day with audio across ad-supported and ad-free platforms, and that ad-supported audio accounts for 64% of all listening; within that ad-supported universe, consumers spent 62% of daily time with radio, compared to 20% with podcasts, 15% with streaming music, and 3% with satellite radio. This persistent scale means broadcast radio continues to influence which music reaches mass audiences, including casual listeners who may not actively seek out new artists.

At the same time, radio’s programming and economic incentives tend to favor familiarity and repeat listening, which can constrain the number of “open slots” available for emerging artists. Industry programming practices commonly rely on tight rotations and a mix of “current,” “recurrent,” and “gold” titles to maintain predictable listener satisfaction; for example, programming analyses of Contemporary Hit Radio (CHR) illustrate how a small set of “power” songs can be played 100+ times per week on major stations, reflecting highly concentrated playlists and heavy repetition. In parallel, radio programming guidance frequently emphasizes the use of recurrents as a strategy to keep stations sounding “familiar and fresh,” reinforcing the structural preference for established songs over a broader set of brand-new releases. As a result, even though radio remains a large pool of listening time, breaking new music through radio can be challenging, and airplay opportunities may be concentrated among a limited set of songs and artists at any given time.

These dynamics occur against a backdrop of rapidly expanding music supply on digital platforms. Luminate-cited reporting indicates that in 2025 an average of ~106,000 new tracks (new ISRCs) were delivered to streaming services each day, underscoring both the accessibility of distribution and the intensifying competition for attention. In this environment, platforms and products that help listeners efficiently discover relevant new music—and help emerging artists reach new fans—may benefit from (i) the continued importance of ad-supported audio, (ii) consumer demand for personalization, and (iii) the gap between the scale of new releases and the limited new-music capacity of traditional broadcast programming.

Competitive Landscape — Artist Discovery and Promotion Platforms

The digital audio ecosystem includes a range of platforms and services that support music discovery and artist promotion, each offering different mechanisms by which emerging artists can reach new listeners. These platforms operate outside traditional broadcast radio and provide alternative or complementary avenues for music exposure in a highly competitive and saturated environment.

Streaming services with promotional tools: Major on-demand streaming services such as Spotify and Apple Music provide artists with discovery and promotional features integrated into their platforms. Through artist-focused toolkits, editorial playlist submissions, algorithmic discovery modes, targeted recommendation initiatives, and promotional features (e.g., Spotify’s Campaign Kit with tools like Marquee and Discovery Mode), artists can increase the visibility of their music within large user bases and personalized listening experiences. These mechanisms—while not dedicated promotional marketplaces —leverage the platforms’ scale and recommendation systems to help connect artists with new fans and influence streaming outcomes.

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Digital promotion and playlist-placement services: Dedicated promotion services have emerged to support artists in securing placements on curated playlists, blogs, radio, and social channels. Platforms such as Groover, SubmitHub, Playlist Push, SoundCampaign, and similar services offer tools and campaign frameworks that assist in pitching music to playlists, curators, press, and influencers, thereby increasing potential exposure across major streaming and discovery channels. These services often operate on paid campaigns or credit-based submissions designed to help independent artists expand their audience reach beyond organic discovery.

Social and alternative discovery platforms: Social media and creator-driven platforms like TikTok, YouTube, and SoundCloud serve as influential discovery environments where viral trends, user-generated content, and community engagement can rapidly elevate an emerging artist’s visibility. While not exclusively promotional in structure, these platforms facilitate music discovery through user sharing, influencer amplification, and content virality, presenting competitive touchpoints for audience engagement outside of curated audio streams.

Niche and community-oriented platforms: Other services and networks, including Bandcamp and artist networking tools like Vampr, focus on direct artist-to-fan connections and professional collaborations. Bandcamp, for example, recently introduced curated subscription-based discovery offerings that provide thematic selections and community engagement opportunities, helping emerging artists connect with dedicated listeners in curated contexts. Similarly, social discovery platforms aim to facilitate connections within music communities.

Comprehensive artist development and marketing tools: In addition to promotion services, broader marketing and analytics tools (e.g., Spotify for Artists analytics, Chartmetric, Soundcharts, and social media marketing suites) provide artists with data, audience insights, and campaign optimization capabilities. These tools are increasingly utilized as part of integrated promotional strategies that help emerging acts understand listener behavior and refine their outreach efforts across digital channels.

Collectively, these platforms and services create a competitive landscape in which emerging artists can pursue multiple paths to increase visibility and build audiences. They differ in their approaches—from algorithmic recommendation and curated playlist placement to direct fan engagement and social virality —but each represents an alternative to traditional radio airplay for connecting new music with fans at scale.

However, none of the above solutions offer a direct pathway or exposure to traditional radio audiences.

Integrated ecosystem and differentiation (faidr + Discovr Radio)

Auddia operates an integrated ecosystem that includes both (i) a free consumer-facing audio streaming product (faidr) and (ii) an artist-facing distribution and promotion subscription product (Discovr Radio). faidr is positioned as a free streaming application that enables consumers to listen to radio streams with features such as ad-free listening and other controls. Discovr Radio is positioned as an artist-focused subscription platform that allows artists, managers, and labels to upload tracks for insertion into live radio streams delivered through faidr—particularly by using portions of the stream that would otherwise be dedicated to commercial breaks—and provides campaign and performance analytics.

Together, these two products create a two-sided network in which consumer listening supply (free faidr app) and artist promotion demand (Discovr Radio subscription platform) can be coordinated within a single operating environment.

This integrated approach differs from many competing promotion pathways for emerging artists. In the broader market, artist promotion is often executed either (a) within large streaming platforms’ own ecosystems (e.g., Spotify’s paid in-app promotional placements such as Marquee and algorithmic tools such as Discovery Mode, and SoundCloud’s self-serve Promote tool) or (b) via third-party promotion and playlist pitching services that do not control the end listening experience. By contrast, Auddia’s model is designed to connect artist campaigns to listeners inside Auddia’s owned consumer experience (free faidr app) and to monetize a specific, addressable inventory opportunity associated with radio streaming (commercial-break time) via the subscription based Discovr Radio platform.

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Potential points of differentiation versus the competitive landscape

•	Owned audience + owned distribution workflow: Auddia can align artist promotion (Discovr Radio) with a consumer listening environment it operates (faidr), rather than relying solely on external editorial playlisting, third-party curator networks, or off-platform paid media.

•	Distinct discovery “placement” context: Discovr Radio is positioned around inserting emerging-artist tracks into live radio streams— specifically leveraging time that is typically commercial inventory—rather than competing only for placement in on-demand playlists or algorithmic recommendation slots within a major DSP.

•	Closed-loop measurement inside the ecosystem: Because the listener experience and insertion mechanics occur within faidr, Auddia may be able to provide campaign reporting tied to exposure and engagement inside its environment (subject to product capabilities, privacy practices, and data availability).

The effectiveness of this ecosystem is likely dependent on factors such as faidr user growth and retention, the Company’s ability to maintain and enhance product functionality, competitive responses from larger platforms with substantial scale and promotion tooling (e.g., Spotify and SoundCloud), and broader market dynamics in radio streaming and digital audio discovery.

Software Products and Services

The faidr App

The faidr App is our one key component to Auddia’s audio ecosystem and connects its customers with an engaged audience to consume Discovr Radio content.

How the faidr App Works

A faidr user will select a specific streaming radio station to record and be able to listen to the recording of that station in a customized manner. The App will record the station in real time and its AI algorithm will identify the beginning and end of audio content segments including music and commercials. When the recorded station is played back by the App subscriber, faidr will identify the audio content segments the user chooses not to consume and automatically switch the audio playback of the recording to a different piece of audio content, namely a track sourced from a Discovr Radio artist that has been matched to the station and user.

As the audio content ecosystem continues to expand, the Company believes faidr will represent an attractive distribution platform for content providers. There is no guarantee the audio content ecosystem will continue to expand along its current trajectory or that the Company will be able to secure access to content in an economically advantageous manner, both of which would negatively impact the user experience within faidr. The Company has not yet secured the rights from content providers to place any audio content into the platform in an on-demand use case.

Users of faidr can also access any podcast that’s publicly available as well as exclusive programming, music stations and Music Casts, through its exclusive content offering.

The faidr App is built on a proprietary artificial intelligence platform developed and owned by the Company and subject to one issued patent and additional patent applications that are pending.

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The Discovr Radio Platform

Discovr Radio is Auddia’s artist-facing distribution and promotional platform designed to help emerging and independent artists reach new listeners and is expected to generate the majority of the Company’s future revenue.

The platform enables artists, managers, and labels to upload and manage music campaigns for placement within live AM/FM radio streams delivered through the Company’s faidr application.

Discovr Radio is designed to utilize available inventory within radio streams to introduce new music to engaged listeners in a contextual listening environment. The platform also provides campaign management tools and performance reporting intended to give artists visibility into audience reach and engagement.

Through Discovr Radio, Auddia seeks to create a scalable pathway for music discovery that connects artists directly with listeners inside its owned streaming ecosystem.

Copyright Law

To secure the rights to stream music and other content through the faidr app, the Company may enter into license agreements with copyright owners of sound recordings and musical works or their authorized agents. In June 2021, the Company filed a Notice of Use of Sound Recordings Under Statutory License in accordance with 37 CFR § 370.2, which authorized the Company to make noninteractive digital audio transmissions and reproductions of certain sound recordings pursuant to the statutory licenses set forth in 17 U.S.C. §§ 112 and 114. The Company is also in the process of obtaining licenses with the performing rights organizations (“PROs”) in the United States, which negotiate blanket licenses with copyright users for the public performance of compositions in their repertory, collect royalties under such licenses, and distribute those royalties to copyright owners.

The faidr App’s architecture presents a built-in digital audio recorder (“DAR”) that will allow consumers to record third-party transmissions made available through the faidr App. The Company believes such consumer-initiated recordings are authorized as non-infringing, fair use time shifting by consumers pursuant to the Supreme Court’s decision in Sony Corp. of America v. Universal City Studios, Inc., 464 U.S. 417 (1984). The Supreme Court also ruled that the manufacturers of home video recording devices were not liable for reproductions made by consumers where the devices had substantial non-infringing uses. faidr’s DAR is analogous to the Betamax television recorders found non-infringing in the Universal City Studios decision. With the faidr’s DAR, users can select radio stations to record. Users can also control their listening experience by deciding whether they will listen to commercials or other programming categories selected by the user. The Company believes giving users the ability to avoid commercials is protected, non-infringing activity.

If a court were to hold that one or more functionalities offered by the faidr App resulted in the violation of protected rights of third parties, the Company could be subject to liability for infringement, the damages for which could be material.

Business Model and Customer Acquisition Strategy for faidr

The Company is following a B2B, go-to-market strategy to bring artists, labels, managers and distributors to the Discovr Radio platform and sign up for paid promotional airplay.

Our Legacy Interactive Radio Platform

From 2014 through 2020, the Company was successful in deploying our legacy platform across 580 major radio stations and 1.6 million monthly active users. Although this represents a meaningful user base, it is a small fraction of the listening audience represented by the 580 stations on the Company’s legacy platform. We believe the two main reasons radio was not able to drive more users to the platform are that the number of consumers willing to download an individual radio station app is small and that to appeal to a greater digital audience the core listening experience of radio needs to incorporate a premium offering that includes skips, on-demand content and a commercial-free option.

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The Company’s legacy product served the broadcast industry by providing a platform that allowed for the delivery of actionable digital ads that are synchronized with broadcast and streaming audio ads. Broadcasters offered mobile and web digital interfaces to their listeners, typically for their individual stations. Our Interactive Radio Platform provided mobile and web products that provided end users (listeners) with a visual display of everything a radio station has played in recent history (referred to as a “station feed”). In addition to displaying album art for songs played, and digital insertions for station promotions and programs (e.g., a radio station contest), the station feed also included a digital element for each audio ad that was played. These interactive, synchronized digital ads generate additional revenue for broadcasters and allow for the collection of meaningful advertising analytics which we present to broadcasters through an analytics dashboard.

The Company began phasing out the Interactive Radio Platform in 2020 and ceased operations related to all legacy deployments and services by July 1, 2020. Much of the core technology of this platform is being leveraged for re-use within faidr. Furthermore, our well-established relationships with more than a dozen broadcasters through the sales, marketing and digital services operations are being maintained as we seek to deploy the faidr App at national scale.

Intellectual Property

We rely on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies that we believe are important to our business. Our success will depend in part on our ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce our patents, maintain our licenses, preserve our trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation to develop, strengthen, and maintain our proprietary position in the field of interactive audio.

The Company holds issued patents and has patents pending in the areas of audio content monitoring, identification, distribution and presentation. The Company’s intellectual property has been used in the development of products that allow broadcasters and audio content distributors to present digital content and supplemental audio and video content along with and even synchronized with their standard audio content. These products introduce new consumer use scenarios, such as offering direct response to audio ads (such as a standard broadcast radio commercial). The products give consumers, via smartphone applications, a mechanism to identify both the content and the source of content and allow the consumer to act on what they may have heard and/or receive additional information about what they heard.

On March 12, 2019, the United States Patent and Technology Office issued a patent to the Company (titled “Method and System for Sub-Audible Signaling”) that covers an advanced “watermarking” technology to attach source-attribution information, as well as highly detailed content descriptors into an audio broadcast or stream. We believe this technology improves the state of the art by potentially increasing the amount of information that can be embedded in an audio stream or broadcast, as well as supporting the real time addition of sub-audio information. The Company does not utilize this patent technology in its current products, but the technology may be useful for future products or potential licensing to others. However, there can be no assurance that this patent or the technology underlying the patent will be utilized or licensed by the Company or, even if utilized or licensed, this patented technology will result in revenues or profits.

The most recent intellectual property to be submitted for patent application is a set of technologies that are integral to the development and operation of consumer-oriented platform that can deliver commercial free broadcast radio content. These technologies involve distributed content monitoring (e.g., on the smartphones of consumers) and content identification, including the identification of the beginning and end of specific segments of content, such as a song or an ad. Combining these capabilities with time-shifting and real-time audio content replacement provides the end user with a dynamic, multi-source, commercial free audio content experience that can include the local content heard on the radio as well as any other content available form an accessible source. This intellectual property serves as the cornerstone of the Company’s new focus and allows the Company to eventually expand to provide numerous and various audio content sources on a single platform.

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In June 2020 the United States Patent and Technology Office approved the first of these patent applications (titled “Seamless Integration of Radio Broadcast Audio with Streaming Audio”) that details a process that can be used to monitor, time shift and play an over the air radio broadcast. This patent will protect key Company functionality that is central to the delivery of our core offering of commercial free radio. For example, using this technology, when a commercial break is detected on the over the air broadcast, alternate content from local or streaming sources can be injected to cover the break. Additionally, a second broadcast radio station can be similarly time shifted and used as alternate content. This intellectual property gives the Company exclusive advantages when dealing with established music rights and content costs issues related to broadcast versus streaming music. This gives the Company leverage when working with both the broadcast industry and the music industry, and options to deliver services from lower cost, over the air audio content sources.

The Company holds trademarks and is in the process of applying for trademarks for key products and brands. The Company holds the trademark for a product named PLAZE, which is a potential commercial-free music streaming product that is a future, strategic opportunity of the business. The Company also holds the trademark for AUDDIA which is used as both the corporate brand name as well as the name of the consumer-facing mobile application that delivers the Company’s commercial free radio service. The Company holds the trademark for faidr, which is used as the brand name for their audio Superapp.

In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;

•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Employees

Our workforce consists of a combination of full-time and part-time employees, as well as independent contractors and third-party service providers who support specialized or project-based activities. As of December 31, 2025, we employed 5 full-time employees. We also engaged approximately 10 independent contractors and consultants during the year, primarily in engineering, sales and marketing and general administrative activities. Independent contractors do not receive employee benefits and are engaged under time-bound or project-specific agreements. We believe our mix of employees and contractors provides operational flexibility while ensuring access to specialized expertise. We continually evaluate our workforce structure to support our strategic objectives, maintain compliance with applicable labor and employment laws, and ensure appropriate oversight of third-party personnel.

Health, Safety and Wellness

We believe that our employees are the summation of our successes, which is why we offer an excellent health and benefits program to our employees and their families. We offer our employees comprehensive health insurance as well as optional dental and vision coverage. Additionally, we provide our employees with paid vacation, holiday, family leave and sick leave, with numerous other benefits offered to our employees.

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We continue to maintain our commitment to ensuring our employees’ health, safety, and wellness by providing our employees with the option to work in office or fully remote. Any employee who works in office must adhere to the Auddia’s policy regarding vaccination status to ensure the health and safety of our employees.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any material legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in aggregate, would have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers, or affiliates or any registered or beneficial stockholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

In addition, one investor in our April 2026 common stock and warrant public offering has contacted the Company claiming that it would be owed a cash payment for warrants it holds if the Company's proposed merger with Thramann Holdings LLC is consummated. We believe this investor's claim is without merit because all warrants expire in accordance with their terms prior to the consummation of the Company's pending merger. No complaint has been filed by this investor. If a complaint is filed, the Company believes it would have meritorious defenses to this claim and would intend to defend such case vigorously. The outcome of the claim was neither probable or estimable as of the date that these financial statements were issued. Therefore, no accrual has been made.

Facilities

On March 25, 2024, the Company entered into a new 37-month operating lease for approximately 2,900 square feet of office space commencing on April 1, 2024 with two separate two year renewal options. The monthly base rent for months two through 14 is $2,456, increasing to $3,070 for months 15 through 26, and ending at $3,684 for months 27 through 37. Rent expense was $81,344 and $85,842 for the years ended December 31, 2025 and 2024, respectively.

Regulatory and Certifications

We are subject to varying degrees of regulations in each of the jurisdictions in which we provide services. Local laws and regulations, and their interpretation and enforcement, differ significantly among those jurisdictions.

Data privacy has become a significant issue in the United States and in other countries. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations affecting or regarding the collection, use and disclosure of personal information. In the United States, these include, for example, rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Family Medical Leave Act of 1993, the ACA, state breach notification laws and state privacy laws, such as the California Consumer Privacy Act of 2018 (the “CCPA”), the California Privacy Rights Act (the “CPRA”) and the Illinois Biometric Information Privacy Act (the “IBIPA”). Further, because some of our clients have establishments internationally, the European Union’s General Data Protection Regulation (“GDPR”) and other foreign data privacy laws may impact our processing of certain client and employee information.

We rely on a combination of copyrights, trademarks, service marks, trade secret laws and contractual restrictions to establish and protect our intellectual property rights. We also have a number of registered and unregistered trademarks and will continue to evaluate the registration of additional trademarks as appropriate. We do not have any patents or patent applications pending.

Segment Information

We operate in a single operating segment and a single reporting segment. Operating segments are defined as components of an enterprise about which separate financial information is regularly evaluated by the chief operating decision maker function (which is fulfilled by our chief executive officer) in deciding how to allocate resources and in assessing performance. Our chief executive officer allocates resources and assesses performance based upon financial information at the level. Since we operate in one operating segment, all required financial segment information is presented in the financial statements.

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Corporate Information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. In connection with our initial public offering (“IPO”) in February 2021, we converted into a Delaware corporation pursuant to a statutory conversion under the name Auddia Inc. Our principal executive offices are located in Boulder, Colorado. Our internet website is www.auddia.com and our corporate website is www.auddiainc.com. The information contained in or accessible from our website is not incorporated into this Annual Report, and you should not consider it part of this Annual Report. We have included our website address in this Annual Report solely as an inactive textual reference.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Based on these criteria, the Company’s emerging growth company status is currently expected to expire on December 31, 2026, unless it earlier meets one of the disqualifying conditions described above.

Available Information

Our internet address is www.auddia.com and our investor relations website is located at investors.auddiainc.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports can be found on our investor relations website, free of charge, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this Form 10-K. The SEC maintains a public website, www.sec.gov, which includes information about and the filings of issuers that file electronically with the SEC.

Going Concern

Our existing cash was $1,413,387 at March 31, 2026. We secured approximately $12.0 million in additional financing subsequent to March 31, 2026 through July 24, 2026, which will only be sufficient to fund our current operating plans into the second quarter of 2027. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

As a result of the Company’s recurring losses from operations, and the need for additional financing to fund its operating and capital requirements, there is uncertainty regarding the Company’s ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt as to the Company’s ability to continue as a going concern.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

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•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our February 2021 IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus and in the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Based on these criteria, the Company’s emerging growth company status is currently expected to expire on December 31, 2026, unless it earlier meets one of the disqualifying conditions described above.

Our Corporate Information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. Immediately prior to our initial public offering in February 2021, we converted into a Delaware corporation pursuant to a statutory conversion and were renamed Auddia Inc.

Our principal executive offices are located at 1680 38th Street, Suite 130, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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THRAMANN HOLDINGS’ AND HOLDCO’S BUSINESS

Overview

Thramann Holdings is a single member Colorado LLC formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeffrey Thramann held in three private companies he had founded: Lanx, ProNerve, and U.S. Radiosurgery.

Holdco is a new holding company that was formed to act as a diversified holding company holding a wholly-owned equity interest in Auddia and Thramann Holdings following the closing of the Merger. As of May 1, 2026, Holdco had no employees. Holdco is expected to be led by Jeffrey Thramann, as Chairman, with other reputable independent board members such as Nick Balletta, Emmanuel L. de Boucaud and Joshua Sroge. Holdco will have a management team consisting of Jeffrey Thramann as Chief Executive Officer, and John Mahoney as Chief Financial Officer. Additionally, we expect Holdco to have other key functions built out at or around the time of the closing of the Merger.

Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated.

Thramann Holdings was maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025, Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three, single member Colorado LLCs founded and fully-owned by Jeffrey Thramann. The entities contributed to Thramann Holdings were LT350, LLC (“LT350”), Influence Healthcare, LLC (“Influence Healthcare”), and Voyex, LLC (“Voyex”). The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia (Nasdaq: AUUD).

LT350 is an early stage, pre-revenue, pre-operational AI infrastructure company that is developing a proprietary solar parking lot canopy platform that facilitates the deployment of distributed AI data centers to any parking lot. The Company believes a distributed network of AI data centers on the grid edge through our proprietary platform is a superior strategy in comparison to the industry standard of developing enormous data centers in single locations.

Influence Healthcare is an early stage, pre-revenue, pre-operational value based care (VBC) enabler that is empowering surgeons to transition surgical services to the VBC model. The Company believes its model of partnering with surgeons through value based enterprises (VBEs) that prioritize vertical integration and AI will empower surgeons to drive VBC adoption to the surgical services while enhancing surgeon compensation.

Voyex is an early stage, pre-revenue, pre-operational travel company that is building an agentic AI and services platform to alleviate the leading pain points of lengthy delays and flight cancellations for travelers. The Company believes an agentic AI and integrated fintech platform combined with the utilization of readily available charter and private jet aircraft can significantly improve the travel experience.

Plans of Operations and Funding Requirements

Following the consummation of the Business Combination, Holdco management intends to develop and present an annual operating plan for the remainder of 2026 and a proposed operating plan for 2027 to the Holdco Board for approval. These operating plans are expected to address the development and commercialization strategies of Thramann Holdings’ subsidiaries, including LT350, Influence Healthcare and Voyex, as well as Holdco’s broader incubator operations, including the Holdco operating system. The specific plans of operation for these businesses have not yet been finalized and will depend on a number of factors, including the combined company’s actual cash position at closing, prevailing market conditions, access to additional capital and the progress of development activities across the organization.

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Thramann Holdings and Auddia have prepared preliminary internal projections regarding the capital required to support the development of Holdco and its subsidiaries. These projections, which were provided to Houlihan Capital in connection with its fairness opinion, reflect management’s view of the potential long-term opportunity of the combined company over a multi-year period. Based on such projections, the combined company would require approximately $18.4 million of capital during the first year following the Business Combination to fully execute on its development plans; however, these projections assume access to additional capital beyond the cash available at closing and are subject to significant uncertainty.

The Merger Agreement contemplates that Auddia will contribute approximately $12.0 million of net cash to the combined company at closing; however, the actual amount of cash at closing is uncertain and may be less than $12.0 million, as the minimum cash requirement may be waived by mutual agreement of Auddia and Thramann Holdings. As a result, the amount of funds available to support the operations of LT350, Influence Healthcare and Voyex and Holdco’s broader incubator operations during the 12 months following the Business Combination will depend on the actual cash position at closing and the extent to which the combined company is able to access additional financing. No specific allocation of the expected cash contribution among LT350, Influence Healthcare, Voyex or Holdco’s broader operations has been determined, and any such allocation is expected to be established in connection with the development and approval of the post-closing operating plan.

Use of Artificial Intelligence

As used in this proxy statement/prospectus, “artificial intelligence” or “AI” refers to machine learning algorithms, neural network models and related software systems that enable automated decision-making, pattern recognition, predictive analytics and adaptive learning based on data inputs, whether operating independently or with human-assisted training. Unlike traditional software applications, which execute pre-defined, deterministic instructions, AI systems are designed to identify patterns and improve performance over time through training on data.

Auddia and Thramann Holdings expect Holdco and its subsidiaries to incorporate AI into various aspects of their respective products and services. For example, Auddia utilizes AI in its audio identification and segmentation technologies to identify and process audio content, and expects to continue to apply AI in connection with content delivery and personalization. LT350, Influence Healthcare and Voyex are expected to incorporate AI into their respective platforms, including through the use of AI-enabled infrastructure, predictive analytics and automation tools as their products and services are developed and commercialized. In addition, Holdco intends to develop and deploy an internal operating platform (referred to as the Holdco operating system), which is expected to incorporate AI-enabled components to support the operations of its subsidiaries and other incubated business initiatives.

Auddia has developed certain proprietary AI technology through its internal engineering team, including its audio identification and segmentation model. Although such technology may operate on third-party platforms, such as commercially available machine learning frameworks, the underlying model and related intellectual property are owned by Auddia. More broadly, Holdco expects that its AI capabilities will consist of a combination of internally developed models, proprietary data and third-party software tools and platforms.

Holdco also expects to utilize third-party AI technologies, including commercially available machine learning frameworks, data processing tools and other third-party or open-source software components. The extent to which Holdco and its subsidiaries rely on internally developed versus third-party AI technologies is expected to evolve over time and may vary by application, including based on cost, performance, speed of deployment and availability of internal resources. Holdco intends to expand its internal capabilities over time, including through the hiring of data scientists and engineers to develop and train proprietary models; however, it expects to continue to integrate third-party AI technologies where management believes such tools represent the most efficient or effective solution.

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Overview of McCarthy Finney

As used in this section, references to “the Company”, “McCarthy Finney,” “MCFN,” “we,” “us,” and “our” refer to McCarthy Finney, Inc.

MCFN will be formed through the Business Combination pursuant to the Merger Agreement. McCarthy Finney is being formed as a publicly traded, pure-play holding company organized and purpose-built to own, operate, and systematically scale AI-first businesses across high-value vertical markets. At the time of the Company's formation, management believes no publicly traded vehicle exists that is specifically constructed to found, acquire, integrate, and operate AI-native businesses under a shared, purpose-built AI infrastructure platform designed to compound in value as each subsidiary generates operational and data-driven returns.

Traditional holding company structures were not designed for, and are not well-suited to, the operational dynamics of AI-driven businesses. Conventional diversified holding structures optimize for financial capital allocation and administrative governance across operationally independent subsidiaries. AI-native businesses, by contrast, require shared computational infrastructure, continuous large-scale model development and evaluation, unified data governance frameworks, cross-subsidiary intelligence feedback loops, and coordinated trust and compliance architecture. These requirements are what management believes are the primary determinants of an enduring competitive advantage in AI-native markets. A holding structure that treats each subsidiary as a purely independent financial asset necessarily forgoes the compounding platform benefits that arise when AI-native businesses share infrastructure, data, and model intelligence at scale.

Artificial intelligence delivers its greatest enterprise value not as a feature layer grafted onto legacy software platforms, but as a foundational operating architecture that supports the AI-first culture of an organization aimed at delivering AI workflows across multiple verticals in support of industry leading margins. This distinction has material consequences for how an AI-native holding company should be structured. MCFN will be organized so that AI infrastructure is maintained at the platform level, with vertical products built as native expressions of that infrastructure.

The Company believes that, at the time of its anticipated formation, there is no other purpose-built public vehicle designed for AI-native multi-vertical operations at the platform architecture level. Management views this absence as a structural first-mover opportunity to establish MCFN as the defining public company in the category of AI-native platform holding companies. The ability to access public equity capital markets, deploy that capital systematically into AI-native acquisitions, and consolidate those acquisitions onto a unified AI infrastructure platform represents a combination of unique capabilities.

MCFN's corporate structure is designed to permit each operating subsidiary to function as an independent business unit with its own management team, revenue model, customer relationships, and go-to-market strategy, while simultaneously benefiting from shared AI infrastructure, data pipelines, trust and compliance architecture, and centralized model development, training, and governance maintained at the platform level. This structure is intended to create compounding platform advantages that no individual subsidiary could achieve on a standalone basis. Management believes a subsidiary operating within the MCFN platform will have access, subject to applicable privacy and regulatory constraints, to AI capabilities, data intelligence, and compliance infrastructure that is less cost-prohibitive compared to building, maintaining, and continuously improving these systems as a standalone business.

MCFN's business model is shaped by several converging trends. The rapid maturation of large language model ("LLM") technology has made frontier AI capabilities increasingly accessible to enterprise operators, while simultaneously raising the competitive bar for businesses that are not designed to leverage AI at the architectural level. The emergence of agentic AI systems, autonomous software agents capable of completing complex, multi-step tasks with limited human intervention, has begun to fundamentally alter the economics of knowledge work and business process automation across virtually every vertical market. Concurrently, enterprise demand for AI-native solutions that are reliable, auditable, and compliant with applicable legal and regulatory frameworks has accelerated substantially. MCFN is specifically designed to address the enterprise AI market as it exists today and as the market expected to develop.

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The MF-OS Platform: Architecture and Capabilities

The McCarthy Finney Operating System ("MF-OS") will be the Company's enterprise AI infrastructure platform. MF-OS will serve as the shared technological backbone that powers each of MCFN's operating subsidiaries and will constitute the primary source of MCFN's competitive differentiation and cross-subsidiary value creation. MF-OS is not, in its current form, intended as a product offered for sale or license to third parties. It is an internal platform designed to give each MCFN subsidiary a compounding structural advantage over standalone competitors by providing access to capabilities, including frontier AI models, integrated data infrastructure, and a blockchain-enabled trust and compliance architecture, that management believes would be less cost efficient for any individual subsidiary to develop and maintain independently. The Company's competitive positioning is, in material part, a function of the capabilities and scalability of MF-OS.

MF-OS is organized around five principal architectural subsystems, as described below.

A. Agentic AI Engine

MF-OS is being built around a multi-agent orchestration framework that deploys purpose-trained AI agents across each subsidiary's core operational workflows. These agents are capable of autonomous task completion, real-time decision support, and continuous learning from operational data generated within each subsidiary's environment. The orchestration layer manages agent-to-agent communication, task delegation, priority sequencing, and outcome verification, enabling complex multi-step business processes to be automated end-to-end. Human-in-the-loop oversight checkpoints are calibrated to each use case's specific risk profile, ensuring that autonomous agent activity operates within predefined governance boundaries appropriate to each vertical's regulatory and operational context. The Agentic AI Engine is designed to support both narrow task-specific agents and broader reasoning agents capable of synthesizing information across multiple data sources and executing extended workflows with limited direct human supervision.

B. Unified Data Infrastructure

MF-OS will maintain a centralized data lake and feature store architecture that aggregates structured and unstructured data across MCFN's operating subsidiaries, subject to applicable privacy, data-use, and regulatory compliance controls, including, where applicable, controls required by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and other vertical-specific data governance frameworks. A common ontology and schema governance layer will govern how data is classified, stored, and accessed across the platform, ensuring that data generated within one subsidiary can be leveraged in permissioned and privacy-preserving ways to improve model performance and business intelligence across the broader platform. The Company believes this architecture will enable MCFN's AI models to improve with scale faster than any single-vertical competitor operating a standalone data environment because the volume and diversity of data available for model training and evaluation compounds as additional subsidiaries and data sources are integrated onto the platform. The Unified Data Infrastructure is designed to enforce strict data segregation and access-control policies at the subsidiary level while simultaneously enabling controlled, permissioned cross-subsidiary data flows that generate platform-level intelligence advantages.

C. Model Development and Governance Layer

MF-OS will include a centralized model registry, training pipeline, evaluation framework, and production deployment infrastructure. Operating subsidiaries contribute domain-specific fine-tuning data and performance benchmarks through a governed submission process; the Company's central model development team is responsible for base model selection, domain-specific fine-tuning, red-teaming, safety evaluation, and production deployment across the platform. This structure is designed to ensure consistent model governance standards across all MCFN verticals while simultaneously permitting subsidiary-level customization for domain-specific tasks and requirements. Model versioning, performance tracking, and deployment approvals are managed centrally, with rollback and incident response capabilities maintained at the platform level. The Model Development and Governance Layer is intended to prevent fragmentation of model governance standards across subsidiaries and to ensure that MCFN’s AI systems meet applicable safety, fairness, and reliability standards as those standards continue to evolve.

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D. Blockchain-Enabled Trust and Settlement Layer

MF-OS will include an integrated blockchain-enabled trust and settlement layer (the "Trust Layer"). The Trust Layer is designed to address one of the most persistent structural challenges in AI-native enterprise operations: establishing verifiable, tamper evident records of AI-generated outputs, transactions, decisions, and data provenance. The absence of auditable AI decision records has been identified by enterprise customers, legal practitioners, and regulatory bodies as a significant barrier to enterprise adoption of autonomous AI systems, particularly in regulated industries.

The Trust Layer is MCFN's architectural response to this barrier and is designed to perform the following functions:

(i) Create cryptographically secured, immutable audit trails for AI-generated decisions and recommendations across MF-OS-powered workflows, enabling post-hoc explainability and providing a basis for regulatory defensibility in environments where AI-generated outputs are subject to legal or compliance scrutiny.

(ii) Support contract-based settlement workflows for transactions initiated or recommended by AI agents operating within the platform, reducing counterparty risk and eliminating manual reconciliation steps associated with AI-directed business processes.

(iii) Provide a permissioned distributed ledger for inter-subsidiary data sharing, ensuring that cross-subsidiary data flows governed by MF-OS's Unified Data Infrastructure are subject to auditable, enforceable access control policies with a verifiable chain of custody.

(iv) Enable tokenized credentialing and provenance tracking for AI-generated content, establishing chain-of-custody records designed to support compliance with emerging AI transparency regulations and contractual obligations relating to the disclosure of AI-generated outputs.

(v) Serve as the foundation for a potential third party trust and compliance offering, which the Company may elect to commercialize as a licensed infrastructure service in subsequent periods, subject to applicable regulatory developments and market conditions.

The Trust Layer is designed to be blockchain agnostic at the protocol level. Current plans call for an implementation that utilizes a permissioned enterprise blockchain architecture capable of processing high transaction volumes with deterministic finality appropriate to the service level requirements of enterprise deployments. The Company's blockchain agnostic design approach is intended to preserve architectural flexibility as enterprise blockchain standards and regulatory frameworks applicable to distributed ledger systems continue to develop.

E. Integration and API Framework

MF-OS will include a standardized integration layer through which each subsidiary’s products and operational systems connect to the platform’s AI, data, and trust capabilities. The application programming interface (“API”) framework is designed for extensibility, enabling new subsidiaries, partnerships, or product lines to be onboarded onto MF-OS without requiring fundamental changes to core platform architecture. The integration layer will also support third-party system connectivity, enabling MF-OS-powered products to operate within existing enterprise information technology environments without requiring customers to replace legacy systems as a condition of deployment. The Integration and API Framework is intended to reduce friction associated with new subsidiary onboarding and to enable MCFN to expand its platform footprint through acquisitions and partnerships without proportionate increases in integration costs.

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Platform-Level Business Strategy

MCFN's overarching strategic objective is to establish and maintain a position as the leading publicly traded AI-native platform company by building and acquiring AI-first businesses across high-value vertical markets, integrating those businesses onto MF-OS, and leveraging the cross-subsidiary data and technology advantages that the platform architecture is designed to create. The Company seeks to achieve platform economics, specifically the compounding advantages in cost structure, data intelligence, and competitive positioning that arise when multiple AI-native businesses share a common infrastructure layer, that are unavailable to single vertical AI competitors regardless of their individual scale.

The Company operates on the belief that AI infrastructure, similar to cloud computing in the prior decade, will become a horizontal utility layer upon which vertical applications are built, and that the entities that own and control the horizontal infrastructure layer will capture disproportionate platform value. MCFN's strategy is to own the horizontal infrastructure through MF-OS while simultaneously operating leading vertical businesses across its subsidiary portfolio. This structure is designed to create a dual value engine where MCFN's operating subsidiaries generate revenue and domain-specific data that improve MF-OS's models and data infrastructure, and MF-OS capabilities, in turn, improve each subsidiary's competitive positioning, reduce each subsidiary's cost of AI development and maintenance, and increase switching costs for the subsidiary's customers. The Company believes this dynamic is self-reinforcing and is designed to compound in value as the platform expands.

Acquisition and Integration Discipline

MCFN will evaluate potential acquisition targets and de novo business formations primarily through the lens of MF-OS platform compatibility. Specifically, the Company will assess whether a target business: (a) operates in a data-rich vertical market where AI-native products deliver measurable and defensible competitive advantages over incumbent non-AI-native competitors; (b) can be meaningfully improved by integration onto MF-OS within a defined post-acquisition horizon, such that the integration generates quantifiable operational or competitive benefit within a period consistent with the Company's return expectations; and (c) contributes domain-specific data and model training signals that add to the intelligence and capability of the MF-OS platform in ways that benefit not only the acquired business but also other MCFN subsidiaries. The Company intends to maintain a disciplined acquisition posture focused on platform fit and data contribution, and does not intend to pursue acquisitions based on revenue scale alone where such acquisitions would not enhance MF-OS's platform value.

Competitive Positioning

The Company believes its principal competitive advantages are as follows. First, the depth and breadth of MF-OS as a shared AI infrastructure platform to create platform economics and data network effects that are unavailable to standalone AI-native businesses operating without equivalent shared infrastructure, regardless of the standalone competitor's individual vertical strength. Second, the blockchain-enabled Trust Layer will provide enterprise customers with regulatory defensibility, AI decision auditability, and settlement automation that the Company believes are not presently available through competing AI infrastructure offerings, and which are increasingly important to enterprise procurement decisions as regulatory scrutiny of AI-generated outputs intensifies. Third, the compounding model improvement dynamics created by cross-subsidiary data aggregation within MF-OS's Unified Data Infrastructure will provide AI model performance advantages that widen as the platform's data footprint grows. Fourth, MCFN's position as one of the first publicly traded pure-play AI-native holding companies will provide access to public equity capital that can be deployed systematically into AI-native acquisitions, creating a capital formation advantage relative to private-market-only competitors.

Revenue Model

At the platform level, MCFN generates economic value through the operational performance and equity appreciation of its operating subsidiaries, each of which is powered by and operates on MF-OS. The Company may introduce third-party licensing of MF-OS capabilities, including the Trust Layer, as a standalone revenue stream in future periods, subject to prevailing market conditions and applicable regulatory developments affecting AI infrastructure providers and distributed ledger technology. The timing, structure, and terms of any such commercialization will be determined by the Company's management in consultation with the Board of Directors, considering competitive dynamics, regulatory readiness, and customer demand at the relevant time.

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Regulatory and Risk Environment

The Company acknowledges that the artificial intelligence industry is subject to rapidly evolving regulatory oversight at the federal, state, and international levels. Applicable and emerging regulatory frameworks include those governing AI transparency and explainability, algorithmic accountability and non-discrimination, data governance and data subject rights, and with respect to the Trust Layer's blockchain-based transaction and settlement capabilities, financial regulatory frameworks applicable to distributed ledger technology and smart-contract-based settlement systems. The Company is designing MF-OS with regulatory adaptability as a core architectural principle, including through the Trust Layer's permissioned and auditable architecture and the Model Development and Governance Layer's centralized red-teaming and safety evaluation processes. The Company intends to engage proactively with applicable regulatory bodies including, as appropriate, the SEC, the Federal Trade Commission, and sector-specific regulators relevant to each of its operating subsidiaries' vertical markets as AI governance frameworks continue to develop and as the regulatory landscape applicable to AI-native platform companies evolves. There can be no assurance, however, that future regulatory developments will not impose material compliance costs, operational constraints, or limitations on the Company's ability to commercialize MF-OS capabilities as currently planned. Investors should review the Risk Factors section of this Registration Statement for a complete discussion of the regulatory risks applicable to the Company's business.

Overview of LT350

As used in this section, references to “the Company”, “LT350,” “we,” “us,” and “our” refer to LT350.

LT350 is an early stage, pre-revenue, pre-operational platform infrastructure company leveraging a proprietary solar parking lot canopy that integrates modular plug & play cartridges into the ceiling of the canopies to reinvent large and rapidly growing market verticals. Pre-operational means LT350 has no full time employees working to advance the company. The founder is the sole operator and his duties consist of securing strategic partnerships and the financing to design, engineer, and build the first LT350 canopy pilot in preparation for a potential larger rollout. A Master Services Agreement (MSA) and Statement of Work (SOW) have been executed with Fresh Consulting to begin the design and engineering work to build the first pilot.

Management currently believes Auddia has the cash required to complete the design, engineering, and pilot build. The Company will need to raise more capital to scale beyond the pilot. Management does not believe there is significant additional risk beyond those discussed in the Risk Factors section that the features of the software or services contemplated by the full engineering engagement will not be developed or found to be technologically feasible.

The Company’s modular cartridges house the components needed to drive multiple revenue streams. Currently, cloud infrastructure cartridges are designed to house the servers and GPUs needed to deploy distributed AI data centers to support AI training and inference, battery storage cartridges are designed to house batteries to lower the power costs of AI data centers or to provide grid services to local utilities and fast charging support to EV chargers, smart invertor cartridges are designed to deploy solar energy to the GPUs and batteries in the canopies or to the grid, and EV charging cartridges are designed to house the components to charge EVs without having to disrupt parking lots each time new chargers are needed. This design allows LT350 to distribute the cost of one canopy infrastructure across multiple revenue streams resulting in industry leading cost profiles for each market vertical.

LT350 has entered into a non-binding LOI with a NYSE traded medical REIT with just under 200 properties in its portfolio aimed at bringing LT350 canopies to market as a revenue generating opportunity for the standard non-revenue generating parking lot. The LOI calls for the REIT to enter into a pilot at one of its Texas locations in anticipation of rolling out to its remaining portfolio. The business model contemplated by the LOI is expected to consist of a parking lot lease with the REIT at a to be determined lease rate, however, no assurances can be made that this will be the final business model. The founder is working to convert the non-binding LOI into a binding agreement so the site for the first pilot is finalized. No LT350 canopy currently exists and none will exist until after the design and engineering project is completed and the first canopy is developed as a pilot.

In addition to targeting REITS with significant property holdings and tenants that might benefit from proximal AI data center access, LT350 is targeting the placement of canopies wherever there are parking lot owners who need more revenue, increased energy resilience, more access to solar, or an expanding EV charging capability. These targets include convenience store gas stations, fast food establishments, commercial & industrial properties, stadiums, schools, critical infrastructure like hospitals, smart cities, and multifamily developments.

Upon closing of the proposed business combination, LT350 will be entering into a design, engineering, testing, and early manufacturing engagement to stand up the first pilot canopy at one of the medical facilities of the Company’s REIT partner. This deployment will act as a pilot to determine the revenue generating capability of LT350’s cartridges in support of rolling out additional canopies throughout North America and internationally. The timeline from closing of the proposed business combination to opening the first pilot is estimated to be 18 months.

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History of LT350

LT350 was formed in 2011 with the mission of reducing air pollution, the 4th leading contributor to death worldwide behind only high blood pressure, smoking, and high blood sugar (diabetes). Jeffrey Thramann, the founder of LT350, has been a longtime proponent of clean air since writing a public health paper at Cornell Med on the ravages of air pollution in the mid-1990s. When electric vehicles made their resurgence with the launch of Tesla, Thramann was an early adopter purchasing Tesla’s 541st car in 2008 with the objective of immersing himself in the space to launch a company that could contribute to cleaning the air.

LT350 stands for less than 350 parts per million (ppm) CO2 in the atmosphere, which at the time of founding was thought to be a sustainable level. The original product idea was to place solar panels in parking lots but this was not feasible because rooftop and land based solar was more cost effective. As the generation of solar power grew, the need for battery storage to accompany solar became evident. As a result, LT350 filed patents to integrate modular high capacity battery storage cartridges into the ceiling of solar parking lot canopies. By building one canopy and spreading the infrastructure costs across two revenue streams, i.e., solar and battery storage, we believed that the LT350 canopy could deliver favorable economics for parking lot solar for the first time. The problem was that solar needs storage and reliable battery storage markets did not exist in 2011.

Rather than launch commercial operations, LT350 elected to file additional patents and explore various components of the solar parking lot canopies and modular cartridges to ensure they could be economically designed, manufactured, and deployed once the battery storage markets matured.

This process unfolded over the next 12 years, with LT350 securing thirteen issued patents to date, ten U.S. and three European, with three patents pending. Issued and pending patents cover the integration of multiple types of modular cartridges into the ceiling of the solar canopies and integration of the canopy with ground based refrigerated and nonrefrigerated storage lockers connected with the canopy’s rooftop via package delivery elevators. These claims extend to drone charging cartridges that facilitate rooftop drone charging.

The additional patents positioned the canopy as a platform infrastructure aimed at turning any parking lot into a revenue generating asset across multiple revenue streams. In addition to using the canopies and modular cartridges to generate revenue from solar and battery storage as originally contemplated, the new patents expanded the revenue opportunity into charging EVs, providing AI compute services, and optimizing the last mile delivery of packages.

As the battery storage markets matured, LT350 saw the first transparent market signals for battery pricing coming out of California in 2023 through a Standard and Poor’s report. The market signals were real world capacity and time of use payments for using battery storage to provide services to California public utilities. Because the pricing was economically favorable, this triggered the decision to take the LT350 solution to market.

Because the first step to go-to-market entails designing, engineering, testing, manufacturing, and deploying a real world canopy, LT350 did not want to launch without an engaged customer. The founder originally targeted the convenience store gas station market because they were facing many threats with the potential growth of EVs and autonomous vehicles. If both technologies advanced rapidly, the number of customers fueling at gas stations would decrease and the number of vehicles with drivers purchasing convenience items would be reduced.

By positioning LT350 as a way to future proof the convenience store gas station business, LT350 found a receptive audience in one of the world’s largest convenience store brands who went through an extensive multiyear vetting process to gain comfort that it was possible for LT350 canopies and integrated cartridges to serve as a revenue generating alternative to the standard gas station canopy. As a result, LT350 financial models initially focused on the economic potential of a standard 2,000 square foot gas station canopy to generate battery storage revenue. Although these models demonstrate a compelling potential return on investment and an attractive opportunity at scale, battery storage revenue was projected to be less than 10% of the revenue generated from the same canopy configured to provide AI compute services.

As the AI datacenter market emerged as a generational opportunity, LT350 prioritized the pursuit of deploying distributed AI data centers in parking lots and identified a medical REIT partner to execute its go-to-market plan.

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Products and Services

LT350’s core product is a solar parking lot canopy that integrates modular cartridges into the ceiling of the canopy. The modular cartridges hold the components required to provide the following capabilities:

•	Delivery of solar energy through smart inverters
•	Battery storage to support the grid, AI compute, and high capacity EV charging
•	AI and edge compute through CPU and GPU cartridges
•	HVAC and refrigeration through thermal storage components
•	Drone charging on the canopy roof

Although management believes that many of the design, engineering, supply chain, manufacturing, and regulatory considerations relevant to the canopy and the cartridges have been evaluated for practicality of execution, no canopy or cartridge has been built to date.

In the first phase of product development, LT350 expects to design, engineer, and test the structural canopy in conjunction with the solar inverter, battery storage, CPU/GPU cartridges, and the related firmware. Initial discussions with design and engineering partners indicates the first canopy is expected to be ready for operation 18 months after initiating development.

Business Model and Customer Acquisition Strategy

LT350’s business model is to partner with parking lot owners to have canopies built on their properties and then manage each canopy to optimize the generation of revenue from each canopy.

The unique design of the LT350 canopy and its modular cartridges introduces multiple ownership models for the canopy and its cartridges.

For instance, LT350, the property owner, or investors can own the structural canopy and ownership of the cartridges does not need to match ownership of the canopies. This introduces flexibility within the business model to meet the needs of a wide array of partners and investors. Management believes this will maximize the number of opportunities to deploy canopies in support of the mission to clean the air.

With this flexible business model in hand, the Company intends to acquire customers by directly marketing the benefits of placing a revenue generating LT350 canopy in their parking lots. Although any parking lot owner is a potential target, the Company believes there are inherent soft cost advantages to targeting customers with multiple locations such that one sale can result in multiple canopy deployments across a diverse geographical footprint.

LT350 has demonstrated early customer acquisition success as demonstrated by securing a non-binding letter of intent from a REIT customer to deploy LT350 canopies a pilot location. If the pilot performs as expected, we anticipate that our REIT partner will be inclined to deploy our canopies across additional locations.

The REIT customer that executed an LOI is a publicly traded REIT focusing on healthcare facilities. This customer has a portfolio of almost 200 buildings throughout the United States. The LOI calls for executing a pilot at a hospital facility in the Dallas Fort Worth market. The business model for this customer is for LT350 or investors to own the canopy with LT350 operating the canopy and cartridges to optimize profits. LT350 will pay the REIT rent for access to their parking lot space.

LT350 expects to build on this early customer acquisition success story by targeting additional customers in the REIT space while also targeting convenience store gas stations, quick service restaurants, big box retailers, multifamily residential builders, stadiums, municipalities, etc.

Management believes the opportunity to receive meaningful revenue from a parking lot that typically is a cost center will be very well received by target customers.

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Overview of the AI Datacenter Market and the Positioning of LT350

The AI data center space has been growing rapidly since the launch of ChatGPT on November 11, 2022. The growth of AI datacenters has accelerated exponentially, driven primarily by the public emergence of generative AI and large language models (LLMs). This rapid expansion has led to unprecedented capital investment, surging demand for electricity and advanced infrastructure, and a significant shift in the datacenter market. According to a recent Goldman Sachs report, AI data center growth from 2023 through 2026 is predicted to yield a 4-year CAGR of 98% with AI datacenters requiring new builds as retrofitting legacy datacenters is proving to be inefficient.

The vast majority of data center capacity being constructed consists of large data centers requiring significant infrastructure upgrades to the properties. U.S. datacenter electricity consumption is forecast to nearly double by 2030. A significant portion of this is driven by AI, with Goldman Sachs predicting a 165% rise in global data center power demand from 2023 levels by 2030.

According to an Insight Report from JLL, a global commercial real estate and investment management company, power infrastructure bottlenecks are a major impediment to datacenter development. These challenges will continue to intensify as the data center sector expands rapidly into new geographies. In many markets it can take four years or more to have high-capacity power lines extended to new development sites. Most of this delay is associated with securing easements and regulatory approvals. Supply chains continue to be challenged, particularly for transformers and switchgear, but equipment procurement is not the primary reason for transmission delays. These challenges have led to a shift in site selection criteria, with land now being evaluated based on available power capacity and proximity to transmission lines, rather than pricing or total acreage.

LT350 believes competition for limited land and power resources available to meet the needs of large datacenter deployments will likely lead to increased costs and delays for many datacenter developers. Management believes LT350 is well positioned to avoid these delays because LT350 canopies pair battery storage cartridges with GPU cartridges. The batteries serve to shield the local utility from the electrical load of AI compute resources during periods of peak demand on grid infrastructure. By combining battery storage and GPU cartridges in a balanced manner across the same canopy and installing small datacenters distributed across multiple individual grids, management believes LT350’s distributed AI datacenters will enjoy significant advantages in bringing AI compute resources to market.

LT350 intends to deploy numerous distributed AI data centers across multiple parking lots connected through a virtual network.

Compared to standard datacenters, management believes LT350 has the following advantages:

•	No land costs
•	Little to no infrastructure upgrades
•	Minimal permitting and construction costs
•	Flexibility to easily expand or contract AI resources by adding or removing cartridges
•	Decreased latency and cloud costs due to deploying close to customers
•	Increased data security for critical services due to local processing
•	Increased resiliency from decentralization of compute resources

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Overview of the Battery Storage Market and the Positioning of LT350

According to the Renewable Energy Institute, renewable energy accounted for greater than 90% of new energy generation in the U.S. in 2024, with solar energy being the largest contributor. The prevalence of solar and wind in the current energy markets has resulted in the need for battery storage to support the deployment of renewables. Without battery storage, when the sun stops shining or the wind stops blowing, the output from renewable generation goes to zero. The grid can only tolerate so much intermittency. Batteries significantly mitigate intermittency as they can store renewable energy when it is plentiful and dispatch when it is not. In this way batteries supply the grid with a steady state of clean energy for a known period of time.

The result is battery storage has been growing exponentially with capacity increasing 66% in 2024.

MARCH 12, 2025

U.S. battery capacity increased 66% in 2024

Cumulative U.S. utility-scale battery power capacity (2011–2025)
gigawatts (GW)
eia
planned capacity
2024 operating capacity 26 GW
50
45
40
35
30
25
20
15
10
5
0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Data source: U.S. Energy Information Administration, Preliminary Monthly Electric Generator Inventory, January 2025

In addition to using battery storage cartridges to support the deployment of AI infrastructure, LT350 intends to use battery storage to support the grid’s ability to integrate renewables. Although each state has their own policies as to how to reimburse battery storage services, many involve payment for guaranteeing capacity to the grid or for providing energy in time-of-use markets through real-time trading. Management believes LT350 is well suited to participate in all pricing mechanisms.

Given the ubiquitous nature of parking lots and the flexibility of adding and subtracting modular cartridges to a canopy, LT350 enjoys many of the same competitive advantages in the battery storage markets as it does in the datacenter market.

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Overview of the EV Charging Market and the Positioning of LT350

EV owners report that charging speed is their most important consideration when using public chargers. Safety concerns relating to EV battery technology have long been a limiting factor in reaching faster charging, but recent innovations are now reshaping the fast charging landscape.

In March 2025, BYD set a new benchmark with its Super-e platform, which is claimed to deliver around 400 km of range in 5 minutes. Just one month later, CATL announced the second generation of its Shenxing battery, offering even higher charging speeds. Megawatt charging was previously limited to heavy-duty vehicles, where the energy was distributed across battery packs roughly ten times larger than those in passenger cars. Now, advances in battery technology and charging platforms are bringing this capability to the passenger car market, with the first models already on sale in China.

The full realization of these advantages, however, hinges on deploying ultra-high-power charging infrastructure. Megawatt chargers impose significant loads on grids, often requiring upgrades that could significantly slow down or limit deployment. Pairing these chargers with battery storage to alleviate peak demand and optimize grid usage might offer a pathway to accelerate their roll-out. In recognition of the infrastructural challenge, BYD – together with its Super-e platform – has announced plans to deploy 4000 megawatt chargers supported by battery storage in China.

Anticipating that charging time would be a significant pain point for EV users, the ability to link high capacity battery storage cartridges to ceiling-mounted EV charging cartridges was designed into the LT350 canopies and is part of LT350’s patent portfolio. In addition to utilizing this design to reduce the need for grid infrastructure improvements in support of high speed charging, placement of the EV charging components in the ceiling of the canopies provides significant advantages that management believes optimally positions LT350 to be a leader in the EV charging space.

These advantages include:

•	Adding EV charges without digging up parking lots or constructing bollards
•	Eliminating the risk of damage from vehicles
•	Minimizing the risk of cable vandalism
•	Minimizing the risk of blocking access to the EV charger
•	Autonomous robotic arm connection to the EV charge port
•	No touch account verification and payment
•	Easily match the supply of EV chargers to the demand from EVs

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Overview of the Solar Generation Market and the Positioning of LT350

Solar energy has been following a significant growth curve for many years, establishing itself as the largest form of new energy added to the U.S. grid in 2023. This trend continued in 2024 as solar accounted for 66% of new electric energy generating capacity.

U.S. Annual Additions of New Electric Generating Capacity

Percent of Total Capacity Additions
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Solar
Storage
Wind
Coal
Natural Gas
Other

Source: SEIA/Wood Mackenzie Power & Renewables U.S. Solar Market Insight 2024 Year in Review; EIA

Despite the vast amount of parking lot space in the U.S., 97% of solar installations are on residential rooftops. The primary reason is that rooftop solar is less expensive than parking lot solar, which requires a support structure for the solar panels.

Through its proprietary design, LT350 addresses the cost challenges of parking lot solar. By building one canopy structure and spreading the costs of that build across multiple revenue streams, i.e., solar generation, cloud AI compute services, battery storage services, and EV charging, LT350 significantly lowers the cost of the canopy structure associated with parking lot solar.

Management believes the LT350 canopy completely flips the cost paradigm of parking lot solar, moving it from the highest cost solar to the lowest cost solar.

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Research from the National Renewable Energy Laboratory shows that the entire U.S. could be powered by utility-scale solar occupying just 0.6% of the nation’s land mass. With the U.S. comprising 98.6 trillion square feet, 592 billion square feet would be needed to supply 100% of the energy needs of the country based on these estimates. It is estimated that the U.S. has 2 billion parking spaces occupying 540 billion square feet. If the square footage of all the parking lots in the U.S. were assumed to be adequate for solar generation and were covered with LT350 canopies, over 90% of the energy needs in the U.S. would be met each year.

France began mandating that parking lots be covered with solar in 2023 with implementation deadlines set to close out by 2028.

Management believes LT350 is optimally positioned to be a dominant provider of parking lot solar, which the Company believes will ultimately become the leading contributor of solar generation worldwide.

Positioning of LT350 in the Mobility and Logistics Market

LT350 believes autonomous vehicles are poised to revolutionize the mobility markets, particularly with respect to ride hailing and logistics.

As fully autonomous ride hailing takes hold, the majority of these vehicles are expected to be electric vehicles for a number of reasons, to include cost advantages and the fact that EVs are easier for a computer to drive than their internal combustion engine alternatives. As part of a testimony submitted at the House Energy and Commerce Committee, the nonprofit, Securing America’s Future Energy (SAFE), found that “58 percent of autonomous, light-duty vehicle retrofits and models are built over an electric powertrain, while a further 21 percent utilize a hybrid powertrain.”

To optimize the amount of revenue generated by each vehicle, autonomous vehicles will need to charge rapidly, minimize the driving distance to reach a charger, access the cloud for low latency high bandwidth data exchange, and connect to the charger without human intervention. Management believes the LT350 canopy platform is optimally positioned to achieve these goals.

Parking lots are ubiquitous in urban environments and with LT350 canopies expected to be in all types of parking lots, to include replacing existing gas station canopies, expanding into commercial office and residential multifamily real estate, big box retail, stadiums, hospitals, and the lots of existing parking vendors, the Company believes LT35O is well positioned to be the most convenient and cost effective option for autonomous vehicle charging. Couple this convenience with an LT350 canopy’s inherent ability to deliver high capacity charging backed by large amounts of battery storage and the contemplated ability of the robotic, ceiling mounted EV charging arm to autonomously connect to an AVs charging port to charge and bill, the LT350 canopy appears to have potential for a meaningful competitive advantage for servicing the ridehailing space.

Given the infrastructure as a platform dynamic of the LT350 canopy design, where the same canopy can house cartridges providing different services, the Company believes its competitive advantages extend beyond convenience, cost, and charging.

A critical component to operating autonomous vehicles is the ability for these vehicles to process large amounts of critical data with low latency at the edge. Edge compute means processing data closer to the source of the data, while minimizing the reliance on centralized datacenters which have high latencies and are dependent on the quality of the wireless data connection. To optimize edge computing, autonomous vehicles require a layered approach to processing data. For the most critical data, sensors onboard the AV feed information directly to the compute capability on the vehicle. To ensure the vehicle’s onboard computer has adequate capacity to handle the most critical data, edge data centers will become essential for the offloading of non-critical data to keep more time-sensitive, critical data within the vehicle. This feeds directly into the distributed AI data center advantage core to the design of the LT350 canopy platform.

With respect to LT350’s potential role in improving logistics, the Company’s patents extend to integrating refrigerated and non-refrigerated storage lockers into the structure of the LT350 canopy. These lockers are on the ground level in a configuration similar to the island where gas pumps are typically placed. These storage lockers are connected to the roof of the canopies with small elevators that transfer packages back and forth from the ground to the roof. This design facilitates the use of LT350 canopies as distributed warehouses for the efficient delivery of packages, food, medication, convenience items, and other critical activities.

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By coordinating packages coming into the LT350 canopy lockers from drones and ground based vehicles with packages needing to leave the same canopy, we expect routes can be optimized, costs reduced, and the speed of package delivery optimized. At the same time, both drones and ground based vehicles can be charged as one of the unique cartridges LT350 has patented is a rooftop drone charger.

The last mile of any order has been reported as the biggest burden on total shipping costs, accounting for 53% of overall shipping and delivery costs in 2023. Increasing the speed of last mile delivery while decreasing the costs is critical to ecommerce retailers as 62% of shoppers say delivery speed influences shopping decisions, and 85% will shop elsewhere if times are too long.

Management believes that once LT350 canopies are ubiquitous across multiple parking lots in a geographical area, the Company will be an ideal logistics partner for ecommerce retailers needing to increase their delivery times while reducing their costs.

Intellectual Property

LT350 relies on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies the Company believes are important to its business. The Company’s success will depend in part on its ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce its patents, maintain licenses, preserve trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. LT350 also relies on continuing technological innovation to develop, strengthen, and maintain its proprietary position.

The Company was founded on the concept that parking lots are often exposed to sunlight for significant periods of the day and constitute a large surface area of non-revenue producing land. The vision included, among other things, how to leverage the land and exposure to generate revenue in novel ways and methods. The first patents related to placing solar canopies in parking lots along with novel systems and methods to generate revenue to offset the capital cost of establishing the solar arrays in parking areas.

•      US Patent No. 9,275,391

The technology of US Patent No. 9,275,391 relates to a canopy with a solar array (or another renewable power source). The canopy comprises a bay for a vehicle with peripheral equipment to support the delivery of goods and services. The peripheral equipment includes an accessible dashboard to order the delivery of the goods and services, associated processers, storage compartments, refrigerators, freezers, and the like.

•      US Patent No. 10,055,706

US Patent No. 10,055,706 corresponds to US Patent No, 9,275,391. The 706 Patent relates to methods of providing the goods and services associated with the systems outlined in the 391 Patent.

It was next identified that the canopies could be modified to store and distribute electrical energy, whether from renewable or other sources. Thus, introducing novel canopies to store and distribute energy were added to the portfolio. Harnessing and distributing stored energy was possible, in part, with the development of high-capacity batteries, which would facilitate a solution for a secondary use associated with electric vehicle batteries. After end of useful vehicle life, EV batteries are capable of holding a significant charge and being used in a storage capacity.

•      US Patent No. 9,647,300

The basic concept relates to placing carports in parking lots. The roof of the carport is either designed with or retrofitted with a compartment that holds one or more batteries, such as a depleted electrical vehicle battery or other specialty designed battery. The compartment includes the necessary power equipment to supply power to or receive power from a power grid. The basic concept includes a heat dissipation system.

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•      US Patent No. 10,069,456 (Related to US Patent No. 9,647,300)

As mentioned with US Patent No. 9,647,300, one of the concepts includes either replacing the batteries, and other equipment in need of replacement or repair, in the compartments and/or removing and installing the entire compartment of the carport. The technology in this patent relates to protecting methods to install and remove either batteries or retrofit compartments for the carports.

•      US Patent No. 10,666,188 (Related to US Patent Nos. 10,069,456 and 9,647,300)

The basic concept for this filing relates to using the compartments as an emergency power source. Essentially, a canopy is provided with a structure to receive one or more compartments with fully charged batteries. The canopy is installed at a location and the compartment moved to the location in need of power due to a natural disaster, or the like. The compartment, with charged batteries, is loaded into the canopy to provide local emergency power.

•      US Patent No. 11,476,796 (Related to US Patent Nos. 10,666,188; 10,069,456; and 9,647,300)

The basic concept for this filing relates to providing non-power grid supplies of electricity for local needs. This filing relates to providing a canopy that can receive a battery to supply power to a local need such as an electric vehicle charging station, or to the power grid, other peripherals, or other combinations.

•      US Patent No. 12,095,408 (Related to US Patent Nos. 11,476,796; 10,666,188; 10,069,456; and 9,647,300)

This allowed patent application is similar to US Patent No. 11,476,796 and aims to protect a different variation of a non-power grid related canopy.

•      US Published Patent Application Publication 2025/0088137

This application is directed to another version of the canopy. It was filed in part to allow for coverage of further developments relating to stand alone solar canopies that store energy along with a variety of peripheral services.

As conceptual development of the solar canopy evolved, the portfolio was expanded to include other revenue streams, peripheral devices, and forms of stored energy besides electrochemical and it was envisioned that the solar canopy could provide additional services by connecting to a variety of external loads such as HVAC systems, refrigeration systems, EV chargers, building loads, cell towers, etc.

•      US Patent No. 10,587,015

The basic concept of this patent is to expand the solar canopy with cartridge concept to include thermal energy storage. Specifically, a liquid is cooled, and ideally frozen, during low energy demands on the power grid. The energy stored by cooling/freezing the liquid is recaptured during periods of high energy demand by allowing the liquid to melt and release its coolant for HVAC and refrigerant purposes.

•      US Patent No. 11,245,138

The basic concept is to provide a solar canopy, similar to the above, and a system for storing thermal energy that relocates the transfer of energy to somewhere other than the roof-top of the canopy.

•      US Patent No. 11,916,205

The basic concept of this version expands the canopy concept to include specific services and external loads to which the canopy can be connected. These include, for example, electrical vehicle charging, building AC distribution panels, server farms, and edge computing/telecommunications.

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•      US Published Patent Application Publication 2023/0268869

This patent application further expands the energy storage canopy to include providing numerous additional services. The additional services include:

1.	Electrical Vehicle Charging bays with improved connection arms to facilitate charging multiple vehicles both autonomously and manually.
2.	Drone management, storage, and power cartridges.
3.	Delivery of goods through integrated storage and elevator systems.

•      US Published Patent Application Publication 2024/0243373

This application has been filed, in part, to allow for coverage of further developments relating to the energy storage canopy.

In addition, any intellectual property litigation to which LT350 becomes a party may require the Company to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that the Company allegedly infringes, misappropriates, or violates;
•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;
•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property;
•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of management and technical personnel. It may also result in adverse publicity, which could harm the Company’s reputation and ability to attract or retain customers. As LT350 grows, the Company may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claim against the Company could have a material adverse effect on the business, financial condition, and results of operations.

Competition

LT350 competes in large and rapidly growing markets that include the data center, battery storage, solar, and EV charging verticals. The services LT350 provides are offered by much larger and well-established companies such as cloud hyperscalers Amazon, Google, Oracle, Microsoft, and Meta; battery storage providers Tesla, BYD, NextEra, and Fluence; solar generation providers NextEra, First Solar, and NEXTracker; and EV charging vendors ChargePoint, Tesla, and EVgo.

There can be no assurance that LT350 will be able to compete successfully in the marketplace against these competitors. The Company is a small, relatively new company that is not currently considered to be a significant participant in its industry and it has not yet developed its canopy or cartridge technology.

All of the competitors to LT350 have the same core weaknesses compared to the Company in that they are not able to offer their services in a parking lot through a canopy structure that integrates multiple revenue generating cartridges without taking up valuable parking lot space. However, the Company’s success is dependent upon its ability to develop the LT350 canopy and its cartridges in a real world environment to prove the advantages the Company believes its proprietary technology offers.

Employees

The Company does not have any employees and does not anticipate having employees until after the proposed Business Combination is closed.

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Legal Proceedings

From time to time the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. The Company is not currently a party to any legal proceedings. There are no material proceedings in which any directors, officers, or affiliates or any registered or beneficial stockholder of more than 5% of LT350 common stock is an adverse party or has a material interest adverse to LT350 interests.

Government Regulation

We are subject to the laws and regulations of various jurisdictions and governmental agencies affecting our operations and the sale of our infrastructure and services in areas including, but not limited to: AI; intellectual property; tax; import and export requirements; anti-corruption; economic and trade sanctions; national security and foreign investment; foreign exchange controls and cash repatriation restrictions; data privacy and security requirements (such as the CCPA); competition; advertising; employment; product regulations; environment, health and safety requirements; and consumer laws. To date, costs and accruals incurred to comply with these governmental regulations have not been material to our capital expenditures and results of operations. Although there is no assurance that existing or future governmental laws and regulations applicable to our operations and the sale of our infrastructure services will not have a material adverse effect on our capital expenditures, operating results, and competitive position, we do not currently anticipate material expenditures for government regulations. Nonetheless, we believe that global trade regulations could potentially have a material impact on our business.

The import and export of our infrastructure services and technology are subject to laws and regulations including international treaties, U.S. export controls and sanctions laws, customs regulations, and local trade rules around the world. The scope, nature, and severity of such controls varies widely across different countries and may change frequently over time. Such laws, rules, and regulations may delay the introduction of our infrastructure and services or impact our competitiveness through restricting our ability to do business in certain places or with certain entities and individuals. For example, the U.S. Department of Commerce continues to tighten export controls and add firms to the Entity List. These export restrictions, which would require that we obtain licenses from the U.S. Department of Commerce to allow us to export infrastructure services to such listed firms, could limit or prevent us from doing business with certain potential customers or potential suppliers. These restrictive governmental actions and any similar measures that may be imposed on U.S. companies by other governments could limit our ability to conduct business globally.

Overview of Influence Healthcare

As used in this section, references to “the Company”, “Influence Healthcare,” “we,” “us,” and “our” refer to Influence Healthcare.

Influence Healthcare is an early stage, pre-revenue, pre-operational healthcare services provider empowering physicians to create an alternative, physician-driven, value centric healthcare system. Pre-operational means Influence Healthcare has no full time employees working to advance the company. The founder is the sole operator and his duties consist of securing partnerships with surgeons, payers, and facilities as well as the required financing to execute the Company’s plan.

Influence Healthcare’s thesis is that only physicians have the clinical knowledge, authority, and relationship with the patient to be most influential in delivering the highest quality care at the lowest possible cost. The operational process of executing the details of care delivery are primarily governed by the physician order, so to drive meaningful change in the delivery of care, Influence Healthcare believes physicians need to be empowered.

To achieve its mission that includes empowering physicians to use their influence to fully engage in improving the delivery of care, Influence Healthcare leverages the favorable political and regulatory tailwinds in support of value based care (VBC) that created the Value Based Enterprise (VBE). More specifically, the Company forms VBEs with participating surgeons and other physicians to extend the benefits of VBC to the surgical specialties.

Influence Healthcare has a non-binding LOI signed with an orthopedic surgery practice in Colorado and is in discussions with a NYSE traded REIT to potentially finance the construction of a specialty hospital in the orthopedic surgery group’s market. Influence Healthcare is also in late stage discussions for signing a non-binding LOI for a specialty hospital lease in Texas.

Influence Healthcare does not currently operate any healthcare facilities or have signed, binding agreements with payers or surgeons to execute surgical procedures as a value based enterprise (VBE).

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Management currently believes Auddia has the cash required to convert the non-binding LOI with the orthopedic surgery group into a binding agreement and to secure a partnership with a healthcare developer to build and lease a specialty hospital back to Influence Healthcare. The orthopedic surgeons are expected to move their surgical cases to the specialty hospital in accordance with the expected binding agreement with the orthopedic surgery group.

Management believes there is sufficient cash to finalize the lease agreement for the Texas specialty hospital and to secure adequate partnerships with surgeons to perform surgical cases at the hospital. Additional capital may be required to transition each opportunity into revenue generation.

Management does not believe there is significant additional risk beyond those discussed in the Risk Factors section that the software and services contemplated by the Influence Healthcare business model will not be developed or found to be technologically feasible.

Influence Healthcare’s business model is aimed at securing payer contracts to cover the full cost of very specific VBC surgical bundles. The Company then partners with surgeons to manage the complete delivery of care for these surgical cases. By committing to engaging with the latest AI and digital tools to optimize care pathways, and by managing more of a care episode within Influence Healthcare’s vertically integrated network, the Company believes surgeons in the Influence Healthcare model can have a far greater impact on value than they do in the current healthcare system and that they can make far more money as they deliver that value in the form of quality outcomes at a lower cost.

Influence Healthcare intends to secure the money required to pay surgeons more for their broader services by vertically integrating as many of the major cost centers that go into a surgical episode of care as possible, and by leveraging the rapidly expanding universe of AI and other digital tools to improve margins through the reduction of administrative staff and the elimination of operational inefficiencies and fraud associated with clinical documentation and revenue cycle management. By improving margins and removing the profits historically allocated as an expense for each component of care delivery that is vertically integrated, the Company expects the profits of Influence Healthcare’s VBC bundles will be maximized and shared with the surgeon under VBE regulations as a bonus for successfully managing each surgical case to defined metrics of value.

Although Influence Healthcare’s model is extensible to all surgical specialties and the model facilitates strategic integrations with at-risk primary care providers focused on VBC, the Company is initially launching with a focus on spine and total joint replacement surgeons. Once a foothold is established in themarket, Influence Healthcare plans to extend the model to all surgical specialties. As data is secured detailing the costs of various surgical interventions across populations in specific markets, the Company then anticipates extending the model to primary care groups. This integration with primary care will demonstrate the mission of building an alternative value based healthcare system driven by a full spectrum of empowered physicians, from primary care through surgical sub specialization, to improve the delivery of care for patients and physicians.

Management believes that only by empowering physicians through greater autonomy and economics can technology and VBC reach their full potential for transforming healthcare. Influence Healthcare intends to deliver that empowerment.

The Company believes it can change the delivery of healthcare in the United States, not by fixing the current system but by building an alternative, physician-driven, value centric healthcare system within the rules of the existing system. As physicians migrate to the new system that gives them greater autonomy and pay, Influence Healthcare believes the old system is likely to fade away because without physicians in the legacy system, there is simply no healthcare to deliver.

History of Influence Healthcare

Influence Healthcare was formed in 2019 with the mission of empowering physicians to use their unique positioning and influence within the healthcare system to rally behind a grassroots physician led movement to build an alternative healthcare system that would minimize administrative inefficiencies and return the physician patient relationship to the center of medicine.

Influence Healthcare was founded by Jeffrey Thramann, an entrepreneurial neurosurgeon who founded a successful neurosurgical practice in Boulder, Colorado directly out of residency because he wanted to practice medicine through an independent private practice, which he believes is critical to preserving physician autonomy and the sanctity of the physician-patient relationship. As a staunch believer in the need for physicians to practice medicine without the conflicts inherent in the corporate practice of medicine, the founder grew increasingly concerned with the direction of medicine as successful lobbying by powerful market participants in the healthcare space led to the dismantling of laws established to prevent the corporate practice of medicine.

As defined by Google’s Gemini when executing the search, “what are the corporate practice of medicine laws,” the AI returns the following response: “Corporate Practice of Medicine (CPOM) laws are regulations that prevent non-physician-owned corporations from practicing medicine or employing physicians. The primary goal of CPOM laws is to protect the physician-patient relationship and ensure that medical decisions are based solely on patient well-being, not corporate financial interests. These laws vary by state but generally require that medical practices be owned and controlled by licensed healthcare professionals to maintain independence in patient care.”

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Influence Healthcare believes the language and intent of the CPOM laws and regulations could not be clearer, yet today it is routine for hospital corporations and insurance providers to leverage exemptions to the CPOM laws and regulations secured by lobbyists. The exemptions allow these organizations to directly employee physicians and essentially practice medicine as a corporation. Although not part of a formal exemption to CPOM, private equity was similarly successful in architecting a creative workaround to the intent of CPOM laws, such that they too can routinely practice medicine as a corporation.

Influence Healthcare believes that the result of corporations being able to practice medicine in conjunction with over 60 years of well-intentioned but ill-informed politicians and administrators attempting to “fix” medicine since the advent of CMS in 1965, has led to the current healthcare system that is largely criticized as being inefficient and ineffective. The Company points to data in the graphic below, demonstrating that the ratio of administrators to physicians in healthcare continues to increase and that the number of private practices has dropped below 50%, as indicators that an alternative, physician-led, value centric healthcare system needs to be created.

THE PROBLEM WITH HEALTHCARE

ADMINISTRATIVE BLOAT

Administrative tasks are prioritized over patient care resulting in a healthcare system that is too inefficient and costly

LOSS OF PHYSICIAN INFLUENCE

The value drivers of exceptional healthcare are being marginalized as they migrate from owners to employees

Growth of Health Care Administration

1200%
1000%
800%
600%
400%
200%
0%
1970 1975 1980 1985 1990 1995 2000 2005 2010 2015
Administrators
115%
Physicians

Source: Here and there
Employed persons by detailed occupation, sex, race, and Hispanic or Latino ethnicity: U.S. Bureau of Labor Statistics (bls.gov)

Percent of Physicians Working in a Private Practice Wholly Owned by Physicians

2012
60.1%
2018
54.0%
2020
49.1%

Source: American Medical Association

© Copyright 2023 Influence Healthcare. All Rights Reserved. Confidential
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Months after forming Influence Healthcare, the world was hit with the Covid-19 pandemic (“Covid-19”). No industry was more impacted than healthcare. As a result, the launch of Influence Healthcare was put on hold. The founder used that time to engage with healthcare regulatory attorneys and select surgical groups to architect a regulatory compliant business model that would be ready for launch post Covid-19. The time was also used to develop the Company’s first value based care bundles for spine surgery and joint replacements and to model how the standard fee-for-service codes for each specific surgery would crosswalk to a comparative bundled VBC contract. It was then confirmed that the Company’s value based care contracts could be adjudicated by the revenue cycle management platforms of a major insurance provider.

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Armed with a unique VBE business model vetted by two leading healthcare regulatory firms and a financial model indicating favorable economics, Influence Healthcare pursued its first private practice partner. The Company subsequently entered into an LOI with a large orthopedic group with three spine surgeons and six joint replacement surgeons interested in participating in the Influence Healthcare model. The LOI calls for executing definitive documents whereby Influence Healthcare secures the exclusive right to contract the surgeons in VBC contracts over a ten year period. There can be no assurance that definitive documents will be executed. In accordance with VBE regulations and as confirmed by the Company’s healthcare regulatory attorneys, the contracted surgeons agree to perform all VBC cases at facilities contracted with or vertically integrated by Influence Healthcare. The spine surgeons further agree to utilize spine implants contracted with, or vertically integrated by, Influence Healthcare.

To optimize the efficacy of the business model in partnership with the first orthopedic group, Influence Healthcare anticipates vertically integrating a specialty hospital. The Company is working with a publicly traded REIT that has reviewed Influence Healthcare’s business model, the LOI executed with the surgical group, and the historical surgical volumes performed by the group. Management expects the REIT will construct a specialty hospital in the targeted market and lease it back to Influence Healthcare.

Because a specialty hospital takes approximately three years to build, Influence Healthcare expects to contract with an ambulatory surgery center (ASC), majority owned by the orthopedic group executing the LOI, to perform select VBC cases at the ASC prior to completion of the specialty hospital. The Company believes this will lead to early revenue generation in the market while also allowing payers to become familiar with Influence Healthcare’s VBC model prior to the specialty hospital being operational.

In a further effort to secure early revenue, Influence Healthcare has entered into discussions to sublease a specialty hospital in the Dallas Fort Worth market. Although the Company does not have surgeon partners in the market, the company Influence Healthcare will sublease from has indicated a willingness to provide introductions to surgeons in the market they believe may be receptive to the Influence Healthcare opportunity.

With an LOI in place to contract with the first orthopedic group and a publicly traded healthcare focused REIT expressing an interest in building and leasing back a specialty hospital in the market, and ongoing discussions to lease a specialty hospital, Influence Healthcare is now positioned to move from the planning and early business development phase to the execution phase.

Overview of the VBC Market and the Positioning of Influence Healthcare

VBC is a healthcare payment mechanism that aims to incentivize care providers to deliver quality care at a lower cost. As providers manage care to specified value metrics, VBC incentives typically allow providers to share in the associated cost savings. As VBC adoption has matured, primarily with respect to nonsurgical care across chronic conditions such as diabetes and renal failure, providers have increasingly entered into more advanced VBC arrangements where providers agree to absorb downside risk in exchange for a greater share of potential cost savings.

Latest Value-Based Care Statistics: Comprehensive List

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The Centers for Medicare and Medicaid Services (CMS) has set a goal to have 100% of Medicare beneficiaries in an accountable care relationship by 2030. This target is part of a larger strategy to transition away from the traditional fee-for-service (FFS) model and toward VBC.

Although VBC has demonstrated significant growth, this has primarily been limited to non-surgical services. The reason for this is that VBC is primarily focused on working closely with patients to prevent disease. Prevention and treating the whole patient is within the scope of practice of non-surgical physicians. Surgeons on the other hand primarily address disease after it has already happened and a fix is required. This has led to very little interest in VBC from surgeons and very little penetration of VBC across the surgical specialties.

The ultimate goal of VBC is to bridge across the entire continuum of care from wellness and prevention through to surgical intervention. This goal, however, was hindered by healthcare regulatory restrictions. In an effort to remove these restrictions, the Department of Health and Human Services (HHS) launched an initiative with the acronym SPRINT that refers to the Regulatory Sprint to Coordinated Care. The SPRINT regulations reformed key fraud and abuse laws, like the Stark Law and Anti-Kickback Statute (AKS), to enable VBC. The goal was to remove barriers that historically hindered healthcare providers from coordinating care and entering into VBC arrangements.

The regulations provided new safe harbors and exceptions to protect arrangements that would otherwise violate the Stark Law or AKS. These protections are designed to foster coordination and prevent fraud while allowing providers to be compensated for improving health outcomes and lowering costs, rather than simply increasing the volume of services.

Influence Healthcare leveraged these changes to architect a business model aimed at empowering surgeons to embrace VBC through a process that better reflects the differences between how surgeons and primary care physicians work. Influence Healthcare’s model incentivizes surgeons to take a proactive role in optimizing the delivery of value to their surgical specialty with a focus on ensuring surgeons benefit from the switch to VBC.

As surgeons adopt the Influence Healthcare model, data will be acquired over time that is required to advance VBC participation from bundled cases linked to value that have no downside risk to ultimately sharing in the downside risk of managing populations in partnership with primary care providers to maximize cost savings and the share in those savings.

To optimize the impact of its business model, Influence Healthcare is going to market by initially targeting spine fusion procedures and the replacements of knee and hip joints. These procedures represent the three most costly hospital stays on an aggregate basis that involve a surgical procedure, totaling close to $45B annually when adjusted for healthcare inflation.

Management believes the Influence Healthcare model gives surgeons optimal control over the process of adopting VBC while delivering opportunities that maximize reimbursement. The Company believes its model is unique and by securing a first mover advantage will establish itself as the preferred surgical VBC partner for leading primary care VBC providers who are absorbing surgical risk in their current VBC contracts.

Products and Services

Influence Healthcare’s product is a network of contracted or vertically integrated healthcare providers, facilities, and vendors the Company utilizes to deliver contracted surgical procedures to payers. No product is currently in market.

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The healthcare providers Influence Healthcare anticipates contracting with or vertically integrating include the following:

•	Surgeons

•	Anesthesiologists

•	Nurses

•	Neuromonitoring teams

•	Physical therapists

•	Rehab physicians

•	Home health providers

The Company does not expect to vertically integrate surgeons due to corporate practice of medicine issues.

The facilities Influence Healthcare anticipates contracting with or vertically integrating include the following:

•	Hospitals

•	ASCs

•	Imaging centers

•	Physical therapy centers

•	Rehab or skilled nursing facilities

Over time, Influence Healthcare intends to vertically integrate as many facilities as possible, with a focus on hospitals and ASCs due to the opportunity to remove significant costs that would typically be expensed against the VBC bundle. In the early years of deploying the model management is sensitive to the need for avoiding material capital expenditures.

The only vendors Influence Healthcare anticipates contracting with or vertically integrating in the early stages of the business are spinal implant manufacturers. Influence Healthcare has a contract with ClavusGroup, a spine implant distributor owned by Jeffrey Thramann, pursuant to which Clavus is the exclusive provider and distributor of spine implants to Influence Healthcare VBC cases at cost, subject to the participating surgeon’s election to use ClavusGroup products.

Influence Healthcare has executed a contract to acquire and develop an innovative spinal implant for minimally invasive fusion procedures that management believes has the potential to significantly lower the cost of spine fusion procedures. This would potentially improve the margins available on fusion procedures if the surgeons contracted with Influence Healthcare were to adopt the technology.

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Since spinal implants account for approximately 40% of the cost of standard spine fusion cases, Influence Healthcare intends to vertically integrate these implants over time. In the interim, Influence Healthcare has an agreement with ClavusGroup, a spine implant distribution company owned by Jeffrey Thramann, to provide implants into Influence Healthcare VBC cases at cost. Upon vertically integrating specific spinal implants within Influence Healthcare, the distribution agreement with ClavusGroup for the same vertically integrated implants can be terminated.

Business Model and Customer Acquisition Strategy

Influence Healthcare’s business model is to contract directly with payers to perform specific surgical procedures for a fixed fee covering the full episode of care. This is referred to as a bundled payment. The Company then contracts directly with the providers, facilities, and vendors required to perform the full episode of care. The Company currently has no active contracts.

Contracts with surgeons are executed under a VBC model that incentivizes surgeons to manage the episode of care to specified value metrics for each surgical case. The contracts include parameters that require utilizing facilities, services, and vendors Influence Healthcare has contracted with or vertically integrated when clinically appropriate. For the components of care Influence Healthcare has vertically integrated, the Company will allocate those expenses against the bundled payment at cost.

As Influence Healthcare vertically integrates more of the components involved in the delivery of care, introduces AI and other digital technologies to improve operational efficiencies at vertically integrated facilities, and surgeons get more skilled at managing surgical episodes to value, the margin for each VBC case is expected to increase. This margin is shared between Influence Healthcare and the surgeon for each case that is successfully managed to the specified value metrics.

Influence Healthcare is initially focused on vertically integrating hospitals and spinal implants as specialty hospital costs average 62% less than the costs at general hospitals and spinal implants account for 40% of the cost of a spine fusion procedure. Management believes these two opportunities represent a significant share of cost reductions that can be achieved through vertical integration.

Sensitive to the capital expense requirements of building hospitals, the Company will initially lease hospitals and manage them with an eye towards leveraging AI and other digital tools to improve the patient experience and drive what management believes will be significant operational efficiencies primarily across administrative tasks such as patient scheduling and intake, operating room scheduling, supply chain ordering and logistics, clinical documentation, and revenue cycle management.

The aim of leveraging AI and other digital tools is to deliver value in the form of an improved experience for patients, nurses, and surgeons, while significantly reducing the need for administrative staff that are not directly involved in providing care. One of the major objectives of Influence Healthcare is to right size the allocation of spend to activities directly linked to having hands on patient as opposed to administrative functions not directly linked to care delivery. Management believes AI and other digital tools are poised to significantly improve margins at the facility level for each VBC case.

The founder of Influence Healthcare is an experienced spine surgeon who left medicine in 2008 after starting a spinal implant company. This background led to an informed understanding of the commoditization of spinal implants for the majority of routine spine cases as well as the significant inefficiencies inherent in the sales and distribution process that result in the average selling price of an implant being orders of magnitude greater than the cost of manufacture.

Influence Healthcare aims to leverage this experience and knowledge to significantly lower the cost of implants at Influence Healthcare facilities in two phases. The first phase will involve direct sales of implants to facilities and the second phase will involve vertically integrating the manufacturing of implants through third party vendors. Management has significant experience across both phases and execution is expected to contribute to material margin improvements for each spine surgery case involving a fusion.

In addition to Influence Healthcare receiving revenue from the profit split for each VBC case managed to specified value metrics, Influence Healthcare expects to realize meaningful revenue from FFS cases brought to vertically integrated hospitals and ASCs. Although the mission of Influence Healthcare is to build an alternative value driven healthcare system, the transition from FFS to value is a process as opposed to a step change. Proformas for Influence Healthcare model this transition achieving 20% VBC penetration in year one and expanding to 80% in year five. Company models never achieve a 100% transition. Although we believe full transition is possible, it is not known when it will be achieved.

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Management believes surgeons prefer to do all their cases at one facility if possible. As such, Company proformas assume surgeons will perform both their VBC and FFS cases at Influence Healthcare’s vertically integrated facilities. The revenue secured from standard FFS payments is treated as standard revenue realized for a status quo hospital today, which is not permitted to be shared with physicians.

Management further believes that surgeons prefer to use one implant system in all their cases to optimize efficiency through familiarity. As such, Influence Healthcare also expects to receive FFS revenue from spinal implants used in FFS cases performed at vertically integrated facilities. In markets where Influence Healthcare does not own a hospital, the Company anticipates contracting directly with existing hospitals. In that scenario, it is assumed that surgeons contracted with Influence Healthcare will use the Company’s vertically integrated implants in both VBC and FFS cases. For FFS cases done by Influence Healthcare surgeons at an outside hospital, it is also assumed the Company will receive standard spinal implant revenue once implants are fully vertically integrated.

Additional revenue available to Influence Healthcare includes the revenue from the opportunity to manage the practices of surgeons. As previously discussed, a key component of Influence Healthcare delivering value through vertical integration of facilities, is to leverage AI and digital tools to optimize the patient experience and minimize administrative tasks. The same tools utilized to execute this objective at facilities will likely be just as applicable for driving efficiencies in surgical practices. As surgeons witness the efficiencies driven by Influence Healthcare across the VBC cases they are managing, the Company believes this will build trust and strengthen relationships with these surgeons such that they will be receptive to entering into a managed services agreement (MSA) with Influence Healthcare to manage their practices. It is expected that MSAs will be structured as a revenue share model where Influence Healthcare earns 50% of the cost savings realized.

Influence Healthcare is expected to earn revenue from the following sources:

•	Profit split from VBC contracts that leverage vertically integrated cost advantages

•	FFS revenue from vertically integrated implants, hospitals and other ancillaries for non-VBC cases

•	Share of operational efficiencies adopted across practices and ancillaries to reduce cost & increase margin

The customer acquisition strategy is aimed at marketing directly to independent surgeons or surgical practices in the spine and joint replacement space. Once a foothold is established, the Company plans to expand to other specialties within a geographic market. It is expected that this strategy will be repeated in market after market.

Key growth drivers include the following:

•	National VBC contracts negotiated with payers (commercial insurers, self-insured employers, Medicare Advantage (MA))

•	New practices added to the Influence Healthcare network

•	Branded spine & joint implants acquired or developed & manufactured internally

•	Partnerships with large primary care providers absorbing surgical risk in their VBC contracts

Because of the significant economic benefits of vertically integrating hospitals in the Influence Healthcare model, the Company intends to prioritize its go-to-market strategy in states that do not have a Certificate of Need (CON) process.

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A CON is a legal document required by certain U.S. states that mandates healthcare providers obtain government approval before building new facilities, expanding existing services, or purchasing major medical equipment. In 1974, Congress passed the National Health Planning and Resources Development Act. This law required states to establish CON programs to receive certain federal funds. In 1987, after evidence showed that CON laws were not effectively controlling healthcare costs, the federal government repealed the mandate and its associated funding.

Today, most of the Western United States has no CON laws while most of the Eastern United States, with noticeable exceptions like Florida, retain some form of CON for new hospitals. Management believes CON laws will continue to be retracted as states without CON laws are able to more effectively innovate through models such as that being introduced by Influence Healthcare. If Influence Healthcare is able to demonstrate the savings it believes are possible through its model, Influence Healthcare will likely have a significant role in helping to increase the pressure on removing CON laws and processes.

Influence Healthcare believes surgeons will be attracted to the Company’s business model because it addresses major problems surgeons and other physicians are currently facing.

Physician autonomy is decreasing as hospitals and payers consolidate and push surgeons into employment models. The Influence Healthcare model offers a compelling alternative to employment as it not only preserves the private practice model but gives surgeons a clear path to expanding autonomy over the hospital, to include the nurses and other ancillary staff surgeons that hospitals are dependent on to treat their patients.

The Influence Healthcare model has the potential to significantly improve the economics for surgeons. First, the revenue split surgeons receive from managing a surgical case to predetermined value metrics is in addition to the standard surgical fee a surgeon earns for performing an operation. Second, because of the significant efficiencies Influence Healthcare expects to secure in the delivery of care, the Company aims to aggressively price its bundled contracts with payers. Influence Healthcare believes this will drive material market share to its contracted network of surgeons.

Intellectual Property

The Company entered into a patent purchase agreement (PPA) on May 9, 2024 to acquire U.S. Patent No. 11,812,923 B2 issued on November 14, 2023. The patent purchase agreement requires Influence Healthcare to make an initial payment and to take steps to commercialize the interspinous process fusion device that is the subject of the patent, to include securing 510K FDA approval for the device. Achievement of specific milestones triggers additional milestone payments.

Influence Healthcare has been non-compliant with the payment terms of the PPA and has not taken any steps to commercialize the product supported by the patent. To preserve the rights to the patent and restore effectiveness of the PPA, the Company entered into an amendment to the PPA to cure non-compliance. The amendment replaces the payment terms under the initial PPA with new payment terms that require quarterly payments until the contract price in the PPA is paid in full. Payments are no longer linked to specific developmental milestones. No other terms of the PPA were impacted by the amendment.

Influence Healthcare believes this amendment provides greater flexibility in developing the intellectual property in accordance with a timeline that better matches the capabilities of the Company. To secure the change in terms to the patent purchase agreement required to protect the Company’s investment in the intellectual property to date, Influence Healthcare is guaranteeing full payment of the purchase price of the patent per the PPA regardless of whether steps are taken to commercialize the product.

Competition

Influence Healthcare competes in the healthcare services sector as a vertically integrated VBE delivering surgical services under a VBC model.

Although management is not aware of any organization pursuing the model Influence Healthcare is aiming to bring to market, the VBC space primarily includes enablers and providers.

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VBC enablers contract with payers to deliver VBC services and in turn contract with providers to create a network that will deliver the required care. Influence Healthcare follows this model and therefore acts as an enabler in the VBC space. The enablers Influence Healthcare is aware of are all enabling primary care or non-surgical specialty primary care. If these enablers were to pursue surgical services, they would be in direct competition to Influence Healthcare.

VBC providers are organizations that contract directly with payers to manage patient populations. Since Influence Healthcare aims to vertically integrate facilities and non-surgical providers, the Company also acts as a provider. Although Influence Healthcare is not aware of any providers pursuing the model Influence Healthcare is developing, the number of surgical providers is significant. Any surgeon or facility performing surgical cases is a provider that could enter the VBC space if desired. As previously discussed, although there are no barriers for surgeons to pursue VBC, surgical providers have opted not to pursue the model at scale. The Company believes surgeons will not pursue VBC outside of a model like Influence Healthcare’s that is architected to empower surgeons to prospectively drive VBC adoption.

If other providers were to pursue the Influence Healthcare model, the Company could face significant competition from much larger organizations that are better staffed and capitalized. This includes the large VBC companies operating in the primary care space that Influence Healthcare has ambitions to pursue as partners.

Influence Healthcare’s primary target for growth is independent surgeons. Although the Company’s model can work with physicians employed by hospital networks, insurance companies, or private equity (PE) groups, the model is more powerful without these additional participants. Because hospitals, insurance companies, and PE are all pursuing independent physicians, these entities are in competition for securing independent surgeon partnerships. The advantage management believes Influence Healthcare has over these competitors is the ability for the Company’s model to increase autonomy as opposed to decrease autonomy, and to improve economics beyond what hospitals, insurance providers, or PE are able to deliver. Although it is unlikely these competitors would pursue the Influence Healthcare model, if they did the Company could face significant competition from much larger organizations that are better staffed and capitalized.

Although specialty hospital ownership by surgeons is currently illegal, if the ban were to be lifted, many surgeons might move towards hospital ownership. This would further reduce the available pool of surgeons for Influence Healthcare as some practices might prefer a direct hospital ownership model. Management believes the Influence Healthcare model would be more attractive to most surgeons than the direct ownership model.

Despite no barriers to entry preventing providers from copying the Influence Healthcare model, Influence Healthcare believes existing players would be exposed to meaningful healthcare regulatory risk if they were not initially formed as Value Based Enterprises. Management believes it would take a significant amount of time and effort for existing competitors to evaluate these risks and take the steps necessary to adequately position themselves to compete.

Other barriers to entry include the process required to create relevant VBC contracts for specific surgical cases and the data analysis required to crosswalk existing FFS codes to VBC codes.

Influence Healthcare believes these barriers, together with the innovative nature of Influence Healthcare’s model introduces a first mover advantage barrier due to the following network effects:

•	Partnerships with the best available physician groups

•	Credibility from success with one surgical group leading to an advantage for expanding to other surgical specialties

•	Earlier access to critical data for leading the surgical specialties into profitable risk sharing with the rapidly growing primary care VBC providers

Although Influence Healthcare believes it is well positioned to enter the marketplace as a first mover with a model backed by the tailwinds of government support for transitioning to VBC, the Company’s success is dependent upon its ability to execute an unproven model in a highly competitive market against entrenched participants with large organizations, significant balance sheets and proven political power.

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Employees

The Company does not have any employees and does not anticipate having employees until after the proposed merger is closed

Legal Proceedings

From time to time the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. The Company is not currently a party to any legal proceedings. There are no material proceedings in which any directors, officers, or affiliates or any registered or beneficial stockholder of more than 5% of Influence HealthCare’s common stock is an adverse party or has a material interest adverse to Influence Healthcare interests.

Government Regulation

Our operations and providers are subject to extensive and complex laws and regulations at the federal, state and local levels relating to, among other issues, billing and coding for, and documentation of, services and properly handling overpayments; relationships with physicians and other referral sources and referral recipients, including, for example, state or attorney general notice or approval requirements for certain relationships; restrictions related to multi-specialty practices; appropriateness and adequacy of medical care; quality of medical equipment and services; patient, workforce, and public safety; qualifications and supervision of, and reimbursement for services provided by, medical and support personnel; the provision of services via telehealth, including technological standards and coverage restrictions or other limitations on reimbursement; the confidentiality, maintenance, interoperability, exchange, and security of medical records and other health-related and personal information, including data breach, ransomware and identity theft issues; the development and use of artificial intelligence and other predictive algorithms, including those used in clinical decision support tools; restrictions on the provision of medical care, including reproductive care; permitting, facility and personnel licensure, certification and accreditation requirements; enrollment standards and requirements for participation in government healthcare programs; corporate practice of medicine and fee-splitting; consumer disclosures and price transparency; the distribution, maintenance and dispensing of pharmaceuticals and controlled substances; relationships between healthcare providers and drug and medical device companies; debt collection, balance billing and billing for out of network services; communications with patients and consumers; advertising and marketing; operating policies and procedures; activities regarding competitors; insurance and the assumption of financial risk by healthcare entities, including allowable types of financial risk; addition of facilities and services; and environmental protections.

If any of our operations or providers fail to comply with these or other applicable laws and regulations, which are subject to change, any such failure could result in liabilities, including civil penalties, money damages, lapses in reimbursement, loss of facility licenses, accreditations, or certifications, revocation of billing privileges, exclusion of one or more entities and/or facilities from participation in the Medicare, Medicaid and other federal and state health care programs, termination of various relationships or contracts, lawsuits and criminal penalties. Medicare and Medicaid payments may be suspended pending even an investigation of what the government determines to be a credible allegation of fraud. We could also be required to make changes to our business model and/or practices, which could increase operating expenses, negatively affect our business relationships, and decrease access to new business opportunities. In addition, different interpretations or enforcement of, or amendments to, these and other laws and regulations in the future could subject current or past practices to allegations of impropriety or illegality or could require us to make changes in our operations, facilities, equipment, personnel, services, capital expenditures and operating expenses. The costs of compliance with, and the other burdens imposed by, these and other laws or regulatory actions may increase operational costs, result in interruptions or delays in the availability of systems and/or result in a decline in patient volume and attrition. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business or result in reputational harm.

We expect that our industry will continue to be subject to substantial regulation, the scope and effect of which are difficult to predict. Our activities could be subject to investigations, audits and inquiries by various government and regulatory agencies and commercial payers with whom we contract at any time in the future. Adverse findings from such investigations and audits could bring severe consequences that could have a material adverse effect on our business, results of operations, financial condition, cash flows, reputation and stock price. In addition, commercial payers could require pre-payment audits of claims, which can negatively affect cash flow, or terminate contracts for repeated deficiencies.

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Furthermore, if a state in which we currently operate, or in which we seek to expand, views our participation in risk-sharing arrangements as the assumption of insurance risk, the arrangement may fall within the purview of state insurance or managed care laws and regulations, and we may be required to obtain a state insurance or managed care license or similar registration. These laws and regulations may subject the entity involved to oversight by state regulators, including through periodic reporting or audits, and requirements for financial reserves. Some of these laws may be vague and state regulators may have interpretations that differ from ours. Even if a state regulatory agency does not directly oversee the transfer of risk by a payer to a downstream entity, the state may require the licensed payer to include certain oversight mechanisms in payer contracts, which could increase our administrative costs and have an adverse effect on our business, cash flows or results of operations. If we fail to comply with insurance laws and regulations, including licensure and oversight requirements, we may be required to make changes to our operations and could be subject to civil and/or criminal penalties, denial of future licensure applications and termination of payer contracts. These laws and regulations may affect the operation of, for example, ACOs, direct primary care programs, provider-sponsored organizations, independent practice associations, and provider capitation models. At the state level, our ability to conduct business and the structure of our operations depends on each state’s laws, regulations, and policies governing, among other issues, the corporate practice of medicine, fee-splitting, and the assumption of financial risk.

Corporate Practice and Fee-Splitting Laws

At the state level, our ability to conduct business and the structure of our operations depends on each state’s laws, regulations, and policies governing, among other issues, the corporate practice of medicine, fee-splitting, and the assumption of financial risk. In several states, laws and regulations, guidance from professional licensing boards or state attorneys general and judicial doctrines prohibit corporations and other entities not owned by physicians or other permitted health professionals from practicing medicine and other professions. These laws and doctrines have been interpreted in some states to prohibit entities not owned by permitted professionals from employing physicians and other professionals and to prohibit such entities from undertaking activities that could be seen as exercising control over healthcare provider professional judgment. Some states also have adopted restrictions on direct or indirect payments to, or entering into fee-splitting arrangements with, physicians and unlicensed persons or business entities. These restrictions vary by state and are often vague and subject to interpretation by state medical boards, state attorneys general and other regulatory authorities. We attempt to structure our arrangements with healthcare providers to comply with applicable state law. However, we cannot provide assurance that governmental officials responsible for enforcing these laws will not assert that we, or transactions in which we are involved, violate these laws. These laws may also be interpreted by courts in a manner inconsistent with our interpretations. Possible sanctions for violations of these restrictions include loss of a physician’s license and civil and criminal penalties. In addition, agreements between the Company and physicians may be considered void and unenforceable, our MSAs and management fees could be adversely affected, and we may be required to restructure the Company’s relationships with providers, any of which could have a material adverse effect on our business, financial condition and results of operations.

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Federal Anti-Kickback Statute, Stark Law and Similar State Laws

Some healthcare laws apply to the financial relationships we have with physicians and others who either refer or influence the referral of patients to our providers or who are the recipients of referrals. The federal Anti-Kickback Statute, for example, is a criminal law that prohibits, among other things, the solicitation, receipt, offering or payment of any remuneration with the intent of generating referrals or orders for services or items that may be paid for by a federal healthcare program. The OIG has enacted safe harbor regulations that outline practices deemed protected from prosecution under the federal Anti-Kickback Statute. While we endeavor to comply with applicable safe harbors, certain current arrangements, including joint ventures and financial relationships with physicians and other referral sources and persons and entities to which we refer patients, may not qualify for safe harbor protection. Failure to qualify for a safe harbor does not mean the arrangement necessarily violates the federal Anti-Kickback Statute, but may subject the arrangement to greater scrutiny. The Stark Law is a strict liability civil law that prohibits physicians from making referrals for “designated health services” payable by Medicare or Medicaid to entities with which the physician or an immediate family member of the physician has a financial relationship, unless an exception applies. Allegations of violations of the federal Anti-Kickback Statute may also be brought under the federal Civil Monetary Penalty Law, which requires a lower burden of proof than other fraud and abuse laws. The Stark Law further prohibits entities that have received such referrals from filing claims with Medicare (or billing another individual, entity or third party payor) for those referred services. The financial relationships we have with referring physicians and their immediate family members must comply with the Stark Law. We attempt to structure those relationships to meet an exception to or otherwise comply with the Stark Law, but the regulations implementing the Stark Law, including the requirements to meet exceptions, are detailed and complex. We do not always have the benefit of significant regulatory or judicial interpretation of the Stark Law and its implementing regulations. Additionally, violations of the federal Anti-Kickback Statute or Stark Law, improper billing for services to federal healthcare programs, or improper retention of overpayments from federal healthcare programs may be the basis for finding a violation under the federal False Claims Act (the “FCA”), either under a suit brought by the government or by a private person under a qui tam, or “whistleblower,” suit. Many states have also passed anti-kickback statutes and physician self-referral prohibitions similar to the federal Anti-Kickback Statute and the Stark Law. However, in many of the states we operate, these state self-referral prohibitions are often drafted broadly to cover all payers (i.e., not restricted to Medicare and other federal health care programs) or certain programs within the state such as the state Medicaid program or state workers’ compensation program. Generally, however, the exceptions or exemptions under state fraud and abuse laws, are less robust and developed than their federal counter parts. If we or participants in our ACOs fail to comply with these or other applicable laws and regulations, which are subject to change, any such failure could result in significant penalties, adversely impact our business, results of operations, financial condition and/or result in reputational harm.

Data Protection

The data protection landscape is rapidly evolving, and the Company and ACO participants are, and may become, subject to numerous state and federal laws, requirements and regulations governing the collection, use, disclosure, retention and security of health-related and other personal information. For example, the HIPAA privacy and security regulations extensively regulate the use and disclosure of personal health information (PHI) and require covered entities, including healthcare providers and health plans, and vendors (known as “business associates”) that perform certain services that involve creating, receiving, maintaining or transmitting PHI on behalf of covered entities or other business associates, to implement administrative, physical and technical safeguards to protect the privacy and security of PHI. These laws are complex and subject to change and interpretation, and our approach to compliance with such laws may include reliance on safe harbors or other regulatory rules, including those related to organized healthcare arrangements, which are themselves complex, require resources and investment to manage ongoing compliance, and are subject to change and interpretation, particularly in the current regulatory environment. In addition to HIPAA, there are numerous other laws, regulations, and legislative and regulatory initiatives at the federal and state levels governing the confidentiality, privacy, availability, integrity and security of health-related information and other types of personal information. In many cases, the state laws are more restrictive or impose more obligations than, and may not be preempted by, the HIPAA privacy and security regulations. State laws vary in scope, may apply to employees and business contacts in addition to patients, and may be subject to new and varying interpretations by courts and government agencies, creating complex compliance issues and potentially resulting in exposure to additional expense, adverse publicity and liability. The potential effects of these laws are far-reaching and may require the Company and third-party service and technology vendors to modify data use, storage, transmission and processing practices and policies, or our approach to compliance with other similar laws, and to incur substantial costs and expenses in order to comply. Failure to comply with these and any other comprehensive privacy laws passed at the state or federal level may result in regulatory enforcement action and reputational harm. We expect that new or modified laws, regulations, regulatory guidance and industry standards concerning privacy, data protection and information security, including those related to specific types of personal data, will continue to be proposed and enacted in various jurisdictions, which could impact our operations and cause us to incur substantial costs.

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Healthcare Reform

The healthcare industry has been and continues to be impacted by healthcare reform efforts. For example, the Affordable Care Act affects how healthcare services are covered, delivered and reimbursed and expands health insurance coverage through a combination of public program expansion and private sector health insurance reforms. Changes in the law’s implementation, subsequent legislation and regulations, state initiatives and other factors, including potential changes to or repeal of the Affordable Care Act as a result of changes in the political landscape, have and may continue to affect the number of individuals that elect to obtain public or private health insurance or the scope of such coverage. Reductions in the number of insured individuals or the scope of insurance coverage may have an adverse effect on our business. In addition, Medicare and Medicaid policies are subject to change, including as a result of changes in the presidential administration and Congress. Legislation and administrative actions at the federal level may impact funding for, or the structure of, the Medicaid or Medicare program, and may shape administration of the Medicaid program at the state level and Medicare Advantage Programs. Other recent health reform initiatives and proposals at the federal and state levels include those focused on price transparency and out-of-network charges as well as pharmacy and pharmacy benefit manager reform efforts, which may impact prices, the relationships between hospitals, patients, payers, and providers, total cost of care and patient outcomes, and lead to further uncertainty in other participants in the healthcare industry, including employers.

Overview of Voyex

As used in this section, references to “Company,” “Voyex,” “we,” “us,” and “our” refer to Voyex.

Voyex is an early stage, pre-revenue, pre-operational AI-native digital travel agency that is leveraging agentic AI, an integrated fintech platform, and private aviation resources to optimize the travel experience for customers. Pre-operational means Voyex has one part time employee working in conjunction with the founder to advance the company. The employee is the founder’s daughter and assists the founder as an analyst. The founder’ duties consist of securing financing to design, engineer, and build the Voyex platform. The Company has completed an engagement with Matellio to vet the feasibility of the Voyex platform but the technology will not be built until adequate financing is secured.

The #1 pain point for air travelers is disruptions caused by flight delays and cancellations. With commercial airlines running at 83% capacity, there are limited seats available to accommodate impacted passengers. This has led to a growing level of anxiety around flight disruptions.

Voyex addresses these pain points through FlightFix, an application Voyex is building that aims to track flight itineraries in real time while using AI to predict delays and cancellations, and to communicate with passengers about alternative flight options. If an alternative is chosen, the Company intends to ultimately be able to use agentic AI interfaces with an internal fintech platform to book the new itinerary, cancel the old itinerary, and handle all refunds, credits, and frequent flyer milage adjustments. The goal is to simply have the passenger focus on getting to their new gate.

It is expected that FlightFix will be integrated into both commercial airlines and private jet charter operators. If commercial airline resources are not sufficient to service disrupted FlightFix customers, Voyex aims to aggregate passengers going to the same destination to place them on contracted private jets accessed through an airport fixed base operator (FBO). Voyex vans are expected to transport the private jet passengers from the airport gate directly to the FBO via the tarmac.

Voyex is aiming to build a Minimum Viable Product (MVP) that includes incorporating AI models to predict travel delays, chatbots to communicate with customers, and the development of an AI agent and integrated fintech platform to evolve into handling the complete rebooking process.

No Voyex platform currently exists and none will exist until after the technology is built. Management currently believes Auddia has the cash required to advance the platform to the MVP phase. More capital may be required to scale beyond the MVP. Management does not believe there is significant additional risk beyond those discussed in the Risk Factors section that the software and services contemplated by the Voyex business model will not be developed or found to be technologically feasible.

History of Voyex

Voyex was formed in 2023 with the mission of improving the air travel experience initially and the broader travel experience over time.

Voyex was founded by Jeffrey Thramann who had experience flying privately as a fractional owner of a G200 within the NetJets program. Although it is widely understood there are many efficiencies associated with flying privately, there is still no way to materially shorten the time spent sitting in a plane from point A to point B. Mr. Thramann recognized that most of the benefit to flying privately is in the efficiencies around the flight, not the flight itself.

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As a serial entrepreneur, he began to explore ways in which the benefits of flying privately could be applied to the commercial flying experience. Voyex believes a key value proposition is the safety net of having a private jet as backup in case an important family trip were to experience a significant delay or complication. This is how Mr. Thramann became a NetJets owner. After a lengthy commercial delay coming from Hawaii to Los Angeles, connecting flights were missed and to get the family of six home on alternative flights was going to take three days. Mr. Thramann called NetJets with an offer. If they could get the family home that day, he would buy an ownership position on a plane. Within a short period of time Mr. Thramann and his family were wheels up in a Citation X enroute back to Denver.

This experience is what Voyex aims to replicate with FlightFix.

Another key value proposition considered was the time savings associated with avoiding the airport during departure and arrival.

Rather than showing up at the airport well over an hour before a flight to execute the process of parking, trekking through security, and standing around at the gate waiting to board, with a private jet you arrive 15 minutes before takeoff and get on the plane. Upon arrival, you get off the plane and walk to your rental car.

This experience is what Voyex aims to replicate with Airspeed, its next product.

Overview of the Travel Market and the Positioning of Voyex

Voyex competes in the travel market with a specialized product offering focused on improving the flying experience by addressing the leading pain points of flight cancellations and significant delays.

The travel market is dominated by various service agencies that assist consumers in securing their travel itineraries. These service agencies consist of the following three categories:

•	Legacy travel agencies a consumer can call or visit

•	Online Travel Agencies (OTAs), who are primarily used by consumers and represented by brands such as Kayak, Expedia, Priceline, VRBO, etc.

•	Travel Management Companies (TMCs), who primarily represent business travelers through brands such as TripSource, Navan, SAP, Egencia, etc.

These are all very large markets. The legacy mom & pop travel agency space is estimated at $289B, OTAs are sized at $600B, and TMCs come in at $259B.

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Despite OTAs being the largest segment, they do not offer robust platforms to easily cancel and adjust flights and none of these services ate integrated into private jet fleets to accommodate customer disruptions. Voyex believes each of these segments represent potential partners Voyex can leverage to access large customer bases.

Over the years, airlines have entered the market of offering itineraries directly to customers through dedicated apps or online. Besides offering a customer service number and making agents available at airports, the airlines do not have a robust platform that makes it easy for disrupted passengers to rebook. Making things worse for airlines, their front line agents absorb the bulk of the anger from disrupted passengers. Voyex believes airlines represent potential partners who would be interested in delivering the Company’s rebooking services and potential private jet backup services to their passengers, particularly frequent flyers.

Because of the paucity of robust solutions that scale, Voyex believes it is well positioned to partner with travel agencies, OTAs, TMCs, and airlines to significantly improve the rebooking challenge in response to flight cancellations and excessive delays

Products and Services

Voyex anticipates developing two products, FlightFix and Airspeed. The engineering work to code each product has not yet begun.

FlightFix addresses what the Voyex founder believes to be the key value proposition of having access to private flight options. This is the peace of mind of knowing there is a backup plan if an important flight experiences a significant delay or cancellation.

Airspeed addresses another key value proposition of saving time by avoiding the airport during departure and arrival.

FlightFix is a mobile app that still needs to be built and ultimately extended to the desktop. The product plan has been completed and an MVP version of the app is expected to require a six month build cycle.

The MVP aims to let users either import existing flight itineraries or book flight itineraries directly in the app. Once an itinerary is in the app, it will be tracked with an AI to predict delays and cancellations. As the probability of a flight disruption increases, the platform will identify alternative flight options across commercial airlines and contracted private jet inventory. The FlightFix app will present available options to the customer through an integrated chatbot or text messaging.

If the traveler selects an alternative itinerary, the FlightFix technology stack will autonomously purchase the new itinerary, cancel the old itinerary, adjudicate credits and refunds, and adjust frequent flyer miles as needed. Although humans will necessarily be in the loop during the process of training the required AI agents to execute these tasks, Voyex is aiming for its agents to ultimately execute this process with full autonomy so no or minimal human intervention is required.

The aspirational customer experience is to make a stressful situation stressless. Voyex wants the consumer to simply select their new itinerary and receive a message that contains their new boarding passes and gate information.

If an alternative itinerary involves private jet transport, the customer will be picked up at the airport gate by a Voyex van and transported across the tarmac to a private jet at an FBO. An FBO is a private terminal typically located within the borders of the commercial airport.

Airspeed is a premium service that builds upon the FlightFix experience by leveraging FBOs to avoid the airport terminal for both departures and arrivals. Airspeed customers will arrive for their commercial flight at the private FBO terminal 20 minutes before departure. Here they will clear TSA approved security and be transported by Voyex vans to their commercial plane where they will board via the steps that connect the tarmac to the jet bridge. Upon arrival at their destination, Airspeed customers will take the same steps down the jet bridge to a Voyex van that will take them to the FBO where their ground transportation will be waiting.

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Business Model and Customer Acquisition Strategy

Voyex’s business model is to offer a base version of FlightFix as a free application that can be downloaded through the app stores. The base version gives consumers access to full itinerary tracking but alternative flight options are limited to available commercial inventory. If an alternative commercial itinerary is chosen through the app, the customer will be charged a one-time transaction fee. Additionally, we plan to include subscription models for access to certain premium and alternative services.

Airspeed is also anticipated to be priced as a membership with a per use fee. Airspeed pricing is currently not modeled.

As Voyex matures, the Company plans to expand from rebooking flights to rebooking all aspects of an integrated itinerary which includes transportation, lodging, and experiences.

Voyex anticipates acquiring both B2C and B2B customers with the vast majority of customers coming from B2B partnerships with OTAs, TMCs, legacy travel agencies, airlines, and premium security line vendors such as TSA PreCheck and CLEAR.

Intellectual Property

Voyex has filed a provisional application with the U.S. Patent and Trademark office broadly aimed at automatically adjusting traveler itineraries due to flight disruptions. In particular, the application relates to models to rebook air flight, attend to the invoicing and refunding process, and arrange for transportation between airports and services as needed for the traveler.

Competition

Voyex competes within the travel and tourism industry with an initial focus aimed at rebooking flights to lower the stress around material flight delays and cancellations, the #1 pain point for travelers.

The Company’s go-to-market strategy includes partnering with major travel agency participants in the market. The travel agency market is broken into the following sectors:

•	Online Travel Agencies (OTAs) like Expedia, Bookings, Priceline, Kayak, etc., that focus on the retail consumer

•	TMCs that focus on the needs of large businesses

•	Legacy travel agencies that service high-end consumers and small businesses

•	Airline industry as it has transitioned into offering apps and direct booking

Although each of these market participants are anticipated to be important customers for the distribution of FlightFix and Airspeed, some may ultimately become competitors if Voyex expands from its initial limited market focus of rebooking flights to the much larger market of booking flights, hotels, rental cars, and experiences.

Although management is not aware of any organization pursuing the model Voyex is aiming to bring to market, there are many participants in the travel agency market aimed at improving the flight experience.

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Existing and potential competition to FlightFix includes the following:

•	Cranky Concierge: Smarter Travel, Less Hassle – Example of a specialty travel agency offering services that Voyex is aiming to enhance, automate and deliver at lower pricing.

•	FlightAware: Flight Tracker / Flight Status – Example of a flight tracking service to alert consumers to delays and cancellations. Voyex differentiates by acting on this information whereas FlightAware customers need to act on their own.

•	Navan: The #1 Corporate Travel Management Platform – Navan started as a DTC platform but transitioned into a TMC with a focus on managing travel expenses for business travelers. Navan attempted to build an AI platform to help manage rebookings but it appears they have morphed into a technology platform to improve the efficiency of manned call centers.

•	Seamless Travel Management with TripSource from Adelman: Example of a TMC with an app that customers can use. For these services, the unique component Voyex delivers is the private jet backup service.

Existing and potential competition to Airspeed includes the following:

•	PS: PS develops high end FBOs and partners with existing FBOs to offer direct access to commercial flights at select airports.

•	Signature ELITE Class | Signature Aviation: Signature is a major FBO operator that is partnered with PS at some Signature FBO locations and offers its own service at other FBO locations.

•	JSX | Book Non-Stop Flights & Airfare: JSX is a unique airline operating as a public charter that flies out of FBOs instead of airports.

Voyex believes it has a competitive advantage over Airspeed competitors because of the scale FlightFix is expected to deliver to FBOs as a result of aggregating premium FlightFix members for private jet services in response to material commercial flight delays and cancellations.

In addition to potential patent coverage protecting automatically attending to flight disruptions, including rebooking, refunding, itinerary correction, transportation, among other things, the Company believes its first mover advantage will lead to network effects in the areas outlined below that may serve as significant barriers for potential competitors:

•	Access to data obtained from FlightFix transactions to train agentic AI

•	Increased effectiveness of the agents the longer the first mover advantage exists

•	B2B partnerships that are likely to include exclusivity requirements

•	Partnerships with private jet services who integrate their platforms into FlightFix to service the flights FlightFix needs to handle disrupted customers

•	Partnerships with FBOs to be the exclusive provider at specific airports

Although Voyex believes it is well positioned to enter the marketplace as a first mover with a business model that supports powerful network effects as a barrier to entry, the Company’s success is dependent upon building a new agentic AI and executing an unproven model.

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Employees

The Company has one part time employee functioning as an analyst in support of architecting Voyex’s business model and pursuing early stage financing. The employee is the daughter of the founder.

Legal Proceedings

From time to time the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. The Company is not currently a party to any legal proceedings. There are no material proceedings in which any directors, officers, or affiliates or any registered or beneficial stockholder of more than 5% of Voyex common stock is an adverse party or has a material interest adverse to Voyex interests.

Government Regulation

Voyex must comply with laws and regulations relating to the travel industry, internet businesses, and the provision of travel services, including registration in various states as “sellers of travel” and compliance with certain disclosure requirements and participation in state restitution funds. In addition, Voyex’s business is subject to regulation by the U.S. Department of Transportation and must comply with various rules and regulations governing the provision of air transportation, including those relating to advertising and accessibility.

In international markets, Voyex is increasingly subject to laws and regulations applicable to travel agents or tour operators in those markets, including, in some countries, pricing display requirements, licensing and registration requirements, mandatory bonding and travel indemnity fund contributions, industry specific value-added tax regimes and laws regulating the provision of travel packages. For example, the European Economic Community Council Directive on Package Travel, Package Holidays and Package Tours imposes various obligations upon marketers of travel packages, such as disclosure obligations to consumers and liability to consumers for improper performance of the package, including supplier failure. Additionally, Voyex must comply with an expanding array of international laws and regulations aimed at online businesses, including the European Union’s Digital Services Act and DAC7, which impose new information gathering and reporting requirements as well as obligations to respond to inquiries about website content.

Voyex is also subject to consumer protection, privacy and consumer data, payments, labor, economic and trade sanction programs, tax, and anti-trust and competition laws and regulations around the world that are not specific to the travel industry. For example, the California Consumer Privacy Act (CCPA) as amended by the California Privacy Rights Act (CPRA) came into force in January 2023 and applies enhanced data protection requirements in the State of California similar to those that have existed since 2018 under the European Union's General Data Protection Regulation (GDPR). Nineteen other U.S. states have passed similar laws, and data protection laws are being discussed in a number of other jurisdictions. These data protection/privacy laws add compliance complexity, risks, and costs.

Compliance with these laws, rules and regulation has not had, and is not expected to have, a material effect on our capital expenditures, results of operations and competitive position as compared to prior periods. However, certain laws and regulations have not historically been applied in the context of online travel companies, so there can be uncertainty regarding how these requirements may relate to our business in the future.

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AUDDIA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with Auddia’s financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section titled “Risk Factors” in this proxy statement/prospectus, Auddia’s actual results may differ materially from those anticipated by these forward-looking statements. As used in this section, references to “the Company,” “Auddia,” “we,” “us,” and “our” refer to Auddia Inc. and its consolidated subsidiaries.

Auddia (the “Company”) is an AI technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of its faidr app, an industry-first audio platform, which utilizes proprietary AI technology to personalize and customize both radio and podcast listening experiences.

On August 20, 2025, the Company announced that it was in the process of building its proprietary Discovr Radio platform and integrating it into the newly configured free faidr app. The Discovr Radio platform, a web-based portal allows artists and record labels to promote songs on radio streams, through an integration with faidr.

faidr historically allowed users to listen to AM/FM radio stations without unwanted commercial breaks. The app replaces these ad breaks in real time with songs supplied by Discovr Radio, giving artists exposure on mainstream airwaves. The faidr app represents the first-time consumers can combine the local content uniquely provided by AM/FM radio with commercial-free and personalized listening many consumers demand from digital-media consumption and preference-based new music discovery. In addition to commercial-free AM/FM, faidr includes podcasts with its Forward+ ad skipping technology on iOS.

The combination of AM/FM streaming and new-music distribution, with Auddia’s unique, AI technology-driven differentiators, addresses large and rapidly growing audiences (radio streamers) and customer bases (independent and emerging artists).

We have developed our AI platform on top of Google’s TensorFlow open-source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and DJ conversation. Not only does the technology learn the differences between the various types of audio segments, but it also identifies the beginning and end of each piece of content.

The faidr app with its advanced features allow users to skip any content heard on the station and request audio content on-demand. We believe the faidr App represents a significant differentiated audio streaming product, the first to give audio streamers a more personalized middle ground between passive content like broadcast radio and fully on-demand content like Spotify. No other audio streaming app available today, including category leaders like TuneIn, iHeart, and Audacy, can compete with faidr’s full product offerings.

We launched an MVP version of faidr through several consumer trials in 2021 to measure consumer interest and engagement with the App. The full app launched on February 15, 2022, and included all major U.S. radio stations in the US. In February 2023, we added faidrRadio, our exclusive content offerings, to the app. Podcasts were added to the app for the iOS version before the end of Q1 2023 and added to the Android app in May of 2023.

The Company initially launched faidr with a B2C subscription model in February of 2022 and is transitioning to a B2B subscription model. In the B2C model, consumers were expected to pay a monthly subscription fee to access the premium faidr listening experience, which consisted of automatic AI-facilitated ad removal and replacement as well as the ability to skip content on the AM/FM station streams. The Company was not able to generate enough subscription revenue to require reporting of that revenue. Under the B2B subscription model, consumers are able to access the premium features of faidr for free. In the B2B subscription model, the subscribers are artists and labels subscribing to the Discovr Radio platform to get guaranteed placement of their songs into the streams of AM/FM stations.

In August 2025, the Company announced a new B2B business model with a strategic shift to AI driven music discovery. In Q1 of 2026 Auddia launched a successful pilot for the new B2B business model and is transitioning from the pilot to full B2 commercialization in Q2 of 2026. Under the B2B model, Auddia is targeting artists and labels for SaaS subscription access to ad-free AM/FM streaming listeners on the free faidr app, while faidr users enjoy free access to AI driven ad-free AM/FM streams on all music stations and a lean back new artist discovery capability through insertion of new artist content by the Discovr Radio platform. Consumer subscriptions to the faidr app are no longer required to enjoy faidr’s ad-free and content personalization listening experience.

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New music platforms like Bandcamp and SoundCloud are integral tools for artists to connect with new fans and even monetize their content, but those platforms only cater to a subset of the total addressable market for an artist. The Company believes the largest group of potential fans for most artists remains on commercial radio, listening to music passively and not searching for new artists even though Company surveys and research indicate radio listeners are interested in hearing new music when listening to their favorite radio stations. Auddia’s new Discovr Radio platform will deliver the experience of passively listening to commercial AM/FM radio streams while passively being exposed to new music instead of radio ads.

Unlike other new music discovery platforms, which allow artists to upload songs in the hopes that new listeners will find them among the other songs available, Discovr Radio delivers guaranteed plays to artists, leveraging AI to place their songs into radio feeds as part of a custom programming experience and as unique content during what would typically be an ad break. This gives artists opportunities to be heard by the many millions of streaming radio listeners worldwide.

The new Discovr Radio platform will consist of a new AI Placement Engine and Artist Portal. The AI Placement Engine will aim to put the right new song in front of the right listener, on the right station, adjacent to the right artist, to optimize music discovery and the connection between artists and fans. The Artist Portal will give artists performance analytics on number of total plays, likes and dislikes, demographic data, and facilitate the connection of artists to their new fans. In addition to streaming songs on live radio streams, the Discovr Radio offering will eventually allow artists and labels to launch campaigns on streaming apps to promote new songs, albums, and tours.

Auddia is evolving its business model from direct-to-consumer to business-to-business, shifting its focus from individual radio-streaming subscribers to artists and labels as subscribers. Through a modest monthly subscription to the Discovr Radio platform, artist and label customers gain guaranteed radio plays—offering a new channel for music promotion.

The free faidr mobile App is available today through the iOS and Android App stores and the MVP version of the Discovr Radio platform was released on January 20, 2026. The MVP is supported by a pilot program of participating customers and the Company is now transitioning to full commercialization.

We have funded our operations with proceeds from the February 2021 IPO, Series A warrants exercised in July 2021 and common share issuance during June of 2023. We also obtained debt financing through a related party during November 2022 and April 2023, which was subsequently repaid in April 2024. We sold common shares during 2025 and 2024 pursuant to our equity line and issued preferred stock in our Series B and Series C issuances. In addition, we sold common shares through our at-the-market facilities during 2024, 2025 and during the three months ended 2026. Since our inception, we have incurred significant operating losses. As of March 31, 2026, we had an accumulated deficit of $99,595,219. Our ability to generate product revenue sufficient to achieve profitability will depend heavily on the successful development and commercialization of one or more of our Apps. We expect that our expenses and capital requirements will increase substantially in connection with our ongoing activities, particularly if and as we:

•	Launch Discovr Radio to artists and labels and market our faidr App to consumers;
•	Continue to develop and expand our technology and functionality to advance the faidr app and Discovr Radio platform;
•	Rollout our product on a national basis, which will include increasing our sales and marketing costs related to the promotion of our products. faidr and Discovr Radio promotion will include a combination of a) purchasing ads directly from broadcasters or b) participating broadcasters to promote without purchasing ads, but sharing a portion of Discovr Radio subscription proceeds based on listening activity on those stations or c) leveraging all social media outlets;
•	Continue to pursue and complete potential acquisitions of other companies; Develop APIs to integrate the Discovr platform into other streaming apps;
•	Hire additional business development, product management, operational and marketing personnel;
•	Continue market studies of our products; and
•	Add operational and general administrative personnel which will support our product development programs, commercialization efforts and our transition to a B2B business model.

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As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until such time as we can generate significant revenue from product sales, if ever, we expect to finance our operations through the sale of equity, debt financings or other capital sources, which may include collaborations with other companies or other strategic transactions. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back or discontinue the development and commercialization of one or more of our product candidates.

Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or when or if we will be able to achieve or maintain profitability. Even if we are able to generate product sales, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.

As of December 31, 2025, and March 31, 2026, we had cash and cash equivalents of $3,186,985 and $1,413,387, respectively. As of July 24, 2026, we raised approximately $12.0 million through a public offering completed subsequent to March 31, 2026. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. However, if we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

Recent Developments

Proposed Business Combination

On August 5, 2025, the Company issued a press release announcing that it had entered into a non-binding letter of intent (“LOI”) for a proposed business combination between the Company and Thramann Holdings, LLC (“Holdings”). Holdings is a privately held holding company that controls LT350, Influence Healthcare, and Voyex, three early stage AI-native companies founded by Jeffrey Thramann, Auddia’s founder, CEO and Executive Chairman.

The Company has established a special committee of independent directors to evaluate the related party transaction. The special committee has engaged its own counsel and financial advisor.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement for a business combination between Auddia and Thramann Holdings.

Upon closing of the proposed transaction, Auddia would become a wholly owned subsidiary of McCarthy Finney, and each of the three Thramann Holdings entities would also be wholly owned subsidiaries of McCarthy Finney. Jeffrey Thramann would remain as CEO of McCarthy Finney and John Mahoney would remain as CFO. Auddia’s current board members are expected to continue as members of the board of the combined company.

Auddia shareholders at the time of closing are expected to own a 20% economic interest of McCarthy Finney, with an 80% economic interest of the combined company expected to be owned at closing by Jeffrey Thramann. Under certain circumstances, these ownership percentages may be adjusted upward or downward based on the level of Auddia’s cash at closing.

The consideration to be paid to Thramann Holdings in the proposed transaction will consist of (i) shares of McCarthy Finney convertible preferred stock and (ii) $3.5 million aggregate principal amount of McCarthy Finney notes with a two year maturity date.

The closing of the merger will be conditioned on Auddia having at least $12 million cash on hand at closing in order to provide cash runway to fund McCarthy Finney to key future business milestones; provided, however, that such condition may be waived by mutual agreement of the parties. There can be no assurances as to Auddia’s level of cash at closing.

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The transaction has been unanimously approved by the board of directors of both companies. In connection with the approval of the merger agreement, Houlihan Capital provided a fairness opinion to Auddia’s special committee and board of directors.

The proposed transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including approvals by the Auddia stockholders, the effectiveness of the S-4 registration statement to be filed with the SEC to register the shares of McCarthy Finney stock to be issued in connection with the merger, and the continued listing of the combined company’s common stock on Nasdaq.

The proposed business combination is subject to a number of known and unknown risk and uncertainties. There can be no assurances that such business combination will be approved by stockholders or will ultimately be consummated.

Mergers and Acquisitions Strategy

We are exploring various merger and acquisition options as part of a broader strategy which aims to scale the business more rapidly; accelerate user adoption and subscriber growth; enter new markets (international); and open new pathways toward raising capital. The overall strategy focuses on three areas: (1) acquiring retained customers of the Discovr Radio platform to generate significant subscription revenue, (2) acquiring retained users of the free faidr app to supply the audience to Discovr Radio customers (3) scaling the free faidr userbase and the Discovr Radio customer base once we’ve achieved product-market fit.

Nasdaq Deficiency Notices

During 2022, 2023 and 2024, the Company received notices from Nasdaq indicating that the Company was not in compliance with (i) Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Stock Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or (ii) Nasdaq Listing Rule 5550(a)(2) which requires companies listed on The Nasdaq Stock Market to maintain a minimum of a $1.00 bid price for continued listing.

On May 24, 2024, we received a letter from Nasdaq indicating that we had regained compliance with the equity requirement in Listing Rule 5550(b) (1). We will be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter in accordance with application of Listing Rule 5815(d)(4)(B).

On October 16, 2024, we received a written notice from Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing. The bid price notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market. The bid price notice indicated that we have 180 calendar days (or until April 14, 2025) in which to regain compliance. If at any time during this 180 calendar day period the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide us with a written confirmation of compliance and the matter will be closed.

On April 14, 2025, Nasdaq notified us that we were in compliance with the $1.00 minimum bid price requirement.

Reverse Stock Splits

On February 27, 2024, the Company effectuated a 1-for-25 reverse stock split.

On March 28, 2025, the Company effectuated a 1-for-17 reverse stock split.

On March 31, 2026, the Company effectuated a 1-for-7.7 reverse stock split.

The reverse stock splits did not change the authorized number of shares of the Company’s common stock. No fractional shares were issued and any fractional shares resulting from the reverse stock splits were rounded up to the nearest whole share.

The reverse stock splits applied to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable were adjusted proportionately as a result of the reverse stock splits. The exercise prices of any outstanding warrants or stock options were also proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

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Impact of Inflation

We have recently experienced higher costs across our business as a result of inflation, including higher costs related to employee compensation and outside services. We expect inflation to continue to have a negative impact throughout 2026, and it is uncertain whether we will be able to offset the impact of inflationary pressures in the near term.

Components of our results of operations

Operating expenses

Direct costs of services

Direct cost of services consists primarily of costs incurred related to our technology and development of our Apps, including hosting and other technology related expenses. We expect our direct costs of services to increase in the future as we continue to develop and enhance our technology related to the faidr apps and Discovr Radio platform.

Sales and marketing

Our sales and marketing expenses consist primarily of salaries, direct to consumer (users for faidr and Discovr Radio) promotional spend and consulting services, all of which are related to the sales and promotion performed during the period. We expect our sales and marketing expenses to fluctuate period by period as we release new upgrades and enhancements within our Apps and look to generate revenue through customer acquisition, retention, and Discovr Radio subscriptions.

Research and development

Since our inception, we have focused significant resources on our research and development activities related to the software development of our technology. We account for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. We cease capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by our management of three years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. We expect to continue to incur research and development expenses and capitalization in the future as we continue to develop and enhance faidr and develop the Discovr Radio platform.

General and administrative

Our general and administrative expenses consist primarily of salaries and related costs, including payroll taxes, benefits, stock-based compensation, and professional fees related to auditing, tax, general legal services, and consulting services. We expect our general and administrative expenses to continue to increase in the future as we right-size our operating activities and prepare for commercialization of our products and support our operations as a public company, including increased expenses related to legal, accounting, insurance, regulatory and tax-related services associated with maintaining compliance with exchange listing and Securities and Exchange Commission requirements, directors and officers liability insurance premiums and investor relations activities.

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Restructuring Costs

Our restructuring costs consist primarily of employee severance and related benefits, contract termination fees, and other costs incurred in connection with actions taken to streamline operations and align our cost structure with current business priorities; during the year ended December 31, 2025 and the three months ended March 31, 2026, we implemented restructuring plans that included workforce reductions and the termination of certain consulting arrangements, and we also incurred legal and financial costs in connection with the proposed Business Combination during the three months ended March 31, 2026.

Other income and expense

The other income and expense category primarily consists of interest expense attributed to the debt and conversion features of the Notes payable to related party.

Results of operations

Comparison of the Three Months Ended March 31, 2026 and 2025

The following table summarizes our results of operations:

	Three Months Ended
	March 31, 2026	March 31, 2025	Change $	Change %
Revenue	$–	$–	$–	0.0%

Operating expenses:
Direct cost of services	55,164	55,571	(407)	-0.7%
Sales and marketing	450,446	235,441	215,005	91.3%
Research and development	284,984	396,703	(111,719)	-28.2%
General and administrative	789,075	630,891	158,184	25.1%
Restructuring	472,689	–	472,689	100.0%
Depreciation and amortization	236,096	432,407	(196,311)	-45.4%
Total operating expenses	2,288,454	1,751,013	537,441	30.7%
Loss from operations	(2,288,454)	(1,751,013)	(537,441)	30.7%

Other income (expense):
Interest income (expense)	6,901	(1,552)	8,453	544.6%

Total other income (expense)	6,901	(1,552)	8,453	544.6%
Loss before income taxes	(2,281,553)	(1,752,565)	(528,988)	30.2%
Provision for income taxes	–	–	–	0.0%
Net loss	$(2,281,553)	$(1,752,565)	$(528,988)	30.2%

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Revenue

Total revenues for the three months ended March 31, 2026 and 2025 were $0 as we continue to develop and enhance our faidr App and build out our Discovr artist portal to establish new revenue streams.

Sales and marketing

Sales and marketing expenses increased by $215,005 or 91.3% to $450,446 for the three months ended March 31, 2026 compared to $235,441 for the three months ended March 31, 2025. The increase in sales and marketing expenses was primarily attributed to increase in marketing and promotional activities and trade show expenses.

Research and development

Research and development expenses decreased by $111,719 or 28.2% to $284,984 for the three months ended March 31, 2026 from $396,703 for the three months ended March 31, 2025 primarily due to an decrease in research and development consulting fees incurred related to the launch of Discovr Radio Platform.

General and administrative

General and administrative expenses increased by $158,183 or 25.1% to $789,075 for the three months ended March 31, 2026 compared to $630,891 for the three months ended March 31, 2025. The increase was due to an increase related to public relations professional fees.

Restructuring

Restructuring expenses increased by $472,689 or 100% for the three months ended March 31, 2026 compared to $0 for the three months ended March 31, 2025. The increase is due to audit and legal expenses related to reverse merger.

Depreciation and amortization

Depreciation and amortization expenses decreased by $196,311 or (45.4%) to $236,096 for the three months ended March 31, 2026 compared to $432,407 for the three months ended March 31, 2025. The decrease is due to fully amortized capitalized cost and lower capitalized software costs.

Other income (expense), net

Total other income (expenses) increased by $8,453 or 545% to $6,901 for the three months ended March 31, 2026 compared to ($1,552) for the three months ended March 31, 2025 primarily due to increase in interest income on return on funds in money market account.

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Comparison of the Year Ended December 31, 2025 and 2024

The following table summarizes our results of operations:

	Year Ended
	December 31, 2025	December 31, 2024	Change $	Change %
Revenue	$–	$–	$–	0.0%

Operating expenses:
Direct cost of services	221,672	202,950	18,722	9.2%
Sales and marketing	829,415	860,677	(31,262)	-3.6%
Research and development	1,145,578	1,020,609	124,969	12.2%
General and administrative	2,792,887	3,845,302	(1,052,415)	-27.4%
Restructuring	1,150,139	–	1,150,139	100.0%
Depreciation and amortization	1,557,916	1,987,601	(429,276)	-21.6%
Total operating expenses	7,697,607	7,917,138	(219,532)	-2.8%
Loss from operations	(7,697,607)	(7,917,139)	219,532	-2.8%

Other expense:
Interest expense	4,409	(72,512)	176,921	-102.6%
Change in fair value of warrants	–	(632,388)	632,388	-100.0%
Total other expense	4,409	(804,900)	809,309	-100.5%
Loss before income taxes	(7,693,197)	(8,722,039)	1,028,842	-11.8%
Provision for income taxes	–	–	–	0.0%
Net loss	$(7,693,197)	$(8,722,039)	$1,028,842	-11.8%

Revenue

Total revenues for the year ended December 31, 2025 and 2024 were $0 as we continue to develop and enhance our faidr App and build out our Discovr Radio artist portal to establish new revenue streams.

Direct Cost of Services

Direct Cost of Services increased by $18,722 or 9.2% to $221,672 for the year ended December 31, 2025 compared to $202,950 for the year ended December 31, 2024 due to increased music licensing costs.

Sales and marketing

Sales and marketing expenses decreased by $31,262 or (3.6%) to $829,415 for the year ended December 31, 2025 compared to $860,677 for the year ended December 31, 2024. The decrease in sales and marketing expenses was primarily attributed to a decrease in marketing promotion costs as we are focus on building out our new Discovr Radio artist portal.

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Research and development

Research and development expenses increased by $124,969 or 12.2% to $1,145,578 for the year ended December 31, 2025 from $1,020,609 for the year ended December 31, 2024 primarily due to an increase in research and development consulting fees incurred and lower amount capitalized as a result of IT staff restructuring. We continue to develop enhancements to our faidr App and build out our Discovr Radio artist portal and will continue capitalize software costs to the extent that such development qualifies for capitalization.

General and administrative

General and administrative expenses decreased by $1,052,416 or (27.4%) to $2,792,886 for the year ended December 31, 2025 compared to $3,845,302 for the year ended December 31, 2024. The decrease resulted primarily from a decrease in stock based compensation and professional fees, such as, accounting, audit and legal expenses associated with acquisition target evaluations in 2024.

Restructuring

Restructuring expenses increased by $1,150,139 or 100% for the year ended December 31, 2025 compared to $0 for the year ended December 31, 2024. The increase reflects one time costs of $334,360 associated with changes to our IT organization, including payroll and benefits, severance, and the transition to an outsourced IT team. Restructuring expenses also include $815,779 in certain costs incurred in connection with the proposed business combination.

Depreciation and amortization

Depreciation and amortization expenses decreased by $429,685 or (21.6%) to $1,557,916 for the year ended December 31, 2025 compared to $1,987,601 for the year ended December 31, 2024. Capitalized software costs have decreased as a result of previously capitalized software development costs that have been fully amortized.

Other income/(expense), net

Total other income/(expenses) decreased by $809,309 or 100.5% to $4,409 for the year ended December 31, 2025 compared to $804,900 for the year ended December 31, 2024, which was due to the change in fair value of warrants issued in connection with the repayment of notes payable to related party in April 2024.

Income taxes

Since our inception in 2012, until the corporate conversion in February 2021, we were organized as a Colorado limited liability company for federal and state income tax purposes and treated as a partnership for U.S. income tax purposes. As such, we were not viewed as a taxpaying entity in any jurisdiction and do not require a provision for income taxes. Each member of our company was responsible for the tax liability, if any, related to its proportionate share of our taxable income.

Effective on February 16, 2021, we became treated as a corporation for U.S. income tax purposes and thus became subject to U.S. federal, state and local income taxes and are be taxed at the prevailing corporate tax rates. Among other things, we may begin to generate net operating losses at the corporate level. We will account for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to its estimated realizable value, which is zero based on our operating history.

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The Company has significant federal and state net operating loss carryforwards (“NOLs”). The proposed merger with Thramann Holdings is expected to result in an ownership change under Internal Revenue Code Section 382. An ownership change would subject the Company’s NOLs to an annual limitation based on the fair market value of the Company immediately prior to the ownership change multiplied by the applicable long-term tax-exempt rate. As a result, a substantial portion of the Company’s NOLs may not be available to offset future taxable income.

Because the Company maintains a full valuation allowance against its deferred tax assets, any such limitation would not impact the Company’s financial statements. The Company will continue to evaluate the potential impact of Section 382 limitations in future periods.

Going Concern

Our existing cash was $3,186,985 at December 31, 2025. Our existing cash was $1,413,387 at March 31, 2026. We secured approximately $12.9 million in additional funding in 2026 through May 12, 2026, which will only be sufficient to fund our current operating plans into the first quarter of 2027. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

As a result of the Company’s recurring losses from operations, and the need for additional financing to fund its operating and capital requirements, there is uncertainty regarding the Company’s ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt as to the Company’s ability to continue as a going concern.

Liquidity and Capital Resources

Sources of liquidity

We have incurred operating losses since our inception and have an accumulated deficit as a result of ongoing efforts to develop and commercialize our faidr and Discovr Radio applications. As of March 31, 2026, we had cash and cash equivalents of $1,413,387. We had working capital of approximately $858,095 as of March 31, 2026. We anticipate that operating losses and net cash used in operating activities will increase over the next 12 months as we continue to develop and market our products. As of July 24, 2026, we raised approximately $12.0 million through a public offering completed subsequent to March 31, 2026, which will only be sufficient to fund our current operating plans into the second quarter of 2027. The Company has based these estimates, however, on assumptions that may prove to be wrong. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

Equity Line Common Stock Purchase Agreement

On November 25, 2024, we entered into a new equity line Common Stock Purchase Agreement and a related registration rights agreement with White Lion. Pursuant to the Common Stock Purchase Agreement, we have the right, but not the obligation to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of our common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. On July 30, 2025, we amended the equity line Common Stock Purchase Agreement from $10,000,000 to $50,000,000 and extended the commitment to December 31, 2027.

During the year ended December 31, 2025, the Company issued 129,221 shares of Common stock under the Equity Line Common Stock Purchase Agreement for total proceeds of $3.7 million.

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At-the-Market Sales Agreement

We have entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). Under the Sales Agreement, the Company may sell shares of its common stock having an aggregate offering price of up to $10,000,000 from time to time, through an “at the market offering” (the “ATM Offering”). The aggregate market value of shares that the Company can sell under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction.

During the three months ended March 31, 2026, the Company sold 98,043 shares under the Sales Agreement for proceeds of $0.9 million and currently has $0.0 million of unsold availability under the ATM facility.

During the year ended December 31, 2025, the Company issued 130,879 shares for aggregate proceeds of approximately $2.8 under the ATM facility.

Series C Preferred Stock and Warrants Financing

On June 30, 2025, we entered into a Securities Purchase Agreement with accredited investors for a convertible preferred stock and warrants financing. We received $750,000 of gross proceeds in connection with the closing of this financing.

At the closing, we issued 750 shares of Series C convertible preferred stock (“Series C Preferred Stock”) at a purchase price of $1,000 per share of Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock at an initial conversion price (“Series C Conversion Price”) of $36.73 per share of Common Stock. We also issued warrants exercisable for 40,841 shares of Common Stock with a five year term and an initial exercise price of $36.73 per share, which was subsequently adjusted to $2.36.

The proceeds of this financing, together with other available cash resources, will be used for general corporate purposes.

April 2026 Registered Offering of Common Stock and Warrants

In April 2026, Auddia completed a registered public offering pursuant to a Securities Purchase Agreement with certain institutional investors, consisting of shares of common stock, pre-funded warrants and accompanying common stock purchase warrants. The offering generated gross proceeds of approximately $12.0 million (approximately $10.9 million in net proceeds, after fees and expenses) and was conducted under an effective registration statement on Form S-1. The pre-funded warrants are immediately exercisable at a nominal exercise price and are subject to customary beneficial ownership limitations. The accompanying common warrants are also immediately exercisable at an exercise price equal to the offering price, contain customary anti-dilution adjustments and beneficial ownership limitations, and expire upon the earlier of five years from issuance or the consummation of the Business Combination.

July 2026 Interim Bridge Financing

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex (the “Target Companies”). The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the consummation of the Business Combination is still pending. The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties and any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. The Bridge Notes will accrue interest at a rate of 8.0% per annum, compounded annually. No further amounts will be funded if the pending Merger Agreement is terminated.

Cash Flow Analysis

Our cash flows from operating activities have historically been significantly impacted by revenues received, our investment in sales and marketing to drive growth, and research and development expenses. Our ability to meet future liquidity needs will be driven by our operating performance and the extent of continued investment in our operations. Failure to generate sufficient revenues and related cash flows could have a material adverse effect on our ability to meet our liquidity needs and achieve our business objectives.

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Comparison of the Three Months Ended March 31, 2026 and 2025

The following table summarizes the statements of cash flows for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Net cash provided by (used in):
Operating activities	$(2,275,114)	$(1,443,166)
Investing activities	(307,517)	(246,601)
Financing activities	809,033	673,361
Change in cash	$(1,773,598)	$(1,016,406)

Operating activities

Cash used in operating activities for the three months ended March 31, 2026 was $2,275,114, primarily resulting from our net loss of ($2,281,553), change in working capital of $252,435 primarily related to an increase in accounts payable and lease liability, and non-cash charges of $236,096 related to depreciation and amortization, $7,878 amortization of ROU and $14,897 in share based compensation expense. Cash used in operating activities for both periods consisted of personnel-related expenditures, marketing and promotion costs, and public company administrative support costs such as legal and other professional support services.

Investing activities

Cash flows used in investing activities for the three months ended March 31, 2026 was $307,517, consisting of capitalization of software development expenses and patent expenses.

Financing activities

Cash flows generated in financing activities for the three months ended March 31, 2026 was $809,033 primarily related to cash proceeds from the issuance of common shares partially offset by repayments to related party notes payable of $45,390 and offering costs of $37,500.

Comparison of the Years Ended December 31, 2025 and 2024

The following table summarizes the statements of cash flows for the years ended December 31, 2025 and 2024:

Cash Flow	Year Ended December 31,
	2025	2024
Net cash provided by (used in):
Operating activities	$(5,633,393)	$(5,093,143)
Investing activities	(877,718)	(1,004,345)
Financing activities	6,991,777	7,999,251
Change in cash	$480,666	$1,901,763

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Operating Activities

Cash used in operating activities for the year ended December 31, 2025 was $5,633,393, primarily resulting from our net loss of $(7,693,197), offset by $1,796,648 of non cash charges related to depreciation and amortization, share based compensation expense, amortization of ROU asset and lost on disposal of assets. The net loss was further impacted by a change in working capital of $263,156. Cash used in operating activities for both periods consisted of personnel-related expenditures, marketing and promotion costs, and public company administrative support costs such as legal and other professional support services.

Cash used in operating activities for the year ended December 31, 2025 was $5,093,143 primarily resulting from our net loss of $8,722,039, offset by $3,440,638 of non cash charges related to depreciation and amortization, share based compensation expense, change in fair value of warrants, and amortization of ROU asset. The net loss was further impacted by a change in working capital of $188,258, related to depreciation and amortization, share based compensation expense, and the change in fair value of warrants. Cash used in operating activities for both periods consisted of personnel-related expenditures, marketing and promotion costs, and public company administrative support costs such as legal and other professional support services.

Investing Activities

Cash flows used in investing activities for the years ended December 31, 2025 and December 31, 2024 consisted primarily of capitalization of software development expenses of $852,171 and $992,147, respectively.

Financing Activities

Cash flows generated in financing activities for the year ended December 31, 2025 was $6,991,777 and related primarily to cash proceeds from the issuance of preferred and common shares of $7,127,014.

Cash flows generated in financing activities for the year ended December 31, 2024 was $7,999,251 and related primarily to the cash proceeds from the issuance of preferred and common shares of $10,959,602 and repayment of notes payable of $2,750,000.

Funding Requirements

We historically have incurred significant losses and negative cash flows from operations since our inception and had an accumulated deficit of $99,595,219 and $97,283,343 as of March 31, 2026 and December 31, 2025, respectively. As of March 31, 2026 and December 31, 2025, we had cash and cash equivalents of $1,413,387 and $3,186,985, respectively. Our cash is comprised primarily of demand deposit accounts and money market funds. We secured $0.9 million of financing during the three months ended March 31, 2026, and an additional $12 million of financing subsequent to March 31, 2026, which will only be sufficient to fund our current operating plans into the first quarter of 2027.

We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

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We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the development, and marketing and promotion of faidr and Discovr Radio platforms. In addition, we expect to continue to incur additional costs associated with operating as a public company, including legal, accounting, investor relations and other expenses. Our future funding requirements will depend on many factors, including, but not limited to:

•	the scope, progress, results, and costs related to the market acceptance of our products
•	the ability to attract and retain listeners to faidr and artists and labels to the Discovr Radio platform
•	the costs, timing, and ability to continue to develop our technology
•	effectively addressing any competing technological and market developments
•	avoiding and defending against intellectual property infringement, misappropriation and other claims

Contractual Obligations

The following table summarizes out contractual obligations included on our Balance Sheet as of December 31, 2025, and the effects that such obligations are expected to have on our liquidity and cash flows in future periods:

	Payments due by period
	Total	Less Than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Operating lease commitments:
Office lease (1)	$53,086	$38,612	$14,474	$0	$–
Total operating lease commitments	$53,086	$38,612	$14,474	$0	$–

Off-balance sheet arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we continually evaluate our estimates and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results may materially differ from these estimates made by management under different assumptions and conditions.

Certain accounting policies that require significant management estimates and are deemed critical to our results of operations or financial position, are described below. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

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Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of three years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination.

Equity-based compensation

Certain of our employees and consultants have received grants of common shares in our company. These awards are accounted for in accordance with guidance prescribed for accounting for equity-based compensation. Based on this guidance and the terms of the awards, the awards are equity classified. The common shares receive distributions if any in an order of priority in accordance with our limited liability company agreement.

The fair value of each award is determined using the Black-Scholes option-pricing model which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, and the risk-free interest rate over the expected life of the option. The expected volatility was determined considering comparable companies historical stock prices as a peer group for the fiscal year the grant occurred and prior fiscal years for a period equal to the expected life of the option. The risk-free interest rate was the rate available with a term equal to the expected life of the option. The expected life of the option was estimated based on a mid-point method calculation.

Emerging growth company and smaller reporting company status

The Jumpstart Our Business Startups Act of 2012 permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to not “opt out” of this provision and, as a result, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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Quantitative and Qualitative Disclosures about Market Risk

Interest rate sensitivity

We had cash and cash equivalents totaling $1,413,387 as of March 31, 2026. These amounts are invested primarily in demand deposit accounts and money market funds. We consider all highly liquid debt instruments purchased with a maturity of three months or less and SEC-registered money market mutual funds to be cash equivalents. The primary objectives of our investing activities are capital preservation, meeting our liquidity needs and, with respect to investing in client funds, generating interest income while maintaining the safety of principal. We do not enter into investments for trading or speculative purposes.

Our cash equivalents are subject to market risk due to changes in interest rates. The market value of fixed rate securities may be adversely affected due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if we are forced to sell securities that decline in market value due to changes in interest rates.

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THRAMANN HOLDINGS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with “Unaudited Pro Forma Combined Financial Statements,” the unaudited combined and consolidated financial statements for the the three months ended March 31, 2026 and 2025 and corresponding notes included elsewhere in this proxy statement/prospectus. This discussion includes forward-looking statements. Unless otherwise indicated or the context otherwise requires, references in this section to “Thramann Holdings,” the “Company,” “we,” “us,” “our” and other similar terms refer to Thramann Holdings.

Thramann Holdings (“the Company”) is a single member Colorado Limited Liability Company (LLC) formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeffrey Thramann held in Lanx, ProNerve, and U.S. Radiosurgery, three private companies he had founded. Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated. Thramann Holdings was maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025, Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three single member Colorado LLCs founded and fully owned by Jeffrey Thramann. The entities contributed to Thramann Holdings were LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC. The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia (Nasdaq: AUUD). The financial statements were combined until September 2025, at which point the entities were contributed to and wholly owned by Thramann Holdings and after which they became consolidated.

Aside from serving as a holding company for LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC, Thramann Holdings has not, and does not, conduct any business.

Auddia shareholders are expected to own approximately 20% of the combined company at closing.  Approximately 80% of the combined company is expected to be owned at closing by Jeff Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones.

LT350, LLC is a single member LLC organized under the laws of the state of Colorado. LT350 is an early stage, pre-revenue, pre-operational platform infrastructure company leveraging a proprietary solar parking lot canopy that integrates modular plug & play cartridges into the ceiling of the canopies to reinvent large and rapidly growing market verticals. Its cloud infrastructure cartridges house the servers and GPUs needed to deploy distributed AI datacenters to support AI training and inference, battery storage cartridges house batteries to lower the power costs of AI datacenters and provide grid services to local utilities, smart invertor cartridges deploy solar energy to the GPUs and batteries in the canopies or to the grid, EV charging cartridges house the components to charge EVs. The company’s operations are centered on deploying a network of distributed AI datacenters across the parking lots of commercial and municipal partners while utilizing additional cartridges in support of renewable penetration, grid stability, and the electrification of mobility and the built environment.

Influence Healthcare, LLC is an early stage, pre-revenue, pre-operational single member LLC organized under the laws of the state of Colorado. The core mission of Influence Healthcare is to empower physicians to build an alternative healthcare system focused on transitioning from a fee-for-service payment system to a value based model. The Company differentiates by recognizing the unique qualifications and authority of physicians in managing entire care episodes to value based outcomes, providing physicians with the facilities, digital platforms, and autonomy required to drive meaningful change. The company contracts directly with payers and partners with physicians, hospitals, ambulatory surgical centers, and digital health vendors to deliver bundled care services. Influence Healthcare’s model prioritizes physician-led decision-making and care coordination, in conjunction with vertically integrated facilities, implants, digital tools, and AI to deliver high-quality outcomes at lower costs.

Voyex, LLC is an early stage, pre-revenue, pre-operational single member LLC organized under the laws of the state of Colorado. Voyex is an AI-native digital travel agency that is leveraging agentic AI, an integrated fintech platform, and private aviation resources to optimize the travel experience for customers. Voyex addresses air traveler flight delays and cancellation disruptions through FlightFix, an application Voyex is building that aims to track flight itineraries in real time while using AI to predict delays and cancellations, secure seats on alternative flights, and communicate with passengers about alternative flight options. Voyex is aiming to build an MVP that includes incorporating AI models to predict travel delays, chatbots to communicate with customers, and the development of an AI agent and integrated fintech platform to evolve into handling the complete rebooking process.

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Recent Developments

Proposed Business Combination

On August 5, 2025, the Company entered into a non-binding letter of intent (“LOI”) for a proposed business combination between Thramann Holdings, LLC (“Holdings”) and Auddia. The LOI contemplates a business combination between Auddia and Holdings with Auddia and Holdings becoming subsidiaries of a public holding company which would trade under a new ticker symbol.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement for a business combination between Auddia and the Company.

Auddia shareholders are expected to own approximately 20% of the combined company at closing. Approximately 80% of the combined company is expected to be owned at closing by Jeffrey Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones; provided, however, that such condition may be waived by mutual agreement of the parties.

Further, there can be no assurances that such business combination will be approved by stockholders or will ultimately be consummated.

Components of our results of operations

Operating expenses

General and administrative

Our general and administrative expenses consist primarily of salaries and related costs, including payroll taxes, benefits, and professional fees related to auditing, tax, general legal services, and consulting services. We expect our general and administrative expenses to continue to increase in the future as we right-size our operating activities and prepare for commercialization of our products and support our operations as a public company, including increased expenses related to legal, accounting, insurance, regulatory and tax-related services associated with maintaining compliance with exchange listing and Securities and Exchange Commission requirements, directors and officers liability insurance premiums and investor relations activities.

Amortization

Amortization expense relates to the amortization of our patents, software, and developed software.

Transaction costs

The Company has incurred costs of $146,285 and $0 for the three months ended March 31, 2026 and 2025, respectively, for contemplating a merger with Auddia, Inc.

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Results of operations

For the three months ended March 31, 2026, our net loss was $245,509 and expenses from operating activities were $245,509, as compared to a net loss of $105,721 and expenses from operating activities of $105,721 for the three months ended March 31, 2025. These increases were mainly due to an increase in amortization related to patents and legal and professional fees due to the efforts being made to complete our business combination with Auddia for the three months ended March 31, 2026, as compared to the three months ended March 31, 2025.

Liquidity, Capital Resources and Going Concern

As of March 31, 2026, we had $12,000 in our operating bank account and a working capital deficit of $814,443, as compared to $13,249 in our operating bank account and a working capital deficit of $279,620 as of March 31, 2025. Our liquidity needs prior to the consummation of business combination had been satisfied through proceeds from advances from a related party. We believe we will need to access additional liquidity in order to consummate the business combination with Auddia. Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303 of Regulation S-K. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Management has determined that the Company has no critical accounting estimates.

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MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors

Upon the completion of the Business Combination, the business and affairs of Holdco will be managed under the direction of Holdco’s board of directors.

Holdco’s board of directors will initially be fixed at 4 members, consisting of Jeffrey Thramann, Nick Balletta, Emmanuel L. de Boucaud and Joshua Sroge.

Each executive officer of Holdco will serve at the discretion of Holdco’s board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the proposed directors or executive officers of Holdco.

The following table sets forth the name, age as of August 3, 2026 and position of each of the individuals who are expected to serve as executives and directors of Holdco following completion of the Business Combination:

Name	Age	Position
Executive Officers:
Jeffrey Thramann, M.D.	61	Executive Chairman, Chief Executive Officer, and Director
John Mahoney	61	Chief Financial Officer
Non-Employee Directors:
Nick Balletta	62	Director
Emmanuel L. de Boucaud	60	Director
Joshua Sroge	58	Director

Executive Officers

Jeffrey Thramann, Executive Chairman and Chief Executive Officer. Mr. Thramann is expected to serve as Executive Chairman and Chief Executive Officer following the consummation of the Business Combination. Dr. Thramann founded Auddia in 2012 and oversees strategic initiatives, capitalization and governance at Auddia. Dr. Thramann has been Chief Executive Officer of Auddia since July 2025. This includes day-to-day involvement in working with senior management to establish the strategic vision of the Company, prioritizing product launches, working with the CFO on the financial plans of the Company, and overseeing recruitment and hiring of senior executives and the pursuit of business development activities. It also includes leading efforts to secure capital for the Company, building the board of directors and leading board meetings. In 2002, Dr. Thramann was the founder and became the chairman of Lanx, LLC. Lanx was an innovative medical device company focused on the spinal implant market and created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in 2013. Concurrent with Lanx, in 2006 Dr. Thramann was also the founder and chairman of ProNerve, LLC. ProNerve was a healthcare services company that provided monitoring of nerve function during high risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012.

Prio to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (Nasdaq; AIQ) in 2011. From 2001 through 2008, Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 50 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in 2001. He is a graduate of Cornell University Medical College in New York City and earned a BS in electrical engineering management at the U. S. Military Academy in West Point, NY. Dr. Thramann currently serves as the Executive Chairman of Aclarion, Inc. (NASDAQ: ACON), a healthcare technology company that is leveraging MR Spectroscopy, biomarkers, and augmented intelligence algorithms to improve the diagnosis and treatment of chronic low back pain.

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John E. Mahoney, Chief Financial Officer. Mr. Mahoney is expected to serve as Chief Financial Officer following the consummation of the Business Combination. Mr. Mahoney joined Auddia as Chief Financial Officer in November 2023. He brings over twenty years of finance and operational experience in the services industry with both publicly traded and privately held companies. From 2019 to 2023, he served as Chief Financial Officer at Quality Biomedical, Inc., a private equity backed and leading service provider in the Home Medical Equipment industry. From 2014 to 2019, Mr. Mahoney served as Principal and Chief Financial Officer at CFO Leadership Services, LLC, a fractional CFO service company. From 2005 to 2014, Mr. Mahoney served Vice President and Chief Financial Officer at TASQ Technology, Inc., a wholly owned subsidiary of First Data Corporation, who merged with Fiserv. a leading global credit card processing services company. Mr. Mahoney is a certified public accountant. He earned his BS in Public Accountancy from Long Island University.

Non-employee Directors

Nick Balletta, Director. Mr. Balletta is expected to serve as a member of Holdco Board following the Closing. Since September 2023, Mr. Balletta has served as President of Sea Street Technologies, an automated cybersecurity solution company that combines firewall capabilities with AI-powered threat intelligence. In June 2019, Mr. Balletta co-founded InnovoEdge, a SaaS platform for universal multi-cloud orchestration, which was acquired by Megaport Ltd in August 2021. He then served as Executive Vice President of Global Corporate Development at Megaport from August 2021 to September 2023. Mr. Balletta holds an MBA and a Bachelor of Science in Marketing from Rutgers University. Mr. Balletta has served as a member of Auddia’s Board since July 9, 2025. We believe Mr. Balletta is qualified to serve on Holdco’s board because of his experience as a technology founder with public company exit experience and his organizational and strategic experience across both startup and public company environments.

Emmanuel L. de Boucaud, Director. Mr. de Boucard is expected to serve as a member of Holdco Board following the Closing. Mr. Boucaud is an investment and technology executive who has served as a Managing Partner at Chisos Capital, a structured finance firm, since August 2019. He has also served as the sole proprietor of IsleSail Partners, a boutique capital advisory business, since 2017. Mr. Boucaud also serves on several boards of directors of privately held companies. Mr. de Boucaud has served as a member of Auddia’s Board since July 9, 2025. Mr. Boucaud holds a bachelor’s degree in Economics from Occidental College. We believe Mr. Boucaud is qualified to serve on our board because of his experiences in technology ventures, capital financing, investment and corporate development.

Joshua Sroge, Director. Mr. Sroge is expected to serve as a member of Holdco Board following the Closing. Mr. Sroge is an investment professional who has served as the principal of Firestone CFO, a strategic finance and accounting services firm, since January 2014. Mr. Sroge has also been a Partner at BXE Capital, a digital asset and cryptocurrency investment firm, since May 2020. Mr. Sroge served as Interim Chief Executive Officer of Banq Inc. during its bankruptcy filing in 2023; the case was subsequently dismissed. Previously, Mr. Sroge served as the Chief Financial Officer of Binance.US from January 2020 to October 2021, where he also served as Interim Chief Executive Officer from August 2021 to October 2021. Mr. Sroge currently serves as a Director of the Hedera Foundation, where he also served as Chief Financial Officer from February 2022 to June 2025. Mr. Sroge has served as a member of Auddia’s Board since July 9, 2025. We believe Mr. Sroge is qualified to serve on our board because of his broad executive experience and his expertise in cryptocurrencies and digital assets.

Director Independence

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.

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Based on information provided by each proposed director concerning her or his background, employment and affiliations, Auddia expects that Holdco’s board of directors will determine that each of Joshua Sroge, Nick Balleta and Emmanuel L. de Boucaud qualify as “independent directors” as defined under Nasdaq listing rules. Jeffrey Thramann, Auddia’s current President and Chief Executive Officer, and the expected President and Chief Executive Officer of Holdco, will not qualify as an independent director of Holdco. In making these determinations, Holdco’s board of directors will consider the current and prior relationships that each director has with Auddia and Thramann Holdings and all other facts and circumstances that Holdco’s board of directors deems relevant in determining the independence of each proposed director, including the interests of each Holdco director in the Business Combination, any relevant related party transactions and the beneficial ownership of securities of Auddia or Holdco by each Holdco director. See also the sections titled “The Transactions - Interests of Auddia’s Directors and Executive Officers in the Business Combination,” “Certain Relationships and Related Party Transactions of Holdco” and “Principal Stockholders of Auddia” beginning on pages 125, 247 and 262, respectively, of this proxy statement/prospectus for additional information.

Board Leadership Structure

Following the completion of the Business Combination, Jeffrey Thramann is expected to serve as Executive Chair of Holdco’s board of directors (“Chair”). Holdco’s governance documents will allow Mr. Thramann to hold the position of both Chair and Chief Executive Officer. Auddia and Thramann Holdings believe that this is the appropriate leadership structure for Holdco at this time.

Auddia’s board of directors and Thramann Holdings’ board of directors recognize that, depending on future circumstances, other leadership models, such as separating the roles of Chief Executive Officer and Chair, might be appropriate. Accordingly, Holdco’s board may periodically review its leadership structure. At any time when a non-independent director is serving as Chair, it is anticipated that the independent directors of Holdco will designate a lead independent director to preside at all meetings of the board of directors of Holdco at which the Chair is not present, preside over executive sessions of the independent directors, which will occur regularly throughout each year, serve as a liaison between the Chair and independent directors, and perform such additional duties as Holdco’s board of directors may otherwise determine and delegate.

Board Committees

Following the completion of the Business Combination, Auddia and Thramann Holdings anticipate that Holdco’s board of directors will establish an audit committee, a compensation committee and a nominating and governance committee (“governance committee”), each of which will operate pursuant to a charter adopted by the board of directors of Holdco. Auddia and Thramann Holdings believe that following the completion of the Business Combination the functioning and composition of these committees of Holdco will comply with the requirements of Nasdaq listing rules and SEC rules and regulations. The board of directors of Holdco may also establish other committees from time to time to assist Holdco and its board of directors. Each of the audit committee, compensation committee and the governance committee is expected to have the responsibilities described below.

Audit Committee

Following the completion of the Business Combination, the members of Holdco’s audit committee are expected to be Joshua Sroge, Nick Balleta and Emmanuel de Boucaud, each of whom is expected to qualify as an independent director for audit committee purposes as defined under the rules of the SEC and the applicable Nasdaq listing rules and has sufficient knowledge in financial and auditing matters to serve on Holdco’s audit committee. is expected to chair the audit committee. In addition, Holdco’s board of directors is expected to determine that is an “audit committee financial expert” as defined under the rules of the SEC.

The primary responsibilities of Holdco’s audit committee will be to oversee Holdco’s accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The audit committee will oversee the system of internal controls established by management and Holdco’s compliance with legal and regulatory requirements. The audit committee will also be responsible for the review, consideration and approval or ratification of related party transactions. The audit committee will oversee the independent auditors, including their independence and objectivity. The audit committee will be empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

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Compensation Committee

Following the consummation of the Business Combination, the members of Holdco’s compensation committee are expected to be Joshua Sroge, Nick Balleta and Emmanuel L. de Boucaud, each of whom is expected to qualify as an independent director for compensation committee purposes as defined under the rules of the SEC and the applicable Nasdaq listing rules. is expected to chair the compensation committee.

The primary responsibilities of Holdco’s compensation committee will be to periodically review and approve the compensation and other benefits for Holdco’s senior officers and directors. This will include reviewing and approving corporate goals and objectives relevant to the compensation of Holdco’s executive officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation. The compensation committee will also administer and make recommendations to Holdco’s board of directors regarding equity incentive plans that are subject to the board of directors’ approval and approve the grant of equity awards under the plans to executive officers.

Governance Committee

Following the consummation of the Business Combination, the members of Holdco’s governance committee are expected to be Joshua Sroge, Nick Balleta and Emmanuel L. de Boucaud, each of whom is expected to qualify as an independent director as defined under applicable Nasdaq listing rules. is expected to chair the governance committee.

Holdco’s governance committee will be responsible for engaging in succession planning for Holdco’s board of directors, developing and recommending to Holdco’s board of directors criteria for identifying and evaluating qualified director candidates and making recommendations to Holdco’s board of directors regarding candidates for election or reelection to Holdco’s board of directors at each annual stockholders’ meeting. In addition, the governance committee will be responsible for overseeing corporate governance matters. The governance committee will also be responsible for overseeing the structure, composition and functioning of Holdco’s board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of the expected members of Holdco’s compensation committee has at any time been one of the officers or employees of Holdco. None of Holdco’s expected executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that is or are expected to serve on Holdco’s board of directors or compensation committee following the completion of the Business Combination.

Code of Conduct and Ethics

Following the completion of the Business Combination, Holdco will adopt a Code of Conduct and Ethics that establishes the standards of ethical conduct applicable to all of Holdco’s directors, officers and employees. The full text of Holdco’s Code of Conduct and Ethics will be posted on Holdco’s website at https://mccarthyfinney.com/investor-relations. It is expected to address, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. Holdco intends to disclose any amendments to the Code of Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by applicable rules. Holdco’s audit committee will be responsible for applying and interpreting the Code of Conduct and Ethics in situations where questions are presented to it. Information contained on, or that can be accessed through, Holdco’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information on Holdco’s website to be part of this proxy statement/prospectus.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF HOLDCO

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with Auddia’s and Thramann Holdings’ directors and executive officers, including those discussed in the sections titled “Management Following the Business Combination”, “Auddia Executive Compensation” and “Thramann Holdings Executive Compensation” beginning on pages 243, 160 and 165, respectively, of this proxy statement/prospectus, the following is a description of each transaction involving Auddia since January 1, 2023, each transaction involving Thramann Holdings since April 26, 2005 (inception) and each currently proposed transaction in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1.0% of the average of Auddia’s or Thramann Holdings’ total assets at year-end for the last two completed fiscal years, as applicable; and

•	any of Auddia’s or Thramann Holdings’ directors, executive officers or holders of more than 5.0% of Auddia’s or Thramann Holdings’ capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Auddia’s Transactions

On April 17, 2023, Auddia entered into an additional Secured Bridge Note (“New Note”) financing with Richard Minicozzi. Auddia received $750,000 of gross proceeds from the New Note financing. The New Note was issued with a principal amount of $825,000, 10% interest rate and a maturity date on July 31, 2023. The New Note is secured by a lien on substantially all of our assets. At maturity of the New Note, Mr. Minicozzi, has the option to convert any original issue discount and accrued but unpaid interest into shares of our common stock at a fixed conversion price of $6,872.25 per share.

In connection with the New Note financing, we issued 199 common stock warrants to Mr. Minicozzi with a five-year term and a fixed $6,872.25 per share exercise price, from which 100 of these common stock warrants are exercisable immediately. The remaining 99 common stock warrants would only become exercisable if the maturity date of the New Note is extended in accordance with the terms of the New Note. As of July 31, 2023, we extended the maturity date of the New Note to November 30, 2023. Upon the July 31, 2023 extension, the interest rate on the New Note increased to 20% from 10%, and the remaining portion of the 99 common stock warrants became exercisable.

Further, in connection with the New Note financing, we agreed with Mr. Minicozzi to make certain amendments to the Prior Note financing. Specifically, Auddia agreed with Mr. Minicozzi to cancel the 926 common stock warrants issued as part of the prior financing and, in lieu of the cancelled warrants, Auddia issued to Mr. Minicozzi common stock warrants for 184 common shares with an exercise price of $6,872.25 per common share and a five-year term. From the newly issued 184 common stock warrants, 92 common stock warrants were exercisable immediately, while the other 92 common stock warrants became exercisable at the time of extension of the maturity date of the Prior Note during May of 2023.

On April 9, 2024, Auddia and Mr. Minicozzi entered into an Amendment and Waiver Agreement relating to the Bridge Notes.

Auddia agreed to pay $2.75 million in cash to Mr. Minicozzi in repayment of the principal of the Bridge Notes (exclusive of the $275,000 of original issue discount on the Bridge Notes) shortly after the closing by Auddia of one or more equity financings with total gross proceeds to Auddia of not less than $6,000,000.

On April 26, 2024, Auddia repaid $2.75 million of principal on its Secured Bridge Notes.

Effective April 9, 2024, the Investor converted $911,384 (the “Rollover Amount”) which is equal to the (i) unpaid accrued interest on the Bridge Notes plus (ii) the original issue discount (“OID”) on the Bridge Notes, into equity securities of Auddia (the “Rollover Securities”).

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The Rollover Securities consist of (i) 3,540 prefunded common stock warrants with a per share exercise price of $0.131 per share (the “Prefunded Warrants”) and (ii) 3,540 non-prefunded warrants (the “Non-Prefunded Warrants”) with an initial per share exercise price equal to $257.48. The per share price has been adjusted to $2.36.

The number of Prefunded Warrants was determined by dividing the Rollover Amount by $257.48. The number of Non-Prefunded Warrants is equal to the number of Prefunded Warrants (i.e. 100% warrant coverage). The Non-Prefunded Warrants have a price adjustment provision which will adjust the exercise price downward in the event that Auddia issues equity securities in the future at an effective per share price below the then current exercise price. In order to assure compliance with applicable Nasdaq rules, the Non-Prefunded Warrants shall not be exercisable for six months following the date of issue.

Auddia issued to Mr. Minicozzi 383 new common stock warrants with a five-year term as a loan extension fee (“Fee Warrants”). The exercise price of these additional Fee Warrants was initially $257.48. The Fee Warrants have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. The per share price has been adjusted to $2.36. In order to assure compliance with applicable Nasdaq rules, the Fee Warrants shall not be exercisable for six months following the date of issue.

The Non-Prefunded Warrants and Fee Warrants had a total valuation of $811,402 and the Prefunded Warrants had a valuation of $732,370. As a result, the Company recorded $911,384 as a non-cash charge in connection with the issuance of warrants related to the Secured Bridge Notes and a change in the fair value of warrants of $632,388, which is included in other expense in the accompanying statements of operations. All Warrants were classified as equity as they were indexed to the Company’s shares in accordance with ASC 815-40.

Auddia agreed to adjust the exercise price of Mr. Minicozzi’s Existing Warrants from $1,996.23 (after adjustment for the reverse stock splits) to $257.48 per share, and further to $2.36.

Mr. Minicozzi will not be able to receive shares upon exercise of any of the foregoing securities, unless prior stockholder approval is obtained, if (i) the number of shares to be issued would exceed 20% of the Company’s outstanding number of shares at a discount to the applicable Nasdaq Minimum Price or (ii) the number of shares to be issued would result in a Change of Control within the meaning of Nasdaq Rule 5635(b).

On September 25, 2025, the prefunded warrants were exercised.

Thramann Holdings’ Transactions

On November 1, 2025, Influence Healthcare, LLC, a subsidiary of Thramann Holdings, entered into an exclusive contract with ClavusGroup, LLC (“Clavus”), a Colorado LLC owned 100% by Mr. Thramann. Clavus is a distributer of surgical implants and the contract with Influence Healthcare is for Clavus to serve as the exclusive distributer of implants for Influence Healthcare’s contracted VBC cases. The contract requires Clavus to distribute implants to Influence Healthcare’s VBC cases at cost such that no profit margin is included in implant costs expensed into each VBC surgical case. It is a requirement of the merger agreement that this contract survives the merger transaction.

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On December 18, 2025, Influence Healthcare, a subsidiary of Thramann Holdings, also entered into a binding LOI with Prasari, LLC, aimed at allocating a to be determined amount of a new cryptocurrency called Osler to Influence Healthcare in exchange for Influence Healthcare working with Prasari to establish Osler as a preferred mechanism of payment for healthcare services. The LOI calls for Influence Healthcare to assist Prasari in designing and architecting the workflows and blockchain rails required to streamline the clinical care documentation, coding, billing, and collection processes for healthcare services. This includes Influence Healthcare providers and facilities participating in a pilot that utilizes Osler and an associated stablecoin as an accepted payment for healthcare services within the Influence Healthcare network. As part of the merger transaction, the LOI calls for McCarthy Finney to contract with Prasari to distribute Osler to value drivers in the healthcare space while also developing the wallet and blockchain technologies required to operationalize Osler. In exchange for these services, McCarthy Finney will be allocated a to be determined amount of Osler. It is a requirement of the merger agreement that this LOI survives the merger agreement and that post-merger corporate leadership and the board proceed in good faith to consummate the contemplated contracts without being subject to additional related party considerations post-merger. It is the intent of disclosures in this section of this document to ensure that this related party transaction may proceed as determined by post-merger management.

Indemnification Agreements and Insurance

Thramann Holdings plans to enter into an indemnification agreement with Jeffrey Thramann, its sole member. The indemnification agreement will require Thramann Holdings to indemnify Mr. Thramann to the fullest extent permitted under Colorado law.

Policies for Approval of Related Party Transactions

Thramann Holdings does not have a formal policy regarding approval of transactions with related parties. As a single-member limited liability company, all disclosable transactions with related parties have been approved solely by Jeffrey Thramann, its sole member, without the involvement of disinterested directors or the application of Section 144(a)(1) of the DGCL. Following the completion of the Merger, Thramann Holdings anticipates that the Holdco will adopt a related party transaction approval policy and the Holdco’s audit committee will be responsible for the review, consideration and approval or ratification of related party transactions.

Indemnification Agreements

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

Auddia’s Policies and Procedures for Related Person Transactions

Auddia’s board of directors adopted a written related person transaction policy providing that transactions with our directors, executive officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by the audit committee. This policy became effective in February 2021 in connection with its IPO. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest.

Pursuant to this policy, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our audit committee prior to their consideration of such transaction. The audit committee will consider, among other factors that it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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DESCRIPTION OF HOLDCO CAPITAL STOCK

As used in this section, references to “the Company,” “Holdco,” “McCarthy Finney,” “we,” “us,” and “our” refer to McCarthy Finney.

The following description is intended as a summary of Holdco’s certificate of incorporation (which we refer to in this section as the “charter” as amended and restated upon consummation of the Business Combination) and Holdco’s bylaws. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to Holdco’s charter and bylaws upon the consummation of the Business Transactoin.

We have one class of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “MCFN.”

Authorized Capital Stock

After completion of the Business Combination and adoption of the Amended and Restated Certificate of Incorporation, our authorized capital stock will consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

After completion of the Business Combination and adoption of the Amended and Restated Certificate of Incorporation, the holders of our common stock will be entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock will not have any cumulative voting rights. Holders of our common stock will be entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock will have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

After completion of the Business Combination and adoption of the Amended and Restated Certificate of Incorporation, our board will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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No Written Consent of Stockholders

Our charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated Preferred Stock

Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

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Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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DESCRIPTION OF AUDDIA CAPITAL STOCK

As used in this section, references to “the” “Company”, “Auddia,” “we,” “us,” and “our” refer to Auddia Inc.

The following description is intended as a summary of Auddia’s certificate of incorporation (which we refer to in this section as the “charter”) and Auddia’s bylaws, each of which is filed as an exhibit to this prospectus/proxy statement, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to Auddia’s charter and bylaws.

We have one class of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “AUUD.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our board will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

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Series B Convertible Preferred Stock

On April 23, 2024, we entered into a securities purchase agreement with accredited investors, pursuant to which we issued and sold 2,314 shares of our newly designated Series B Convertible Preferred Stock for an aggregate purchase price of $2,314,000.

Holders of the Series B Convertible Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly. We have the option to pay dividends on the Series B Convertible Preferred Stock in additional shares of common stock. If we elect to pay in the form of common stock, the number of dividend shares to be issued shall be calculated by using a “Dividend Conversion Price” equal to the lower of (i) the then applicable Conversion Price (as defined in the Certificate of Designations) as in effect on the applicable dividend date, or (ii) 90% of the lowest volume-weighted average price (“VWAP”) of the common stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the applicable dividend date. We also have the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Convertible Preferred Stock.

The stated value of each share of Series B Convertible Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Convertible Preferred Stock) will be convertible into common stock at an initial fixed Conversion Price of $242.32 per share of common stock. The Series B Convertible Preferred Stock may be converted into shares of common stock at any time at the option of the holder. The Series B Convertible Preferred Stock may also be converted into shares of common stock at our option if the closing price of the common stock exceeds 300% of the Conversion Price for 20 consecutive trading days.

The Conversion Price of the Series B Convertible Preferred Stock is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of our common stock or in the event that we grant, issue or sell (or enters into any agreement to grant, issue or sell), or are deemed to have granted, issued or sold, any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”) Immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Series B Convertible Preferred Stock has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware. The stated value of each share of Series B Convertible Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Convertible Preferred Stock) will be convertible into common stock at an initial fixed Conversion Price of $242.32 per share of common stock. The Series B Convertible Preferred Stock may be converted into shares of common stock at any time at the option of the holder.

The Certificate of Designations contains customary events of default, or “Triggering Events”, including, among others, (i) certain events of bankruptcy, insolvency or reorganization; (ii) failure to comply with the listing rules of Nasdaq; (iii) certain breaches of the transaction agreements related to this financing; and (iv) any of the shares of the Series B Convertible Preferred Stock remaining outstanding on or after April 23, 2026.

Upon the occurrence of a Triggering Event, (i) the dividend rate on the Series B Convertible Preferred Stock will increase to 18%, and (ii) the Conversion Price then in effect will be adjusted to an “Alternate Conversion Price” equal to the lowest of (i) the applicable Conversion Price as then in effect, and (ii) the greater of (x) the “Floor Price” of $48.46 and (y) 80% of the lowest VWAP of the common stock during the five (5) consecutive trading day period immediately preceding the delivery or deemed delivery of the applicable conversion notice.

At any time, we shall have the right to redeem all, but not less than all, of the Series B Convertible Preferred Shares then outstanding in cash at a 25% redemption premium to the greater of (i) the face value of our common stock underlying the Series B Convertible Preferred Shares and (ii) the equity value of our common stock underlying the Series B Convertible Preferred Shares. The equity value of our common stock underlying the Series B Convertible Preferred Shares is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding the date we notify the holders of our election to redeem and the date we make the entire payment required.

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Upon our liquidation, dissolution or winding up, holders of Series B Convertible Preferred Stock shall be entitled to receive in cash out of our assets, before any amount shall be paid to the holders of any of shares of common stock, an amount per shares of Series B Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the applicable liquidation value and (B) the amount per share such holder would receive if such holder converted such share of Series B Convertible Preferred Stock into common stock immediately prior to the date of such payment.

On February 19, 2025, 140 shares of Series B Preferred stock and capitalized dividends were converted to 4,326 shares of Common Stock.

In April 2025, 447 shares of Series B Preferred stock and capitalized dividends were converted to 11,068 shares of Common stock.

On June 26, 2025, 192 shares of Series B Preferred stock and capitalized dividends were converted to 4,484 shares of Common Stock.

On August 5, 2025, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain accredited investors to exchange 569 outstanding shares of the Company’s Series B preferred stock (including accrued dividends thereon) for 17,237 shares of common stock at an exchange price of $20.41 per common share. The issuance of the exchange common shares is intended to be exempt from registration pursuant to the exemptions under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

As of September 30, 2025, all Series B Preferred stock had been converted to Common stock.

Series C Convertible Preferred Stock

On June 30, 2025, we entered into a Securities Purchase Agreement with accredited investors for a convertible preferred stock and warrants financing. We received $750,000 of gross proceeds in connection with the closing of this financing.

At the closing, we issued 750 shares of Series C convertible preferred stock (“Series C Preferred Stock”) at a purchase price of $1,000 per share of Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock at an initial conversion price (“Series C Conversion Price”) of $36.73 per share of Common Stock. We also issued warrants exercisable for 40,841 shares of Common Stock with a five year term and an initial exercise price of $36.73 per share, which has been subsequently adjusted to $2.36.

On April 23, 2026, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain accredited investors to exchange 750 outstanding shares of the Company’s Series C preferred stock (including accrued dividends thereon) for 216,525 shares of common stock at an exchange price of $3.91 per common share. The issuance of the exchange common shares is intended to be exempt from registration pursuant to the exemptions under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

As of April 24, 2026, all Series C Preferred stock had been converted to Common stock.

Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

No Written Consent of Stockholders

Our charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated Preferred Stock

Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

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Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Series A Warrants

Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $14,848.97. The Series A Warrants are exercisable beginning February 17, 2021 will terminate on the 5th anniversary date the Series A Warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the “Warrant Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part.

Our Series A Warrants were traded on the Nasdaq Stock Market under the symbol “AUUDW” since our IPO on February 17, 2021. Our AUUDW warrants expired on February 19, 2026 and are no longer exercisable.

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Transfer Agent, Registrar, Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our Series A Warrants is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

As of July 24, 2026 there were 5,803,182 shares of our common stock outstanding, and approximately 79 stockholders of record.

Other Warrants

At July 24, 2026, we had 5,138,442 outstanding common stock warrants with a weighted-average exercise price of $2.36 and a weighted average remaining contractual life of approximately 4.8 years as of July 24, 2026.

These warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Outstanding Stock Options

2013 Equity Incentive Plan

At July 24, 2026, we had 32 outstanding common stock options, with a weighted-average exercise price of $11,702, which were granted under the Clip Interactive, LLC 2013 Equity Incentive Plan. We ceased granting awards under the 2013 Plan upon the implementation of the 2020 Plan described below.

2020 Equity Incentive Plan

The Company’s 2020 Equity Incentive Plan, which became effective upon the completion of the IPO in February 2021, serves as the successor equity incentive plan to the 2013 Plan. The 2020 Plan currently has an aggregate of 57,893 shares of common stock authorized for issuance.

The 2020 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning January 1, 2022 and ending January 1, 2030 equal to the lesser of (a) five percent (5%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of stock as determined by our board of directors.

At July 24, 2026 under our 2020 Equity Incentive Plan, there were (i) 17,421 outstanding common stock options with a weighted average exercise price of $37.94 and (ii) 20,472 shares remaining available for future grant.

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COMPARISON OF STOCKHOLDER RIGHTS

The rights of Auddia stockholders under the DGCL, the Auddia Charter, as amended, and the amended and restated bylaws of Auddia, prior to the completion of the Business Combination are different from the rights that they will have as Holdco stockholders immediately following the completion of the Business Combination under the DGCL, the Holdco Charter and the Holdco Bylaws.

The material differences between the current rights of Auddia’s stockholders under the Auddia certificate of incorporation and by-laws and their rights as a stockholder of Holdco after the Business Combination, under Holdco’s certificate of incorporation and Holdco’s by-laws, both as will be in effect immediately following the completion of the Business Combination, are summarized below. The summary below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and the governing corporate instruments that are subject to amendment in accordance with their terms. You should carefully read this entire document and the other referenced documents, including the governing corporate instruments, for a more complete understanding of the differences between being a stockholder of Auddia before the Business Combination and being a stockholder of the Holdco following the completion of the Business Combination. For more information on how to obtain these documents, see the section titled “Where You Can Find More Information” beginning on page 281 of this proxy statement/prospectus.

Copies of Holdco Charter and Holdco Bylaws are included as Annex B and Annex I, respectively, to the registration statement of which this combined proxy statement/prospectus forms a part. Holdco Charter and Holdco Bylaws will be in effect at Closing.

The Auddia certificate of incorporation and by-laws and Auddia’s stockholders rights as a stockholder of Holdco after the Business Combination, under Holdco’s certificate of incorporation and Holdco’s by-laws, will be substantially the same except as set forth in the chart below.

Auddia	Holdco

Exculpation of Officers
None.		To the fullest extent permitted by the DGCL, an Officer of Holdco shall not be personally liable to Holdco or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of Holdco, except for liability (a) for any breach of the Officer’s duty of loyalty to Holdco or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of Holdco. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of Holdco shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of Holdco and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of Holdco as contemplated by 10 Del. C. § 3114(b).

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PRINCIPAL STOCKHOLDERS OF AUDDIA

The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2025, by (i) each person who beneficially owned more than 5% of our outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Auddia, 1680 38th Street, Suite 130, Boulder, CO 80301.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power, and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after July 24, 2026.

The calculations set forth below are based upon 5,803,182 shares of common stock outstanding at July 24, 2026. Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned
5% Stockholders:
None

Executive Officers and Directors:
Jeffrey Thramann (2)	7,218	*
John E. Mahoney (3)	1,152	*
Joshua Sroge (4)	696	–
Emmanuel L. de Boucaud (5)	696	–
Nick Balletta (6)	696	–
All directors and executive officers as a group (5 persons)	10,458	*

*	Represents beneficial ownership of less than 1%
(1)	Share data in this table have been adjusted to reflect the Company’s recent 1-for-7.7 reverse stock split which became market effective on April 1, 2026.
(2)	Dr. Thramann is also the director of the Company. Includes (i) 308 shares of common stock, (ii) 6,910 shares of common stock underlying stock options exercisable within 60 days of the date of this table.
(3)	Includes 1,152 shares of common stock underlying stock options exercisable within 60 days of the date of this table and excludes 73 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(4)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(5)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(6)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THRAMANN HOLDINGS

The following table sets forth information known to Thramann Holdings regarding the beneficial ownership of the membership interests of Thramann Holdings as of August 3, 2026. Thramann Holdings is a single-member limited liability company, and Jeffrey Thramann is its sole member. Accordingly, Jeffrey Thramann beneficially owns all of the outstanding membership interests of Thramann Holdings.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has sole or shared voting power or investment power. Unless otherwise indicated, and subject to applicable community property laws, Thramann Holdings believes that Jeffrey Thramann has sole voting and sole investment power with respect to all of the membership interests of Thramann Holdings.

NAME OF BENEFICIAL OWNER	MEMBERSHIP INTERESTS BENEFICIALLY OWNED	PERCENTAGE OF MEMBERSHIP INTEREST
Sole Member
Jeff Thramann(1)	100	100%

(1)	Thramann Holdings is a single-member limited liability company. Jeffrey Thramann is the sole member of Thramann Holdings and therefore beneficially owns 100% of its membership interests.

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PRINCIPAL STOCKHOLDERS OF HOLDCO

The following table sets forth certain information regarding beneficial ownership of Holdco’s common stock immediately after consummation of the Business Combination, assuming the consummation of the Business Combination occurred on September 23, 2026 for:

•	each person or group of affiliated persons who is expected by Auddia and Thramann Holdings to be the beneficial owner or more than five percent of Holdco’s common stock;

•	each person expected to be a director of Holdco;

•	each person expected to be a named executive officer of Holdco; and

•	all of Holdco’s expected directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to Holdco’s securities. Under such rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of August 3, 2026. Shares of Holdco’s common stock that an individual or entity has the right to acquire within 60 days of  August 3, 2026 are deemed to be outstanding and beneficially owned by the individual or entity for the purpose of computing the percentage ownership of that individual, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To Auddia’s and Thramann Holdings’ knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The table lists applicable percentage ownership based on shares of common stock expected to be outstanding upon consummation of the Business Combination. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Holdco’s common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Holdco’s common stock expected to be owned by any other person.

Immediately after the Business Combination, Auddia securityholders as of immediately prior to the Business Combination are expected to own approximately 21% of the outstanding shares of capital stock of Holdco (on a fully-diluted basis), and Thramann Holdings is expected to own approximately 79% of the outstanding shares of Holdco (on a fully-diluted basis), subject to certain assumptions, including, but not limited to the assumption that the conditions to the closing of the Business Combination will be satisfied and that we will timely obtain stockholder for the Business Combination from Auddia’s stockholder, among others, as set forth in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” beginning on pages 28 and 104, respectively, of this proxy statement/prospectus.

Unless otherwise indicated, the address for each beneficial owner is c/o 1680 38th Street, Suite 130 Boulder, Colorado 80301.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES OUTSTANDING BENEFICIALLY OWNED
5.0% or Greater Stockholders
Jeffrey Thramann (1)	23,212,728	78.9%
Directors and Named Executive Officers
John E. Mahoney (2)	1,152	*
Joshua Sroge (3)	696	*
Emmanuel L. de Boucaud (4)	696	*
Nick Balletta (5)	696	*
All executive officers and directors as a group (5 persons)	21,740,135	78.9%

*	Less than one percent
(1)	Dr. Thramann is also the director of the Company. Includes (i) 23,205,510 as converted shares from Holdco Special Preferred Stock based on a share price of $2.36 per share, (ii) 308 shares of common stock, (iii) 6,910 shares of common stock underlying stock options exercisable within 60 days of the date of this table.
(2)	Includes 1,152 shares of common stock underlying stock options exercisable within 60 days of the date of this table and excludes 73 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(3)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(4)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(5)	Excludes 2,091 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.

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LEGAL MATTERS

Carroll Legal LLC, Denver, CO, will pass upon the validity of the shares of Holdco Common Stock offered hereby.

EXPERTS

Auddia, Inc.

The balance sheets of Auddia Inc. as of December 31, 2025 and 2024 and the related statements of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2025 and 2024, incorporated in this prospectus by reference have been audited by Haynie & Company, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Thramann Holdings, LLC

The combined and consolidated balance sheets of Thramann Holdings, LLC as of December 31, 2025 and 2024 and the related combined and consolidated statements of operations, members’ equity and cash flows for each of the years ended December 31, 2025 and 2024, incorporated in this prospectus by reference, has been audited by Haynie & Company, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

280

WHERE YOU CAN FIND MORE INFORMATION

Auddia is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains Auddia’s filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

You may also access any document Auddia files with the SEC on its website at https://www.auddiainc.com under the “Investor Relations” section. The website addresses for the SEC and Auddia are inactive textual references. Information included on these websites is not incorporated by reference into and does not constitute a part of this proxy statement/prospectus.

Auddia has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act to register the shares of Holdco’s common stock to be issued in the Business Combination. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Auddia and Auddia’s common stock. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

Auddia has supplied all the information contained in this proxy statement/prospectus relating to Auddia, and Thramann Holdings has supplied all information contained in this proxy statement/prospectus relating to Thramann Holdings and Holdco.

If you are a Auddia stockholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals, including the procedures for voting your shares, you should contact Auddia’s proxy solicitor, Campaign Management LLC, at the following email address and telephone number:

Campaign Management LLC

info@campaign-mgmt.com

1-855-246-4705

281

OTHER MATTERS

Householding of Proxy Statement/Prospectus

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for special meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of special meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Special Meeting, some banks, brokers and other nominee record holders will be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement to you if you contact us at the following address or telephone number: Auddia Inc., 1680 38th Street, Suite 130, Boulder, CO 80301, Attention: Corporate Secretary, telephone: 303-219-9771. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

282

Auddia Inc.

Thramann Holdings LLC and Subsidiaries

INDEX FOR PRO FORMA FINANCIALS

283

Auddia Inc.

Condensed Balance Sheets

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,413,387	$3,186,985
Accounts receivable, net	96	321
Prepaid assets	93,169	99,829
Other current assets	10,039	10,039
Total current assets	1,516,691	3,297,174

Non-current assets:
Property and equipment, net of accumulated depreciation	5,767	6,670
Intangible assets, net of accumulated amortization	33,075	25,785
Software development costs, net of accumulated amortization	1,673,853	1,608,819
Operating lease right of use asset	36,514	44,392
Deferred offering costs	233,728	219,615
Total non-current assets	1,982,937	1,905,281
Total assets	$3,499,628	$5,202,455

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$602,163	$853,354
Notes payable	15,130	60,520
Current portion of operating lease liability	41,303	38,612
Total current liabilities	658,596	952,486
Non-current operating lease liability	3,658	14,475
Total liabilities	662,254	966,961

Commitments and contingencies (Note 5)

Shareholders' equity:
Series B Preferred stock - $0.001 par value, 0 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	–	–
Series C Preferred stock - $0.001 par value, 750 and 750 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Common stock - $0.001 par value, 100,000,000 authorized and 500,914 and 402,833 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively (1)	501	403
Additional paid-in capital	102,432,091	101,518,433
Accumulated deficit	(99,595,219)	(97,283,343)
Total shareholders' equity	2,837,374	4,235,494
Total liabilities and shareholders' equity	$3,499,628	$5,202,455

The accompanying notes are an integral part of these unaudited condensed financial statements.

(1)	The Company’s common stock outstanding as of March 31, 2026 and December 31, 2025 has been retroactively restated for the effect of the 1-for 7.7 reverse stock split effective March 31, 2026.

F-1

Auddia Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$–	$–

Operating expenses:
Direct cost of services	55,164	55,571
Sales and marketing	450,446	235,441
Research and development	284,984	396,703
General and administrative	789,075	630,891
Restructuring	472,689	–
Depreciation and amortization	236,096	432,407
Total operating expenses	2,288,454	1,751,013
Loss from operations	(2,288,454)	(1,751,013)

Other income (expense):
Interest income (expense)	6,901	(1,552)
Total other income (expense)	6,901	(1,552)
Loss before income taxes	(2,281,553)	(1,752,565)
Provision for income taxes	–	–
Net loss	$(2,281,553)	$(1,752,565)

Net loss per share attributable to common stockholders
Basic and diluted	$(5.09)	$(29.69)

Weighted average common shares outstanding (1)
Basic and diluted	448,084	59,037

The accompanying notes are an integral part of these unaudited condensed financial statements.

(1)	The Company’s weighted average common stock outstanding for the three months ended March 31 2026 and 2025 has been retroactively restated for the effect of the 1-for 7.7 reverse stock split effective March 31, 2026.

F-2

Auddia Inc.

Condensed Statements of Changes in Stockholders’ Equity

for the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In-Capital	Accumulated Deficit	Total
Balance, December 31, 2025	–	$–	750	$1	402,833	$403	$101,518,433	$(97,283,343)	$4,235,494
Issuance of common shares, net of costs of $27,592	–	–	–	–	98,043	98	891,825	–	891,923
Offering costs	–	–	–	–	–	–	(23,387)	–	(23,387)
Share-based compensation	–	–	–	–	–	–	14,897	–	14,897
Capitalized dividends	–	–	–	–	–	–	30,323	(30,323)	–
RSS adjustment	–	–	–	–	38	–	–	–	–
Net loss	–	–	–	–	–	–	–	(2,281,553)	(2,281,553)
Balance, March 31, 2026	–	$–	750	$1	500,914	$501	$102,432,091	$(99,595,219)	$2,837,374

(continued)

F-3

	Series B Preferred Stock		Series C Preferred Stock		Common Stock
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In-Capital	Accumulated Deficit	Total
Balance, December 31, 2024	2,314	$2	–	$–	51,653	$52	$94,122,702	$(89,428,436)	$4,694,320
Issuance of common shares, net of costs of $20,882	–	–	–	–	10,253	10	672,785	–	672,795
Series B preferred stock converted to common stock	(140)	–	–	–	2,163	2	(139,012)	–	(139,010)
Offering costs	–	–	–	–	–	–	(55,120)	–	(55,120)
Share-based compensation	–	–	–	–	–	–	76,906	–	76,906
Issuance of restricted stock units	–	–	–	–	25	–	–	–	–
Capitalized dividends converted to common stock	–	–	–	–	2,163	2	139,574	–	139,576
Capitalized dividends	–	–	–	–	–	–	58,758	(58,758)	–
Net loss	–	–	–	–	–	–	–	(1,752,565)	(1,752,565)
Balance, March 31, 2025	2,174	$2	–	$–	66,257	$66	$94,876,593	$(91,239,759)	$3,636,902

The accompanying notes are an integral part of these unaudited condensed financial statements.

(1)	The Company’s common stock outstanding as of March 31, 2026 and 2025 and December 31, 2025 and 2024 has been retroactively restated for the effect of the 1-for 7.7 reverse stock split effective March 31, 2026.

F-4

Auddia Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,281,553)	$(1,752,565)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	236,096	432,407
Share-based compensation expense	14,897	76,906
Amortization of ROU asset	7,878	7,249
Change in assets and liabilities:
Accounts receivable	225	(947)
Prepaid assets	6,660	(37,516)
Accounts payable and accrued liabilities	(251,191)	(163,043)
Lease liabilities	(8,126)	(5,657)
Net cash used in operating activities	(2,275,114)	(1,443,166)

Cash flows from investing activities:
Software capitalization	(299,637)	(236,973)
Intangibles capitalization	(7,880)	(9,628)
Net cash used in investing activities	(307,517)	(246,601)

Cash flows from financing activities:
Deferred Offering costs	(37,500)	–
Repayments of debt	(45,390)	–
Proceeds from issuance of preferred shares, net of issuance costs	–	672,795
Proceeds from issuance of common shares, net of issuance costs	891,923	–
Dividends and Series B preferred stock converted to common stock	–	566
Net cash provided by financing activities	809,033	673,361

Net decrease in cash	(1,773,598)	(1,016,406)

Cash, beginning of year	3,186,985	2,706,319

Cash and restricted cash, end of period	$1,413,387	$1,689,913

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,442	$1,553
Cash paid for taxes	$–	$–

Supplemental disclosures of non-cash activity:
Reclassification of deferred offering costs	$23,387	$55,120
Capitalized dividends	$30,323	$58,758

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

Auddia Inc.

Notes to Condensed Financial Statements (Unaudited)

Note 1 – Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

Auddia Inc., (the “Company”, “Auddia”, “we”, “our”) is a technology company that is reinventing how consumers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. The Company is incorporated in Delaware and headquartered in Colorado.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Interim Financial Information

The condensed financial statements of the Company included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from this Quarterly Report, as is permitted by such rules and regulations. The condensed balance sheet as of December 31, 2025 has been derived from the financial statements included in the Company’s annual report on Form 10-K. Accordingly, these condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K. The results for any interim period are not necessarily indicative of results for any future period. The Company recorded all adjustments necessary for a fair statement of the results for the interim period and all such adjustments are of a normal recurring nature.

Reverse Stock Splits

On March 28, 2025, the Company effectuated a 1-for-17 reverse stock split.

On March 31, 2026, the Company effectuated a 1-for-7.7 reverse stock split.

The reverse stock splits did not change the authorized number of shares of the Company’s common stock. No fractional shares were issued and any fractional shares resulting from the reverse stock splits were rounded up to the nearest whole share.

The reverse stock splits applied to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable were adjusted proportionately as a result of the reverse stock splits. The exercise prices of any outstanding warrants or stock options were also proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As a result of the reverse stock splits, unless described otherwise, all references to common stock, share data, per share data and related information contained in these financial statements have been retroactively adjusted to reflect the effect of the reverse stock splits for all periods presented. In addition, any fractional shares that would otherwise be issued as a result of the reverse stock splits were rounded up to the nearest whole share. Further, the number of shares issuable and exercise prices of stock options and warrants have been retrospectively adjusted in these financial statements for all periods presented to reflect the reverse stock splits.

F-6

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The condensed financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation of capital stock, warrants and options to purchase shares of the Company’s common stock, and the estimated recoverability and amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Going Concern

Our existing cash and cash equivalents was $1,413,387 at March 31, 2026. The Company secured approximately $12.9 million in additional financing through April 30, 2026, which will only be sufficient to fund our current operating plans into the first quarter of 2027. The Company will need additional funding to complete the development of the full product line and scale products with a demonstrated market fit. The Company has plans to secure such additional funding. If the Company is unable to raise capital when needed or on acceptable terms, the Company would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

As a result of the Company’s recurring losses from operations, and the need for additional financing to fund its operating and capital requirements, there is uncertainty regarding the Company’s ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt as to the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

The Company had cash on hand of $455,757 and $1,052,990 as of March 31, 2026 and December 31, 2025, respectively.

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had cash equivalents of $957,630 and $2,133,995 as of March 31, 2026 and December 31, 2025, respectively.

The Company maintains cash deposits at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. As of March 31, 2026, the Company had approximately $1.2 million in excess of federally insured limits. As of December 31, 2025, the Company had approximately $2.9 million in excess of federally insured limits. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

F-7

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of three years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are considered impaired and expensed during the period of such determination. Software development costs of $299,637 and $236,973 were capitalized for the three months ended March 31, 2026 and March 31, 2025, respectively. Amortization of capitalized software development costs was $234,603 and $431,037 for the three months ended March 31, 2026 and March 31, 2025, respectively and are included in depreciation and amortization expense in the Company’s condensed statement of operations.

Long-Lived Assets

The Company reviews its tangible and limited lived intangible long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired for the three months ended March 31, 2026 and 2025 and year ended December 31, 2025.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized in the future.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits as a part of income tax expense.

Prior to the Company’s conversion to a Delaware corporation in February 2021, the Company was a limited liability company and had elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company were reported on the income tax returns of its members, and no provision for federal income taxes have been recorded in the accompanying financial statements. Had the Company been a taxable entity, no provision for income taxes would have been recorded as the Company has sustained losses since inception.

F-8

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC 842.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As the Company’s lease does not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments.

Operating leases are included in operating lease right of use asset and operating lease liabilities, current and non-current, on the Company’s accompanying balance sheets.

Revenue Recognition

Revenue will be measured according to Accounting Standards Codification (“ASC”) 606, Revenue – Revenue from Contracts with Customers, and will be recognized based on consideration specified in a contract with a customer and will exclude any sales incentives and amounts collected on behalf of third parties. The Company will recognize revenue when it satisfies a performance obligation by transferring control over a service or product to a customer. To achieve this core principle, the Company applies the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation. The Company will report revenues net of any tax assessed by a governmental authority that is both imposed on, and concurrent with, a specific revenue-producing transaction between a seller and a customer in the accompanying statements of operations. Collected taxes, if applicable, will be recorded within other current liabilities until remitted to the relevant taxing authority.

Subscriber revenue will consist primarily of subscription fees and other ancillary subscription-based revenues. Revenue will be recognized on a straight-line basis when the performance obligations to provide each service for the period have been satisfied, which is over time as our subscription services are continuously available and can be consumed by customers at any time. There is no revenue recognized for unpaid trial subscriptions.

Customers may pay for the services in advance of the performance obligation and therefore these prepayments will be recorded as deferred revenue. The deferred revenue will be recognized as revenue in the accompanying statements of operations as the services are provided.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the three months ended March 31, 2026 and 2025 was $184,902 and $90,096, respectively.

F-9

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Based on these criteria, the Company’s emerging growth company status is currently expected to expire on December 31, 2026, unless it earlier meets one of the disqualifying conditions described above.

Note 2 – Property & Equipment, Intangible Assets, and Software Development Costs

Property and equipment and software development costs consisted of the following as of:

	March 31, 2026	December 31, 2025

Computers and equipment	$102,125	$102,125
Furniture	11,258	11,258
Accumulated depreciation	(107,616)	(106,713)
Total property and equipment, net	$5,767	$6,670

Domain name	$3,947	$3,947
Patents	31,541	23,596
Accumulated amortization	(2,413)	(1,758)
Total intangible assets, net	$33,075	$25,785

Software development costs	$9,729,556	$9,429,985
Accumulated amortization	(8,055,703)	(7,821,166)
Total software development costs, net	$1,673,853	$1,608,819

The Company recognized depreciation expense of $903 and $1,348 for the three months ended March 31, 2026 and 2025, respectively, related to property and equipment, amortization expense of $590 and $22 for the three months ended March 31, 2026 and 2025, respectively, related to intangible assets, and amortization expense of $234,603 and $431,037 for the three months ended March 31, 2026 and 2025, respectively, related to software development costs.

F-10

Note 3 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	March 31, 2026	December 31, 2025

Accounts payable	$398,041	$577,774
Accrued liabilities	204,122	275,580
	$602,163	$853,354

Note 4 – Notes Payable

On June 20, 2025, the Company entered into a promissory note to finance its directors and officers (“D&O”) insurance premium. The original principal amount of the note was $151,300 and bears interest at a fixed annual rate of 8.250%. The note requires monthly payments of principal and interest and matures on May 20, 2026.

As of March 31, 2026 and December 31, 2025, the outstanding principal balance was $15,130 and $60,520, respectively. The note is unsecured and contains no financial covenants.

Note 5 – Commitments and Contingencies

Operating Lease

On March 25, 2024, the Company entered into a 37-month operating lease commencing on April 1, 2024 with two separate two year renewal options. The monthly base rent for months two through 14 is $2,456, increasing to $3,070 for months 15 through 26, and ending at $3,684 for months 27 through 37. Rent expense, as part of general and administrative expenses in the statements of operations, was $20,984 and $8,960 for the three months ended March 31, 2026 and 2025, respectively.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. There are no active litigations as of the date the financial statements were issued. However, a pre-IPO investor has contacted the Company claiming damages caused by alleged acts and omissions arising from a private financing by the Company. No complaint has been filed by the investor. The alleged damages asserted by the investor are less than approximately $300,000. The outcome of the complaint was neither probable or estimable as of the date the financial statements were issued, therefore, no accrual has been made.

In addition, one investor in our April 2026 common stock and warrant public offering has contacted the Company claiming that it would be owed a cash payment for warrants it holds if the Company's proposed merger with Thramann Holdings LLC is consummated. We believe this investor's claim is without merit because all warrants expire in accordance with their terms prior to the consummation of the Company's pending merger. No complaint has been filed by this investor. If a complaint is filed, the Company believes it would have meritorious defenses to this claim and would intend to defend such case vigorously. The outcome of the claim was neither probable or estimable as of the date that these financial statements were issued. Therefore, no accrual has been made.

Note 6 – Share-based Issuances

Stock Options

The fair value of each option award is estimated on the date of grant using a Black Scholes option valuation model that uses the assumptions noted in the following table. Because Black Scholes option valuation models incorporate ranges of assumptions for inputs, these ranges are disclosed. Expected volatilities and based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock, and other factors. The expected term of options granted is derived from the output of the valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

F-11

The following table presents the activity for stock options outstanding:

	Options	Weighted Average Exercise Price
Outstanding - December 31, 2025	17,640	$79.66
Granted	–	–
Forfeited/canceled	–	–
Exercised	–	–
Outstanding – March 31, 2026	17,640	$79.66

	Options	Weighted Average Exercise Price
Outstanding - December 31, 2024	4,480	$990.71
Granted	–	–
Forfeited/canceled	–	–
Exercised	–	–
Outstanding – March 31, 2025	4,480	$990.71

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding**			Options Exercisable**
Exercise Prices	Number	Price	Life*	Number	Price*
$14.94	13,564	$14.94	9.45	5,203	$14.94
$66.75	3,821	$66.75	8.76	3,821	$66.75
$818.13	144	$818.13	7.71	71	$818.13
$1,295.91	16	$1,295.91	7.19	8	$1,295.91
$5,857.78	43	$5,857.78	5.88	43	$5,857.78
$9,130.28	20	$9,130.28	5.37	20	$9,130.28
$9,475.72	16	$9,475.72	1.84	16	$9,475.72
$13,927.65	16	$13,927.65	3.38	16	$13,927.65
Total – March 31, 2026	17,640			9,198

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.
**	The Company’s common stock outstanding as of March 31, 2026 and December 31, 2025 has been retroactively restated for the effect of the 1-for 7.7 reverse stock split effective March 31, 2026.

F-12

Restricted Stock Units

The following table presents the activity for restricted stock units outstanding:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2024	41	$7,398.47
Granted	–	–
Forfeited/canceled	–	–
Vested/issued	(41)	7,398.47
Outstanding – March 31, 2025	–	$–

The Company recognized share-based compensation expense related to stock options and restricted stock units of $14,897 and $76,906 for the three months ended March 31, 2026 and 2025, respectively. The remaining unvested share-based compensation expense of $158,044 is expected to be recognized over the next 42 months.

Note 7 – Equity Financings

Equity Line Common Stock Purchase Agreement

On November 25, 2024, the Company entered into a new equity line Common Stock Purchase Agreement and a related registration rights agreement with White Lion. Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. On July 30, 2025, the Company amended the equity line Common Stock Purchase Agreement from $10,000,000 to $50,000,000 and extended the commitment to December 31, 2027.

During the year ended December 31, 2025, the Company issued 129,221 shares of Common stock under the Equity Line Common Stock Purchase Agreement for total proceeds of $3.7 million.

At-the-Market Sales Agreement

The Company has entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). Under the Sales Agreement, the Company may sell shares of its common stock having an aggregate offering price of up to $10,000,000 from time to time, through an “at the market offering” (the “ATM Offering”). The aggregate market value of shares that the Company can sell under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction.

During the three months ended March 31, 2026, the Company sold 98,043 shares under the Sales Agreement for proceeds of $0.9 million and currently has $0.0 million of unsold availability under the ATM facility.

During the year ended December 31, 2025, the Company issued 130,879 shares under the Sales Agreement for aggregate proceeds of approximately $2.8 million.

F-13

$2.3 Million Convertible Series B Preferred Stock and Warrants Financing

On April 23, 2024, the Company entered into a securities purchase agreement with accredited investors for a convertible preferred stock and warrants financing. The Company received $2,314,000 of gross proceeds in connection with the closing of this financing.

At the closing, the Company issued 2,314 shares of Series B convertible preferred stock (“Series B Preferred Stock”) at a purchase price of $1,000 per share of Series B Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at an initial conversion price (“Conversion Price”) of $242.32 per share of Common Stock. The Company also issued warrants (“Warrants”) exercisable for 9,552 shares of Common Stock with a five-year term and an initial exercise price of $242.32 per share, which has been subsequently adjusted to $2.36. The proceeds of this financing, together with other available cash resources, were used to repay outstanding debt and for general corporate purposes.

Holders of the Series B Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly. The Company has the option to pay dividends on the Series B Preferred Stock in additional shares of Common Stock. The Company also has the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Preferred Stock. As of March 31, 2026, the Company has elected to capitalize all dividends declared.

On February 19, 2025, 140 shares of Series B Preferred stock and capitalized dividends were converted to 4,326 shares of Common Stock.

In April 2025, 447 shares of Series B Preferred stock and capitalized dividends were converted to 11,069 shares of Common stock.

On June 26, 2025, 192 shares of Series B Preferred stock and capitalized dividends were converted to 4,484 shares of Common Stock.

On August 5, 2025, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain accredited investors to exchange 569 outstanding shares of the Company’s Series B preferred stock (including accrued dividends thereon) for 17,237 shares of common stock at an exchange price of $20.41 per common share. The issuance of the exchange common shares is intended to be exempt from registration pursuant to the exemptions under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

As of March 31, 2026, no shares of Series B Preferred stock remain outstanding.

$750,000 Series C Preferred Stock and Warrants Financing

On June 30, 2025, the Company entered into a Securities Purchase Agreement with accredited investors for a convertible preferred stock and warrants financing. The Company received $750,000 of gross proceeds in connection with the closing of this financing.

At the closing, the Company issued 750 shares of Series C convertible preferred stock (“Series C Preferred Stock”) at a purchase price of $1,000 per share of Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock at an initial conversion price (“Series C Conversion Price”) of $36.73 per share of Common Stock. The Company also issued warrants exercisable for 40,841 shares of Common Stock with a five year term and an initial exercise price of $36.73 per share, which has been subsequently adjusted to $2.36.

Subsequent to March 31, 2026, on April 23, 2026, the Company entered into an exchange agreement (the “Exchange Agreement”) with the accredited investors to exchange 750 outstanding shares of the Company’s Series C preferred stock (including accrued dividends thereon) for 216,525 shares of common stock at an exchange price of $3.91 per common share. No shares of Series C preferred stock remain outstanding.

As of April 24, 2026, no shares of Series C Preferred stock remain outstanding.

The proceeds of this financing, together with other available cash resources, will be used for general corporate purposes.

F-14

Warrants

The following table presents the activity for warrants outstanding:

	Warrants	Weighted Average Exercise Price
Outstanding - December 31, 2025	54,699	$9.10
Granted	–	–
Forfeited/cancelled/restored	–	–
Exercised	–	–
Outstanding – March 31, 2026	54,699	$9.10

	Warrants	Weighted Average Exercise Price
Outstanding - December 31, 2024	18,566	$980.29
Granted	–	–
Forfeited/cancelled/restored	–	–
Exercised	–	–
Outstanding – March 31, 2025	18,566	$980.29

During the three months ended March 31, 2026 and year ended December 31, 2025, in connection with the Series C Preferred Stock Issuance, the Company issued 0 and 40,841, respectively warrants to purchase shares of common stock at the exercise price of $36.73. The per share exercise price has been adjusted to $2.36.

Note 8 – Leases under ASC 842

The Company leases certain office space under operating leases for use in operations. The Company recognizes operating lease expense on a straight-line basis over the lease term. Management determines if an arrangement is a lease at contract inception. Lease and non-lease components are accounted for as a single component for all leases. Operating lease right to use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term, which includes optional renewal periods if the Company determines it is reasonably certain that the option will be exercised. As the operating lease does not provide an implicit rate, the discount rate used in the present value calculation represents the incremental borrowing rate determined using information available at the commencement date. Rent expense, as part of general and administrative expenses in the statements of operations, was $20,984 and $8,960 for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026, weighted-average remaining lease term and discount rate were as follows:

March 31, 2026
Weighted-average remaining lease term	1 year
Weighted-average discount rate	8.6%

F-15

The following is a maturity analysis of the annual undiscounted cash flows reconciled to the carrying value of the operating lease liabilities as of March 31, 2026:

Years Ended December 31,
2026	$32,540
2027	14,735
Less imputed interest	(2,314)
Total	$44,961

Note 9 – Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and assessing performance.

The Company views its operations and manages its business in one operating segment engaged in the technology of how customers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. The Company’s Chief Financial Officer (“CFO”), as the CODM, regularly reviews the entity-wide financial and operational performance as a single unit. No financial information is disaggregated into separate lines of businesses. The CEO makes resource allocation and business process decisions regarding the overall level of resources available and how to best deploy these resources.

The single segment’s principal measure of segment profit and loss is consolidated research and development expenses and administrative expenses. The CFO considers actual and forecasted expenses when evaluating performance.

Note 10 – Net Loss Per Share

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

As of March 31, 2026 and March 31, 2025, 72,339 and 23,046, respectively of potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented.

Note 11 – Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued. Based upon this review, other than as set forth below, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 23, 2026, the Company entered into an exchange agreement (the “Exchange Agreement”) with the accredited investors to exchange 750 outstanding shares of the Company’s Series C preferred stock (including accrued dividends thereon) for 216,525 shares of common stock at an exchange price of $3.91 per common share. No shares of Series C preferred stock remain outstanding.

On April 24, 2026, the Company sold 1,405,006 common shares, 3,679,737 pre-funded warrants, and 5,084,783 common warrants in a registered public offering pursuant to (i) a Form S-1 Registration Statement (as amended, the “Registration Statement”) (File No. 333 294887) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus dated April 24, 2026 as filed with the Commission on April 27, 2026. The gross proceeds of this public offering were $12 million.

F-16

Interim Bridge Funding for Target Companies

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

The Bridge Notes were reviewed and approved by a Auddia’s special committee of independent and disinterested directors (the “Special Committee”) and Audit Committee.

Terms of the Bridge Notes

Amount and Funding

The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

Interest Rate; Maturity Date

Interest shall accrue at the rate of 8.0% per annum, compounded annually.

Unless earlier repaid or converted, outstanding principal and unpaid accrued interest on each Bridge Note shall be due and payable upon the earlier of (i) the second anniversary of the termination of the Merger Agreement or (ii) a change of control (as defined in the Bridge Notes) involving a particular Target Company. In the event of a change of control involving LT350, Influence or Voyex, the particular Target Company would owe a repayment premium equal to 50% of the outstanding principal amount of its Bridge Note.

Seniority and Security

The Bridge Notes are unsecured senior obligations of each Target Company. Each Target Company has agreed not to incur any debt that would be secured or senior to its Bridge Note.

F-17

Conversion Terms

The Thramann Holdings Bridge Note is not convertible.

If any of the other Target Companies consummates, on or prior to its Bridge Note maturity date, an equity financing pursuant to which it sells shares of its equity securities (the “Next Round Securities”), with an aggregate sales price of not less than the amount set forth below, excluding any and all indebtedness under the Bridge Note that is converted into Next Round Securities, and with the principal purpose of raising capital (a “Qualified Financing”), then all principal, together with all unpaid accrued interest under the particular Bridge Note, shall automatically convert into shares of the Next Round Securities at 80% of the cash price per share paid by the other purchasers of Next Round Securities in the Qualified Financing. The Qualified Financing threshold shall be (i) $3,000,000 for LT350; (ii) $2,000,000 for Influence; and $1,000,000 for Voyex.

Credit of Funds for Cash Merger Closing Condition

The Merger Agreement contains a closing condition that Auddia’s net cash at closing be at least equal to $12,000,000. The parties have agreed that any funds advanced by Auddia to the Target Companies under the Bridge Notes shall be credited to Auddia’s net cash at closing for purposes of this closing condition under the Merger Agreement.

The above summary of the Bridge Notes does not purport to be a complete summary of the Bridge Notes and is qualified in its entirety by reference to the full text of each of the Bridge Notes, copies of which are filed herewith as an exhibit and are incorporated by reference.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Auddia, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Auddia, Inc. (the Company) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a deficiency in stockholders’ equity that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Restatement of Previously Issued Financial Statements

As discussed in Note 1-Basis of Presentation, the Company has restated its previously issued financial statements to retrospectively show the 1-for-7.7 reverse stock split which was effectuated on March 31, 2026.

/s/ Haynie

Salt Lake City, Utah

March 6, 2026, except for Note 1-Basis of Presentation, as to which the date is May 14, 2026

We have served as the Company’s auditor since 2023.

F-19

Auddia, Inc.

Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,186,985	$2,706,319
Accounts receivable, net	321	353
Prepaid assets	99,829	45,667
Other current assets	10,039	10,039
Total current assets	3,297,174	2,762,378

Non-current assets:
Property and equipment, net of accumulated depreciation	6,670	12,281
Intangible assets, net of accumulated amortization	25,785	3,416
Software development costs, net of accumulated amortization	1,608,819	2,308,230
Operating lease right of use asset	44,392	74,257
Deferred offering costs	219,615	137,766
Total non-current assets	1,905,281	2,535,950
Total assets	$5,202,455	$5,298,328

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$853,354	$507,663
Notes payable	60,520	–
Current portion of operating lease liability	38,612	28,405
Stock awards liability	–	14,852
Total current liabilities	952,486	550,920
Non-current operating lease liability	14,475	53,088
Total liabilities	966,961	604,008

Commitments and contingencies (Note 5)

Shareholders' equity:
Series B Preferred stock - $0.001 par value, 0 and 2,314 shares issued and outstanding as of December 31, 2025 and 2024, respectively	–	2
Series C Preferred stock - $0.001 par value, 750 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	–
Common stock - $0.001 par value, 100,000,000 authorized and 402,833 and 51,704 shares issued and outstanding as of December 31, 2025 and 2024, respectively (1) (2)	403	52
Additional paid-in capital	101,518,433	94,122,702
Accumulated deficit	(97,283,343)	(89,428,436)
Total shareholders' equity	4,235,494	4,694,320
Total liabilities and shareholders' equity	$5,202,455	$5,298,328

(1)	The Company’s common stock outstanding as of December 31, 2024 has been retroactively restated for the effect of the 1-for-17 reverse stock split effective March 28, 2025.

(2)	The Company’s common stock outstanding as of December 31, 2025 and December 31, 2024 have been retroactively restated for the effect of the 1-for-7.7 reverse stock split effective March 31, 2026.

See Accompanying Notes to Financial Statements.

F-20

Auddia, Inc.

Statements of Operations

	For the Year Ended
	December 31,
	2025	2024
Revenue	$–	$–

Operating expenses:
Direct cost of services	221,672	202,950
Sales and marketing	829,415	860,677
Research and development	1,145,578	1,020,609
General and administrative	2,792,886	3,845,302
Restructuring	1,150,139	–
Depreciation and amortization	1,557,916	1,987,601
Total operating expenses	7,697,606	7,917,139
Loss from operations	(7,697,606)	(7,917,139)

Other income/(expense):
Interest expense	4,409	(172,512)
Change in fair value of warrants	–	(632,388)
Total other income/(expense)	4,409	(804,900)
Loss before income taxes	(7,693,197)	(8,722,039)
Provision for income taxes	–	–
Net loss	$(7,693,197)	$(8,722,039)

Net loss per share attributable to common stockholders
Basic and diluted	$(43.11)	$(444.20)

Weighted average common shares outstanding (1)(2)
Basic and diluted	178,455	19,636

(1)	The Company’s weighted average common shares outstanding for the year ended December 31, 2024 have been retroactively restated for the effect of the 1-for-17 reverse stock split effective March 28, 2025.
(2)	The Company’s weighted average common shares outstanding as of December 31, 2025 and December 31, 2024 have been retroactively restated for the effect of the 1-for-7.7 reverse stock split effective March 31, 2026.

See Accompanying Notes to Financial Statements.

F-21

Auddia Inc.

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2025 and 2024

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance, December 31, 2024	2,314	$2	–	$–	51,653	$52	$94,122,702	$(89,428,436)	$4,694,320
Issuance of common shares, net of costs	–	–	–	–	260,105	260	6,426,754	–	6,427,014
Offering costs	–	–	–	–	–	–	(114,662)	–	(114,662)
Preferred stock converted to common stock	(2,314)	(2)	–	–	85,322	85	(139,120)	–	(139,037)
Share-based compensation	–	–	–	–	–	–	220,726	–	220,726
Issuance of restricted stock units	–	–	–	–	25	0	727	–	727
Capitalized dividends converted to common stock	–	–	–	–	2,163	2	139,574	–	139,576
Capitalized dividends	–	–	–	–	–	–	161,710	(161,710)	–
Issuance of Series C preferred stock and warrants, net of issuance costs	–	–	750	1	–	–	699,999	–	700,000
Warrant exercises	–	–	–	–	3,510	4	23	–	27
RSS adjustment	–	–	–	–	55	–	–	–	–
Net loss	–	–	–	–	–	–	–	(7,693,197)	(7,693,197)
Balance, December 31, 2025	–	$–	750	$1	402,833	$403	$101,518,433	$(97,283,343)	$4,235,494

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance, December 31, 2023	–	$–	–	$–	6,525	$7	$80,963,743	$(80,543,330)	$420,420
Issuance of common shares, net of costs	–	–	–	–	45,096	45	8,720,982	–	8,721,027
Offering costs	–	–	–	–	–	–	(257,128)	–	(257,128)
Share-based compensation	–	–	–	–	–	–	736,797	–	736,797
Issuance of Series B preferred stock and warrants	2,314	2	–	–	–	–	2,238,573	–	2,238,575
Conversion of debt to equity	–	–	–	–	–	–	1,543,772	–	1,543,772
Issuance of restricted stock units	–	–	–	–	32	–	12,895	1	12,896
Capitalized dividends	–	–	–	–	–	–	163,068	(163,068)	–
Net loss	–	–	–	–	–	–	–	(8,722,039)	(8,722,039)
Balance, December 31, 2024	2,314	$2	–	$–	51,653	$52	$94,122,702	$(89,428,436)	$4,694,320

(1)	The Company’s changes in stockholders’ equity for the year ended December 31, 2024 has been retroactively restated for the effect of the 1-for-17 reverse stock split effective March 28, 2025.
(2)	The Company’s changes in stockholders’ equity for the years ended December 31, 2025 and December 31, 2024 have been retroactively restated for the effect of the 1-for-7.7 reverse stock split effective March 31, 2026.

See Accompanying Notes to Financial Statements.

F-22

Auddia Inc.

Statements of Cash Flows

	For the Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,693,197)	$(8,722,039)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,557,916	2,050,399
Share-based compensation expense	205,875	736,797
Change in fair value of warrants	–	632,388
Amortization of ROU asset	29,865	21,054
Loss on disposal of asset	2,992	–
Change in assets and liabilities:
Accounts receivable	32	141
Prepaid assets	(54,161)	4,941
Other current assets	–	(2,886)
Accounts payable and accrued liabilities	345,691	199,882
Lease liabilities	(28,406)	(13,820)
Net cash used in operating activities	(5,633,393)	(5,093,143)

Cash flows from investing activities:
Purchase of property and equipment	(1,951)	(12,198)
Software capitalization	(852,171)	(992,147)
Intangibles capitalization	(23,596)	–
Net cash used in investing activities	(877,718)	(1,004,345)

Cash flows from financing activities:
Offering costs	(196,511)	(192,135)
Proceeds from note payable	60,520	–
Net settlement of share-based compensation liability	–	(31,112)
Repayments of related party debt	–	(2,750,000)
Proceeds from issuance of preferred shares, net of issuance costs	700,000	2,238,575
Proceeds from issuance of common shares, net of issuance costs	6,427,014	8,721,027
Net settlement related to restricted stock units	727	12,896
Warrant exercises	27	–
Net cash provided by financing activities	6,991,777	7,999,251

Net increase in cash	480,666	1,901,763

Cash, beginning of year	2,706,319	804,556

Cash and restricted cash, end of period	$3,186,985	$2,706,319

Supplemental disclosures of cash flow information:
Cash paid for interest	$7,043	$1,045
Cash paid for taxes	$–	$–

Supplemental disclosures of non-cash activity:
Reclassification of deferred offering costs	$114,662	$64,993
Issuance of warrants in connection with related party debt	$–	$911,384
Capitalized dividends	$161,710	$163,068
Right of use asset and assumption of operating lease liability	$–	$95,311
Dividends and preferred stock converted to common stock	$539	$–

See Accompanying Notes to Financial Statements.

F-23

Auddia Inc.

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

Note 1 – Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

Auddia Inc., (the “Company”, “Auddia”, “we”, “our”) is a technology company that is reinventing how consumers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. The Company is incorporated in Delaware and headquartered in Colorado.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Reverse Stock Splits

On February 27, 2024, the Company effectuated a 1-for-25 reverse stock split.

On March 28, 2025, the Company effectuated a 1-for-17 reverse stock split.

On March 31, 2026, the Company effectuated a 1-for-7.7 reverse stock split.

The reverse stock splits did not change the authorized number of shares of the Company’s common stock. No fractional shares were issued and any fractional shares resulting from the reverse stock splits were rounded up to the nearest whole share.

The reverse stock splits applied to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable were adjusted proportionately as a result of the reverse stock splits. The exercise prices of any outstanding warrants or stock options were also proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As a result of the reverse stock splits, unless described otherwise, all references to common stock, share data, per share data and related information contained in these financial statements have been retroactively adjusted to reflect the effect of the reverse stock splits for all periods presented. In addition, any fractional shares that would otherwise be issued as a result of the reverse stock splits were rounded up to the nearest whole share. Further, the number of shares issuable and exercise prices of stock options and warrants have been retroactively adjusted in these financial statements for all periods presented to reflect the reverse stock splits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-24

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation of capital stock, warrants and options to purchase shares of the Company’s common stock, and the estimated recoverability and amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Cash and Cash Equivalents

The Company had cash on hand of $1,052,990 and $2,703,391 as of December 31, 2025 and 2024, respectively.

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had cash equivalents of $2,133,995 and $2,927 as of December 31, 2025 and 2024, respectively.

The Company maintains cash deposits at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. As of December 31, 2025 and 2024, the Company had approximately $2.9 million and $2.2 million, respectively, in excess of federally insured limits. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of three years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are considered impaired and expensed during the period of such determination. Software development costs of $852,171 and $992,147 were capitalized for the years ended December 31, 2025 and 2024, respectively. Amortization of capitalized software development costs were $1,551,845 and $2,031,852 for the years ended December 31, 2025 and 2024, respectively, and are included in depreciation and amortization expense.

F-25

Long-Lived Assets

The Company reviews its tangible and limited lived intangible long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired at December 31, 2025 and 2024.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized in the future.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits as a part of income tax expense.

Prior to the Company’s conversion to a Delaware corporation in February 2021, the Company was a limited liability company and had elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company were reported on the income tax returns of its members, and no provision for federal income taxes have been recorded in the accompanying financial statements. Had the Company been a taxable entity, no provision for income taxes would have been recorded as the Company has sustained losses since inception.

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC 842.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As the Company’s lease does not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments.

Operating leases are included in operating lease right of use asset and operating lease liabilities, current and non-current, on the Company’s accompanying balance sheets.

F-26

Revenue Recognition

Revenue will be measured according to Accounting Standards Codification (“ASC”) 606, Revenue – Revenue from Contracts with Customers, and will be recognized based on consideration specified in a contract with a customer and will exclude any sales incentives and amounts collected on behalf of third parties. The Company will recognize revenue when it satisfies a performance obligation by transferring control over a service or product to a customer. To achieve this core principle, the Company applies the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation. The Company will report revenues net of any tax assessed by a governmental authority that is both imposed on, and concurrent with, a specific revenue-producing transaction between a seller and a customer in the accompanying statements of operations. Collected taxes, if applicable, will be recorded within other current liabilities until remitted to the relevant taxing authority.

Subscriber revenue will consist primarily of subscription fees to the Discovr Radio platform and other ancillary subscription-based revenues should they be developed. Revenue will be recognized on a straight-line basis when the performance obligations to provide each service for the period have been satisfied, which is over time as our subscription services to the Discovr Radio platform are continuously available and can be consumed by customers at any time.

Customers may pay for the services in advance of the performance obligation and therefore these prepayments will be recorded as deferred revenue. The deferred revenue will be recognized as revenue in the accompanying statements of operations as the services are provided.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2025 and 2024 was $218,409 and $355,303, respectively.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

Net Loss per Share

Basic loss per common share is calculated based on the weighted-average number of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net loss per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants.

Liquidity, Capital Resources and Going Concern

As of December 31, 2025, the Company had cash and cash equivalents of $3,186,985. The Company will require additional funding to complete development of its full product line and to scale products that have demonstrated market fit. During 2025, the Company raised $7.1 million in additional capital. Subsequent to year-end, the Company raised an additional $0.9 million through March 4, 2026. These proceeds are expected to fund operations only into the second quarter of 2026.

In February 2026, the Company entered into a merger agreement with Thramann Holdings, pursuant to which Thramann Holdings will become part of the combined company following the closing of the transaction. While the merger is expected to strengthen the Company’s long-term strategic and operational position, the transaction is not expected to provide sufficient near-term liquidity to fund the Company’s operating requirements for the twelve months following the issuance of these financial statements. The Company will continue to require additional capital prior to and following the merger closing to support ongoing operations and product development.

Management is actively pursuing additional financing arrangements to address these liquidity needs. If the Company is unable to raise capital when required or on acceptable terms, it may be forced to delay, reduce, or eliminate technology development and commercialization efforts.

F-27

As a result of the Company’s recurring losses from operations and the need for additional financing to fund its operating and capital requirements, substantial doubt exists regarding the Company’s ability to continue as a going concern within one year after the date these financial statements are issued. Management’s plans to mitigate these conditions include the potential use of the White Lion equity line of credit, additional future financing agreements, and the anticipated strategic benefits of the merger with Thramann Holdings. However, there can be no assurance that these plans will be successful.

These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern. Based on current projections, the Company’s existing cash resources are expected to be depleted during the second quarter of 2026, and additional capital will be required to execute the business plan.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Based on these criteria, the Company’s emerging growth company status is currently expected to expire on December 31, 2026, unless it earlier meets one of the disqualifying conditions described above.

Note 2 – Property & Equipment, Intangible Assets, and Software Development Costs

Property and equipment and software development costs consisted of the following as of:

	December 31, 2025	December 31, 2024

Computers and equipment	$102,125	$110,551
Furniture	11,258	11,258
Accumulated depreciation	(106,713)	(109,528)
Total property and equipment, net	$6,670	$12,281

Domain name	$3,947	$3,947
Patents	23,596	–
Accumulated amortization	(1,758)	(531)
Total intangible assets, net	$25,785	$3,416

Software development costs	$9,429,985	$8,577,815
Accumulated amortization	(7,821,166)	(6,269,585)
Total software development costs, net	$1,608,819	$2,308,230

The Company recognized depreciation expense of $5,108 and $18,016 for the years ended December 31, 2025 and 2024, respectively, related to property and equipment, amortization expense of $963 and $531 for the years ended December 31, 2025 and 2024, respectively, related to intangible assets, and amortization expense of $1,551,845 and $2,031,852 for the years ended December 31, 2025 and 2024, respectively, related to software development costs.

F-28

Note 3 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31, 2025	December 31, 2024

Accounts payable and accrued liabilities	$853,354	$495,312
Credit cards payable	–	12,351
	$853,354	$507,663

Note 4 – Notes Payable

The Company originally issued a secured bridge note in November 2022 with a principal amount of $2.2 million, including a $200,000 original issue discount, bearing interest at 10% and secured by substantially all of the Company’s assets. In connection with this financing, the Company issued 1,558 common stock warrants and provided the lender with a conversion option for the original issue discount and accrued interest at fixed prices. In April 2023, the Company entered into an additional secured bridge note with the same investor for $825,000, including a $75,000 original issue discount, and issued 3,377 additional warrants. During April and May 2023, the Company modified the terms of the Prior Note, cancelled and replaced the original warrants, and extended the maturity date, resulting in the issuance and vesting of additional warrants and the recognition of incremental debt discount. In July 2023, the Company extended the maturity date of the New Note, which resulted in the vesting of previously unvested warrants. All warrants issued in connection with these financings were classified in equity as they were indexed to the Company’s common stock in accordance with ASC 815-40.

On April 9, 2024, the Company and the investor entered into an Amendment and Waiver Agreement relating to the Company’s outstanding Bridge Notes.

The Company agreed to pay $2.75 million in cash to the holder in repayment of the principal of the Bridge Notes (exclusive of the $275,000 of original issue discount on the Bridge Notes) shortly after the closing by the Company of one or more equity financings with total gross proceeds to the Company of not less than $6,000,000.

On April 26, 2024, the Company repaid $2.75 million of principal on its outstanding Secured Bridge Notes.

Effective April 9, 2024, the holder converted $911,384 (the “Rollover Amount”) which is equal to the (i) unpaid accrued interest on the Bridge Notes plus (ii) the original issue discount (“OID”) on the Bridge Notes, into equity securities of the Company (the “Rollover Securities”).

The Rollover Securities consist of (i) 3,540 prefunded common stock warrants with a per share exercise price of $0.131 per share (the “Prefunded Warrants”) and (ii) 3,540 non-prefunded warrants (the “Non-Prefunded Warrants”) with a current per share exercise price equal to $2.36.

The number of Non-Prefunded Warrants was determined by dividing the Rollover Amount by $257.48 (the original exercise price). The number of Non-Prefunded Warrants is equal to the number of Prefunded Warrants (i.e. 100% warrant coverage). The Non-Prefunded Warrants have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. The original exercise price of $257.48 has been subsequently adjusted to $2.36. In order to assure compliance with applicable Nasdaq rules, the Non-Prefunded Warrants shall not be exercisable for six months following the date of issue.

F-29

The Company issued to the holder 383 new common stock warrants with a five-year term as a loan extension fee (“Fee Warrants”). The Fee Warrants have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. The original exercise price of $257.48 has been subsequently adjusted to $2.36. In order to assure compliance with applicable Nasdaq rules, the Fee Warrants shall not be exercisable for six months following the date of issue.

The Non-Prefunded Warrants and Fee Warrants had a total valuation of $811,402 and the Prefunded Warrants had a valuation of $732,370. As a result, the Company recorded $911,384 as a non-cash charge in connection with the issuance of warrants related to the Bridge Notes and a change in the fair value of warrants of $632,388 upon payoff of the debt during the nine months ended September 30, 2024. All warrants were classified as equity as they were indexed to the Company’s shares in accordance with ASC 815-40.

On September 25, 2025, the prefunded warrants were exercised.

On June 20, 2025, the Company entered into a promissory note to finance its directors and officers (“D&O”) insurance premium. The original principal amount of the note was $151,300 and bears interest at a fixed annual rate of 8.250%. The note requires monthly payments of principal and interest and matures on May 20, 2026.

As of December 31, 2025, the outstanding principal balance was $60,520. The note is unsecured and contains no financial covenants.

Note 5 – Commitments and Contingencies

Operating Lease

On March 25, 2024, the Company entered into a new 37-month operating lease commencing on April 1, 2024 with two separate two year renewal options. The monthly base rent for months two through 14 is $2,456, increasing to $3,070 for months 15 through 26, and ending at $3,684 for months 27 through 37. Rent expense, as part of general and administrative expenses in the statements of operations, was $81,344 and $85,842 for the years ended December 31, 2025 and 2024, respectively.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. There are no active litigations as of the date the financial statements were issued. However, a pre-IPO investor has contacted the Company claiming damages caused by alleged acts and omissions arising from a private financing by the Company. No complaint has been filed by the investor. The alleged damages asserted by the investor are less than approximately $300,000. The outcome of the complaint was neither probable or estimable as of the date the financial statements were issued.

F-30

Note 6 - Share-based Compensation

Stock Options

The fair value of each option award is estimated on the date of grant using a Black Scholes option valuation model that uses the assumptions noted in the following table. Because Black Scholes option valuation models incorporate ranges of assumptions for inputs, these ranges are disclosed. Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock, and other factors. The expected term of options granted is derived from the output of the valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2025	December 31, 2024
Per share fair value at grant date	$0.00 - $13,927.65	$54.98 - $11,630.47
Risk-free interest rate	0.9% - 272%	0.9% - 272%
Expected volatility	77.04% – 10,900%	77.04% - 10,900%
Dividend yield	0%	0%
Expected life in years	5.0 – 6.4	5.0 – 6.4

The following table presents the activity for stock options outstanding:

	Options	Weighted Average Exercise Price
Outstanding - December 31, 2023	675	$6,385.99
Granted	3,821	66.75
Forfeited/canceled	(16)	7,950.29
Exercised	–	–
Outstanding - December 31, 2024	4,480	990.71
Granted	13,564	14.94
Forfeited/canceled	(404)	8,009.54
Exercised	–	–
Outstanding - December 31, 2025	17,640	$79.66

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding**			Options Exercisable**
Exercise Prices	Number	Price	Life*	Number	Price*
$66.75	3,821	$66.75	9.01	3,821	$66.75
$9,475.72	16	$9,475.72	1.86	16	$9,475.72
$13,927.65	16	$13,927.65	3.48	16	$13,927.65
$9,130.28	20	$9,130.28	4.98	20	$9,130.28
$5,587.78	43	$5,857.78	5.68	43	$5,857.78
$1,295.91	16	$1,295.91	7.44	8	$1,295.91
$818.13	144	$818.13	7.96	71	$818.13
$14.94	13,564	$14.94	9.75	5,203	$14.94
Total - December 31, 2025	17,640			9,198

________________________

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.
**	The Company’s options summarized above have been retroactively restated for the effect of the 1-for-25 reverse stock split in 2024, 1-for 17 reverse stock split in 2025, and 1-for 7.7 reverse stock split in 2026.

F-31

Restricted Stock Units

The following table presents the activity for restricted stock units outstanding:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2023	90	$7,770.22
Granted	–	–
Forfeited/canceled	(4)	–
Exercised	(48)	8,081.77
Outstanding - December 31, 2024	38	7,752.48
Granted	–	–
Forfeited/canceled	–	–
Exercised	(38)	7,752.48
Outstanding - December 31, 2025	–	$–

The Company recognized share-based compensation expense related to stock options and restricted stock units of $207,667 and $736,797 for the years ended December 31, 2025 and 2024, respectively. The remaining unvested share-based compensation expense of $169,580 is expected to be recognized over the next 36 months.

Note 7 – Equity Financings

Equity Line Common Stock Purchase Agreement

On November 25, 2024, the Company entered into a new equity line Common Stock Purchase Agreement and a related registration rights agreement with White Lion. Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. On July 30, 2025, the Company amended the equity line Common Stock Purchase Agreement from $10,000,000 to $50,000,000 and extended the commitment to December 31, 2027.

During the year ended December 31, 2025, the Company issued 129,221 shares of Common stock under the Equity Line Common Stock Purchase Agreement for total proceeds of $3.7 million.

At-the-Market Sales Agreement

During the year ended December 31, 2025, the Company issued 130,878 shares for aggregate proceeds of approximately $2.8 million pursuant to an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”).

Under the Sales Agreement, the Company may sell shares of its common stock having an aggregate offering price of up to $10,000,000 from time to time, through an “at the market offering” (the “ATM Offering”). The aggregate market value of shares that the Company can sell under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction.

Subsequent to December 31, 2025, and as of the date of this filing, the Company sold 98,043 shares under the Sales Agreement for proceeds of $0.9 million and currently has $0.0 million of unsold availability under the ATM facility.

F-32

$2.3 Million Convertible Series B Preferred Stock and Warrants Financing

On April 23, 2024, the Company entered into a securities purchase agreement with accredited investors for a convertible preferred stock and warrants financing. The Company received $2,314,000 of gross proceeds in connection with the closing of this financing.

At the closing, the Company issued 2,314 shares of Series B convertible preferred stock (“Series B Preferred Stock”) at a purchase price of $1,000 per share of Series B Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at an initial conversion price (“Conversion Price”) of $242.32 per share of Common Stock. The Company also issued warrants (“Warrants”) exercisable for 9,552 shares of Common Stock with a five-year term and an initial exercise price of $242.32 per share. The proceeds of this financing, together with other available cash resources, were used to repay outstanding debt and for general corporate purposes.

Holders of the Series B Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly. The Company has the option to pay dividends on the Series B Preferred Stock in additional shares of Common Stock. The Company also has the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Preferred Stock. As of September 30, 2025, the Company has elected to capitalize all dividends declared.

On February 19, 2025, 140 shares of Series B Preferred stock and capitalized dividends were converted to 4,326 shares of Common Stock.

In April 2025, 447 shares of Series B Preferred stock and capitalized dividends were converted to 11,068 shares of Common stock.

On June 26, 2025, 192 shares of Series B Preferred stock and capitalized dividends were converted to 4,484 shares of Common Stock.

On August 5, 2025, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain accredited investors to exchange 569 outstanding shares of the Company’s Series B preferred stock (including accrued dividends thereon) for 17,237 shares of common stock at an exchange price of $20.41 per common share. The issuance of the exchange common shares is intended to be exempt from registration pursuant to the exemptions under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

As of December 31, 2025, all Series B Preferred stock had been converted to Common stock.

$750,000 Series C Preferred Stock and Warrants Financing

On June 30, 2025, the Company entered into a Securities Purchase Agreement with accredited investors for a convertible preferred stock and warrants financing. The Company received $750,000 of gross proceeds in connection with the closing of this financing.

At the closing, the Company issued 750 shares of Series C convertible preferred stock (“Series C Preferred Stock”) at a purchase price of $1,000 per share of Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock at an initial conversion price (“Series C Conversion Price”) of $36.73 per share of Common Stock. The Company also issued warrants exercisable for 40,841 shares of Common Stock with a five year term and an initial exercise price of $36.73 per share.

F-33

Warrants

The following table presents the activity for warrants outstanding:

	Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2023	1,662	$12,566.40
Granted	17,012	$242.17
Forfeited/cancelled/restored	(108)	$–
Exercised	–	$–
Outstanding - December 31, 2024	18,556	$980.29
Granted	40,841	$36.73
Forfeited/cancelled	(29)	$.13
Exercised	(3,510)	$.13
Outstanding - December 31, 2025	55,868	$330.97

During the year ended December 31, 2025, in connection with the Series C Preferred Stock Issuance, the Company issued 48,841 warrants to purchase shares of common stock at the exercise price of $36.73.

During the year ended December 31, 2024, in connection with the payoff of the New Note and Prior Note, the Company issued 17,012 warrants to purchase shares of common stock at the exercise price of $257.48.

Note 8 – Income Taxes

For the years ended December 31, 2025 and 2024, the Company recorded no income tax benefit for the net operating losses incurred during the year, due to the uncertainty of realizing a benefit from those items.

The following is a reconciliation of the statutory federal income tax rate to the effective tax rate reported in the financial statements:

	2025		2024
U.S. federal statutory rate	$(1,615,571)	21.0%	$(1,831,628)	21.0%
Effects of:
State and local taxes, net of federal benefit	(32,356)	0.4%	(337,994)	3.9%
Prior year true-ups	(1,090,658)	14.2%	(596,910)	6.8%
Other	29,214	(0.4)%	166,141	(1.9)%
Change in valuation allowance	2,545,572	(33.1)%	2,600,424	(29.8)%
Change in entity status	171,314	(2.2)%	0	–%
Change in tax rates	(7,514)	0.10%	(33)	–%
Effective rate	$–	–%	$–	–%

F-34

Significant components of the Company’s deferred tax assets as of December 31, 2025 and 2024 are summarized below.

	2025	2024
Deferred tax assets:
Federal net operation losses	$5,978,691	$4,716,750
State net operation losses	1,971,631	1,153,016
Stock based compensation	862,177	840,860
Capitalized software	257,982	43,892
Other assets	156,041	154,788
Total deferred tax assets	9,226,522	6,909,306

Deferred income tax liabilities:
Capitalized software	–	–
Property & equipment	(887)	(1,270)
Total deferred tax liabilities	(887)	(1,270)

Net deferred tax assets	9,225,635	6,908,036

Valuation allowance	(9,225,635)	(6,908,036)

Net deferred tax asset, net of valuation allowance	$–	$–

For the year ended December 31, 2025, the Company has federal and state net operating loss carryforwards of $29,496,111 and $1,036,222, respectively.

The federal net operating loss carryforwards do not have an expiration, however, are limited to 80% of the excess of taxable income over the total net operating loss deduction. The state net operating loss carryforwards will conform to the federal provisions.

After weighing all available positive and negative evidence for the years ended December 31, 2025 and 2024, the Company has recorded a valuation allowance of $9,225,635 and $6,908,036, respectively.

The Company continuously monitors its current and prior filing positions in order to determine if any unrecognized tax positions should be recorded. The analysis involves considerable judgement and is based on the best information available. For the years ended December 31, 2025 and 2024, the Company is not aware of any positions which require an uncertain tax position liability.

The Company is subject to taxation in the United States and Colorado. The statute of limitations on the initial tax return filed for 2021 tax year expired in 2025 for federal and in 2026 for state jurisdictions.

The Company has significant federal and state net operating loss carryforwards (“NOLs”). The proposed merger with Thramann Holdings is expected to result in an ownership change under Internal Revenue Code Section 382. An ownership change would subject the Company’s NOLs to an annual limitation based on the fair market value of the Company immediately prior to the ownership change multiplied by the applicable long-term tax-exempt rate. As a result, a substantial portion of the Company’s NOLs may not be available to offset future taxable income.

Because the Company maintains a full valuation allowance against its deferred tax assets, any such limitation would not impact the Company’s financial statements. The Company will continue to evaluate the potential impact of Section 382 limitations in future periods.

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Note 9 – Net Loss Per Share

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

Reverse Stock Splits

On February 27, 2024, the Company effectuated a 1-for-25 reverse stock split.

On March 28, 2025, the Company effectuated a 1-for-17 reverse stock split.

On March 31, 2026, the Company effectuated a 1-for-7.7 reverse stock split.

The reverse stock splits did not change the authorized number of shares of the Company’s common stock. No fractional shares were issued and any fractional shares resulting from the reverse stock splits were rounded up to the nearest whole share.

The reverse stock splits applied to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable were adjusted proportionately as a result of the reverse stock splits. The exercise prices of any outstanding warrants or stock options were also proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As a result of the reverse stock splits, unless described otherwise, all references to common stock, share data, per share data and related information contained in these financial statements have been retroactively adjusted to reflect the effect of the reverse stock splits for all periods presented. In addition, any fractional shares that would otherwise be issued as a result of the reverse stock splits were rounded up to the nearest whole share. Further, the number of shares issuable and exercise prices of stock options and warrants have been retrospectively adjusted in these financial statements for all periods presented to reflect the reverse stock splits.

As of December 31, 2025 and 2024, 73,508 and 23,057 respectively of potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented.

Note 10 - Recently Issued Accounting Pronouncements

ASU 2024 03 — Income Statement—Reporting Comprehensive Income—Expense Disaggregation (Subtopic 220 40)

In March 2024, the FASB issued ASU 2024 03, which requires public business entities to provide disaggregated information about certain income statement expense captions. The amendments require tabular disclosure of specified natural expense categories underlying relevant functional expense line items. ASU 2024 03 is effective for fiscal years beginning after December 15, 2026, with interim disclosure required beginning in 2027. Early adoption is permitted. The Company is evaluating the impact of this standard and expects it will result in expanded footnote disclosures but will not materially impact its consolidated financial position or results of operations.

ASU 2025 01 — Income Statement—Reporting Comprehensive Income—Expense Disaggregation (Subtopic 220 40): Clarifying the Effective Date

In January 2025, the FASB issued ASU 2025 01 to clarify the effective date and transition requirements of ASU 2024 03. ASU 2025 01 is effective for the same periods as ASU 2024 03 — fiscal years beginning after December 15, 2026, and interim periods beginning in 2027. Early adoption is permitted.

The Company does not expect this update to have a material impact beyond the expanded disclosures required by ASU 2024 03.

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ASU 2025 06 — Intangibles—Goodwill and Other—Internal Use Software (Subtopic 350 40)

In September 2025, the FASB issued ASU 2025 06, which modernizes the accounting for internal use software by removing the legacy project stage model and clarifying capitalization thresholds. The ASU also enhances disclosure requirements for significant software development activities. ASU 2025 06 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. The Company is assessing the impact of this standard and expects it may affect the timing of expense recognition for internal use software projects and require incremental disclosures.

ASU 2025 03 — Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in a VIE Acquisition

In May 2025, the FASB issued ASU 2025 03, which amends the guidance for identifying the accounting acquirer in a business combination when the legal acquiree is a variable interest entity (VIE). The amendments require entities to apply the general acquirer identification framework in ASC 805 rather than defaulting to the VIE primary beneficiary model. ASU 2025 03 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect this update to have a material impact but will continue to evaluate its applicability to future acquisition transactions.

ASU 2023 05 — Business Combinations—Joint Venture Formations (Subtopic 805 60)

In August 2023, the FASB issued ASU 2023 05, which provides recognition and initial measurement guidance for contributions made to a joint venture upon formation. The ASU requires joint ventures to measure contributed net assets at fair value on the formation date. ASU 2023 05 is effective for joint ventures formed on or after January 1, 2025. Early adoption is permitted. The Company does not expect this standard to have a material impact on its consolidated financial statements.

Management’s Evaluation

The Company is in the process of assessing the impact of these recently issued ASUs. At this time, the Company does not expect that adoption will have a material impact on the consolidated financial statements; however, the Company anticipates expanded disclosures, particularly related to expense disaggregation and internal use software development activities, once the standards become effective.

Note 11 – Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued. Based upon this review, other than as set forth below, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement providing for a business combination between Auddia and the Company.

Auddia shareholders are expected to own approximately 20% of the combined company at closing.  Approximately 80% of the combined company is expected to be owned at closing by Jeffrey Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones.

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For more information about the business combination transaction, please see Auddia's Current Report on Form 8-K filed with the SEC on February 17, 2026.

The Company has significant federal and state net operating loss carryforwards (“NOLs”). The proposed merger with Thramann Holdings is expected to result in an ownership change under Internal Revenue Code Section 382. An ownership change would subject the Company’s NOLs to an annual limitation based on the fair market value of the Company immediately prior to the ownership change multiplied by the applicable long-term tax-exempt rate. As a result, a substantial portion of the Company’s NOLs may not be available to offset future taxable income.

Because the Company maintains a full valuation allowance against its deferred tax assets, any such limitation would not impact the Company’s financial statements. The Company will continue to evaluate the potential impact of Section 382 limitations in future periods.

Interim Bridge Funding for Target Companies

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

The Bridge Notes were reviewed and approved by a Auddia’s special committee of independent and disinterested directors (the “Special Committee”) and Audit Committee.

Terms of the Bridge Notes

Amount and Funding

The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

Interest Rate; Maturity Date

Interest shall accrue at the rate of 8.0% per annum, compounded annually.

Unless earlier repaid or converted, outstanding principal and unpaid accrued interest on each Bridge Note shall be due and payable upon the earlier of (i) the second anniversary of the termination of the Merger Agreement or (ii) a change of control (as defined in the Bridge Notes) involving a particular Target Company. In the event of a change of control involving LT350, Influence or Voyex, the particular Target Company would owe a repayment premium equal to 50% of the outstanding principal amount of its Bridge Note.

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Seniority and Security

The Bridge Notes are unsecured senior obligations of each Target Company. Each Target Company has agreed not to incur any debt that would be secured or senior to its Bridge Note.

Conversion Terms

The Thramann Holdings Bridge Note is not convertible.

If any of the other Target Companies consummates, on or prior to its Bridge Note maturity date, an equity financing pursuant to which it sells shares of its equity securities (the “Next Round Securities”), with an aggregate sales price of not less than the amount set forth below, excluding any and all indebtedness under the Bridge Note that is converted into Next Round Securities, and with the principal purpose of raising capital (a “Qualified Financing”), then all principal, together with all unpaid accrued interest under the particular Bridge Note, shall automatically convert into shares of the Next Round Securities at 80% of the cash price per share paid by the other purchasers of Next Round Securities in the Qualified Financing. The Qualified Financing threshold shall be (i) $3,000,000 for LT350; (ii) $2,000,000 for Influence; and $1,000,000 for Voyex.

Credit of Funds for Cash Merger Closing Condition

The Merger Agreement contains a closing condition that Auddia’s net cash at closing be at least equal to $12,000,000. The parties have agreed that any funds advanced by Auddia to the Target Companies under the Bridge Notes shall be credited to Auddia’s net cash at closing for purposes of this closing condition under the Merger Agreement.

The above summary of the Bridge Notes does not purport to be a complete summary of the Bridge Notes and is qualified in its entirety by reference to the full text of each of the Bridge Notes, copies of which are filed herewith as an exhibit and are incorporated by reference.

F-39

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,000	$15,204
Total Current Assets	12,000	15,204

NONCURRENT ASSETS:
Intangible assets, net	2,774,743	1,052,464
Total Noncurrent Assets	2,774,743	1,052,464

TOTAL ASSETS	$2,786,743	$1,067,668

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Consideration payable	$450,000	$75,000
Accrued expenses	376,443	219,824
Total Current Liabilities	826,443	294,824

NONCURRENT LIABILITIES
Consideration payable, net of current	1,315,465	–
Total Non-current Liabilities	1,315,465	–

TOTAL LIABILITIES	2,141,908	294,824

MEMBERS' EQUITY
Members' equity	644,835	772,844
Total Members' Equity	644,835	772,844

TOTAL LIABILITIES AND MEMBERS' EQUITY	$2,786,743	$1,067,668

See Accompanying Notes to Financial Statements.

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THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2025	March 31, 2026
Operating expenses:
General and Administrative	$18,539	$70,110
Amortization Expense	80,685	35,611
Transaction Costs	146,285	–
Total operating expenses	245,509	105,721
Operating income (loss)	(245,509)	(105,721)

Net income (loss)	$(245,509)	$(105,721)

See Accompanying Notes to Financial Statements.

F-41

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Balance, December 31, 2024	$638,839
Contributions	303,090
Net loss	(105,721)
Balance, March 31, 2025	$836,208

Balance, December 31, 2025	$772,844
Contributions	117,500
Net loss	(245,509)
Balance, March 31, 2026	$644,835

See Accompanying Notes to Financial Statements.

F-42

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31, 2026	March 31, 2025
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(245,509)	$(105,721)
Adjustments to reconcile net loss to cash (used in) operating activities:
Amortization	80,685	35,611
Changes in operating assets and liabilities
Accrued expenses	156,620	(15,631)
Net Cash (Used in) Operating Activities	(8,204)	(85,741)

CASH FLOW FROM FINANCING ACTIVITIES:
Member contributions	117,500	303,090
Consideration payable	(112,500)	(225,000)
Net Cash Provided by Financing Activities	5,000	78,090

NET INCREASE (DECREASE) IN CASH	(3,204)	(7,651)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,204	20,900

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,000	$13,249

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$–	$–
Income taxes	$–	$–

NONCASH TRANSACTIONS
Acquisition of patent with the assumption of consideration payable	$1,802,964	$–

See Accompanying Notes to Financial Statements.

F-43

Thramann Holdings LLC AND SUBSIDIARIES

NOTES TO unaudited COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2026 and 2025

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Principal Business Activity

Thramann Holdings (“the Company”) is a single member Colorado LLC formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeff Thramann held Lanx, ProNerve, and U.S. Radiosurgery, three private companies he had founded. Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated. Thramann Holdings was maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025, Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three single member Colorado LLCs founded and fully owned by Jeff Thramann. The entities contributed to Thramann Holdings were LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC. The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia (Nasdaq: AUUD).

Aside from serving as a holding company for LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC, Thramann Holdings has not, and does not, conduct any business.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement for a business combination between Auddia and the Company

Auddia shareholders are expected to own approximately 20% of the combined company at closing.  Approximately 80% of the combined company is expected to be owned at closing by Jeff Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones.

Voyex, LLC (“Voyex”) is a single member limited liability company (LLC) organized under the laws of the state of Colorado. Voyex is an AI-native digital travel agency that is leveraging agentic AI, an integrated fintech platform, and private aviation resources to optimize the travel experience for customers. Voyex addresses air traveler flight delays and cancellation disruptions through FlightFix, an application Voyex is building that aims to track flight itineraries in real time while using AI to predict delays and cancellations, and to communicate with passengers about alternative flight options. Voyex is aiming to build an MVP that includes incorporating AI models to predict travel delays, chatbots to communicate with customers, and the development of an AI agent and integrated fintech platform to evolve into handling the complete rebooking process.

Influence Healthcare, LLC (“Influence Healthcare”) is a single member LLC organized under the laws of the state of Colorado. The core mission of Influence Healthcare is to empower physicians to manage entire care episodes, recognizing their unique qualifications and direct involvement in patient outcomes. Influence Healthcare contracts directly with payers and partners with physicians, hospitals, ambulatory surgical centers, and digital health vendors to deliver bundled care services. Influence Healthcare’s model prioritizes physician-led decision-making and care coordination, aiming to deliver high-quality outcomes at lower costs.

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LT350, LLC (“LT350”) is a single member LLC organized under the laws of the state of Colorado. LT350 is a single member LLC organized under the laws of the state of Colorado. LT350 is a platform infrastructure company leveraging a proprietary solar parking lot canopy that integrates modular plug & play cartridges into the ceiling of the canopies to reinvent large and rapidly growing market verticals. Its cloud infrastructure cartridges house the servers and GPUs needed to deploy distributed AI data centers to support AI training and inference, battery storage cartridges house batteries to lower the power costs of AI data centers and provide grid services to local utilities, smart invertor cartridges deploy solar energy to the GPUs and batteries in the canopies or to the grid, EV charging cartridges house the components to charge EVs.  LT350’s operations are centered on innovation in clean energy deployment, targeting both commercial and municipal clients seeking reliable and environmentally conscious charging technologies.

Basis of Accounting

The accompanying combined and consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Combination and Consolidation

The combined and consolidated financial statements referred to as Thramann Holdings LLC includes the accounts of LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC (collectively, the Company) all of which are related through common ownership and control. Intercompany balances and transactions have been eliminated in the combination.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Estimates

The preparation of combined and consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Software Development Costs

Financial accounting standards board (“FASB”) Accounting Standards Codification (“ASC”) 350-40 Internal use software, specifies that capitalization of internally developed software occurring during the application development stage. Once a project has reached application development, direct incremental, internal and external costs are capitalized until the software is substantially complete and ready to be placed into service. The costs are amortized over their expected usefulness of life of five years.

Research and development costs that do not qualify as capitalized software costs are expensed as incurred.

Long lived assets, such as patents, Software development costs, and other software, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. On March 31, 2026 and December 31, 2025, the Company concluded that there has been no indication of impairment to the carrying value of its long-lived assets. As such, no impairment has been recorded.

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Patents

We capitalize external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents and patent license rights. We expense costs associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized patent costs for internally generated patents on a straight-line basis over 7 to 20 years, which represents the estimated useful lives of the patents. We assess the potential impairment to all capitalized net patent costs when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable.

Revenue Recognition

Revenue will be measured according to Accounting Standards Codification (“ASC”) 606, Revenue – Revenue from Contracts with Customers, and will be recognized based on consideration specified in a contract with a customer and will exclude any sales incentives and amounts collected on behalf of third parties. The Company will recognize revenue when it satisfies a performance obligation by transferring control over a service or product to a customer. To achieve this core principle, the Company applies the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation. The Company will report revenues net of any tax assessed by a governmental authority that is both imposed on, and concurrent with, a specific revenue-producing transaction between a seller and a customer in the accompanying statements of operations. Collected taxes, if applicable, will be recorded within other current liabilities until remitted to the relevant taxing authority.

Subscriber revenue will consist primarily of subscription fees and other ancillary subscription-based revenues. Revenue will be recognized on a straight-line basis when the performance obligations to provide each service for the period have been satisfied, which is over time as our subscription services are continuously available and can be consumed by customers at any time. There is no revenue recognized for unpaid trial subscriptions.

Customers may pay for the services in advance of the performance obligation and therefore these prepayments will be recorded as deferred revenue. The deferred revenue will be recognized as revenue in the accompanying statements of operations as the services are provided.

Income Taxes

The Companies are single-member limited liability companies and are recognized as partnerships for federal and state income tax purposes. As partnerships, items of income, gains, losses, deductions, and credits are passed through to the member each year and reported on the member’s respective tax returns; accordingly, no provision for federal or state income taxes has been recorded in these combined and consolidated financial statements.

The Companies are subject to examination by federal and state tax authorities for all open tax years. Management believes that any potential liability for income taxes, including related interest and penalties, would not have a material impact on the combined and consolidated financial statements.

The Companies apply the provisions of ASC 740, Income Taxes, in evaluating uncertain tax positions. Management has analyzed the Companies’ tax positions and has determined that there are no uncertain tax positions that require recognition or disclosure in the combined and consolidated financial statements.

Utilization of net operating loss carryforwards and other tax attributes may be subject to limitations under federal and state tax law, including changes in ownership or other restrictions, which could affect the timing and amount of future tax benefits.

Transaction Costs

The Company has incurred costs of $146,285 and $0 for the three months ended March 31, 2026 and 2025, respectively, for contemplating a merger with Auddia, Inc.

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Note 2 -- Going Concern

The Company recognized operating losses of $245,509 and $105,721 for the three months ended March 31, 2026 and 2025, respectively. The Company is also pre-revenue and has no income generation. These conditions provide doubt about the entity’s ability to continue as a going concern. Historically, the Company’s member has provided the necessary support to fund the operations and activities of the Company.

The Company’s future operations are ultimately dependent upon the market acceptance of the Company’s services and future revenues generated as well as its ability to manage its cash outflows from operations. If the Company does not achieve expected revenue levels or is unable to manage its cash outflows from operations, the Company will be required to obtain additional financing from its current member or other sources. In the event the Company requires additional financing, there can be no guarantee that the Company will successfully obtain the additional equity or debt financing in amounts and with terms acceptable to the Company.

Note 3 – Intangible Assets

Intangible assets, net, consisted of the following as of:

	Life (in years)	March 31, 2026	December 31, 2025
Patents	7-20	$3,092,152	$1,289,187
Software	5	33,444	33,444
Subtotal		3,125,596	1,322,631
Less: Accumulated Amortization		(350,853)	(270,167)
Total intangible assets, net		$2,774,743	$1,052,464

Future estimated amortization expense of intangibles as of March 31, 2026 is as follows:

Amount
Period Ended March 31,
2026	$203,178
2027	270,904
2028	270,904
2029	270,904
2030	270,904
Thereafter	1,487,949
Total intangible assets, net	$2,774,743

Total amortization was $80,685 and $35,611 for the three months ended March 31, 2026 and 2025, respectively.

Note 4 – Accrued Expenses

Accrued expenses represent obligations for goods and services received that have not yet been invoiced or paid as of the reporting date. These liabilities are recorded when incurred in accordance with the accrual basis of accounting and are classified as current liabilities on the combined and consolidated balance sheets. Accrued expenses consist of estimated legal and consulting fees.

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Note 5 – Consideration Payable

On May 9, 2024, the Company entered into a patent purchase agreement in the amount of $1,000,000 upfront commitment and three separate milestone payment commitments totaling $1,840,464 in exchange for reaching certain milestone events. As of March 31, 2025, $300,000 of the upfront commitment was due. Management concluded that, due to uncertainty and timing surrounding FDA application and approval as of March 31, 2025, the probability of the milestone commitments could not be reasonably determined and, accordingly, no accrual was recorded.

In February 2026, the Company amended the patent purchase agreement to remove the milestones contingencies and obligate the Company fully for patent purchase agreement for a remaining amount of $1,802,965. In exchange, the Company would make quarterly payments of $112,500 until the commitment is paid in full.

As of March 31, 2026 and December 31, 2025, the remaining payments due amounted to $1,765,465 and $75,000, respectively, and were recorded as consideration payable on the combined and consolidated balance sheet. The corresponding amounts were recorded as an intangible asset on the balance sheet. The consideration payable does not bear interest.

Future maturities of this consideration payable:

Amount
Period Ended March 31,
2026	$337,500
2027	450,000
2028	450,000
2029	450,000
2030	77,965
Total intangible assets, net	$1,765,465

Note 6 – Equity

Voyex, LLC, Influence Healthcare, LLC, and LT 350, LLC are single member LLCs with one owner of the member’s equity of each entity. The sole member’s equity consists of capital contributions and the cumulative effect of net income or loss and distributions. No shares of stock are issued, and there are no other equity holders. The sole member has full control over the operations and financial decisions of the Company.

During the three months ended March 31, 2026, member equity consisted of $117,500 in contributions. During the three months ended March 31, 2025, member equity consisted of $303,090 in contributions.

Note 7 – Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, there are no such matters and therefore the ultimate resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or liquidity.

The Company did not have any lease obligations as of March 31, 2026 and December 31, 2025, that resulted in a lease liability or right-of-use-asset.

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Note 8 – Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company at the subsidiary level to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has three operating segments with some general and administrative expenses held at the holding company level. To evaluate each reportable segment, the CODM uses operating expenses as a measure of profit and loss.

Segment Assets	March 31, 2026	December 31, 2025
LT350	$207,518	$209,789
Influence Healthcare	2,571,709	845,182
Voyex	7,516	12,697
Total Assets	$2,786,743	$1,067,668

Segment Operating Expense	March 31, 2026	March 31, 2025
LT350	$5,813	$12,650
Influence Healthcare	84,175	52,505
Voyex	15,328	40,566
Thramann Holdings	140,193	–
Total Operating Expense	$245,509	$105,721

Note 9 – Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued on May 15, 2026.

Interim Bridge Funding for Target Companies

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

The Bridge Notes were reviewed and approved by a Auddia’s special committee of independent and disinterested directors (the “Special Committee”) and Audit Committee.

F-49

Terms of the Bridge Notes

Amount and Funding

The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

Interest Rate; Maturity Date

Interest shall accrue at the rate of 8.0% per annum, compounded annually.

Unless earlier repaid or converted, outstanding principal and unpaid accrued interest on each Bridge Note shall be due and payable upon the earlier of (i) the second anniversary of the termination of the Merger Agreement or (ii) a change of control (as defined in the Bridge Notes) involving a particular Target Company. In the event of a change of control involving LT350, Influence or Voyex, the particular Target Company would owe a repayment premium equal to 50% of the outstanding principal amount of its Bridge Note.

Seniority and Security

The Bridge Notes are unsecured senior obligations of each Target Company. Each Target Company has agreed not to incur any debt that would be secured or senior to its Bridge Note.

Conversion Terms

The Thramann Holdings Bridge Note is not convertible.

If any of the other Target Companies consummates, on or prior to its Bridge Note maturity date, an equity financing pursuant to which it sells shares of its equity securities (the “Next Round Securities”), with an aggregate sales price of not less than the amount set forth below, excluding any and all indebtedness under the Bridge Note that is converted into Next Round Securities, and with the principal purpose of raising capital (a “Qualified Financing”), then all principal, together with all unpaid accrued interest under the particular Bridge Note, shall automatically convert into shares of the Next Round Securities at 80% of the cash price per share paid by the other purchasers of Next Round Securities in the Qualified Financing. The Qualified Financing threshold shall be (i) $3,000,000 for LT350; (ii) $2,000,000 for Influence; and $1,000,000 for Voyex.

Credit of Funds for Cash Merger Closing Condition

The Merger Agreement contains a closing condition that Auddia’s net cash at closing be at least equal to $12,000,000. The parties have agreed that any funds advanced by Auddia to the Target Companies under the Bridge Notes shall be credited to Auddia’s net cash at closing for purposes of this closing condition under the Merger Agreement.

The above summary of the Bridge Notes does not purport to be a complete summary of the Bridge Notes and is qualified in its entirety by reference to the full text of each of the Bridge Notes, copies of which are filed herewith as an exhibit and are incorporated by reference.

F-50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Thramann Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Thramann Holdings, LLC and Subsidiaries (collectively, the Company) as of December 31, 2025 and 2024, and the related combined and consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie

We have served as the Company’s auditor since 2025.
Salt Lake City, Utah

March 5, 2026

F-51

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,204	$20,900
Total Current Assets	15,204	20,900

NONCURRENT ASSETS:
Intangible assets, net	1,052,464	1,194,913
Total Noncurrent Assets	1,052,464	1,194,913

TOTAL ASSETS	$1,067,668	$1,215,813

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Consideration payable	$75,000	$525,000
Related party payable	–	23,090
Accrued expenses	219,824	28,884
Total Current Liabilities	294,824	576,974

Total Liabilities	$294,824	$576,974

Commitments and Contingencies (Note 8)

MEMBERS' EQUITY
Members' equity	772,844	638,839
Total Members' Equity	772,844	638,839

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,067,668	$1,215,813

See Accompanying Notes to Financial Statements.

F-52

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2025	2024
Sales	$–	$–
Cost of sales	–	–
Gross loss	–	–

Operating expenses:
General and Administrative	168,173	223,101
Amortization Expense	142,449	101,645
Transaction Costs	175,263	–
Total operating expenses	485,885	324,746

Operating income (loss)	(485,885)	(324,746)

Net income (loss)	$(485,885)	$(324,746)

See Accompanying Notes to Financial Statements.

F-53

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Balance, December 31, 2023	$207,884
Contributions	763,200
Distributions	(7,499)
Net loss	(324,746)
Balance, December 31, 2024	$(638,839)

Balance, December 31, 2024	$638,839
Contributions	621,390
Distributions	(1,500)
Net loss	(485,885)
Balance, December 31, 2025	$772,844

See Accompanying Notes to Financial Statements.

F-54

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(485,885)	$(324,746)
Adjustments to reconcile net loss to cash (used in) operating activities:
Amortization	142,449	101,645
Changes in operating assets and liabilities
Consideration payable	(450,000)	(475,000)
Accrued expenses	190,940	(20,016)
Net Cash (Used in) Operating Activities	(602,496)	(718,117)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of intangible assets	–	(36,290)
Net Cash Provided by (Used in) Investing Activities	–	(36,290)

CASH FLOW FROM FINANCING ACTIVITIES:
Member contributions	598,300	763,200
Member distributions	(1,500)	(7,499)
Net Cash Provided by Financing Activities	596,800	755,701

NET INCREASE (DECREASE) IN CASH	(5,696)	1,294

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,900	19,606

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,204	$20,900

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$–	$–
Income taxes	$–	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY
Acquisition of patent	$–	$1,000,000
Related party payable	$(23,090)	$–

See Accompanying Notes to Financial Statements.

F-55

Thramann Holdings LLC AND SUBSIDIARIES

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2025 and 2024

Note 1 – Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Principal Business Activity

Thramann Holdings (“the Company”) is a single member Colorado Limited Liability Company (LLC) formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeffrey Thramann held Lanx, ProNerve, and U.S. Radiosurgery, three private companies he had founded. Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated. Thramann Holdings was maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025, Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three early stage, pre-revenue, pre-operational single member Colorado LLCs founded and fully owned by Jeffrey Thramann. The entities contributed to Thramann Holdings were LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC. The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia (Nasdaq: AUUD) described in Note 10 below.

Aside from serving as a holding company for LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC, Thramann Holdings has not, and does not, conduct any business.

The Company entered into a non-binding letter of intent (“LOI”) for a proposed business combination between Thramann Holdings, LLC (“Holdings”) and Auddia, Inc. The LOI contemplates a business combination between Auddia and Holdings with Auddia becoming a public holding company trading under a new name and ticker symbol. The transaction would result in the portfolio companies of Holdings and Auddia becoming subsidiaries of the public holding company.

Voyex, LLC (“Voyex”) is an early stage, pre-revenue, pre-operational single member LLC organized under the laws of the state of Colorado. Voyex is an AI-native digital travel agency that is leveraging agentic AI, an integrated fintech platform, and private aviation resources to optimize the travel experience for customers. Voyex addresses air traveler flight delays and cancellation disruptions through FlightFix, an application Voyex is building that aims to track flight itineraries in real time while using AI to predict delays and cancellations, and to communicate with passengers about alternative flight options. Voyex is aiming to build an MVP that includes incorporating AI models to predict travel delays, chatbots to communicate with customers, and the development of an AI agent and integrated fintech platform to evolve into handling the complete rebooking process.

Influence Healthcare, LLC (“Influence Healthcare”) is an early stage, pre-revenue, pre-operational single member LLC organized under the laws of the state of Colorado. The core mission of Influence Healthcare is to empower physicians to manage entire care episodes, recognizing their unique qualifications and direct involvement in patient outcomes. Influence Healthcare contracts directly with payers and partners with physicians, hospitals, ambulatory surgical centers, and digital health vendors to deliver bundled care services. Influence Healthcare’s model prioritizes physician-led decision-making and care coordination, aiming to deliver high-quality outcomes at lower costs.

LT350, LLC (“LT350”) is an early stage, pre-revenue, pre-operational single member LLC organized under the laws of the state of Colorado. LT350 is a single member LLC organized under the laws of the state of Colorado. LT350 is a platform infrastructure company leveraging a proprietary solar parking lot canopy that integrates modular plug & play cartridges into the ceiling of the canopies to reinvent large and rapidly growing market verticals. Its cloud infrastructure cartridges house the servers and GPUs needed to deploy distributed AI data centers to support AI training and inference, battery storage cartridges house batteries to lower the power costs of AI data centers and provide grid services to local utilities, smart invertor cartridges deploy solar energy to the GPUs and batteries in the canopies or to the grid, EV charging cartridges house the components to charge EVs. LT 350’s operations are centered on innovation in clean energy deployment, targeting both commercial and municipal clients seeking reliable and environmentally conscious charging technologies.

F-56

Basis of Accounting

The accompanying combined and consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Combination

The combined and consolidated financial statements referred to as Thramann Holdings LLC includes the accounts of LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC (collectively, the Company) all of which are related through common ownership and control. Intercompany balances and transactions have been eliminated in the combination.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Estimates

The preparation of combined and consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Software Development Costs

Financial accounting standards board (“FASB”) Accounting Standards Codification (“ASC”) 350-40 Internal use software, specifies that capitalization of internally developed software occurring during the application development stage. Once a project has reached application development, direct incremental, internal and external costs are capitalized until the software is substantially complete and ready to be placed into service. The costs are amortized over their expected usefulness of life of five years.

Research and development costs that do not qualify as capitalized software costs are expensed as incurred.

Long lived assets, such as patents, Software development costs, and other software, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. On December 31, 2025 and 2024, the Company concluded that there has been no indication of impairment to the carrying value of its long-lived assets. As such, no impairment has been recorded.

Patents

We capitalize external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents and patent license rights. We expense costs associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized patent costs for internally generated patents on a straight-line basis over 8 to 20 years, which represents the estimated useful lives of the patents. We assess the potential impairment to all capitalized net patent costs when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable.

F-57

Revenue Recognition

Revenue will be measured according to Accounting Standards Codification (“ASC”) 606, Revenue – Revenue from Contracts with Customers, and will be recognized based on consideration specified in a contract with a customer and will exclude any sales incentives and amounts collected on behalf of third parties. The Company will recognize revenue when it satisfies a performance obligation by transferring control over a service or product to a customer. To achieve this core principle, the Company applies the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation. The Company will report revenues net of any tax assessed by a governmental authority that is both imposed on, and concurrent with, a specific revenue-producing transaction between a seller and a customer in the accompanying statements of operations. Collected taxes, if applicable, will be recorded within other current liabilities until remitted to the relevant taxing authority.

Subscriber revenue will consist primarily of subscription fees to Voyex platform customers and other ancillary subscription-based revenues. Revenue will be recognized on a straight-line basis when the performance obligations to provide each service for the period have been satisfied, which is over time as our subscription services are continuously available and can be consumed by customers at any time. There is no revenue recognized for unpaid trial subscriptions.

Customers may pay for the services in advance of the performance obligation and therefore these prepayments will be recorded as deferred revenue. The deferred revenue will be recognized as revenue in the accompanying statements of operations as the services are provided.

Income Taxes

The Companies are single-member limited liability companies and are recognized as partnerships for federal and state income tax purposes. As partnerships, items of income, gains, losses, deductions, and credits are passed through to the member each year and reported on the member’s respective tax returns; accordingly, no provision for federal or state income taxes has been recorded in these combined financial statements.

The Companies are subject to examination by federal and state tax authorities for all open tax years. Management believes that any potential liability for income taxes, including related interest and penalties, would not have a material impact on the combined financial statements.

The Companies apply the provisions of ASC 740, Income Taxes, in evaluating uncertain tax positions. Management has analyzed the Companies’ tax positions and has determined that there are no uncertain tax positions that require recognition or disclosure in the combined financial statements.

Utilization of net operating loss carryforwards and other tax attributes may be subject to limitations under federal and state tax law, including changes in ownership or other restrictions, which could affect the timing and amount of future tax benefits.

Transaction Costs

The Company has incurred costs of $175,263 for the year ended December 31, 2025 for contemplating a merger with Auddia, Inc.

Note 2 – Going Concern

The Company recognized operating losses of $485,885 and $324,746 for the years ended December 31, 2025 and 2024. The Company is also pre-revenue and has no income generation. These conditions provide doubt about the entity’s ability to continue as a going concern. Historically, the Company’s member has provided the necessary support to fund the operations and activities of the Company.

The Company’s future operations are ultimately dependent upon the market acceptance of the Company’s services and future revenues generated as well as its ability to manage its cash outflows from operations. If the Company does not achieve expected revenue levels or is unable to manage its cash outflows from operations, the Company will be required to obtain additional financing from its current member or other sources. In the event the Company requires additional financing, there can be no guarantee that the Company will successfully obtain the additional equity or debt financing in amounts and with terms acceptable to the Company.

F-58

Note 3 – Intangible Assets

Intangibles consisted of the following as of:

		December 31,
	Life (in years)	2025	2024
Patents	8-20	$1,289,187	$1,289,187
Software	5	33,444	33,444
Subtotal		1,322,631	1,322,631
Less: Accumulated Amortization		(270,167)	(127,718)
Total intangible assets, net		$1,052,464	$1,194,913

Future estimated amortization expense of intangibles as of December 31, 2025 is as follows:

Year Ended December 31,	Amount
2026	$134,208
2027	134,208
2028	134,208
2029	134,208
2030	134,208
Thereafter	381,424
Total intangible assets, net	$1,052,464

As of December 31, 2025 and 2024, the Company had capitalized software costs of $33,444 and $33,444, which are included in intangible assets on the combined balance sheets. Total amortization expense was $142,449 and $101,645 for the years ended December 31, 2025 and 2024, respectively.

Note 4 – Accrued Expenses

Accrued expenses represent obligations for goods and services received that have not yet been invoiced or paid as of the reporting date. These liabilities are recorded when incurred in accordance with the accrual basis of accounting and are classified as current liabilities on the combined and consolidated balance sheets. Accrued expenses consist of estimated legal and consulting fees.

Note 5 – Related Party Payable

As of December 31,2024, the Company reflected transactions with Prasari LLC, a related party who paid for certain expenses of the Company during 2023. These payables totaled $23,090 and were recorded as a related party payable on the accompanying combined balance sheet as of December 31, 2024. These expenses were settled via an in-kind contribution during the year ended December 31, 2025 and the related party payable was reduced to $0 as of December 31, 2025.

F-59

Note 6 – Consideration Payable

On May 9, 2024, The Company entered into a patent purchase agreement in the amount of $1,000,000. As of December 31, 2025 and 2024, the remaining payments due amounted to $75,000 and $525,000, respectively.

The patent purchase agreement has three potential future commitments in the amount of $1,840,464 in exchange for reaching certain milestone events defined in the agreement. Management concluded that, due to the uncertainty and timing surrounding FDA application and approval as of the balance sheet date, the probability could not be reasonably determined and, accordingly, no accrual was recorded.

Note 7 – Equity

Voyex, LLC, Influence Healthcare, LLC, and LT 350, LLC are single member LLCs with one owner of the member’s equity of each entity. The sole member’s equity consists of capital contributions and the cumulative effect of net income or loss and distributions. No shares of stock are issued, and there are no other equity holders. The sole member has full control over the operations and financial decisions of the Company.

During the year ended December 31, 2025, member equity consisted of $621,390 in contributions which included a $23,090 in-kind contribution and $1,500 in distributions. During the year ended December 31, 2024, member equity consisted of $763,200 in contributions and $7,499 in distributions.

Note 8 – Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, there are no such matters and therefore the ultimate resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or liquidity.

The Company did not have any lease obligations as of December 31, 2025 or 2024 that resulted in a lease liability or right-of-use-asset.

Note 9 – Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

F-60

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company at the subsidiary level to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has three operating segments. To evaluate each reportable segment, the CODM uses operating expenses as a measure of profit and loss.

Segment Assets	December 31, 2025	December 31, 2024
LT350	$209,789	$233,669
Influence Healthcare	845,182	967,006
Voyex	12,697	15,138
Total Assets	$1,067,668	$1,215,813

Segment Operating Expense	December 31, 2025	December 31, 2024
LT350	$58,398	$93,348
Influence Healthcare	172,278	156,496
Voyex	81,076	74,902
Thramann Holdings	174,133	–
Total Operating Expense	$485,885	$324,746

Note 10 – Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued. Based upon this review, other than below, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

The Company entered into a non-binding letter of intent (“LOI”) for a proposed business combination between Thramann Holdings, LLC (“Holdings”) and Auddia, Inc. ("Auddia”) The LOI contemplates a business combination between Auddia and Holdings with Auddia becoming a public holding company trading under a new name and ticker symbol. The transaction would result in the portfolio companies of Holdings and Auddia becoming subsidiaries of the public holding company.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement for a business combination between Auddia and the Company

Auddia shareholders are expected to own approximately 20% of the combined company at closing. Approximately 80% of the combined company is expected to be owned at closing by Jeffrey Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones.

For more information about the business combination transaction, please see Auddia's Current Report on Form 8-K filed with the SEC on February 17, 2026.

On May 9, 2024, the Company entered into a patent purchase agreement in the amount of $1,000,000 upfront commitment and three separate milestone payment commitments totaling $1,840,464 in exchange for reaching certain milestone events.

In February 2026, the Company amended the patent purchase agreement to remove the milestones contingencies and obligate the Company fully for patent purchase agreement for a remaining amount of $1,802,965. In exchange, the Company would make quarterly payments of $112,500 until the commitment is paid in full.

F-61

Interim Bridge Funding for Target Companies

On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

The Bridge Notes were reviewed and approved by a Auddia’s special committee of independent and disinterested directors (the “Special Committee”) and Audit Committee.

Terms of the Bridge Notes

Amount and Funding

The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of the Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

Interest Rate; Maturity Date

Interest shall accrue at the rate of 8.0% per annum, compounded annually.

Unless earlier repaid or converted, outstanding principal and unpaid accrued interest on each Bridge Note shall be due and payable upon the earlier of (i) the second anniversary of the termination of the Merger Agreement or (ii) a change of control (as defined in the Bridge Notes) involving a particular Target Company. In the event of a change of control involving LT350, Influence or Voyex, the particular Target Company would owe a repayment premium equal to 50% of the outstanding principal amount of its Bridge Note.

Seniority and Security

The Bridge Notes are unsecured senior obligations of each Target Company. Each Target Company has agreed not to incur any debt that would be secured or senior to its Bridge Note.

F-62

Conversion Terms

The Thramann Holdings Bridge Note is not convertible.

If any of the other Target Companies consummates, on or prior to its Bridge Note maturity date, an equity financing pursuant to which it sells shares of its equity securities (the “Next Round Securities”), with an aggregate sales price of not less than the amount set forth below, excluding any and all indebtedness under the Bridge Note that is converted into Next Round Securities, and with the principal purpose of raising capital (a “Qualified Financing”), then all principal, together with all unpaid accrued interest under the particular Bridge Note, shall automatically convert into shares of the Next Round Securities at 80% of the cash price per share paid by the other purchasers of Next Round Securities in the Qualified Financing. The Qualified Financing threshold shall be (i) $3,000,000 for LT350; (ii) $2,000,000 for Influence; and $1,000,000 for Voyex.

Credit of Funds for Cash Merger Closing Condition

The Merger Agreement contains a closing condition that Auddia’s net cash at closing be at least equal to $12,000,000. The parties have agreed that any funds advanced by Auddia to the Target Companies under the Bridge Notes shall be credited to Auddia’s net cash at closing for purposes of this closing condition under the Merger Agreement.

The above summary of the Bridge Notes does not purport to be a complete summary of the Bridge Notes and is qualified in its entirety by reference to the full text of each of the Bridge Notes, copies of which are filed herewith as an exhibit and are incorporated by reference.

F-63

Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026, and the summary Unaudited Pro Forma Condensed Combined Statements of Operations for the periods ended March 31, 2026 and 2025, respectively, present the combination of (a) the financial information of McCarthy Finney, a Delaware corporation (“Pubco,” or “McCarthy Finney”), Thramann Holdings, LLC, a Colorado limited liability company (“Thramann Holdings”), Thramann Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“Thramann Merger Sub”) and Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“Auddia Merger Sub”) and (b) the assumed offering and related adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, and have been prepared in accordance with Article 11 of Regulation S-X.

The summary Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 combines the historical balance sheet of Auddia and Thramann Holdings on a pro forma basis as if the Business Combination and S-1 Financing, summarized below, had been consummated on March 31, 2026. The summary Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026 and 2025, respectively, combine the historical statements of operations of Auddia and Thramann Holdings for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2026 and 2025, the beginning of the earliest period presented:

•	All issued and outstanding common stock of Auddia will be converted into the right to receive Pubco common stock;

•	All issued and outstanding preferred stock of Auddia will be converted into the right to receive Pubco preferred stock;

•	All equity interests of Thramann Holdings will be converted into the right to receive (x) Pubco special preferred stock and (y) $3.5 million principal amount of Pubco notes.

The summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical financial statements of each of Auddia and Thramann Holdings and the notes thereto, which are included elsewhere in this proxy/registration statement, as well as the disclosures contained in the sections titled “Auddia Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Thramann Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

F-64

Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026:

Auddia Inc. and Thramann Holdings LLC

Unaudited Pro Forma Condensed Combined Detailed Balance Sheet

March 31, 2026

	As of March 31, 2026
	Historical					Transaction Adjustment		Proforma
	Auddia Inc. (Historical)	(A) Equity Financing	Auddia Inc. Subtotal including (A) Equity Financing	Thramann Holdings	Combined including (A) Equity Financing	Preferred Stock & Warrant Holder Redemptions (B)	Merger acquisition adjustments (C)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,413,387	$11,034,994	$12,448,381	$12,000	$12,460,381	$(71,767)	$–	$12,388,614
Accounts receivable, net	96	–	96	–	96	–	–	96
Prepaid assets	93,169	–	93,169	–	93,169	–	–	93,169
Other current assets	10,039	–	10,039	–	10,039	–	–	10,039
Total current assets	1,516,691	11,034,994	12,551,685	12,000	12,563,685	(71,767)	–	12,491,918
Noncurrent assets:	–
Property and equipment, net of accumulated depreciation	5,767	–	5,767	–	5,767	–	–	5,767
Intangible assets, net of accumulated amortization	33,075	–	33,075	2,774,743	2,807,818	–	–	2,807,818
Software development costs, net of accumulated amortization	1,673,853	–	1,673,853	–	1,673,853	–	–	1,673,853
Operating lease right of use asset	36,514	–	36,514	–	36,514	–	–	36,514
Deferred offering costs	233,728	–	233,728	–	233,728	–	–	233,728
Total noncurrent assets	1,982,937	–	1,982,937	2,774,743	4,757,680	–	–	4,757,680
Total Assets	3,499,628	11,034,994	14,534,622	2,786,743	17,321,365	(71,767)	–	17,249,598

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	602,163	–	602,163	376,443	978,606	–	500,000	1,478,606
Consideration payable	–	–	–	450,000	450,000	–	–	450,000
Note payable	15,130	–	15,130	–	15,130	–	3,500,000	3,515,130
Current portion of operating lease liability	41,303	–	41,303	–	41,303	–	–	41,303
Total current liabilities	658,596	–	658,596	826,443	1,485,039	–	4,000,000	5,485,039

Non-current liabilities:
Consideration payable, net of current	–	–	–	1,315,465	1,315,465	–	–	1,315,465
Non-current operating lease liability	3,658	–	3,658	–	3,658	–	–	3,658
Total non-current liabilities	3,658	–	3,658	1,315,465	1,319,123	–	–	1,319,123
Total liabilities	662,254	–	662,254	2,141,908	2,804,162	–	4,000,000	6,804,162

Shareholders' Equity
New Pubco Preferred Stock - $1,000 stated value - Thramann	–	–	–	–	–	–	5,143,711	5,143,711
New Pubco Common stock - $0.001 par value - Auddia	–	–	–	–	–	–	1,373,708	1,373,708
Series C Preferred stock - $0.001 par value, 750 shares issued and outstanding as of December 31, 2025	1	–	1	–	1	(1)	–	–
Common stock - $0.001 par value, 100,000,000 authorized and 500,914 shares issued and outstanding as of March 31, 2026	501	5,085	5,586	–	5,586	217	(5,803)	–
Additional paid-in capital	102,432,091	11,029,909	113,462,000	644,835	114,106,835	(71,983)	(110,106,835)	3,928,017
Accumulated deficit	(99,595,219)	–	(99,595,219)	–	(99,595,219)	–	99,595,219	–
Total equity	2,837,374	11,034,994	13,872,368	644,835	14,517,203	(71,767)	(4,000,000)	10,445,436
Total equity and liabilities	$3,499,628	$11,034,994	$14,534,622	$2,786,743	$17,321,365	$(71,767)	$–	$17,249,598

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Reflects $12.0 million of equity financing to be raised by Auddia Inc. needed in order to consummate business combination. Assuming 5.085 million shares issued at $2.36 per share. Reported net of issuance costs.
(B)	Includes Series C Preferred Stock and Warrant Holder Redemptions
(C)	Represents recapitalization of Auddia's historical equity and accumulated deficit and the New Pubco preferred and common stock to be issued and transaction costs.

F-65

Summary Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2026:

Auddia Inc. and Thramann Holdings LLC

Unaudited Pro Forma Condensed Combined Detailed Statement of Operations

As of March 31, 2026

	As of March 31, 2026			Pro Forma Adjustments		As of March 31, 2026
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other) (AA)	Total Pro Forma Adjustments	Pro Forma Combined
Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	55,164	–	55,164	–	–	55,164
Sales and marketing	450,446	–	450,446	–	–	450,446
Research and development	284,984	–	284,984	–	–	284,984
General and administrative	789,075	18,539	807,614	–	–	807,614
Restructuring	472,689	–	472,689	–	–	472,689
Depreciation and amortization	236,096	80,685	316,781	–	–	316,781
Transaction costs	–	146,285	146,285	500,000	500,000	646,285
Total operating expenses	2,288,454	245,509	2,533,963	500,000	500,000	3,033,963
Loss from operations	(2,288,454)	(245,509)	(2,533,963)	(500,000)	(500,000)	(3,033,963)

Other income (expense):
Interest expense	6,901	–	6,901	–	–	6,901
Total other income (expense)	6,901	–	6,901	–	–	6,901
Net loss before income taxes	(2,281,553)	(245,509)	(2,527,062)	(500,000)	(500,000)	(3,027,062)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(2,281,553)	$(245,509)	$(2,527,062)	$(500,000)	$(500,000)	$(3,027,062)

Net loss per share attributable to common shareholders
Basic and diluted	$(5.09)	$–

Weighted average common shares outstanding
Basic and diluted	448,084	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(AA)	Represents estimated transaction costs.

F-66

Summary Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2025:

Auddia Inc. and Thramann Holdings LLC

Unaudited Pro Forma Condensed Combined Detailed Statement of Operations

For the Period Ended March 31, 2025

	For the Period Ended March 31, 2025			Pro Forma Adjustments			For the Period Ended March 31, 2025
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other) BB		Total Pro Forma Adjustments	Pro Forma Combined
Revenue	$–	$–	$–	$		$–	$–

Operating expenses
Direct cost of services	55,571	–	55,571		–	–	55,571
Sales and marketing	235,441	–	235,441		–	–	235,441
Research and development	396,703	–	396,703		–	–	396,703
General and administrative	630,891	70,110	701,001		–	–	701,001
Depreciation and amortization	432,407	35,611	468,018		–	–	468,018
Transaction costs	–	–	–		500,000	500,000	500,000
Total operating expenses	1,751,013	105,721	1,856,734		500,000	500,000	2,356,734
Loss from operations	(1,751,013)	(105,721)	(1,856,734)		(500,000)	(500,000)	(2,356,734)

Other expense:
Interest expense	(1,552)	–	(1,552)		–	–	(1,552)
Change in fair value of warrants	–	–	–		–	–	–
Total other expense	(1,552)	–	(1,552)			–	(1,552)
Net loss before income taxes	(1,752,565)	(105,721)	(1,858,286)		(500,000)	(500,000)	(2,358,286)
Provision for income taxes	–	–	–		–	–	–
Net loss	$(1,752,565)	$(105,721)	$(1,858,286)		$(500,000)	$(500,000)	$(2,358,286)

Net loss per share attributable to common shareholders
Basic and diluted	$(29.69)	$–

Weighted average common shares outstanding
Basic and diluted	59,037	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(BB)	Represents estimated transaction costs.

F-67

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation and Business Combination

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of Auddia and Thramann Holdings and give effect to the Business Combination, including pro forma assumptions and adjustments related to the Merger, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026, is presented as if the Merger had occurred on March 31, 2026. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 and 2025, respectively, gives effect to the Merger, as if it had been completed on January 1, 2026 and 2025. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Merger and, with respect to the Condensed Combined Statement of Operations only, expected to have a continuing impact on consolidated results of operations.

Merger

The Merger is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because Thramann Holdings has been determined to be the accounting acquirer under FASB’s ASC 805, Business Combinations. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company, and Auddia assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of McCarthy Finney will represent a continuation of the financial statements of Thramann Holdings with the Merger being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Merger will be presented as those of Thramann Holdings in future reports of McCarthy Finney. This determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	Pre-business combination shareholders of Thramann Holdings will own a relatively larger portion in McCarthy Finney compared to the ownership to be held by the pre-business combination stockholders of Auddia; and
•	The historical financial statements of Thramann Holdings will become the historical financial statements of McCarthy Finney. After the merger, the ongoing operations of both Thramann Holdings and Auddia will be reflected together in McCarthy Finney’s consolidated financial statements. Auddia’s assets, liabilities, and operating activities will continue as part of the combined company from the closing date forward. This presentation aligns with the pro forma financial information included in this filing and reflects the continuation of both companies’ operations within the combined entity.”

Under the reverse recapitalization model, the business combination will be treated as Thramann Holdings issuing equity for the net assets of Auddia.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Business Combination. However, the Unaudited Pro Forma Condensed Consolidated Balance Sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Business Combination costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Auddia and Thramann Holdings, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

F-68

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 combines the adjusted balance sheet of Auddia with the historical Condensed Consolidated Balance Sheet of Thramann Holdings on a pro forma basis as if the Acquisition Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on March 31, 2026.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026 and 2025, respectively, combines the historical unaudited statements of operations of Auddia for the years ended March 31, 2026 and 2025, respectively, with the historical Unaudited Condensed Consolidated Statement of Operations of Thramann Holdings for the periods, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2026 and 2025 respectively.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	The historical unaudited financial statements of Auddia for the periods ended March 31, 2026 and 2025, respectively;
•	The historical audited financial statements of Thramann Holdings as of and for the years ended December 31, 2025 and 2024, respectively; and
•	other information relating to Auddia and Thramann Holdings included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Auddia and Thramann Holdings (see “Auddia Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Thramann Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes is reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of McCarthy Finney. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and notes thereto of Auddia and Thramann Holdings.

The unaudited pro forma condensed combined information contained herein assumes that Auddia’s stockholders approve the Business Combination.

The total number of shares outstanding as of March 31, 2026, giving effect to the Business Combination on a pro forma unaudited as adjusted basis for the Auddia common stockholders is 5,802,182.

F-69

Auddia & Thramann Holdings

Unaudited Pro Forma Condensed Combined Balance Sheet

(including Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet)

As of March 31, 2026

	As of March 31, 2026
	Historical					Transaction Adjustment		Proforma
	Auddia Inc. (Historical)	(A) Equity Financing	Auddia Inc. Subtotal including (A) Equity Financing	Thramann Holdings	Combined including (A) Equity Financing	Preferred Stock & Warrant Holder Redemptions (B)	Merger acquisition adjustments (C)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,413,387	$11,034,994	$12,448,381	$12,000	$12,460,381	$(71,767)	$–	$12,388,614
Accounts receivable, net	96	–	96	–	96	–	–	96
Prepaid assets	93,169	–	93,169	–	93,169	–	–	93,169
Other current assets	10,039	–	10,039	–	10,039	–	–	10,039
Total current assets	1,516,691	11,034,994	12,551,685	12,000	12,563,685	(71,767)	–	12,491,918

Noncurrent assets:	–
Property and equipment, net of accumulated depreciation	5,767	–	5,767	–	5,767	–	–	5,767
Intangible assets, net of accumulated amortization	33,075	–	33,075	2,774,743	2,807,818	–	–	2,807,818
Software development costs, net of accumulated amortization	1,673,853	–	1,673,853	–	1,673,853	–	–	1,673,853
Operating lease right of use asset	36,514	–	36,514	–	36,514	–	–	36,514
Goodwill	–	–	–	–	–	–	–	–
Deferred offering costs	233,728	–	233,728	–	233,728	–	–	233,728
Total noncurrent assets	1,982,937	–	1,982,937	2,774,743	4,757,680	–	–	4,757,680
Total Assets	3,499,628	11,034,994	14,534,622	2,786,743	17,321,365	(71,767)	–	17,249,598

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	602,163	–	602,163	376,443	978,606	–	500,000	1,478,606
Consideration payable	–	–	–	450,000	450,000	–	–	450,000
Note payable	15,130	–	15,130	–	15,130	–	3,500,000	3,515,130
Current portion of operating lease liability	41,303	–	41,303	–	41,303	–	–	41,303
Stock awards liability	–	–	–	–	–	–	–	–
Total current liabilities	658,596	–	658,596	826,443	1,485,039	–	4,000,000	5,485,039

Non-current liabilities:
Consideration payable, net of current	–	–	–	1,315,465	1,315,465	–	–	1,315,465
Non-current operating lease liability	3,658	–	3,658	–	3,658	–	–	3,658
Total non-current liabilities	3,658	–	3,658	1,315,465	1,319,123	–	–	1,319,123
Total liabilities	$662,254	$–	$662,254	$2,141,908	$2,804,162	$–	$4,000,000	$6,804,162

Shareholders' Equity
New Pubco Preferred Stock - $1,000 stated value - Thramann	–	–	–	–	–	–	5,143,711	5,143,711
New Pubco Common stock - $0.001 par value - Auddia	–	–	–		–	–	1,373,708	1,373,708
Series C Preferred stock - $0.001 par value, 750 shares issued and outstanding as of December 31, 2025	1	–	1	–	1	(1)	–	–
Common stock - $0.001 par value, 100,000,000 authorized and 500,914 shares issued and outstanding as of March 31, 2026	501	5,085	5,586	–	5,586	217	(5,803)	–
Additional paid-in capital	102,432,091	11,029,909	113,462,000	644,835	114,106,835	(71,983)	(110,106,835)	3,928,017
Accumulated deficit	(99,595,219)	–	(99,595,219)	–	(99,595,219)	–	99,595,219	–
Total equity	2,837,374	11,034,994	13,872,368	644,835	14,517,203	(71,767)	(4,000,000)	10,445,436
Total equity and liabilities	$3,499,628	$11,034,994	$14,534,622	$2,786,743	$17,321,365	$(71,767)	$–	$17,249,598

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Reflects $12.0 million of equity financing to be raised by Auddia Inc. needed in order to consummate business combination. Assuming 5.085 million shares issued at $2.36 per share. Reported net of issuance costs.
(B)	Includes Series C Preferred Stock exchanges and Warrant Holder Redemptions.
(C)	Represents recapitalization of Auddia's historical equity and accumulated deficit and the New Pubco preferred and common stock to be issued and transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

F-70

Auddia & Thramann Holdings

Unaudited Pro Forma Condensed Combined Statement of Operations

(including Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations)

For the Year Ended March 31, 2026

	As of March 31, 2026			Pro Forma Adjustments		As of March 31, 2026
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other) (AA)	Total Pro Forma Adjustments	Pro Forma Combined
Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	55,164	–	55,164	–	–	55,164
Sales and marketing	450,446	–	450,446	–	–	450,446
Research and development	284,984	–	284,984	–	–	284,984
General and administrative	789,075	18,539	807,614	–	–	807,614
Restructuring	472,689	–	472,689	–	–	472,689
Depreciation and amortization	236,096	80,685	316,781	–	–	316,781
Transaction costs	–	146,285	146,285	500,000	500,000	646,285
Total operating expenses	2,288,454	245,509	2,533,963	500,000	500,000	3,033,963
Loss from operations	(2,288,454)	(245,509)	(2,533,963)	(500,000)	(500,000)	(3,033,963)

Other income (expense):
Interest expense	6,901	–	6,901	–	–	6,901
Total other income (expense)	6,901	–	6,901	–	–	6,901
Net loss before income taxes	(2,281,553)	(245,509)	(2,527,062)	(500,000)	(500,000)	(3,027,062)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(2,281,553)	$(245,509)	$(2,527,062)	$(500,000)	$(500,000)	$(3,027,062)

Net loss per share attributable to common shareholders
Basic and diluted	$(5.09)	$–

Weighted average common shares outstanding
Basic and diluted	448,084	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(AA)	Represents estimated transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

F-71

Unaudited Pro Forma Condensed Combined Statement of Operations

(including Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations)

For the Three Months Ended March 31, 2025

	For the Period Ended March 31, 2025			Pro Forma Adjustments		For the Period Ended March 31, 2025
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other) BB	Total Pro Forma Adjustments	Pro Forma Combined

Revenue	$–	$–	$–		$–	$–

Operating expenses
Direct cost of services	55,571	–	55,571	–	–	55,571
Sales and marketing	235,441	–	235,441	–	–	235,441
Research and development	396,703	–	396,703	–	–	396,703
General and administrative	630,891	70,110	701,001	–	–	701,001
Depreciation and amortization	432,407	35,611	468,018	–	–	468,018
Transaction costs	–	–	–	500,000	500,000	500,000
Total operating expenses	1,751,013	105,721	1,856,734	500,000	500,000	2,356,734
Loss from operations	(1,751,013)	(105,721)	(1,856,734)	(500,000)	(500,000)	(2,356,734)

Other expense:
Interest expense	(1,552)	–	(1,552)	–	–	(1,552)
Total other expense	(1,552)	–	(1,552)	–	–	(1,552)
Net loss before income taxes	(1,752,565)	(105,721)	(1,858,286)	(500,000)	(500,000)	(2,358,286)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(1,752,565)	$(105,721)	$(1,858,286)	$(500,000)	$(500,000)	$(2,358,286)

Net loss per share attributable to common shareholders
Basic and diluted	$(29.69)	$–

Weighted average common shares outstanding
Basic and diluted	59,037	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(BB)	Represents estimated transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

F-72

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation and Accounting Policies

The Acquisition Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP because Thramann Holdings has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company and Auddia’s assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of McCarthy Finney will represent a continuation of the financial statements of Thramann Holdings with the Merger being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Merger will be presented as those of Thramann Holdings in future reports of McCarthy Finney. Earnings per share information has not been presented in the pro forma financial information because Thramann Holdings, the accounting acquirer, historically does not present earnings per share, and the pro forma financial statements follow the form and content of its historical financial statements in accordance with Article 11 of Regulation S-X. Auddia has also considered the provisions of ASC 805 and section 12100 of the SEC’s Financial Reporting Manual (the “FRM”) in making the statements that the transaction is intended to be accounted for as a reverse recapitalization and that Auddia believes Thramann Holdings is the accounting acquirer.

Upon consummation of the Merger, McCarthy Finney will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of McCarthy Finney.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of McCarthy Finney upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of McCarthy Finney following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information contained herein assumes that the Auddia stockholders approve the Business Combination.

F-73

The following summarizes the pro forma shares of McCarthy Finney issued and outstanding immediately after the Merger:

	Number of Shares	% Ownership
Auddia stockholders - common	5,802,182	100%
Total	5,802,182	100%
Total Pro Forma Equity Value	$10,451,259
Pro Forma Book Value Per Share	$1.80

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of McCarthy Finney following the completion of the Merger. The unaudited pro forma adjustments represent Thramann Holdings management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

F-74

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

MCCARTHY FINNEY, INC.,

AUDDIA MERGER SUB, INC.,

THRAMANN MERGER SUB LLC,

AUDDIA INC.

and

THRAMANN HOLDINGS, LLC

Dated as of February 17, 2026

Annex A-1

i

ii

iii

Exhibit A	Form of Auddia Support Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Holdco Notes
Exhibit D	Form of Special Preferred Certificate of Designations
Exhibit E	Form of Certificate of Incorporation of Holdco
Exhibit F	Form of By-Laws of Holdco
Exhibit G	Board of Directors of Holdco
Exhibit H	Officers of Holdco

iv

INDEX OF DEFINED TERMS

Definition	Location

2013 Equity Incentive Plan	Section 1.1
2020 Equity Incentive Plan	Section 1.1
2025 Equity Incentive Plan	Section 1.1
AAA	Section 9.4(e)
Acceptable Confidentiality Agreement	Section 1.1
Accounting Firm	Section 9.4(e)
Acquisition Inquiry	Section 1.1
Acquisition Proposal	Section 1.1
Acquisition Transaction	Section 1.1
Action	Section 5.9
Affiliate	Section 1.1
Agreement	Preamble
Allocation Certificate	Section 9.13
Anticipated Closing Date	Section 9.4(a)
Auddia	Preamble
Auddia Adjustment Amount	Section 4.2(a)(i)(A)
Auddia Adjustment Factor	Section 4.2(a)(i)(B)
Auddia Awards	Section 4.3(c)
Auddia Board	Recitals
Auddia Board Adverse Recommendation Change	Section 9.4(b)
Auddia Board Recommendation	Section 9.4(b)
Auddia Book-Entry Share	Section 4.4(b)
Auddia Capital Stock	Section 1.1
Auddia Certificate	Section 4.4(b)
Auddia Certificate of Merger	Section 2.4
Auddia Closing Market Price	Section 4.2(a)(i)(C)
Auddia Common Stock	Section 1.1
Auddia Disclosure Letter	Article VI
Auddia Equity Awards	Section 4.3(e)
Auddia Equity Plans	Section 1.1
Auddia Excluded Shares	Section 4.1(b)
Auddia Fundamental Representations	Section 1.1
Auddia Material Adverse Effect	Section 6.1(a)
Auddia Material Contracts	Section 6.15(a)
Auddia Merger	Recitals
Auddia Merger Consideration	Section 4.1(a)(i)
Auddia Merger Effective Time	Section 2.4(b)
Auddia Merger Sub	Preamble

v

Auddia Net Cash Calculation	Section 9.4(a)
Auddia Net Cash Schedule	Section 9.4(a)
Auddia Notice Period	Section 9.4(c)
Auddia Options	Section 1.1
Auddia OTM Options	Section 1.1
Auddia Plan	Section 1.1
Auddia Preferred Stock	Section 1.1
Auddia Restricted Stock Unit Awards	Section 1.1
Auddia SEC Documents	Section 6.6(a)
Auddia Stockholder Approval	Section 9.3(a)
Auddia Stockholder Meeting	Section 9.4(a)
Auddia Stockholder Proposals	Section 9.3(a)
Auddia Surviving Company	Section 2.2(b)
Auddia Triggering Event	Section 1.1
Auddia Warrants	Section 1.1
Business Day	Section 1.1
Cash Determination Time	Section 9.4(a)
CCAA	Recitals
Certificates of Merger	Section 2.4
CLLCA	Section 9.5(a)
Closing	Section 2.3
Closing Date	Section 2.3
Contemplated Transactions	Section 1.1
control	Section 1.1
D&O Indemnified Parties	Section 9.6(a)
Data Processors	Section 5.18(h)
Delaware Secretary of State	Section 2.4, Section 2.4
Delivery Date	Section 9.4(a)
DGCL	Recitals
Dispute Notice	Section 9.4(b)
Dissenting Shares	Section 4.7
Employee Plan	Section 1.1
End Date	Section 11.1(b)
Environmental Law	Section 4.13(b)
ERISA	Section 1.1
Exchange Act	Section 5.5(b)
Exchange Agent	Section 4.4(a)
Exchange Fund	Section 4.4(a)
Excluded Shares	Section 4.1(b)
Final Auddia Net Cash	Section 9.4(c)

vi

Form S-4	Section 9.1(a)
GAAP	Section 5.1(a)
Governmental Entity	Section 5.5(b)
Hazardous Substance	Section 5.13(c)
Holdco	Preamble
Holdco Board	Recitals
Holdco Bylaws	Section 2.1
Holdco Capital Stock	Section 1.1
Holdco Charter	Section 2.1
Holdco Charter Amendment	Section 3.1
Holdco Common Stock	Section 1.1
Holdco Disclosure Letter	Article VII
Holdco Financing Shares	Section 1.1
Holdco Material Adverse Effect	Section 7.1(a)
Holdco Notes	Section 1.1
Holdco Notes Consideration	Section 4.2(a)(i)(D)
Holdco Outstanding Shares	Section 4.2(a)(i)(EI)
Holdco Series C Preferred Stock	Section 1.1
Intellectual Property	Section 1.1
IT Systems	Section 5.18(g)
KDW	Section 12.17(a)(i)
knowledge	Section 1.1
Law	Section 5.5(a)
Liens	Section 5.5(a)
Lock-Up Agreement	Recitals
Lower Target Net Cash	Section 4.2(a)(i)(F)
Material Adverse Effect	Section 5.1(a)
Material Contracts	Section 5.15(a)
Measurement Date	Section 6.2(a)
Merger Consideration	Section 4.2(a)(i)
Merger Subs	Preamble
Mergers	Recitals
Multiemployer Plan	Section 1.1
Nasdaq	Section 1.1
Nasdaq Reverse Stock Split	Section 1.1
Net Cash	Section 1.1
Ordinary Course	Section 1.1
Ordinary Course Agreement	Section 5.14(g)
Permits	Section 5.10
Permitted Alternative Agreement	Section 11.1(j)
Permitted Liens	Section 5.17(a)
Person	Section 1.1

vii

Personal Information	Section 5.18(h)
Pre-Closing Financing	Section 1.1
Pre-Closing Period	Section 8.1(a)
Privacy Laws	Section 5.18(h)
Privileged Communications	Section 12.17(b)
Proxy Statement	Section 9.1(a)
Registration Statement	Section 9.1(a)
Representative	Section 1.1
Response Date	Section 9.4(b)
Sarbanes-Oxley Act	Section 6.6(a)
SEC	Section 1.1
Securities Act	Section 5.5(b)
Series A Preferred Stock	Section 6.2(a)
Series B Preferred Stock	Section 6.2(a)
Series C Certificate of Designations	Section 1.1
Series C Preferred Stock	Section 6.2(a)
Special Committee	Recitals
Subsequent Transaction	Section 1.1
Subsidiary	Section 1.1
Superior Offer	Section 1.1
Surviving Companies	Section 2.2(b)
Surviving Company	Section 2.2(b)
Tax Action	Section 5.14(d)
Tax Opinion	Section 9.10(b)
Tax Return	Section 1.1
Taxes	Section 1.1
Thramann	Preamble
Thramann As-Converted Merger Shares	Section 4.2(a)(i)(G)
Thramann Audited Financial Statements	Section 5.6(a)
Thramann Certificate of Merger	Section 2.4
Thramann Charter	Section 5.1(b)
Thramann Disclosure Letter	Article V
Thramann Excluded Shares	Section 4.2(a)(iv)
Thramann Fundamental Representations	Section 1.1
Thramann Interim Financial Statements	Section 5.6(a)
Thramann Member	Recitals
Thramann Member Approval	Recitals
Thramann Membership Interest	Recitals
Thramann Merger	Recitals
Thramann Merger Consideration	Section 4.2(a)(i)

viii

Thramann Merger Effective Time	Section 2.4(a)
Thramann Merger Sub	Preamble
Thramann Notes Exchange Ratio	Section 4.2(a)(i)
Thramann Operating Agreement	Section 5.1(b)
Thramann Outstanding Membership Interests	Section 4.2(a)(i)(H)
Thramann Owned IP	Section 1.1
Thramann Preferred Merger Shares	Section 4.2(a)(i)(I)
Thramann Preferred Share Value	Section 4.2(a)(i)(J)
Thramann Preferred Stock Exchange Ratio	Section 4.2(a)(i)
Thramann Registered IP	Section 5.18(a)
Thramann Service Providers	Section 1.1
Thramann Surviving Company	Section 2.2(a)
Thramann Termination Fee	11.3(b)
Trade Secrets	Section 1.1
Transaction Expenses	Section 1.1
Transaction Litigation	Section 9.5(c)
U.S. Tax Treatment	Section 9.10(a)
Upper Target Net Cash	Section 4.2(a)(i)(K)
Withholding Agent	Section 4.6

ix

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 17, 2026, by and among McCarthy Finney, Inc., a Delaware corporation (“Holdco”), Auddia Merger Sub, Inc., a Delaware corporation (“Auddia Merger Sub”), Thramann Merger Sub LLC, a Colorado limited liability company (“Thramann Merger Sub” and, together with Auddia Merger Sub, the “Merger Subs”), Auddia Inc., a Delaware corporation (“Auddia”) and Thramann Holdings, LLC, a Colorado limited liability company (“Thramann”).

RECITALS

WHEREAS, Holdco and Thramann intend to effect a merger of Thramann Merger Sub with and into Thramann (the “Thramann Merger”) in accordance with this Agreement and the Colorado Corporations and Associations Act (the “CCAA”). Upon consummation of the Thramann Merger, Thramann Merger Sub will cease to exist and Thramann will become a wholly owned subsidiary of Holdco;

WHEREAS, Holdco and Auddia intend to effect a merger of Auddia Merger Sub with and into Auddia (the “Auddia Merger”, and together with the Thramann Merger, the “Mergers”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”). Upon consummation of the Auddia Merger, Auddia Merger Sub will cease to exist and Auddia will become a wholly owned subsidiary of Holdco;

WHEREAS, the sole member of Thramann (the “Thramann Member”) has (i) determined that the Contemplated Transactions (as defined below) are fair to, advisable and in the best interests of Thramann and the Thramann Member, (ii) executed an action by unanimous written consent to authorize the Contemplated Transactions (the “Thramann Member Approval”) and (iii) approved the Thramann Merger, with Thramann continuing as the Thramann Surviving Company (as defined below), after the Thramann Merger Effective Time (as defined below), pursuant to which, among other things, each equity interest of Thramann (the “Thramann Membership Interest”) (other than any Excluded Shares or Dissenting Shares) shall be converted into (x) the right to receive a number of shares of Holdco Special Preferred Stock equal to the Thramann Preferred Stock Exchange Ratio and (y) an aggregate principal amount of the Holdco Notes equal to the Thramann Notes Exchange Ratio;

WHEREAS, on July 7, 2025, the board of directors of Auddia (the “Auddia Board”) approved the formation of a special committee of the Auddia Board consisting only of independent and disinterested directors of Auddia (the “Special Committee”) and delegated authority to the Special Committee to, among other things, consider and evaluate certain matters, including ultimately the advisability of this Agreement and Contemplated Transactions and to make a recommendation to the Auddia Board as to whether Auddia should enter into this Agreement and consummate such transactions;

WHEREAS, the Special Committee has unanimously (i) determined that this Agreement and the Contemplated Transactions, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Auddia and its stockholders and (ii) resolved to recommended that the Auddia Board (x) determine this Agreement and the Contemplated Transactions are fair to, advisable and in the best interests of Auddia and its stockholders, (y) approve and declare advisable this Agreement and the Contemplated Transactions, including the adoption of this Agreement and (z) determine to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Auddia vote to authorize the other Auddia Stockholder Proposals;

1

WHEREAS, the Auddia Board, acting upon the recommendation of the Special Committee, has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Auddia and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the adoption of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Auddia vote to authorize the other Auddia Stockholder Proposals;

WHEREAS, the Auddia Merger Sub is a newly incorporated Delaware corporation and the Thramann Merger Sub is a newly formed Delaware limited liability company;

WHEREAS, the Merger Subs are each wholly owned by Holdco, and have been formed for the sole purpose of effecting the Mergers;

WHEREAS, the board of directors of Holdco (the “Holdco Board”) has approved this Agreement and the Contemplated Transactions,

WHEREAS, the sole member of Thramann Merger Sub has approved this Agreement and the Thramann Merger;

WHEREAS, the sole stockholder and board of directors of Auddia Merger Sub has approved this Agreement and the Auddia Merger;

WHEREAS, Holdco, Auddia, Thramann, Auddia Merger Sub and Thramann Merger Sub each desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers as specified herein;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement of Thramann’s willingness to enter into this Agreement, the officers and directors and stockholders of Auddia listed on Section A of the Auddia Disclosure Letter have entered into Auddia Support Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Auddia Support Agreements”), pursuant to which such officers, directors and stockholders have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of Auddia Common Stock in favor of the adoption of this Agreement and thereby approve the Contemplated Transactions; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Auddia’s willingness to enter into this Agreement, the Thramann Member is executing a lock-up agreement in the form attached hereto as Exhibit B (the “Lock-Up Agreement”).

WHEREAS, for United States federal income Tax purposes, it is intended that each of the Auddia Merger and the Thramann Merger shall together qualify as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) except that the Holdco Notes shall constitute “boot” for purposes of Section 351(b) of the Code.

2

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

Section 1.1            Certain Definitions. For purposes of this Agreement:

(a)               “2013 Equity Incentive Plan” means Auddia’s 2013 Equity Incentive Plan.

(b)               “2020 Equity Incentive Plan” means Auddia’s 2020 Equity Incentive Plan.

(c)               “2025 Equity Incentive Plan” shall mean an equity incentive plan of Holdco in the form and substance as designated by Auddia and reasonably acceptable to Thramann, reserving for issuance a number of shares of Holdco Common Stock to be designated by Auddia and consented to by Thramann (such consent not to be unreasonably withheld, conditioned or delayed).

(d)               “Acceptable Confidentiality Agreement” means a confidentiality agreement to which Thramann or Auddia is a party, that is executed, delivered and effective after the date of this Agreement containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives referred to therein) that receive non-public information of or with respect to Thramann or Auddia to keep such information confidential (subject to customary exceptions); provided, that such confidentiality agreement need not contain a standstill restriction.

(e)               “Acquisition Inquiry” means, with respect to a party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Thramann, on the one hand, or Auddia, on the other hand, to the other party) that would reasonably be expected to lead to an Acquisition Proposal, other than pursuant to the Pre-Closing Financing.

(f)                “Acquisition Proposal” means, with respect to either party hereto, any proposal or offer (whether written or oral) from any Person (other than the other party or any of its Representatives) contemplating or otherwise relating to an Acquisition Transaction (other than in connection with the Pre-Closing Financing).

3

(g)               “Acquisition Transaction” means any transaction or series of related transactions (other than any Pre-Closing Financing) involving:

(i)                 any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a party is a constituent entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a party or any of its Subsidiaries or (iii) in which a party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such party or any of its Subsidiaries; or

(ii)              any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a party and its Subsidiaries taken as a whole.

(h)               “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(i)                 “Auddia Capital Stock” means the Auddia Common Stock and the Auddia Preferred Stock.

(j)                 “Auddia Common Stock” means common stock, par value $0.001 per share, of Auddia.

(k)               “Auddia Equity Plans” means each of Auddia’s 2013 Equity Incentive Plan and 2020 Equity Incentive Plan in each case, as amended from time to time.

(l)                 “Auddia Fundamental Representations” means each of the representations and warranties of Auddia set forth in Section 6.1, Section 6.2, Section 6.3, Section 6.4 and Section 6.11

(m)             “Auddia Options” means options to purchase shares of Auddia Common Stock issued pursuant to an Auddia Equity Plan.

(n)               “Auddia OTM Options” means Auddia Options with an exercise price greater than the Auddia Closing Market Price.

(o)               “Auddia Plan” means each Employee Plan that is sponsored, maintained, or contributed (or required to be contributed) to, by Auddia or any of its Subsidiaries for the benefit of current or former employees, officers, directors or other service providers of Auddia or any of its Subsidiaries or with respect to which Auddia or any of its Subsidiaries has any liability, contingent or otherwise, other than any plan, program, arrangement, agreement or policy mandated by applicable Laws.

4

(p)               “Auddia Preferred Stock” means the preferred stock of Auddia designated as Series C Preferred Stock having the rights, preferences, powers, and privileges set forth in the Series C Certificate of Designations.

(q)               “Auddia Restricted Stock Unit Awards” means each award of restricted stock unit awards with respect to shares of Auddia Common Stock issued pursuant to an Auddia Equity Plan or otherwise.

(r)                “Auddia Warrants” means warrants to purchase shares of Auddia Common Stock issued by Auddia.

(s)                “Auddia Triggering Event” shall be deemed to have occurred if: (i) Auddia shall have failed to include in the Proxy Statement the Auddia’s Board Recommendation (as defined below), (ii) the Auddia Board or any committee thereof shall have made a Auddia Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (iii) Auddia shall have entered into any letter of intent or similar document or any agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 8.4).

(t)                 “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

(u)               “Contemplated Transactions” means the Mergers and the other transactions contemplated by this Agreement, including any Pre-Closing Financing and the Nasdaq Reverse Stock Split (to the extent applicable and deemed necessary by Auddia and Thramann).

(v)               “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(w)             “Employee Plan” means each “employee benefit plan” (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA), Multiemployer Plans, and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, compensation, supplemental retirement, health, life, or disability insurance, dependent care, vacation and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Contemplated Transactions or otherwise), whether formal or informal, written or oral.

(x)               “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

5

(y)               “Holdco Capital Stock” means the capital stock of Holdco.

(z)               “Holdco Common Stock” means the common stock, par value $0.001 per share, of Holdco.

(aa)            “Holdco Financing Shares” means (i) the total number of shares of Holdco Capital Stock issued pursuant to Section 4.1 in connection with the Auddia Merger in respect of any shares of Auddia Capital Stock issued in connection with any Pre-Closing Financing and (ii) without duplication of any amounts set forth in the foregoing clause (i), the total number of shares of Holdco Capital Stock otherwise issued in connection with any Pre-Closing Financing.

(bb)           “Holdco Notes” means the Senior Notes of Holdco to be issued substantially in the form attached hereto as Exhibit C in an aggregate principal amount equal to the Holdco Notes Consideration.

(cc)            “Holdco Series C Preferred Stock” means preferred stock of Holdco, par value $0.001 per share, to be designated as Series C Preferred Stock (or such other class or series of preferred stock as mutually agreed by the Parties), having the rights, preferences, powers, and privileges specified in the Series C Certificate of Designations.

(dd)           “Intellectual Property” means all intellectual property rights of any kind, including all of the following: (i) trademarks or service marks (whether registered or unregistered), trade names, domain names, social media user names, social media addresses, logos, slogans, and trade dress, including applications to register any of the foregoing, together with the goodwill symbolized by any of the foregoing; (ii) patents, utility models and any similar or equivalent statutory rights with respect to the protection of inventions, and all applications for any of the foregoing, together with all re-issuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof; (iii) copyrights (registered and unregistered) and applications for registration; (iv) trade secrets and customer lists, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, and other confidential information (“Trade Secrets”); and (v) any other proprietary or intellectual property rights of any kind or nature.

(ee)            “knowledge” of any party means (i) the actual knowledge of any executive officer of such party or other officer having primary responsibility for the relevant matter or any employee consultant or interim officer serving similar roles and (ii) any fact or matter which any such Person would be expected to discover or otherwise become aware of in the course of conducting due inquiry, consistent with such Person’s title and responsibilities, concerning the existence of the relevant matter. For the avoidance of doubt, “to the knowledge of Thramann” or “to the knowledge of Auddia”, as applicable, does not require a freedom to operate analysis or any inquiry outside the applicable party or its Subsidiaries.

6

(ff)              “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Auddia Capital Stock as of any applicable date multiplied by (ii) Auddia Market Closing Price.

(gg)           “Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.

(hh)           “Nasdaq” means The Nasdaq Stock Market LLC.

(ii)              “Nasdaq Reverse Stock Split” means a reverse stock split of all outstanding shares of Auddia Common Stock at a reverse stock split ratio as mutually agreed to by Auddia and Thramann that is effectuated by Auddia prior to the Auddia Merger Effective Time for the purpose of maintaining or achieving compliance with Nasdaq listing standards.

(jj)              “Net Cash” means, without duplication the sum of Auddia’s unrestricted cash, cash equivalents and short-term marketable securities as of the Cash Determination Time.

(kk)           “Ordinary Course” means, in the case of each of Thramann and Auddia, such actions taken in the ordinary course of its business and consistent with its past practice.

(ll)              “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

(mm)      “Pre-Closing Financing” means any sale or issuance of equity securities of Auddia and/or Holdco (including shares of Auddia Common Stock or Holdco Common Stock or shares of preferred stock, warrants, options or other equity-linked securities of Auddia or Holdco, as applicable) consummated prior to the Closing, whether pursuant to an at-the-market offering program, a registered direct offering, a public offering, a private placement, or otherwise, in each case conducted in compliance with applicable Law and the rules of Nasdaq (or any other applicable securities exchange).

(nn)           “Representative” means a party’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

(oo)           “SEC” means the Securities and Exchange Commission.

(pp)           “Series C Certificate of Designations” means the certificate of designations in respect of the Holdco Series C Preferred Stock (or such other class or series of Holdco preferred stock as mutually agreed by the Parties), to be filed with the Delaware Secretary of State prior to the Auddia Merger Effective Time in a form mutually agreed by the parties and substantially the same form as the existing certificate of designations of the Auddia Series C Preferred Stock.

7

(qq)           “Special Preferred Certificate of Designations” means the certificate of designations in respect of the Holdco Special Preferred Stock to be filed with the Delaware Secretary of State prior to the Auddia Merger Effective Time in substantially the form attached hereto as Exhibit D.

(rr)              “Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes).

(ss)             “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

(tt)              “Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that: (i) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement, and (ii) is on terms and conditions that the Special Committee or the Auddia Board (acting on the recommendation of the Special Committee), determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer to amend the terms of the Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Auddia’s stockholders than the terms of the Contemplated Transactions.

(uu)           “Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.

(vv)           “Taxes” means all U.S. federal, state and local and non-U.S. net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, imputed underpayment, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, occupation, workers’ compensation, premium, real property, personal property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies in the nature of a tax (whether imposed, assessed, determined, administered, enforced or collected directly or through withholding and including any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, or additions to tax with respect thereto (or attributable to the nonpayment thereof).

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(ww)       “Thramann Exchange Ratio” means, as applicable, the Thramann Preferred Stock Exchange Ratio and/or the Thramann Notes Exchange Ratio, as the context requires.

(xx)           “Thramann Fundamental Representations” means each of the representations and warranties of Thramann set forth in Section 5.1, Section 5.2, Section 5.4 and Section 5.20.

(yy)           “Thramann Owned IP” means all Intellectual Property owned by Thramann or any of its Subsidiaries in whole or in part.

(zz)            “Thramann Service Providers” means current and former employees, consultants, and individual independent contractors (including those operating through substantially owned entities) who provide or have provided services to Thramann or any of its Subsidiaries.

(aaa)        “Transaction Expenses” means the aggregate amount (without duplication) of all costs, fees and expenses incurred by Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub, or for which Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub is or may become liable, in connection with the Contemplated Transactions and the negotiation, preparation and execution of this Agreement or any other agreement, document, instrument, filing, certificate, schedule, exhibit, letter or other document prepared or executed in connection with the Contemplated Transactions, including any fees and expenses of legal counsel and accountants, the maximum amount of fees and expenses payable to financial advisors, investment bankers, brokers, consultants, Tax advisors, transfer agents, proxy solicitor and other advisors of Auddia, Holdco, Auddia Merger Sub or Thramann Merger Sub.

Section 1.2            Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 1.3            Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

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ARTICLE II
THE MERGER

Section 2.1            Formation of Holdco; Merger Subs. Auddia has caused Holdco to be organized under the laws of the State of Delaware. Auddia shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be substantially in the form of Exhibit E (the “Holdco Charter”) and the bylaws of Holdco to be substantially in the form of Exhibit F (the “Holdco Bylaws”), in each case, at the applicable Effective Time (as defined below) and until thereafter amended in accordance with the terms thereof and Applicable Law. Auddia has caused Holdco to organize Thramann Merger Sub and Auddia Merger Sub under the laws of the State of Delaware.

Section 2.2            The Mergers.

(a)               Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the CCAA, at the Thramann Merger Effective Time, Thramann Merger Sub shall be merged with and into Thramann. Following the Thramann Merger Effective Time, the separate corporate existence of Thramann Merger Sub shall cease, and Thramann shall continue as the surviving company of the Thramann Merger and a wholly owned subsidiary of Holdco (the “Thramann Surviving Company”).

(b)               Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Auddia Merger Effective Time, Auddia Merger Sub shall be merged with and into Auddia. Following the Auddia Merger Effective Time, the separate corporate existence of Auddia Merger Sub shall cease, and Auddia shall continue as the surviving corporation of the Auddia Merger and a wholly owned subsidiary of Holdco (the “Auddia Surviving Company”, and together with the Thramann Surviving Company, the “Surviving Companies” and each a “Surviving Company”).

(c)               In connection with the Mergers, Auddia shall cause Holdco to take such actions as may be necessary to reserve, prior to the Mergers, a sufficient number of shares of Holdco Common Stock and Holdco Special Preferred Stock to permit (i) the issuance of shares of Holdco Common Stock to the holders of Auddia Common Stock as of Auddia Merger Effective Time and (ii) the issuance of shares of Holdco Special Preferred Stock to the holders of Thramann Membership Interests as of the Thramann Merger Effective Time (inclusive of any shares of Holdco Special Preferred Stock that may be issuable upon conversion of the Holdco Notes), respectively, in accordance with the terms of this Agreement.

Section 2.3            Closing. Unless this Agreement is earlier terminated pursuant to the provisions of ARTICLE XI, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE X, the consummation of the Mergers (the “Closing”) shall take place remotely by the electronic exchange of documents, as promptly as practicable (but in no event later than the fifth Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in ARTICLE X, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), unless another time, date and place is mutually agreed upon by Auddia and Thramann in writing. The date on which the Closing actually takes place is referred to as the “Closing Date”.”

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Section 2.4            Effective Time. Upon the terms and subject to the provisions of this Agreement, at the Closing, the parties shall cause the Mergers to be consummated by:

(a)               executing and filing a certificate of merger in a form to be mutually agreed by the parties hereto (the “Auddia Certificate of Merger”, and together with the Thramann Certificate of Merger, the “Certificates of Merger”) with respect to the Auddia Merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State” ), in such form as required by, and executed in accordance with the relevant provisions of the DGCL. The Auddia Merger shall become effective concurrently at the time of the filing of the Auddia Certificate of Merger with Delaware Secretary of State or at such later time as may be specified in the Auddia Certificate of Merger (the time as of which the Auddia Merger becomes effective being the “Auddia Merger Effective Time”); and

(b)               executing and filing a statement of merger in a form to be mutually agreed by the parties hereto (the “Thramann Certificate of Merger”) with respect to the Thramann Merger with the Secretary of State of the State of Colorado (the “Colorado Secretary of State” ), in such form as is required by, and executed in accordance with the relevant provisions of the CCAA. The Thramann Merger shall become effective at the time of filing the Thramann Certificate of Merger with the Colorado Secretary of State or at such later time as may be specified in the Thramann Certificate of Merger (the time as of which the Thramann Merger becomes effective being the “Thramann Merger Effective Time”).

Section 2.5            Certificates of Designations. Prior to the Auddia Merger Effective Time, Holdco shall file the Series C Certificate of Designations and the Special Preferred Certificate of Designations with the Delaware Secretary of State.

Section 2.6            Effects of the Mergers. At and after the Auddia Merger Effective Time and Thramann Merger Effective Time, the Auddia Merger and Thramann Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and CCAA, as applicable. Without limiting the generality of the foregoing, and subject thereto, at the Auddia Merger Effective Time and Thramann Merger Effective Time (y) all the property, rights, privileges of Auddia and Auddia Merger Sub shall vest in the Auddia Surviving Company and all debts, liabilities and duties of Auddia and Auddia Merger Sub shall become the debts, liabilities and duties of the Auddia Surviving Company and (z) all the property, rights, privileges of Thramann and Thramann Merger Sub shall vest in the Thramann Surviving Company and all debts, liabilities and duties of Thramann and Thramann Merger Sub shall become the debts, liabilities and duties of the Thramann Surviving Company.

ARTICLE III
CERTAIN GOVERNANCE MATTERS

Section 3.1            Name and Trading Symbol.

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(a)               In furtherance of Section 1.1, at the Auddia Merger Effective Time, or at such other time as Auddia and Thramann shall agree in writing, the parties shall file an amendment to the Holdco Charter (such amendment, the “Holdco Charter Amendment”) to amend and restate the Holdco Charter in the form attached hereto as Exhibit E.

(b)               Prior to the Auddia Merger Effective Time, as shall be mutually agreed upon by Auddia and Thramann, Auddia shall cause a ticker symbol of Holdco mutually agreed upon by Auddia and Thramann to be reserved.

(c)               Notwithstanding the foregoing, the businesses of Thramann and its Subsidiaries shall continue to operate under the name “Thramann,” and the businesses of Auddia and its Subsidiaries shall continue to operate under the name “Auddia,” unless and until the board of directors of Holdco following the Thramann Merger Effective Time and Auddia Merger Effective Time shall approve a name under which the combined businesses shall operate.

Section 3.2            Holdco and Holdco Governance. (a) Holdco Bylaws. At each of the Auddia Merger Effective Time and the Thramann Merger Effective Time, the bylaws of Holdco shall be identical to the bylaws of Holdco immediately prior to the Auddia Merger Effective Time and the Thramann Merger Effective Time, respectively, until thereafter amended in accordance with their terms and as provided by Applicable Law.

(b)               Board of Directors. The parties shall take all actions necessary so that, as of the Auddia Merger Effective Time and the Thramann Merger Effective Time, the Board of Directors of Holdco shall include the Persons set forth on Exhibit G.

(c)               Holdco Officers. The parties shall take all actions necessary so that, as of the Auddia Merger Effective Time and the Thramann Merger Effective Time, the officers of Holdco shall initially shall include the Persons set forth on Exhibit H.

Section 3.3            Organizational Documents; Subsidiary Arrangements.

(a)               At the Auddia Merger Effective Time:

(i)                 The certificate of incorporation of the Auddia Surviving Company shall, by virtue of the Auddia Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A to the Auddia Certificate of Merger, and, as so amended and restated, shall be the certificate of incorporation of the Auddia Surviving Company until thereafter amended in accordance with Applicable Law;

(ii)              The bylaws of the Auddia Surviving Company shall be amended and restated to read in their entirety as the bylaws of Auddia Merger Sub as in effect immediately prior to the Auddia Merger Effective Time (except that references to the name of Auddia Merger Sub shall be replaced with references to the name of the Auddia Surviving Company), and, as so amended and restated, shall be the bylaws of the Auddia Surviving Company until thereafter amended in accordance with Applicable Law;

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(iii)            The directors of the Auddia Surviving Company shall be such persons as are designated by Auddia prior to the Auddia Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Auddia Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified; and

(iv)             The officers of the Auddia Surviving Company shall be such persons as are designated by Auddia prior to the Auddia Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Auddia Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

(b)               At the Thramann Merger Effective Time:

(i)                 the articles of organization of the Thramann Surviving Company shall, by virtue of the Thramann Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A to the Thramann Certificate of Merger, and, as so amended and restated, shall be the articles of organization of the Thramann Surviving Company until thereafter amended in accordance with Applicable Law;

(ii)              The operating agreement of the Thramann Surviving Company shall be the Thramann Operating Agreement until thereafter amended in accordance with Applicable Law;

(iii)            The manager of the Thramann Surviving Company shall be the sole member of Thramann Surviving Company in accordance with the articles of organization and operating agreement of the Thramann Surviving Company until such operating agreement is thereafter amended in accordance with Applicable Law; and

(iv)             There will be no officers of the Thramann Surviving Company until duly elected and qualified in accordance with Applicable Law.

ARTICLE IV
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT COMPANIES; EXCHANGE OF CERTIFICATES

Section 4.1            Conversion of Auddia Common Stock, Auddia Preferred Stock and Auddia Merger Sub Common Stock.

(a)               At the Auddia Merger Effective Time, by virtue of the Auddia Merger and without any action on the part of Holdco, Auddia, Auddia Merger Sub or the holders of any shares of capital stock of Holdco, Auddia Merger Sub or Auddia:

(i)                 Subject to Section 4.4(f), each issued and outstanding share of Auddia Common Stock (other than any shares of Auddia Common Stock to be cancelled pursuant to Section 4.1(b)) shall be converted into the right to receive one fully paid and nonassessable share of Holdco Common Stock (the “Auddia Merger Consideration” ). As of the Auddia Merger Effective Time, all such shares of Auddia Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist. As of the Auddia Merger Effective Time, each holder of a certificate or book-entry share representing any shares of Auddia Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender thereof the Auddia Merger Consideration in accordance with Section 4.4.

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(ii)              Each share of Auddia Preferred Stock issued and outstanding immediately prior to the Auddia Merger Effective Time (other than any shares of Auddia Preferred Stock to be cancelled pursuant to Section 4.1(b)) shall be converted into the right to receive one fully paid and nonassessable share of Holdco Series C Preferred Stock. As of the Auddia Merger Effective Time, all of such shares of Auddia Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Auddia Merger Effective Time, each holder of a share of Auddia Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdco Preferred Stock.

(iii)            Each share of common stock, par value $0.001 per share, of Auddia Merger Sub issued and outstanding immediately prior to the Auddia Merger Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Auddia Surviving Company.

(b)               Each share of Auddia Common Stock or Auddia Preferred Stock held in treasury of Auddia or owned, directly or indirectly, by Holdco or Auddia Merger Sub immediately prior to the Auddia Merger Effective Time (the “Auddia Excluded Shares” and, together with the Thramann Excluded Shares and Dissenting Shares, the “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)               Immediately following the Auddia Merger Effective Time, shares of Holdco Capital Stock owned by the Auddia Surviving Company shall be surrendered to Holdco without payment therefor.

Section 4.2            Conversion of Thramann Membership Interests and Thramann Merger Sub Membership Interests.

(a)               At the Thramann Merger Effective Time, by virtue of the Thramann Merger and without any action on the part of Holdco, Thramann, Thramann Merger Sub or the holders of any shares of capital stock of Holdco or holders of any Thramann Merger Sub Membership Interests or Thramann Membership Interests:

(i)                 Subject to Section 4.4(f), each Thramann Membership Interest issued and outstanding immediately prior to the Thramann Merger Effective Time (other than any Excluded Shares or Dissenting Shares) shall be converted into and become exchangeable for the right to receive (i) a number of shares of Holdco Special Preferred Stock equal to the Thramann Preferred Stock Exchange Ratio (the “Thramann Preferred Stock Consideration”) and (ii) an aggregate principal amount of the Holdco Notes equal to the Thramann Notes Exchange Ratio (the “Thramann Notes Consideration”, and, together with the Thramann Preferred Stock Consideration, the “Thramann Merger Consideration,” and, together with the Auddia Merger Consideration, as applicable, the “Merger Consideration”). As of the Thramann Merger Effective Time, all such Thramann Membership Interests shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Thramann Merger Consideration. For purposes of this Agreement, (x) the “Thramann Notes Exchange Ratio” shall mean the ratio (rounded to four decimal places) equal to (A) the Thramann Notes Consideration divided by (B) the Thramann Outstanding Membership Interests and (y) the “Thramann Preferred Stock Exchange Ratio” shall mean the ratio (rounded to four decimal places) equal to (A) the Thramann Preferred Merger Shares divided by (B) the Thramann Outstanding Membership Interests, in which case of each of clauses (x) and (y):

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(A)             “Auddia Adjustment Amount” means (i) 0.20 plus (ii) the Auddia Adjustment Factor.

(B)              “Auddia Adjustment Factor” (which, for the avoidance of doubt may be a positive or negative number or may be equal to zero) means:

•            If Net Cash is greater than the Upper Net Cash Target, the product of (x) the quotient obtained by dividing (i) the amount by which Net Cash exceeds the Upper Net Cash Target by (ii) 1,000,000 and (y) 0.50%.

•            If Net Cash is lower than the Upper Net Cash Target but greater than the Lower Net Cash Target, zero; and

•            If Net Cash is lower than the Lower Net Cash Target, the product of (x) the quotient obtained by dividing (i) the amount by which the Lower Net Cash Target exceeds Net Cash by (ii) negative 1,000,000 and (y) 0.50%.

(C)              “Auddia Closing Market Price” means the volume-weighted average trading price per share of Auddia Common Stock for the ten (10) consecutive full trading days ending on (and including) the trading day immediately preceding the Closing Date, as reported by Bloomberg L.P. (or, if not available therefrom, another nationally recognized pricing service mutually agreed by the parties), calculated by dividing (i) the aggregate dollar trading value of such security for such ten-trading-day period by (ii) the aggregate number of shares of such security traded during such period.

(D)             “Holdco Notes Consideration”means Holdco Notes having an aggregate principal amount of $3,500,000.

(E)              “Holdco Outstanding Shares” means the total number of shares of Holdco Capital Stock outstanding immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 in connection with the Auddia Merger), assuming the exercise, conversion or exchange of all options, warrants, conversion rights, exchange rights or any other rights to receive shares of Holdco Capital Stock which exist immediately prior to the Thramann Merger Effective Time (after giving effect to the issuance of Holdco Capital Stock pursuant to Section 4.1 and Section 4.3 in connection with the Auddia Merger). For the avoidance of doubt, shares of Holdco Capital Stock underlying Auddia OTM Options and Auddia Warrants shall not be included in the total number of shares of Holdco Capital Stock for purposes of determining Holdco Outstanding Shares.

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(F)              “Lower Target Net Cash” means $12,000,000.

(G)             “Thramann As-Converted Merger Shares” means (x) the product determined by dividing (i) the number of Holdco Outstanding Shares by (ii) the Auddia Adjustment Amount, minus (y) the number of Holdco Outstanding Shares.

(H)             “Thramann Outstanding Membership Interests” means the total number of Thramann Membership Interests outstanding immediately prior to the Thramann Merger Effective Time, expressed on a fully diluted and as-converted-to-Thramann Membership Interest basis assuming, without limitation or duplication the rights or commitments to receive Thramann Membership Interests (or securities convertible or exercisable into shares of Thramann Membership Interests), whether conditional or unconditional, that are outstanding as of immediately prior to the Thramann Merger Effective Time.

(I)                “Thramann Preferred Merger Shares” means the quotient obtained by dividing (x) the Thramann Preferred Share Value (y) $1,000.

(J)                “Thramann Preferred Share Value” means (x) the product of (i) the Thramann As-Converted Merger Shares multiplied by (ii) the Auddia Closing Market Price minus (y) the aggregate principal amount of the Holdco Notes Consideration.

(K)             “Upper Net Cash Target” means $20,000,000.

(ii)              At the Auddia Merger Effective Time, each share of Holdco Capital Stock issued and outstanding immediately prior to the Auddia Merger Effective Time (excluding the Holdco Financing Shares) shall be cancelled for no consideration and shall cease to exist. At the Thramann Merger Effective Time, each share of Holdco Capital Stock issued and outstanding immediately prior to the Thramann Merger Effective Time (and assuming the issuance of all shares of Holdco Capital Stock to be issued in connection with the Auddia Merger) shall remain outstanding.

(iii)            Immediately following the Thramann Merger Effective Time, shares of Holdco Capital Stock owned by the Thramann Surviving Company shall be surrendered to Holdco without payment therefor.

(iv)             Each Thramann Membership Interest held in the treasury of the Thramann or owned, directly or indirectly, by Holdco or Thramann Merger Sub immediately prior to the Thramann Merger Effective Time (the “Thramann Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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(v)               Each membership interest of Thramann Merger Sub issued and outstanding immediately prior to the Thramann Merger Effective Time shall be converted into and become one validly issued, fully paid and non-assessable membership interest of the Thramann Surviving Company.

Section 4.3            Treatment of Auddia Equity Awards.

(a)               Each Auddia Option, whether vested or unvested, that is outstanding immediately prior to the Auddia Merger Effective Time shall, as of the Auddia Merger Effective Time, automatically and without any action on the part of the holder thereof, be converted into an option to purchase, on the terms and conditions (including, if applicable, any continuing vesting requirements and per share exercise price) under the applicable plan and award agreement in effect immediately prior to the Auddia Merger Effective Time, a number of shares of Holdco Common Stock equal to the total number of shares of Auddia Common Stock subject to such Auddia Option immediately prior to the Auddia Merger Effective Time.

(b)               Each unvested Auddia Restricted Stock Unit Award that is outstanding immediately prior to the Auddia Merger Effective Time shall, as of the Auddia Merger Effective Time, automatically and without any action on the part of the holder thereof, be converted into a Holdco restricted stock unit on the terms and conditions (including, if applicable, any continuing vesting requirements) under the applicable Employee Plan and award agreement in effect immediately prior to the Auddia Merger Effective Time, with respect to a number of shares of Holdco Common Stock equal to the number of shares of Auddia Common Stock subject to such Auddia Restricted Stock Unit Award immediately prior to the Auddia Merger Effective Time.

(c)                At the Auddia Merger Effective Time, each right of any kind, contingent or accrued, to acquire or receive shares of Auddia Common Stock or benefits measured by the value of shares of Auddia Common Stock (including for the avoidance of doubt any outstanding Auddia Warrants), and each award of any kind consisting of shares of Auddia Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under the Auddia Equity Plans and any other Auddia Plan, other than the Auddia Options and Auddia Restricted Stock Unit Awards (the “Auddia Awards”) shall be converted into the right to acquire or receive, as the case may be, an equivalent number of shares of Holdco Common Stock, and such Auddia Awards shall otherwise be subject to the terms and conditions applicable to the rights under the relevant Auddia Equity Plan or other Auddia Plan. Similarly, all Auddia Equity Plans and other Auddia Plans (and awards thereunder) providing for cash payments measured by the value of shares of Auddia Common Stock shall be deemed to refer to an equivalent number of shares of Holdco Common Stock, and such cash payments shall otherwise be made on the terms and conditions applicable under the relevant Auddia Equity Plan or other Auddia Plan.

(d)               Effective as of the Auddia Merger Effective Time, Holdco shall assume (A) the Auddia Equity Awards in accordance with the terms of this Section 4.3(d) and (B) sponsorship of each Auddia Equity Plan, provided that references to Auddia therein shall thereupon be deemed references to Holdco and references to Auddia Common Stock therein shall be deemed references to Holdco Common Stock with appropriate equitable adjustments to reflect the transactions contemplated by this Agreement.

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(e)               Prior to the Auddia Merger Effective Time, the Auddia Board or the appropriate committee thereof shall adopt resolutions providing for the treatment of the Auddia Options, Auddia Restricted Stock Unit Awards and Auddia Awards (collectively, the “Auddia Equity Awards”), and the Auddia Equity Plans as contemplated by this Section 4.3(e).

(f)                As soon as practicable after the applicable Effective Time, Holdco shall prepare and file with the SEC a Form S-8 (or file such other appropriate form) registering a number of shares of Holdco Common Stock necessary to fulfill Holdco’s obligations under this Section 4.3. Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery with respect to the Auddia Equity Awards assumed by it in accordance with this Section 4.3.

Section 4.4            Exchange and Payment.

(a)               Holdco shall issue and deposit (or cause to be deposited) with a bank or trust company mutually agreed upon by Thramann and Auddia (the “Exchange Agent”), in trust for the benefit of holders of shares of Thramann Membership Interests and Auddia Common Stock immediately prior to the Auddia Merger Effective Time (other than holders to the extent they hold Excluded Shares or Dissenting Shares), book-entry shares (or certificates if requested) representing the applicable Merger Consideration issuable pursuant to Section 4.1 and Section 4.2. In addition, Holdco shall make available by depositing with the Exchange Agent, as necessary from time to time after the Auddia Merger Effective Time any dividends or other distributions payable pursuant to Section 4.4(d). All certificates representing shares of Holdco Common Stock and/or shares of Holdco Special Preferred Stock, and any dividends, distributions and cash deposited with the Exchange Agent are hereinafter referred to as the “Exchange Fund.”

(b)               As soon as reasonably practicable after the Auddia Merger Effective Time and in any event not later than the third (3rd) Business Day following the Closing Date, the parties shall cause the Exchange Agent to mail to each holder of Thramann Membership Interests as set forth in the Thramann membership interest transfer books, and to each holder of record of a certificate (an “Auddia Certificate” ) or uncertificated shares of Auddia Common Stock represented by book entry (an “Auddia Book-Entry Share” ) that immediately prior to the Auddia Merger Effective Time represented outstanding shares of Auddia Common Stock, as applicable, that were converted into the right to receive the applicable Merger Consideration in respect of such shares of Auddia Common Stock or Thramann Membership Interests (together with any dividends or other distributions payable pursuant to Section 4.4(d)), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Auddia Certificates held by such Person shall pass, only upon proper delivery of such Auddia Certificates, if any, and identification of the Auddia Book-Entry Shares or Thramann Membership Interests, to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as Holdco or the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of any such Auddia Certificates and identifying such Auddia Book-Entry Shares or Thramann Membership Interests in exchange for the applicable Merger

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Consideration in respect of such shares of Auddia Common Stock or Thramann Membership Interests (together with any dividends or other distributions payable pursuant to Section 4.4(d)). Upon surrender of an Auddia Certificate and identification of the Auddia Book-Entry Shares or Thramann Membership Interests, as applicable, to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Auddia Certificate, Auddia Book-Entry Share or Thramann Membership Interest shall be entitled to receive in exchange for the shares of Auddia Common Stock or Thramann Membership Interests, as applicable, formerly represented by such Auddia Certificate, Auddia Book-Entry Share or Thramann Membership Interest (other than Excluded Shares or Dissenting Shares) (A) that number of whole shares of Holdco Common Stock or Holdco Special Preferred Stock (after taking into account all shares of Auddia Common Stock or Thramann Membership Interests, as applicable, then held by such holder under all Auddia Certificates so surrendered and Auddia Book-Entry Shares and Thramann Membership Interests so identified) to which such holder of Auddia Common Stock or Thramann Membership Interests, as applicable, shall have become entitled pursuant to ARTICLE IV (which shall be in uncertificated book-entry form unless a physical certificate is requested), (B) any dividends or other distributions payable pursuant to Section 4.4(d), and (C) in the case of Thramann Membership Interests, the applicable portion of the Holdco Notes to which such holder of Thramann Membership Interests shall have become entitled pursuant to ARTICLE IV, and any Auddia Certificate so surrendered, together with any Auddia Book-Entry Shares or Thramann Membership Interests, shall forthwith be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions, if any, payable to holders of Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests. Until surrendered as contemplated by this Section 4.4, each Auddia Certificate, Auddia Book-Entry Share or Thramann Membership Interest shall be deemed after the applicable Effective Time to represent only the right to receive the applicable Merger Consideration payable in respect thereof (together with any dividends or other distributions payable pursuant to Section 4.4(d)).

(c)               If payment of the applicable Merger Consideration, in respect of shares of Auddia Common Stock or Thramann Membership Interests is to be made to a Person other than the Person in whose name the applicable surrendered Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests is registered, it shall be a condition of payment that such Auddia Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Auddia Book-Entry Share or Thramann Membership Interest shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder of such Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests or shall have established to the satisfaction of Holdco that such Tax is not applicable.

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(d)               No dividends or other distributions with respect to Holdco Common Stock with a record date after the applicable Effective Time shall be paid to the holder of any unsurrendered Auddia Certificate with respect to the shares of Holdco Common Stock that the holder thereof has the right to receive upon the surrender thereof until the holder thereof shall surrender such Auddia Certificate in accordance with this ARTICLE IV. Following the surrender of an Auddia Certificate in accordance with this ARTICLE IV, there shall be paid to the record holder thereof, without interest, (A) promptly after such surrender, the amount of any dividends or other distributions with a record date after the applicable Effective Time theretofore paid with respect to such whole shares of Holdco Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the applicable Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Common Stock.

(i)                 Holders of Auddia Book-Entry Shares or Thramann Membership Interests who are entitled to receive shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, under this ARTICLE IV shall be paid (A) at the time of payment of such Holdco Common Stock or Holdco Special Preferred Stock, as applicable, by the Exchange Agent under Section 4.4, the amount of dividends or other distributions with a record date after the applicable Effective Time theretofore paid with respect to such whole shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the applicable Effective Time but prior to the time of such payment by the Exchange Agent under Section 4.4 and a payment date subsequent to the time of such payment by the Exchange Agent under Section 4.4 payable with respect to such whole shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable.

(e)               The applicable Merger Consideration with respect to a share of Auddia Common Stock or a Thramann Membership Interest (together with any dividends or other distributions payable pursuant to Section 4.4(d)), shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Auddia Common Stock or Thramann Membership Interests, as applicable, formerly represented by such Auddia Certificates, Auddia Book-Entry Shares or set forth on the books and records of Thramann. At the applicable Effective Time, the stock or membership interest transfer books of Auddia and Thramann shall be closed and there shall be no further registration of transfers of the shares Auddia Common Stock or Auddia Capital Stock or the Thramann Membership Interests, as applicable, that were outstanding immediately prior to the applicable Effective Time. If, after the applicable Effective Time, Auddia Certificates are presented to the Thramann Surviving Company, Auddia Surviving Company, Holdco or the Exchange Agent for transfer or transfer is sought for Auddia Book-Entry Shares or Thramann Membership Interests, such Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests shall be cancelled and exchanged as provided in this ARTICLE IV.

(f)                No fractional shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued. For purposes of calculating the Merger Consideration issuable to each holder of Thramann Membership Interests or Auddia Common Stock, the number of shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, to be issued shall be rounded down to the nearest whole number (without any consideration payable for such fractional shares).

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(g)               Any portion of the Exchange Fund that remains undistributed to the holders of Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests six months after the Auddia Merger Effective Time shall be delivered to Holdco, upon demand, and any remaining holders of Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests (except to the extent representing Excluded Shares or Dissenting Shares) shall thereafter look only to Holdco, as general creditors thereof, for payment of the Merger Consideration in respect of such shares of Auddia Common Stock or Thramann Membership Interests (together with any dividends or other distributions payable pursuant to Section 4.4(d)) (subject to abandoned property, escheat or other similar laws), without interest.

(h)               None of Thramann, Auddia, Holdco, Thramann Merger Sub, Thramann Surviving Company, Auddia Merger Sub, the Auddia Surviving Company, the Exchange Agent or any other Person shall be liable to any Person in respect of shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable, or any dividends or other distributions with respect thereto properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Auddia Certificates, Auddia Book-Entry Shares or Thramann Membership Interests shall not have been exchanged prior to two years after the applicable Effective Time (or immediately prior to such earlier date on which the Merger Consideration (and all dividends or other distributions with respect to shares of Holdco Common Stock or Holdco Special Preferred Stock, as applicable) would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such shares of Auddia Common Stock or Thramann Membership Interests (and such dividends, distributions and cash) in respect thereof shall, to the extent permitted by applicable Law, become the property of the Holdco, free and clear of all claims or interest of any Person previously entitled thereto.

(i)                 If any Auddia Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Holdco, of that fact by the Person claiming such Auddia Certificate to be lost, stolen or destroyed and, if required by Holdco or the Exchange Agent, the posting by such Person of a bond in such amount as Holdco or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or Holdco with respect to such Auddia Certificate, then the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Auddia Certificate the Merger Consideration payable in respect thereof (together with any dividends or other distributions payable pursuant to Section 4.4(d)).

Section 4.5            Adjustment for Capital Structure Changes. If, between the date of this Agreement and the applicable Effective Time, the outstanding Thramann Membership Interests, Auddia Common Stock or Holdco Capital Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization (including the Nasdaq Reverse Stock Split to the extent such split has not previously been taken into account in calculating the Thramann As-Converted Merger Shares), split, combination or exchange of shares or other like change, the applicable Merger Consideration shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Thramann Membership Interests, Auddia Common Stock and Holdco Capital Stock with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit Thramann, Auddia or Holdco to take any action with respect to Thramann Membership Interests, Auddia Common Stock or Holdco Capital Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

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Section 4.6            Withholding Rights. Holdco and the Exchange Agent (each, a “Withholding Agent”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement such amounts as any Withholding Agent is required to deduct and withhold under applicable Law. To the extent that amounts are so deducted and withheld by a Withholding Agent and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. The Withholding Agent shall use commercially reasonable efforts to (i) notify each holder of Thramann Membership Interests or Auddia Common Stock, as applicable, at least five (5) Business Days prior to deducting or withholding any amounts of its intent to deduct and withhold and (ii) cooperate with such holder to minimize any such deductions and withholding.

Section 4.7            Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, each share of Auddia Common Stock and each Thramann Membership Interest (other than Excluded Shares) outstanding immediately prior to the applicable Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such shares of Auddia Common Stock or Thramann Membership Interests in accordance with Section 262 of the DGCL or Section 206 of the CCAA, as applicable, and, as of the applicable Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL or CCAA (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration but shall be entitled only to such rights as are granted by Section 262 of the DGCL or Section 206 of the CCAA, as applicable, unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL or CCAA, as applicable. If, after the applicable Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the applicable Effective Time into the right to receive the portion of the Merger Consideration, if any, to which such holder is entitled pursuant to Section 4.1(a)(i), Section (4.2)(a)(i), as applicable, without interest. Each of Thramann and Auddia shall give Holdco (a) prompt notice of any demands received by such party for appraisal of any shares of Thramann Membership Interests or Auddia Common Stock, as applicable, issued and outstanding immediately prior to the applicable Effective Time, attempted written withdrawals of such demands, and any other instruments served pursuant to the DGCL or CCAA, as applicable, and received by Thramann or Auddia, as applicable, relating to stockholders’ or members’ rights to appraisal with respect to the applicable Merger and (b) the opportunity to participate in all negotiations and proceedings with respect to any exercise of such appraisal rights under the DGCL or the CCAA. Neither Thramann nor Auddia shall, except with the prior written consent of Holdco, which shall not be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to any demands for payment of fair value for Auddia Capital Stock or Thramann Membership Interests, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THRAMANN

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Thramann to Auddia and Holdco (the “Thramann Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of Thramann Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Thramann represents and warrants to Holdco to Auddia as follows:

Section 5.1            Organization, Standing and Power.

(a)               Thramann (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect”” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Thramann, taken as a whole, or (B) materially impairs the ability of Thramann to consummate the Thramann Merger or any of the other Contemplated Transactions; provided, however, that in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Thramann operates, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law or generally accepted accounting principles in the United States (“GAAP”), or the interpretation or enforcement thereof or (4) the public announcement or pendency of this Agreement or (5) any specific action taken (or omitted to be taken) by Thramann at or with the express written consent of Auddia; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Thramann as compared to other participants in the industries in which Thramann and its Subsidiaries operates.

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(b)               Thramann has previously made available to Auddia and Holdco true and complete copies of Thramann’s Articles of Organization (the “Thramann Charter”) and operating agreement (the “Thramann Operating Agreement”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Thramann is not in violation of any provision of the Thramann Charter or Thramann Operating Agreement.

Section 5.2            Capital Stock.

(a)               The authorized capital stock of Thramann consists of 100 Thramann Membership Interests (i) 100 Thramann Membership Interests (excluding treasury shares) are issued and outstanding and (ii) no Thramann Membership Interests are held by Thramann in its treasury. All outstanding Thramann Membership Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Thramann does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the members of Thramann on any matter. Except as set forth above in this Section 5.2(a), Thramann does not have any outstanding (A)  voting securities or equity interests of Thramann, (B) equity interests of Thramann convertible into or exchangeable or exercisable for voting securities or equity interests of Thramann, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Thramann or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, agreements or other rights to acquire from Thramann, or obligations of Thramann to issue, any voting securities, equity interests or securities convertible into or exchangeable or exercisable for voting securities or equity interests of Thramann or rights or interests described in the preceding clause (C), or (E) obligations of Thramann to repurchase, redeem or otherwise acquire any such equity interests or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such equity interests. There are no member agreements, voting trusts or other agreements or understandings to which Thramann is a party or of which Thramann has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any voting securities or equity interests of Thramann.

(b)               As of the date hereof, there are no outstanding options or other similar rights to purchase or receive Thramann Membership Interests or similar rights with respect to any Thramann Membership Interests.

Section 5.3            Subsidiaries.

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(a)               Section 5.3(a) of Thramann Disclosure Letter sets forth a true and complete list of each Subsidiary of Thramann, including its jurisdiction of incorporation or formation. Each of Thramann’s Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operations of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 5.3(a) of Thramann Disclosure Letter, all outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned directly by Thramann, free and clear of all Liens. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Thramann does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person. Thramann is not and has never otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Thramann has not agreed, is not obligated to make, and is not bound by any agreements under which it may become obligated to make, any future investment in or capital contribution to any other entity. Thramann has not, at any time, been a general partner of, or otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other entity.

(b)               Thramann has previously made available to Auddia true and complete copies of the certificate of incorporation (or articles of organization) and the bylaws (or operating agreement) of each of its Subsidiaries, as amended through the date of this Agreement, each of which is in full force and effect. Neither Thramann nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation or formation, bylaws, or operating agreement, as appliable.

Section 5.4            Authority.

(a)               Thramann has all necessary company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement by Thramann and the consummation by Thramann of the Contemplated Transactions have been duly authorized by all necessary limited liability company action on the part of Thramann and no other corporate proceedings on the part of Thramann are necessary to approve this Agreement or to consummate the Thramann Merger and the other Contemplated Transactions. This Agreement has been duly executed and delivered by Thramann and, assuming the due authorization, execution and delivery by the parties hereto, constitutes a valid and binding obligation of Thramann, enforceable against Thramann in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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(b)               The Thramann Member has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Thramann and the Thramann Member and (ii) approved and declared advisable this Agreement and the Contemplated Transactions.

(c)               The Thramann Member Approval is the only vote of the holders of the Thramann Membership Interests or other securities of Thramann required in connection with the consummation of the Thramann Merger. Other than the Thramann Member Approval, no vote of the holders of any class or series of Thramann’s Membership Interests or other securities of Thramann is required in connection with the consummation of any of the Contemplated Transactions to be consummated by Thramann.

Section 5.5            No Conflict; Consents and Approvals.

(a)               Except as set forth in Section 5.5(a) of the Thramann Disclosure Letter, the execution, delivery and performance of this Agreement by Thramann does not, and the consummation of the Thramann Merger and the other Contemplated Transactions and compliance by Thramann with the provisions hereof will not (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, option, right of first refusal, encumbrance or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens””) in or upon any of the properties, assets or rights of Thramann under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision any Material Contract to which Thramann or its Subsidiaries are party or any of their respective assets may be bound, (ii) result in the violation or breach of the Thramann Charter, Thramann Operating Agreement or the organizational documents of any of Thramann’s Subsidiaries, or (iii) subject to the governmental filings and other matters referred to in Section 5.5(b), result in a violation or breach of any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement (“Law”) applicable to Thramann or any of its Subsidiaries or by which Thramann or any of its Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clause (i) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)               No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to Thramann or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Thramann or any of its Subsidiaries or the consummation by Thramann or any of its Subsidiaries of the Thramann Merger and the other Contemplated Transactions or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the Contemplated Transactions, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Thramann Certificate of Merger with the Colorado Secretary of State as required by the CCAA, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

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Section 5.6            Financial Statements.

(a)               As of the Closing, Thramann will have made available to Auddia true and correct copies of the (i) audited financial statements for each of its fiscal years required to be included in the Registration Statement (the “Thramann Audited Financial Statements”) and (ii) unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if Thramann were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Thramann Interim Financial Statements”). Each of the Thramann Audited Financial Statements and the Thramann Interim Financial Statements (i) will be, as of the Closing, correct and complete in all material respects and have been prepared in accordance with the books and records of Thramann and its Subsidiaries; (ii) will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (iii) will fairly present, in all material respects, the financial position, results of operations and cash flows of Thramann and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Thramann Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b)               Except as and to the extent adequately accrued or reserved against in the balance sheet set forth in the Thramann Audited Financial Statements, Thramann and its Subsidiaries do not have any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a balance sheet of Thramann and its Subsidiaries or disclosed in the notes thereto, except for liabilities and obligations, incurred in the Ordinary Course since the date of the Thramann Audited Financial Statements, that are not, individually or in the aggregate, material to Thramann.

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Section 5.7            No Undisclosed Liabilities. Thramann and its Subsidiaries do not have any liabilities or obligations required to be recorded or reflected on a balance sheet in accordance with GAAP, except for liabilities and obligations (i) adequately reflected or reserved against in the balance sheet or (ii) incurred in the Ordinary Course (none of which is a liability for a breach or default under any contract, breach of warranty, tort, infringement, misappropriation or violation of law) that are not individually or in the aggregate material to Thramann and its Subsidiaries.

Section 5.8            Absence of Certain Changes or Events. Except as set forth in Section 5.8 of the Thramann Disclosure Letter, since June 30, 2025: (i) except in connection with the execution of this Agreement and the consummation of the Contemplated Transactions, each of Thramann and its Subsidiaries has conducted its respective business in the Ordinary Course; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and (iii) neither Thramann nor any of its Subsidiaries has:

(a)               (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its or their capital stock or other equity interests, (ii) purchased, redeemed or otherwise acquired Thramann Membership Interests or other equity interests of Thramann or any of its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its capital stock or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its or their capital stock or other equity interests;

(b)               amended or otherwise changed, or authorized or proposed to amend or otherwise change, its certificate of incorporation or formation, operating agreement or by-laws (or similar organizational documents);

(c)               issued, granted, promised or otherwise committed to issue, any Thramann Membership Interest or other securities of Thramann or any of its Subsidiaries;

(d)               sold, leased, licensed or otherwise disposed of any of its or their assets or properties, or grant any Lien with respect to such assets or properties, including with respect to any Thramann Intellectual Property;

(e)               adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or

(f)                changed its or their financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalued any of its or their material assets.

Section 5.9            Litigation. There is no action, suit, claim, arbitration, investigation, or other legal proceeding (each, an “Action”) pending or, to the Knowledge of Thramann, threatened against Thramann or any of its Subsidiaries, or affecting its properties or assets, or any present or former officer, director or employee of Thramann or any of its Subsidiaries in such individual’s capacity as such, other than any Action that (a) does not involve an amount in controversy in excess of $100,000 and (b) does not seek injunctive or other non-monetary relief. Neither Thramann nor any of its Subsidiaries’ properties and assets are not subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the Knowledge of Thramann, threatened seeking to prevent, hinder, modify, delay or challenge the Thramann Merger or any of the other Contemplated Transactions.

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Section 5.10        Compliance with Laws.

(a)               Thramann has been in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets except where the failure to be in compliance would not have a Material Adverse Effect. Neither Thramann nor any of its Subsidiaries has received, since January 1, 2022, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. Thramann has in effect all material permits, licenses, variances, exemptions, applications, approvals, clearances, authorizations, registrations, formulary listings, consents, operating certificates, franchises, orders and approvals (collectively, “Permits”) of all Governmental Entities necessary for them to own, lease or operate its properties and assets and to carry on its businesses and operations as now conducted and as currently contemplated to be conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the Contemplated Transactions, in each case except where the failure to have such Permit in effect would not have a Material Adverse Effect.

(b)               None of the representations and warranties contained in Section 5.10 shall be deemed to relate to environmental matters (which are governed by Section 5.13), employee benefits matters (which are governed by Section 5.11), employment matters (which are governed by Section 5.12) or tax matters (which are governed by Section 5.14).

Section 5.11        Benefit Plans.

(a)               Except as set forth in Section 5.11(a) of the Thramann Disclosure Letter, as of the date hereof, Thramann and its Subsidiaries do not have any Employee Plans or employees, independent contractors, consultants, temporary employees, leased employees or other agents employed or used by Thramann or any of its Subsidiaries.

Section 5.12        Labor and Employment Matters.

(a)               Neither Thramann nor any of its Subsidiaries, is a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. Since January 1, 2022, there has not been, nor, to the Thramann’s knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Thramann.

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(b)               Thramann and its Subsidiaries are in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of Thramann or its Subsidiaries, except to the extent non-compliance would not result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, there are no actions, suits, claims, investigations or other legal proceedings against Thramann or its Subsidiaries pending, or to Thramann’s knowledge, threatened to be brought or filed, by or with any Governmental Entity in connection with the employment or termination of employment of any current or former employee of Thramann or its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

(c)               The representations and warranties set forth in this Section 5.12 are Thramann’s sole and exclusive representations and warranties regarding employment matters.

Section 5.13        Environmental Matters

(a)               Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i)  Thramann and its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws; (ii)  Thramann and its Subsidiaries have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by Thramann or its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Thramann or its Subsidiaries under applicable Environmental Laws; (iv) neither Thramann nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that Thramann or any its Subsidiaries is in violation of, or liable under, any Environmental Law; (v) to Thramann’s actual knowledge without inquiry, no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Thramann or any of its Subsidiaries or as a result of any operations or activities of Thramann or any of its Subsidiaries at any location and, to the knowledge of Thramann, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Thramann or any of its Subsidiaries under any Environmental Law; and (vi) neither Thramann, its Subsidiaries nor any of their respective properties or facilities have received any written notice that they are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to any potential liability pursuant to Environmental Law.

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(b)               As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(c)               As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.

Section 5.14        Taxes.

(a)               Thramann and its Subsidiaries have each (i) filed all income and other material Tax Returns required to be filed by or on behalf of it (taking into account any applicable extensions) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) timely paid in full (or caused to be timely paid in full) all material Taxes that are required to be paid by or with respect to it, whether or not such Taxes were shown as due on such Tax Returns.

(b)               Neither Thramann nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any amount of Tax, in each case that has not since expired (other than in connection with automatic extensions to file Tax Returns obtained in the Ordinary Course of business).

(c)               No material audits or other investigations, proceedings, claims, assessments or examinations by any Governmental Entity (each, a “Tax Action”) with respect to Taxes or any Tax Return of Thramann or any of its Subsidiaries are presently in progress or have been asserted, threatened or proposed in writing and to the knowledge of Thramann, no such Tax Action is being contemplated. No deficiencies or claims for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing against Thramann or any of its Subsidiaries by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.

(d)               Subject to exceptions as would not be material, Thramann and its Subsidiaries have timely withheld all Taxes required to have been withheld from payments made (or deemed made) to its or their employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity.

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(e)               Neither Thramann nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b)(2).

(f)                Neither Thramann nor any of its Subsidiaries (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation, other than any such agreement or obligation which is a customary commercial agreement obligation entered into in the Ordinary Course with vendors, lessors, lenders or the like the primary purpose of which is unrelated to Taxes (each, an “Ordinary Course Agreement”); (ii) is or has been a member of a group (other than a group of which Thramann is the common parent) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than Thramann or its Subsidiaries) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law), as a transferee or successor, by contract or otherwise by operation of Law; or (iv) is or has been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.

(g)               No private letter rulings, technical advice memoranda, or similar material agreements or rulings have been requested, entered into or issued by any Governmental Entity with respect to Thramann or any of its Subsidiaries which rulings remain in effect.

(h)               Neither Thramann nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, other than in respect of such amounts received in the Ordinary Course of business or (v) to the knowledge of Thramann, an intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(i)                 There are no liens for Taxes upon any of the assets of Thramann or any of its Subsidiaries other than Liens described in clause (i) of the definition of Permitted Liens.

(j)                 Neither Thramann nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

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(k)               Neither Thramann nor any of its Subsidiaries has been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l)                 No material claim has been made in writing by any Governmental Entity in a jurisdiction where Thramann or any of its Subsidiaries does not currently file a Tax Return of a certain type or pay Taxes of a certain type that Thramann or any of its Subsidiaries is or may be subject to taxation of such type by such jurisdiction.

(m)             There are no outstanding Thramann membership interests issued in connection with the performance of services (within the meaning of Section 83 of the Code) that immediately prior to the Thramann Merger Effective Time are subject to a substantial risk of forfeiture (as such terms are defined in Section 83 of the Code) for which a valid election under Section 83(b) of the Code has not been made.

(n)               To the knowledge of Thramann, neither Thramann nor any of its Subsidiaries has been, is, or immediately prior to the Thramann Merger Effective Time will be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(o)               Neither Thramann nor any of its Subsidiaries has taken any action, has omitted to take any action, or has knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, would reasonably be expected to prevent the Mergers, from qualifying as a non-taxable exchange of Thramann Membership Interests or Auddia Capital Stock for shares of Holdco Common Stock, Holdco Series C Preferred Stock or Holdco Special Preferred Stock within the meaning of Section 351(a) of the Code except that the Holdco Notes shall constitute “boot” for purposes of Section 351(b) of the Code.

(p)               No member of Thramann holds an interest in Thramann that is described at Section 1.897-1(c)(2)(iii)(B) or Section 1.897-9T(b) of the Treasury Regulations.

Section 5.15        Contracts.

(a)               Section 5.15(a) of the Thramann Disclosure Letter sets forth each contract that, as of the date of this Agreement, that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), with respect to the Thramann (assuming the Thramann were subject to the requirements of the Exchange Act) (all such contracts, in addition to those set forth in Section 5.15(b) of the Thramann Disclosure Letter, “Material Contracts”).

(b)               Section 5.15(b) of the Thramann Disclosure Letter sets forth a list of the following agreements to which the Thramann or its Subsidiaries are party or by which they are bound, in effect as of the date of this Agreement, and which, for the purposes of this Agreement, shall be considered Material Contracts:

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(i)                 each agreement relating to any agreement for indemnification or guaranty not entered into in the Ordinary Course;

(ii)              each agreement containing (A) any covenant prohibiting the Thramann or the Thramann Surviving Company from engaging in any line of business or competing with any Person, or limiting the development, manufacture or distribution of the Thramann Surviving Company’s products or services, (B) any most-favored pricing arrangement, (C) any exclusivity provision in favor of a third party, or (D) any non-solicitation provision applicable to Thramann, in the case of the foregoing clause (D), which are material to Thramann, taken as a whole;

(iii)            each contract relating to capital expenditures and requiring payments in excess of $250,000 after the date of this Agreement pursuant to its express terms and not cancelable without penalty;

(iv)             each contract pursuant to which Thramann has retained any right or interest that is used in or otherwise required for the operation of the business of Thramann and its Subsidiaries, as currently contemplated to be conducted;

(v)               each contract to which Thramann or any of its Subsidiaries is a party or by which any of its assets and properties is currently bound, which involves annual obligations of or payment by, or annual payments to, Thramann or any of its Subsidiaries in excess of $100,000;

(vi)             each contract relating to the disposition or acquisition of assets or any ownership interest in any Person;

(vii)          each employment or independent contractor agreement or retention, severance, change in control, or deal-based bonus Employee Plan, arrangement, or agreement that covers any Thramann Service Provider;

(viii)        each agreement relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Liens with respect to any assets of Thramann or any of its Subsidiaries or any loans or debt obligations with officers or directors of Thramann or any of its Subsidiaries;

(ix)             each agreement requiring payment by or to Thramann or any of its Subsidiaries after the date of this Agreement in excess of $100,000 pursuant to its express terms relating to: (A) any agreement involving supply or distribution (identifying any that contain exclusivity provisions), (B) any agreement involving a dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Thramann or any of its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Thramann or any of its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Thramann or any of its Subsidiaries or (C) any agreement to license any patent, trademark registration, service mark registration, trade name or copyright registration to or from any third party to manufacture or produce any product, service or technology of Thramann or any of its Subsidiaries or any agreement to sell, distribute or commercialize any products or service of Thramann or any of its Subsidiaries, in each case, except for agreement entered into in the Ordinary Course;

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(x)               each agreement with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Thramann or any of its Subsidiaries in connection with the Contemplated Transactions; and

(xi)             each agreement relating to leases of real properties with respect to which Thramann or any of its Subsidiaries directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Thramann or any of its Subsidiaries.

(c)               (i) Each Material Contract is valid and binding on Thramann or the applicable Subsidiary of Thramann, and to the Knowledge of Thramann, each other party thereto, and to the Knowledge of Thramann, is in full force and effect and enforceable in accordance with its terms; and (ii) as of the date of this Agreement, neither Thramann nor any of its Subsidiaries has received any written notice of any material default under any Material Contract or of any event or condition that has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of Thramann or any of its Subsidiaries. Thramann has made available to Auddia and Holdco true and complete copies of all Material Contracts, including all amendments thereto. Except as set forth in Section 5.15(c) of the Thramann Disclosure Letter, there are no Material Contracts that are not in written form.

Section 5.16        Insurance. Thramann and its Subsidiaries have no currently effective insurance policies issued in their favor.

Section 5.17        Properties; Assets.

(a)               Neither Thramann and its Subsidiaries have, and will have after giving effect to the Contemplated Transactions, good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of their real properties and tangible and other assets that are necessary for them to conduct their respective businesses and operate as currently operated and as currently contemplated to be conducted by Thramann, free and clear of all Liens other than (i) Liens for Taxes and assessments not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course and (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the respective businesses of Thramann and its Subsidiaries as currently conducted (“Permitted Liens”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the tangible personal property currently used in the operation of the respective businesses of Thramann and its Subsidiaries is in good working order (reasonable wear and tear excepted).

(b)               Each of Thramann and its Subsidiaries have complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Thramann and its Subsidiaries each enjoy peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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(c)               Neither Thramann nor any of its Subsidiaries own or lease real property.

Section 5.18        Intellectual Property.

(a)               Section 5.18(a) of the Thramann Disclosure Letter sets forth a true and complete list of all (i) patents and patent applications; (ii) trademark registrations and applications; and (iii) material copyright registrations and applications, in each case owned or licensed by Thramann or any of its Subsidiaries (collectively, “Thramann Registered IP”) and a true and complete list of all domain names owned or exclusively licensed by Thramann or any of its Subsidiaries. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (A) all Thramann Registered IP is subsisting and, solely in the case of any Thramann Registered IP that is registered or issued, to the knowledge of Thramann, valid and enforceable, (B) no Thramann Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of Thramann, no such action is threatened with respect to any of the Thramann Registered IP and (C) Thramann and its Subsidiaries own exclusively, free and clear of any and all Liens (other than Permitted Liens), all Thramann Owned IP, including all Intellectual Property created on behalf of Thramann or any of its Subsidiaries by employees or independent contractors.

(b)               Section 5.18(b) of the Thramann Disclosure Letter accurately identifies (i) all contracts pursuant to which any Intellectual Property is licensed to Thramann or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the products and services of Thramann or any of its Subsidiaries, (B) any Intellectual Property licensed on a nonexclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Thramann or any of its Subsidiaries and their employees in the applicable standard form thereof), (ii) whether such contract involves Thramann Registered IP licensed to Thramann or any of its Subsidiaries and (iii) whether the license or licenses granted to Thramann or any of its Subsidiaries are exclusive or nonexclusive.

(c)               Section 5.18(c) of the Thramann Disclosure Letter accurately identifies each of Thramann’s or its Subsidiaries’ contracts pursuant to which any Person has been granted any license or covenant not sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Thramann Registered IP (other than (i) any confidential information provided under confidentiality agreements and (ii) any Thramann Registered IP nonexclusively licensed to academic collaborators, suppliers, manufacturers or service providers for the sole purpose of enabling such academic collaborator, supplier, manufacturer or service provider to provide services for Thramann’s or its Subsidiaries’ benefit).

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(d)               The Thramann Registered IP constitutes all Intellectual Property owned by Thramann and its Subsidiaries and necessary for Thramann and its Subsidiaries to conduct their business as currently proposed to be conducted.

(e)               Thramann and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material Trade Secret of Thramann and its Subsidiaries, including requiring all Persons having access thereto to execute written non-disclosure agreements or other binding obligations to maintain confidentiality of such information.

(f)                Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of Thramann, the conduct of the businesses of Thramann and its Subsidiaries, including the manufacture, marketing, offering for sale, sale, importation, use or intended use or other disposal of any product as currently sold or under development by Thramann or any of its Subsidiaries or currently contemplated to be sold or developed by Thramann or any of its Subsidiaries, has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person, (ii) neither Thramann nor any of its Subsidiaries has received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred and (iii) to the knowledge of Thramann, no Person is infringing, misappropriating, or diluting in any material respect any Thramann Registered IP.

(g)               Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) Thramann and each of its Subsidiaries have taken commercially reasonable steps to protect the confidentiality and security of the computer and information technology systems used by Thramann or any of its Subsidiaries (the “IT Systems”) and the information and transactions stored or contained therein or transmitted thereby, (ii) to the knowledge of Thramann, since January 1, 2022, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data and (iii) since January 1, 2022, there have been no material failures, crashes, viruses, security breaches (including any unauthorized access to any personally identifiable information), affecting the IT Systems.

(h)               Thramann and its Subsidiaries have at all times complied in all material respects with all: (i) applicable Laws, published privacy policies and contractual obligations relating to privacy, data protection, and the collection, retention, protection, and use of information that alone or in combination with other information can be used to identify an individual, household or device (“Personal Information”) collected, used, or held for use by Thramann or any of its Subsidiaries (collectively, “Privacy Laws”), (ii) since January 1, 2022, no claims have been asserted or, to the knowledge of Thramann, threatened in writing against Thramann or any of its Subsidiaries alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the Contemplated Transactions will breach or otherwise violate any Privacy Laws and (iv) Thramann and its Subsidiaries have taken commercially reasonable steps to protect the Personal Information collected, used or held for use by them against loss and unauthorized access, use, modification or disclosure, or other misuse. Thramann and its Subsidiaries have contractually obligated all vendors, processors, service providers and other Persons collecting, using or otherwise processing Personal Information by Thramann and its Subsidiaries (“Data Processors”) to comply with applicable Privacy Laws and to take reasonable measures to protect Personal Information from unauthorized, access, use or disclosure. To the knowledge of Thramann, no Data Processors have failed to comply with Privacy Laws with respect to the Personal Information processed on behalf of Thramann or any of its Subsidiaries.

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(i)                 To the knowledge of Thramann, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Thramann Owned IP or any Intellectual Property exclusively licensed to Thramann or any of its Subsidiaries, and no Governmental Entity, university, college, other educational institution or research center has, to the knowledge of Thramann, any claim or right in or to such Intellectual Property.

(j)                 Except as set forth on Section 5.18(j) of the Thramann Disclosure Letter, the execution, delivery and performance by Thramann and its Subsidiaries of this Agreement, and the consummation of the Contemplated Transactions, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of the rights or obligations of Thramann or any of its Subsidiaries under any agreement under which Thramann or any of its Subsidiaries grants to any Person, or any Person grants to Thramann or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of Thramann or any of its applicable Subsidiaries.

Section 5.19        Related Party Transactions. Except as set forth on Section 5.19 of the Thramann Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between Thramann or any its Subsidiaries, on the one hand, and the Affiliates of Thramann or any of its Subsidiaries, on the other hand that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (assuming Thramann was subject to the requirements of the Exchange Act).

Section 5.20        Brokers. No broker, investment banker, financial advisor is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Thramann, any of its Subsidiaries or any of its Affiliates.

Section 5.21        No Other Representations and Warranties. Except for the representations and warranties contained in ARTICLE VI and ARTICLE VII, Thramann acknowledges and agrees that none of Holdco, Auddia, Auddia Merger Sub or Thramann Merger Sub or any other Person on behalf of Holdco, Auddia, Auddia Merger Sub or Thramann Merger Sub makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Holdco, Auddia, Auddia Merger Sub, Thramann Merger Sub or any other Person on behalf of Holdco, Auddia, Auddia Merger Sub, Thramann Merger Sub makes any representation or warranty with respect to any projections or forecasts delivered or made available to Holdco, Auddia, Auddia Merger Sub, Thramann Merger Sub or any of its Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Auddia or Holdco (including any such projections or forecasts made available to Thramann and Representatives in certain “data rooms” or management presentations in expectation of the Contemplated Transactions), and Thramann has not relied on any such information or any representation or warranty not set forth in ARTICLE VI and ARTICLE VII.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF AUDDIA

Except (a) as disclosed in the Auddia SEC Documents at least three (3) Business Days prior to the date of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the corresponding section or subsection of the disclosure letter delivered by Auddia to Thramann (the “Auddia Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Auddia Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Auddia represents and warrants to Thramann as follows:

Section 6.1            Organization, Standing and Power.

(a)               Auddia is a corporation duly organized or other entity duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Auddia (x) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and currently contemplated to be conducted and (y) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (y), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Auddia Material Adverse Effect. For purposes of this Agreement, “Auddia Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Auddia and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Auddia to consummate the Auddia Merger or any of the other Contemplated Transactions; provided, however, that in the case of clause (A) only, Auddia Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Auddia and its Subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law or GAAP, or the interpretation or enforcement thereof, (4) the public announcement or pendency of this Agreement, or (5) any specific action taken (or omitted to be taken) by Auddia at or with the express written consent of Thramann; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Auddia and its Subsidiaries, as compared to other participants in the industries in which Auddia and its Subsidiaries operate.

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(b)               Auddia has previously made available to Thramann true and complete copies of the Certificate of Incorporation and bylaws of each of Auddia and each of its Subsidiaries, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. None of Auddia and its Subsidiaries is in violation of any provision of their respective Certificate of Incorporation or bylaws or equivalent governing documents.

Section 6.2            Capital Stock. The authorized capital stock of Auddia consists of 100,000,000 shares of Auddia Common Stock and 10,000,000 shares of Auddia Preferred Stock (A) 1 share of which is designated Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), (B) 3,000 shares of which are designated Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock” ), and (C) 750 shares of which are designated Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). As of the close of business on February 12, 2026 (the “Measurement Date”), (i) 3,101,423 shares of Auddia Common Stock (excluding treasury shares) were issued and outstanding, all of which were validly issued, fully paid and nonassessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and were free of preemptive rights, (ii) zero shares of Auddia Common Stock were held in treasury, (iii) an aggregate of 135,720 shares of Auddia Common Stock were subject to the exercise of outstanding Auddia Options, (iv) zero shares of Auddia Common Stock were subject to outstanding Auddia Restricted Stock Unit Awards in accordance with their respective terms, as in effect as of the date hereof, (v) 430,127 shares of Auddia Common Stock were subject to the exercise of outstanding Auddia Warrants, (vi) zero shares of Series A Preferred Stock was issued and outstanding, (vii) zero shares of Series B Preferred Stock were issued and outstanding and (viii) 750 shares of Series C Preferred Stock were issued and outstanding. Except as set forth above in this Section 6.2, Auddia does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Auddia or any of its Subsidiaries on any matter. Except as set forth above in this Section 6.2 and except for changes since the close of business on the Measurement Date resulting from the exercise of any options or vesting and settlement of outstanding Auddia Restricted Stock Unit Awards as described above, as of the Measurement Date, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Auddia or any of its Subsidiaries, (B) securities of Auddia or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Auddia or any of its Subsidiaries or other voting securities or equity interests of Auddia or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Auddia or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from Auddia or any of its Subsidiaries, or obligations of Auddia or any of its Subsidiaries to issue, any shares of capital stock of Auddia or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Auddia or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Auddia or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Auddia or any of its Subsidiaries is a party or of which Auddia has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Auddia or any of its Subsidiaries.

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Section 6.3            Subsidiaries.

(a)               Auddia does not have any Subsidiaries. Auddia does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

(b)               Except as set forth in this Agreement with respect to the Auddia Mergers and Contemplated Transactions, Auddia has not agreed, is not obligated to make, and is not bound by any agreement under which it may become obligated to make, any future investment in or capital contributions to any other entity.

Section 6.4            Authority.

(a)               Auddia has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Auddia Merger and the other Contemplated Transactions. The execution, delivery and performance of this Agreement by Auddia and the consummation by Auddia of the Auddia Merger and the other Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Auddia and no other corporate proceedings on the part of Auddia are necessary to approve this Agreement or to consummate the Auddia Merger and the other Contemplated Transactions, subject to obtaining the approval of the Auddia Stockholder Proposals, including the adoption of this Agreement, by the holders of a majority of the outstanding shares of Auddia Common Stock entitled to vote thereon. This Agreement has been duly executed and delivered by Auddia and, assuming the due authorization, execution and delivery by the parties hereto, constitutes a valid and binding obligation of Auddia, enforceable against Auddia in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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(b)               The Auddia Board, acting on the recommendation of the Special Committee, at a meeting duly called and held at which all directors of Auddia were present, unanimously adopted resolutions (i) determining that the Contemplated Transactions are fair to, advisable and in the best interests of Auddia and its stockholders, (ii) approving and declaring advisable this Agreement and the Contemplated Transactions, including the adoption of this Agreement and (iii) determining to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Auddia vote to authorize the Auddia Stockholder Proposals.

(c)               The Auddia Stockholder Approval is the only vote of the holders of any class or series of the Auddia Common Stock or other securities required in connection with the consummation of the Auddia Merger and the other Contemplated Transactions. Other than the Auddia Stockholder Approval, no vote of the holders of any class or series of the Auddia Common Stock or other securities is required in connection with the consummation of any of the Contemplated Transactions to be consummated by Auddia.

Section 6.5            No Conflict; Consents and Approvals.

(a)               Except as set forth in Section 6.5(a) of the Auddia Disclosure Letter, the execution, delivery and performance of this Agreement by Auddia does not, and the consummation of the Auddia Merger and the other Contemplated Transactions and compliance by Auddia with the provisions hereof will not (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Auddia under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of any Auddia Material Contract to which Auddia is a party by which Auddia’s properties or assets may be bound, (ii) result in a violation or breach of the Certificate of Incorporation or bylaws of Auddia, or (iii) subject to the governmental filings and other matters referred to in Section 6.5(b), result in a violation or breach of any Law or any rule or regulation of Nasdaq applicable to Auddia or by which Auddia’s properties or assets may be bound, except as, in the case of clauses (i) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have an Auddia Material Adverse Effect.

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(b)               No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Auddia in connection with the execution, delivery and performance of this Agreement by Auddia or the consummation by Auddia of the Auddia Merger and the other Contemplated Transactions or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the Contemplated Transactions, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Auddia Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings required under the rules and regulations of Nasdaq and (v) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Auddia Material Adverse Effect.

Section 6.6            SEC Reports; Financial Statements.

(a)               Auddia has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Auddia since January 1, 2022 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Auddia SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Auddia SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Auddia SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Auddia SEC Documents (i) have been prepared in a manner consistent with the books and records of Auddia, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of Auddia as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2022, Auddia has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Auddia have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

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(c)               Auddia has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Auddia required to be disclosed in Auddia’s periodic and current reports under the Exchange Act, is made known to Auddia’s principal executive officer and principal financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Auddia have evaluated the effectiveness of Auddia’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Auddia SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(d)               Auddia has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Auddia’s financial reporting and the preparation of Auddia’s financial statements for external purposes in accordance with GAAP. Auddia has disclosed, based on its most recent evaluation of Auddia’s internal control over financial reporting prior to the date hereof, to Auddia’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Auddia’s internal control over financial reporting which are reasonably likely to adversely affect Auddia’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Auddia’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to Auddia’s auditors and audit committee is set forth as Section 6.6(d) of Auddia Disclosure Letter.

(e)               Since January 1, 2022, (i) neither Auddia nor, to the knowledge of Auddia, any of its directors, officers, employees, auditors, accountants or representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Auddia or its internal accounting controls, including any material complaint, allegation, assertion or claim that Auddia has engaged in questionable accounting or auditing practices and (ii) no attorney representing Auddia, whether or not employed by Auddia, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Auddia or any of its officers, directors, employees or agents to the Auddia Board or any committee thereof or to any director or officer of Auddia.

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(f)                As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Auddia SEC Documents. To the knowledge of Auddia, none of the Auddia SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

(g)               Auddia is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Auddia, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Auddia in Auddia’s published financial statements or other Auddia SEC Documents.

(h)               Auddia is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act.

Section 6.7            Litigation. Except as set forth in Schedule 6.7 of the Auddia Disclosure Letter, there is no Action (or basis therefor) pending or, to the knowledge of Auddia, threatened against or affecting Auddia or any of its properties or assets, or any present or former officer, director or employee of Auddia in such individual’s capacity as such, other than any Action that (a) does not involve an amount in controversy in excess of $100,000 and (b) does not seek injunctive or other non-monetary relief. Neither Auddia nor any of its respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of Auddia, threatened seeking to prevent, hinder, modify, delay or challenge the Auddia Merger or any of the other Contemplated Transactions.

Section 6.8            Compliance with Law. Auddia has been in compliance in all material respects with all Laws applicable to its businesses, operations, properties or assets. Auddia has not received, since January 1, 2022, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to its business, operations, properties, assets or drugs or medical devices, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed, imported, exported and/or distributed by Auddia. Auddia has in effect all material Permits of all Governmental Entities necessary or advisable for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the Contemplated Transactions.

Section 6.9            No Undisclosed Liabilities. Neither Auddia nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent specifically and adequately accrued or reserved against in the audited balance sheet of Auddia as at June 30, 2025 included in the Quarterly Report on Form 10-Q filed by Auddia with the SEC on August 8, 2025 (without giving effect to any amendment thereto filed on or after the date hereof) and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice (none of which is a liability for a breach or default under any contract, breach of warranty, tort, infringement, misappropriation or violation of law) since June 30, 2025 that are not individually or in the aggregate material to Auddia.

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Section 6.10        Contracts.

(a)               Except for any Auddia Plans (which are the subject of Section 6.11), except as set forth in the Auddia SEC Documents publicly available prior to the date of this Agreement, and except for any agreement or contract, Auddia is not a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) (all such contracts including those set forth in Section 6.15(b) of the Auddia Disclosure Letter, “Auddia Material Contracts”).

(b)               Each Auddia Material Contract is valid and binding on Auddia, and to the knowledge of Auddia, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) Auddia, and, to the knowledge of Auddia, each other party thereto, has performed all material obligations required to be performed by it under each Auddia Material Contract; and (iii) there is no material default under any Auddia Material Contract by Auddia or, to the knowledge of Auddia, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of Auddia or, to the knowledge of Auddia, any other party thereto under any such Auddia Material Contract, nor has Auddia received any notice of any such material default, event or condition. Auddia has made available to Thramann true and complete copies of all Auddia Material Contracts, including all amendments thereto. Except as set forth in Section 6.15(c) of the Auddia Disclosure Letter, there are no Auddia Material Contracts that are not in written form. No Person is renegotiating, or has a right pursuant to the terms of any Auddia Material Contract to change, any material amount paid or payable to the Auddia under any Auddia Material Contract or any other material term or provision of any Auddia Material Contract.

Section 6.11        Taxes.

(a)               Auddia and its Subsidiaries have each (i) filed all income and other material Tax Returns required to be filed by or on behalf of it (taking into account any applicable extensions) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) timely paid in full (or caused to be timely paid in full) all material Taxes that are required to be paid by or with respect to it, whether or not such Taxes were shown as due on such Tax Returns.

(b)               All material Taxes not yet due and payable by Auddia as of the date of the balance sheet included in the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Auddia SEC Documents have been, in all respects, properly accrued in accordance with GAAP on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Auddia SEC Documents, and such financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Auddia SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes accrued but unpaid by Auddia through the date of such financial statements. Since the date of the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Auddia SEC Documents, neither Auddia nor any of its Subsidiaries has incurred, individually or in the aggregate, any liability for Taxes outside the Ordinary Course of business.

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(c)               Neither Auddia nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any amount of Tax, in each case that has not since expired (other than in connection with automatic extensions to file Tax Returns obtained in the Ordinary Course of business).

(d)               No material Tax Action with respect to Taxes or any Tax Return of Auddia or any of its Subsidiaries is presently in progress or has been asserted, threatened or proposed in writing and to the knowledge of Auddia, no such Tax Action is being contemplated. No deficiencies or claims for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing against Auddia or any of its Subsidiaries by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.

(e)               Subject to exceptions as would not be material, Auddia and its Subsidiaries have timely withheld all Taxes required to have been withheld from payments made (or deemed made) to its or their employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity.

(f)                Neither Auddia nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b)(2).

(g)               Neither Auddia nor any of its Subsidiaries (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation other than any Ordinary Course Agreement; (ii) is or has been a member of a group (other than a group of which Auddia is the common parent) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than Auddia or its Subsidiaries) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by contract, or otherwise by operation of Law; or (iv) is or has been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.

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(h)               No private letter rulings, technical advice memoranda, or similar material agreements or rulings have been requested, entered into or issued by any Governmental Entity with respect to Auddia or any of its Subsidiaries which rulings remain in effect.

(i)                 Neither Auddia nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, other than in respect of such amounts received in the Ordinary Course of business, or (v) to the knowledge of Auddia, an intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(j)                 There are no liens for Taxes upon any of the assets of Auddia or any of its Subsidiaries other than Liens described in clause (i) of the definition of Permitted Liens.

(k)               Neither Auddia nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(l)                 Neither Auddia nor any of its Subsidiaries has been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m)             No material claim has been made in writing by any Governmental Entity in a jurisdiction where Auddia or any of its Subsidiaries does not currently file a Tax Return of a certain type or pay Taxes of a certain type that Auddia or any of its Subsidiaries is or may be subject to taxation of such type by such jurisdiction.

(n)               There are no outstanding shares of Auddia Capital Stock issued in connection with the performance of services (within the meaning of Section 83 of the Code) that immediately prior to the Auddia Merger Effective Time are subject to a substantial risk of forfeiture (as such terms are defined in Section 83 of the Code) for which a valid election under Section 83(b) of the Code has not been made.

(o)               To the knowledge of Auddia, neither Auddia nor any of its Subsidiaries has been, is, or immediately prior to the Auddia Merger Effective Time will be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

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(p)               Neither Auddia nor any of its Subsidiaries has taken any action, has omitted to take any action, or has knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, would reasonably be expected to prevent the Mergers, from qualifying as a non-taxable exchange of Thramann Membership Interests or Auddia Capital Stock for shares of Holdco Common Stock, Holdco Series C Preferred Stock or Holdco Special Preferred Stock within the meaning of Section 351(a) of the Code except that the Holdco Notes shall constitute “boot” for purposes of Section 351(b) of the Code.

(q)               No shareholder of Auddia holds an interest in Auddia that is described at Section 1.897-1(c)(2)(iii)(B) or Section 1.897-9T(b) of the Treasury Regulations.

Section 6.12        Related Party Transactions. Since January 1, 2022 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Auddia or any of its Subsidiaries, on the one hand, and the Affiliates of Auddia or any of its Subsidiaries, on the other hand that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that have not been so disclosed in the Auddia SEC Documents.

Section 6.13        Certain Payments. For the five (5) years immediately preceding the date hereof, neither Auddia nor any of its Subsidiaries nor, to the knowledge of Auddia, any of their directors, executives, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 6.14        Brokers. No broker, investment banker, financial advisor or other Person, other than Houlihan Lokey, Inc., the fees and expenses of which will be paid by Auddia or any of its Subsidiaries, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Auddia, any of its Subsidiaries or any of its Affiliates. Auddia has furnished to Thramann a true and complete copy of any contract between Auddia and Houlihan Lokey, Inc. pursuant to which Houlihan Lokey, Inc. could be entitled to any payment from Auddia relating to the Contemplated Transactions.

Section 6.15        Opinion of Financial Advisor. The Special Committee has received the opinion of Houlihan Lokey, Inc., dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the qualifications, limitations, assumptions and other matters set forth therein, the Auddia Merger Consideration and the Thramann Exchange Ratio is fair, from a financial point of view, to the stockholders of Auddia, a signed true and complete copy of which opinion has been or will promptly be provided on a non-reliance basis to Thramann.

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Section 6.16        State Takeover Statutes. No Takeover Laws or any similar anti-takeover provision in the Certificate of Incorporation or bylaws of Auddia applicable to Auddia is, or at the Auddia Merger Effective Time will be, applicable to this Agreement, the Auddia Merger, any issuance of Auddia Capital Stock as part of a Pre-Closing Financing, or any of the other Contemplated Transactions. The Auddia Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Contemplated Transactions.

Section 6.17        No Other Representations or Warranties. Except for the representations and warranties contained in ARTICLE V, Auddia acknowledges and agrees that none of Thramann or any other Person on behalf of Thramann makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Thramann, or any other Person on behalf of Thramann makes any representation or warranty with respect to any projections or forecasts delivered or made available to Auddia or any of its Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Thramann (including any such projections or forecasts made available to Auddia or any of its Representatives in certain “data rooms” or management presentations in expectation of the Contemplated Transactions), and Auddia has not relied on any such information or any representation or warranty not set forth in ARTICLE V.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF HOLDCO AND THE MERGER SUBS

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Holdco to Thramann (the “Holdco Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Holdco Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), each of Auddia, Holdco and the Merger Subs represent and warrant to Thramann as follows:

Section 7.1            Organization, Standing and Power.

(a)               Each of Holdco, Auddia Merger Sub and Thramann Merger Sub is a corporation duly organized or other entity duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Holdco and the Merger Subs has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted and (y) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (y), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Holdco Material Adverse Effect. For purposes of this Agreement, “Holdco Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Holdco and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Holdco or the Merger Subs to consummate the Mergers or any of the other Contemplated Transactions; provided, however, that in the case of clause (A) only, Holdco Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Holdco and its Subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law or GAAP, or the interpretation or enforcement thereof, (4) the public announcement or pendency of this Agreement, or (5) any specific action taken (or omitted to be taken) by Holdco at or with the express written consent of Thramann.

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(b)               Each of Holdco, Thramann Merger Sub and Auddia Merger Sub (A) was formed solely for the purpose of entering into the Contemplated Transactions and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(c)               Holdco has previously made available to Thramann true and complete copies of the certificate of incorporation and bylaws of each of Holdco, each of its Subsidiaries, and the Merger Subs, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. None of Holdco, its Subsidiaries, or the Merger Subs is in violation of any provision of their respective certificates of incorporation, certificate of formation, bylaws, operating agreement or equivalent governing documents.

Section 7.2            Capital Stock

(a)               As of the date hereof, the authorized Holdco Capital Stock consists of 1,000 shares of Holdco Common Stock. Except as set forth above in this Section 7.2(a), Holdco does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Holdco or any of its Subsidiaries on any matter. Except as set forth above in this Section 7.1(a), as of the Measurement Date, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Holdco or any of its Subsidiaries, (B) securities of Holdco or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of Holdco Capital Stock or any of its Subsidiaries or other voting securities or equity interests of Holdco or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Holdco or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from Holdco or any of its Subsidiaries, or obligations of Holdco or any of its Subsidiaries to issue, any shares of Holdco Capital Stock or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Holdco or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Holdco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Holdco or any of its Subsidiaries is a party or of which Holdco has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Holdco or any of its Subsidiaries.

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(b)               The authorized capital stock of Thramann Merger Sub consists of 1,000 membership interests, of which 1,000 membership interests are issued and outstanding, all of which membership interests are beneficially owned by Holdco.

(c)               The authorized capital stock of Auddia Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding, all of which shares are beneficially owned by Holdco.

(d)               The shares of Holdco Common Stock and Holdco Special Preferred Stock to be issued pursuant to the Mergers will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

Section 7.3            Subsidiaries. Holdco has no Subsidiaries and Holdco does not own any capital stock or membership interests of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other entity, other than Auddia Merger Sub and Thramann Merger Sub. Holdco is not and has never otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Holdco has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other entity. Each of Thramann Merger Sub and Auddia Merger Sub was formed solely for the purpose of engaging in the Mergers and the other Contemplated Transactions and has engaged in no business other than in connection with the Contemplated Transactions.

Section 7.4            Authority. Each of Holdco, Thramann Merger Sub and Auddia Merger Sub has all necessary corporate or company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Mergers and the other Contemplated Transactions, including the issuance of the applicable Merger Consideration pursuant to Section 4.1(a)(i) and Section 4.2(a)(i), as applicable. The execution, delivery and performance of this Agreement by Holdco and the Merger Subs and the consummation by Holdco and the Merger Subs of the Mergers and the other Contemplated Transactions have been duly authorized by all necessary corporate or limited liability company action on the part of Holdco and the Merger Subs and no other corporate proceedings on the part of Holdco or the Merger Subs are necessary to approve this Agreement or to consummate the Mergers and the other Contemplated Transactions, subject to the approval of this Agreement by Holdco as the sole stockholder of the Merger Subs. This Agreement has been duly executed and delivered by Holdco and the Merger Subs and, assuming the due authorization, execution and delivery by Thramann and Auddia, constitutes a valid and binding obligation of each of Holdco and the Merger Subs, enforceable against each of Holdco and the Merger Subs in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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Section 7.5            No Conflict; Consents and Approvals.

(a)               Except as set forth in Section 7.5(a) of the Holdco Disclosure Letter, the execution, delivery and performance of this Agreement by each of Holdco and the Merger Subs does not, and the consummation of the Mergers and the other Contemplated Transactions and compliance by each of Holdco and the Merger Subs with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Holdco or the Merger Subs under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of Holdco or the Merger Subs, (ii) any Holdco agreement to which Holdco or the Merger Subs is a party by which Holdco, the Merger Subs or any of their respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 7.5(b), any material Law or any rule or regulation of Nasdaq applicable to Holdco or the Merger Subs or by which Holdco, the Merger Subs or any of their respective properties or assets may be bound, except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Holdco Material Adverse Effect.

(b)               No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Holdco or the Merger Subs in connection with the execution, delivery and performance of this Agreement by Holdco or the Merger Subs or the consummation by Holdco or the Merger Subs of the Mergers and the other Contemplated Transactions or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the Contemplated Transactions, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings required under the rules and regulations of Nasdaq and (v) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Holdco Material Adverse Effect.

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Section 7.6            State Takeover Statutes. No Takeover Laws or any similar anti-takeover provision in the certificate of incorporation or bylaws of Holdco applicable to Holdco is, or at the applicable Effective Time will be, applicable to this Agreement, the Mergers, the issuance of the applicable Merger Consideration or any of the other Contemplated Transactions. The Holdco Board and the Merger Subs board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Contemplated Transactions.

Section 7.7            No Other Representations or Warranties. Except for the representations and warranties contained in ARTICLE V, each of Holdco and the Merger Subs acknowledges and agrees that none of Thramann and Auddia or any other Person on behalf of Thramann and Auddia makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Thramann and Auddia, or any other Person on behalf of Thramann and Auddia makes any representation or warranty with respect to any projections or forecasts delivered or made available to Holdco, the Merger Subs or any of their respective Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Thramann and Auddia (including any such projections or forecasts made available to Holdco, the Merger Subs or any of their respective Representatives in certain “data rooms” or management presentations in expectation of the Contemplated Transactions), and none of Holdco or the Merger Subs has relied on any such information or any representation or warranty not set forth in ARTICLE VII.

ARTICLE VIII
COVENANTS

Section 8.1            Operation of Auddia’s Business.

(a)               Except (i) as expressly contemplated or permitted by this Agreement, (ii) as expressly required by applicable Law, or (iii) unless Thramann shall otherwise consent in writing (email being sufficient), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE XI and the applicable Effective Time (the “Pre-Closing Period”), Auddia shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to conduct its business and operations in the Ordinary Course and in material compliance with the applicable Law and the requirements of all Auddia Material Contracts.

(b)               Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 8.1(b) of the Auddia Disclosure Letter, (iii) as required by applicable Law, or (iv) with the prior written consent of Thramann (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Auddia shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i)                 declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for any shares of Auddia Common Stock from terminated employees, directors or consultants of Auddia in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at no more than the purchase price thereof in connection with any termination of services to Auddia or any of its Subsidiaries);

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(ii)              except with respect to any Pre-Closing Financing, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Auddia Common Stock issued upon the valid exercise or settlement of outstanding Auddia Options, Auddia Warrants or Auddia Restricted Stock Unit Awards, as applicable), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii)            except as required to give effect to anything in contemplation of the Closing, amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv)             form any Subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(v)               (A) lend money to any Person, (B) except with respect to any Pre-Closing Financing, incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities or others (other than Holdco, Auddia Merger Sub or Thramann merger Sub) or (D) other than the incurrence or payment of Transaction Expenses, make any capital expenditure or commitment;

(vi)             sell, lease, license or otherwise irrevocably dispose of any of its assets or properties, or grant any Lien with respect to such assets or properties;

(vii)          other than as expressly required by applicable Law or the terms of any Auddia Plan in effect as of the date of this Agreement: (A) adopt, establish or enter into any Auddia Plan, including, for the avoidance of doubt, any equity award plans, (B) cause or permit any Auddia Plan to be amended other than as required by Law or in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations in place on the date of this Agreement pursuant to any Auddia Plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants, (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants, or (E) hire or terminate (other than for cause, or absent such a definition of cause, for conduct that the Auddia or such Subsidiary determines in good faith constitutes material misconduct) any officer, employee or consultant;

(viii)        enter into any transaction outside the Ordinary Course;

(ix)             acquire any material asset or sell, lease, license or otherwise irrevocably dispose of any of its material assets or properties, or grant any Lien with respect to such assets or properties;

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(x)               make, change or revoke any material Tax election; file any amended income or other material Tax Return; settle or compromise any material Tax claim; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Entity; surrender any material claim for refund; or adopt or change any material accounting method in respect of Taxes;

(xi)             waive, settle or compromise any pending or threatened Action against Auddia or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (B) that do not impose any material restrictions on the operations or businesses of Auddia or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by Auddia or any of its Subsidiaries;

(xii)          delay or fail to repay when due, any obligation, including accounts payable and accrued expenses;

(xiii)        forgive any loans to any Person, including its employees, officers, directors or Affiliate;

(xiv)         sell, assign, transfer, license, sublicense or otherwise dispose of any Intellectual Property of the Auddia;

(xv)           terminate or modify in any respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xvi)         enter into, amend, terminate, or waive any option or right under, any Auddia Material Contract or agreement that would be deemed to be an Auddia Material Contract if entered into on or prior to the date hereof;

(xvii)      other than the incurrence or payment of any Transaction Expenses, make any expenditures, incur any liabilities or discharge or satisfy any obligations;

(xviii)    enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, exercise any extension or expansion right under or violate or terminate any of the terms of any real property leases of Auddia;

(xix)         other than as expressly required by Law or GAAP, take any action to change accounting policies or procedures; or

(xx)           agree, resolve or commit to do any of the foregoing.

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Nothing contained in this Agreement shall give Thramann, directly or indirectly, the right to control or direct the operations of Auddia prior to the Auddia Merger Effective Time or Thramann Merger Effective Time. Prior to the Auddia Merger Effective Time, Auddia shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 8.2            Operation of Thramann’s Business.

(a)               Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 8.2(a) of the Thramann Disclosure Letter, (iii) as expressly required by applicable Law or (iv) unless Auddia shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned and email being sufficient), during the Pre-Closing Period, Thramann shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to conduct its business and operations in the Ordinary Course and in material compliance with the applicable Law and the requirements of all Material Contracts.

(b)               Except (i) as set forth in Section 8.2(b) of the Thramann Disclosure Letter, (ii) as expressly required by applicable Law or (iii) with the prior written consent of Auddia (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Thramann shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i)                 declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Thramann Membership Interests from terminated employees, managers, directors or consultants of Thramann);

(ii)              sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of any of the foregoing actions: (A) any capital stock or other security, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii)            amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv)             form any Subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(v)               (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, or (C) guarantee any debt securities;

(vi)             sell, lease, license or otherwise irrevocably dispose of any of its assets or properties, or grant any Lien with respect to such assets or properties;

(vii)          waive, settle or compromise any pending or threatened Action against Thramann or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (B) that do not impose any material restrictions on the operations or businesses of Thramann or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by Thramann or any of its Subsidiaries;

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(viii)        delay or fail to repay when due any material obligation, including accounts payable and accrued expenses, other than in the Ordinary Course;

(ix)             enter into, amend, terminate, or waive any option or right under, any Material Contract or agreement that would be deemed to be a Material Contract if entered into on or prior to the date hereof;

(x)               enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, exercise any extension or expansion right under or violate or terminate any of the terms of any real property leases of Thramann or any of its Subsidiaries;

(xi)             other than as expressly required by Law or GAAP, take any action to change accounting policies or procedures;

(xii)          make, change or revoke any material Tax election; file any amended income or other material Tax Return; settle or compromise any material Tax claim; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Entity; surrender any material claim for refund; or adopt or change any material accounting method in respect of Taxes;

(xiii)        sell, assign, transfer, license, sublicense or otherwise dispose of any Intellectual Property of Thramann; or

(xiv)         agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Auddia, directly or indirectly, the right to control or direct the operations of Thramann prior to the Auddia Merger Effective Time or Thramann Merger Effective Time. Prior to the Thramann Merger Effective Time, Thramann shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 8.3            Access and Investigation.

(a)               During the Pre-Closing Period, upon reasonable advance written notice and during normal business hours, Auddia, on the one hand, and Thramann, on the other hand, shall and shall use commercially reasonable efforts to cause such party’s Representatives to: (a) provide the other party and such other party’s Representatives with reasonable access during normal business hours to such party’s Representatives, personnel, property and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such party and its Subsidiaries, (b) provide the other party and such other party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data and other documents and information relating to such party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such party and its Subsidiaries as the other party may reasonably request, (c) permit the other party’s officers and other employees to meet with the chief financial officer and other officers and managers of such party responsible for such party’s financial statements and the internal controls of such party to discuss such matters as the other party may deem necessary and (d) make available to the other party copies of any material notice, report or other document filed with or sent to or received from any Governmental Entity in connection with the Contemplated Transactions. Any investigation conducted by either Auddia or Thramann pursuant to this Section 8.3(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party.

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(b)               Notwithstanding anything herein to the contrary in this Section 8.3(b), no access or examination contemplated by this Section 8.3(b) shall be permitted to the extent that it would require any party or its Subsidiaries (i) to waive the attorney-client privilege or attorney work product privilege, (ii) violate any applicable Law or (iii) breach such party’s confidentiality obligations to a third party; provided, that such party or any of its Subsidiaries (A) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (B) shall provide to the other party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information), (C) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other party in order that all such information may be provide to the other party without causing such violation or waiver, and (D) in the case of subsection (iii) above, upon the other party’s reasonable request, such party shall use its reasonable efforts to obtain such third party’s consent to permit such other party access to such information, subject to appropriate confidentiality protections. In addition, no access or examination contemplated by this Section 8.3 shall be permitted to the extent that it would require any party or its Subsidiaries, except as otherwise expressly required by this Agreement, to provide (A) information to the other party that relates to the negotiation of this Agreement, (B) information to the other party that relates to any process a party has conducted with any financial advisor or other communications with any Persons in connection therewith, or (C) minutes of the meetings of the board of directors of a party or any committee thereof discussing the transactions contemplated hereby.

Section 8.4            No Solicitation.

(a)               Each of Auddia (except as it relates to any Pre-Closing Financing) and Thramann agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any nonpublic information regarding such party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 9.2 and Section 9.3), (v) execute or enter into any letter of intent or any agreement contemplating or otherwise relating to any Acquisition Transaction, (vi) take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry or (vii) publicly propose to do any of the following; provided, however, that, notwithstanding anything contained in this Section 8.4 and subject to compliance with this Section 8.4, prior to obtaining the Auddia Stockholder Approval, Auddia may furnish nonpublic information regarding Auddia and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written

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Acquisition Proposal by such Person which the Special Committee or Auddia Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal was not obtained or made as a direct or indirect result of any breach of this Agreement, (B) the Special Committee or Auddia Board concludes in good faith, after consulting with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Auddia Board’s fiduciary duties under applicable Law, (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or entering into discussions with, such Person, Auddia provides Thramann written notice of the identity of such Person and of Auddia intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) Auddia receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, Auddia furnishes such nonpublic information to Thramann (to the extent such information has not been previously furnished by Auddia to Thramann). Without limiting the generality of the foregoing, each party acknowledges and agrees that, in the event any Representative of such party takes any action that, if taken by such party, would constitute a breach of this Section 8.4 by such party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 8.4 by such party for purposes of this Agreement.

(b)               If any party or any Representative of such party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such party shall promptly (and in no event later than one (1) Business Day after such party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such party shall keep the other party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto.

(c)               Each party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information provided to such Person as soon as reasonably practicable after the date of this Agreement.

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(d)               The parties agree that the rights and remedies for noncompliance with this Section 8.4 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the other party and that money damages would not provide an adequate remedy to so such party.

Section 8.5            Notification of Certain Matters. During the Pre-Closing Period, each of Thramann, on the one hand, and Auddia, on the other hand, shall promptly notify the other (and, if in writing, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions, (b) any Action against or involving or otherwise affecting such party or its Subsidiaries is commenced, or, to the knowledge of such party, threatened against such party or, to the knowledge of such party, any director, officer or employee of such party, (c) such party becomes aware of any inaccuracy in any representation or warranty made by such party in this Agreement or (d) the failure of such party to comply with any covenant or obligation of such party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in ARTICLE IX or Article X, as applicable, impossible or materially less likely. No such notice shall be deemed to supplement or amend the Thramann Disclosure Letter or the Auddia Disclosure Letter for the purpose of (x) determining the accuracy of any of the representations and warranties made by Thramann or Auddia in this Agreement or (y) determining whether any condition set forth in Article VII or Article VIII has been satisfied. Any failure by either party to provide notice pursuant to this Section 8.5 shall not be deemed to be a breach for purposes of Section 8.2(b) and Section 8.3(b), as applicable, unless such failure to provide such notice was knowing and intentional.

ARTICLE IX
ADDITIONAL AGREEMENTS

Section 9.1            Registration Statement; Proxy Statement.

(a)               As promptly as practicable but in any event no later than April 30, 2026, (i) Auddia shall prepare, and cause Holdco to file with the SEC, a proxy statement relating to the Auddia Stockholders Meeting to be held in connection with the Mergers (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and (ii) Auddia, shall prepare, and cause Holdco to file with the SEC, a registration statement on Form S-4 (the “Form S-4”), in which the Proxy Statement shall be included as a part (the Proxy Statement and the Form S-4, collectively, the “Registration Statement”), in connection with the registration under the Securities Act of the shares of Holdco Capital Stock to be issued by virtue of the Contemplated Transactions, other than any shares of Holdco Capital Stock which are not permitted to be registered on Form S-4 pursuant to applicable Law. Each of Auddia and Holdco shall use its reasonable best efforts to (i) cause the Registration Statement to comply with the applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) respond promptly to any comments or requests (written or oral) of the SEC or its staff relating to the Registration Statement. Holdco shall promptly notify Thramann upon the receipt of any comments or requests (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement. Holdco shall take all or any action required under any applicable federal, state, securities and other Laws in connection with the issuance of shares of Holdco Capital Stock pursuant to the Contemplated Transactions. Thramann shall reasonably cooperate with Auddia and Holdco and furnish all information concerning itself and its Affiliates, as applicable, to the Auddia that is required by law to be included in the Registration Statement as the Auddia may reasonably request in connection with such actions and the preparation of the Registration Statement.

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(b)               Auddia and Holdco covenant and agree that the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of Auddia and Thramann covenants and agrees that the information supplied by or on behalf of Holdco, concerning itself, to Auddia for inclusion in the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither party makes any covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other party or any of their Representatives regarding such other party or its Affiliates for inclusion therein.

(c)               Auddia shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Auddia’s stockholders as promptly as practicable (but in any event no later than two (2) Business Days) after the Registration Statement is declared effective under the Securities Act.

(d)               If at any time before the applicable Effective Time (i) any party (A) becomes aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement, (B) receives notice of any SEC request for an amendment or supplement to the Registration Statement or for additional information related thereto, or (C) receives SEC comments on the Registration Statement, or (ii) the information provided in the Registration Statement has become “stale” and new information should be disclosed in an amendment or supplement to the Registration Statement; then, in each case such party, as the case may be, shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC (and, if appropriate, in mailing such amendment or supplement to the Auddia stockholders) or otherwise addressing such SEC request or comments and each party shall use their commercially reasonable efforts to cause any such amendment to become effective, if required. Auddia shall promptly notify Thramann if it becomes aware (1) that the Registration Statement has become effective, (2) of the issuance of any stop order or suspension of the qualification or registration of the Holdco Capital Stock issuance in connection with the Contemplated Transactions for offering or sale in any jurisdiction, or (3) any order of the SEC related to the Registration Statement, and shall promptly provide to Thramann copies of all written correspondence between it or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Registration Statement and all orders of the SEC relating to the Registration Statement.

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(e)               Auddia and Thramann shall reasonably cooperate with Holdco and provide, and cause its Representatives to provide, Holdco and its Representatives, with all true, correct and complete information regarding Auddia and Thraman that is required by law to be included in the Registration Statement or reasonably requested by Holdco to be included in the Registration Statement. Without limiting the respective obligations of Auddia or Thramann in Section 8.1(a) and Section 8.2(a), as applicable, Auddia and Thramann will use commercially reasonable efforts to cause to be delivered to Holdco a letter of Auddia and Thramann’s independent accounting firm, dated no more than two (2) Business Days before the date on which the Registration Statement becomes effective (and reasonably satisfactory in form and substance to Holdco), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(f)                Thramann and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Registration Statement, prior to the filing thereof with the SEC. No filing of, or amendment or supplement to, the Registration Statement will be made by Holdco, and Auddia shall not cause Auddia to make such filings, and no filing of, or amendment or supplement to, the Registration Statement will be made by Holdco, and Auddia will not cause Holdco to make such filings, in each case, without the prior consent of Thramann, which shall not be unreasonably withheld, conditioned or delayed.

(g)               As promptly as reasonably practicable, Thramann shall furnish to Auddia the Thramann Audited Financial Statements and the Thramann Interim Financial Statements. Each of the Thramann Audited Financial Statements and the Thramann Interim Financial Statements will be prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto and except, in the case of any unaudited financial statements, to normal year-end audit adjustments) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Thramann as of the dates of and for the periods referred to in Thramann’s Audited Financial Statements or Thramann’s Interim Financial Statements, as the case may be.

Section 9.2            Holdco and the Merger Sub Approvals.

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(a)               Promptly following the execution of this Agreement, Auddia shall cause Holdco to take all actions necessary to cause this Agreement and the Contemplated Transactions, including the Mergers, to be adopted by Holdco as the sole stockholder of each of Auddia Merger Sub and Thramann Merger Sub, as applicable, for all required purposes under applicable Law.

Section 9.3            Auddia Stockholders’ Meeting.

(a)               Auddia shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Auddia Common Stock (the “Auddia Stockholder Meeting”) to consider and obtain the approval of Auddia’s stockholders (the “Auddia Stockholder Approval”) and thereby approve the Contemplated Transactions (the “Auddia Stockholder Proposals”). The Auddia Stockholder Meeting shall be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, and in any event no later than forty-five (45) days after the effective date of the Registration Statement. Auddia shall take reasonable measures to ensure that all proxies solicited in connection with the Auddia Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Auddia Stockholder Meeting, or a date preceding the date on which the Auddia Stockholder Meeting is scheduled, Auddia reasonably determines in good faith that (i) it will not receive proxies sufficient to obtain the Auddia Stockholder Approval, whether or not a quorum would be present or (ii) it will not have sufficient shares of Auddia Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Auddia Stockholder Meeting, Auddia may postpone or adjourn, or make one or more successive postponements or adjournments of, the Auddia Stockholder Meeting as long as the date of the Auddia Stockholder Meeting is not postponed or adjourned by more than an aggregate of thirty (30) days in connection with any postponements or adjournments. Except as required by applicable Law, in no event shall the record date of the Auddia Stockholders’ Meeting be changed without Thramann’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(b)               Auddia agrees that, subject to Section 9.3(c), (i) the Auddia Board shall recommend that the holders of Auddia Common Stock vote to approve the Auddia Stockholder Proposals and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 9.3(a) above and (ii) the Proxy Statement shall include a statement to the effect that the Auddia Board (acting upon the recommendation of the Special Committee) recommends that Auddia’s stockholders vote to approve the Auddia Stockholder Proposal (the recommendation of the Auddia Board being referred to as the “Auddia Board Recommendation”) and (iii) the Auddia Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Auddia Board shall not publicly propose to withhold, amend, withdraw or modify the Auddia Board Recommendation) in a manner adverse to Thramann, and no resolution by the Auddia Board or any committee thereof to withdraw or modify the Auddia Board Recommendation in a manner adverse to Thramann or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Auddia Board Adverse Recommendation Change”).

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(c)               Notwithstanding anything to the contrary contained in Section 9.3(b), and subject to compliance with Section 8.4 and Section 9.3, at any time prior to the approval of the Auddia Stockholder Proposal by the Auddia Stockholder Approval, if Auddia receives a bona fide written Superior Offer, the Auddia Board (acting on the recommendation of the Special Committee) may make a Auddia Board Adverse Recommendation Change if, but only if, following the receipt of and on account of such Superior Offer, (1) the Auddia Board or the Special Committee determines in good faith, after consulting with outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (2) Auddia has, and has caused its financial advisors and outside legal counsel to, during the Auddia Notice Period, negotiate with Thramann in good faith to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer (to the extent Thramann desires to negotiate) and (3) if after Thramann shall have delivered to Auddia an irrevocable written offer to alter the terms or conditions of this Agreement during the Auddia Notice Period, the Auddia Board or Special Committee shall have determined in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Auddia Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (after taking into account such alterations of the terms and conditions of this Agreement); provided that (x) Thramann receives written notice from Auddia confirming that the Auddia Board has determined to change its recommendation at least five (5) Business Days in advance of the Auddia Board Adverse Recommendation Change (the “Auddia Notice Period” ), which notice shall include a description in reasonable detail of the reasons for such Auddia Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer, (y) during any Auddia Notice Period, Thramann shall be entitled to deliver to Auddia one or more counterproposals to such Acquisition Proposal and Auddia will, and cause its Representatives to, negotiate with Thramann in good faith (to the extent Thramann desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and (z) in the event of any material amendment to any Superior Offer (including any revision in the amount, form or mix of consideration or percentage of the combined company that Auddia’s stockholders would receive as a result of such potential Superior Offer), Auddia shall be required to provide Thramann with notice of such material amendment and the Auddia Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Auddia Notice Period following such notification during which the parties shall comply again with the requirements of this Section 9.3(c) and the Auddia Board shall not make a Auddia Board Adverse Recommendation Change prior to the end of such Auddia Notice Period as so extended (it being understood that there may be multiple extensions).

(d)               Unless this Agreement is validly terminated pursuant to Section 11.1(h), Auddia’s obligation to call, give notice of and hold the Auddia Stockholder Meeting in accordance with Section 9.3(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Auddia Board Recommendation or any Auddia Board Adverse Recommendation Change.

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(e)               Nothing contained in this Agreement shall prohibit Auddia or the Auddia Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that any disclosure made by Auddia or the Auddia Board pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Auddia is unable to take a position with respect to the bidder’s tender offer unless the Auddia Board determines in good faith, after consultation with its outside legal counsel, that such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

Section 9.4            Calculation of Net Cash.

(a)               Not less than ten (10) Business Days prior to the anticipated date for Closing as mutually agreed in good faith by Auddia and Thramann (the “Anticipated Closing Date”), Auddia will deliver to Thramann a certificate signed by an officer of Auddia in the form reasonably acceptable to Thramann setting forth a schedule (the “Auddia Net Cash Schedule”, and the date of delivery of the Auddia Net Cash Schedule, the “Delivery Date”) setting forth, in reasonable detail, Auddia’s good faith, estimated calculation of Net Cash (the “Auddia Net Cash Calculation”) as of the close of business on the Closing Date (the “Cash Determination Time”) prepared and certified by Auddia’s chief financial officer (or if there is no chief financial officer at such time, the principal financial and accounting officer for Auddia). Auddia shall make available to Thramann (electronically to the greatest extent possible), as reasonably requested by Thramann, the work papers and back-up materials (including all relevant invoices and similar evidence of outstanding obligations) used or useful in preparing the Auddia Net Cash Schedule and, if reasonably requested by Thramann, Auddia’s internal finance personnel, accountants and counsel at reasonable times and upon reasonable notice.

(b)               Within eight (8) Business Days after the Delivery Date (the last day of such period, the “Response Date”), Thramann shall have the right to dispute any part of the Auddia Net Cash Calculation by delivering a written notice to that effect to Auddia (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail and, to the extent known, the nature and amounts of any proposed revisions to the Auddia Net Cash Calculation.

(c)               If, on or prior to the Response Date, Thramann notifies Auddia in writing that it has no objections to the Auddia Net Cash Calculation or, if prior to 11:59 p.m. (Eastern time) on the Response Date, Thramann fails to deliver a Dispute Notice as provided in Section 9.4(b), then the Auddia Net Cash Calculation as set forth in the Auddia Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time (the “Final Auddia Net Cash”) for purposes of this Agreement.

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(d)               If Thramann delivers a Dispute Notice on or prior to 11:59 p.m. (Eastern time) on the Response Date, then Representatives of Auddia and Thramann shall promptly, and in no event later than one calendar day after the Response Date, communicate and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Net Cash, which agreed upon Net Cash amount (if so resolved) shall be deemed to have been finally determined for purposes of this Agreement and to represent the Final Auddia Net Cash for purposes of this Agreement.

(e)               If Representatives of Auddia and Thramann are unable to resolve the disputed items pursuant to Section 9.4(d) within three calendar days after delivery of the Dispute Notice (or such other period as Auddia and Thramann may mutually agree upon), then any remaining disagreements as to the calculation of Net Cash shall be referred to an independent auditor of recognized national standing jointly selected by Auddia and Thramann (provided that if the parties are unable to select an independent auditor within five (5) days, then either Auddia or Thramann may thereafter request that the Philadelphia, Pennsylvania Office of the American Arbitration Association (“AAA”) make such selection (either the independent auditor jointly selected by both parties or such independent auditor selected by the AAA, the “Accounting Firm”)). Auddia shall promptly deliver to the Accounting Firm all work papers and back-up materials used in preparing the Auddia Net Cash Schedule, and Auddia and Thramann shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within five calendar days of accepting its selection. Auddia and Thramann shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Auddia and Thramann. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash made by the Accounting Firm shall be made in writing delivered to each of Auddia and Thramann, shall be final and binding on Auddia and Thramann and shall (absent manifest error) be deemed to have been finally determined for purposes of this Agreement and to represent the Final Auddia Net Cash for purposes of this Agreement. The parties shall delay the Closing until the resolution of the matters described in this Section 9.4(e). The fees and expenses of the Accounting Firm shall be allocated between Auddia and Thramann in the same proportion that the disputed amount of the Net Cash that was unsuccessfully disputed amount by such party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash amount and such portion of the costs and expenses of the Accounting Firm borne by Thramann and any other fees, costs or expenses incurred by Thramann following the Anticipated Closing Date in connection with the procedures set forth in this Section 9.4(e) shall be deducted from the final determination of the amount of Net Cash, to the extent of available amounts. If this Section 9.4(e) applies as to the determination of the Final Auddia Net Cash described in Section 9.4(a), upon resolution of the matter in accordance with this Section 9.4(e), the parties shall not be required to determine the Net Cash again even though the Closing Date may occur later than the Anticipated Meeting Date. Notwithstanding anything else in this Agreement, Auddia shall redetermine the Final Auddia Net Cash if the Closing Date is more than ten calendar days after the Anticipated Meeting Date.

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Section 9.5            Efforts; Transaction Litigation.

(a)               The parties shall use commercially reasonable efforts to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each party: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Contemplated Transactions, (ii) shall use commercially reasonable efforts to obtain each consent (if any) reasonably required to be obtained (pursuant to any applicable law or agreement, or otherwise) by such party in connection with the Contemplated Transactions or for such agreement to remain in full force and effect, (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummations of this Agreement.

(b)               Notwithstanding the generality of the foregoing, each party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such party with or otherwise submitted by such party to any Governmental Entity with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Entity.

(c)               Without limiting the generality of the foregoing, Auddia shall give Thramann prompt (but not later than within two (2) Business Days of receipt) written notice of any “demand letter” or any litigation initiated, or threatened or in writing against Auddia and/or its directors relating to this Agreement or the Contemplated Transactions (the “Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and keep Thramann reasonably informed with respect to the status thereof. Subject to the penultimate sentence of this Section 9.4(c), Auddia shall, on behalf of the parties hereto, control and lead all communications and strategy relating to any Transaction Litigation, subject to this Section 9.4(c). Auddia will (i) give Thramann the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, (ii) consult with Thramann with respect to the defense, settlement and prosecution of any Transaction Litigation, (iii) consider in good faith Thramann’s advice with respect to such Transaction Litigation and (iv) will not settle or consent or agree to settle or compromise any Transaction Litigation without Thramann’s prior written consent (which such consent shall not be unreasonably withheld or delayed). Without otherwise limiting the rights of current or former directors and officers of Auddia with regard to the right to counsel, following the applicable Effective Time, current or former directors and officers of Auddia with rights to indemnification as described in Section 9.5 shall be entitled to retain any counsel selected by such indemnified parties to defend any Transaction Litigation as it relates to such indemnified parties in accordance with Section 9.5.

Section 9.6            Indemnification, Exculpation and Insurance.

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(a)               From the applicable Effective Time through the sixth (6th) anniversary of the date on which the applicable Effective Time occurs, Holdco and each Surviving Company shall indemnify and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the applicable Effective Time, a director, officer or manager of Auddia or Thramann, respectively (the “D&O Indemnified Parties”), against all demands, claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, Action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director, officer or manager of Auddia or of Thramann, whether asserted or claimed prior to, at or after the applicable Effective Time, in each case, to the fullest extent permitted under the DGCL or the Colorado Limited Liability Company Act (the “CLLCA”), as applicable. Each D&O Indemnified Party will be entitled to advancement of fees, costs and expenses incurred in the defense of any such demand, claim, Action, suit, proceeding or investigation from each of Holdco and each Surviving Company, jointly and severally, upon receipt by Holdco or a Surviving Company from the D&O Indemnified Party of a request therefor; provided, that any such D&O Indemnified Party to whom expenses are advanced provides an undertaking to Holdco, Auddia Surviving Company or Thramann Surviving Company, to the extent then required by the DGCL or CLLCA, as applicable, to repay such advances if it is ultimately determined that such D&O Indemnified Party is not entitled to indemnification. Such undertaking, if required, shall be unsecured and made without reference to the D&O Indemnified Party’s ability to repay such advances or, except as may be limited by applicable Law, ultimate entitlement to indemnification. No other form of undertaking shall be required. All rights to indemnification, exculpation and advancement of expenses or other protection in respect of any claim asserted or made, and for which a D&O Indemnified Party delivers a written notice to Holdco prior to the sixth (6th) anniversary of the applicable Effective Time asserting a claim for such protections pursuant to this Section 9.5, shall continue until the final disposition of such claim.

(b)               The provisions of the certificate of incorporation and bylaws of Holdco with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers thereof that are presently set forth in the certificate of incorporation and bylaws of Holdco, as applicable, shall not be amended, modified or repealed for a period of six (6) years from the Auddia Merger Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Auddia Merger Effective Time, were officers or directors of Holdco, unless such modification is required by applicable Law. The certificate of incorporation and bylaws of the Auddia Surviving Company and articles of organization and operating agreement of Thramann Surviving Company shall contain, and Holdco shall cause the certificate of incorporation or formation and bylaws or operating agreement of the Auddia Surviving Company and Thramann Surviving Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Holdco.

(c)               From and after the applicable Effective Time, the Surviving Companies shall fulfill and honor in all respects the obligations of Thramann and Auddia to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Thramann and Auddia’s organizational documents and pursuant to any indemnification agreements between Thramann or Auddia and such D&O Indemnified Parties, with respect to demands, claims, Actions, suits, proceedings or investigations whether asserted or claimed prior to, at or after the applicable Effective Time, arising out of matters occurring at or prior to the applicable Effective Time.

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(d)               From and after the applicable Effective Time, Holdco shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially reasonable terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Auddia. In addition, Holdco shall purchase, prior to the applicable Effective Time, a six-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Auddia’s and Thramann’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the applicable Effective Time with respect to any claim related to any period of time at or prior to the applicable Effective Time with terms, conditions, exclusions, retentions and limits of liability that are no less favorable than the coverage provided under Auddia’s and Thramann’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Auddia or Thramann by reason of him or her serving in such capacity that existed or occurred at or prior to the applicable Effective Time (including in connection with this Agreement or the Contemplated Transactions).

(e)               The provisions of this Section 9.5 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Auddia and Thramann by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives.

(f)                In the event Holdco or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Holdco, as the case may be, shall succeed to the obligations set forth in this Section 9.5. Holdco shall cause the Auddia Surviving Company and Thramann Surviving Company to perform all of their respective obligations under this Section 9.5.

Section 9.7            Section 16 Matters. Prior to the applicable Effective Time, each of Auddia and Thramann shall take all such steps as may be necessary or appropriate to cause the acquisitions of Holdco Capital Stock (including derivative securities with respect to such Holdco Common Stock) resulting from the Contemplated Transactions by each individual who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Holdco to be exempt under Rule 16b promulgated under the Exchange Act.

Section 9.8            Disclosure. The parties shall use their commercially reasonable efforts to agree to the text of any initial press release and Auddia’s Form 8-K announcing the execution and delivery of this Agreement. No party shall, and no party shall permit any of its Subsidiaries or any of its Representatives to, issue any press release or make any disclosure (to any customers or employees of such party, to the public or otherwise) regarding the Contemplated Transactions unless (a) the other party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is requited by applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such party advises the other party of, and consults with the other party regarding, the text of such press release or disclosure; provided, however, that each of Thramann and Auddia may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements made by Thramann or Auddia in compliance with this Section 9.7. Notwithstanding the foregoing, a party need not consult with any other parties in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 9.3(d) or with respect to any Acquisition Proposal, Auddia Board Adverse Recommendation Change, or pursuant to Section 9.3(e).

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Section 9.9            Listing. From the date hereof until the Auddia Merger Effective Time, Auddia shall use commercially reasonable efforts to maintain its existing listing on Nasdaq until the Auddia Merger Effective Time. At or prior to the applicable Effective Time, (a) Auddia and Thramann shall reasonably cooperate to seek approval of the listing of the combined corporation on Nasdaq, (b) in accordance with the rules and regulations of Nasdaq, prepare and submit (with the prior approval of Thramann) to Nasdaq a notification form for the listing of shares of Holdco Common Stock to be issued in connection with the Contemplated Transactions, and (c) prepare and timely submit to Nasdaq a notification form for the Nasdaq Reverse Stock Split (if required) and submit a copy of the amendment to Auddia’s certificate of incorporation effecting the Nasdaq Reverse Stock Split, certified by the Secretary of State of the State of Delaware to Nasdaq on the Closing Date.

Section 9.10        Tax Matters.

(a)               The parties intend that the Mergers shall qualify as a non-taxable exchange of shares of Holdco Capital Stock for Thramann Membership Interests and shares of Auddia Capital Stock within the meaning of Section 351(a) of the Code. For the avoidance of doubt, the Holdco Notes shall constitute “boot” for purposes of Section 351(b) of the Code, and each holder receiving such Holdco Notes shall recognize gain (but not loss) in an amount equal to the lesser of (i) the fair market value of such boot received or (ii) the amount of gain realized on the exchange. Each of Auddia and Thramann shall use reasonable best efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates to, take any action or cause any action to be taken which to its knowledge would reasonably be expected to prevent or impede the Mergers from qualifying for nonrecognition of gain and loss under Section 351 of the Code (the “U.S. Tax Treatment”).

(b)               If, in connection with the preparation and filing of the Registration Statement or any other filing required by applicable Law or the SEC’s review thereof, the SEC requests or requires that a tax opinion with respect to the U.S. federal income tax consequences of the Mergers and the intended U.S. Tax Treatment be prepared and submitted (a “Tax Opinion”), (i) Auddia and Thramann shall each use their respective reasonable best efforts to deliver to Goodwin Procter LLP, counsel to Auddia, and to Kelley Drye & Warren LLP, counsel to Thramann, customary Tax representation letters satisfactory to each such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by each such counsel in connection with the preparation and filing of such Registration Statement or any other filing required by applicable Law, (ii) Auddia shall use its reasonable best efforts to cause Goodwin Procter LLP to furnish a Tax Opinion addressed to Auddia, subject to customary assumptions and limitations, satisfactory to the SEC, and (iii) Thramann shall use its reasonable best efforts to cause Goodwin Procter LLP to furnish a Tax Opinion addressed to Thramann, subject to customary assumptions and limitations, satisfactory to the SEC.

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Section 9.11        Directors and Officers. Until successors are duly elected or appointed and qualified in accordance with applicable Law, the parties shall use commercially reasonable efforts to take all necessary actions so that the Persons listed on Section 3.3 of the Thramann Disclosure Letter or Auddia Disclosure Letter, as applicable, are elected or appointed, as applicable, to the positions of officers and directors of the Auddia Surviving Company or manager of the Thramann Surviving Company, as set forth therein, to serve in such positions effective as of the applicable Effective Time. If any Person listed on Section 3.3 of the Thramann Disclosure Letter or Auddia Disclosure Letter is unable or unwilling to serve as officer or director of the Auddia Surviving Company or Thramann Surviving Company, as set forth therein, the party appointing such Person (as set forth on Section 3.3 of the Thramann Disclosure Letter or Auddia Disclosure Letter) shall designate a successor.

Section 9.12        Obligations of the Merger Subs. Holdco will take all action necessary to cause Auddia Merger Sub and Thramann Merger Sub to perform its obligations under this Agreement and to consummate the Auddia Merger and Thramann Merger on the terms and conditions set forth in this Agreement.

Section 9.12        Allocation Certificate. Thramann will prepare and deliver to Auddia at least five (5) Business Days prior to the Closing Date a spreadsheet setting forth (as of immediately prior to the Thramann Merger Effective Time) (a) each holder of Thramann Membership Interests, (b) such holder’s name and physical address, (c) the number or percentage of Thramann Membership Interests held as of the Closing Date for each such holder and (d) the number of shares of Holdco Capital Stock to be issued to such holder pursuant to this Agreement in respect of Thramann Membership Interests held by such holder as of immediately prior to the Thramann Merger Effective Time (the “Allocation Certificate”).

Section 9.13        Holdco Equity Plans. Prior to the Auddia Merger Effective Time, the Holdco Board will adopt the 2025 Equity Incentive Plan, subject to the Closing and effective as of the Auddia Merger Effective Time, and will include provisions in the Proxy Statement for stockholders of Auddia to approve the 2025 Equity Incentive Plan. Subject to the approval of the 2025 Equity Incentive Plan by the stockholders of Auddia prior to the Auddia Merger Effective Time, Auddia shall file with the SEC, promptly after the Auddia Merger Effective Time and at its expense, a registration statement on Form S-8 (or any successor form), if available for use by Auddia, relating to the shares of Holdco Common Stock issued with respect to the 2025 Equity Incentive Plan.

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Section 9.14        Auddia SEC Documents. From the date of this Agreement to the Auddia Merger Effective Time, Auddia shall timely file with the SEC all Auddia SEC Documents. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each Auddia SEC Document filed by Auddia with the SEC (a) shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE X
CLOSING CONDITIONS

Section 10.1        Conditions Precedent of each Party. The obligations of each party to effect the Mergers and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the parties, at or prior to the Closing, of each of the following conditions:

(a)               The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding seeking a stop order with respect to the Registration Statement and has not been withdrawn.

(b)               No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

(c)               Auddia shall have obtained the Auddia Stockholder Approval.

(d)               Auddia's Net Cash as of the Cash Determination Time shall be equal to or greater than $12,000,000.

(e)               The Lock-Up Agreements will continue to be in full force and effect as of immediately following the applicable Effective Time.

(f)                If the parties determine necessary to effectuate the transactions contemplated by this Agreement (acting reasonably and in good faith), the Holdco Charter Amendment shall have been duly filed with the Delaware Secretary of State, containing such amendments as are necessary to consummate the transactions contemplated by this Agreement.

(g)               Holdco shall have obtained approval of the listing of the combined company.

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Section 10.2        Conditions Precedent to Obligation of Thramann. The obligations of Thramann to effect the Thramann Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Thramann, at or prior to the Closing, of each of the following conditions:

(a)               Accuracy of Representations. The representations and warranties of Holdco, Auddia, Auddia Merger Sub and Thramann Merger Sub made in this Agreement (other than the Auddia Fundamental Representations) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, individually or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Auddia Material Adverse Effect (without giving effect to any references therein to any Auddia Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Auddia Disclosure Letter or Holdco Disclosure Letter, as applicable, made or purported to have been made after the date of this Agreement shall be disregarded). The Auddia Fundamental Representations shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) in respect of Section 6.2 for such inaccuracies which are solely the result of exercise or vesting of awards under an Auddia Plan or Auddia Warrants in each case that were outstanding on the date of this Agreement and (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date).

(b)               Performance of Covenants. Holdco, Auddia, Auddia Merger Sub and Thramann Merger Sub shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the applicable Effective Time.

(c)               No Auddia Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Auddia Material Adverse Effect.

(d)               Market Capitalization. As of immediately prior to the Closing Date, Auddia's Market Capitalization as of the close of business on the Business Day immediately preceding the Closing Date shall be equal to or greater than Six Million Dollars ($6,000,000).

(e)               Officer’s Certificate. Thramann shall have received a certificate executed by an officer of Auddia certifying that the conditions set forth in Section 10.2(a), Section 10.2(b), Section 10.2(c) and Section 10.2(d) have been duly satisfied.

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Section 10.3        Conditions Precedent of Auddia. The obligations of Auddia to effect the Auddia Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Auddia, at or prior to the Closing, of each of the following conditions:

(a)               Accuracy of Representations. The representations and warranties of Thramann made in this Agreement (other than Thramann Fundamental Representations) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (without giving effect to any references therein to any Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Thramann Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). The Thramann Fundamental Representations shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct as of such particular date).

(b)               Performance of Covenants. Thramann shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Thramann Merger Effective Time.

(c)               No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(d)               Closing Certificate. Auddia shall have received a certificate executed by an officer of Thramann certifying (i) that the conditions set forth in Section 10.3(a), (b), and (c) have been duly satisfied, (ii) that the information set forth in the Allocation Certificate delivered by Thramann in accordance with Section 9.12 is true and accurate in all respects as of the Closing Date, and (iii) the Contribution has been completed.

ARTICLE XI
TERMINATION

Section 11.1        Termination. This Agreement may be terminated prior to the applicable Effective Time (whether before or after approval of the Auddia Stockholder Proposal by Auddia’s stockholders, unless otherwise specified below):

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(a)               by mutual consent of Auddia and Thramann;

(b)               by either Auddia or Thramann if the Mergers shall not have been consummated by September 30, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to Thramann or Auddia if such party’s (or in the case of Auddia, Auddia’s, Holdco’s or either Merger Sub’s) breach of this Agreement has been a principal cause of the failure of the Mergers to occur on or before the End Date;

(c)               by either Auddia or Thramann if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions, provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to a party if such party’s (or in the case of Auddia, Auddia’s, Holdco’s or either Merger Sub’s) breach of this Agreement is a principal cause of any such Governmental Entity issuing any such order or taking any such other action;

(d)               by either Auddia or Thramann if (i) the Auddia Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Auddia’s stockholders shall have taken a final vote on the Auddia Stockholder Proposal and (ii) the Auddia Stockholder Approval shall not have been obtained at the Auddia Stockholder Meeting (or any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to a party if such party’s (or in the case of Auddia, Merger Sub’s) breach of this Agreement is a principal cause of the failure of the Auddia Stockholder Approval to have been obtained at the Auddia Stockholder Meeting;

(e)               by Thramann (at any time prior to obtaining the Auddia Stockholder Approval) if any Auddia Triggering Event shall have occurred;

(f)                by Thramann, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Auddia, Holdco or either Merger Sub or if any representation or warranty of Auddia, Holdco or either Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 10.2(a) or Section 10.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Thramann is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further that if such inaccuracy in Auddia’s, Holdco’s or either Merger Sub’s representations and warranties or breach by Auddia, Holdco or either Merger Sub is curable by Auddia, Holdco or either Merger Sub, then this Agreement shall not terminate pursuant to this Section 11.1(f) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Thramann to Auddia, Holdco or either Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 11.1(f) and (ii) Auddia, Holdco or either Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Thramann to Auddia, Holdco or either Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 11.1(f) (it being understood that this Agreement shall not terminate pursuant to this Section 11.1(f) as a result of such particular breach or inaccuracy if such breach by Auddia, Holdco or either Merger Sub is cured prior to such termination becoming effective);

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(g)               by Auddia, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Thramann or if any representation or warranty of Thramann shall have become inaccurate, in either case, such that the conditions set forth in Section 10.3(a) or Section 10.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Auddia, Holdco or either Merger Sub is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further that if such inaccuracy in Thramann’s representations and warranties or breach by Thramann is curable by Thramann, then this Agreement shall not terminate pursuant to this Section 11.1(g) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Auddia to Thramann of such breach or inaccuracy and its intention to terminate pursuant to this Section 11.1(g) and (ii) Thramann ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Auddia to Thramann of such breach or inaccuracy and its intention to terminate pursuant to this Section 11.1(g) (it being understood that this Agreement shall not terminate pursuant to this Section 11.1(g) as a result of such particular breach or inaccuracy if such breach by Thramann is cured prior to such termination becoming effective); or

(h)               by Auddia (at any time prior to obtaining the Auddia Stockholder Approval) and following compliance with all of the requirements set forth in the proviso to this Section 11.1(h), concurrently with Auddia’s entering into a definitive agreement for a Superior Offer (a “Permitted Alternative Agreement”) and after having paid to Thramann, the Thramann Termination Fee pursuant to Section 11.3(c); provided, however, that Auddia shall not enter into any Permitted Alternative Agreement unless: (i) Thramann shall have received written notice from Auddia of Auddia’s intention to enter into such Permitted Alternative Agreement at least five (5) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Auddia shall have complied in all material respects with its obligations under Section 8.4 and Section 9.3, and (iii) the Auddia Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law.

The party desiring to terminate this Agreement pursuant to this Section 11.1 (other than pursuant to Section 11.1(a)) shall give a notice of such termination to the other party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

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Section 11.2        Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 11.2, Section 11.3 and ARTICLE XII (and the related definitions of the defined terms in such section) shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement and the provisions of Section 11.3 shall not relieve any party of any liability for actual and intentional fraud.

Section 11.3        Expenses; Termination Fees.

(a)               Except as set forth in this Section 11.3 all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

(b)               If (i) this Agreement is terminated by Auddia or Thramann pursuant to Section 11.1(d) (Termination for Failure to Obtain Auddia Stockholder Approval) or by Thramann pursuant to Section 11.1(f) (Termination for Auddia Breach), (ii) at any time after the date of this Agreement and prior to the Auddia Stockholder Meeting an Acquisition Proposal with respect to Auddia shall have been publicly announced, disclosed or otherwise communicated to the Auddia Board (and shall not have been withdrawn) and (iii) within six (6) months after the date of such termination, Auddia enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Auddia shall pay Thramann, by wire transfer of same day funds to an account designated by Thramann, within two (2) Business Days after termination (or, if applicable, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $600,000 and reimburse Thramann for all reasonable out-of-pocket expenses incurred by Thramann in connection with this Agreement and the Contemplated Transactions, up to a maximum of $200,000 (the “Thramann Termination Fee”).

(c)               If this Agreement is terminated (i) by Thramann or by Auddia pursuant to Section 11.1(b) (Termination at End Date) (at a time when Thramann has the right to terminate this Agreement pursuant to Section 11.1(e) (Termination for Auddia Triggering Event)) or pursuant to Section 11.1(e) (Termination for Auddia Triggering Event) or (ii) by Auddia pursuant to Section 11.1(h) (Termination for Auddia Superior Offer), then Auddia shall pay to Thramann the Thramann Termination Fee, by wire transfer of same day funds to an account designated by Thramann, (x) in the case of a termination by Auddia referred to in the foregoing clause (i) or (ii), prior (and as a condition) to such termination or (y) in the case of a termination by Thramann described in the foregoing clause (i), within two (2) Business Days after such termination.

(d)               If Auddia fails to pay when due any amount payable by it under this Section 11.3, then (i) Auddia shall reimburse Thramann for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 11.3 and (ii) Auddia shall pay to Thramann interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent.

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(e)               The parties agree that, subject to Section 11.2, the payment of fees and expenses set forth in this Section 11.3 shall be the sole and exclusive remedy of Thramann following a termination of this Agreement under the circumstances described in this Section 11.3, it being understood that in no event shall Auddia be required to pay the individual fees, damages payable pursuant to this Section 11.3 on more than one occasion. Subject to Section 11.2, following the payment of the fees and expenses set forth in this Section 11.3 by Auddia, (i) Auddia shall have no further liability to Thramann in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Auddia giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) neither Thramann nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Auddia or seek to obtain any recovery, judgment or damages of any kind against Auddia (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of Auddia) in connection with or arising out of this Agreement or the termination thereof, any breach by Auddia giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) Thramann and its respective Affiliates shall be precluded from any other remedy against Auddia and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by Auddia giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the parties acknowledges that (x) the agreements contained in this Section 11.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 11.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the parties in the circumstances in which such amount is payable; provided, however, that nothing in this Section 11.3(e) shall limit the rights of the parties under Section 12.11.

ARTICLE XII
GENERAL PROVISIONS

Section 12.1        Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the applicable Effective Time, other than this ARTICLE XII and those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the applicable Effective Time.

Section 12.2        Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors or managers at any time, whether before or after the Auddia Stockholder Approval has been obtained; provided, however, that after the Auddia Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Auddia, as applicable, without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

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Section 12.3        Waiver. The parties may, by action taken or authorized by their respective Boards of Directors or managers, to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Thramann Member Approval or the Auddia Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the Thramann Member or stockholders of Auddia, as applicable, without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 12.4        Fees and Expenses. Except as otherwise set forth in this Agreement, including, without limitation Section 11.3, all fees and expenses incurred in connection with this Agreement, the Mergers and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses.

Section 12.5        Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Auddia to:
Auddia Inc.
1680 38th Street, Suite 130
Boulder, CO 80301
Attention: John Mahoney
Email: jmahoney@auddia.com

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with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
3025 John F Kennedy Blvd
Philadelphia, Pennsylvania 19104

	Attention:	Jennifer L. Porter
Laura U. Gulick

	Email:	JPorter@goodwinlaw.com
LGulick@goodwinlaw.com

(ii)	if to Thramann, to:

Thramann Holdings, LLC
8580 Strawberry Lane
Niwot, CO 80503-7171

	Attention:	Jeffrey Thramann

	E-mail:	jeff@thramann.com

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
333 West Wacker Drive, Suite 2600
Chicago, IL 60606

	Attention:	Andrew Pillsbury

	Email:	apillsbury@kelleydrye.com

Section 12.6        Entire Agreement. This Agreement (including the Exhibits hereto), the Thramann Disclosure Letter, the Auddia Disclosure Letter and the Holdco Disclosure Letter constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof; provided, further, that the Certificates of Merger is incorporated by reference and made a part hereof for purposes of Section 251 of the DGCL and Section 203 of the CCAA.

Section 12.7        No Third Party Beneficiaries.

(a)               Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 9.5 and Section 12.17.

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(b)               The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 12.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 12.8        Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Contemplated Transactions shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 12.9        Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Contemplated Transactions. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Contemplated Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 12.10    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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Section 12.11    Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that each party shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives and will not oppose the granting of an injunction, specific performance or other equitable relief on the basis of (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post any bond, surety or other security as a prerequisite to obtaining equitable relief.

Section 12.12    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 12.13    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

Section 12.14    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 12.15    Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 12.16    No Presumption Against Drafting Party. Each of Auddia, Holdco, Auddia Merger Sub, Thramann Merger Sub and Thramann acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the Contemplated Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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Section 12.17    Conflict Waiver; Attorney-Client Privilege.

(a)               Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:

(i)                 Kelley Drye & Warren LLP (together with any successor, “KDW”) has acted as counsel to the Thramann Member, Thramann and Thramann’s Subsidiaries, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Mergers and the Contemplated Transactions. Holdco agrees, and, after the Thramann Merger Effective Time, shall cause Thramann and its Subsidiaries to agree, that, following consummation of the Thramann Merger, such representation and any prior representation of Thramann or its Subsidiaries by KDW shall not preclude KDW from serving as counsel to the Thramann Member or any director, member, shareholder, partner, officer or employee of Thramann or its Subsidiaries, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Mergers or the Contemplated Transactions.

(ii)              Holdco shall not, and shall cause Thramann and its Subsidiaries not to, seek or have KDW disqualified from any such representation based on the prior representation of the Thramann and its Subsidiaries by KDW. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 12.17(a) shall not be deemed exclusive of any other rights to which KDW is entitled whether pursuant to law, contract, or otherwise.

(b)               All communications prior to the Thramann Merger Effective Time between the Thramann Member, Thramann or its Subsidiaries, on the one hand, and KDW, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive consummation of the Thramann Merger, and from and after the Thramann Merger Effective Time shall belong solely to the Thramann Member and shall not pass to or be claimed by Holdco, Thramann or their Subsidiaries. Accordingly, Holdco, Thramann and their Subsidiaries shall not have access to any Privileged Communications or to the files of KDW relating to such engagement from and after the Thramann Merger Effective Time. Without limiting the generality of the foregoing, from and after the Closing, (i) the Thramann Member (and not Holdco,

84

Thramann or their Subsidiaries) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Holdco, Thramann or their Subsidiaries shall be a holder thereof, (ii) to the extent that files of KDW in respect of such engagement constitute property of the client, only the Thramann Member (and not Holdco, Thramann or their Subsidiaries) shall hold such property rights and (iii) KDW shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Holdco, Thramann or their Subsidiaries by reason of any attorney-client relationship between KDW and Thramann or its Subsidiaries or otherwise. Notwithstanding the foregoing, in the event that after the Thramann Merger Effective Time a dispute arises between Holdco or its Affiliates (including the Thramann and its Subsidiaries), on the one hand, and a third party other than the Thramann Member, on the other hand, Holdco and its Affiliates (including Thramann and its Subsidiaries) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Holdco nor any of its Affiliates (including the Thramann and its Subsidiaries) may waive such privilege without the prior written consent of the Thramann Member, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Holdco or any of its Affiliates (including Thramann and its Subsidiaries) is legally required by outstanding judgment, order, injunction, rule or decree of any Governmental Entity or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Holdco’s counsel, then Holdco shall immediately (and, in any event, within two (2) Business Days) notify the Thramann Member in writing so that the Thramann Member can seek a protective order. In furtherance of the foregoing, each of the parties agrees that (i) no waiver is intended by failing to remove all Privileged Communications from Thramann’s or its Subsidiaries files and computer systems, and (ii) after the Thramann Merger Effective Time the parties will use commercially reasonable efforts to take the steps necessary to ensure the Privileged Communications are held and controlled by the Thramann Member. Holdco agrees that after the Thramann Merger Effective Time none of Holdco, Thramann, or their Affiliates will (i) access or review the Privileged Communications in connection with any action, litigation, claim, or dispute against or involving the Thramann Member or (ii) use or assert the Privileged Communications against the Thramann Member in any action, litigation, claim, or dispute against or involving the Thramann Member.

(c)               This Section 12.17 is intended for the benefit of, and shall be enforceable by, KDW. This Section shall be irrevocable, and no term of this Section may be amended, waived, or modified, without the prior written consent of KDW.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCCARTHY FINNEY, INC.

By: /s/ Jeff Thramann
Name: Jeff Thramann
Title: President

AUDDIA INC.

By: /s/ John Mahoney
Name: John Mahoney
Title: Chief Financial Officer

AUDDIA MERGER SUB, INC.

By: /s/ Jeff Thramann
Name: Jeff Thramann
Title: President

THRAMANN MERGER SUB LLC

By: /s/ Jeff Thramann
Name: Jeff Thramann
Title: President

[Signature Page to Agreement and Plan of Merger]

86

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THRAMANN HOLDINGS, LLC.

By: /s/ Jeffrey Thramann
Name: Jeffrey Thramann
Title: Manager

[Signature Page to Agreement and Plan of Merger]

87

EXHIBIT A

Form of Auddia Support Agreement

[Exhibit to the Merger Agreement]

88

EXHIBIT B

Form of Lock-Up Agreement

[Exhibit to the Merger Agreement]

89

EXHIBIT C

Form of Holdco Note

[Exhibit to the Merger Agreement]

90

EXHIBIT D

Form of Special Preferred Certificate of Designations

[Exhibit to the Merger Agreement]

91

EXHIBIT E

Form of Certificate of Incorporation of Holdco

[Exhibit to the Merger Agreement]

92

EXHIBIT F

Form of By-Laws of Holdco

[Exhibit to the Merger Agreement]

93

EXHIBIT G

Board of Directors of Holdco

1.	Jeffrey Thramann, M.D.
2.	Nick Balletta
3.	Emmanuel L. de Boucaud
4.	Joshua Sroge

[Exhibit to the Merger Agreement]

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EXHIBIT H

Officers of Holdco

1.	Jeffrey Thramann, M.D.
2.	John Mahoney

[Exhibit to the Merger Agreement]

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ANNEX B

Delaware The First State Page 1 10419858 8100 SR# 20254705852 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 205456496 Date: 12 - 01 - 25 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “MCCARTHY FINNEY, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2025, AT 12:45 O`CLOCK P.M.

Annex B-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MCCARTHY FINNEY, INC.

A DELAWARE CORPORATION

McCarthy Finney, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.The name of the Company is McCarthy Finney, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 1, 2025 (the “Original Certificate”).

2.This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Original Certificate that was filed with the Secretary of State of the State of Delaware on December 1, 2025 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.The text of the Amended and Restated Certificate is hereby amended, restated and integrated in its entirety to provide as follows.

ARTICLE I.

The name of the Company is McCarthy Finney, Inc.

ARTICLE II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

Annex B-2

ARTICLE IV.

A.This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, having a par value per share of $0.001. Ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001.

B.The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "Board of Directors") is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.BOARD OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and thereafter until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Annex B-3

C.REMOVAL OF DIRECTORS.

1.Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

2.Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

D.VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

E.BYLAW AMENDMENTS.

1. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

Annex B-4

ARTICLE VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII.

Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (C) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Company; or (D) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII.

A.The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.Notwithstanding any other provisions of this Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Company required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

Annex B-5

ARTICLE IX.

Officer Limitation of Liability

A.	Officers. To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Company, except for liability (a) for any breach of the Officer’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article IX, “Officer” shall mean an individual who has been duly appointed as an officer of the Company and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Company as contemplated by 10 Del. C. § 3114(b).

B.	Amendment or Modification. Any amendment, repeal or modification of this Article IX by either of (i) the stockholders of the Company or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.

ARTICLE X.

The name and address of the incorporator are as follows:

Jeffrey Thramann	5755 Central Avenue, #C
Boulder, CO 80301

ARTICLE XI.

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Company until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

Jeffrey Thramann	5755 Central Avenue, #C
Boulder, CO 80301

Nick Balletta	5755 Central Avenue, #C
Boulder, CO 80301

Emmanuel L. de Boucaud	5755 Central Avenue, #C
Boulder, CO 80301

Joshua Sroge	5755 Central Avenue, #C
Boulder, CO 80301

***

Annex B-6

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on [DATE], 2026.

This Certificate of Incorporation shall become effective at 5:00 p.m. Eastern Time on [DATE], 2026.

By:

Name:

Incorporator

Annex B-7

ANNEX C

March 3, 2026	PRIVATE & CONFIDENTIAL

Special Committee to the Board of Directors Auddia, Inc.

1680 38th Street, Suite 130

Boulder, Colorado 80301

Ladies and Gentlemen:

Houlihan Capital, LLC (“Houlihan Capital”) understands that Auddia, Inc. (“Client”, “Company”, or “Auddia”) is contemplating a transaction pursuant to which Auddia will become a wholly owned subsidiary of McCarthy Finney, Inc. (“MF”), a newly formed holding company, through a series of merger transactions. Concurrently, Thramann Holdings, LLC (“Thramann”), which owns LT350 LLC (“LT350”), Influence Healthcare LLC (“Influence”), and Voyex LLC (“Voyex” and together with LT350 and Influence, the “Thramann-Contributed Companies” and together with Auddia, the “Contributed Companies” and together with MF and Thramann, the “Involved Companies”), will also become a wholly owned subsidiary of MF. As a result of the transaction, MF will own Auddia, LT350, Influence Healthcare, and Voyex. Auddia stockholders will receive common equity of MF representing approximately 20% of its outstanding common stock, while the owners of Thramann will receive preferred equity and a senior convertible note representing the remaining economic interest in MF, subject to the terms of such securities (the “Transaction”).

Pursuant to an engagement letter dated January 30, 2026, the Special Committee to the Board of Directors of the Company (the “Special Committee”) engaged Houlihan Capital as its financial advisor to render a written opinion (the “Opinion”) to the Special Committee, whether or not favorable, as to whether, as of the date of such Opinion, the Transaction is fair from a financial point of view to the unaffiliated shareholders of Auddia.

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital’s investigation included, among other things, the following:

•	Held discussions with certain members of Auddia’s senior management (“Management”) regarding the Transaction, the historical performance of the Involved Companies (giving effect to the Transaction), and the future outlook for the Involved Companies;
•	Review of information provided by Client including, but not limited to:
o	The Company’s latest reports on Form 10-Q and 10-K and other relevant public documents as filed with the Securities and Exchange Commission;
o	Management-provided financial projections for Auddia on a standalone basis for the fiscal year(s) ended (“FYE”) December 31, 2026, through December 31, 2034;

Annex C-1

o	Management-provided financial projections for MF on a consolidated basis for the fiscal year(s) ended December 31, 2026, through December 31, 2035;
o	An estimated MF cap table pro forma for the Transaction;
o	The Company’s Discovr Strategy Review presentation, dated August 27th, 2025;
o	A January 26, 2025 draft of the Agreement and Plan of Merger;
o	A January 22, 2026 draft of the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock of McCarthy Finney, Inc.;
o	A January 21, 2026 draft of the Senior Note;
o	Information related to the Thramann-Contributed Companies, including but not limited to:
▪	For LT350,
•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;
•	A Management-provided LT350 third quarter 2025 Investor Presentation;
•	A Pitchbook Emerging Space Brief dedicated to AI Neoclouds, dated November 27, 2024;
▪	For Influence,
•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;
•	A Pitchbook industry research overview titled “The Value-Based Care Enabler Landscape”, published July 11, 2023 (and subsequent update published March 14, 2024);
•	A Health Management Associates (“HMA”) report titled “Analyzing the Expanded Landscape of Value-Based Entities”, published February 2024; and,
▪	For Voyex,
•	Historical financial statements for the FYE December 31, 2023, through December 31, 2024, as well as for the last-twelve-month (“LTM”) period ended March 31, 2025;
•	A Management-provided Voyex second quarter 2025 Investor Overview Presentation.
•	Reviewed the industries in which the Involved Companies operate, which included a review of (i) certain industry and economic research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses; and
•	Developed indications of value for the Company and MF using generally accepted valuation methodologies.

Our analyses contained herein are confidential. The Opinion may be used (i) by the Special Committee in evaluating the Transaction, (ii) in disclosure materials to shareholders of the Company, (iii) in filings with the U.S. Securities and Exchange Commission (including the filing of the Opinion and the data and analysis presented by Houlihan Capital to the Special Committee), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Special Committee’s recommendation to its shareholders with respect to the adoption of the Transaction or how any shareholder of the Company should vote with respect to such adoption or the statutory or other method by which the Company is seeking such vote in accordance with the terms of the Transaction, applicable law, and the Company’s organizational instruments.

Annex C-2

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, bad faith, fraud, or gross negligence), nor will any such claim be asserted by or on behalf of the Company or its affiliates against any such person with respect to the Opinion other than Houlihan Capital.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of any Involved Company, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. We have further relied upon the assurances and representations from Company management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading in any material respect for the purposes of the Opinion. We have not assumed responsibility for any independent verification of this information, nor have we assumed any obligation to verify this information. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

Management has further represented that (i) Management directed Houlihan Capital to rely oncertain forecasted financial information for Auddia on a standalone basis for fiscal years 2026 through 2034 (the “Auddia Forecast”) in preparation of its Opinion; (ii) Management directed Houlihan Capital to rely on certain forecasted financial information for McCarthy Finney for fiscal years 2026 and 2035 (the “McCarthy Finney Forecast” and together with the Auddia Forecast, the “Forecasts”) in preparation of its Opinion; (iii) the Auddia Forecast represents Management’s good faith assessment of the projected future financial performance of Auddia on a standalone basis; (iv) the McCarthy Finney Forecast represents Management’s good faith assessment of the projected future financial performance of the combined company resulting from the Transaction for the periods indicated therein, and after conducting such due diligence as Management has deemed necessary or appropriate, Management has no reason to believe that Houlihan Capital should not rely upon the McCarthy Finney Forecast; (v) Houlihan Capital had no role whatsoever in the preparation of the Forecasts, nor was Houlihan Capital asked to provide an outside “reasonableness review” of the Forecasts. Further, the Company did not engage Houlihan Capital to audit or otherwise validate any of the Forecasts’ underlying inputs and assumptions; (vi) Management affirmed that Houlihan Capital summarized and presented the Forecasts accurately in materials provided to the Special Committee; and (vii) Management directed Houlihan Capital to assume that the Company will raise $10.53 million via the issuance of equity in order to satisfy the $12.0 million minimum net cash condition in the Transaction.

Several analytical methodologies were considered, and a subset of those were employed, in arriving at the Opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

Annex C-3

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital’s Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Opinion. Houlihan Capital is under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

Our only opinion is the formal written opinion Houlihan Capital has expressed as to whether, as of the date of such Opinion, the Transaction is fair from a financial point of view to the unaffiliated shareholders of Auddia. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of Company, its shareholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the

Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals, has any ownership or other beneficial interests in any Involved Company and has provided no previous investment banking or consulting services to any Involved Company.

Houlihan Capital has received and is receiving a fee from the Company relating to its services in providing the Opinion that is not contingent on the consummation of the proposed Transaction.

In an engagement letter dated January 30, 2026, Client has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services.

Subject to the foregoing qualifications, assumptions, and limitations, as of the date hereof, it is Houlihan Capital’s opinion that the Transaction is fair from a financial point of view to the unaffiliated shareholders of Auddia. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Respectfully submitted,

Houlihan Capital, LLC

Annex C-4

ANNEX D

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), is made as of February [●], 2026, by and among Auddia Inc., a Delaware corporation (“Auddia”), Thramann Holdings, LLC, a Colorado limited liability company (“Thramann”), and the Person set forth on Schedule A hereto (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.001 per share (“Auddia Common Stock”), of Auddia set forth opposite the Stockholder’s name on Schedule A (all Auddia Common Stock owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently herewith, Thramann, Auddia, McCarthy Finney, Inc., a Delaware corporation (“Holdco”), Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Auddia Merger Sub”) and Thramann Merger Sub, LLC, a Colorado limited liability company and wholly owned subsidiary of Holdco (“Thramann Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended, restated, amended and restated or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Thramann Merger Sub with and into Thramann, with Thramann continuing as the surviving company (the “Thramann Merger”) and the merger of Auddia Merger Sub with and into Auddia, with Auddia continuing as the surviving company (the “Auddia Merger” and together with the Thramann Merger, the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Thramann has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I
VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1.           Voting of Subject Shares.

(a)             From and after the date hereof and prior to the Expiration Time (as defined below), at every meeting of the holders of Auddia Common Stock (the “Auddia Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Auddia Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote or cause to be voted the Subject Shares: (i) in favor of adopting the Merger Agreement and approving the Mergers and the other Contemplated Transactions, (ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, and (iii) against any Acquisition Proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the consummation of the Mergers and the transactions contemplated in the Merger Agreement.

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(b)             Except as permitted under clauses (A) through (J) of Section 1.2 below, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Auddia Stockholders. In the event of a stock split, stock dividend or distribution, or any change in Auddia Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

1.2.           No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, prior to the Expiration Time (as defined below), the Stockholder shall not, directly or indirectly, (a) create any Lien other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares; (b) transfer, sell, assign, gift, pledge or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take any action that, to the knowledge of the Stockholder, would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may (A) Transfer Subject Shares as a bona fide charitable contribution, gift or donation; (B) Transfer the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder; (C) Transfer the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder; (D) Transfer the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder; (E) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (F) make Transfers not involving a change in beneficial ownership; (G) if the Stockholder is a trust, Transfer the Subject Shares to any beneficiary of the Stockholder or the estate of any such beneficiary; (H) exercise an option or warrant to purchase Auddia Common Stock or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant); (I) Transfer Auddia Common Stock to Auddia to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of any options, warrants, restricted stock units or other equity awards, as applicable; (J) Transfer Auddia Common Stock with the prior written consent of Auddia; provided that, with respect to clauses (A) through (J) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides Auddia with a copy of such agreement promptly upon consummation of any such Transfer; provided further, that in each case, the underlying shares of Auddia Common Stock shall continue to be subject to the restrictions on Transfer set forth in this Agreement notwithstanding that such transferee has not executed a counterpart hereof or joinder hereto; or (K) Transfer Auddia Common Stock to another holder of capital stock of Auddia that has signed a support agreement in the same form as this Agreement. The Stockholder agrees that any shares of capital stock or other equity voting securities of Auddia that such Stockholder acquires or with respect to which such Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Time (as defined below), including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Shares. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3.           Documentation and Information. The Stockholder shall permit and hereby authorizes Holdco, Auddia and Thramann to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Holdco, Auddia and Thramann reasonably determines to be necessary in connection with the Mergers and any of the Contemplated Transactions, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Auddia is an intended third-party beneficiary of this Section 1.3.

Annex D-2

1.4.           Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In the event and to the extent that the Stockholder fails to vote the Subject Shares in accordance with Section 1.1 at any applicable meeting of the Auddia Stockholders or pursuant to any applicable written consent of the stockholders of Auddia, the Stockholder shall be deemed to have irrevocably granted to, and appointed, Auddia and any of its designees with full power of substitution and resubstitution, as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Auddia Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Auddia Stockholders or in connection with any action sought to be taken by written consent of the Auddia Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Auddia Stockholders or in connection with any action sought to be taken by written consent of the Auddia Stockholders without a meeting. Auddia agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Auddia. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Thramann to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder (other than shares beneficially owned by the Stockholder that are held in the name of a bank, broker or nominee), the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with the terms set forth in Section 3.2 hereof.

1.5.           No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Holdco, Auddia or Thramann any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and neither Holdco, Auddia nor Thramann will have the authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Auddia or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

1.6.             No Exercise of Appraisal Rights; Waivers. In connection with the Contemplated Transactions, the Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) to the extent permitted under applicable Law, relating to the Mergers that Stockholder may have by virtue of, or with respect to any Subject Shares (including all rights under Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Appendix I) and (b) agrees that the Stockholder will not, under any circumstances in connection with the Contemplated Transactions, exercise any dissenters’ or appraisal rights in respect of any Subject Shares, and (c) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the board of directors of Auddia (the “Auddia Board”), breaches any fiduciary duty of the Auddia Board or any member thereof; provided that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Auddia.

Annex D-3

1.7.           No Solicitation of Transactions. The Stockholder hereby agrees that, prior to the Expiration Time (as defined below), the Stockholder shall not, directly or indirectly, including through any of its officers, directors or agents: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding Auddia to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 1.7) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) permitted under the Merger Agreement); or (f) publicly propose to do any of the foregoing. The Stockholder hereby represents and warrants that the Stockholder has read Section 8.4 (No Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby. Notwithstanding the foregoing, the Stockholder will not be responsible for the breaches by its officers, directors or agents that have otherwise entered into a separate support agreement with Auddia (in a form reasonably acceptable to Thramann), unless the Stockholder knowingly and intentionally caused such breach.

Article II
REPRESENTATIONS AND WARRANTIES OF THE Stockholder

The Stockholder represents and warrants to Holdco and Auddia that:

2.1.           Organization; Authorization; Binding Agreement. The Stockholder has full legal capacity and power, right and authority to (a) execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby and (b) vote all of the Subject Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.2.           Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Liens (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) as provided in the certificate of incorporation or bylaws of Auddia. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Auddia Common Stock owned by the Stockholder as of the date hereof. Except pursuant to Auddia’s certificate of incorporation and bylaws, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3.           Voting Power. The Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4.           Reliance. The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the Auddia Stockholders, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Mergers and the transactions contemplated by the Merger Agreement. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Holdco, Thramann or Auddia or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Holdco, Thramann, Auddia or either Surviving Company) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Mergers or the transactions contemplated by the Merger Agreement. The Stockholder understands and acknowledges that the Holdco, Thramann, Auddia and the Merger Subs are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

Annex D-4

2.5.           Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6.           Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Stockholder is subject, or (c) any Contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

Article III
MISCELLANEOUS

3.1.           Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Auddia, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Auddia.

3.2.           Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Thramann Merger Effective Time (the “Expiration Time”). Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 3.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article III shall survive any termination of this Agreement.

3.3.           Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Mergers in strict confidence and shall not divulge any such information to any third person until Auddia has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, or subsidiary of the Stockholder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Auddia, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Mergers, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Holdco, Thramann and Auddia, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with Holdco, Thramann and Auddia to the extent practicable.

3.4.           Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5.           Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3 and Section 3.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Auddia may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Auddia of any of its obligations hereunder.

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3.6.           Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7.           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8.           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

3.9.           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10.        Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11.        Construction.

(a)             For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)             The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)             As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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(d)             Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e)             The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12.        Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13.        Capacity as Stockholder. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a holder of Auddia Common Stock, and not in the Stockholder’s capacity as a director, officer or employee of Auddia or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Auddia in the exercise of his or her fiduciary duties as a director or officer of Auddia or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Auddia or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14.        No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Auddia Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Auddia’s organizational documents, the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Auddia Inc. By:_______________________________ Name: John Mahoney Title: Chief Financial Officer

[Signature Page to Support Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Thramann Holdings, LLC By:_______________________________ Name: Jeffrey Thramann Title: Manager

[Signature Page to Support Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

McCarthy Finney, Inc. By:______________________________ Name: Jeffrey Thramann Title: President

[Signature Page to Support Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

(Print Name of Stockholder)

__________________________________

(Signature)

__________________________________

(Name and Title of Signatory, if Signing
on Behalf of an Entity)

Address for Notices:

__________________________________

__________________________________

Email:______________________________

[Signature Page to Support Agreement]

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Schedule A

Name of Stockholder	No. Shares

[•]	[•]

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Appendix I

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

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c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

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(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

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(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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ANNEX E

Lock-Up Agreement

February [●], 2026

Ladies and Gentlemen:

The undersigned (the “Stockholder”) understands that: (i) McCarthy Finney, Inc., a Delaware corporation (the “Holdco”), has entered into an Agreement and Plan of Merger, dated as of February [●], 2026 (as such agreement may be amended, restated, amended and restated or otherwise modified from time to time, the “Merger Agreement”), with Thramann Holdings, LLC, a Colorado limited liability company (the “Thramann”), Auddia Inc., a Delaware corporation (“Auddia”), Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Auddia Merger Sub”) and Thramann Merger Sub, LLC., a Colorado corporation and wholly owned subsidiary of Holdco (“Thramann Merger Sub”), pursuant to which (x) Auddia Merger Sub will be merged with and into Auddia (the “Auddia Merger”) and the separate corporate existence of Auddia Merger Sub will cease and Auddia will continue as the surviving corporation (the “Auddia Merger Effective Time”) and (y) Thramann Merger Sub will be merged with and into Thramann (the “Thramann Merger” and together with the Auddia Merger, the “Mergers”) and the separate corporate existence of Thramann Merger Sub will cease and Thramann will continue as the surviving corporation (the “Thramann Effective Time”) and (ii) in connection with the Mergers, the holders of membership interests of Thramann will receive shares of common stock, par value $0.001 per share, of Holdco (“Holdco Common Stock”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to the willingness of each of the parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees that the Stockholder will not, subject to the exceptions set forth in this letter agreement, during the period commencing upon the date hereof and ending on the date that is 180 days after the Auddia Merger Effective Time (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco Common Stock received by the Stockholder in connection with the Contemplated Transactions (excluding shares of Holdco Common Stock received upon conversion of the Notes) or any securities of Holdco received by the Stockholder in connection with the Contemplated Transactions that are convertible into or exercisable or exchangeable for Holdco Common Stock, including without limitation, Holdco Common Stock or such other securities which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities of Holdco which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit or other equity award (excluding shares of Holdco Common Stock received upon conversion of the Notes) (collectively, “Shares”), (b) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Holdco Common Stock or such other securities, in cash or otherwise, or (c) make any demand for or exercise any right with respect to the registration of any Shares, in each case other than:

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(i) transfers of Shares as bona fide charitable contributions, gifts or donations as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(ii) if the Stockholder is a natural person, transfers or dispositions of Shares to (A) any person related to the Stockholder by blood or adoption who is an immediate family member of the Stockholder, or by marriage or domestic partnership, or to a trust formed for the benefit of the Stockholder or any of the Stockholder’s immediate family, (B) to the Stockholder’s estate, following the death of the Stockholder, by will, intestacy or other operation of Law, (C) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or (D) to any corporation, partnership or other entity, in each case, all of the beneficial ownership interests of which are held by the Stockholder or an immediate family member of the Stockholder;

(iii) if the Stockholder is a corporation, partnership or other entity, (A) to another corporation, partnership, or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Stockholder, including investment funds or other entities under common control or management with the Stockholder (including, for the avoidance of doubt, where the Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, current or former partners, members, stockholders or managers (or to the estates of any of the foregoing), as applicable, of the Stockholder (including upon the liquidation and dissolution of the Stockholder pursuant to a plan of liquidation approved by the Stockholder’s equity holders), (C) transfers or dispositions not involving a change in beneficial ownership or (D) with prior written consent of Holdco (as constituted following the Closing);

(iv) transfers or dispositions of Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder;

(v) transfers of Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder;

(vi) transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vii) transfers or dispositions not involving a change in beneficial ownership;

(viii) if the Stockholder is a trust, transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary; provided that, in the case of any transfer or distribution of this clause (viii) such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Holdco a lock up agreement in the form of this letter agreement with respect to the shares of Holdco Common Stock or such other securities that have been transferred or distributed;

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(ix) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Holdco’s capital stock involving a change of control of the Holdco, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the restrictions contained in this letter agreement;

(x) any sales in open market transactions (including, without limitation, the establishment of a 10b5-1 Plan (as defined below) and any sales pursuant to such 10b5-1 Plan) during the Restricted Period to generate such amount of net proceeds to the Stockholder from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of restricted stock units held by the Stockholder that are scheduled to vest and/or settle immediately prior to or during the Restricted Period;

(xi) transfers pursuant to an order of a court or regulatory agency;

(xii) transfers, distributions, sales or other transactions with the prior written consent of Holdco (as constituted following the Closing); or

(xiii) transfers, distributions, sales or other transactions of Holdco Common Stock, if any, issued in connection with the Pre-Closing Financing; or (d) publicly disclose the intention to do any of the foregoing described in clauses (a), (b) and (c) above; provided, that in each case of clauses (i)-(viii), (1) other than with respect to clause (v), no filing by any party (including any donor, donee, transferor or transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period), (2) other than with respect to clause (v), any such transfer or distribution shall not involve a disposition for value, and (3) the transferee or donee agrees in writing to be bound by the terms and conditions of this letter agreement and either the Stockholder or the transferee or donee provides Holdco with a copy of such agreement promptly upon consummation of any such transfer; provided further, that in the case of clause (x), filings under Section 16(a) of the Exchange Act shall only be permissible if such filing clearly indicates in the footnotes thereto that the filing relates to securities being sold to generate net proceeds up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of Holdco equity awards. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the restrictions imposed by this letter agreement, the Stockholder may (a) exercise an option or warrant to purchase Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant provided the Shares are transferred to Holdco and not sold on the open market) and provided further, that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (b) transfer Shares to Holdco to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of such options, warrants, restricted stock units or other equity awards, as applicable, (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) for the transfer of Shares, provided that such plan does not provide for any transfers of Shares during the Restricted Period (except as provided in clause (ix) above) and, provided further, that, no filing under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment of such a plan (except if the Stockholder is a director or officer of Holdco, for disclosure required under Item 408 to Regulation S-K), (d) transfer Shares to Holdco pursuant to arrangements under which Holdco has the option to repurchase such Shares, or (e) transfer or dispose of Shares acquired on the open market following the Auddia Effective Time.

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Any attempted transfer in violation of this letter agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and will not be recorded on the stock transfer books of Holdco. In order to ensure compliance with the restrictions referred to herein, the Stockholder agrees that Holdco may issue appropriate “stop transfer” certificates or instructions. Holdco may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the Stockholder under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the Stockholder.

In the event that during the Restricted Period any holder of Holdco’s securities that is subject to a substantially similar agreement entered into by such holder, other than the Stockholder, is permitted by Holdco to sell or otherwise transfer or dispose of shares of Holdco Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Holdco Common Stock held by the Stockholder shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Holdco to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ shares of Holdco Common Stock in an aggregate amount in excess of 1% of the number of shares of Holdco Common Stock originally subject to a substantially similar agreement.

Upon the release of any Shares from this letter agreement, Holdco will cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates or the establishment of book entry positions at the Holdco’s transfer agent representing the Shares without the restrictive legend above and the withdrawal of any stop transfer instructions at the Holdco’s transfer agent.

The Stockholder understands that each of Holdco, Auddia and Thramann is relying upon this letter agreement in proceeding toward consummation of the Mergers. The Stockholder further understands that this letter agreement is irrevocable and is binding upon the Stockholder’s heirs, legal representatives, successors and assigns.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The Stockholder understands that if the Merger Agreement is terminated in accordance with its terms, or the board of directors of Auddia makes a Auddia Board Adverse Recommendation Change, the Stockholder will be released from all obligations under this letter agreement.

This letter agreement may be executed by electronic (i.e., PDF) transmission, which is deemed an original.

[Signature Page Follows]

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Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

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ANNEX F

DELAWARE APPRAISAL RIGHTS FOR AUDDIA STOCKHOLDERS

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

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d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

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(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

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(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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ANNEX G

MCCARTHY FINNEY, INC.

2026 EQUITY INCENTIVE PLAN

1. GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

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(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

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(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 4,500,000 shares (the “Share Reserve”).

In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to 5% of the Outstanding Shares on December 31st of the preceding calendar year (the “Annual Increase”). Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

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(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the Share Reserve cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 2,250,000 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $250,000; provided, however, that such amount shall be $500,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of these limitations, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

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5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

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(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

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(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

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6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

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(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

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7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, vesting or settlement of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise, vesting or settlement of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

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(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

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(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

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(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

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10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Plan shall become effective (the “Effective Date”) upon the Closing Date subject to stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

11. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

12. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

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(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Closing Date” means the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, by and among McCarthy Finney, Inc., Auddia Merger Sub, Inc., Thramann Merger Sub LLC, Auddia Inc. and Thramann Holdings, LLC, dated as of February 17, 2026.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, having one vote per share.

(l) “Company” means McCarthy Finney, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

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(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an unrelated person or entity;

(ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

(iii) the sale of all of the Stock of the Company to an unrelated person, entity or group acting in concert; or

(iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

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(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

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(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outstanding Shares” means, as of a specified date, the sum of (a) the number of shares of Capital Stock outstanding and (b) the number of shares of Common Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire Common Stock for a nominal exercise price.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes; (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) financings; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) employee retention; (xl) initiation of studies by specific dates; (xli) budget management; (xlii) submission to, or approval by, a regulatory body of an applicable filing or a product; (xliii) regulatory milestones; (xliv) progress of internal research or development programs; (xlv) progress of partnered programs; (xlvi) partner satisfaction; (xlvii) milestones related to research development, product development and manufacturing; (xlviii) expansion of sales in additional geographies or markets; (xlix) research progress, including the development of programs; (l) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (li) filing of patent applications and granting of patents; and (lii) any other measures of performance selected by the Board.

Annex G-17

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to any regulatory body. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this McCarthy Finney, Inc. 2026 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

Annex G-18

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Annex G-19

ANNEX H

FORM OF PROXY CARD

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T03073 - Z93687 Abstain Against For ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! AUDDIA INC. The Board of Directors recommends you vote FOR the following proposals: 1. Proposal to approve the Business Combination and other transactions contemplated by the Merger Agreement and related agreements as described in the proxy statement/prospectus. 2. Proposal to approve, on a non - binding advisory basis, a material difference between the Auddia Charter and the Holdco Charter. 3. Proposal to approve and adopt the 2026 Equity Incentive Plan to be effective after the closing of the Business Combination. 4. Proposal to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 5. Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. AUDDIA INC. 1680 38TH STREET, SUITE 130 BOULDER, CO 80301 Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/AUUD 2026 SM You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE 

Annex H-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com. T03074 - Z93687 AUDDIA INC. SPECIAL MEETING OF STOCKHOLDERS SEPTEMBER 23, 2026 11:30 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jeffrey Thramann and John Mahoney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AUDDIA INC . that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11 : 30 AM Eastern Time, on September 23 , 2026 , at www . virtualshareholdermeeting . com/AUUD 2026 SM, and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side

Annex H-2

ANNEX I

BYLAWS

OF

MCCARTHY FINNEY, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

Annex I-1

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person's failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Annex I-2

(iv) The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all derivative transactions by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions.

(c) A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a), or in accordance with clause (iii) of Section 5(a). Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

Annex I-3

(g) For purposes of Sections 5 and 6,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

(ii) a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(y)the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b) For a special meeting called pursuant to Section 6(a), the Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

Annex I-4

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other businesses to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

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Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one-third of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or by applicable stock exchange rules, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or by applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

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Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders of the corporation except at an annual or a special meeting of the stockholders called in accordance with these Bylaws, and no action of the stockholders of the corporation may be taken by written consent or electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if the President is absent, a chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy duly authorized, shall act as chairperson. The Chairperson of the Board may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

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Section 17. Tenure of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at each annual meeting of stockholders, directors shall be elected for a term to hold office until the next annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of (a) a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or (b) the holders of a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors, provided, however, that whenever the holders of any series of preferred stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such series will, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships will be filled by stockholders, be filled by a majority of the directors elected by such series then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the Secretary, in his or her discretion, may either (a) require confirmation from the director prior to deeming the resignation effective, in which case the resignation will be deemed effective upon receipt of such confirmation, or (b) deem the resignation effective at the time of delivery of the resignation to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20. Removal.

(a) Subject to the rights of any series of preferred stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

(b) Subject to any limitation imposed by applicable law, any individual director or directors may be removed from office with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors, voting together as a single class.

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Section 21. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or a majority of the total number of authorized directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

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Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 44 for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

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(c) Term. The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Duties of Chairperson of the Board of Directors and Lead Independent Director.

(a) The Chairperson of the Board of Directors, if appointed and when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(b) The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will: with the Chairperson of the Board of Directors, establish the agenda for regular Board meetings and serve as chairperson of Board of Directors meetings in the absence of the Chairperson of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Board of Directors.

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Section 27. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 28. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 29. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors, the Lead Independent Director or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d) Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

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(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer (if not Treasurer) shall designate from time to time.

Section 30. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 31. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 32. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

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ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 33. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 34. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 35. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 36. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

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Section 37. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 38. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 40. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 41. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 43. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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ARTICLE XI

INDEMNIFICATION

Section 44. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and executive officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify (including the power to advance expenses in a manner consistent with subsection (c)) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this section, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

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(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

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(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

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ARTICLE XII

NOTICES

Section 45. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) or as otherwise provided in these Bylaws, with notice other than one which is delivered personally to be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person With Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

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ARTICLE XIII

AMENDMENTS

Section 46. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 47. Loans To Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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